                                                     Registration No. 333-24009

-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

-------------------------------------------------------------------------------


                              AMENDMENT NO. 1 TO
                                   FORM S-3


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
            (Exact name of registrant as specified in its charter)

                                   NEW YORK
        (State or other jurisdiction of incorporation or organization)

                                  13-5570651
                     (I.R.S. Employer Identification No.)

             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       JONATHAN E. GAINES, VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                 Please send copies of all communications to:
                              PETER E. PANARITES
                        FREEDMAN, LEVY, KROLL & SIMONDS
                   1050 CONNECTICUT AVENUE, N.W., SUITE 825
                            WASHINGTON, D.C. 20036
                                (202) 457-5100
-------------------------------------------------------------------------------
Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.




The registrant hereby amends this Registration Statement under the Securities Act of 1933 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                    May 1, 1997



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                    PROFILE OF INCOME MANAGER ROLLOVER IRA
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.


1. THE ANNUITY CERTIFICATE. The Rollover IRA Certificate is a qualified deferred annuity issued by Equitable Life. It is designed to provide for the accumulation of savings and for retirement income through the investment, during an accumulation phase, of rollover contributions, direct transfers from other individual retirement arrangements and additional individual retirement annuity or IRA, contributions. You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods, or " GIROs" that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make transfers or withdrawals from a GIRO before maturity, its investment value may increase or decrease due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. All amounts distributed are subject to income tax.

The Investment Funds offer a potential for better returns than the interest rates guaranteed when GIROs are held to maturity, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and GIRO's. The value of GIROs prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income, which include the ASSURED PAYMENT OPTION, APO PLUS and other Annuity Benefits.

The Assured Payment Option may also be elected if you desire to start receiving lifetime income immediately. When you elect the Assured Payment Option, your Certificate's value will be reduced to provide for guaranteed lifetime income. You may also elect APO PLUS whereby a portion of your money is invested under the Assured Payment Option, and the remaining amount is allocated to the Alliance Common Stock Fund or the Alliance Equity Index Fund, as you select. Every three years during the fixed period of the Assured Payment Option, a portion of your money in the selected Investment Fund is applied to increase the guaranteed payments under the Assured Payment Option.


The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you will receive.

2. ANNUITY PAYMENTS. You can have your Certificate's value applied to any of the following five ANNUITY BENEFITS: (1) Life Annuity - payments for your life,
(2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity
- Refund Certain - payments


                                ----------------
                        baseBUILDER is a service mark of
           The Equitable Life Assurance Society of the United States.

for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Income Annuity Options (other than the Refund Certain only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your annuity benefit.


3. PURCHASE. You can purchase a Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. You may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts are limited to $2,000 per year, but additional rollover or transfer amounts are unlimited. Subject to certain age restrictions, you may purchase the baseBUILDER(SM) guaranteed benefits in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). If you do not elect the combined benefits, the Guaranteed Minimum Death Benefit is provided under the Certificate at a lower charge (Plan B). Both benefits are discussed below.

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR Trust) and EQ Advisors Trust, (EQ Trust). The portfolios are described in the prospectuses for HR Trust and EQ Trust.



HR TRUST INVESTMENT FUNDS                 EQ TRUST INVESTMENT FUNDS
-------------------------                 --------------------------
Alliance Conservative Investors  EQ/Putnam Balanced    Morgan Stanley Emerging
Alliance Growth Investors        EQ/Putnam Growth &      Markets Equity*
Alliance Growth & Income           Income Value        T. Rowe Price Equity
Alliance Common Stock            MFS Emerging Growth     Income
Alliance Global                    Companies           T. Rowe Price
Alliance International           MFS Research            International Stock
Alliance Aggressive Stock        Merrill Lynch Basic   Warburg Pincus Small
Alliance Small Cap Growth          Value Equity          Company Value
Alliance Money Market            Merrill Lynch World
Alliance Intermediate              Strategy
  Government Securities
Alliance High Yield



Alliance Equity Index Fund (Available under APO Plus Only)
* The Morgan Stanley Emerging Markets Equity Fund will be available on or about September 2, 1997.


You may also invest in one or more GIROs currently maturing in years 1998 through 2007. Under the Assured Payment Option and APO Plus, GIROs currently maturing in years 2008 through 2012 are also available.

5. EXPENSES. The Certificate has expenses as follows: For Plan A--there is an annual charge as a percentage of the Guaranteed Minimum Death Benefit. The percentage is equal to 0.45% for the 6% to Age 80 Benefit; and 0.30% for the 6% to Age 70 Benefit. For Plan B-- the percentage is equal to 0.20%. A daily charge is deducted for mortality and expense risks and administration expenses at an annual rate of 0.90% of assets in the Investment Funds and 0.25%, respectively.

The charges for the portfolios of HR Trust range from 0.63% to 1.33% of the average daily assets of HR Trust portfolios, depending upon HR Trust portfolios selected (based on 1996 other expenses). The charges for the portfolios of EQ Trust range from 0.85% to 1.75% of the average daily assets of EQ Trust portfolio. These amounts are based on estimates and, for EQ Trust, a current expense cap. The 12b-1 fees for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily net assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year, except that under the Assured Payment Option and APO Plus it is 10%. The withdrawal charge does not apply under certain of the distribution methods available under the Certificate. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                                Year of Contribution Withdrawal
                      1      2      3      4      5      6      7      8+
                     ------------------------------------------------------
Percentage of
Contribution         7.0%  6.0%    5.0%   4.0%   3.0%   2.0%   1.0%   0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate and include the benefit based charge for the baseBUILDER combined Guaranteed Minimum Death and Income Benefits equal to 0.45% of the Guaranteed Minimum Death Benefit in effect on each Contract Date anniversary. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                             EXAMPLES
                               TOTAL ANNUAL    TOTAL ANNUAL    TOTAL         Total Annual
                               CERTIFICATE      PORTFOLIO      ANNUAL      Expenses at End of:
INVESTMENT FUND                  CHARGES         CHARGES       CHARGES      (1)        (2)
                                                                           1 Year    10 Years
EQ TRUST
--------
EQ/Putnam Balanced               1.15%           0.90%          2.05%      $90.74    $293.88
EQ/Putnam Growth & Income Value  1.15            0.85           2.00        90.24     288.87
MFS Emerging Growth Companies    1.15            0.85           2.00        90.24     288.87
MFS Research                     1.15            0.85           2.00        90.24     288.87
Merrill Lynch Basic Value Equity 1.15            0.85           2.00        90.24     288.87
Merrill Lynch World Strategy     1.15            1.20           2.35        93.72     323.50
Morgan Stanley Emerging Markets
  Equity                         1.15            1.75           2.90        99.19     375.62
T. Rowe Price Equity Income      1.15            0.85           2.00        90.24     288.87
T. Rowe Price International
  Stock                          1.15            1.20           2.35        93.72     323.50
Warburg Pincus Small
  Company Value                  1.15            1.00           2.15        91.73     303.84
HR TRUST
--------
Alliance Conservative
 Investors                        1.15%           0.80%         1.95%      $89.74     $275.75
Alliance Growth Investors         1.15            0.84          1.99        90.14      279.80
Alliance Growth & Income          1.15            0.85          2.00        90.24      280.80
Alliance Common Stock             1.15            0.66          1.81        88.35      261.52
Alliance Global                   1.15            0.98          2.13        91.53      293.80
Alliance International            1.15            1.33          2.48        95.01      328.00

                                       3



Alliance Aggressive Stock         1.15            0.83          1.98        90.04      278.79
Alliance Small Cap Growth         1.15            1.25          2.40        94.22        ---
Alliance Money Market             1.15            0.64          1.79        88.15      259.45
Alliance Intermediate
 Government Securities            1.15            0.84          1.99        90.14      279.80
Alliance High Yield               1.15            0.91          2.06        90.84      286.83

UNDER  APO PLUS
Alliance Common Stock             1.15            0.66          1.81        88.35      233.84
Alliance Equity Index             1.15            0.63          1.78        88.05      230.74


For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any expense waiver or limitation. For more detailed information, see the Fee Table in the prospectus.


6. TAXES. Your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, you may be charged a 10% Federal tax penalty on the amount received.


7. ACCESS TO YOUR MONEY. During the accumulation phase, you also may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS: (1) Lump Sum Withdrawals of at least $1,000 may be taken at any time. Lump Sum Withdrawals are also available under the Distribution Options. (2) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; (3) Systematic Withdrawals (if you are age 59 1/2 to 70), paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value; and (4) Minimum Distribution Withdrawals (after you are age 70 1/2), which pays the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Cole. You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders are subject to income tax and may be subject to a tax penalty.


8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. The following chart shows total returns for certain Investment Funds for the time periods shown. The results indicated reflect all of the charges, except for the optional Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge and the withdrawal charge. If included, these two charges would reduce the performance numbers shown below. Past performance is not a guarantee of future results.

The performance data for the Alliance Growth & Income, Alliance International, Alliance Conservative Investors, Alliance Intermediate Government Securities (under which portfolios of HR Trust with a 12b-1 fee were not previously available) and the for other Investment Funds prior to October 16, 1996, do not reflect the 12b-1 fee. There is no performance data for the Alliance Small Cap Growth Fund and the Investment Funds investing in EQ Trust portfolios as such Investment Funds were not available prior to May 1, 1997.




                                                                      CALENDAR YEAR

INVESTMENT FUND                1996      1995      1994      1993      1992     1991    1990     1989     1988     1987
-----------------------------------------------------------------------------------------------------------------------
HR TRUST
--------
Alliance Conservative
   Investors                   3.99%    19.02% (5.20)%     9.54%      4.50%    18.51%  5.14%    2.79%     --        --
Alliance Growth Investors     11.24     24.92  (4.27)     13.95       3.69     47.19   9.39     3.53      --        --
Alliance Growth & Income      18.70     22.65  (1.72)     (0.55)       --       --      --       --       --        --
Alliance Common Stock         22.76     30.93  (3.26)     23.29       2.03     36.30  (9.17)   24.16     21.03%    6.21%
Alliance Global               13.20     17.45   4.02      30.60      (1.65)    29.06  (7.15)   25.29      9.61   (13.62)
Alliance International         8.54     10.34    --         --        ---       ---     ---      --       --        --
Alliance Aggressive Stock     20.71     30.13  (4.92)     15.41      (4.28)    84.73   6.92    41.86     (0.03)    6.06
Alliance Money Market          4.05      4.53   2.82       1.78       2.37      4.97   6.99     7.93      6.09     5.41
Alliance Intermediate
   Government Securities       2.57     12.03  (5.47)      9.27       4.38     11.30    --       --       --        --
Alliance High Yield           21.39     18.54  (3.90)     21.74      11.02     23.03  (2.26)    3.93      8.48     3.49
Alliance Equity Index         20.97     34.92   0.11        --        --        --      --       --       --        --


9. DEATH BENEFIT. If you die before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to (1) your Certificate's value in the Investment Funds, or if greater, the Guaranteed Minimum Death Benefit, and (2) the amount of the death benefit provided with respect to GIRO's. The Guaranteed Minimum Death Benefit is different in New York.

     The Guaranteed Minimum Death Benefit is a "6% to Age 80 Benefit." We add interest to the initial amount allocated to the Investment Funds at 6% (3% for amounts in the Alliance Money Market Fund and Alliance Intermediate Government Securities Fund) through the Annuitant's age 80.

     If you elect the Plan A and are between the ages of 20 through 65, you may instead elect a 6% to Age 70 Benefit, for a lower charge.


10. OTHER INFORMATION.

GUARANTEED MINIMUM INCOME BENEFIT. The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, is an optional benefit that provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (during specified periods of time) your Certificate's value to the Assured Payment Option the minimum amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value in the Investment Funds, applied at current annuity factors.

Investment performance is not guaranteed. The Guaranteed Minimum Income Benefit provides a safety net for your future income.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the GIRO's, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently.


PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a GIRO maturity date, by putting a portion of your money in a particular GIRO, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the GIRO, such amount will grow to your original investment upon maturity.


DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to put your money into the Alliance Money Market Fund and have a it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months in which case Certificate charges will not be deducted from the amount remaining in the Alliance Money Market Fund during this period. General Dollar Cost Averaging - You can elect at any time to put money into the Alliance Money Market Funds and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable charges deducted from the value in the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.


REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to GIRO's.


11. INQUIRIES. If you need more information, please contact your agent. You may also contact us, at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                        INCOME MANAGER(SM) ROLLOVER IRA

                         PROSPECTUS DATED MAY 1, 1997


         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States

This prospectus describes individual retirement annuity (IRA) certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ROLLOVER IRA) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Under the Rollover IRA we will accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $5,000 is required to put a Certificate into effect.


The Rollover IRA is designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. The distribution methods include the ASSURED PAYMENT OPTION, Assured Payment Option Plus (APO PLUS), and a variety of payout options, including variable annuities and fixed annuities. The Assured Payment Option and APO Plus are also available for election in the application if you are interested in receiving distributions rather than accumulating funds.


The Rollover IRA offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 21 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.


We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) or EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus, describe the investment objectives, policies and risks of the Portfolios.

                               INVESTMENT FUNDS



                                 EQUITY SERIES:
----------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                     INTERNATIONAL EQUITY                       AGGRESSIVE EQUITY
 Alliance Common Stock               Alliance Global                            Alliance Aggressive Stock
 Alliance Growth & Income            Alliance International                     Alliance Small Cap Growth
 EQ/Putnam Growth & Income Value     Morgan Stanley Emerging Markets Equity     MFS Emerging Growth Companies
 MFS Research                        T. Rowe Price International Stock          Warburg Pincus Small Company Value
 Merrill Lynch Basic Value Equity
 T. Rowe Price Equity Income
 -----------------------------------------------------------------------------  -------------------------------------



       ASSET ALLOCATION SERIES                                   FIXED INCOME SERIES
---------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors     AGGRESSIVE FIXED INCOME      DOMESTIC FIXED INCOME
 Alliance Growth Investors           Alliance High Yield          Alliance Intermediate Government Securities
 EQ/Putnam Balanced                                               Alliance Money Market
 Merrill Lynch World Strategy                                     Alliance Equity Index (ONLY AVAILABLE UNDER
                                                                  APO PLUS)
 --------------------------------------------------------------------------------------------------------------



Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1998 through 2007 under the Rollover IRA and 1998 through 2012 under the Assured Payment Option and APO Plus.


This prospectus provides information about the Rollover IRA that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HR Trust and EQ Trust, both of which you should also read carefully.

Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1997, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.


          Copyright 1997 The Equitable Life Assurance Society of the
                    United States, New York, New York 10104.
    All rights reserved. baseBUILDER is a service mark of The Equitable Life
                    Assurance Society of the United States.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.


   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

                         PROSPECTUS TABLE OF CONTENTS


GENERAL TERMS                          PAGE 4
FEE TABLE                              PAGE 6
PART 1: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE
        INVESTMENT FUNDS              PAGE 11
Equitable Life                          11
Separate Account No. 45                 11
HR Trust                                12
HR Trust's Manager and Adviser          12
EQ Trust                                12
EQ Trust's Manager and Advisers         12
Investment Policies and Objectives of
  HR Trust's Portfolios and EQ Trust's
  Portfolios                            13

PART 2: THE GUARANTEED PERIOD
        ACCOUNT                       PAGE 16
Guarantee Periods                       16
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                       17
Modal Payment Portion                   18
Investments                             18

PART 3: PROVISIONS OF THE
        CERTIFICATES AND SERVICES
        WE PROVIDE                    PAGE 20
What is the Rollover IRA?               20
Availability of the Certificates        20
Contributions Under the Certificates    20
Methods of Payment                      20
Allocation of Contributions             20
Free Look Period                        21
Annuity Account Value                   21
Transfers Among Investment Options      22
Dollar Cost Averaging                   22
baseBUILDER Benefits                    23
Death Benefit                           23
Guaranteed Minimum Income Benefit       24
Cash Value                              25
Surrendering the Certificates to
  Receive the Cash Value                25
When Payments are Made                  25
Assignment                              26
Services We Provide                     26
Distribution of the Certificates        26

PART 4: DISTRIBUTION METHODS UNDER THE
        CERTIFICATES                  PAGE 27
Assured Payment Option                  27
APO Plus                                30
Withdrawal Options                      32
Annuity Benefits                        35

PART 5: DEDUCTIONS AND CHARGES        PAGE 37
Charges Deducted from the Annuity
  Account Value                         37
Charges Deducted from the Investment
  Funds                                 37
HR Trust Charges to Portfolios          38
EQ Trust Charges to Portfolios          38
Sponsored Arrangements                  39
Other Distribution Arrangements         39

PART 6: VOTING RIGHTS                 PAGE 40
HR Trust and EQ Trust Voting Rights     40
Voting Rights of Others                 40
Separate Account Voting Rights          40
Changes in Applicable Law               40

PART 7: TAX ASPECTS OF THE            PAGE 41
        CERTIFICATES
Tax-Qualified Individual Retirement
  Annuities (IRAs)                      41
Penalty Tax on Early Distributions      46
Tax Penalty for Insufficient
  Distributions                         46
Tax Penalty for Excess Distributions or
  Accumulation                          46
Federal and State Income Tax
  Withholding                           47
Other Withholding                       47
Impact of Taxes to Equitable Life       47
Transfers Among Investment Options      47
Tax Changes                             48

PART 8: INDEPENDENT ACCOUNTANTS       PAGE 49

PART 9: INVESTMENT PERFORMANCE        PAGE 50
Standardized Performance Data           50
Rate of Return Data for Investment
  Funds                                 52
Communicating Performance Data          55
Alliance Money Market Fund and Alliance
  Intermediate Government Securities
  Fund Yield Information                55

APPENDIX I: MARKET VALUE
  ADJUSTMENT EXAMPLE                  PAGE 57

APPENDIX II: GUARANTEED MINIMUM
  DEATH BENEFIT EXAMPLE               PAGE 58

APPENDIX III: EXAMPLE OF PAYMENTS
  UNDER THE ASSURED PAYMENT
  OPTION AND APO PLUS                 PAGE 59

APPENDIX IV: IRS TAX DEDUCTION TABLE  PAGE 60

STATEMENT OF ADDITIONAL
  INFORMATION TABLE OF CONTENTS       PAGE 61

                                 GENERAL TERMS

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.


ANNUITANT--The individual who is the measuring life for determining benefits under the Certificates. The Annuitant and Certificate Owner must be the same individual.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE--The date on which Annuity Benefit payments automatically commence.

ASSURED PAYMENT OPTION--A distribution option which provides guaranteed lifetime income. The Assured Payment Option may be elected in the application or elected as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account and the Life Contingent Annuity. No amounts may be allocated to the Investment Funds.

APO PLUS--A distribution option which provides guaranteed lifetime income. APO Plus may be elected in the application or as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account, the Life Contingent Annuity and to the Alliance Common Stock Fund and/or the Alliance Equity Index Fund. The amount in such Funds is then systematically converted to increase the guaranteed lifetime income.

BASEBUILDER (SERVICE MARK) --Protection benefits, consisting of the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit.


BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER--The person who owns a Certificate and has the right to exercise all rights under the Certificate. The Certificate Owner must be the same individual as the Annuitant.


CODE--The Internal Revenue Code of 1986, as amended.


CONTRACT DATE--The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.


CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager to EQ Trust and has appointed advisers for each of the Portfolios.

EXPIRATION DATE--The date on which a Guarantee Period ends.


GUARANTEED MINIMUM DEATH BENEFIT--The minimum amount payable with respect to the Investment Funds, upon the death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT--The minimum amount of future guaranteed lifetime income provided with respect to the Investment Funds.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROs).


GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.


HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the manager and adviser to HR Trust.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates. The Alliance Equity Index Fund is only available under APO Plus.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.


IRA--An individual retirement annuity, as defined in Section 408(b) of the Code.

LIFE CONTINGENT ANNUITY--Provides guaranteed lifetime income beginning at a future date. Amounts may only be applied under the Life Contingent Annuity through election of the Assured Payment Option and APO Plus.


MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.


MODAL PAYMENT PORTION--Under the Assured Payment Option and APO Plus, the portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.

PORTFOLIOS--The portfolios of HR Trust and EQ Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.


PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.

SAI--The statement of additional information for the Separate Account under the Certificates.


SEPARATE ACCOUNT--Equitable Life's Separate Account No. 45.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

                                   FEE TABLE


The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 5: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. See "Part 5: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."


OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon surrender or for certain withdrawals. The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1")(1)

 CONTRACT
    YEAR
----------
   1....     7.00%
   2....     6.00
   3....     5.00
   4....     4.00
   5....     3.00
   6....     2.00
   7....     1.00
   8+...     0.00


 GUARANTEED BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)(2)
COMBINED GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT
 (PLAN A) ..........................................................................  0.45%
GUARANTEED MINIMUM DEATH BENEFIT ONLY (PLAN B) .....................................  0.20%
THESE CHARGES ARE CALCULATED AS A PERCENTAGE OF THE GUARANTEED MINIMUM DEATH
 BENEFIT

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT
 FUND)
MORTALITY AND EXPENSE RISKS.........................................................  0.90%
ADMINISTRATION(3)...................................................................  0.25%
                                                                                    -------
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES.............................................  1.15%
                                                                                    =======


------------
See footnotes on next page.

HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                                              INVESTMENT PORTFOLIOS
                            ---------------------------------------------------------------------------------------
                                 ALLIANCE        ALLIANCE      ALLIANCE       ALLIANCE
                               CONSERVATIVE       GROWTH       GROWTH &        COMMON        ALLIANCE     ALLIANCE
HR TRUST                        INVESTORS       INVESTORS       INCOME         STOCK          GLOBAL   INTERNATIONAL
--------                    -----------------  ------------   ---------- ---------------- ------------ -------------
Investment Advisory Fee           0.48%           0.53%         0.55%          0.38%          0.65%        0.90%
12b-1 Fee(4)                      0.25%           0.25%         0.25%          0.25%          0.25%        0.25%
Other Expenses                    0.07%           0.06%         0.05%          0.03%          0.08%        0.18%
                            ---------------- -------------- ------------ ---------------- ------------ ------------
 TOTAL HR TRUST ANNUAL
  EXPENSES(5)                     0.80%           0.84%         0.85%          0.66%          0.98%        1.33%
                            ================ ============== ============ ================ ============ ============



                                                                              ALLIANCE
                                  ALLIANCE        ALLIANCE      ALLIANCE     INTERMEDIATE     ALLIANCE     ALLIANCE
                                AGGRESSIVE        SMALL         MONEY          GOVT.           HIGH        EQUITY
HR TRUST                          STOCK         CAP GROWTH      MARKET       SECURITIES       YIELD        INDEX
--------------------------- ---------------- -------------- ------------ ---------------- ------------ ------------
Investment Advisory Fee           0.55%           0.90%         0.35%          0.50%          0.60%        0.33%
12-b Fee(4)                       0.25%           0.25%         0.25%          0.25%          0.25%        0.25%
Other Expenses                    0.03%           0.10%         0.04%          0.09%          0.06%        0.05%
                            ---------------- -------------- ------------ ---------------- ------------ ------------
 TOTAL HR TRUST ANNUAL
  EXPENSES(5)                     0.83%           1.25%         0.64%          0.84%          0.91%        0.63%
                            ================ ============== ============ ================ ============ ============



                                             EQ/PUTNAM         MFS                              MERRILL
                                             GROWTH &        EMERGING                            LYNCH
                               EQ/PUTNAM      INCOME          GROWTH             MFS          BASIC VALUE
EQ TRUST                       BALANCED        VALUE        COMPANIES         RESEARCH          EQUITY
--------                     ------------ ------------- ---------------- ----------------- ---------------
Investment Advisory Fee          0.55%         0.55%          0.55%             0.55%            0.55%
12b-1 Fee(4)                     0.25%         0.25%          0.25%             0.25%            0.25%
Other Expenses                   0.10%         0.05%          0.05%             0.05%            0.05%
                            ------------- ------------- ---------------- ----------------- ---------------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(6)                    0.90%         0.85%          0.85%             0.85%            0.85%
                            ============= ============= ================ ================= ===============



                                              MORGAN                                            WARBURG
                                MERRILL       STANLEY                          T. ROWE          PINCUS
                                 LYNCH       EMERGING        T. ROWE            PRICE            SMALL
                                 WORLD        MARKETS      PRICE EQUITY     INTERNATIONAL       COMPANY
EQ TRUST                       STRATEGY       EQUITY          INCOME            STOCK            VALUE
--------                    ------------- ------------- ---------------- ----------------- ---------------
Investment Advisory Fee          0.70%         1.15%          0.55%             0.75%            0.65%
12b-1 Fee(4)                     0.25%         0.25%          0.25%             0.25%            0.25%
Other Expenses                   0.25%         0.35%          0.05%             0.20%            0.10%
                            ------------- ------------- ---------------- ----------------- ---------------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(6)                    1.20%         1.75%          0.85%             1.20%            1.00%
                            ============= ============= ================ ================= ===============



------------
Notes:
(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the Assured Payment Option and APO Plus) free corridor amount, and upon a surrender. See "Part 5: Deductions and Charges," "Withdrawal Charge."
(2) The Guaranteed Minimum Death Benefit is applicable to the Investment Funds. The Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A) is not available under APO Plus. See APO Plus in Part 4. If you choose a 6% to Age 70 Benefit, the charge is 0.30%. This charge is deducted annually on each Processing Date. See "Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Benefit Charge (Plan A)" and "Guaranteed Minimum Death Benefit Only Benefit Charge (Plan B)" in Part 5.
(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.
(4) The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares.
(5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 5.
(6) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses but pursuant to agreement, cannot together with other fees specified exceed total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 5.

EXAMPLES


The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Benefit (Plan A), under the Guaranteed Minimum Death Benefit Only Benefit (Plan B) and under APO Plus in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


 COMBINED GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT
                              (PLAN A) ELECTION
-----------------------------------------------------------------------------



                                                               IF YOU DO NOT SURRENDER YOUR
IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD    CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE EXPENSES WOULD BE:                                  SHOWN, THE EXPENSES WOULD BE:
                       1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
                       -------- --------- --------- ---------- -------- --------- --------- ---------
HR TRUST
----------------------
Alliance Conservative
 Investors               $89.74   $120.55   $154.64   $275.75    $24.51   $ 75.92   $130.68   $283.83
Alliance Growth
 Investors                90.14    121.76    156.67    279.80     24.91     77.12    132.69    287.85
Alliance Growth &
 Income                   90.24    122.06    157.17    280.80     25.01     77.42    133.19    288.87
Alliance Common Stock     88.35    116.35    147.61    261.52     23.12     71.71    123.63    269.57
Alliance Global           91.53    125.95    163.66    293.80     26.30     81.30    139.67    301.85
Alliance International    95.01    136.36    180.97    328.00     29.78     91.73    157.01    336.07
Alliance Aggressive
 Stock                    90.04    121.46    156.17    278.79     24.81     76.82    132.19    286.85
Small Cap Growth          94.22    134.00        --        --     28.99     89.36        --        --
Alliance Money Market     88.15    115.75    146.59    259.45     22.92     71.11    122.61    267.51
Alliance Intermediate
 Gov't Securities         90.14    121.76    156.67    279.80     24.91     77.12    132.69    287.85
Alliance High Yield       90.84    123.86    160.17    286.83     25.61     79.22    136.19    294.89
EQ TRUST
----------------------
EQ/Putnam Balanced       $90.74   $123.56        --        --    $25.51   $ 78.91        --        --
EQ/Putnam Growth &
 Income Value             90.24    122.06        --        --     25.01     77.42        --        --
MFS Emerging Growth
 Companies                90.24    122.06        --        --     25.01     77.42        --        --
MFS Research              90.24    122.06        --        --     25.01     77.42        --        --
Merrill Lynch Basic
 Value Equity             90.24    122.06        --        --     25.01     77.42        --        --
Merrill Lynch World
 Strategy                 93.72    132.50        --        --     28.49     87.87        --        --
Morgan Stanley
 Emerging Market
 Equity                   99.19    148.78        --        --     33.96    104.14        --        --
T. Rowe Price Equity
 Income                   90.24    122.06        --        --     25.01     77.42        --        --
T. Rowe Price
 International Stock      93.72    132.50        --        --     28.49     87.87        --        --
Warburg Pincus Small
 Company Value            91.73    126.55        --        --     26.50     81.90        --        --



------------
See note on next page.

       GUARANTEED MINIMUM DEATH BENEFIT ONLY BENEFIT (PLAN B) ELECTION
-----------------------------------------------------------------------------



                                                               IF YOU DO NOT SURRENDER YOUR
IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD    CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE EXPENSES WOULD BE:                                  SHOWN, THE EXPENSES WOULD BE:
                       1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
                       -------- --------- --------- ---------- -------- --------- --------- ---------
HR TRUST
--------
Alliance Conservative
 Investors               $89.74   $115.25   $143.62   $248.28    $21.86   $67.64    $116.31   $251.89
Alliance Growth
 Investors                90.14    116.46    145.64    252.38     22.26    68.84     118.33    255.98
Alliance Growth &
 Income                   90.24    116.76    146.16    253.43     22.36    69.14     118.83    257.01
Alliance Common Stock     88.35    111.05    136.55    233.84     20.47    63.42     109.21    237.42
Alliance Global           91.53    120.66    152.69    266.60     23.65    73.04     125.36    270.18
Alliance International    95.01    131.11    170.11    301.30     27.13    83.49     142.78    304.87
Alliance Aggressive
 Stock                    90.04    116.16    145.14    251.37     22.16    68.54     117.82    254.95
Small Cap Growth          94.22    128.73        --        --     26.34    81.12         --        --
Alliance Money Market     88.15    110.44    135.53    231.77     20.27    62.82     108.21    235.35
Alliance Intermediate
 Gov't Securities         90.14    116.46    145.64    252.38     22.26    68.84     118.33    255.98
Alliance High Yield       90.84    118.56    149.17    259.51     22.96    70.95     121.86    263.11
EQ TRUST
----------------------
EQ/Putnam Balanced       $90.74   $118.26        --        --    $22.86   $70.65         --        --
EQ/Putnam Growth &
 Income Value             90.24    116.76        --        --     22.36    69.14         --        --
MFS Emerging Growth
 Companies                90.24    116.76        --        --     22.36    69.14         --        --
MFS Research              90.24    116.76        --        --     22.36    69.14         --        --
Merrill Lynch Basic
 Value Equity             90.24    116.76        --        --     22.36    69.14         --        --
Merrill Lynch World
 Strategy                 93.72    127.24        --        --     25.84    79.62         --        --
Morgan Stanley
 Emerging Market
 Equity                   99.19    143.56        --        --     31.31    95.94         --        --
T. Rowe Price Equity
 Income                   90.24    116.76        --        --     22.36    69.14         --        --
T. Rowe Price
 International Stock      93.72    127.24        --        --     25.84    79.62         --        --
Warburg Pincus Small
 Company Value            91.73    121.26        --        --     23.85    73.64         --        --



------------
See note on next page.

                              APO PLUS ELECTION
-----------------------------------------------------------------------------



 IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE
EXPENSES WOULD BE:
                      1 YEAR   3 YEARS   5 YEARS   10 YEARS
                      -------- --------- --------- ----------
Alliance Common Stock   $88.35   $111.05   $136.55   $233.84
Alliance Equity Index    88.05    110.14    135.02    230.74




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE
EXPENSES WOULD BE:
                      1 YEAR   3 YEARS  5 YEARS   10 YEARS
                      -------- -------- --------- ----------
Alliance Common Stock   $20.47   $63.42   $109.21   $237.42
Alliance Equity Index    20.17    62.52    107.69    234.31




Note:
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 4. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

                 PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                           AND THE INVESTMENT FUNDS

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1997 AXA, beneficially owned 63.8% of the outstanding common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.

SEPARATE ACCOUNT NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HR Trust and EQ Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Rollover IRA Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Rollover IRA Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.


We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

HR TRUST


HR Trust is an open-end diversified management investment company, more commonly called a mutual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of HR Trust. HR Trust commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. HR Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to HR Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of HR Trust purchase Class IB shares of a corresponding Portfolio of HR Trust. More detailed information about HR Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.


HR TRUST'S MANAGER AND ADVISER

HR Trust is managed and advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the 1940 Act. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On December 31, 1996, Alliance was managing approximately $182.8 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.


Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.


EQ TRUST


EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the 12b-1 relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus and in its statement of additional information.


EQ TRUST'S MANAGER AND ADVISERS

EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management and administration of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life.


EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

EQ Financial has entered into investment advisory agreements with Putnam Investments, Massachusetts Financial Services Company, Merrill Lynch Asset Management, L.P., Morgan Stanley Asset Management, Inc., T. Rowe Price Associates, Inc. and Rowe Price-Fleming International, Inc., and Warburg, Pincus Counsellors, Inc., which serve as advisers to EQ/Putnam, MFS, Merrill Lynch, Morgan Stanley, T. Rowe Price, and Warburg Pincus Portfolios, respectively, of EQ Trust.

INVESTMENT POLICIES AND OBJECTIVES OF HR TRUST'S PORTFOLIOS AND EQ TRUST'S PORTFOLIOS


Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.



 PORTFOLIO                                        INVESTMENT POLICY                  OBJECTIVE
------------------------------ ----------------------------------------------------- ------------------------------
HR TRUST
-----------
Alliance Conservative          Diversified mix of publicly-traded, fixed-income      High total return without, in
Investors                      and equity securities; asset mix and security         the adviser's opinion, undue
                               selection  are primarily based upon factors           risk to principal
                               expected to reduce risk. The Portfolio is
                               generally expected to hold approximately 70% of
                               its assets in fixed income securities and 30% in
                               equity securities.

Alliance Growth Investors      Diversified mix of publicly-traded,                   High total return
                               fixed-income and  equity securities; asset mix        consistent with the adviser's
                               and security selection based upon factors             determination of reasonable risk
                               expected to increase possibility
                               of high long-term return. The Portfolio is
                               generally expected to hold approximately 70%
                               of its assets in equity securities and 30% in
                               fixed income securities.

Alliance Growth & Income       Primarily income producing common stocks and          High total return through a
                               securities convertible into common stocks.            combination of current income
                                                                                     and capital appreciation

Alliance Common Stock          Primarily common stock and other equity-type          Long-term growth of capital
                               instruments.                                          and increasing income

Alliance Global                Primarily equity securities of non-United             Long-term growth of capital
                               States as well as United States companies.

Alliance International         Primarily equity securities                           Long-term growth of capital
                               selected principally to permit participation
                               in non-United States companies
                               with prospects for growth.

Alliance Aggressive Stock      Primarily common stocks and other equity-type         Long-term growth of capital
                               securities issued by quality small and
                               intermediate sized companies with strong growth
                               prospects and in covered options on securities.

Alliance Small Cap Growth      Primarily U.S. common stocks and other equity-type    Long-term growth of capital
                               securities issued by smaller companies with
                               favorable growth prospects.

Alliance Money Market          Primarily high quality U.S. dollar denominated        High level of current income
                               money market instruments.                             while preserving assets and
                                                                                     maintaining liquidity

                                       13

PORTFOLIO                                         INVESTMENT POLICY                   OBJECTIVE
------------------------------ ----------------------------------------------------- ------------------------------
Alliance Intermediate          Primarily debt securities issued or guaranteed by     High current income consistent
 Government Securities         the U.S. government, its agencies and                 with relative stability of
                               instrumentalities. Each investment will have a        principal
                               final maturity of not more than 10 years or a
                               duration not exceeding that of a 10-year Treasury
                               note.

Alliance High Yield            Primarily a diversified mix of high yield,            High return by maximizing
                               fixed-income securities involving greater volatility  current income and, to the
                               of price and risk of principal and income than high   extent consistent with that
                               quality fixed-income securities. The medium and lower objective, capital
                               quality debt securities in which the Portfolio may    appreciation
                               invest are known as "junk bonds."

Available under APO Plus
Alliance Equity Index          Selected securities in the Standard                   Total return (before trust and
                               & Poor's 500 Index (the "Index") which the advisor    separate account expenses)
                               believes will, in the aggregate, approximate the      that approximates the
                               performance results of the Index                      investment performance of the
                                                                                     Index (including reinvestment
                                                                                     of dividends) at risk level
                                                                                     consistent with that of the
                                                                                     Index

EQ TRUST
EQ/Putnam Balanced             A well-diversified portfolio of stocks                Balanced Investment
                               and bonds that will produce both capital
                               growth and current income.

EQ/Putnam Growth &             Primarily common stocks that offer potential for      Capital growth and,
 Income Value                  capital growth, consistent with the Portfolio's       secondarily, current income
                               investment objective, common stocks that offer
                               potential for current income.

MFS Emerging Growth            Primarily (i.e., at least 80% of its assets under     Long-term growth of capital
 Companies                     normal circumstances) in common stocks of emerging    and future income
                               growth companies that the Portfolio adviser
                               believes are early in their life cycle but which
                               have the potential to become major enterprises.

MFS Research                   A substantial portion of assets                       Long-term growth of capital
                               invested in common stock or securities convertible    and future income
                               into common stock of companies believed by
                               the Portfolio adviser to possess better than
                               average prospects for long-term growth.

Merrill Lynch Basic Value      Investment in securities, primarily equities, that    Capital appreciation and,
 Equity                        the Portfolio adviser believes are undervalued and    secondarily, income
                               therefore represent basic investment value.

                                       14


PORTFOLIO                                         INVESTMENT POLICY                  OBJECTIVE
------------------------------ ----------------------------------------------------- ------------------------------
Merrill Lynch World            Investment primarily in a portfolio of equity and     High total investment return
 Strategy                      fixed income securities, including convertible
                               securities, of U.S. and foreign issuers.

Morgan Stanley Emerging        Primarily equity securities of emerging market        Long-term capital appreciation
Markets Equity                 country (i.e., foreign) issuers.

T. Rowe Price Equity           Primarily dividend paying common stocks of            Substantial dividend income
 Income                        established companies.                                and also capital appreciation

T. Rowe Price International    Primarily common stocks of established non-United     Long-term growth of capital
 Stock                         States companies.

Warburg Pincus Small           Primarily in a portfolio of equity securities of      Long-term capital appreciation
 Company Value                 small capitalization companies (i.e.,
                               companies having market capitalizations of $1
                               billion or less at the time of initial purchase)
                               that the Portfolio adviser considers to be
                               relatively undervalued.



------------
* Will be available on or about September 2, 1997.

                     PART 2: THE GUARANTEED PERIOD ACCOUNT


GUARANTEE PERIODS


Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).


Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1998 through 2007. Not all of these Guarantee Periods will be available for ages 76 and above. See "Allocation of Contributions" in Part 4. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.


Under the Assured Payment Option and APO Plus, in addition to the Guarantee Periods above, Guarantee Periods ending on February 15th for each of the maturity years 2008 through 2012 are also available.


Under the Rollover IRA, we will not accept allocations to a Guarantee Period if, on the Transaction Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of April 15, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:



    GUARANTEE
  PERIODS WITH     GUARANTEED
 EXPIRATION DATE   RATE AS OF      PRICE
FEBRUARY 15TH OF   APRIL 15,    PER $100 OF
  MATURITY YEAR       1997     MATURITY VALUE
---------------- ------------ --------------
       1998           4.93%        $96.05
       1999           5.40          90.78
       2000           5.64          85.58
       2001           5.76          80.65
       2002           5.86          75.91
       2003           5.94          71.39
       2004           6.03          66.99
       2005           6.09          62.89
       2006           6.17          58.89
       2007           6.23          55.16




Available under the Assured Payment Option and APO Plus



 2008    6.20%   $52.08
 2009    6.20     49.04
 2010    6.20     46.17
 2011    6.20     43.48
 2012    6.20     40.94

Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1998 through 2002, then according to the above table the lump sum contribution you would have to make as of April 15, 1997 would be $428.97 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1998 through
2002).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.


Options at Expiration Date

Under the Rollover IRA, we will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 4:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

          (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

          (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

          (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

          (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in
               (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

MODAL PAYMENT PORTION


Under the Assured Payment Option and APO Plus, a portion of your contributions or Annuity Account Value is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.


Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account


Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of the general account. See "Assured Payment Option," "Life Contingent Annuity," in Part 4.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

              PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES
                       WE PROVIDE

THE PROVISIONS DISCUSSED IN THIS PART 3 APPLY WHEN YOUR CERTIFICATE IS OPERATING PRIMARILY TO ACCUMULATE ANNUITY ACCOUNT VALUE. DIFFERENT RULES MAY APPLY WHEN YOU ELECT THE ASSURED PAYMENT OPTION OR APO PLUS IN THE APPLICATION OR AS LATER ELECTED AS A DISTRIBUTION OPTION UNDER YOUR ROLLOVER IRA AS DISCUSSED IN PART 4. THE PROVISIONS OF YOUR CERTIFICATE MAY BE RESTRICTED BY APPLICABLE LAWS OR REGULATIONS.

WHAT IS THE ROLLOVER IRA?

The Rollover IRA is a deferred annuity designed to provide for the accumulation of retirement savings and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Rollover IRA Certificates are issued as individual retirement annuities (IRAs).

Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may be subject to tax penalty.


AVAILABILITY OF THE CERTIFICATES


The Certificates are available for issue ages 20 through 78. These Certificates may not be available in all states. These Certificates are not available in Puerto Rico.


CONTRIBUTIONS UNDER THE CERTIFICATES


Your initial contribution must be at least $5,000. We will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other individual retirement arrangements. See "Part 7: Tax Aspects of the Certificates."

You may make subsequent contributions in an amount of at least $1,000 at any time until you attain age 79. Subsequent contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Part 7: Tax Aspects of the Certificates." For the consequences of making a "regular" IRA contribution to your Certificate, also see Part 7.

We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts you own would then total more than $2,500,000.


Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT


Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the agent, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

ALLOCATION OF CONTRIBUTIONS

You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.


Self-Directed Allocation


You allocate your contributions to one or up to all of the available Investment Options. Allocations among Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option (for issue ages 20 through 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

Before you select a year that would extend beyond the year in which you will attain age 70 1/2 you should consider your ability to take minimum distributions from other IRA funds that you may have or from the Investment Funds to the extent possible. See "Required Minimum Distributions" in Part 7.

FREE LOOK PERIOD


You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days.


Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If the Assured Payment Option or APO Plus is elected in the application for the Certificate, your refund will include any amount applied under the Life Contingent Annuity. See "Assured Payment Option," "Life Contingent Annuity" in
Part 4. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate but after a contribution has been made. See "Part 7: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.


ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment Options.


Annuity Account Value in Investment Funds


The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.


The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.


Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business
Day will be the sum of
the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. While the Assured Payment Option or APO Plus is in effect, the Annuity Account Value will include any amount in the Modal Payment Portion of the Guaranteed Period Account. However, amounts held in the Modal Payment Portion of the Guaranteed Period Account are not subject to a market value adjustment. See "Part 2: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS


At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.


  o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

  o At ages 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than February 15th immediately following the Annuity Commencement Date.

  o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.


Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING


We offer two Dollar Cost Averaging programs as described below. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amounts are transferred to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Special Dollar Cost Averaging

For Certificate Owners who (at issue of the Certificate) want to dollar cost average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks and administration charges normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 5.

General Dollar Cost Averaging

If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to be made each Contract Year. Dollar cost averaging may not be elected while the systematic withdrawal option is in effect.

The transfer date will be the same calendar day of the month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

BASEBUILDER BENEFITS

The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit. The combined benefit (Plan A) is available for Annuitant issue ages 20 through 75 for which there is a charge. (See "Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge" in Part 5). If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is still provided under the Certificate at a lower charge.

If the Annuitant is age 76 or older and you are interested in the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit, ask your agent for a copy of the prospectus supplement describing this benefit. The combined benefit (Plan A) is not currently available in New York.


DEATH BENEFIT

Generally, upon receipt of proof satisfactory to us of your death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:


 (1) the Annuity Account Value in the Investment Funds, or, if greater, the Guaranteed Minimum Death Benefit defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account, which is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 2: The Guaranteed Period Account."

Guaranteed Minimum Death Benefit

Your Guaranteed Minimum Death Benefit is the minimum amount payable with respect to the Investment Funds upon your death.


Applicable to Certificates issued in all states except
New York


6% to Age 80 Benefit--On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (3% for amounts in the Alliance Money Market Fund and Alliance Intermediate Government Securities Funds) on each Contract Date anniversary through the Annuitant's age 80 (or on the date of your death, if earlier) and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds.

Applicable to Certificates issued in New York

Guaranteed Minimum Death Benefit--On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80 to the Annuity Account Value on a Contract Date anniversary if higher than the current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Upon your death, the Guaranteed Minimum Death Benefit will be reset to the Annuity Account Value in the Investment Funds, plus the sum of the Guaranteed Period Amounts in each Guarantee Period, if greater than the Guaranteed Minimum Death Benefit determined above.

See Appendix II for an example of the calculation of the Guaranteed Minimum Death Benefit. Withdrawals and transfers will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of your death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit amount to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Distribution Options" in Part 4.


Successor Annuitant

If you elect to have your spouse be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.


On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of your Certificate and is in effect at your death, the Guaranteed Minimum Death Benefit will be reset at the greater of the current Guaranteed Minimum Death Benefit and the current Annuity Account Value in the Investment Funds. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Processing Date) of the successor Annuitant/Certificate Owner.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income with respect to the Investment Funds. It operates through application of your Annuity Account Value in the Investment Funds under the Assured Payment Option (discussed in Part 4).

On the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Assured Payment Option will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value in the Investment Funds at our then current annuity factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Funds. Because it is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity factors. It should therefore be regarded as a safety net.

If you have any Annuity Account Value in the Guaranteed Period Account as of the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, such Annuity Account Value will also be applied (at current annuity factors) toward providing payments under the Assured Payment Option. Such Annuity Account Value will increase the payments provided by the Guaranteed Minimum Income Benefit. A market value adjustment may apply.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male age 60 (at issue) on Contract Date anniversaries as indicated below, assuming allocation only to the Investment Funds (excluding the Alliance Money Market and Alliance Intermediate Government Securities Funds), no subsequent contributions, transfers or withdrawals.



                  GUARANTEED MINIMUM
                 INCOME BENEFIT ANNUAL
                    INCOME PAYABLE
 CONTRACT DATE       FOR LIFE WITH
  ANNIVERSARY        10 YEAR FIXED
  AT ELECTION           PERIOD
--------------- ---------------------
        7               $ 8,992
       10                12,160
       15                18,358



Withdrawals and transfers will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" below.

The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary. However, it may not be exercised earlier than your age 60, nor later than age 83; except that for issue ages 20 to 44, it may be exercised following the 15th or later Contract Date anniversaries.

When you exercise your Guaranteed Minimum Income Benefit, you will receive at least the minimum annual income specified and a fixed period based on your age at the time the benefit is exercised as follows:

              LEVEL PAYMENTS*
------------------------------------------
  AGE AT ELECTION      FIXED PERIOD YEARS
------------------- ----------------------
      60 to 75                10
         76                    9
         77                    8
         78+                   7


------------
* Other forms and period certains may also be available.

Payments start one payment mode after the Assured Payment Option goes into effect.

Each year on your Contract Date anniversary, if you are eligible to exercise Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided under on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise your Guaranteed Minimum Income Benefit by submitting the proper form. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

The Guaranteed Minimum Death Benefit, which relates to the Investment Funds, will no longer be in effect if you elect the Assured Payment Option. If you subsequently terminate the Assured Payment Option and have your Certificate operate under the Rollover IRA rules, then the Guaranteed Minimum Death Benefit will go back into effect based on your Annuity Account Value in the Investment Funds as of the Transaction Date that the Rollover IRA goes into effect.

You may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 4. These benefits differ from the Assured Payment Option and may provide higher or lower income levels but do not have all the features under the Assured Payment Option. You may request and illustration from your agent.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner election (discussed above) was elected at issue of the Certificate and is in effect at your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries seven and later based on the Contract Date, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/ Certificate Owner.

Alternate Combined Guaranteed Minimum Death Benefit/Guaranteed Minimum Income Benefit Benefit (Plan A) available for issue ages 20 through 65

In addition to a baseBUILDER Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Benefit where Guaranteed Minimum Death Benefit interest is credited through age 80 (6% to Age 80 Benefit), there is a lower cost benefit where Guaranteed Minimum Death Benefit interest is credited through age 70 (6% to Age 70 Benefit) to the Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base. If you wish to elect this alternate benefit, you must do so in the application; otherwise the 6% to Age 80 Benefit will apply. Once elected, the benefit may not be changed.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 5: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE


You may surrender a Certificate to receive the Cash Value at any time while you are living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.


You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options. See "Income Annuity Options" in Part 4. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 7: Tax Aspects of the Certificates."


WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates are not assignable or transferrable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

SERVICES WE PROVIDE

O     REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o      Three additional reports of your Certificate values each year;

 o      Annual and semi-annual statements of each trust; and

 o      Written confirmation of financial transactions.

O     TOLL-FREE TELEPHONE SERVICES


 o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.


O     PROCESSING OFFICE

 o  FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    Post Office Box 13014
    Newark, NJ 07188-0014

 o  FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

    Equitable Life
    c/o First Chicago National Processing Center
    300 Harmon Meadow Boulevard, 3rd Floor
    Attn: Box 13014
    Secaucus, NJ 07094

 o  FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
    WITHDRAWALS) SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    P.O. Box 1547
    Secaucus, NJ 07096-1547

 o  FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
    WITHDRAWALS) SENT BY EXPRESS MAIL:


    Equitable Life
    Income Management Group
    200 Plaza Drive, 4th Floor
    Secaucus, NJ 07096


DISTRIBUTION OF THE CERTIFICATES


As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents. Broker-dealer sales compensation for EDI and its affiliates will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

              PART 4: DISTRIBUTION METHODS UNDER THE CERTIFICATES

The Rollover IRA Certificates offer several distribution methods specifically designed to provide retirement income. The Assured Payment Option and APO Plus, may be elected in the application or as a distribution option at a later date. In addition, the Certificates provide for Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. Fixed and variable income annuity options are also available for amounts to be applied at the Annuity Commencement Date. The Assured Payment Option and APO Plus may not be available in all states.

The Certificates are subject to the Code's minimum distribution requirements. Generally, distributions from these Certificates must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. Subsequent distributions must be made by December 31st of each calendar year. If you do not commence minimum distributions in the calendar year in which you attain age 70 1/2, and wait until the three month period (January 1 to April 1) in the next calendar year to commence minimum distributions, then you must take two required minimum distributions in that calendar year. If the required minimum distribution is not made, a penalty tax in an amount equal to 50% of the difference between the amount required to be withdrawn and the amount actually withdrawn may apply. See "Part 7: Tax Aspects of the Certificates" for a discussion of various special rules concerning the minimum distribution requirements.


For IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not annuitized before that time).


ASSURED PAYMENT OPTION

The Assured Payment Option is designed to provide you with guaranteed payments for your life (SINGLE LIFE) or for the lifetime of you and a joint Annuitant you designate (JOINT AND SURVIVOR) through a series of distributions from the Annuity Account Value that are followed by Life Contingent Annuity payments. Payments you receive during the fixed period are designed to pay out the entire Annuity Account Value by the end of the fixed period and to meet or exceed minimum distribution requirements, if applicable. See "Minimum Distribution Withdrawals" below. The fixed period ends with the distribution of the Maturity Value of the last Guarantee Period, or distribution of the final amount in the Modal Payment Portion of the Guaranteed Period Account. The fixed period may also be referred to as the "liquidity period" as during this period, you have access to the Cash Value through Lump Sum Withdrawals or surrender of the Certificate, with lifetime income continuing in reduced amounts.


After the fixed period, the payments are made under the Life Contingent Annuity described below.


You may elect the Assured Payment Option at any time if your initial contribution or Annuity Account Value is at least $10,000 at the time of election, by submitting a written request satisfactory to us. The Assured Payment Option may be elected at ages 59 1/2 through 83. If you are over age
70 1/2, the availability of this option may be restricted under certain limited circumstances. See "Tax Considerations for the Assured Payment Option and APO Plus" in Part 7. The Assured Payment Option with level payments (described below) may be elected at ages as young as 45. However, there are tax considerations that should be taken into account before electing level payments under the Assured Payment Option if you are under age 59 1/2. See "Penalty Tax on Early Distributions" in Part 7. The Assured Payment Option with increasing payments (described below) may be elected at ages as young 53 1/2 provided payments do not start before you attain age 59 1/2.

Once the Assured Payment Option is elected, all amounts currently held under your Rollover IRA must be allocated to the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. See "Allocation of Contributions or Annuity Account Value" below. Subsequent contributions may be made according to the rules set forth below and in "Tax-Free Transfers and Rollovers" in Part 7.

Subsequent Contributions under the Assured
Payment Option

Subsequent "regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Subsequent rollover and direct transfer contributions may be made at any time until the earlier of (i) when you attain age 84 and (ii) when the Certificate is within seven years of the end of the fixed period while the Assured Payment Option is in effect. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments to be made on an Expiration Date during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 2: The Guaranteed Period Account."


You have a choice of receiving level payments during the fixed period and then under the Life Contingent Annuity. Or, you may elect to receive payments that increase. During the fixed period, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the Life Contingent Annuity will be 10% greater than the final payment made under the fixed period. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.


Payments will generally start one payment mode from the date the Assured Payment Option goes into effect. Or you may choose to defer the date payments will start generally for a period of up to 60 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had elected the Assured Payment Option at a later date. Deferral of the payment start date is not available above age 80. Before you elect to defer the date your payments will start, you should consider the consequences of this decision on the requirement under the Code that you take minimum distributions each calendar year with respect to the value of your IRA. See "Required Minimum Distributions" in Part 7. The ability to defer the payment start date may not be available in all states. Also, if amounts are applied to the Assured Payment Option as a result of the Guaranteed Minimum Income Benefit (discussed in Part
3), deferral of the payment start date is not permitted.

Required minimum distributions will be calculated based on the Annuity Account Value in each Guarantee Period and the deemed value of the Life Contingent Annuity for tax purposes. If at any time your payment under the Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn under your Certificate and such withdrawal will be treated as a Lump Sum Withdrawal; however, no withdrawal charge will apply. An adjustment will be made to future scheduled payments. Or, you may take the amount from other IRA funds you may have. See "Lump Sum Withdrawals" below and "Required Minimum Distributions" in Part 7.

See Appendix III for an example of payments purchased under an Assured Payment Option.


Fixed Period


If you elect level payments, you may select a fixed period of not less than seven years nor more than 15 years. The maximum fixed period available based on your age at issue of the Certificate (or age at the time of election if the Assured Payment Option is elected after issue) is as follows:


                         MAXIMUM
       AGE*            FIXED PERIOD
----------------- --------------------
  45 through 70          15 years
  71 through 78      85 less your age
  79 through 83          7 years


The minimum and maximum fixed period will be reduced by each year you defer the date payments will start.

If you elect increasing payments, you do not have a choice as to the fixed period. Based on your age at issue of the Certificate (or age at the time of election if the Assured Payment Option is elected after issue), your fixed period will be as follows:



       AGE*          FIXED PERIOD
----------------- ----------------
59 1/2 through 70 15 years
71 through 75     12 years
76 through 80     9 years
81 through 83     6 years


If you elect increasing payments and defer the date payments will start, your fixed period will be as follows:

                     FIXED PERIOD BASED ON
                        DEFERRAL PERIOD
                  --------------------------
                       1-36         37-60
       AGE*           MONTHS        MONTHS
----------------- ------------- ------------
53 1/2 through 70     12 years       9 years
71 through 75          9 years       9 years
76 through 80          6 years       6 years
81 through 83            N/A           N/A

* For joint and survivor, the fixed period is based on the age of the younger Annuitant.


If amounts are applied to the Assured Payment Option as a result of the Guaranteed Minimum Income Benefit, the fixed periods will be as discussed under "Guaranteed Minimum Income Benefit" in Part 3.

Allocation of Contributions or Annuity Account Value


If the Assured Payment Option is elected in the application, then based on the amount of your initial contribution, your age and sex (and the age and sex of the joint Annuitant, if applicable), the mode of payment, the form of payments and the fixed period you select, your entire contribution will be allocated by us. A portion of the initial contribution will be allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, to provide fixed period payments and a portion will be applied under the Life Contingent Annuity in order to provide the payments for life. For initial contributions of $500,000 or more, amounts allocated to the Life Contingent Annuity may also be based on your underwriting classification. In general, underwriting classification is based on your medical history and smoker status and may result in a smaller allocation of amounts to the Life Contingent Annuity if your classification is lower than our standard class. If the Assured Payment Option is elected any time after issue of the Rollover IRA Certificate or if you cancel APO Plus (discussed below) and elect the Assured Payment Option, then based on your Annuity Account Value and the information you provide as described above, your entire Annuity Account Value, including any amounts currently invested in the Investment Funds, will be allocated by us among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied under the Life Contingent Annuity. While the Assured Payment Option is in effect, no amounts may be allocated to the Investment Funds. If amounts in the Guarantee Periods are transferred, a market value adjustment may apply.

If you elect the Assured Payment Option in the application and your initial contribution will come from multiple sources, your application must also indicate that contributions are to be allocated to the Alliance Money Market Fund under the Rollover IRA described in Part 3. Election of the Assured Payment Option must include your instructions to apply your Annuity Account Value, on the date the last such contribution is received, under the Assured Payment Option as described above.

Any subsequent contributions made while the Assured Payment Option is in effect must be allocated to the Guarantee Periods and applied to the Life Contingent Annuity. We will determine the allocation of such contributions, such that your payments will be increased and the fixed period and date that payments are to start under the Life Contingent Annuity will remain the same.


Life Contingent Annuity

The Life Contingent Annuity provides lifetime payments starting after the end of the fixed period. The portion of your contributions or Annuity Account Value applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for transfers or withdrawals. Once the fixed period has ended and payments have begun under the Life Contingent Annuity, subsequent amounts may no longer be applied under the Life Contingent Annuity.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide level or increasing payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments, the payments will increase annually based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

Payments under the Life Contingent Annuity will be made to you during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the fixed period.

Election Restrictions under Joint and
Survivor


Election of the Assured Payment Option with a Joint and Survivor form of the Life Contingent Annuity is subject to the following restrictions: (i) the joint Annuitant must be your spouse; (ii) neither you nor the joint Annuitant can be over age 83; (iii) under level payments if you elect the Joint and 100% to Survivor form, only the longest fixed period is permitted; and (iv) the fixed period may be limited by the minimum distribution rules. See "Required Minimum Distributions" in Part 7.

Withdrawals under the Assured Payment Option

While the Assured Payment Option is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribu-tion requirements under the Certificate), such withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account, if applicable, such that the amount of the payments and the length of the fixed period will be reduced, and the date payments are to start under the Life Contingent Annuity will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.


Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals may not be elected while the Assured Payment Option is in effect. See "Substantially Equal Payment Withdrawals," "Systematic Withdrawals" and "Minimum Distribution Withdrawals," below.


Death Benefit


Once you have elected the Assured Payment Option, if a death benefit becomes payable during the fixed period we will pay the death benefit amount, as described under "Death Benefit" in Part 3, to the designated beneficiary. Unless you have elected a Joint and Survivor form under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.


If you have elected a Joint and Survivor form of annuity under the Life Contingent Annuity, payments will be made to you or the joint Annuitant, if living on the date payments are to start. The designated beneficiary and the joint Annuitant must be your spouse.


Termination of the Assured Payment Option

The Assured Payment Option will be terminated if: (i) you cancel such option at any time by sending a written request satisfactory to us; (ii) you submit a subsequent contribution and you do not want it applied under the Assured Payment Option; (iii) you request a transfer of your Annuity Account Value as described under "Transfers Among Investment Options" in Part 3, while the Assured Payment Option is in effect; or (iv) you request a change in the date the payments are to start under the Life Contingent Annuity. Once the Assured Payment Option is terminated, in order to receive distributions from your Annuity Account Value you must utilize the withdrawal options described under "Withdrawal Options" below. Although the Life Contingent Annuity will continue in effect and payments will be made if you or your joint Annuitant, if applicable, are living on the date payments are to start, additional Life Contingent Annuity payments may not be purchased. You may elect to start the Assured Payment Option again by submitting a written request satisfactory to us, but no sooner than three years after the Option was terminated. If you elected the Assured Payment Option at age 70 1/2 or older and subsequently terminate this Option, required minimum distributions must continue to be made with respect to your Certificate.

Before terminating the Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Considerations for the Assured Payment Option and APO Plus" in Part 7.


Income Annuity Options and Surrendering
the Certificates


If you elect an annuity benefit as described under "Income Annuity Options" below, or surrender the Certificate for its Cash Value as described under "Surrendering the Certificates to Receive the Cash Value" in Part 3, once we receive your returned Certificate, your Certificate will be returned to you with a notation that the Life Contingent Annuity is still in effect. Thereafter, no subsequent contributions will be accepted under the Certificate and no amounts may be applied under the Life Contingent Annuity.


Withdrawal Charge


While the Assured Payment Option is in effect, withdrawal charges will not apply to the level or increasing payments made during the fixed period. Except as necessary to meet minimum distribution requirements under the Certificate, Lump Sum Withdrawals will be subject to a withdrawal charge and will have a 10% free corridor available. Upon termination of the Assured Payment Option, the free corridor will apply as described under "Withdrawal Charge" in Part 5.

APO PLUS

APO Plus is a variation of the Assured Payment Option. APO Plus is available at ages 59 1/2 through 83. It may also be elected at ages as young as 53 1/2 provided payments under APO Plus do not start before you attain age 59 1/2. Except as indicated below, all provisions of the Assured Payment Option apply to APO Plus. APO Plus enables you to keep a portion of your Annuity Account Value in the Alliance Common Stock Fund or the Alliance Equity Index Fund as you select, while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the Assured Payment Option. You select either the Alliance Common Stock Fund or Alliance Equity Index Fund in the application and once elected it may not be changed. When you elect APO Plus, a portion of your initial contribution or Annuity Account Value as applicable is allocated by us to the Assured Payment Option to provide a minimum guaranteed lifetime income through allocation of amounts to the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and application of amounts to the Life Contingent Annuity. The remaining Annuity Account Value remains in the Investment Fund. Periodically during the fixed period (as described below), a portion of the remaining Annuity Account Value in the Investment Fund is applied to increase the guaranteed level payments under the Assured Payment Option.

APO Plus allows you to remain invested in the Investment Funds for longer than would be possible if you applied your entire Annuity Account Value all at once to the Assured Payment Option or to an income annuity option, while utilizing an "exit strategy" to provide retirement income.

The fixed period under APO Plus will be based on your age (or the age of the younger Annuitant if Joint and Survivor is elected) at issue of the Certificate (or age at the time of election if APO Plus is elected after issue) and will be the same as the periods indicated for increasing payments under "Assured Payment Option" above.

You may elect to defer the payment start date as described in "Payments" under "Assured Payment Option," above. The fixed period will also be as indicated for deferral of the payment start date for increasing payments under the Assured Payment Option.

You elect APO Plus in the application or at a later date by submitting the proper form. APO Plus may not be elected if the Assured Payment Option is already in effect.

The amount applied under APO Plus is either the initial contribution if APO Plus is elected at issue of the Certificate, or the Annuity Account Value if APO Plus is elected after issue of the Certificate. Out of a portion of the amount applied, level payments are provided under the Assured Payment Option equal to the initial payment that would have been provided on the Transaction Date by the allocation of the entire amount to increasing payments as described in "Payments" under "Assured Payment Option," above. The difference between the amount required for level payments and the amount required for increasing payments is allocated to the Investment Fund. If you have Annuity Account Value in the Guaranteed Period Account at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to effect the Assured Payment Option.

On the third February 15th following the date the first payment is made (if payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th) during the fixed period while you are living, a portion of the Annuity Account Value in the Investment Funds is applied to increase the level payments under the Assured Payment Option. If a deferral period of three years or more is elected, a portion of the Annuity Account Value in the Investment Funds will be applied on the February 15th prior to the date the first payment is made, to increase the initial level payments. If payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th.

The amount applied is the amount which provides for level payments equal to the initial payment that would have been provided by the allocation of the entire Annuity Account Value to increasing payments, as described in the preceding paragraph. This process is repeated each third year during the fixed period. The first increased payment will be reflected in the payment made following three full years of payments and then every three years thereafter. On the Transaction Date immediately following the last payment during the fixed period, the remaining Annuity Account Value in the Investment Funds is first applied to the Life Contingent Annuity to change the level payments previously purchased to increasing payments. If there is any Annuity Account Value remaining after the increasing payments are purchased, this balance is applied to the Life Contingent Annuity to further increase such increasing payments. If the Annuity Account Value in the Investment Funds is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased to the extent possible.

While APO Plus provides a minimum guaranteed lifetime payment under the Assured Payment Option, the total amount of income that can be provided over time will depend on the investment performance of the Investment Funds in which you have Annuity Account Value, as well as the current Guaranteed Rates and the cost of the Life Contingent Annuity, which may vary. Consequently, the aggregate amount of guaranteed lifetime income under

APO Plus may be more or less than the amount that could have been purchased by application at the outset of the entire initial contribution or Annuity Account Value to the Assured Payment Option.

See Appendix III for an example of the payments purchased under Assured Payment Option and APO Plus.

In calculating your required minimum distributions your Annuity Account Value in the Investment Funds, the Annuity Account Value in each Guarantee Period, any amount in the Modal Payment Portion of the Guaranteed Period Account, and the deemed value of the Life Contingent Annuity for tax purposes will be taken into account as described in "Payments" under "Assured Payment Option," above. Also see "Required Minimum Distributions" in Part 7.


Allocation of Subsequent Contributions under IRA APO Plus


Any subsequent contributions you make may only be allocated to the Alliance Common Stock Fund and Alliance Equity Index Fund, where it is later applied by us under the Assured Payment Option. Subsequent contributions may no longer be made after the end of the fixed period.

Withdrawals under APO Plus

While APO Plus is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from your Annuity Account Value in the Investment Funds unless you specify otherwise. If there is insufficient value in the Investment Funds the excess will be taken from the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, as described under "Withdrawals under the Assured Payment Option" above.


A Lump Sum Withdrawal taken to satisfy minimum distribution requirements under the Certificate will not be subject to a withdrawal charge.

Death Benefit


Once you have elected APO Plus, if a death benefit becomes payable during the fixed period we will pay the death benefit amount as described under "Death Benefit" in Part 3, to the designated beneficiary. Unless you have elected Joint and Survivor under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit relates only to the Investment Funds and the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

Termination of APO Plus

You may terminate APO Plus at any time by submitting a request satisfactory to us. In connection with the termination, you may either (i) elect to terminate APO Plus at any time and have your Certificate operate under the Rollover IRA rules (see "Part 3: Provisions of the Certificates and Services We Provide") or
(ii) elect the Assured Payment Option (Guaranteed Minimum Income Benefit, discussed in Part 3 may apply) with level or increasing payments. In the latter case your remaining Annuity Account Value in the Investment Funds will be allocated to the Guaranteed Period Account and applied under the Life Contingent Annuity. A market value adjustment may apply for any amounts allocated from a Guarantee Period. At least 45 days prior to the end of each three year period, we will send you a quote indicating how much future income could be provided under the Assured Payment Option. The quote would be based on your current Annuity Account Value, current Guaranteed Rates for the Guarantee Periods and current purchase rates under the Life Contingent Annuity as of the date of the quote. The actual amount of future income would depend on the rates in effect on the Transaction Date.


WITHDRAWAL OPTIONS


The Rollover IRA is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive. Four withdrawal options are available: Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. Withdrawals may result in withdrawal charges. See "Part 5:
Deductions and Charges." Special withdrawal rules may apply under the Assured Payment Option and APO Plus.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 7: Tax Aspects of the Certificates."


As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 8: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS

You may take a Lump Sum Withdrawal at any time subject to a minimum withdrawal amount of $1,000.

A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," in Part 3.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 3. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. While either the Assured Payment Option or APO Plus is in effect, Lump Sum Withdrawals that exceed the 10% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 5.


SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS


Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Penalty Tax on Early Distributions," in Part 7. Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.


Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS

This option may be elected if you are age 59 1/2 to 70 1/2. Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.


Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.


MINIMUM DISTRIBUTION WITHDRAWALS


Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.


Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.


Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.


Example

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases the Rollover IRA at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

                 PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                     $100,000 SINGLE CONTRIBUTION FOR A
                           SINGLE LIFE-MALE AGE 70

                    [THE FOLLOWING TABLE WAS REPRESENTED
                     AS AN AREA GRAPH IN THE PROSPECTUS]

                         Assumes 6.0% Rate of Return

                                               Amount
                 Age                          Withdrawn
                -----                         ---------
                 70                            $6,250
                 75                             7,653
                 80                             8,667
                 85                             8,770
                 90                             6,931
                 95                             3,727
                100                             1,179

                [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1--Minimum Distribution Withdrawals" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Rollover IRA. Such charges would effectively reduce the actual return.

HOW WITHDRAWALS AND TRANSFERS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT

Except as described in the next sentence, each withdrawal and transfer will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals and transfers from the Investment Funds in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal or transfer is made that causes cumulative withdrawals and transfers from the Investment Funds in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal or transfer and any subsequent withdrawals and transfers in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000 you have withdrawn 40% ($4,000/$10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000 -$8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the portion of the initial contribution allocated to the Investment Funds on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity factors are based on (i) interest at 2.5% if Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS


Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on your life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, no Annuity Commencement Date will be later than the Processing Date which follows your 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send you a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay you a fixed annuity benefit on the "normal form" indicated for your Certificate as of your Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.


Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.


ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as you are living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of your life. In addition, if you die before a specific period of time (the "certain period") has ended, payments will continue to your beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.


The annuity forms outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for you. Variable income annuities may be funded through the Investment Funds through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Investment Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, your age (or your and the joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

                        PART 5: DEDUCTIONS AND CHARGES


CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE


We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under sponsored arrangements. See "Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.


Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                  CONTRACT YEAR
                   1      2      3      4      5      6      7     8+
                ------ ------ ------ ------ ------ ------ ------ -----
Percentage of
 Contribution     7.0%   6.0%   5.0%   4.0%   3.0%   2.0%   1.0%   0.0%


If the Assured Payment Option or APO Plus is in effect, the withdrawal charge will be imposed as a percentage of contributions (less withdrawals), less the amount applied under the Life Contingent Annuity.


The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.


    While either the Assured Payment Option or APO Plus is in effect, the free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.


There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under the Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions.


The withdrawal charge is to help cover sales expenses.

Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge (Plan A)

We deduct a charge annually on each Processing Date for providing the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan
A). The charge is equal to a percentage of the Guaranteed Minimum Death Benefit in effect on the Processing Date. The percentage is equal to 0.45% for the 6% to Age 80 Benefit and 0.30% for the 6% to Age 70 Benefit.

Guaranteed Minimum Death Benefit Only Benefit Charge (Plan B)

We deduct a charge annually on each Processing Date for providing the Guaranteed Minimum Death Benefit Only Benefit (Plan B). The charge is equal to a percentage of the Guaranteed Minimum Death Benefit in effect on the Processing Date. The percentage is equal to 0.20%.

Charges for State Premium and Other
Applicable Taxes


We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25%.


CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risks Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.


Administration Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

HR TRUST CHARGES TO PORTFOLIOS


Investment advisory fees charged daily against HR Trust's assets, the 12b-1 fee, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                           AVERAGE DAILY NET ASSETS



                   FIRST     NEXT      NEXT      NEXT
                   $750      $750       $1       $2.5
                  MILLION   MILLION   BILLION   BILLION   THEREAFTER
                --------- --------- --------- --------- ------------
 Alliance
  Conservative
  Investors.....   0.475%    0.425%    0.375%    0.350%     0.325%
 Alliance
  Growth
  Investors ....   0.550%    0.500%    0.450%    0.425%     0.400%
 Alliance
  Growth &
  Income .......   0.550%    0.525%    0.500%    0.480%     0.470%
 Alliance
  Common Stock     0.475%    0.425%    0.375%    0.355%     0.345%*
 Alliance
  Global........   0.675%    0.600%    0.550%    0.530%     0.520%
 Alliance
  International    0.900%    0.825%    0.800%    0.780%     0.770%
 Alliance
  Aggressive
  Stock ........   0.625%    0.575%    0.525%    0.500%     0.475%
 Alliance Small
  Cap Growth....   0.900%    0.850%    0.825%    0.800%     0.775%
 Alliance Money
  Market .......   0.350%    0.325%    0.300%    0.280%     0.270%
 Alliance
  Intermediate
  Gov't
  Securities  ..   0.500%    0.475%    0.450%    0.430%     0.420%
 Alliance High
  Yield ........   0.600%    0.575%    0.550%    0.530%     0.520%
 Alliance
  Equity Index
  Fund..........   0.325%    0.300%    0.275%    0.255%     0.245%



------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance. The Rule 12b-1 Plan provides that HR Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee, which may be waived at our discretion, may be increased only by action of the Board of Trustees of HR Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS


Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders.
They are as follows:



            AVERAGE DAILY NET ASSETS
----------------------------------------------
EQ/Putnam Balanced ....................  0.55%
EQ/Putnam Growth and Income Value  ....  0.55
MFS Emerging Growth Companies .........  0.55
MFS Research ..........................  0.55
Merrill Lynch Basic Value Equity  .....  0.55
Merrill Lynch World Strategy ..........  0.70
Morgan Stanley Emerging Markets Equity   1.15
T. Rowe Price Equity Income ...........  0.55
T. Rowe Price International Stock  ....  0.75
Warburg Pincus Small Company Value  ...  0.75



Investment management fees are established under EQ Trust's Investment Management Agreement be-tween EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolio's average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, MFS Research, Merrill Lynch Basic Value Equity, T. Rowe Price Equity, and MFS Emerging Growth Companies Portfolios; 0.90% for the EQ/Putnam Balanced Portfolio; 1.00% for Warburg Pincus Small Company Value Portfolio; 1.20% each for T. Rowe Price International Stock and Merrill Lynch World Strategy Portfolios; and 1.75% for Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.


The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust prospectus.

SPONSORED ARRANGEMENTS


For certain sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. Under the Assured Payment Option and APO Plus, we may increase Guaranteed Rates and reduce purchase rates under the Life Contingent Annuity. We may also change the guaranteed minimum death benefit and the guaranteed minimum income benefit. We may offer Investment Funds investing in Class IA shares of HR Trust and EQ Trust, which are not subject to the 12b-1 fee. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER A SPONSORED ARRANGEMENT SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

                             PART 6: VOTING RIGHTS


HR TRUST AND EQ TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HR Trust and EQ Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect each trust's Board of Trustees,
o  to ratify the selection of independent auditors for each trust, and
o on any other matters described in each trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of each trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Rollover IRA Certificate Owners, we currently do not foresee any disadvantages arising out of this. HR Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HR Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

                    PART 7: TAX ASPECTS OF THE CERTIFICATES


TAX-QUALIFIED INDIVIDUAL RETIREMENT ANNUITIES (IRAS)


This prospectus contains the information which the Internal Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.

The Rollover IRA Certificate is designed to qualify as an IRA under Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.


This Part covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Rollover IRA Certificates.

Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.


The Rollover IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the Certificates.

Cancellation

You can cancel a Certificate issued as an IRA by following the directions in
Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.


Contributions to IRAs

Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").


The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers," discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" IRA contributions. See "Contributions Under the Certificates" in Part 3. The immediately following discussion relates to "regular" IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to an IRA which is intended to serve as a "conduit" IRA.


Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into an IRA.


The amount of IRA contributions for a tax year that an individual can deduct depends on whether the individual (or the individual's spouse, if a joint return is filed) is covered by an employer-sponsored tax-favored retirement plan. If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $4,000 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement). The non-working spouse owns his or her individual retirement arrangements, even if the working spouse makes contributions to purchase the spousal individual retirement arrangements.

If neither the individual nor the individual's spouse is covered during any part of the taxable year by an employer-sponsored tax-favored retirement plan (including a qualified plan, a tax sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan), then regardless of adjusted gross income (AGI), each working spouse may make deductible contributions to an IRA for each tax year (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) up to the lesser of $2,000 or 100% of compensation. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $25,000 and $35,000. If the individual is married and files a joint return, and either the individual or the spouse is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $40,000 and $50,000. If the individual is married, files a separate return and is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $0 and $10,000. Married individuals filing separate returns must take into account the retirement plan coverage of the other spouse, unless the couple has lived apart for the entire taxable year. If AGI is below the phase-out range, an individual is entitled to the Maximum Permissible Dollar Deduction. In computing the partial deduction for IRA contributions the individual must round the amount of the deduction to the nearest $10. The permissible deduction for IRA contributions is a minimum of $200 if AGI is less than the amount at which the deduction entirely phases out.

If the individual (or the individual's spouse, unless the couple has lived apart the entire taxable year and their filing status is married, filing separately) is covered by a tax-favored retirement plan, the deduction for IRA contributions must be computed using one of two methods. Under the first method, the individual determines AGI and subtracts $25,000 if the individual is a single person, $40,000 if the individual is married and files a joint return with the spouse, or $0 if the individual is married and files a separate return. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for IRA contributions using the following formula:

                                  Maximum             Adjusted
                                Permissible            Dollar
$10,000-Excess AGI                Dollar              Deduction
         $10,000          X      Deduction      =       Limit

Under the second method, the individual determines his or her Excess AGI and then refers to the table in Appendix IV originally prepared by the IRS to determine the deduction.

Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.


An individual not eligible to deduct part or all of the IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's IRA (or the nonworking spouse's IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to an IRA in prior years and is receiving amounts from any IRA must file the required information with the IRS. Moreover, individuals making nondeductible IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all IRAs are fully distributed.


Excess Contributions

Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution," (without regard to the deductibility or nondeductibility of IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.


If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

Tax-Free Transfers and Rollovers

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax-free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually)
(a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Distributions from IRA Certificates

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by the individual in gross income.


If the individual has made non-deductible IRA contributions, those contributions are recovered tax-free when distributions are received. The individual must keep records of all nondeductible contributions. At the end of each tax year in which the individual has received a distribution, the individual determines a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all IRAs held by the individual at the end of the tax year (including rollover IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.


In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Required Minimum Distributions

The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year by year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions--"account based" or "annuity based"--and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age 70 1/2).

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained
70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

Taxation of Death Benefits

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

Guaranteed Minimum Death Benefit

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as an IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.


Tax Considerations for the Income Manager Assured Payment Option and APO Plus

Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any IRA funds under the Assured Payment Option or APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the Assured Payment Option and APO Plus in view of your own particular situation.

When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.


If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other IRA funds you may have. Alternatively you may convert your IRA Life Contingent Annuity under the IRA Rollover to a non-qualifed Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of an IRA, its value would not have to be taken into account in determining future required minimum distributions.


If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" IRA treatment. See "Tax-Free Transfers and Rollovers" above.

Prohibited Transaction

An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS


The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or
(4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the Assured Payment Option with level payments, both of which are described in Part 4. If you are a Rollover IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and Assured Payment Option level payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from IRA Certificates," above. Once Substantially Equal Payment Withdrawals or Assured Payment Option level payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all withdrawals. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases an individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT
DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.


TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION

A 15% excise tax is imposed on an individual's aggregate excess distributions from all tax-favored retirement plans. The excise tax is in addition to the ordinary income tax due, but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. This tax is temporarily suspended for distributions to the individual for the years 1997, 1998 and 1999. However, the excise tax continues to apply for estate tax purposes. In certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in tax-favored retirement plans is excessive. The aggregate accumulations will be subject to excise tax in 1997 if they exceed the present value of a hypothetical life annuity paying $160,000 a year.


FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax from IRA distributions, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.


Certain states have indicated that income tax withholding will apply to payments made from the Certificates to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.


Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

                        PART 8: INDEPENDENT ACCOUNTANTS


The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                        PART 9: INVESTMENT PERFORMANCE

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "Standardized Performance Data," reflects all applicable fees and charges including the combined Guaranteed Minimum Death Benefit/Guaranteed Minimum Income Benefit benefit charge, but not the charge for tax such as premium taxes.

The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


HR Trust Portfolios


The performance data shown below for the Investment Funds investing in Class IB shares or HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997), and have been adjusted for the fees and charges applicable under the Certificates. However, for the Alliance Growth & Income, Alliance International, Alliance Conservative Investors and Alliance Intermediate Government Securities Portfolios (under which Class IB shares were not available prior to the date of this prospectus) and for the other Portfolios prior to October 1996, when Class IB shares were not available for under such Portfolios, do not reflect 12b-1 fees, which would effectively reduce such investment performance.

The performance data for the Alliance Money Market and Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.


EQ Trust Portfolios


The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this Prospectus. EQ Trust commenced operations on May 1, 1997. Therefore, no actual performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables below.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

STANDARDIZED PERFORMANCE DATA


The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calculation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1996 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                        STANDARDIZED PERFORMANCE DATA
        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996*



                                                LENGTH OF INVESTMENT PERIOD
                                      ----------------------------------------------
              INVESTMENT                 ONE     THREE   FIVE     TEN       SINCE
                 FUND                    YEAR    YEARS   YEARS   YEARS    INCEPTION*
------------------------------------- -------- ------- ------- -------- ------------
HR TRUST
----------
Alliance Conservative Investors         -3.01%    3.61%   5.20%     --       6.60%
Alliance Growth Investors                4.24     8.24    8.65      --      12.44
Alliance Growth & Income                11.70    11.01      --      --       8.04
Alliance Common Stock                   15.76    14.24   13.64   14.14%     13.57
Alliance Global                          6.20     9.72   11.42      --       9.26
Alliance International                   1.54       --      --      --      13.25
Alliance Aggressive Stock               13.71    12.66    9.70   16.91      18.36
Alliance Money Market                   -2.95     1.89    2.15    4.23       5.43
Alliance Intermediate Govt.
 Securities                             -4.43     0.85    3.47      --       4.85
Alliance High Yield                     14.39     9.69   12.59      --       9.69
Alliance Equity Index                   13.97       --      --      --      16.42



The table below illustrates the growth of an assumed investment of $1,000, with fees and charges deducted on the standardized basis described above for the first method of calculation.

                        STANDARDIZED PERFORMANCE DATA
GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*



                                                 LENGTH OF INVESTMENT PERIOD
                                      -----------------------------------------------
              INVESTMENT                 ONE    THREE     FIVE     TEN       SINCE
                 FUND                   YEAR    YEARS    YEARS    YEARS    INCEPTION*
------------------------------------- ------- -------- -------- -------- ------------
HR TRUST
----------
Alliance Conservative Investors        $  970   $1,112   $1,288       --    $ 1,668
Alliance Growth Investors               1,042    1,268    1,514       --      2,555
Alliance Growth & Income                1,117    1,368       --       --      1,362
Alliance Common Stock                   1,158    1,491    1,895   $3,752     14,485
Alliance Global                         1,062    1,321    1,717       --      2,424
Alliance International                  1,015       --       --       --      1,132
Alliance Aggressive Stock               1,137    1,430    1,589    4,770      6,388
Alliance Money Market                     971    1,058    1,112    1,514      2,332
Alliance Intermediate Govt.
 Securities                               956    1,026    1,186       --      1,328
Alliance High Yield                     1,144    1,320    1,809       --      2,522
Alliance Equity Index                   1,140       --       --       --      1,578



------------
  * For all the Portfolios of HR Trust other than the Alliance Equity Index, the tables reflect the withdrawal charge and charges under a Certificate with the 0.45% Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit charge. The values shown for the Alliance Equity Index Portfolio reflect the withdrawal charge and charges under a Certificate with the 0.20% Guaranteed Minimum Death Benefit Only Benefit charge.
 ** The "Since Inception" dates for the Portfolios of HR Trust are as follows:
    Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1, 1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27,
    1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Money Market (July 13, 1981); and Alliance Intermediate Government Securities (April 1, 1991); and Alliance High Yield (January 2, 1987).

Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

The investment performance data for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio advisor in managing a substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust propsectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.


RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge and the administration charge or any withdrawal charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:


ALLIANCE CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

ALLIANCE GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

ALLIANCE GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertible Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

ALLIANCE INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

ALLIANCE EQUITY INDEX: [to be inserted by amendment]

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill
Index.

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch Master High Yield.

ALLIANCE EQUITY INDEX FUND: March 1, 1994; Standard & Poor's 500 Index.


The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Rollover IRA performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                            1 YEAR   3 YEARS   5 YEARS
                          -------- --------- ---------
ALLIANCE CONSERVATIVE
 INVESTORS                   3.99%     5.47%     6.08%
 Lipper Income               8.95      8.91      9.55
 Benchmark                   8.78     10.14      9.64
ALLIANCE GROWTH INVESTORS   11.24      9.98      9.47
 Lipper Flexible
 Portfolio                  12.51      9.26      9.30
 Benchmark                  16.94     15.84     13.02
ALLIANCE GROWTH & INCOME    18.70     12.69       --
 Lipper Growth & Income     19.96     15.39       --
 Benchmark                  21.28     17.93       --
ALLIANCE COMMON STOCK       22.76     15.85     14.38
  Lipper Growth             18.78     14.80     12.39
  Benchmark                 22.96     19.66     15.20
ALLIANCE GLOBAL             13.20     11.42     12.18
 Lipper Global              17.89      8.49     10.29
 Benchmark                  13.48     12.91     10.82
ALLIANCE INTERNATIONAL       8.54       --        --
 Lipper International       13.36       --        --
 Benchmark                   6.05       --        --
ALLIANCE AGGRESSIVE STOCK   20.71     14.31     10.53
 Lipper Small Company
   Growth                   16.55     12.70     17.53
 Benchmark                  17.85     14.14     14.80
ALLIANCE MONEY MARKET        4.05      3.80      3.11
 Lipper Money Market         3.82      3.60      2.93
 Benchmark                   5.25      5.07      4.37
ALLIANCE INTERMEDIATE
 GOVERNMENT  SECURITIES      2.57      2.80      4.38
  Lipper Gen. U.S.
    Government               1.57      3.99      5.21
  Benchmark                  4.06      5.37      6.23
ALLIANCE HIGH YIELD         21.39     11.41     13.32
  Lipper
   High Current Yield       12.46      7.93     11.47
  Benchmark                 11.06      9.59     12.76
ALLIANCE EQUITY INDEX       20.97       --        --
   Lipper S&P Index         21.10       --        --
                                                  --
   Benchmark                22.96       --



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                               SINCE
                            10 YEARS   15 YEARS   20 YEARS   INCEPTION
                          ---------- ---------- ---------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                     --         --         --         7.77%
 Lipper Income                 --         --         --         9.55
 Benchmark                     --         --         --        10.42
ALLIANCE GROWTH INVESTORS      --         --         --        14.22
 Lipper Flexible
 Portfolio                     --         --         --         9.99
 Benchmark                     --         --         --        12.73
ALLIANCE GROWTH & INCOME       --         --         --        11.47
 Lipper Growth & Income        --         --         --        14.78
 Benchmark                     --         --         --        17.24
ALLIANCE COMMON STOCK        14.48%     15.16%     14.16%      13.90
  Lipper Growth              13.08      14.04      13.60       13.42
  Benchmark                  15.28      16.79      14.55       14.63
ALLIANCE GLOBAL                --         --         --        10.42
 Lipper Global                 --         --         --         3.65
 Benchmark                     --         --         --         7.44
ALLIANCE INTERNATIONAL         --         --         --        10.90
 Lipper International          --         --         --        14.33
 Benchmark                     --         --         --         8.74
ALLIANCE AGGRESSIVE STOCK    17.23        --         --        18.79
 Lipper Small Company
   Growth                    16.29        --         --        16.47
 Benchmark                   14.29        --         --        13.98
ALLIANCE MONEY MARKET         4.68       5.87        --         6.07
 Lipper Money Market          4.52       5.72        --         5.89
 Benchmark                    5.67       6.72        --         6.97
ALLIANCE INTERMEDIATE
 GOVERNMENT  SECURITIES        --         --         --         5.75
  Lipper Gen. U.S.
    Government                 --         --         --         6.76
  Benchmark                    --         --         --         7.43
ALLIANCE HIGH YIELD            --         --         --        10.13
  Lipper
   High Current Yield          --         --         --         9.13
  Benchmark                    --         --         --        11.24

ALLIANCE EQUITY INDEX          --         --         --        18.92
   Lipper S&P Index            --         --         --        18.87
   Benchmark                   --         --         --        20.90

CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                            1 YEAR   3 YEARS   5 YEARS
                          -------- --------- ---------
ALLIANCE CONSERVATIVE
 INVESTORS                   3.99%    17.34%    34.32%
 Lipper Income               8.95     29.47     58.37
 Benchmark                   8.78     33.60     58.40
ALLIANCE GROWTH INVESTORS   11.24     33.03     57.18
 Lipper Flexible
 Portfolio                  12.51     30.84     56.65
 Benchmark                  16.94     55.46     84.42
ALLIANCE GROWTH & INCOME    18.70     43.09      --
 Lipper Growth & Income     19.96     53.82      --
 Benchmark                  21.28     63.99      --
ALLIANCE COMMON STOCK       22.76     55.49     95.76
 Lipper Growth              18.78     51.65     80.51
 Benchmark                  22.96     71.34    102.85
ALLIANCE GLOBAL             13.20     38.31     77.66
 Lipper Global              17.89     28.45     63.87
 Benchmark                  13.48     43.95     67.12
ALLIANCE INTERNATIONAL       8.54       --       --
 Lipper International       13.36       --       --
 Benchmark                   6.05       --       --
ALLIANCE AGGRESSIVE STOCK   20.71     49.35     64.99
 Lipper Small Company
  Growth                    16.55     43.42    142.70
 Benchmark                  17.85     48.69     99.38
ALLIANCE MONEY MARKET        4.05     11.83     16.52
  Lipper Money Market        3.82     11.18     15.58
  Benchmark                  5.25     15.99     23.86
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                  2.57      8.63     23.89
  Lipper Gen. U.S.
    Government               1.57     12.45     28.92
  Benchmark                  4.06     16.98     35.30
ALLIANCE HIGH YIELD         21.39     38.28     86.89
  Lipper High
   Current Yield            12.46     25.77     72.39
  Benchmark                 11.06     31.63     82.29
ALLIANCE EQUITY INDEX       20.97       --       --
   Lipper S&P Index         21.10       --       --
   Benchmark                22.96       --       --



                      (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                                SINCE
                            10 YEARS   15 YEARS   20 YEARS    INCEPTION
                          ---------- ---------- ----------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                     --         --         --          72.02%
 Lipper Income                 --         --         --          94.21
 Benchmark                     --         --         --         105.23
ALLIANCE GROWTH INVESTORS      --         --         --         162.01
 Lipper Flexible
 Portfolio                     --         --         --         100.79
 Benchmark                     --         --         --         138.49
ALLIANCE GROWTH & INCOME       --         --         --          42.30
 Lipper Growth & Income        --         --         --          56.73
 Benchmark                     --         --         --          67.75
ALLIANCE COMMON STOCK        286.77%    731.08%   1,313.81%   1,429.67
 Lipper Growth               243.70     627.03    1,185.21    1,298.19
 Benchmark                   314.34     925.25    1,416.26    1,655.74
ALLIANCE GLOBAL                --         --         --         152.53
 Lipper Global                 --         --         --          39.73
 Benchmark                     --         --         --          95.62
ALLIANCE INTERNATIONAL         --         --         --          19.76
 Lipper International          --         --         --          26.53
 Benchmark                     --         --         --          15.78
ALLIANCE AGGRESSIVE STOCK    390.16       --         --         556.01
 Lipper Small Company
  Growth                     352.31       --         --         428.32
 Benchmark                   280.32       --         --         318.19
ALLIANCE MONEY MARKET         57.94     135.33       --         148.77
  Lipper Money Market         55.73     130.46       --         141.99
  Benchmark                   73.61     165.31       --         184.26
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                    --         --         --          37.89
  Lipper Gen. U.S.
    Government                 --         --         --          45.71
  Benchmark                    --         --         --          51.07
ALLIANCE HIGH YIELD            --         --         --         162.22
  Lipper High
   Current Yield               --         --         --         142.30
  Benchmark                    --         --         --         190.43
ALLIANCE EQUITY INDEX          --         --         --          63.39
   Lipper S&P Index            --         --         --          63.19
   Benchmark                   --         --         --          71.28

YEAR-BY-YEAR RATES OF RETURN*



                   1984      1985     1986     1987      1988    1989
                --------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS            --       --       --        --       --     2.79%
ALLIANCE GROWTH
 INVESTORS            --       --       --        --       --     3.53
ALLIANCE GROWTH
 & INCOME             --       --       --        --       --       --
ALLIANCE COMMON
 STOCK**           (3.09)%  31.90%   16.02%     6.21%   21.03%   24.16
ALLIANCE GLOBAL       --       --       --    (13.62)    9.61    25.29
ALLIANCE
 INTERNATIONAL        --       --       --        --       --       --
ALLIANCE
 AGGRESSIVE
 STOCK                --       --    33.83      6.06    (0.03)   41.86
ALLIANCE MONEY
 MARKET**           9.59     7.22     5.39      5.41     6.09     7.93
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES           --       --       --        --       --       --
ALLIANCE HIGH
 YIELD                --       --       --      3.49     8.48     3.93
ALLIANCE EQUITY
 INDEX                --       --       --        --       --       --



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                   1990     1991     1992     1993     1994      1995    1996
                -------- -------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS         5.14%   18.51%    4.50%    9.54%    (5.20)%  19.02%    3.99%
ALLIANCE GROWTH
 INVESTORS         9.39    47.19     3.69    13.95     (4.27)   24.92    11.24
ALLIANCE GROWTH
 & INCOME            --       --       --    (0.55)    (1.72)   22.65    18.70
ALLIANCE COMMON
 STOCK**          (9.17)   36.30     2.03    23.29     (3.26)   30.93    22.76
ALLIANCE GLOBAL   (7.15)   29.06    (1.65)   30.60      4.02    17.45    13.20
ALLIANCE
 INTERNATIONAL       --       --       --       --        --    10.34     8.54
ALLIANCE
 AGGRESSIVE
 STOCK             6.92    84.73    (4.28)   15.41     (4.92)   30.13    20.71
ALLIANCE MONEY
 MARKET**          6.99     4.97     2.37     1.78      2.82     4.53     4.05
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES          --    11.30     4.38     9.27     (5.47)   12.03     2.57
ALLIANCE HIGH
 YIELD            (2.26)   23.03    11.02    21.74     (3.90)   18.54    21.39
ALLIANCE EQUITY
 INDEX               --       --       --       --      0.11    34.92    20.97



------------
  * Returns do not reflect the withdrawal charge, the Combined GMDB/GMIB Benefit charge and any charge for tax such as premium taxes.
 **    Prior to 1984 the Year-by-Year Rates of Return were:

                       1976   1977    1978    1979   1980   1981   1982   1983
                       ----   ----    ----    ----   ----   ----   ----   ----
     ALLIANCE
      COMMON STOCK     9.20% (10.28)% 6.99%  28.35% 48.39% (6.94)% 16.22% 24.67%
     ALLIANCE MONEY
      MARKET              --     --      --      --     --   5.71   11.72   7.70

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 2, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND AND ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund and Alliance Intermediate Government Securities Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Alliance Money Market Fund

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Alliance Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit charge and any charge for tax such as premium tax. The effective yields for the Alliance Money Market Fund when used for Special Dollar Cost Averaging program, assume no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund and Alliance Intermediate Government Securities Fund Yield Information" in the SAI.

Alliance Intermediate Government Securities Fund

Current yield for the Alliance Intermediate Government Securities Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be higher than the "current yield" because any earnings are compounded monthly.

Alliance Intermediate Government Securities Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, combined Guaranteed Minimum Death Benefit/Guaranteed Minimum Income Benefit benefit charge and any charge for tax such as premium tax. See "Part 5: Alliance Money Market Fund and Alliance Intermediate Government Securities Fund Yield Information" in the SAI.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1998 to a Guarantee Period with an Expiration Date of February 15, 2007 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2002.

                                                   ASSUMED
                                              GUARANTEED RATE ON
                                              FEBRUARY 15, 2002
                                            ---------------------
                                               5.00%      9.00%
                                            ---------- ----------
As of February 15, 2002 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value...................  $144,048   $119,487
(2) Guaranteed Period Amount................   131,080    131,080
(3) Market Value Adjustment: (1)-(2) .......    12,968    (11,593)

On February 15, 2002 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)] .  $  4,501   $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)]............    45,499     54,851
(6) Guaranteed Period Amount: (2)-(5) ......    85,581     76,229
(7) Maturity Value..........................   120,032    106,915
(8) Present Value of (7), also
    Annuity Account Value...................    94,048     69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

            APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
-----------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the sum of:
 (1) the Annuity Account Value in the Investment Funds, or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 4); and


 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 3).


The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Fixed Income Series), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:



                              NON-NEW YORK        NEW YORK
   END OF                      GUARANTEED        GUARANTEED
 CONTRACT       ANNUITY          MINIMUM           MINIMUM
    YEAR     ACCOUNT VALUE  DEATH BENEFIT(1)    DEATH BENEFIT
---------- --------------- ----------------- -----------------
     1         $105,000         $106,000         $105,000(2)
     2         $115,500         $112,360         $115,500(2)
     3         $132,825         $119,102         $132,825(2)
     4         $106,260         $126,248         $132,825(3)
     5         $116,886         $133,823         $132,825(3)
     6         $140,263         $141,852         $140,263(2)
     7         $140,263         $150,363         $140,263(3)


The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, 20.00%, 10.00%,
20.00% and 0.00%, respectively.


6% TO AGE 80 BENEFIT
(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

NEW YORK
(2) At the end of Contract Years 1, 2, and 3 again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.
(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

APPENDIX III: EXAMPLE OF PAYMENTS UNDER THE ASSURED PAYMENT
OPTION AND APO PLUS
-----------------------------------------------------------------------------

The second column in the chart below illustrates the payments for a male age 70 who purchased the Assured Payment Option on April 15, 1997 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 1998. It assumes that the fixed period is 15 years and that the Life Contingent Annuity will provide payments on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on April 15, 1997, the initial payment would be $7,178.53 and would increase in each three year period to a final payment of $10,510.08. The first payment under the Life Contingent Annuity would be $11,561.09.

Alternatively as shown in the third and fourth columns, this individual could purchase APO Plus with the same $100,000 contribution, with the same fixed period and the Life Contingent Annuity on a Single Life basis. Assuming election of the Alliance Common Stock Fund based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on April 15, 1997, the same initial payment of $7,178.53 would be purchased under APO Plus. However, unlike the payment under the Assured Payment Option that will increase every three years, this initial payment under APO Plus is not guaranteed to increase. Therefore, only $79,640.00 is needed to purchase the initial payment stream, and the remaining $20,360.00 is invested in the Investment Funds. Any future increase in payments under APO Plus will depend on the investment performance in the Alliance Common Stock Fund.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the Investment Fund, the Annuity Account Value in the Investment Fund would grow to $20,360.00 and $25,647.73 respectively after three years. A portion of this amount is used to purchase the increase in the payments at the beginning of the fourth year. The remainder will stay in the Investment Fund to be drawn upon for the purchase of increases in payments at the end of each third year thereafter during the fixed period and at the end of the fixed period under the Life Contingent Annuity. Based on Guaranteed Rates for the Guarantee Periods and purchase rates for the Life Contingent Annuity as of April 15, 1997, the third and fourth columns illustrate the increasing payments that would be purchased under APO Plus assuming 0% and 8% rates of return respectively.


Under both options, while the Certificate Owner is living payments increase annually after the 16th year under the Life Contingent Annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

                               ANNUAL PAYMENTS


                                         ILLUSTRATIVE   ILLUSTRATIVE
         GUARANTEED INCREASING PAYMENTS    PAYMENTS       PAYMENTS
                   UNDER THE                UNDER          UNDER
 YEARS       ASSURED PAYMENT OPTION     APO PLUS AT 0% APO PLUS AT 8%
------- ------------------------------ -------------- --------------
1-3                $ 7,178.53             $7,178.53      $ 7,178.53
4-6                  7,896.38              7,380.16        7,754.69
7-9                  8,686.02              7,732.40        8,553.00
10-12                9,554.62              8,084.63        9,367.45
13-15               10,510.08              8,399.11       10,151.22
 16                 11,561.09              8,626.70       10,839.98



As described above, a portion of the illustrated contribution is applied to the Life Contingent Annuity. This amount will generally be larger under the Assured Payment Option than under APO Plus, and conversely a smaller portion of the contribution will be allocated to Guarantee Periods under the former than the latter. In this illustration, $81,843.99 is allocated under the Assured Payment Option to the Guarantee Periods and under APO Plus, $89,778.56 is allocated to the Guarantee Periods and the Investment Fund. The balance of the $100,000 ($18,156.01 and $10,221.44, respectively) is applied to the Life Contingent Annuity.


The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the Guaranteed Rates and Life Contingent Annuity purchase rates in effect as of the Transaction Date. It is assumed that no Lump Sum Withdrawals are taken.

                     APPENDIX IV: IRS TAX DEDUCTION TABLE
-----------------------------------------------------------------------------

If your Maximum Permissible Dollar Deduction is $2,000, use this table to estimate the amount of your contribution which will be deductible.

 EXCESS AGI    DEDUCTION   EXCESS AGI   DEDUCTION   EXCESS AGI   DEDUCTION   EXCESS AGI   DEDUCTION
------------ ----------- ------------ ----------- ------------ ----------- ------------ -----------
    $    0      $2,000       $2,550      $1,490       $5,050       $990       $ 7,550       $490
        50       1,990        2,600       1,480        5,100        980         7,600        480
       100       1,980        2,650       1,470        5,150        970         7,650        470
       150       1,970        2,700       1,460        5,200        960         7,700        460
       200       1,960        2,750       1,450        5,250        950         7,750        450
       250       1,950        2,800       1,440        5,300        940         7,800        440
       300       1,940        2,850       1,430        5,350        930         7,850        430
       350       1,930        2,900       1,420        5,400        920         7,900        420
       400       1,920        2,950       1,410        5,450        910         7,950        410
       450       1,910        3,000       1,400        5,500        900         8,000        400
       500       1,900        3,050       1,390        5,550        890         8,050        390
       550       1,890        3,100       1,380        5,600        880         8,100        380
       600       1,880        3,150       1,370        5,650        870         8,150        370
       650       1,870        3,200       1,360        5,700        860         8,200        360
       700       1,860        3,250       1,350        5,750        850         8,250        350
       750       1,850        3,300       1,340        5,800        840         8,300        340
       800       1,840        3,350       1,330        5,850        830         8,350        330
       850       1,830        3,400       1,320        5,900        820         8,400        320
       900       1,820        3,450       1,310        5,950        810         8,450        310
       950       1,810        3,500       1,300        6,000        800         8,500        300
     1,000       1,800        3,550       1,290        6,050        790         8,550        290
     1,050       1,790        3,600       1,280        6,100        780         8,600        280
     1,100       1,780        3,650       1,270        6,150        770         8,650        270
     1,150       1,770        3,700       1,260        6,200        760         8,700        260
     1,200       1,760        3,750       1,250        6,250        750         8,750        250
     1,250       1,750        3,800       1,240        6,300        740         8,800        240
     1,300       1,740        3,850       1,230        6,350        730         8,850        230
     1,350       1,730        3,900       1,220        6,400        720         8,900        220
     1,400       1,720        3,950       1,210        6,450        710         8,950        210
     1,450       1,710        4,000       1,200        6,500        700         9,000        200
     1,500       1,700        4,050       1,190        6,550        690         9,050        200
     1,550       1,690        4,100       1,180        6,600        680         9,100        200
     1,600       1,680        4,150       1,170        6,650        670         9,150        200
     1,650       1,670        4,200       1,160        6,700        660         9,200        200
     1,700       1,660        4,250       1,150        6,750        650         9,250        200
     1,750       1,650        4,300       1,140        6,800        640         9,300        200
     1,800       1,640        4,350       1,130        6,850        630         9,350        200
     1,850       1,630        4,400       1,120        6,900        620         9,400        200
     1,900       1,620        4,450       1,110        6,950        610         9,450        200
     1,950       1,610        4,500       1,100        7,000        600         9,500        200
     2,000       1,600        4,550       1,090        7,050        590         9,550        200
     2,050       1,590        4,600       1,080        7,100        580         9,600        200
     2,100       1,580        4,650       1,070        7,150        570         9,650        200
     2,150       1,570        4,700       1,060        7,200        560         9,700        200
     2,200       1,560        4,750       1,050        7,250        550         9,750        200
     2,250       1,550        4,800       1,040        7,300        540         9,800        200
     2,300       1,540        4,850       1,030        7,350        530         9,850        200
     2,350       1,530        4,900       1,020        7,400        520         9,900        200
     2,400       1,520        4,950       1,010        7,450        510         9,950        200
     2,450       1,510        5,000       1,000        7,500        500        10,000          0
     2,500       1,500

------------
Excess       AGI = Your AGI minus your THRESHOLD LEVEL:
             If you are single, your Threshold Level is $25,000.
             If you are married, your Threshold Level is $40,000.
             If you are married and file a separate tax return, your
              Excess AGI = your AGI.

                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS


                                                                 PAGE
                                                              --------
Part 1:     Minimum Distribution Withdrawals                      2
Part 2:     Accumulation Unit Values                              2
Part 3:     Annuity Unit Values                                   2
Part 4:     Custodian and Independent Accountants                 3
Part 5:     Alliance Money Market Fund and Alliance
            Intermediate Government Securities Fund Yield
            Information                                           3
Part 6:     Long-Term Market Trends                               5
Part 7:     Financial Statements                                  7


                     HOW TO OBTAIN A ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me an INCOME MANAGER Rollover IRA SAI:

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                                                                    May 1, 1997



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                    PROFILE OF INCOME MANAGER(SM) ACCUMULATOR
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.


1. THE ANNUITY CERTIFICATE. The Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. It is designed to provide for the accumulation of savings and for retirement income through the investment of after-tax money during an accumulation phase. You may invest in Investment Funds where your Certificate's value may vary up or down depending upon the investment performance. You may also invest in Guarantee Periods, or "GIROs" that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals from a GIRO before maturity, its investment value may increase or decrease due to interest rate changes. Earnings under your Certificate accumulate on a tax-deferred basis until amounts are distributed. Amounts distributed may be subject to income tax.

The Investment Funds offer a potential for better returns than the interest rates guaranteed when GIROs are held to maturity, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and GIROs. The value of GIROs prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.


The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.

2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to the Income Manager (Life Annuity with a Period Certain). You can also have your Certificate's value applied to any of the following five ANNUITY BENEFITS: (1) Life Annuity - payments for your life (assuming you are the annuitant), (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Annuity Benefits (other than the Refund Certain only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your annuity benefit.


                              --------------------
                        baseBUILDER is a service mark of
           The Equitable Life Assurance Socity of the United States.

3. PURCHASE. You can purchase a Certificate with $5,000 or more. You may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Subject to certain age restrictions, you may purchase the baseBUILDERSM guaranteed benefits, in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is provided under the Certificate at a lower charge (Plan B). Both benefits are discussed below. You choose the one that best suits your needs.


4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR Trust) and EQ Advisors Trust, (EQ Trust). The portfolios are described in the prospectuses for HR Trust and EQ Trust.


HR TRUST INVESTMENT FUNDS                 EQ TRUST INVESTMENT FUNDS
-------------------------                 --------------------------
Alliance Conservative Investors  EQ/Putnam Balanced    Morgan Stanley Emerging
Alliance Growth Investors        EQ/Putnam Growth &      Markets Equity*
Alliance Growth & Income           Income Value        T. Rowe Price Equity
Alliance Common Stock            MFS Emerging Growth     Income
Alliance Global                    Companies           T. Rowe Price
Alliance International           MFS Research            International Stock
Alliance Aggressive Stock        Merrill Lynch Basic   Warburg Pincus Small
Alliance Small Cap Growth          Value Equity          Company Value
Alliance Money Market            Merrill Lynch World
Alliance Intermediate              Strategy
  Government Securities
Alliance High Yield



* The Morgan Stanley Emerging Markets Equity Fund will be available on or about September 2, 1997.


You may also invest in one or more GIROs currently maturing in years 1998 through 2007.


5. EXPENSES. The Certificate has expenses as follows: For Plan A -- there is an annual charge as a percentage of the Guaranteed Minimum Death Benefit. The percentage is equal to 0.45%. For Plan B -- the percentage is equal to 0.20%. As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks at an annual rate of 0.90%; a daily charge is deducted for administration expenses at an annual rate of 0.25%.

The charges for the portfolios of HR Trust range from 0.64% to 1.33% of the average daily net assets of HR Trust portfolios, depending upon HR Trust portfolios selected (based on 1996 other expenses). The charges for the portfolios of EQ Trust range from 0.85% to 1.75% of the average daily assets of EQ Trust portfolio. These amounts are based on restated values during 1996 and, for EQ Trust, a current expense cap. The 12b-1 fees for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily net assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals (other than surrender) is 15% of the Certificate's value at the beginning of the year. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                                Year of Contribution Withdrawal

                      1      2      3      4      5      6      7      8+
                     ------------------------------------------------------
Percentage of
Contribution         7.0%  6.0%    5.0%   4.0%   3.0%   2.0%   1.0%   0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate and include the benefit based charge for the baseBUILDER combined Guaranteed Minimum Death and Income Benefits equal to 0.45% of the Guaranteed Minimum Death Benefit in effect on each Contract Date anniversary. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                             EXAMPLES
                               TOTAL ANNUAL     TOTAL ANNUAL    TOTAL        Total Annual
                               CERTIFICATE      PORTFOLIO      ANNUAL      Expenses at End of:
INVESTMENT FUND                  CHARGES         CHARGES       CHARGES      (1)        (2)
                                                                           1 Year    10 Years
EQ TRUST
--------
EQ/Putnam Balanced                1.15%           0.90%         2.05%      $90.74    $293.88
EQ/Putnam Growth & Income Value   1.15            0.85          2.00        90.24     288.87
MFS Emerging Growth Companies     1.15            0.85          2.00        90.24     288.87
MFS Research                      1.15            0.85          2.00        90.24     288.87
Merrill Lynch Basic Value Equity  1.15            0.85          2.00        90.24     288.87
Merrill Lynch World Strategy      1.15            1.20          2.35        93.72     323.50
Morgan Stanley Emerging Markets
  Equity                          1.15            1.75          2.90        99.19     375.62
T. Rowe Price Equity Income       1.15            0.85          2.00        90.24     288.87
T. Rowe Price International
  Stock                           1.15            1.20          2.35        93.72     323.50
Warburg Pincus Small
  Company Value                   1.15            1.00          2.15        91.73     303.84

HR TRUST
--------
Alliance Conservative
 Investors                        1.15%           0.80%         1.95%      $89.74     $275.75
Alliance Growth Investors         1.15            0.84          1.99        90.14      279.80
Alliance Growth & Income          1.15            0.85          2.00        90.24      280.80
Alliance Common Stock             1.15            0.66          1.81        88.35      261.52
Alliance Global                   1.15            0.98          2.13        91.53      293.80
Alliance International            1.15            1.33          2.48        95.01      328.00
Alliance Aggressive Stock         1.15            0.83          1.98        90.04      278.79
Alliance Small Cap Growth         1.15            1.25          2.40        94.22        ---
Alliance Money Market             1.15            0.64          1.79        88.15      259.45
Alliance Intermediate
 Government Securities            1.15            0.84          1.99        90.14      279.80
Alliance High Yield               1.15            0.91          2.06        90.84      286.83

For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any expense waiver or limitation. For more detailed information, see the Fee Table in the prospectus.


6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, you may be charged an additional 10% Federal tax penalty on the amount received.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under your Certificate through the following WITHDRAWAL OPTIONS:
(1) Lump Sum Withdrawals of at least $1,000 may be taken at any time, and (2) Systematic Withdrawals, paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. You also have access to your Certificate's value by surrendering the Certificate. All or a portion of a withdrawal may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and may be subject to a tax penalty. Withdrawals from GIROs prior to their maturity may result in a market value adjustment.

8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. The following chart shows total returns for certain Investment Funds for the time periods shown. The results indicated reflect all of the charges, except for the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge for the optional combined guaranteed benefits and the withdrawal charge. If included, these two charges would reduce the performance numbers shown below. Past performance is not a guarantee of future results.

The performance data for the Alliance Growth & Income, Alliance International, Alliance Conservative Investors, Alliance Intermediate Government Securities (under which portfolios of HR Trust with a 12b-l fee were not previously available) and the for other Investment Funds prior to October 16, 1996, do not reflect the 12b-1 fee. There is no performance data for the Alliance Small Cap Growth Fund and the Investment Funds investing in EQ Trust portfolios as such Investment Funds were not available prior to May 1, 1997.


                                                                      CALENDAR YEAR

INVESTMENT FUND                1996      1995      1994      1993      1992     1991    1990     1989     1988     1987
-----------------------------------------------------------------------------------------------------------------------

HR TRUST
--------
Alliance Conservative
   Investors                    3.99%    19.02%    (5.20)%   9.54%     4.50%   18.51%   5.14%    2.79%     --       --
Alliance Growth Investors      11.24     24.92     (4.27)   13.95      3.69    47.19    9.39     3.53      --       --
Alliance Growth & Income       18.70     22.65     (1.72)   (0.55)      --      --       --       --       --       --
Alliance Common Stock          22.76     30.93     (3.26)   23.29      2.03    36.30   (9.17)   24.16    21.03%     6.21%
Alliance Global                13.20     17.45      4.02    30.60     (1.65)   29.06   (7.15)   25.29     9.61    (13.62)
Alliance International          8.54     10.34      ----     ---        ---     ---      --       --       --       --
Alliance Aggressive Stock      20.71     30.13     (4.92)   15.41     (4.28)   84.73    6.92    41.86    (0.03)     6.06
Alliance Money Market           4.05      4.53      2.82     1.78      2.37     4.97    6.99     7.93     6.09      5.41
Alliance Intermediate
   Government Securities        5.27     12.03     (5.47)    9.27      4.38    11.30     --       --       --       --
Alliance High Yield            21.39     18.54     (3.90)   21.74     11.02    23.03   (2.26)    3.93     8.48      3.49



9. DEATH BENEFIT. If you die (assuming you are the annuitant) before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit is equal to (1) your Certificate's value in the Investment Funds, or if greater, the Guaranteed Minimum Death Benefit, and
(2) the amount of the death benefit provided with respect to GIRO's.


     The Guaranteed Minimum Death Benefit is equal to a "6% to Age 80 Benefit for ages 20 to 79." For ages 80 to 83 a return of the money you have invested in the Investment Funds will apply.

     We add interest to the initial amount at 6% (3% for amounts in the Alliance Money Market and Intermediate Government Securities Fund) through the annuitant's age 80.

     Annual Ratchet to Age 80 (Available in New York only) -- This is the amount reset each year through the annuitant's age 80 to your Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit.
     -----------------------------------------------------


10. OTHER INFORMATION.


GUARANTEED MINIMUM INCOME BENEFIT. The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, is an optional benefit that provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (during specified periods of time) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) the minimum amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value in the Investment Funds, applied at current annuity factors.

Investment performance is not guaranteed. The Guaranteed Minimum Income Benefit provides a safety net for your future income.

QUALIFIED PLANS. If the Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the GIRO's, through the date we receive your Certificate. Some states may require that we calculate the refund differently.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a GIRO maturity date, by putting a portion of your money in a particular GIRO, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the GIRO, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to put your money into the Alliance Money Market Fund and have a it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months in which case

Certificate charges will not be deducted. General Dollar Cost Averaging - You can elect at any time to put money into the Alliance Money Market Funds and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable charges deducted from the value in the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to GIRO's.


11. INQUIRIES. If you need more information, please contact your agent. You may also contact us, at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                        INCOME MANAGER(SM) ACCUMULATOR
                         PROSPECTUS DATED MAY 1, 1997
                                  ---------
         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States
------------------------------------------------------------------------------
This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ACCUMULATOR) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Accumulator Certificates are issued as non-qualified annuities for after-tax contributions. A minimum initial contribution of $5,000 is required to put the Certificate into effect.

The Accumulator is designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be later distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Accumulator offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 21 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) or EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus, describe the investment objectives, policies and risks of the Portfolios.

                               INVESTMENT FUNDS



                                                  EQUITY SERIES:
----------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                    INTERNATIONAL EQUITY                      AGGRESSIVE EQUITY
 Alliance Common Stock              Alliance Global                           Alliance Aggressive Stock
 Alliance Growth & Income           Alliance International                    Alliance Small Cap Growth
 EQ/Putnam Growth & Income Value    Morgan Stanley Emerging Markets Equity    MFS Emerging Growth Companies
 MFS Research                       T. Rowe Price International Stock         Warburg Pincus Small Company Value
 Merrill Lynch Basic Value Equity
 T. Rowe Price Equity Income
 -----------------------------------------------------------------------------------------------------------------



      ASSET ALLOCATION SERIES                                       FIXED INCOME SERIES
------------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors        AGGRESSIVE FIXED INCOME     DOMESTIC FIXED INCOME
 Alliance Growth Investors               Alliance High Yield         Alliance Intermediate Government Securities
 EQ/Putnam Balanced                                                  Alliance Money Market
 Merrill Lynch World Strategy
 -----------------------------------------------------------------------------------------------------------------



Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1998 through 2007.

You may choose from a variety of payout options, including Income Manager payout annuity options and our other variable annuities and fixed annuities.


This prospectus provides information about the Accumulator that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for HR Trust and EQ Trust, both of which you should also read carefully.

Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1997, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE
NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.
------------------------------------------------------------------------------

  Copyright 1997 The Equitable Life Assurance Society of the United States,
                          New York, New York 10104.

   All rights reserved. baseBUILDER is a service mark of The Equitable Life
                    Assurance Society of the United States.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.


   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 557-1234).

PROSPECTUS TABLE OF CONTENTS


GENERAL TERMS                                 PAGE 4
FEE TABLE                                     PAGE 5
PART 1: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE
        INVESTMENT FUNDS                      PAGE 9
Equitable Life                                  9
Separate Account No. 45                         9
HR Trust                                        10
HR Trust's Manager and Adviser                  10
EQ Trust                                        10
EQ Trust's Manager and Advisers                 10
Investment Policies and Objectives of HR
  Trust's and EQ Trust's Portfolios             11
PART 2: THE GUARANTEED PERIOD
        ACCOUNT                              PAGE 13
Guarantee Periods                               13
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                               14
Investments                                     15
PART 3: PROVISIONS OF THE
        CERTIFICATES AND SERVICES
        WE PROVIDE                           PAGE 16
What is the Accumulator?                        16
Availability of the Certificates                16
Contributions Under the Certificates            16
Methods of Payment                              16
Allocation of Contributions                     16
Free Look Period                                17
Annuity Account Value                           17
Transfers Among Investment Options              17
Dollar Cost Averaging                           18
baseBUILDER Benefits                            18
Death Benefit                                   19
How Death Benefit Payment is Made               19
When the Certificate Owner Dies
  Before the Annuitant                          20
Guaranteed Minimum Income Benefit               20
Withdrawal Options                              21
Cash Value                                      23
Surrendering the Certificates to
  Receive the Cash Value                        23
When Payments are Made                          23
Annuity Benefits and Payout Annuity Options     23
Assignment                                      25
Services We Provide                             25
Distribution of the Certificates                25
PART 4: DEDUCTIONS AND CHARGES               PAGE 27
Charges Deducted from the Annuity
  Account Value                                 27
Charges Deducted from the Investment
  Funds                                         28
HR Trust Charges to Portfolios                  28
EQ Trust Charges to Portfolios                  28
Group or Sponsored Arrangements                 29
Other Distribution Arrangements                 29
PART 5: VOTING RIGHTS                        PAGE 30
HR Trust and EQ Trust Voting Rights             30
Voting Rights of Others                         30
Separate Account Voting Rights                  30
Changes in Applicable Law                       30
PART 6: TAX ASPECTS OF THE CERTIFICATES      PAGE 31
Tax Changes                                     31
Taxation of Non-Qualified Annuities             31
Federal and State Income Tax
  Withholding                                   32
Other Withholding                               33
Special Rules for Certificates Issued in
  Puerto Rico                                   33
Impact of Taxes to Equitable Life               33
Transfers Among Investment Options              33
PART 7: INDEPENDENT ACCOUNTANTS              PAGE 34
PART 8: INVESTMENT PERFORMANCE               PAGE 35
Standardized Performance Data                   35
Rate of Return Data for Investment
  Funds                                         37
Communicating Performance Data                  40
Alliance Money Market Fund and Alliance
  Intermediate Government Securities Fund
  Yield Information                             40
APPENDIX I: MARKET VALUE
  ADJUSTMENT EXAMPLE                         PAGE 42
APPENDIX II: QUALIFIED PLAN CERTIFICATES     PAGE 43
APPENDIX III: GUARANTEED MINIMUM
  DEATH BENEFIT EXAMPLE                      PAGE 44
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS                          PAGE 45

                                GENERAL TERMS


ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining benefits under the Certificates.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Accumulator Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE--The date on which Annuity Benefit payments automatically commence.

BASEBUILDER (SERVICE MARK) --Protection benefits, consisting of the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns an Accumulator Certificate and has the right to exercise all rights under the Certificate.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEED MINIMUM DEATH BENEFIT--The minimum amount payable with respect to the Investment Funds, upon the death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT--The minimum amount of future guaranteed lifetime income provided with respect to the Investment Funds.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROs).

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the manager and adviser to HR Trust.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

PORTFOLIOS--The portfolios of HR Trust and EQ Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.


PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.

SAI--The statement of additional information for the Separate Account under the Certificates.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 45.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

                                  FEE TABLE


The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 4: Deductions and Charges." For a complete description of each Trust's charges and expenses, see the prospectuses for HR Trust and EQ Trust.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. See "Part 4: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."


OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted upon surrender or for certain withdrawals. The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract
  Year 1")(1)

 CONTRACT
   YEAR
----------
   1................  7.00%
   2................  6.00
   3................  5.00
   4................  4.00
   5................  3.00
   6................  2.00
   7................  1.00
   8+...............  0.00


GUARANTEED BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)(2)
COMBINED GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT
 BENEFIT (PLAN A).................................................................  0.45%
GUARANTEED MINIMUM DEATH BENEFIT ONLY BENEFIT (PLAN B) ...........................  0.20%
THESE CHARGES ARE CALCULATED AS A PERCENTAGE OF THE GUARANTEED MINIMUM DEATH
 BENEFIT.

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
MORTALITY AND EXPENSE RISKS.......................................................  0.90%
ADMINISTRATION(3).................................................................  0.25%
                                                                                  -------
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...........................................  1.15%
                                                                                  =======


------------
See footnotes on next page.

HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                                             INVESTMENT PORTFOLIOS
                            --------------------------------------------------------------------------------------
                               ALLIANCE       ALLIANCE      ALLIANCE       ALLIANCE
                             CONSERVATIVE      GROWTH       GROWTH &        COMMON       ALLIANCE      ALLIANCE
HR TRUST                       INVESTORS     INVESTORS       INCOME         STOCK         GLOBAL     INTERNATIONAL
--------                    --------------  -----------    ----------     ----------    ----------   -------------
Investment Advisory Fee          0.48%         0.53%          0.55%         0.38%          0.65%         0.90%
12b-1 Fee(4)                     0.25%         0.25%          0.25%         0.25%          0.25%         0.25%
Other Expenses                   0.07%         0.06%          0.05%         0.03%          0.08%         0.18%
                            --------------  -----------    -----------    ----------    ----------   -------------
 TOTAL HR TRUST ANNUAL
  EXPENSES(5)                    0.80%         0.84%          0.85%         0.66%          0.98%         1.33%
                            ==============  ===========    ===========    ==========    ==========   =============
                                                                                         ALLIANCE
                                              ALLIANCE      ALLIANCE       ALLIANCE    INTERMEDIATE    ALLIANCE
                                             AGGRESSIVE       SMALL         MONEY          GOVT.         HIGH
HR TRUST                                       STOCK       CAP GROWTH       MARKET      SECURITIES       YIELD
--------                                  --------------  ------------   -----------  --------------  ------------
Investment Advisory Fee                        0.55%          0.90%         0.35%          0.50%         0.60%
12-b Fee(4)                                    0.25%          0.25%         0.25%          0.25%         0.25%
Other Expenses                                 0.03%          0.10%         0.04%          0.09%         0.06%
                                          --------------  ------------   -----------  --------------  ------------
 TOTAL HR TRUST ANNUAL
  EXPENSES(5)                                  0.83%          1.25%         0.64%          0.84%         0.91%
                                          ==============  ============   ===========  ==============  ============
                                                                             MFS                        MERRILL
                                                           EQ/PUTNAM      EMERGING                       LYNCH
                                            EQ/PUTNAM       GROWTH &       GROWTH          MFS        BASIC VALUE
EQ TRUST                                     BALANCED     INCOME VALUE    COMPANIES      RESEARCH       EQUITY
--------                                  -------------   ------------   -----------    ----------   -------------
Investment Advisory Fee                        0.55%          0.55%         0.55%          0.55%         0.55%
12b-1 Fee(4)                                   0.25%          0.25%         0.25%          0.25%         0.25%
Other Expenses                                 0.10%          0.05%         0.05%          0.05%         0.05%
                                          -------------   ------------   -----------    ----------   -------------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(6)                                  0.90%          0.85%         0.85%          0.85%         0.85%
                                          =============   ============   ===========    ==========   =============
                                                             MORGAN
                                              MERRILL        STANLEY                      T. ROWE       WARBURG
                                               LYNCH        EMERGING       T. ROWE         PRICE     PINCUS SMALL
                                               WORLD         MARKETS     PRICE EQUITY  INTERNATIONAL    COMPANY
EQ TRUST                                      STRATEGY       EQUITY         INOME          STOCK         VALUE
--------                                  -------------- -------------  -------------  ------------- -------------
Investment Advisory Fee                        0.70%          1.15%         0.55%          0.75%         0.65%
12b-1 Fee(4)                                   0.25%          0.25%         0.25%          0.25%         0.25%
Other Expenses                                 0.25%          0.35%         0.05%          0.20%         0.10%
                                          -------------- -------------  -------------  ------------- -------------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(6)                                  1.20%          1.75%         0.85%          1.20%         1.00%
                                          ============== =============  =============  ============= =============



Notes:
(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon surrender of a Certificate. See "Part 5:
      Deductions and Charges," "Withdrawal Charge."

(2) The Guaranteed Minimum Death Benefit is applicable to the Investment Funds. This charge is deducted annually on each Processing Date. See "Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Benefit Charge (Plan A)" and "Guaranteed Minimum Death Benefit Only Charge (Plan B)" in Part 4.

(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

(4) The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares.

(5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in
      Part 4.

(6) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees specified exceed the total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 4.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Benefit (Plan A) and under the Guaranteed Minimum Death Benefit Only Benefit (Plan B) in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                COMBINED GUARANTEED MINIMUM DEATH BENEFIT AND
         GUARANTEED MINIMUM INCOME BENEFIT BENEFIT (PLAN A) ELECTION
-----------------------------------------------------------------------------



                                                               IF YOU DO NOT SURRENDER YOUR
IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD    CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE EXPENSES WOULD BE:                                  SHOWN, THE EXPENSES WOULD BE:
                       1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
                       -------- --------- --------- ---------- -------- --------- --------- ---------
HR TRUST
--------
Alliance Conservative
 Investors               $89.74   $120.55   $154.64   $275.75    $24.51   $ 75.92   $130.68   $283.83
Alliance Growth
 Investors                90.14    121.76    156.67    279.80     24.91     77.12    132.69    287.85
Alliance Growth &
 Income                   90.24    122.06    157.17    280.80     25.01     77.42    133.19    288.87
Alliance Common Stock     88.35    116.35    147.61    261.52     23.12     71.71    123.63    269.57
Alliance Global           91.53    125.95    163.66    293.80     26.30     81.30    139.67    301.85
Alliance International    95.01    136.36    180.97    328.00     29.78     91.73    157.01    336.07
Alliance Aggressive
 Stock                    90.04    121.46    156.17    278.79     24.81     76.82    132.19    286.85
Small Cap Growth          94.22    134.00        --        --     28.99     89.36        --        --
Alliance Money Market     88.15    115.75    146.59    259.45     22.92     71.11    122.61    267.51
Alliance Intermediate
 Gov't Securities         90.14    121.76    156.67    279.80     24.91     77.12    132.69    287.85
Alliance High Yield       90.84    123.86    160.17    286.83     25.61     79.22    136.19    294.89

EQ TRUST
--------
EQ/Putnam Balanced       $90.74   $123.56        --        --    $25.51   $ 78.91        --        --
EQ/Putnam Growth &
 Income Value             90.24    122.06        --        --     25.01     77.42        --        --
MFS Emerging Growth
 Companies                90.24    122.06        --        --     25.01     77.42        --        --
MFS Research              90.24    122.06        --        --     25.01     77.42        --        --
Merrill Lynch Basic
 Value Equity             90.24    122.06        --        --     25.01     77.42        --        --
Merrill Lynch World
 Strategy                 93.72    132.50        --        --     28.49     87.87        --        --
Morgan Stanley
 Emerging Market
 Equity                   99.19    148.78        --        --     33.96    104.14        --        --
T. Rowe Price Equity
 Income                   90.24    122.06        --        --     25.01     77.42        --        --
T. Rowe Price
 International Stock      93.72    132.50        --        --     28.49     87.87        --        --
Warburg Pincus Small
 Company Value            91.73    126.55        --        --     26.50     81.90        --        --


------------
See footnote on next page.

       GUARANTEED MINIMUM DEATH BENEFIT ONLY BENEFIT (PLAN B) ELECTION
-----------------------------------------------------------------------------



                                                               IF YOU DO NOT SURRENDER YOUR
IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD    CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE EXPENSES WOULD BE:                                  SHOWN, THE EXPENSES WOULD BE:
                       1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
                       -------- --------- --------- ---------- -------- --------- --------- ---------
HR TRUST
--------
Alliance Conservative
 Investors               $89.74   $115.25   $143.62   $248.28    $21.86   $67.64    $116.31   $251.89
Alliance Growth
 Investors                90.14    116.46    145.64    252.38     22.26    68.84     118.33    255.98
Alliance Growth &
 Income                   90.24    116.76    146.16    253.43     22.36    69.14     118.83    257.01
Alliance Common Stock     88.35    111.05    136.55    233.84     20.47    63.42     109.21    237.42
Alliance Global           91.53    120.66    152.69    266.60     23.65    73.04     125.36    270.18
Alliance International    95.01    131.11    170.11    301.30     27.13    83.49     142.78    304.87
Alliance Aggressive
 Stock                    90.04    116.16    145.14    251.37     22.16    68.54     117.82    254.95
Small Cap Growth          94.22    128.73        --        --     26.34    81.12         --        --
Alliance Money Market     88.15    110.44    135.53    231.77     20.27    62.82     108.21    235.35
Alliance Intermediate
 Gov't Securities         90.14    116.46    145.64    252.38     22.26    68.84     118.33    255.98
Alliance High Yield       90.84    118.56    149.17    259.51     22.96    70.95     121.86    263.11

EQ TRUST
--------
EQ/Putnam Balanced       $90.74   $118.26        --        --    $22.86   $70.65         --        --
EQ/Putnam Growth &
 Income Value             90.24    116.76        --        --     22.36    69.14         --        --
MFS Emerging Growth
 Companies                90.24    116.76        --        --     22.36    69.14         --        --
MFS Research              90.24    116.76        --        --     22.36    69.14         --        --
Merrill Lynch Basic
 Value Equity             90.24    116.76        --        --     22.36    69.14         --        --
Merrill Lynch World
 Strategy                 93.72    127.24        --        --     25.84    79.62         --        --
Morgan Stanley
 Emerging Market
 Equity                   99.19    143.56        --        --     31.31    95.94         --        --
T. Rowe Price Equity
 Income                   90.24    116.76        --        --     22.36    69.14         --        --
T. Rowe Price
 International Stock      93.72    127.24        --        --     25.84    79.62         --        --
Warburg Pincus Small
 Company Value            91.73    121.26        --        --     23.85    73.64         --        --

------------
Note:
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 4. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

                 PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                         AND THE INVESTMENT FUNDS

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996 AXA, beneficially owned 63.8% of the outstanding common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.

SEPARATE ACCOUNT NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HR Trust and EQ Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.


Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.


In addition to contributions made under the Accumulator Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Accumulator Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.


We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

HR TRUST


HR Trust is an open-end diversified management investment company, more commonly called a mutual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of HR Trust. HR Trust commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. HR Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to HR Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of HR Trust purchase Class IB shares of a corresponding Portfolio of HR Trust. More detailed information about HR Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.


HR TRUST'S MANAGER AND ADVISER


HR Trust is managed and advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the 1940 Act. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On December 31, 1996, Alliance was managing approximately $182.8 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.


EQ TRUST


EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus and in its statement of additional information.


EQ TRUST'S MANAGER AND ADVISERS


EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life.

EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

EQ Financial has entered into investment advisory agreements with Putnam Investments, Massachusetts Financial Services Company, Merrill Lynch Asset Management, L.P., Morgan Stanley Asset Management Inc., T. Rowe Price Associates, Inc. and Rowe Price-Fleming International, Inc., and Warburg, Pincus Counsellors, Inc., which serve as advisers to EQ/Putnam, MFS, Merrill Lynch, Morgan Stanley, T. Rowe Price, and Warburg Pincus Portfolios, respectively, of EQ Trust.

INVESTMENT POLICIES AND OBJECTIVES OF HR TRUST'S PORTFOLIOS AND EQ TRUST'S PORTFOLIOS


Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for HR Trust and EQ Trust, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.



 PORTFOLIO                                        INVESTMENT POLICY                     OBJECTIVE
-----------                                      -------------------                    ---------
HR TRUST
Alliance Conservative          Diversified mix of publicly-traded, fixed-income and     High total return without, in
 Investors                     equity securities; asset mix and security selection      the adviser's opinion, undue
                               are primarily based upon factors expected to reduce      risk to principal
                               risk. The Portfolio is generally expected to hold
                               approximately 70% of its assets in fixed income
                               securities and 30% in equity securities.

Alliance Growth Investors      Diversified mix of publicly-traded, fixed-income and     High total return consistent
                               equity securities; asset mix and security selection      with the adviser's
                               based upon factors expected to increase possibility of   determination of reasonable
                               high long-term return. The Portfolio is generally        risk
                               expected to hold approximately 70% of its assets in
                               equity securities and 30% in fixed income securities.

Alliance Growth & Income       Primarily income producing common stocks and             High total return through a
                               securities convertible into common stocks.               combination of current income
                                                                                        and capital appreciation

Alliance Common Stock          Primarily common stock and other equity-type             Long-term growth of capital
                               instruments.                                             and increasing income

Alliance Global                Primarily equity securities of non-United States as      Long-term growth of capital
                               well as United States companies.

Alliance International         Primarily equity securities selected principally to      Long-term growth of capital
                               permit participation in non-United States companies
                               with prospects for growth.

Alliance Aggressive Stock      Primarily common stocks and other equity-type            Long-term growth of capital
                               securities issued by quality small and intermediate
                               sized companies with strong growth prospects and in
                               covered options on those securities.

Alliance Small Cap  Growth     Primarily U.S. common stocks and other equity type       Long-term growth of capital
                               securities issued by smaller companies with favorable
                               growth prospects.

Alliance Money Market          Primarily high quality U.S. dollar denominated money     High level of current income
                               market instruments.                                      while preserving assets and
                                                                                        maintaining liquidity

Alliance Intermediate          Primarily debt securities issued or guaranteed by the    High current income
 Government Securities         U.S. government, its agencies and instrumentalities.     consistent with relative
                               Each investment will have a final maturity of not more   stability of principal
                               than 10 years or a duration not exceeding that of a
                               10-year Treasury note.

                               11

PORTFOLIO                                         INVESTMENT POLICY                     OBJECTIVE
---------                                        -------------------                    ---------
Alliance High Yield            Primarily a diversified mix of high yield,               High return by maximizing
                               fixed-income securities involving greater volatility     current income and, to the
                               of price and risk of principal and income than high      extent consistent with that
                               quality fixed-income securities. The medium and lower    objective, capital
                               quality debt securities in which the Portfolio may       appreciation
                               invest are known as "junk bonds."

EQ TRUST
--------
EQ/Putnam Balanced             A well-diversified portfolio of stocks and bonds that    Balanced investment
                               will produce both capital growth and current income.

EQ/Putnam Growth &             Primarily common stocks that offer potential for         Capital growth and,
 Income Value                  capital growth, consistent with the Portfolio's          secondarily, current income
                               investment objective, common stocks that offer
                               potential for current income.

MFS Emerging Growth            Primarily (i.e., at least 80% of its assets under        Long-term growth of capital
 Companies                     normal circumstances) in common stocks of emerging
                               growth companies that the Portfolio adviser believes
                               are early in their life cycle but which have the
                               potential to become major enterprises.

MFS Research                   A substantial portion of assets invested in common       Long-term growth of capital
                               stock or securities convertible into common stock of     and future income
                               companies believed by the Portfolio adviser to possess
                               better than average prospects for long-term growth.

Merrill Lynch Basic Value      Investment in securities, primarily equities, that the   Capital appreciation and,
 Equity                        Portfolio adviser believes are undervalued and           secondarily, income
                               therefore represent basic investment value.

Merrill Lynch World            Investment primarily in a portfolio of equity and        High total investment return
 Strategy                      fixed income securities, including convertible
                               securities, of U.S. and foreign issuers.

Morgan Stanley Emerging        Primarily equity securities of emerging market country   Long-term capital
 Markets Equity*               (i.e., foreign) issuers.                                 appreciation

T. Rowe Price Equity           Primarily dividend paying common stocks of established   Substantial dividend income
 Income                        companies.                                               and also capital appreciation

T. Rowe Price International    Primarily common stocks of established non-United        Long-term growth of capital
 Stock                         States companies.

Warburg Pincus Small           Primarily in a portfolio of equity securities of small   Long-term capital
 Company Value                 capitalization companies (i.e., companies having         appreciation
                               market capitalizations of $1 billion or less at the
                               time of initial purchase) that the Portfolio adviser
                               considers to be relatively undervalued.

------------
* Will be available on or about September 2, 1997.

                    PART 2: THE GUARANTEED PERIOD ACCOUNT


GUARANTEE PERIODS


Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).


Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates


We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1998 through 2007. Not all Guarantee Periods will be available for Annuitants ages 76 and above. See "Allocation of Contributions" in Part
4. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.


We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.
o  The Guaranteed Rate is 3%.
o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of April 15, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:



    GUARANTEE
  PERIODS WITH     GUARANTEED
 EXPIRATION DATE   RATE AS OF      PRICE
FEBRUARY 15TH OF   APRIL 15,    PER $100 OF
  MATURITY YEAR       1997     MATURITY VALUE
---------------- ------------- --------------
       1998           4.93%        $96.05
       1999           5.40          90.78
       2000           5.64          85.58
       2001           5.76          80.65
       2002           5.86          75.91
       2003           5.94          71.39
       2004           6.03          66.99
       2005           6.09          62.89
       2006           6.17          58.89
       2007           6.23          55.16


Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1998 through 2002, then according to the above table the lump sum contribution you would have to make as of April 15, 1997 would be $428.97 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1998 through 2002).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.


Options at Expiration Date


We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:


  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR
TRANSFERS, WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account


Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

        PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE


WHAT IS THE ACCUMULATOR?


The Accumulator Certificate is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Accumulator Certificates are issued as non-qualified annuities for after-tax contributions. The provisions of your Certificate may be restricted by applicable laws or regulations. The Certificates may not be available in all states.

Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to age 59 1/2 may be subject to tax penalty.

When issued with the appropriate endorsement, an Accumulator Certificate may be purchased by a plan qualified under Section 401(a) of the Code. Such purchases may not be available in all states. Plan fiduciaries considering purchase of a Certificate should read the important information in Appendix II.


AVAILABILITY OF THE CERTIFICATES


The Certificates are available for Annuitant issue ages 20 through 83.


CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $5,000. Subsequent contributions may be made in an amount of at least $1,000 at any time up until the Annuitant attains age 84. We may refuse to accept any contributions if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT


Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the agent, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.


ALLOCATION OF CONTRIBUTIONS


You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

Self-Directed Allocation

You allocate your contributions to one or up to all of the available Investment Options. Allocations among the Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.


Principal Assurance


This option (for Annuitant issue ages 20 through 75) assures that your Maturity Value in a specified

Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part
2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.


FREE LOOK PERIOD


You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 6: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.


ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment
Options.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.


The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."


TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.


  o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."
  o At Annuitant ages 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.
  o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calendar year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.


DOLLAR COST AVERAGING

We offer two Dollar Cost Averaging programs as described below. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amounts are transferred to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Special Dollar Cost Averaging

For Certificate Owners who (at issue of the Certificate) want to dollar cost average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks and administration charges normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 4.

General Dollar Cost Averaging

If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to be made each Contract Year. Dollar cost averaging may not be elected while the systematic withdrawal option is in effect.

The transfer date will be the same calendar day of the month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

BASEBUILDER BENEFITS

The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit. The combined benefit (Plan A) is available for Annuitant issue ages 20 through 75 for which there is a charge. See "Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge" in Part 5). If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is still provided under the Certificate at a lower charge.

If the Annuitant is age 76 or older and you are interested in the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit, ask your agent for a copy of the prospectus supplement describing this benefit. The combined benefit (Plan A) is not currently available in New York.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:


 (1) the Annuity Account Value in the Investment Funds, or, if greater, the Guaranteed Minimum Death Benefit defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account which is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Part 2: The Guaranteed Period Account."

Guaranteed Minimum Death Benefit

Your Guaranteed Minimum Death Benefit is the minimum amount payable with respect to the Investment Funds upon the death of the Annuitant.

Applicable to Certificate issued in all states except New York for Annuitant issue ages 20 through 79.

6% to Age 80 Benefit--On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) on each Contract Date anniversary through the Annuitant's age 80 (or on the date of the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds.

Applicable to Certificates issued in New York Annuitant issue age 20 through
79

Guaranteed Minimum Death Benefit--On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80 to the Annuity Account Value on a Contract Date anniversary if higher than the current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Upon your death, the Guaranteed Minimum Death Benefit will be reset to the Annuity Account Value in the Investment Funds, plus the sum of the Guaranteed Period Amounts in each Guarantee Period, if greater than the Guaranteed Minimum Death Benefit determined above.

Applicable to Certificates issued in all states for Annuitant issue ages 80 through 83

On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to such portion of the initial contribution plus (a) any subsequent contributions an transfers into the Investment Funds, less (b) any transfers and withdrawals from such Funds.

Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals and Transfer Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefit offered by Equitable Life. See "Annuity Benefits and Distribution Options" below. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.


On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of your Certificate and is in effect at your death, the Guaranteed Minimum Death Benefit will be reset at the greater of the current Guaranteed Minimum Death Benefit and the cur-rent Annuity Account Value in the Investment Funds. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we can use the age (as of the Processing Date) of the successor Annuitant/Certificate Owner.

WHEN THE CERTIFICATE OWNER DIES
BEFORE THE ANNUITANT

When you are not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). The Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an annuity benefit is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an annuity benefit has not been elected, as described above, on the fifth anniversary of your death, we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income with respect to the Investment Funds when you exchange your Accumulator Certificate for an Income Manager (Life Annuity with a Period Certain) certificate. The Income Manager provides payments during a period certain with payments continuing for life thereafter.

On the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value in the Investment Funds at our then current annuity factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your Investment Funds. Because it is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity factors. It should therefore be regarded as a safety net.

If you have any Annuity Account Value in the Guaranteed Period Account under your Accumulator Certificate as of the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, such Annuity Account Value will also be applied (at current annuity factors) toward the purchase of payments under the Income Manager (Life Annuity with a Period Certain). Such Annuity Account Value will increase the payments provided by the Guaranteed Minimum Income Benefit. A market value adjustment may apply.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male age 60 (at issue) on Contract Date anniversaries as indicated below, assuming allocation only to the Investment Funds (excluding the Alliance Money Market and Alliance Intermediate Government Securities Funds), no subsequent contributions, transfers or withdrawals.



                 GUARANTEED MINIMUM
                INCOME BENEFIT ANNUAL
 CONTRACT DATE     INCOME PAYABLE
ANNIVERSARY AT      FOR LIFE WITH
    ELECTION       10 YEAR CERTAIN
-------------- ---------------------
        7             $ 8,992
       10              12,160
       15              18,358



Withdrawals and transfers will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals and Transfers Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" below.

The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary under your Accumulator Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant's issue ages 20 to 44, it may be exercised following the 15th or later Contract Date anniversary.

When you exercise your Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) certificate in exchange, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:

               LEVEL PAYMENTS*
              -----------------
   ANNUITANT'S AGE
     AT ELECTION       PERIOD CERTAIN YEARS
  -----------------   ----------------------
      60 to 75                  10
         76                     10
         77                     10
         78                     10
         79                     10
         80                     10
         81                      9
         82                      8
         83                      7



------------
* Other forms and period certains may also be available.

Payments will start one payment mode from the Contract Date of the Income Manager certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise your Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract
Date anniversary if you want to exercise Guaranteed Minimum Income Benefit by submitting the proper form and returning your Accumulator Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity or, you may always apply your Annuity Account Value to any of our other life annuity benefits. The annuity benefits are discussed below. These benefits differ from the Income Manager and may provide higher or lower income levels, but do not have all the features of the Income Manager. You may request an illustration from your agent.

The Income Manager (Life Annuity with a Period Certain) is offered through our prospectus for the Income Manager, a copy of which may be obtained from your agent. We will also provide a prospectus with the eligibility notice. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.


Successor Annuitant/Certificate Owner


If the successor Annuitant/Certificate Owner election (discussed above) was elected at issue of the Certificate and is in effect at your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries seven and later based on the Contract Date of the Accumulator Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/Certificate Owner.

WITHDRAWAL OPTIONS

The Accumulator is an annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. Two withdrawal options are available: Lump Sum Withdrawals and Systematic Withdrawals. Withdrawals in excess of the 15% free corridor amount may result in withdrawal charges. See "Part 4: Deductions and Charges." Withdrawals may also be taxable and subject to tax penalty. See "Part 6: Tax Aspects of the Certificates."

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 7: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS

You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," below.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" below. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawals option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

HOW WITHDRAWALS AND TRANSFERS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT

Except as described in the next sentence, each withdrawal and transfer will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals and transfers from the Investment Funds in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal or transfer is made that causes cumulative withdrawals and transfers from the Investment Funds in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal or transfer and any subsequent withdrawals and transfers in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000 you have withdrawn 40% ($4,000/$10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000 -$8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

GUARANTEED MINIMUM INCOME BENEFIT BENEFIT BASE

The Guaranteed Minimum Income Benefit benefit base is equal to the portion of the initial contribution allocated to the Investment Funds on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise the Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 4: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits described below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 6: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ANNUITY BENEFITS AND PAYOUT ANNUITY
OPTIONS

The Accumulator Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Accumulator provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value
for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.


Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms


o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.


o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.


The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.


The annuity forms outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Investment Funds through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through Investment Funds of other separate accounts we offer.


For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.


For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS

You may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) certificate. The Income Manager is designed to provide guaranteed level or increasing annual payments for the Annuitant's life or for the Annuitant's life and the life of a joint Annuitant.

If you apply a part of the Annuity Account Value under an Income Manager payout annuity, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from an Accumulator Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the new certificate withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract

Year 1." If 100% of the Annuity Account Value is applied from the Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under the Income Manager certificate.

You may also apply your Annuity Account Value to purchase the Income Manager (Period Certain) once withdrawal charges are no longer in effect. This version of the Income Manager provides for annual payments for a specified period. No withdrawal charges will apply under this Income Manager certificate.

The Income Manager payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your agent. To purchase an Income Manager Payout Annuity, we also require the return of your Certificate. An Income Manager payout annuities certificate will be issued to put one of these options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

ASSIGNMENT

The Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 6: Tax Aspects of the Certificates."

SERVICES WE PROVIDE

O     REGULAR REPORTS


 o Statement of your Certificate values as of the last day of the calendar year;

 o      Three additional reports of your Certificate values each year;

 o      Annual and semi-annual statements of each trust; and

 o      Written confirmation of financial transactions.

O     TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for arecording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O     PROCESSING OFFICE

 O      FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    Post Office Box 13014
    Newark, NJ 07188-0014

 O      FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

    Equitable Life
    c/o First Chicago National Processing Center
    300 Harmon Meadow Boulevard, 3rd Floor
    Attn: Box 13014
    Secaucus, NJ 07094

 O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    P.O. Box 1547
    Secaucus, NJ 07096-1547

 O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY
        EXPRESS MAIL:

    Equitable Life
    Income Management Group
    200 Plaza Drive, 4th Floor
    Secaucus, NJ 07096

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.


The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents. Broker-dealer sales compensation for EDI and its affiliates will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

                        PART 4: DEDUCTIONS AND CHARGES


CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE


We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.


Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that a withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                               CONTRACT YEAR
                   1      2      3      4      5      6      7     8+
                ------ ------ ------ ------ ------ ------ ------ -----
Percentage of
 Contribution     7.0%   6.0%   5.0%   4.0%   3.0%   2.0%   1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during that Contract Year.

Any withdrawal requested that exceeds the free corridor amount will be subject to the withdrawal charge. The 15% free corridor amount is not applicable to a surrender.


For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 6: Tax Aspects of the Certificates."


The withdrawal charge is to help cover sales expenses.


For Certificates issued to a charitable remainder trust, the free corridor amount will be changed to be the greater of (1) the current Annuity Account Value, less contributions that have not been withdrawn (earnings in the Certificate) and (2) the free corridor amount defined above.

Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge (Plan A)

We deduct a charge annually on each Processing Date for providing the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). The charge is equal to a percentage of the Guaranteed Minimum Death Benefit in effect on the Processing Date. The percentage is equal to 0.45%.

Guaranteed Minimum Death Benefit Only Benefit Charge (Plan B)

We deduct a charge annually on each Processing Date for providing the Guaranteed Minimum Death Benefit Only Benefit (Plan B). The charge is equal to a percentage of the Guaranteed Minimum Death Benefit in effect on the Processing Date. The percentage is equal to 0.20%.

Charges for State Premium and Other Applicable Taxes


We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an annuity benefit. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risks Charge


We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.


Administration Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for a portion of the administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase the charge to an annual rate of 0.35% the maximum permitted under the Certificates.


HR TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HR Trust's assets, the 12b-1 fee, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:



                   FIRST     NEXT      NEXT      NEXT
                   $750      $750       $1       $2.5
                  MILLION   MILLION   BILLION   BILLION   THEREAFTER
                --------- --------- --------- --------- ------------
 Alliance
  Conservative
  Investors.....   0.475%    0.425%    0.375%    0.350%     0.325%
 Alliance
  Growth
  Investors ....   0.550%    0.500%    0.450%    0.425%     0.400%
 Alliance
  Growth &
  Income .......   0.550%    0.525%    0.500%    0.480%     0.470%
 Alliance
  Common Stock     0.475%    0.425%    0.375%    0.355%     0.345%*
 Alliance
  Global........   0.675%    0.600%    0.550%    0.530%     0.520%
 Alliance
  International    0.900%    0.825%    0.800%    0.780%     0.770%
 Alliance
  Aggressive
  Stock ........   0.625%    0.575%    0.525%    0.500%     0.475%
 Alliance Small
  Cap Growth....   0.900%    0.850%    0.825%    0.800%     0.775%
 Alliance Money
  Market .......   0.350%    0.325%    0.300%    0.280%     0.270%
 Alliance
  Intermediate
  Gov't
  Securities  ..   0.500%    0.475%    0.450%    0.430%     0.420%
 Alliance High
  Yield ........   0.600%    0.575%    0.550%    0.530%     0.520%



------------
* On assets in excess of $10 billion, the management feee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance.


The Rule 12b-1 Plan provides that the HR Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee, which may be waived in the discretion of EDI may be increased only by action of the Board of Trustees of HR Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the HR Trust prospectus.


EQ TRUST CHARGES TO PORTFOLIOS


Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:



                                         AVERAGE DAILY NET
                                              ASSETS
                                       ---------------------
EQ/Putnam Balanced...................          0.55%
EQ/Putnam Growth and Income Value ...          0.55%
MFS Emerging Growth Companies .......          0.55%
MFS Research.........................          0.55%
Merrill Lynch Basic Value Equity  ...          0.55%
Merrill Lynch World Strategy  .......          0.70%
Morgan Stanley Emerging Markets
 Equity..............................          1.15%
T. Rowe Price Equity Income..........          0.55%
T. Rowe Price International Stock ...          0.75%
Warburg Pincus Small Company Value ..          0.75%



Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolios' average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, MFS Research, Merrill Lynch Basic Value Equity, T. Rowe Price Equity, and MFS Emerging Growth Companies Portfolios; 0.90% for the EQ/Putnam Balanced Portfolio; 1.00% for Warburg Pincus Small Company Value Portfolio; 1.20% each for T. Rowe Price International Stock and Merrill Lynch World Strategy Portfolios; and 1.75% for Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust prospectus.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We may also change the guaranteed minimum death benefit and the guaranteed minimum income benefit. We may offer Investment Funds investing in Class IA shares of HR Trust and EQ Trust, which are not subject to 12b-1 Plan fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination charges be permitted where it would be unfairly discriminatory.

                            PART 5: VOTING RIGHTS


HR TRUST AND EQ TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HR Trust and EQ Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect each trust's Board of Trustees,
o  to ratify the selection of independent auditors for each trust, and
o on any other matters described in each trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each share of each trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Accumulator Certificate Owners, we currently do not foresee any disadvantages arising out of this. HR Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HR Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

                   PART 6: TAX ASPECTS OF THE CERTIFICATES

This prospectus generally covers our understanding of the current Federal income tax rules that apply to a non-qualified annuity purchased with only after-tax dollars. This part does not apply to Qualified Plan Certificates discussed in Appendix II.


This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Accumulator Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the Accumulator Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.


Withdrawals

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.


If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.


Annuity Payments


Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax-free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.


Early Distribution Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after the taxpayer's death, (3) attributable to the disabil-ity of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.


Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).


If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.


Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take distribution of the contract within a specified period of time.


FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax on the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.


Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.


Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Accumulator Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from Accumulator Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

                       PART 7: INDEPENDENT ACCOUNTANTS


The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                        PART 8: INVESTMENT PERFORMANCE

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data are calculated by two methods. The first method presented in the tables under "Standardized Performance Data," reflects all applicable fees and charges, including the combined Guaranteed Minimum Death Benefit/Guaranteed Minimum Income Benefit Benefit charge, but not the charge for tax such as premium taxes.

The second method, presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Benefit charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


HR Trust Portfolios


The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios are based on the actual investment results of the Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997), and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results for the Alliance Growth & Income, Alliance International, Alliance Conservative Investors and Alliance Intermediate Government Securities Portfolios (under which Class IB shares were not available prior to the date of this prospectus) and for the other Portfolios prior to October 1996, when Class IB shares were not available for under such Portfolios, do not reflect 12b-1 fees, which would effectively reduce such investment performance.

The performance data for the Alliance Money Market and Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.


EQ Trust Portfolios


The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this Prospectus. EQ Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables below.

See "Part 2: The Guaranteed Period Account" for information on the Guaranteed Period Account.

STANDARDIZED PERFORMANCE DATA


The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calcu lation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.


In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1996 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                        STANDARDIZED PERFORMANCE DATA
        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996*


                                         LENGTH OF INVESTMENT PERIOD
                               ----------------------------------------------
           INVESTMENT             ONE     THREE   FIVE     TEN       SINCE
              FUND                YEAR    YEARS   YEARS   YEARS    INCEPTION*
           ----------          -------- ------- ------- -------- ------------
HR TRUST
--------
Alliance Conservative
 Investors                       -3.01%    3.61%   5.20%    --        6.60%
Alliance Growth Investors         4.24     8.24    8.65     --       12.44
Alliance Growth & Income         11.70    11.01     --      --        8.04
Alliance Common Stock            15.76    14.24   13.64   14.14%     13.57
Alliance Global                   6.20     9.72   11.42     --        9.26
Alliance International            1.54      --      --      --       13.25
Alliance Aggressive Stock        13.71    12.66    9.70   16.91      18.36
Alliance Money Market            -2.95     1.89    2.15    4.23       5.43
Alliance Intermediate Govt.
 Securities                      -4.43     0.85    3.47     --        4.85
Alliance High Yield              14.39     9.69   12.59     --        9.69



The table below illustrates the growth of an assumed investment of $1,000, with fees and charges deducted on the standardized basis described above for the first method of calculation.

                        STANDARDIZED PERFORMANCE DATA
GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*



                                          LENGTH OF INVESTMENT PERIOD
                               -----------------------------------------------
           INVESTMENT             ONE    THREE     FIVE     TEN       SINCE
              FUND               YEAR    YEARS    YEARS    YEARS    INCEPTION*
           ----------          ------- -------- -------- -------- ------------
HR TRUST
--------
Alliance Conservative
 Investors                      $  970   $1,112   $1,288      --     $ 1,668
Alliance Growth Investors        1,042    1,268    1,514      --       2,555
Alliance Growth & Income         1,117    1,368      --       --       1,362
Alliance Common Stock            1,158    1,491    1,895   $3,752     14,485
Alliance Global                  1,062    1,321    1,717      --       2,424
Alliance International           1,015     --       --        --       1,132
Alliance Aggressive Stock        1,137    1,430    1,589    4,770      6,388
Alliance Money Market              971    1,058    1,112    1,514      2,332
Alliance Intermediate Govt.
 Securities                        956    1,026    1,186      --       1,328
Alliance High Yield              1,144    1,320    1,809      --       2,522



------------
  * The tables reflect the withdrawal charge and charges under a Certificate with the 0.45% Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit charge.
 ** The "Since Inception" dates for the Portfolios of HR Trust are as follows: Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1,
    1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27, 1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Money Market (July 13, 1981); and Alliance Intermediate Government Securities (April 1, 1991); and Alliance High Yield (January 2, 1987).

Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

The investment performance date for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio advisor in managing a substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

RATE OF RETURN DATA FOR INVESTMENT FUNDS


The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge and the administration charge, or any withdrawal charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:


ALLIANCE CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

ALLIANCE GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

ALLIANCE GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertible Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

ALLIANCE INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill
Index.

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch Master High Yield.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Accumulator performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                             1 YEAR   3 YEARS   5 YEARS
                            -------- --------- ---------
ALLIANCE CONSERVATIVE
 INVESTORS                    3.99%     5.47%     6.08%
 Lipper Income                8.95      8.91      9.55
 Benchmark                    8.78     10.14      9.64
ALLIANCE GROWTH INVESTORS    11.24      9.98      9.47
 Lipper Flexible Portfolio   12.51      9.26      9.30
 Benchmark                   16.94     15.84     13.02
ALLIANCE GROWTH & INCOME     18.70     12.69       --
 Lipper Growth & Income      19.96     15.39       --
 Benchmark                   21.28     17.93       --
ALLIANCE COMMON STOCK        22.76     15.85     14.38
  Lipper Growth              18.78     14.80     12.39
  Benchmark                  22.96     19.66     15.20
ALLIANCE GLOBAL              13.20     11.42     12.18
 Lipper Global               17.89      8.49     10.29
 Benchmark                   13.48     12.91     10.82
ALLIANCE INTERNATIONAL        8.54       --        --
 Lipper International        13.36       --        --
 Benchmark                    6.05       --        --
ALLIANCE AGGRESSIVE STOCK    20.71     14.31     10.53
 Lipper Small Company
   Growth                    16.55     12.70     17.53
 Benchmark                   17.85     14.14     14.80
ALLIANCE MONEY MARKET         4.05      3.80      3.11
 Lipper Money Market          3.82      3.60      2.93
 Benchmark                    5.25      5.07      4.37
ALLIANCE INTERMEDIATE
 GOVERNMENT  SECURITIES       2.57      2.80      4.38
  Lipper Gen. U.S.
    Government                1.57      3.99      5.21
  Benchmark                   4.06      5.37      6.23
ALLIANCE HIGH YIELD          21.39     11.41     13.32
  Lipper Var. Ann.
   High Current Yield        12.46      7.93     11.47
  Benchmark                  11.06      9.59     12.76


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                SINCE
                             10 YEARS   15 YEARS   20 YEARS   INCEPTION
                            ---------- ---------- ---------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                      --         --         --         7.77%
 Lipper Income                  --         --         --         9.55
 Benchmark                      --         --         --        10.42
ALLIANCE GROWTH INVESTORS       --         --         --        14.22
 Lipper Flexible Portfolio      --         --         --         9.99
 Benchmark                      --         --         --        12.73
ALLIANCE GROWTH & INCOME        --         --         --        11.47
 Lipper Growth & Income         --         --         --        14.78
 Benchmark                      --         --         --        17.24
ALLIANCE COMMON STOCK         14.48%     15.16%     14.16%      13.90
  Lipper Growth               13.08      14.04      13.60       13.42
  Benchmark                   15.28      16.79      14.55       14.63
ALLIANCE GLOBAL                 --         --         --        10.42
 Lipper Global                  --         --         --         3.65
 Benchmark                      --         --         --         7.44
ALLIANCE INTERNATIONAL          --         --         --        10.90
 Lipper International           --         --         --        14.33
 Benchmark                      --         --         --         8.74
ALLIANCE AGGRESSIVE STOCK     17.23        --         --        18.79
 Lipper Small Company
   Growth                     16.29        --         --        16.47
 Benchmark                    14.29        --         --        13.98
ALLIANCE MONEY MARKET          4.68       5.87        --         6.07
 Lipper Money Market           4.52       5.72        --         5.89
 Benchmark                     5.67       6.72        --         6.97
ALLIANCE INTERMEDIATE
 GOVERNMENT  SECURITIES         --         --         --         5.75
  Lipper Gen. U.S.
    Government                  --         --         --         6.76
  Benchmark                     --         --         --         7.43
ALLIANCE HIGH YIELD             --         --         --        10.13
  Lipper Var. Ann.
   High Current Yield           --         --         --         9.13
  Benchmark                     --         --         --        11.24

CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                             1 YEAR   3 YEARS   5 YEARS
                            -------- --------- ---------
ALLIANCE CONSERVATIVE
 INVESTORS                    3.99%    17.34%    34.32%
 Lipper Income                8.95     29.47     58.37
 Benchmark                    8.78     33.60     58.40
ALLIANCE GROWTH INVESTORS    11.24     33.03     57.18
 Lipper Flexible Portfolio   12.51     30.84     56.65
 Benchmark                   16.94     55.46     84.42
ALLIANCE GROWTH & INCOME     18.70     43.09      --
 Lipper Growth & Income      19.96     53.82      --
 Benchmark                   21.28     63.99      --
ALLIANCE COMMON STOCK        22.76     55.49     95.76
 Lipper Growth               18.78     51.65     80.51
 Benchmark                   22.96     71.34    102.85
ALLIANCE GLOBAL              13.20     38.31     77.66
 Lipper Global               17.89     28.45     63.87
 Benchmark                   13.48     43.95     67.12
ALLIANCE INTERNATIONAL        8.54       --       --
 Lipper International        13.36       --       --
 Benchmark                    6.05       --       --
ALLIANCE AGGRESSIVE STOCK    20.71     49.35     64.99
 Lipper Small Company
  Growth                     16.55     43.42    142.70
 Benchmark                   17.85     48.69     99.38
ALLIANCE MONEY MARKET         4.05     11.83     16.52
  Lipper Money Market         3.82     11.18     15.58
  Benchmark                   5.25     15.99     23.86
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                   2.57      8.63     23.89
 Lipper Gen. U.S.
   Government                 1.57     12.45     28.92
 Benchmark                    4.06     16.98     35.30
ALLIANCE HIGH YIELD          21.39     38.28     86.89
  Lipper Var. Ann. High
   Current Yield             12.46     25.77     72.39
  Benchmark                  11.06     31.63     82.29


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                 SINCE
                             10 YEARS   15 YEARS   20 YEARS    INCEPTION
                            ---------- ---------- ----------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                      --         --         --          72.02%
 Lipper Income                  --         --         --          94.21
 Benchmark                      --         --         --         105.23
ALLIANCE GROWTH INVESTORS       --         --         --         162.01
 Lipper Flexible Portfolio      --         --         --         100.79
 Benchmark                      --         --         --         138.49
ALLIANCE GROWTH & INCOME        --         --         --          42.30
 Lipper Growth & Income         --         --         --          56.73
 Benchmark                      --         --         --          67.75
ALLIANCE COMMON STOCK         286.77%    731.08%   1,313.81%   1,429.67
 Lipper Growth                243.70     627.03    1,185.21    1,298.19
 Benchmark                    314.34     925.25    1,416.26    1,655.74
ALLIANCE GLOBAL                 --         --         --         152.53
 Lipper Global                  --         --         --          39.73
 Benchmark                      --         --         --          95.62
ALLIANCE INTERNATIONAL          --         --         --          19.76
 Lipper International           --         --         --          26.53
 Benchmark                      --         --         --          15.78
ALLIANCE AGGRESSIVE STOCK     390.16       --         --         556.01
 Lipper Small Company
  Growth                      352.31       --         --         428.32
 Benchmark                    280.32       --         --         318.19
ALLIANCE MONEY MARKET          57.94     135.33       --         148.77
  Lipper Money Market          55.73     130.46       --         141.99
  Benchmark                    73.61     165.31       --         184.26
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                     --         --         --          37.89
  Lipper Gen. U.S.
    Government                  --         --         --          45.71
  Benchmark                     --         --         --          51.07
ALLIANCE HIGH YIELD             --         --         --         162.22
  Lipper Var. Ann. High
   Current Yield                --         --         --         142.30
  Benchmark                     --         --         --         190.43

YEAR-BY-YEAR RATES OF RETURN*


                  1984      1985     1986     1987      1988    1989
               --------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS           --       --       --        --       --     2.79%
ALLIANCE
 GROWTH
 INVESTORS           --       --       --        --       --     3.53
ALLIANCE
 GROWTH &
 INCOME              --       --       --        --       --       --
ALLIANCE
 COMMON
 STOCK**          (3.09)%  31.90%   16.02%     6.21%   21.03%   24.16
ALLIANCE
 GLOBAL              --       --       --    (13.62)    9.61    25.29
ALLIANCE
 INTERNATIONAL       --       --       --        --       --       --
ALLIANCE
 AGGRESSIVE
 STOCK               --       --    33.83      6.06    (0.03)   41.86
ALLIANCE MONEY
 MARKET**          9.59     7.22     5.39      5.41     6.09     7.93
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES          --       --       --        --       --       --
ALLIANCE HIGH
 YIELD               --       --       --      3.49     8.48     3.93


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                  1990     1991     1992     1993     1994      1995    1996
                -------- -------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS        5.14%   18.51%    4.50%    9.54%    (5.20)%  19.02%    3.99%
ALLIANCE
 GROWTH
 INVESTORS        9.39    47.19     3.69    13.95     (4.27)   24.92    11.24
ALLIANCE
 GROWTH &
 INCOME             --       --       --    (0.55)    (1.72)   22.65    18.70
ALLIANCE
 COMMON
 STOCK**         (9.17)   36.30     2.03    23.29     (3.26)   30.93    22.76
ALLIANCE
 GLOBAL          (7.15)   29.06    (1.65)   30.60      4.02    17.45    13.20
ALLIANCE
 INTERNATIONAL      --       --       --       --        --    10.34     8.54
ALLIANCE
 AGGRESSIVE
 STOCK            6.92    84.73    (4.28)   15.41     (4.92)   30.13    20.71
ALLIANCE MONEY
 MARKET**         6.99     4.97     2.37     1.78      2.82     4.53     4.05
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES         --    11.30     4.38     9.27     (5.47)   12.03     5.27
ALLIANCE HIGH
 YIELD           (2.26)   23.03    11.02    21.74     (3.90)   18.54    21.39


------------
  * Returns do not reflect the withdrawal charge, the Combined Guaranteed Minimum Death Benefit/Guaranteed Minimum Income Benefit charge and any charge for tax such as premium taxes.
 **    Prior to 1984 the Year-by-Year Rates of Return were:

                                  1976     1977    1978    1979    1980    1981     1982    1983
        ALLIANCE COMMON STOCK     8.20%  (10.28)%  6.99%  28.35%  48.39%  (6.94)%  16.22%  24.67%
        ALLIANCE MONEY MARKET       --       --      --      --      --    5.71    11.72    7.70


COMMUNICATING PERFORMANCE DATA


In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and, each respective trust and may present the performance of the Investment Funds or compare it (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 2 or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND AND ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES FUND YIELD INFORMATION

The current yield and effective yield of the Money Market Fund and Intermediate Government Securities Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Alliance Money Market Fund

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Alliance Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, Combined Guaranteed Minimum Death Benefit/Guaranteed Minimum Income Benefit charge and any charge for tax such as premium tax. See "Part 4: Alliance Money Market Fund and Alliance Intermediate Government Securities Fund Yield Information" in the SAI.

Alliance Intermediate Government Securities Fund

Current yield for the Alliance Intermediate Government Securities Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded monthly.

Alliance Intermediate Government Securities Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, Combined Guaranteed Minimum Death Benefit/Guaranteed Minimum Income Benefit Charge and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume no Certificate charges are deducted. See "Part 4: Alliance Money Market Fund and Alliance Intermediate Government Securities Fund Yield Information" in the SAI.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1998 to a Guarantee Period with an Expiration Date of February 15, 2007 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2002.

                                                    ASSUMED
                                              GUARANTEED RATE ON
                                               FEBRUARY 15, 2002
                                            ---------------------
                                               5.00%      9.00%
                                            ---------- ----------
As of February 15, 2002 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value...................  $144,048   $119,487
(2) Guaranteed Period Amount................   131,080    131,080
(3) Market Value Adjustment: (1)-(2) .......    12,968    (11,593)

February 15, 2002 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000
    (divided by) (1)] ......................  $  4,501   $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)]............    45,499     54,851
(6) Guaranteed Period Amount: (2)-(5) ......    85,581     76,229
(7) Maturity Value..........................   120,032    106,915
(8) Present Value of (7), also
    Annuity Account Value...................    94,048     69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

                   APPENDIX II: QUALIFIED PLAN CERTIFICATES
-----------------------------------------------------------------------------

CONTRIBUTIONS

When issued with the appropriate endorsement, Accumulator Certificates may be used as an investment vehicle for a defined contribution plan maintained by an employer and which is a tax qualified plan within the meaning of Section 401(a) for the Code.

When issued in connection with such a qualified plan, we will only accept employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If the plan contains a cash or deferred arrangement within the meaning of Section 401(k) of the Code, contributions may include employee pre-tax and employer matching or other employer contributions, but not employee after-tax contributions to the plan.

CERTIFICATE OWNER, ANNUITANT AND BENEFICIARY

The Certificate Owner must be the trustee of a trust for a qualified plan maintained by the employer. The Annuitant must be the participant/employee and the beneficiary under the Certificate must be the Certificate Owner.

PURCHASE CONSIDERATIONS

Any trustee considering a purchase of the Accumulator should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. Further, Equitable will not perform or provide any plan record keeping services with respect to this Certificate. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the Certificates, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Finally, because the method of purchasing the Certificates and the features of the Certificates may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the Certificates are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

            APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
-----------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 4); and

 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 3).


The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Fixed Income Series), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:



                              NON-NEW YORK        NEW YORK
   END OF                      GUARANTEED        GUARANTEED
  CONTRACT      ANNUITY          MINIMUM           MINIMUM
    YEAR     ACCOUNT VALUE  DEATH BENEFIT(1)    DEATH BENEFIT
 ---------- --------------- ----------------  -----------------
     1         $105,000         $106,000         $105,000(2)
     2         $115,500         $112,360          115,500(2)
     3         $132,825         $119,102          132,825(2)
     4         $106,260         $126,248          132,825(3)
     5         $116,886         $133,823          132,825(3)
     6         $140,263         $141,852          140,263(2)
     7         $140,263         $150,363          140,263(3)


The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%, 20.00% and 0.00%, respectively.


6% TO AGE 80 BENEFIT
(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.

NEW YORK
(2) At the end of Contract Years 1, 2, and 3 and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.
(3) At the end of Contract Years 4, 5, and 7, the Guaranteed Minimum Death Benefit at the end of the prior year since it is equal to or higher than the current Annuity Account Value.

                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS


                                                             PAGE
                                                             ----
Part 1:     Accumulation Unit Values                         2
Part 2:     Annuity Unit Values                              2
Part 3:     Custodian and Independent Accountants            3
Part 4:     Money Market Fund and Intermediate               3
            Government Securities Fund Yield Information
Part 5:     Long-Term Market Trends                          4
Part 6:     Key Factors in Retirement Planning
Part 7:     Financial Statements                             6


                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me an Accumulator SAI:

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

               SUPPLEMENT DATED MAY 1, 1997 TO ROLLOVER IRA AND
             CHOICE INCOME PLAN PROSPECTUS, DATED OCTOBER 17, 1996
-----------------------------------------------------------------------------

This supplement dated May 1, 1997, updates certain information in the Rollover IRA and Choice Income Plan prospectus of The Equitable Life Assurance Society of the United States (EQUITABLE LIFE), dated October 17, 1996. You should read this supplement in conjunction with the prospectus. You should keep the supplement and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1997. If you have previously received, but do not presently have, a copy of the prospectus, you may obtain an additional copy of the prospectus, as well as a copy of the SAI, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI, you may mail in the SAI request form located at the end of the supplement. The SAI has been incorporated by reference into this supplement.


In the supplement, each section of the prospectus in which a change has been made is identified and the number of each prospectus page on which a change occurs is also noted. Special terms used in the prospectus have the same meaning in the supplement unless otherwise noted.


ON THE COVER PAGE OF THE PROSPECTUS THE THIRD (INCLUDING THE CHART OF INVESTMENT OPTIONS) AND FOURTH PARAGRAPHS ARE REPLACED BY THE FOLLOWING
PARAGRAPHS:

  The Rollover IRA offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 21 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

  We invest each Investment Fund in Class IA shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) or Class IB shares of a corresponding Portfolio of EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this supplement, describe the investment objectives, policies and risks of the Portfolios.

                               INVESTMENT FUNDS



                                                  EQUITY SERIES
---------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                     INTERNATIONAL EQUITY                 AGGRESSIVE EQUITY
 Alliance Common Stock               Alliance Global                      Alliance Aggressive Stock
 Alliance Growth & Income            Alliance International               Alliance Small Cap Growth
 EQ/Putnam Growth & Income Value     Morgan Stanley Emerging Markets      MFS Emerging Growth Companies
 MFS Research                         Equity                              Warburg Pincus Small Company Value
 Merrill Lynch Basic Value Equity    T. Rowe Price International Stock
 T. Rowe Price Equity Income
 ---------------------------------------------------------------------------------------------------------------



       ASSET ALLOCATION SERIES                          FIXED INCOME SERIES
------------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors         AGGRESSIVE FIXED INCOME     DOMESTIC FIXED INCOME
 Alliance Growth Investors                Alliance High Yield         Alliance Intermediate Government Securities
 EQ/Putnam Balanced                                                   Alliance Money Market
 Merrill Lynch World Strategy

 ------------------------------------------------------------------------------------------------------------------



   THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIFTH PARAGRAPH:
   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1998 through 2007 under the Rollover IRA and 1998 through 2012 under the Choice Income Plan.

THROUGHOUT THE PROSPECTUS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.
-----------------------------------------------------------------------------

                                Copyright 1997
          The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
                             All rights reserved.

THROUGHOUT THE PROSPECTUS (EXCEPT WHERE OTHERWISE NOTED) THE REFERENCE TO "TRUST" IS REPLACED BY "HR TRUST AND EQ TRUST."


ON PAGE 2, UNDER THE HEADING "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" REPLACE THE ENTIRE SECTION WITH THE FOLLOWING SECTION:


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.


    All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the prospectus and the supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the prospectus and the supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of the prospectus and the supplement. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

    Equitable Life will provide without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


ON PAGE 4, UNDER THE HEADING "GENERAL TERMS"

  ADD THE FOLLOWING DEFINITIONS:

  EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

  HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the adviser to HR Trust.


  DELETE THE DEFINITION FOR "TRUST."

ON PAGES 6, 7 AND 8 REPLACE THE "FEE TABLE" SECTION WITH THE FOLLOWING
SECTION:

                                   FEE TABLE

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of each trust's charges and expenses, see the prospectuses for the HR Trust and EQ Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds, all or a portion of the distribution fee and the annual contract fee, if any, may be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 7: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION
RECEIVED DURING THE FIRST CONTRACT YEAR (deducted annually on each of the first seven Processing Dates)(1) ............................. 0.20%

WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon surrender or for certain withdrawals. The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1")(2)



 CONTRACT
 YEAR
  1 .......  7.00%
  2 .......  6.00
  3 .......  5.00
  4 .......  4.00
  5 .......  3.00
  6 .......  2.00
  7 .......  1.00
  8+ ......  0.00



                                                                             Combined    GMDB
                                                                             GMDB/GMIB   Only
                                                                             Benefit     Benefit
                                                                             (Plan A)    (Plan B)
                                                                             ----------- ---------
GMDB/GMIB CHARGES (percentage deducted annually on each Processing Date
 as a percentage of the guaranteed minimum death benefit then in effect)(3) .    0.45%      0.20%
ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING
 DATE)(4)
 If the initial contribution is less than $25,000 ...........................            $30
 If the initial contribution is $25,000 or more .............................            $0
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH
 INVESTMENT FUND)
----------------------------------------------------------------------------
Mortality and Expense Risk Charge ...........................................           0.90%
Asset Based Administrative Charge ...........................................           0.25%
                                                                                       ------
 Total Separate Account Annual Expenses .....................................           1.15%
                                                                                       ======

TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                                  INVESTMENT PORTFOLIOS
                              -----------------------------------------------------------
                                  ALLIANCE     ALLIANCE    ALLIANCE   ALLIANCE
                                CONSERVATIVE    GROWTH     GROWTH &    COMMON    ALLIANCE
HR TRUST                         INVESTORS     INVESTORS    INCOME     STOCK      GLOBAL
----------------------------- -------------- ----------- ---------- ---------- ----------
Investment Advisory Fee             0.48%        0.53%       0.55%      0.38%      0.65%
Other Expenses                      0.07%        0.06%       0.05%      0.03%      0.08%
                              -------------- ----------- ---------- ---------- ----------
 TOTAL TRUST ANNUAL
  EXPENSES(5)                       0.55%        0.59%       0.60%      0.41%      0.73%
                              ============== =========== ========== ========== ==========



                                                                                      ALLIANCE
                                                 ALLIANCE    ALLIANCE    ALLIANCE   INTERMEDIATE   ALLIANCE
                                  ALLIANCE      AGGRESSIVE   SMALL CAP    MONEY        GOVT.         HIGH
HR TRUST                        INTERNATIONAL     STOCK       GROWTH      MARKET     SECURITIES     YIELD
----------------------------- --------------- ------------ ----------- ---------- -------------- ----------
Investment Advisory Fee             0.90%          0.55%       0.90%       0.35%        0.50%        0.60%
Other Expenses                      0.18%          0.03%       0.10%       0.04%        0.09%        0.06%
                              --------------- ------------ ----------- ---------- -------------- ----------
 TOTAL TRUST ANNUAL
  EXPENSES(5)                       1.08%          0.58%       1.00%       0.39%        0.59%        0.66%
                              =============== ============ =========== ========== ============== ==========



                                               EQ/PUTNAM      MFS                   MERRILL
                                               GROWTH &    EMERGING                  LYNCH
                                   EQ/PUTNAM    INCOME      GROWTH       MFS      BASIC VALUE
EQ TRUST                           BALANCED      VALUE     COMPANIES   RESEARCH     EQUITY
-------------------------------- ----------- ----------- ----------- ---------- -------------
Investment Advisory Fee              0.55%       0.55%       0.55%       0.55%       0.55%
12b-1 Fee(6)                         0.25%       0.25%       0.25%       0.25%       0.25%
Other Expenses                       0.10%       0.05%       0.05%       0.05%       0.05%
                                 ----------- ----------- ----------- ---------- -------------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(7)                        0.90%       0.85%       0.85%       0.85%       0.85%
                                 =========== =========== =========== ========== =============



                                               MORGAN              T. ROWE    WARBURG
                                   MERRILL    STANLEY    T. ROWE    PRICE     PINCUS
                                    LYNCH     EMERGING    PRICE    INTERNA-    SMALL
                                    WORLD     MARKETS    EQUITY     TIONAL    COMPANY
EQ TRUST                           STRATEGY    EQUITY    INCOME     STOCK      VALUE
-------------------------------- ---------- ---------- --------- ---------- ---------
Investment Advisory Fee              0.70%      1.15%     0.55%      0.75%     0.65%
12b-1 Fee(6)                         0.25%      0.25%     0.25%      0.25%     0.25%
Other Expenses                       0.25%      0.35%     0.05%      0.20%     0.10%
                                 ---------- ---------- --------- ---------- ---------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(7)                        1.20%      1.75%     0.85%      1.20%     1.00%
                                 ========== ========== ========= ========== =========



------------
Notes:
  (1) The amount deducted is based on contributions that have not been withdrawn. The distribution fee will not apply while the IRA Assured Payment Option or IRA APO Plus is in effect. See "Part 7: Deductions and Charges," "Distribution Fee."
  (2) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 7.
  (3) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit
         (GMIB) is described under "GMIB" both of which are in Part 5. The 0.45% charge covers a 6% to Age 80 Benefit or, if a combined 6% to Age 70 Benefit is elected, the charge is 0.30%. See "Part 7:
         Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit (Plan A)" and "Charges for GMDB Only Benefit (Plan B)."
  (4) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 7: Deductions and Charges," "Annual Contract Fee."
  (5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on the average daily net assets in each Portfolio for the year ended December 31, 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 7.
  (6) The Class IB shares of EQ Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum.
  (7) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees specified exceed the total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 7.

EXAMPLES

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined GMDB/GMIB Benefit (Plan A) with a 6% to Age 80 Benefit and under the GMDB Only Benefit (Plan B) in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1) The annual contract fee was computed based on an initial contribution of $10,000.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                 COMBINED GMDB/GMIB BENEFIT (PLAN A) ELECTION



 IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE EXPENSES WOULD BE:
                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                          -------- --------- --------- ----------
HR TRUST
--------
Alliance Conservative
 Investors                 $ 90.26   $125.78   $164.15   $290.05
Alliance Growth Investors    90.65    126.98    166.16    294.09
Alliance Growth & Income     90.75    127.28    166.66    295.10
Alliance Common Stock        88.86    121.57    157.10    275.76
Alliance Global              92.05    131.17    173.15    308.12
Alliance International       95.53    141.59    190.48    342.39
Alliance Aggressive Stock    90.55    126.68    165.66    293.08
Alliance Small Cap Growth    94.73    139.22        --        --
Alliance Money Market        88.67    120.98    156.09    273.71
Alliance Intermediate
 Government Securities       90.65    126.98    166.16    294.09
Alliance High Yield          91.35    129.08    169.66    301.13

EQ TRUST
--------
EQ Putnam Balanced         $ 93.74   $136.25        --        --
EQ/Putnam Growth & Income
 Value                       93.24    134.75        --        --
MFS Emerging Growth
 Companies                   93.24    134.75        --        --
MFS Research                 93.24    134.75        --        --
Merrill Lynch Basic Value
 Equity                      93.24    134.75        --        --
Merrill Lynch World
 Strategy                    96.72    145.15        --        --
Morgan Stanley Emerging
 Markets Equity             102.19    161.34        --        --
T. Rowe Price Equity
 Income                      93.24    134.75        --        --
T. Rowe Price
 International Stock         96.72    145.15        --        --
Warburg Pincus Small
 Company Value               94.73    139.22        --        --


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH
PERIOD SHOWN, THE EXPENSES WOULD BE:

                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                          -------- --------- --------- ----------
HR TRUST
--------
Alliance Conservative
 Investors                  $27.03   $ 83.14   $142.17   $298.10
Alliance Growth Investors    27.42     84.33    144.17    302.14
Alliance Growth & Income     27.52     84.63    144.67    303.14
Alliance Common Stock        25.63     78.93    135.12    283.82
Alliance Global              28.82     88.53    151.17    316.17
Alliance International       32.30     98.96    168.51    350.45
Alliance Aggressive Stock    27.32     84.03    143.67    301.14
Alliance Small Cap Growth    31.50     96.57        --        --
Alliance Money Market        25.44     78.34    134.11    281.77
Alliance Intermediate
 Government Securities       27.42     84.33    144.17    302.14
Alliance High Yield          28.12     86.43    147.67    309.17

EQ TRUST
--------
EQ/Putnam Balanced          $30.51   $ 93.60        --        --
EQ/Putnam Growth & Income
 Value                       30.01     92.10        --        --
MFS Emerging Growth
 Companies                   30.01     92.10        --        --
MFS Research                 30.01     92.10        --        --
Merrill Lynch Basic Value
 Equity                      30.01     92.10        --        --
Merrill Lynch World
 Strategy                    33.49    102.51        --        --
Morgan Stanley Emerging
 Markets Equity              38.96    118.70        --        --
T. Rowe Price Equity
 Income                      30.01     92.10        --        --
T. Rowe Price
 International Stock         33.49    102.51        --        --
Warburg Pincus Small
 Company Value               31.50     96.57        --        --


------------
*       See footnote on next page.

                     GMDB ONLY BENEFIT (PLAN B) ELECTION



 IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE EXPENSES WOULD BE:
                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                          -------- --------- --------- ----------
HR TRUST
--------
Alliance Conservative
 Investors                 $ 90.26   $120.46   $153.06   $262.23
Alliance Growth Investors    90.65    121.66    155.07    266.33
Alliance Growth & Income     90.75    121.96    155.58    267.36
Alliance Common Stock        88.86    116.24    145.96    247.74
Alliance Global              92.05    125.87    162.12    280.56
Alliance International       95.53    136.32    179.54    315.32
Alliance Aggressive Stock    90.55    121.35    154.55    265.29
Alliance Small Cap Growth    94.73    133.93        --        --
Alliance Money Market        88.67    115.65    144.95    245.67
Alliance Intermediate
 Government Securities       90.65    121.66    155.07    266.33
Alliance High Yield          91.35    123.77    158.60    273.47

EQ TRUST
--------
EQ/Putnam Balanced         $ 93.74   $130.95        --        --
EQ/Putnam Growth & Income
 Value                       93.24    129.45        --        --
MFS Emerging Growth
 Companies                   93.24    129.45        --        --
MFS Research                 93.24    129.45        --        --
Merrill Lynch Basic Value
 Equity                      93.24    129.45        --        --
Merrill Lynch World
 Strategy                    96.72    139.88        --        --
Morgan Stanley Emerging
 Markets Equity             102.19    156.12        --        --
T. Rowe Price Equity
 Income                      93.24    129.45        --        --
T. Rowe Price
 International Stock         96.72    139.88        --        --
Warburg Pincus Small
 Company Value               94.73    133.93        --        --



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH
PERIOD SHOWN, THE EXPENSES WOULD BE:
                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                          -------- --------- --------- ----------
HR TRUST
--------
Alliance Conservative
 Investors                  $24.38   $ 74.85   $127.74   $265.82
Alliance Growth Investors    24.77     76.04    129.75    269.91
Alliance Growth & Income     24.87     76.34    130.25    270.93
Alliance Common Stock        22.98     70.63    120.64    251.32
Alliance Global              26.17     80.25    136.79    284.15
Alliance International       29.65     90.70    154.21    318.91
Alliance Aggressive Stock    24.67     75.74    129.24    268.88
Alliance Small Cap Growth    28.85     88.31        --        --
Alliance Money Market        22.79     70.02    119.62    249.24
Alliance Intermediate
 Government Securities       24.77     76.04    129.75    269.91
Alliance High Yield          25.47     78.15    133.28    277.06

EQ TRUST
--------
EQ/Putnam Balanced          $27.86   $ 85.34        --        --
EQ/Putnam Growth & Income
 Value                       27.36     83.84        --        --
MFS Emerging Growth
 Companies                   27.36     83.84        --        --
MFS Research                 27.36     83.84        --        --
Merrill Lynch Basic Value
 Equity                      27.36     83.84        --        --
Merrill Lynch World
 Strategy                    30.84     94.26        --        --
Morgan Stanley Emerging
 Markets Equity              36.31    110.50        --        --
T. Rowe Price Equity
 Income                      27.36     83.84        --        --
T. Rowe Price
 International Stock         30.84     94.26        --        --
Warburg Pincus Small
 Company Value               28.85     88.31        --        --



------------
Notes:
  (1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 6. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION


  ACCUMULATION UNIT VALUES


  Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day for the periods shown. There are no Accumulation Unit Values for Alliance Small Cap Growth, Alliance High Yield and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Investment Funds were not available prior to the date of this supplement.



                                            LAST BUSINESS DAY OF
                                      -------------------------------
                          MAY 1, 1995   DECEMBER 1995   DECEMBER 1996   MARCH 1997
                        ------------- --------------- --------------- ------------
 Alliance Conservative
  Investors               $ 14.647383    $ 16.549050     $ 17.209382   $ 17.209382
 Alliance Growth
  Investors                 20.073331      23.593613       26.260729   $ 26.260729
 Alliance Growth &
  Income                    10.376155      11.989601       14.231408     14.231408
 Alliance Common
  Stock                    102.335691     124.519251      152.955877    152.955877
 Alliance Global            19.478146      22.293921       25.253539     25.253538
 Alliance International     10.125278      11.033925       11.976127     11.976127
 Alliance Aggressive
  Stock                     44.025496      54.591448       65.938687     65.938687
 Alliance Money Market      23.150932      23.830754       24.810781     24.810781
 Alliance Intermediate
  Govt. Securities          12.498213      13.424767       13.770322     13.770322
 Alliance High Yield        19.578616      21.602062       13.770322     26.238452


ON PAGE 9, UNDER THE HEADING "TRANSFERS," DELETE THE SECOND SENTENCE.


ON PAGE 10, UNDER THE HEADING "IRA ASSURED PAYMENT OPTION," DELETE THE THIRD PARAGRAPH.

ON PAGE 12, UNDER THE HEADING "EQUITABLE LIFE,"

  REPLACE THE THIRD SENTENCE OF THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Our home office is located at 1290 Avenue of the Americas, New York, New York 10104.

  REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:

  Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996, AXA beneficially owned 63.8% of the outstanding shares of common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


  Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.


ON PAGES 12 AND 13, REPLACE THE HEADING "THE TRUST" WITH "HR TRUST" AND ADD THE FOLLOWING SENTENCE AFTER THE FIFTH SENTENCE OF THE FIRST PARAGRAPH:

  Investment Funds that invest in Portfolios of HR Trust purchase Class IA shares of a corresponding Portfolio of HR Trust.

ON PAGE 13, UNDER THE HEADING "THE TRUST'S INVESTMENT ADVISER" AND IN THE FIRST SENTENCE OF THE PARAGRAPH UNDER THE HEADING REPLACE "THE TRUST" WITH "HR TRUST."

  IN THE FIRST PARAGRAPH OF THIS SECTION REPLACE THE THIRD SENTENCE WITH THE FOLLOWING SENTENCE:

  On December 31, 1996, Alliance was managing approximately $182.8 billion in assets.

  DELETE THE SECOND PARAGRAPH.

ON PAGE 13, INSERT THE FOLLOWING SECTIONS AFTER THE LAST PARAGRAPH:


  EQ TRUST


  EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling it shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this supplement and in its statement of additional information.


  EQ TRUST'S MANAGER AND ADVISERS


  EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life.

  EQ Financial's main office is located at 1290 Avenue of the Americas, New York, NY 10104.

  EQ Financial has entered into investment advisory agreements with Putnam Investments, Massachusetts Financial Services Company, Merrill Lynch Asset Management, L.P, Morgan Stanley Asset Management, Inc., T. Rowe Price Associates, Inc. and T. Rowe Price-Fleming International, Inc., and Warburg, Pincus Counsellors, Inc., each of which serve as advisers to EQ/Putnam, MFS, Merrill Lynch, Morgan Stanley, T. Rowe Price, and Warburg Pincus Portfolios respectively of EQ Trust.

ON PAGE 14, UNDER THE HEADING "INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS"
  ADD THE FOLLOWING SENTENCES TO THE END OF THE FIRST PARAGRAPH:

  Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirely by reference to the prospectus for HR Trust and EQ Trust both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.


  DELETE THE DESCRIPTION OF "AGGRESSIVE STOCK" AND INSERT THE FOLLOWING
  DESCRIPTIONS:


Alliance Aggressive      Primarily common stocks and other equity-type securities   Long-term growth of
 Stock                   issued by quality small and intermediate sized companies   capital
                         with strong growth prospects and in covered options on
                         those securities.


Alliance Small Cap       Primarily U.S. common stocks and other equity type         Long-term growth of
 Growth                  securities issued by smaller companies with favorable      capital
                         growth prospects.

                                       8



Alliance High Yield     Primarily a diversified mix of high yield, fixed-income  High return by
                        securities involving greater volatility of price and     maximizing current
                        risk of principal and income than high quality           income and, to the
                        fixed-income securities. The medium and lower quality    extent consistent with
                        debt securities in which the Portfolio may invest are    that objective, capital
                        known as "junk bonds."                                   appreciation



  INSERT THE FOLLOWING DESCRIPTIONS AFTER THE DESCRIPTION OF "INTERMEDIATE GOVERNMENT SECURITIES:"



 EQ/Putnam Balanced     A well-diversified portfolio of stocks and bonds that   Balanced investment
                        will produce both capital growth and current income.

EQ/Putnam Growth &      Primarily common stocks that offer potential for        Capital growth and,
 Income Value           capital growth, consistent with the Portfolios'         secondarily, current
                        investment objective, common stocks that offer          income
                        potential for current income.

MFS Emerging Growth     Primarily (i.e., at lest 80% of its assets uder normal  Long-term growth of
 Companies              circumstances) in common stocks of emerging growth      capital
                        companies that the Portfolio adviser believes are early
                        in their life cycle but which have the potential to
                        become major enterprises.

MFS Research            A substantial portion of assets invested in common      Long-term growth of
                        stock or securities convertible into common stock of    capital and future
                        companies believed by the Portfolio adviser to possess  income better than average prospects for long-term growth.

Merrill Lynch Basic     Investment in securities, primarily equities, that the  Capital appreciation
 Value Equity           Portfolio adviser believes are undervalued and          and, secondarily, income
                        therefore represent basic investment value.

Merrill Lynch World     Investment primarily in a portfolio of equity and fixed High total investment
 Strategy               income securities, including convertible securities of  return
                        U.S. and foreign issuers.

Morgan Stanley Emerging Primarily equity securities of emerging market country  Long-term capital
 Markets Equity*        (i.e. foreign) issuers.                                 appreciation

T. Rowe Price Equity    Primarily dividend paying common stocks of established  Substantial dividend
 Income                 companies.                                              income and also capital
                                                                                appreciation
T. Rowe Price           Primarily common stocks of established non-United       Long-term growth of
 International Stock    States companies.                                       capital

Warburg Pincus Small    Primarily in a portfolio of equity securities of small  Long-term capital
 Company Value          capitalization companies (i.e., companies having market appreciation capitalizations of $1 billion or less at the time of
                        initial purchase) that the Portfolio adviser considers
                        to be relatively undervlaued.



------------
*      Will be available on or about September 2, 1997.

ON PAGE 15, REPLACE THE FIRST AND SECOND PARAGRAPHS WITH THE FOLLOWING
PARAGRAPHS:

  This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "SEC Standardized Performance Data," reflects all applicable fees and charges, including the Combined GMDB/GMIB Benefit charge, but not the charges for any applicable taxes such as premium taxes.

  The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the distribution fee, the withdrawal charge, the Combined GMDB/GMIB Benefit charge, the annual contract fee or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


  HR Trust Portfolios


  The performance data shown for the Investment Funds investing in Class IA shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios, and have been adjusted for the fees and charges applicable under the Certificates.

  The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.


  EQ Trust Portfolios


  The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this supplement. EQ Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables below.

REPLACE THE HEADING "PERFORMANCE DATA FOR A CERTIFICATE" WITH "STANDARDIZED PERFORMANCE DATA."

  IN THE FIRST SENTENCE OF THE THIRD PARAGRAPH UNDER THIS HEADING CHANGE THE DATE FROM "DECEMBER 31, 1995" TO "DECEMBER 31, 1996."

ON PAGES 15 AND 16, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

                         STANDARDIZED PERFORMANCE DATA
        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996*



                                          LENGTH OF INVESTMENT PERIOD
                               ------------------------------------------------
INVESTMENT                        ONE      THREE   FIVE     TEN        SINCE
   FUND                           YEAR     YEARS   YEARS   YEARS    INCEPTION**
-----------                    --------- ------- ------- -------- -------------
Alliance Conservative
 Investors                        (3.31)%   3.16%   4.76%     --        6.20%
Alliance Growth Investors          4.00     7.81    8.23      --       12.10
Alliance Growth & Income          11.40    10.57      --      --        7.57
Alliance Common Stock             15.54    13.83   13.23   13.84%      13.38
Alliance Global                    5.98     9.32   11.03      --        8.87
Alliance International             1.24       --      --      --        6.02
Alliance Aggressive Stock         13.49    12.24    9.26   16.64       18.14
Alliance Money Market             (3.19)    1.47    1.70    3.86        5.14
Alliance Intermediate Govt.
 Securities                       (4.73)    0.39    3.02      --        4.43
Alliance High Yield               14.16     9.26   12.21      --        9.33



                         STANDARDIZED PERFORMANCE DATA
    GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*



                                          LENGTH OF INVESTMENT PERIOD
                               ------------------------------------------------
INVESTMENT                       ONE    THREE     FIVE     TEN        SINCE
   FUND                          YEAR   YEARS    YEARS    YEARS    INCEPTION**
-----------                    ------- -------- -------- -------- -------------
Alliance Conservative
 Investors                      $  967   $1,098   $1,262       --     $ 1,618
Alliance Growth Investors        1,040    1,253    1,485       --       2,494
Alliance Growth & Income         1,114    1,352       --       --       1,339
Alliance Common Stock            1,155    1,475    1,862   $3,657      13,975
Alliance Global                  1,060    1,307    1,687       --       2,340
Alliance International           1,012       --       --       --       1,124
Alliance Aggressive Stock        1,135    1,414    1,557    4,660       6,257
Alliance Money Market              968    1,045    1,088    1,461       2,230
Alliance Intermediate Govt.
 Securities                        953    1,012    1,161       --       1,297
Alliance High Yield              1,142    1,304    1,779       --       2,441



------------
  * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.
 ** The "Since Inception" dates for the Portfolios of HR Trust are as follows: Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1,
    1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27, 1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Small Cap Growth (May 1, 1997); Alliance Money Market (July 13, 1981); Alliance Intermediate Government Securities (April 1, 1991); an Alliance High Yield (January 2, 1987).

ON PAGE 16, INSERT THE FOLLOWING PARAGRAPH BEFORE THE "RATE OF RETURN DATA FOR INVESTMENT FUNDS" SECTION:

    Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

    The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the

    Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

    The investment performance data for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing a substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

ON PAGE 17, INSERT THE FOLLOWING SECTION UNDER THE HEADING "PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:"

    ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master
    Index.

ON PAGES 17, 18 AND 19, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                             SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS   INCEPTION
                           -------- --------- --------- ---------- ---------- ---------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                    3.99%     5.47%     6.08%       --         --         --        7.77%
 Lipper Income                8.95      8.91      9.55        --         --         --        9.55
 Benchmark                    8.78     10.14      9.64        --         --         --       10.42
ALLIANCE GROWTH
 INVESTORS                   11.30     10.00      9.48        --         --         --       14.23
 Lipper Flexible Portfolio   12.51      9.26      9.30        --         --         --        9.99
 Benchmark                   16.94     15.84     13.02        --         --         --       12.73
ALLIANCE GROWTH &
 INCOME                      18.70     12.69        --        --         --         --       11.47
 Lipper Growth & Income      19.96     15.39        --        --         --         --       14.78
 Benchmark                   21.28     17.93        --        --         --         --       17.24
ALLIANCE COMMON STOCK        22.84     15.87     14.39     14.49%     15.17%     14.17%      13.90
  Lipper Growth              18.78     14.80     12.39     13.08      14.04      13.60       13.42
  Benchmark                  22.96     19.66     15.20     15.28      16.79      14.55       14.63
ALLIANCE GLOBAL              13.28     11.44     12.19        --         --         --       10.43
  Lipper Global              17.89      8.49     10.29        --         --         --        3.65
  Benchmark                  13.48     12.91     10.82        --         --         --        7.44
ALLIANCE INTERNATIONAL        8.54        --        --        --         --         --       10.90
  Lipper International       13.36        --        --        --         --         --       14.33
  Benchmark                   6.05        --        --        --         --         --        8.74
ALLIANCE AGGRESSIVE STOCK    20.79     14.33     10.55     17.24         --         --       18.79
  Lipper Small Company
    Growth                   16.55     12.70     17.53     16.29         --         --       16.47
  Benchmark                  17.85     14.14     14.80     14.29         --         --       13.98
ALLIANCE MONEY MARKET         4.11      3.82      3.12      4.68       5.85         --        6.05
  Lipper Money Market         3.82      3.60      2.93      4.52       5.72         --        5.89
  Benchmark                   5.25      5.07      4.37      5.67       6.72         --        6.97
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                   2.57%     2.80%     4.38%       --         --         --        5.75%
  Lipper Gen. U.S.
    Government                1.57      3.99      5.21        --         --         --        6.76
  Benchmark                   4.06      5.37      6.23        --         --         --        7.43
ALLIANCE HIGH YIELD          21.46     11.43     13.34        --         --         --       10.13
  Lipper High Yield          12.46      7.93     11.47        --         --         --        9.13
  Benchmark                  11.06      9.59     12.76        --         --         --       11.24

CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                              SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS    INCEPTION
                           -------- --------- --------- ---------- ---------- ----------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                    3.99%    17.34%    34.32%        --         --          --       72.02%
 Lipper Income                8.95     29.47     58.37         --         --          --       94.21
 Benchmark                    8.78     33.60     58.40         --         --          --      105.23

ALLIANCE GROWTH
 INVESTORS                   11.30     33.11     57.28         --         --          --      162.18
 Lipper Flexible Portfolio   12.51     30.84     56.65         --         --          --      100.79
 Benchmark                   16.94     55.46     84.42         --         --          --      138.49

ALLIANCE GROWTH &
 INCOME                      18.70     43.09        --         --         --          --       42.30
 Lipper Growth & Income      19.96     53.82        --         --         --          --       56.73
 Benchmark                   21.28     63.99        --         --         --          --       67.75

ALLIANCE COMMON STOCK        22.84     55.58     95.88     287.01%    731.70%   1,314.86%   1,430.82
  Lipper Growth              18.78     51.65     80.51     243.70     627.03    1,185.21    1,298.19
  Benchmark                  22.96     71.34    102.85     314.34     925.25    1,416.26    1,655.74

ALLIANCE GLOBAL              13.28     38.40     77.77         --         --          --      152.69
  Lipper Global              17.89     28.45     63.87         --         --          --       39.73
  Benchmark                  13.48     43.95     67.12          -         --          --       95.62

ALLIANCE INTERNATIONAL        8.54        --        --         --         --          --       19.76
  Lipper International       13.36        --        --         --         --          --       26.53
  Benchmark                   6.05        --        --         --         --          --       15.78

ALLIANCE AGGRESSIVE STOCK    20.79     49.45     65.10     390.47         --          --      556.42
  Lipper Small Company
    Growth                   16.55     43.42    142.70     352.31         --          --      428.32
  Benchmark                  17.85     46.89     99.38     280.32         --          --      318.19

ALLIANCE MONEY MARKET         4.11     11.90     16.59      58.03     134.78          --      148.19
  Lipper Money Market         3.82     11.18     15.58      55.73     130.46          --      141.99
  Benchmark                   5.25     15.99     23.86      73.61     165.31          --      184.26

ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                   2.57      8.63     23.89         --         --          --       37.89
  Lipper Gen. U.S.
    Government                1.57     12.45     28.92         --         --          --       45.71
  Benchmark                   4.06     16.98     35.30         --         --          --       51.07

ALLIANCE HIGH YIELD          21.46     38.37     87.00         --         --          --      162.38
  Lipper High Yield          12.46     25.77     72.39         --         --          --      142.30
  Benchmark                  11.06     31.63     82.29         --         --          --      190.43



------------
 *    See footnotes on next page.

YEAR-BY-YEAR RATES OF RETURN*


                   1984      1985     1986     1987      1988    1989
                --------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS           --       --       --       --        --      2.79%
ALLIANCE GROWTH
 INVESTORS           --       --       --       --        --      3.53
ALLIANCE GROWTH
 & INCOME            --       --       --       --        --       --
ALLIANCE COMMON
 STOCK**           (3.09)%  31.91%   16.02%     6.21%   21.03%   24.16
ALLIANCE GLOBAL      --       --       --     (13.62)    9.61    25.29
ALLIANCE
 INTERNATIONAL        --       --       --        --       --       --
ALLIANCE
 AGGRESSIVE
 STOCK               --       --     33.83      6.06    (0.03)   41.86
ALLIANCE MONEY
 MARKET**           9.59     6.91     5.39      5.41     6.09     7.93
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES          --       --       --       --        --       --
ALLIANCE HIGH
 YIELD               --       --       --       3.49     8.48     3.93


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                   1990     1991     1992     1993     1994      1995    1996
                -------- -------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS         5.14%   18.51%    4.50%    9.54%    (5.20)%  19.02%    3.99%
ALLIANCE GROWTH
 INVESTORS         9.39    47.19     3.69    13.95     (4.27)   24.92    11.30
ALLIANCE GROWTH
 & INCOME           --       --       --     (0.55)    (1.72)   22.65    18.70
ALLIANCE COMMON
 STOCK**          (9.17)   36.30     2.03    23.39     (3.26)   30.93    22.84
ALLIANCE GLOBAL   (7.15)   29.06    (1.65)   30.60      4.02    17.45    13.28
ALLIANCE
 INTERNATIONAL       --       --       --       --        --    10.34     8.54
ALLIANCE
 AGGRESSIVE
 STOCK             6.92    84.73    (4.28)   15.41     (4.92)   30.13    20.79
ALLIANCE MONEY
 MARKET**          6.99     4.97     2.37     1.78      2.82     4.53     4.11
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES         --     11.30     4.38     9.27     (5.47)   12.03     2.57
ALLIANCE HIGH
 YIELD            (2.26)   23.03    11.02    21.74     (3.90)   18.54    21.46


------------
 * Returns do not reflect the distribution fee, the withdrawal charge, the Combined GMDB/GMIB Benefit charge, the annual contract fee and any charge for tax such as premium taxes.

**     Prior to 1984 the Year-by-Year Rates of Return were:   1976    1977     1978    1979    1980   1981    1982    1983
                                                              ----    ----     ----    ----    ----   ----    ----    ----
          ALLIANCE COMMON STOCK                               8.20% (10.28)%   6.99%  28.35%  48.39% (6.94)%  16.22%  24.67%
          ALLIANCE MONEY MARKET                                 --      --       --      --      --   5.71    11.72    7.70%

ON PAGE 27, UNDER THE HEADING "TRANSFERS AMONG INVESTMENT OPTIONS," DELETE THE FIRST BULLETED PARAGRAPH.

ON PAGE 28, UNDER THE HEADING "DOLLAR COST AVERAGING."


  REPLACE THE FIRST SENTENCE IN THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE.


  If you have at least $10,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly, or annual basis.


  REPLACE THE SECOND AND THIRD SENTENCES IN THE SECOND PARAGRAPH WITH THE FOLLOWING SENTENCES.


  The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to made each Contract Year.

ON PAGE 31, UNDER THE HEADING, "DISTRIBUTION OF THE CERTIFICATES," REPLACE THE FOURTH AND FIFTH SENTENCES OF THE FIRST PARAGRAPH WITH THE FOLLOWING TWO SENTENCES.

  EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

ON PAGE 33, UNDER THE SUB-HEADING "PAYMENTS," DELETE THE SECOND PARAGRAPH.

ON PAGE 43, DELETE THE SECTION WITH THE HEADING "TRUST CHARGES TO
PORTFOLIOS," AND REPLACE WITH THE FOLLOWING SECTION.


  HR TRUST CHARGES TO PORTFOLIOS

  Investment advisory fees charged daily against HR Trust's assets, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:


                           AVERAGE DAILY NET ASSETS

                                          FIRST           NEXT          NEXT          NEXT
                                       $750 MILLION   $750 MILLION   $1 BILLION   $2.5 BILLION   THEREAFTER
                                       ------------ -------------- ------------ -------------- ------------
Alliance Conservative Investors .....     0.475%         0.425%        0.375%        0.350%        0.325%
Alliance Growth Investors............     0.550%         0.500%        0.450%        0.425%        0.400%
Alliance Growth & Income.............     0.550%         0.525%        0.500%        0.480%        0.470%
Alliance Common Stock................     0.475%         0.425%        0.375%        0.355%        0.345%*
Alliance Global......................     0.675%         0.600%        0.550%        0.530%        0.520%
Alliance International...............     0.900%         0.825%        0.800%        0.780%        0.770%
Alliance Aggressive Stock............     0.625%         0.575%        0.525%        0.500%        0.475%
Alliance Small Cap Growth............     0.900%         0.850%        0.825%        0.800%        0.775%
Alliance Money Market................     0.350%         0.325%        0.300%        0.280%        0.270%
Alliance Intermediate Govt
 Securities .........................     0.500%         0.475%        0.450%        0.430%        0.420%
Alliance High Yield..................     0.600%         0.575%        0.550%        0.530%        0.520%


------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.


Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS


Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ

Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:


                                        AVERAGE DAILY NET ASSETS
                                       ------------------------
EQ/Putnam Balanced.....................           0.55%
EQ/Putnam Growth & Income Value .......           0.55%
MFS Emerging Growth Companies..........           0.55%
MFS Research...........................           0.55%
Merrill Lynch Basic Value Equity ......           0.55%
Merrill Lynch World Strategy...........           0.70%
Morgan Stanley Emerging Markets
 Equity................................           1.15%
T. Rowe Price Equity Income ...........           0.55%
T. Rowe Price International Stock  ....           0.75%
Warburg Pincus Small Company Value  ...           0.75%



Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolios' average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, MFS Research, Merrill Lynch Basic Value Equity, T. Rowe Price Equity, and MFS Emerging Growth Companies Portfolios; 0.90% for the EQ/Putnam Balanced Portfolio; 1.00% for Warburg Pincus Small Company Value Portfolio; 1.20% each for T. Rowe Price International Stock and Merrill Lynch World Strategy Portfolios; and 1.75% for Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust prospectus.

ON PAGE 44, UNDER THE HEADING "TRUST VOTING RIGHTS"

 REPLACE THE FIRST SENTENCE OF THE SECOND PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required.

ON PAGE 44, UNDER THE HEADING "VOTING RIGHTS OF OTHERS," REPLACE THE FIRST TWO SENTENCES OF THE PARAGRAPH WITH THE FOLLOWING SENTENCES:

  Currently we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are hold by other separate accounts of insurance companies affiliated and unaffiliated with us.

ON PAGE 45, UNDER THE SUB-HEADING "CONTRIBUTIONS TO IRAS," REPLACE THE SECOND SENTENCE OF THE FOURTH PARAGRAPH WITH THE FOLLOWING SENTENCE:

  If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $2,000 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement).

ON PAGE 46, REPLACE THE SECOND SENTENCE OF THE FIFTH PARAGRAPH WITH THE FOLLOWING SENTENCE:

  The deductible and nondeductible contributions to the individual's IRA (or the nonworking spouse's IRA) may not, however, together exceed the maximum $2,000 per person limit.

ON PAGE 46, UNDER THE SUB-HEADING "EXCESS CONTRIBUTIONS," REPLACE THE LAST SENTENCE ON THIS PAGE WITH THE FOLLOWING SENTENCE:

  If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax.

ON PAGE 50, UNDER THE HEADING "PENALTY TAX ON EARLY DISTRIBUTIONS," ADD THE FOLLOWING SENTENCE AT THE END OF THE FIRST PARAGRAPH:

  Also not subject to penalty tax are IRA distributions used to pay certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals.

ON PAGE 50, UNDER THE HEADING "TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION," REPLACE THE TWO PARAGRAPHS WITH THE FOLLOWING PARAGRAPH:

  A 15% excise tax is imposed on an individual's aggregate excess distributions from all tax-favored retirement plans, including IRAs. The excise tax is in addition to the ordinary income tax due, but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. This tax is temporarily suspended for distributions to the individual for the years 1997, 1998 and 1999. However, the excise tax continues to apply for estate tax purposes. In certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in tax-favored retirement plans is excessive. The aggregate accumulations will be subject to excise tax in 1997 if they exceed the present value of a hypothetical life annuity paying $160,000 a year.

ON PAGE 51, UNDER THE HEADING "FEDERAL AND STATE INCOME TAX WITHHOLDING," REPLACE THE FOURTH SENTENCE OF THE THIRD PARAGRAPH WITH THE FOLLOWING
SENTENCE:

  For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions.

-------------------------------------------------------------------------------
                      STATEMENT OF ADDITIONAL INFORMATION
                               TABLE OF CONTENTS
-------------------------------------------------------------------------------


                                                                    PAGE
                                                                    ----
Part 1:     Minimum Distribution Withdrawals
Part 2:     Accumulation Unit Values                                 2
Part 3:     Annuity Unit Values                                      2
Part 4:     Custodian and Independent Accountants                    3
Part 5:     Alliance Money Market Fund and Alliance Intermediate     3
            Government Securities Fund Yield Information
Part 6:     Long-Term Market Trends                                  4
Part 7:     Financial Statements                                     6



                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me a Rollover IRA SAI:
                     (Supplement dated May 1, 1997 to Rollover IRA and Choice Income Plan Prospectus dated October 17, 1996)


                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                        INCOME MANAGER (SERVICE MARK)
                         PROSPECTUS FOR ROLLOVER IRA
                            AND CHOICE INCOME PLAN


                            DATED OCTOBER 17, 1996


         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States


This prospectus describes individual retirement annuity (IRA) certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ROLLOVER IRA) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Under the Rollover IRA we will accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $10,000 is required to put a Certificate into effect.

The Rollover IRA is designed to provide retirement income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. The distribution methods include the Choice Income Plan featuring the IRA ASSURED PAYMENT OPTION, IRA Assured Payment Option Plus (IRA APO PLUS), and a variety of payout options, including variable annuities and fixed annuities. The IRA Assured Payment Option and IRA APO Plus are also available for election in the application if you are interested in receiving distributions rather than accumulating funds.


The Rollover IRA offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 9 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.



                                INVESTMENT FUNDS
-----------------------------------------------------------------  GUARANTEE PERIODS
ASSET ALLOCATION SERIES:  EQUITY SERIES:     FIXED INCOME SERIES:  EXPIRATION DATES:
------------------------  --------------     --------------------  -----------------
O CONSERVATIVE INVESTORS  O GROWTH & INCOME  O MONEY MARKET           FEBRUARY 15,
O GROWTH INVESTORS        O COMMON STOCK     O INTERMEDIATE        O 1997 THROUGH 2007
                          O GLOBAL             GOVERNMENT          O 1997 THROUGH 2011
                          O INTERNATIONAL      SECURITIES
                          O AGGRESSIVE STOCK

We invest each Investment Fund in shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (TRUST), a mutual fund whose shares are purchased by separate accounts of insurance companies. The prospectus for the Trust, which accompanies this prospectus, describes the investment objectives, policies and risks of the Portfolios.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates.

This prospectus provides information about the Rollover IRA that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by a current prospectus for the Trust, which you should also read carefully.


Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated October 17, 1996, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

                                Copyright 1996
          The Equitable Life Assurance Society of the United States,
                          New York, New York 10019.
                             All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.

   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.

   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

                         PROSPECTUS TABLE OF CONTENTS

GENERAL TERMS                                 PAGE 4

FEE TABLE                                     PAGE 6
Condensed Financial Information                  8

PART 1: SUMMARY                               PAGE 9

What is the Rollover IRA?                        9
Investment Options                               9
Contributions                                    9
Transfers                                        9
Free Look Period                                 9
Services We Provide                              9
Death Benefits                                  10
Guaranteed Minimum Income Benefit (GMIB)        10
Surrendering the Certificates                   10
Distribution Methods                            10
Taxes                                           11
Deductions from Annuity
  Account Value                                 11
Deductions from Investment Funds                11
Trust Charges to Portfolios                     11

PART 2: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE INVESTMENT FUNDS     PAGE 12

Equitable Life                                  12
Separate Account No. 45                         12
The Trust                                       12
The Trust's Investment Adviser                  13
Investment Policies and Objectives of
  the Trust's Portfolios                        14

PART 3: INVESTMENT PERFORMANCE               PAGE 15

Performance Data for a Certificate              15
Rate of Return Data for Investment
  Funds                                         16
Communicating Performance Data                  19
Money Market Fund and Intermediate
  Government Securities Fund Yield
  Information                                   20

PART 4: THE GUARANTEED PERIOD ACCOUNT        PAGE 21

Guarantee Periods                               21
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                               22
Modal Payment Portion                           23
Death Benefit Amount                            23
Investments                                     23
PART 5: PROVISIONS OF THE CERTIFICATES
        AND SERVICES WE PROVIDE              PAGE 25

Availability of the Certificates                25
Contributions Under the Certificates            25
Methods of Payment                              25
Allocation of Contributions                     26
Free Look Period                                26
Annuity Account Value                           27
Transfers Among Investment Options              27
Dollar Cost Averaging                           28
Death Benefit                                   28
GMIB                                            29
Cash Value                                      31
Surrendering the Certificates to
  Receive the Cash Value                        31
When Payments are Made                          31
Assignment                                      31
Distribution of the Certificates                31

PART 6: DISTRIBUTION METHODS UNDER THE
        CERTIFICATES                         PAGE 32

IRA Assured Payment Option                      32
IRA APO Plus                                    35
Withdrawal Options                              37
Income Annuity Options                          39

PART 7: DEDUCTIONS AND CHARGES               PAGE 41

Charges Deducted from the Annuity
  Account Value                                 41
Charges Deducted from the Investment
  Funds                                         42
Trust Charges to Portfolios                     43
Sponsored Arrangements                          43
Other Distribution Arrangements                 43

PART 8: VOTING RIGHTS                        PAGE 44

Trust Voting Rights                             44
Voting Rights of Others                         44
Separate Account Voting Rights                  44
Changes in Applicable Law                       44

PART 9: TAX ASPECTS OF THE CERTIFICATES      PAGE 45

Tax-Qualified Individual Retirement
  Annuities (IRAs)                              45
Penalty Tax on Early Distributions              50
Tax Penalty for Insufficient
  Distributions                                 50
Tax Penalty for Excess Distributions or
  Accumulation                                  50
Federal and State Income Tax
  Withholding                                   51
Other Withholding                               51
Impact of Taxes to Equitable Life               51
Transfers Among Investment Options              51
Tax Changes                                     51

PART 10: INDEPENDENT ACCOUNTANTS             PAGE 52

APPENDIX I: MARKET VALUE
  ADJUSTMENT EXAMPLE                         PAGE 53

APPENDIX II: GUARANTEED MINIMUM
  DEATH BENEFIT (GMDB) EXAMPLE               PAGE 54

APPENDIX III: GMIB EXAMPLES                  PAGE 55

APPENDIX IV: EXAMPLE OF PAYMENTS
  UNDER THE IRA ASSURED PAYMENT
  OPTION AND IRA APO PLUS                    PAGE 56

APPENDIX V: IRS TAX DEDUCTION TABLE          PAGE 57

STATEMENT OF ADDITIONAL
  INFORMATION TABLE OF CONTENTS              PAGE 58

                                GENERAL TERMS

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 5.

ANNUITY COMMENCEMENT DATE--The date on which amounts will be applied under an income annuity option.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns a Rollover IRA Certificate and has the right to exercise all rights under the Certificate. The Certificate Owner must also be the Annuitant.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which you are enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

IRA--An individual retirement annuity, as defined in Section 408(b) of the Code.

IRA ASSURED PAYMENT OPTION--A distribution option which provides guaranteed lifetime income. The IRA Assured Payment Option may be elected in the application or elected as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account and the Life Contingent Annuity. No amounts may be allocated to the Investment Funds.

IRA APO PLUS--A distribution option which provides guaranteed lifetime income. IRA APO Plus may be elected in the application or as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account, the Life Contingent Annuity and to the Investment Funds. The amount in the Investment Funds is then systematically converted to increase the guaranteed lifetime income.

LIFE CONTINGENT ANNUITY--Provides guaranteed lifetime income beginning at a future date. Amounts may only be applied under the Life Contingent Annuity through election of the IRA Assured Payment Option and IRA APO Plus.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

MODAL PAYMENT PORTION--Under the IRA Assured Payment Option and IRA APO Plus, the portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.

PORTFOLIOS--The portfolios of the Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the

Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SAI--The statement of additional information for the Separate Account under the Rollover IRA.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 45.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

FEE TABLE

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of the Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7: Deductions and Charges." For a complete description of the Trust's charges and expenses, see the prospectus for the Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds, all or a portion of the distribution fee and the annual contract fee, if any, may be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 7: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------

DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION
RECEIVED DURING THE FIRST CONTRACT YEAR
(deducted annually on each of the first seven Processing Dates)(1) .............................   0.20%


WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon surrender or for certain withdrawals. The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is contract made or the Certificate is surrendered beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. for each year contribution, the Contract Year in which we receive that contribution is "Contract Year 1")(2)

CONTRACT
  YEAR
--------
1  ..................    7.00%

2  ..................    6.00

3  ..................    5.00
4  ..................    4.00
5  ..................    3.00
6  ..................    2.00
7  ..................    1.00
8+ ..................    0.00


                                                                                   Combined
                                                                                   GMDB/GMIB     GMDB Only
                                                                                    Benefit       Benefit
                                                                                   (Plan A)       (Plan B)
                                                                                   --------       --------
GMDB/GMIB CHARGES (percentage deducted annually on each Processing Date
  as a percentage of the guaranteed minimum death benefit then in effect)(3) ....    0.45%          0.20%

ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING DATE)(4)
-----------------------------------------------------------------------------------
  If the initial contribution is less than $25,000 ..............................             $30
  If the initial contribution is $25,000 or more ................................              $0

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
-----------------------------------------------------------------------------------
  Mortality and Expense Risk Charge .............................................            0.90%
  Asset Based Administrative Charge .............................................            0.25%
                                                                                           -------
    Total Separate Account Annual Expenses ......................................            1.15%
                                                                                           =======


TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE NET ASSETS IN EACH PORTFOLIO)
-------------------------------------------------------------------------------

                                                     INVESTMENT PORTFOLIOS
                                 -----------------------------------------------------------
                                   CONSERVATIVE    GROWTH      GROWTH &    COMMON
                                    INVESTORS     INVESTORS     INCOME     STOCK     GLOBAL
                                 --------------  -----------  ----------  --------  --------
Investment Advisory Fee               0.55%          0.52%       0.55%      0.35%     0.53%
Other Expenses                        0.04%          0.04%       0.05%      0.03%     0.08%
                                 --------------  -----------  ----------  --------  --------
 TOTAL TRUST ANNUAL EXPENSES(5)       0.59%          0.56%       0.60%      0.38%     0.61%
                                 ==============  ===========  ==========  ========  ========

                                                                          INTERMEDIATE
                                                   AGGRESSIVE    MONEY        GOVT.
                                  INTERNATIONAL      STOCK       MARKET     SECURITIES
                                 ---------------  ------------  --------  --------------
Investment Advisory Fee                0.90%          0.46%       0.40%        0.50%
Other Expenses                         0.13%          0.03%       0.04%        0.07%
                                 ---------------  ------------  --------  --------------
  TOTAL TRUST ANNUAL EXPENSES(5)       1.03%          0.49%       0.44%        0.57%
                                 ===============  ============  ========  ==============

------------

   Notes:

   (1) The amount deducted is based on contributions that have not been withdrawn. The distribution fee will not apply while the IRA Assured Payment Option or IRA APO Plus is in effect. See "Part 7: Deductions and Charges," "Distribution Fee."

   (2) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 7.


   (3) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit (GMIB) is described under "GMIB" both of which are in Part 5. The 0.45% charge covers a 6% to Age 80 Benefit or, if a combined 6% to Age 70 Benefit is elected, the charge is 0.30%. See "Part 7: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit (Plan A)" and "Charges for GMDB Only Benefit (Plan B)."


   (4) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 7: Deductions and Charges," "Annual Contract Fee."

   (5) Expenses shown for all Portfolios are for the fiscal year ended December 31, 1995. The amount shown for the International Portfolio, which was established on April 3, 1995, is annualized. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "Trust Charges to Portfolios" in Part 7.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined GMDB/GMIB Benefit (Plan A) with a 6% to Age 80 Benefit and under the GMDB Only Benefit (Plan B) in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1) The annual contract fee was computed based on an initial contribution of $10,000.


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                 COMBINED GMDB/GMIB BENEFIT (PLAN A) ELECTION
-----------------------------------------------------------------------------
IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN,
THE EXPENSES WOULD BE:

                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
  Conservative Investors    $90.65    $126.98    $166.16    $294.09
  Growth Investors           90.36     126.08     164.65     291.07
EQUITY SERIES:
  Growth & Income            90.75     127.28     166.66     295.10
  Common Stock               88.57     120.68     155.59     272.70
  Global                     90.85     127.58     167.16     296.11
  International              95.03     140.10     188.01     337.54
  Aggressive Stock           89.66     123.98     161.13     283.94
FIXED INCOME SERIES:
  Money Market               89.16     122.48     158.61     278.85
  Intermediate Govt.
    Securities               90.46     126.38     165.15     292.07

IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $27.42    $84.33     $144.17    $302.14
 Growth Investors            27.13     83.44      142.67     299.12
EQUITY SERIES:
  Growth & Income            27.52     84.63      144.67     303.14
  Common Stock               25.34     78.03      133.60     280.74
  Global                     27.62     84.93      145.17     304.15
  International              31.80     97.46      166.03     345.61
  Aggressive Stock           26.43     81.33      139.14     292.01
FIXED INCOME SERIES:
  Money Market               25.93     79.83      136.62     286.89
  Intermediate Govt.
    Securities               27.23     83.74      143.18     300.13

                     GMDB ONLY BENEFIT (PLAN B) ELECTION
-----------------------------------------------------------------------------

 IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN,
THE EXPENSES WOULD BE:

                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $90.65    $121.66    $155.07    $266.33
 Growth Investors            90.36     120.76     153.56     263.26
EQUITY SERIES:
  Growth & Income            90.75     121.96     155.58     267.36
  Common Stock               88.57     115.35     144.45     244.62
  Global                     90.85     122.27     156.09     268.38
  International              95.03     134.82     177.05     310.42
  Aggressive Stock           89.66     118.65     150.02     256.04
FIXED INCOME SERIES:
  Money Market               89.16     117.15     147.48     250.85
  Intermediate Govt.
    Securities               90.46     121.06     154.06     264.27

IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:


                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
  Conservative Investors    $24.77    $76.04     $129.75    $269.91
  Growth Investors           24.48     75.15      128.24     266.84
EQUITY SERIES:
  Growth & Income            24.87     76.34      130.25     270.93
  Common Stock               22.69     69.72      119.11     248.19
  Global                     24.97     76.64      130.75     271.94
  International              29.15     89.21      151.74     314.02
  Aggressive Stock           23.78     73.04      124.70     259.62
FIXED INCOME SERIES:
  Money Market               23.28     71.53      122.16     254.45
  Intermediate Govt.
    Securities               24.58     75.45      128.74     267.85

------------
   Notes:

  (1) The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 6. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION

ACCUMULATION UNIT VALUES

Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day for the periods shown.

                                              LAST BUSINESS DAY OF
                                        -------------------------------
                           MAY 1, 1995    DECEMBER 1995   SEPTEMBER 1996
                         -------------  ---------------  --------------
ASSET ALLOCATION SERIES:
 Conservative Investors    $ 14.647383     $ 16.549050     $ 16.558882
 Growth Investors            20.073331       23.593613       25.115630
EQUITY SERIES:
 Growth & Income             10.376155       11.989601       13.060119
 Common Stock               102.335691      124.519251      141.022624
 Global                      19.478146       22.293921       24.080727
 International               10.125278       11.033925       11.735219
 Aggressive Stock            44.025496       54.591448       64.680156
FIXED INCOME SERIES:
 Money Market                23.150932       23.830754       24.547344
 Intermediate Govt.
 Securities                  12.498213       13.424767       13.535782

                               PART 1: SUMMARY

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE ROLLOVER IRA?

The Rollover Individual Retirement Annuity (IRA) is designed to provide for retirement income through the investment of rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions. The Rollover IRA features a combination of Investment Options, consisting of Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest. The Rollover IRA also makes available distribution methods under the Choice Income Plan which includes the IRA Assured Payment Option and IRA APO Plus (which can be applied for in the application or at a later date). Withdrawal options and fixed and variable income annuity options are also available.

The Rollover IRA and/or the IRA Assured Payment Option and IRA APO Plus may not be available in all states. These Certificates are not available in Puerto Rico.

INVESTMENT OPTIONS

The Rollover IRA offers the following Investment Options which permit you to create your own strategy for retirement savings. All available Investment Options may be selected under a Certificate.

INVESTMENT FUNDS

o     Asset Allocation Series: the Conservative Investors and Growth Investors
      Funds

o Equity Series: the Growth & Income, Common Stock, Global, International and Aggressive Stock Funds

o Fixed Income Series: the Money Market and Intermediate Government Securities Funds

GUARANTEE PERIODS

o Guarantee Periods (may not be available in all states) maturing in each of calendar years 1997 through 2007.

o Guarantee Periods maturing in 1997 through 2011 under the IRA Assured Payment Option and IRA APO Plus.

CONTRIBUTIONS

o To put a Certificate into effect, you must contribute at least $10,000 in the form of either a rollover contribution or a direct custodian-to-custodian transfer from one or more other individual retirement arrangements.

o Subsequent contributions may be made in an amount of at least $1,000. Subsequent contributions must not exceed $2,000 for any taxable year, except for additional rollover contributions or direct transfers, both of which are unlimited.

TRANSFERS


Under the Rollover IRA, you may make an unlimited number of transfers among the Investment Funds. However, there are restrictions for transfers to and from the Guaranteed Period Account and among the Guarantee Periods. Transfers from a Guarantee Period may result in a market value adjustment. Transfers among Investment Options are free of charge. Transfers among the Investment Options are not taxable.


FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value, reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.


SERVICES WE PROVIDE

O     REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o      Three additional reports of your Certificate values each year;

 o      Annual and semi-annual statements of the Trust; and

 o      Written confirmation of financial transactions.

O     TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O     PROCESSING OFFICE

 o      FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

        Equitable Life
        Income Management Group
        Post Office Box 13014
        Newark, NJ 07188-0014

 o      FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

        Equitable Life
        c/o First Chicago National Processing Center
        300 Harmon Meadow Boulevard, 3rd Floor
        Attn: Box 13014
        Secaucus, NJ 07094

 o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

        Equitable Life
        Income Management Group
        P.O. Box 1547
        Secaucus, NJ 07096-1547

 o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:

        Equitable Life
        Income Management Group
        200 Plaza Drive
        Secaucus, NJ 07096

DEATH BENEFITS

If you die before the Annuity Commencement Date, the Rollover IRA provides a death benefit. The beneficiary will be paid the greater of the Annuity Account Value in the Investment Funds and the guaranteed minimum death benefit (GMDB), plus any death benefit provided with respect to the Guaranteed Period Account.

There are two plans available under the Certificates for providing guaranteed benefits, Plan A and Plan B. Plan A provides both a GMDB and a guaranteed minimum income benefit (described below). Plan B provides a GMDB only.

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)

The GMIB, available under the Combined GMDB/ GMIB Benefit (Plan A), may not currently be available in all states.

When you elect the IRA Assured Payment Option, the GMIB provides a minimum guaranteed lifetime income under such option with respect to amounts applied from the Investment Funds. Any amounts in the Guaranteed Period Account will be applied to increase the payments provided under the GMIB. A market value adjustment may apply.

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time before the Annuity Commencement Date while the Annuitant is living. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

DISTRIBUTION METHODS

IRA ASSURED PAYMENT OPTION

The IRA Assured Payment Option (which requires a minimum amount applied of $10,000) provides guaranteed lifetime income. You may elect to receive payments on a monthly, quarterly or annual basis during a fixed period. Payments during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or, distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. During the fixed period you can take withdrawals from your Annuity Account Value. After the fixed period ends, payments are made out of the Life Contingent Annuity.

The Life Contingent Annuity does not have a Cash Value or an Annuity Account Value. There is no death benefit under the Life Contingent Annuity and income is paid only if you (or a joint Annuitant) are living at the date annuity benefits begin.

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis.

IRA APO PLUS

IRA APO Plus is a variation of the IRA Assured Payment Option. IRA APO Plus enables you to keep a portion of your Annuity Account Value in the Investment Funds while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the IRA Assured Payment Option. When you elect IRA APO Plus, a portion of your initial contribution or Annuity Account Value, as applicable, is allocated to the IRA Assured Payment Option to provide a minimum guaranteed lifetime income, and the remaining contribution or Annuity Account Value is allocated to the Investment Funds. Every three years during the fixed period, a portion of the remaining Annuity Account Value in the Investment Funds is applied to increase the guaranteed payments under the IRA Assured Payment Option.

WITHDRAWAL OPTIONS

o Lump Sum Withdrawals--Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate at any time. The minimum withdrawal amount is $1,000.

o Substantially Equal Payment Withdrawals--If you are below age 59 1/2, this withdrawal option is designed to allow you to withdraw funds annually and not have a 10% penalty tax apply. This is accomplished by distribution of substantially equal periodic payments over your life expectancy or over the joint life expectancies of you and your spouse. If you change or stop such distributions before the later of age 59 1/2 or five years from the date of the first distribution, the 10% penalty tax may apply on all prior distributions.

o Systematic Withdrawals--You may also withdraw funds under our Systematic Withdrawal option, where the minimum withdrawal amount is $250. These withdrawals are available if you are age 59 1/2 to 70 1/2.

o Minimum Distribution Withdrawals--You may also withdraw funds annually under our Minimum Distribution Withdrawals option, which is designed to meet the minimum distribution requirements set forth in the Code. The minimum withdrawal amount is $250.

Withdrawals may be subject to a withdrawal charge and withdrawals from Guarantee Periods prior to their Expiration Date will result in a market value adjustment. Withdrawals may be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates also provide income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options are offered on a fixed and variable basis.

TAXES

Generally, any earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

DEDUCTIONS FROM ANNUITY
ACCOUNT VALUE

Distribution Fee

We deduct a sales load annually in an amount of 0.20% of each contribution received during the first Contract Year. This sales load is deducted on each of the first seven Processing Dates. The amount deducted is based on contributions that have not been withdrawn. The distribution fee will not be deducted while the IRA Assured Payment Option or IRA APO Plus is in effect.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of the initial and each subsequent contribution if (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) the Certificate is surrendered. The free corridor amount is 15% under the Rollover IRA and 10% under the IRA Assured Payment Option and IRA APO Plus. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution      7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution the Contract Year in which we receive that contribution is "Contract Year 1."


Withdrawal Processing Charge

We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year.

Charges for Combined GMDB/GMIB Benefit (Plan A)


We deduct a charge annually on each Processing Date for providing the Combined GMDB/GMIB Benefit (Plan A). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45% for a 6% to Age 80 Benefit and 0.30% for a 6% to Age 70 Benefit.


Charges for GMDB Only Benefit (Plan B)

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit (Plan B). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.

Annual Contract Fee

The charge will be $30 per Contract Year if your initial contribution is less than $25,000, and zero if your initial contribution is $25,000 or more. This charge will not apply while the IRA Assured Payment Option or IRA APO Plus is in effect.

Charges for State Premium and Other
Applicable Taxes

Generally, we deduct a charge for premium and other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 2.25%.

DEDUCTIONS FROM INVESTMENT FUNDS

Mortality and Expense Risk Charge

We charge each Investment Fund a daily asset based charge for mortality and expense risks equivalent to an annual rate of 0.90%.

Asset Based Administrative Charge

We charge each Investment Fund a daily asset based charge to cover a portion of the administrative expenses under the Certificate equivalent to an annual rate of 0.25%.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees and other expenses of the Trust are charged daily against the Trust's assets. These are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.

PART 2: EQUITABLE LIFE, THE SEPARATE ACCOUNT
AND THE INVESTMENT FUNDS

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $217.6 billion of assets as of June 30, 1996.

SEPARATE ACCOUNT NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of the Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Rollover IRA Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Rollover IRA Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificate belongs from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUST

The Trust is an open-end diversified management investment company, more commonly called a mu-tual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of the Trust. The Trust commenced operations in January 1976 with a predecessor of its Common Stock Portfolio. The Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to the Trust are reinvested in full and fractional shares of the Portfolio to which they relate. More detailed information about the Trust, its investment objectives, policies, restrictions, risks, expenses and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

THE TRUST'S INVESTMENT ADVISER

The Trust is advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On June 30, 1996, Alliance was managing over $168 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's record as an investment manager is based, in part, on its ability to provide a diversity of investment services to domestic, international and global markets. Alliance prides itself on its ability to attract and retain a quality, professional work force. Alliance employs more than 188 investment professionals, including 74 research analysts. Portfolio managers have an average investment experience of more than 14 years.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved.

The policies and objectives of the Trust's Portfolios are as follows:

 Portfolio                                     Investment Policy                     Objective
---------------------------  ----------------------------------------------------    -----------------------------
ASSET ALLOCATION SERIES:
Conservative Investors        Diversified mix of publicly-traded, fixed-income and    High total return without, in
                              equity securities; asset mix and security selection     the adviser's opinion, undue
                              are primarily based upon factors expected to reduce     risk to principal
                              risk. The Portfolio is generally expected to hold
                              approximately 70% of its assets in fixed income
                              securities and 30% in equity securities.

Growth Investors              Diversified mix of publicly-traded, fixed-income and    High total return consistent
                              equity securities; asset mix and security selection     with the adviser's
                              based upon factors expected to increase possibility     determination of reasonable
                              of high long-term return. The Portfolio is generally    risk
                              expected to hold approximately 70% of its assets in
                              equity securities and 30% in fixed income
                              securities.

EQUITY SERIES:

Growth & Income               Primarily income producing common stocks and            High total return through a
                              securities convertible into common stocks.              combination of current income
                                                                                      and capital appreciation

Common Stock                  Primarily common stock and other equity-type            Long-term growth of capital
                              instruments.                                            and increasing income

Global                        Primarily equity securities of non-United States as     Long-term growth of capital
                              well as United States companies.

International                 Primarily equity securities selected principally to     Long-term growth of capital
                              permit participation in non-United States companies
                              with prospects for growth.

Aggressive Stock              Primarily common stocks and other equity-type           Long-term growth of capital
                              securities issued by medium and other smaller sized
                              companies with strong growth potential.

FIXED INCOME SERIES:

Money Market                  Primarily high quality short-term money market          High level of current income
                              instruments.                                            while preserving assets and
                                                                                      maintaining liquidity

Intermediate Government       Primarily debt securities issued or guaranteed by       High current income
Securities                    the U.S. government, its agencies and                   consistent with relative
                              instrumentalities. Each investment will have a final    stability of principal
                              maturity of not more than 10 years or a duration not
                              exceeding that of a 10-year Treasury note.

                               14

                        PART 3: INVESTMENT PERFORMANCE

This Part presents performance data for each of the Investment Funds calculated by two methods. The first method, used in calculating values for the two tables in "Performance Data for a Certificate," reflects all applicable fees and charges other than the charge for tax such as premium taxes. The second method, used in preparing rates of return for the three tables in "Rate of Return Data for Investment Funds," reflects all fees and charges other than the distribution fee, the withdrawal charge, the GMDB/ GMIB charge, the annual contract fee and the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Separate Account commenced operations in May 1995 and no Certificates were issued prior to that date. The calculations of investment performance shown below are based on the actual investment results of the Portfolios of the Trust, from which certain fees and charges applicable under the Rollover IRA have been deducted. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Certificate.

See "Part 4: The Guaranteed Period Account" for information on the Guaranteed Period Account.

PERFORMANCE DATA FOR A CERTIFICATE

The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calculation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1995 by the $1,000 contribution made at the beginning of each period illustrated. The annual contract fee is computed based on an initial contribution of $10,000. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995*


                                      LENGTH OF INVESTMENT PERIOD
                        -----------------------------------------------------
       INVESTMENT                   THREE      FIVE      TEN         SINCE
          FUND           ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------------  --------  --------  --------  --------  -------------
ASSET ALLOCATION SERIES:
Conservative Investors    $1,117    $1,160    $1,448        --      $ 1,558
Growth Investors           1,176     1,285     1,994        --        2,243
EQUITY SERIES:
Growth & Income            1,154        --        --        --        1,122
Common Stock               1,236     1,484     2,082    $3,458       11,394
Global                     1,102     1,519     1,936        --        2,076
International                 --        --        --        --        1,030
Aggressive Stock           1,228     1,350     2,438        --        5,198

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995*
(CONTINUED)

                                            LENGTH OF INVESTMENT PERIOD
                               ----------------------------------------------------
          INVESTMENT              ONE     THREE      FIVE      TEN         SINCE
             FUND                YEAR     YEARS     YEARS     YEARS     INCEPTION**
-----------------------------  -------  --------  --------  --------  -------------
FIXED INCOME SERIES:
Money Market                    $  972    $1,020    $1,098    $1,479      $2,156
Intermediate Govt. Securities    1,047     1,083        --        --       1,265

------------

   * See footnotes below.

        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1995*


                                            LENGTH OF INVESTMENT PERIOD
                               ---------------------------------------------------
          INVESTMENT                       THREE    FIVE      TEN         SINCE
             FUND               ONE YEAR   YEARS    YEARS    YEARS     INCEPTION**
-----------------------------  --------  -------  -------  --------  -------------
ASSET ALLOCATION SERIES:
Conservative Investors           11.72%     5.07%    7.69%      --         6.53%
Growth Investors                 17.62      8.73    14.80       --        12.23
EQUITY SERIES:
Growth & Income                  15.35        --       --       --         3.90
Common Stock                     23.63     14.07    15.80    13.21%       12.94
Global                           10.15     14.95    14.12       --         8.45
International                       --        --       --       --         3.04
Aggressive Stock                 22.83     10.51    19.51       --        17.92
FIXED INCOME SERIES:
Money Market                     (2.77)     0.66     1.89     3.99         5.25
Intermediate Govt. Securities     4.73      2.68       --       --         4.81

------------

   * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.

   **The "Since Inception" dates are as follows: Conservative Investors
      (October 2, 1989); Growth Investors (October 2, 1989); Growth & Income (October 1, 1993); Common Stock (January 13, 1976); Global (August 27,
      1987); International (April 3, 1995); Aggressive Stock (January 27,
      1986); Money Market (July 13, 1981); and Intermediate Govt. Securities (April 1, 1991). The "Since Inception" numbers for the International Fund are unannualized.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

Performance data of the Money Market and Common Stock Funds for the periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Funds are based on the date of inception of the predecessor separate accounts. This performance data has been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of the Trust as well as an assumed charge of 0.06% for direct operating expenses.

Performance data for the remaining Investment Funds reflect (i) the investment results of the corre-

                               16


sponding Portfolios of the Trust from the date of inception of those Portfolios and (ii) the actual investment advisory fee and direct operating expenses of the relevant Portfolio.

The performance data for all periods has also been adjusted to reflect the Separate Account mortality and expense risk charge, and the asset based administrative charge equal to a total of 1.15% relating to the Certificates, as well as the Trust's expenses.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risk charge and the asset based administrative charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

Asset Allocation Series:
CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

Equity Series:
GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertible Index.

COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

AGGRESSIVE STOCK: January 27, 1986; 50% Stan dard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

Fixed Income Series:
MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Rollover IRA performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*


                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
ASSET ALLOCATION SERIES:
CONSERVATIVE INVESTORS        19.02%      7.32%      8.89%       --          --          8.39%
 Lipper Income                21.25       9.65      11.99        --          --          9.79
 Benchmark                    24.11      10.41      11.73        --          --         10.55
GROWTH INVESTORS              24.92      10.87      15.77        --          --         14.70
 Lipper Flexible Portfolio    21.58       9.32      11.43        --          --          9.44
 Benchmark                    32.05      13.35      14.70        --          --         11.97
EQUITY SERIES:
GROWTH & INCOME               22.65         --         --        --          --          8.40
 Lipper Growth & Income       31.18         --         --        --          --         12.76
 Benchmark                    34.93         --         --        --          --         15.45

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
COMMON STOCK                    30.93%     16.05%     16.80%     13.84%      13.06%       13.47%
 Lipper Growth                  31.08      12.09      15.53      12.05       12.26        12.25
 Benchmark                      37.54      15.30      16.57      14.87       14.79        14.24
GLOBAL                          17.45      16.86      15.16         --          --        10.09
 Lipper Global                  13.87      13.45       9.10         --          --         2.52
 Benchmark                      20.72      15.83      11.74         --          --         6.75
INTERNATIONAL                      --         --         --         --          --        10.34**
 Lipper International              --         --         --         --          --        12.21**
 Benchmark                         --         --         --         --          --         9.17**
AGGRESSIVE STOCK                30.13      12.61      20.35         --          --        18.59
 Lipper Small Company Growth    28.19      15.26      25.72         --          --        16.06
 Benchmark                      29.69      13.67      20.16         --          --        13.58
FIXED INCOME SERIES:
MONEY MARKET                     4.53       3.04       3.29       4.81          --         6.19
 Lipper Money Market             4.35       2.88       3.10       4.71          --         6.27
 Benchmark                       5.74       4.34       4.47       5.77          --         7.09
INTERMEDIATE GOVERNMENT
SECURITIES                      12.03       4.99         --         --          --         6.43
  Lipper Gen. U.S. Government   15.47       6.27         --         --          --         7.87
  Benchmark                     14.41       6.74         --         --          --         8.17

------------

   *  See footnotes on next page.


CUMULATIVE RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
ASSET ALLOCATION SERIES:
CONSERVATIVE INVESTORS        19.02%     23.60%     53.06%         --          --        65.42%
 Lipper Income                21.25      31.95      76.42          --          --        79.42
 Benchmark                    24.11      34.58      74.09          --          --        87.24
GROWTH INVESTORS              24.92      36.28     108.00          --          --       135.55
 Lipper Flexible Portfolio    21.58      30.92      72.73          --          --        76.92
 Benchmark                    32.05      45.64      98.56          --          --       102.72
EQUITY SERIES:
GROWTH & INCOME               22.65         --         --          --          --        19.89
 Lipper Growth & Income       31.18         --         --          --          --        31.42
 Benchmark                    34.93         --         --          --          --        38.14
COMMON STOCK                  30.93      56.29     117.35      265.55%     530.07%    1,146.22
 Lipper Growth                31.08      41.29     107.30      215.49      483.45       920.87
 Benchmark                    37.54      53.30     115.25      300.11      692.18     1,327.94
GLOBAL                        17.45      59.57     102.53          --          --       123.08
 Lipper Global                13.87      46.36      55.44          --          --        23.09
 Benchmark                    20.72      55.39      74.20          --          --        72.38
INTERNATIONAL                    --         --         --          --          --      10.34**
 Lipper International            --         --         --          --          --      12.21**
 Benchmark                       --         --         --          --          --       9.17**
AGGRESSIVE STOCK              30.13      42.79     152.49          --          --       443.46
  Lipper Small Company
    Growth                    28.19      55.24     268.67          --          --       337.96
  Benchmark                   29.69      46.89     150.49          --          --       254.09

                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
FIXED INCOME SERIES:
MONEY MARKET                   4.53%      9.40%     17.55%     59.97%        --        138.38%
 Lipper Money Market           4.35       8.87      16.48      58.55         --        140.42
 Benchmark                     5.74      13.58      24.45      75.23         --        170.07
INTERMEDIATE GOVERNMENT
SECURITIES                    12.03      15.72         --         --         --         34.43
  Lipper Gen. U.S.
    Government                15.47      20.05         --         --         --         43.43
  Benchmark                   14.41      21.60         --         --         --         45.17


------------
   *  See footnotes below.


YEAR-BY-YEAR RATES OF RETURN*

                         1983      1984       1985      1986      1987       1988
ASSET ALLOCATION
 SERIES:
CONSERVATIVE
 INVESTORS                 --         --        --        --         --        --
GROWTH INVESTORS           --         --        --        --         --        --
EQUITY SERIES:
GROWTH & INCOME            --         --        --        --         --        --
COMMON STOCK***         24.67%     (3.09)%   31.91%    16.02%      6.21%    21.03%
GLOBAL                     --         --        --        --     (13.62)     9.61
INTERNATIONAL              --         --        --        --         --        --
AGGRESSIVE STOCK           --         --        --     33.83       6.06     (0.03)
FIXED INCOME SERIES:
MONEY MARKET***          7.70       9.59      6.91      5.39       5.41      6.09
INTERMEDIATE
 GOVERNMENT
 SECURITIES                --         --        --        --         --        --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                        1989      1990      1991      1992      1993      1994       1995
ASSET ALLOCATION
 SERIES:
CONSERVATIVE
 INVESTORS               2.79%    5.14%    18.51%     4.50%     9.54%     (5.20)%   19.02%
GROWTH INVESTORS         3.53     9.39     47.19      3.69     13.95      (4.27)    24.92
EQUITY SERIES:
GROWTH & INCOME            --       --        --        --     (0.55)     (1.72)    22.65
COMMON STOCK***         24.16    (9.17)    36.30      2.03     23.39      (3.26)    30.93
GLOBAL                  25.29    (7.15)    29.06     (1.65)    30.60       4.02     17.45
INTERNATIONAL              --       --        --        --        --         --     10.34
AGGRESSIVE STOCK        41.86     6.92     84.73     (4.28)    15.41      (4.92)    30.13
FIXED INCOME SERIES:
MONEY MARKET***          7.93     6.99      4.97      2.37      1.78       2.82      4.53
INTERMEDIATE
 GOVERNMENT
 SECURITIES                --       --     11.30      4.38      9.27      (5.47)    12.03

------------


   * Returns do not reflect the distribution fee, the withdrawal charge, the GMDB/GMIB charge, the annual contract fee and any charge for tax such as premium taxes.


   ** Unannualized.

   ***Prior to 1982 the Year-by-Year Rates of Return were:

                         1976    1977    1978    1979    1980    1981    1982
                         ----    ----    ----    ----    ----    ----    ----
COMMON STOCK             8.20% (10.28)%  6.99%  28.35%   48.39% (6.94)%  16.22%
MONEY MARKET              --      --      --      --       --    5.71    11.72


COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and the Trust and may compare the performance of the Investment Funds with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Fund Inception Dates and Comparative Benchmarks" in this Part 3, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los

                               19


Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

MONEY MARKET FUND AND INTERMEDIATE GOVERNMENT SECURITIES FUND YIELD
INFORMATION

The current yield and effective yield of the Money Market Fund and Intermediate Government Securities Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Money Market Fund

Current yield for the Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the distribution fee, withdrawal charge, GMDB/GMIB charge and any charge for tax such as premium tax. See "Part 5: Money Market Fund and Intermediate Government Securities Fund Yield Information" in the SAI.

Intermediate Government Securities Fund

Current yield for the Intermediate Government Securities Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be higher than the "current yield" because any earnings are compounded monthly.

Intermediate Government Securities Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the distribution fee, withdrawal charge, GMDB/GMIB charge and any charge for tax such as premium tax. See "Part 5: Money Market Fund and Intermediate Government Securities Fund Yield Information" in the SAI.

                               20


                    PART 4: THE GUARANTEED PERIOD ACCOUNT

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2007.


Not all of these Guarantee Periods will be available for ages 76 and above. See "Allocation of Contributions" in Part 5. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.


Under the IRA Assured Payment Option and IRA APO Plus, in addition to the Guarantee Periods above, Guarantee Periods ending on February 15th for each of the maturity years 2008 through 2011 are also available.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of October 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:


    GUARANTEE
  PERIODS WITH      GUARANTEED
 EXPIRATION DATE    RATE AS OF   PRICE PER $100
FEBRUARY 15TH OF    OCTOBER 1,    OF MATURITY
  MATURITY YEAR        1996          VALUE
----------------  ------------  --------------
       1997            4.21%         $98.46
       1998            4.80           93.76
       1999            5.10           88.86
       2000            5.29           84.03
       2001            5.41           79.40
       2002            5.52           74.90
       2003            5.65           70.43
       2004            5.66           66.62
       2005            5.80           62.34
       2006            5.92           58.30
       2007            6.03           54.45


Available under the IRA Assured Payment Option and IRA APO Plus


 2008     5.95%    $51.80
 2009     5.95      48.88
 2010     5.95      46.14
 2011     5.95      43.55

Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of October 1, 1996 would be $444.51 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through 2001).

The above table is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted or withdrawals or transfers from Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

Under the Rollover IRA, we will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 5:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

MODAL PAYMENT PORTION

Under the IRA Assured Payment Option and IRA APO Plus, a portion of your contributions or Annuity Account Value is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.

Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

DEATH BENEFIT AMOUNT

The death benefit provided with respect to the Guaranteed Period Account is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Annuity Account Value" in Part 5.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of the general account. See "IRA Assured Payment Option," "Life Contingent Annuity," in Part 6.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

             PART 5: PROVISIONS OF THE CERTIFICATES AND SERVICES
                     WE PROVIDE

THE PROVISIONS DISCUSSED IN THIS PART 5 APPLY WHEN YOUR CERTIFICATE IS OPERATING PRIMARILY TO ACCUMULATE ANNUITY ACCOUNT VALUE. DIFFERENT RULES MAY APPLY WHEN YOU ELECT THE IRA ASSURED PAYMENT OPTION OR IRA APO PLUS IN THE APPLICATION OR AS LATER ELECTED AS A DISTRIBUTION OPTION UNDER YOUR ROLLOVER IRA AS DISCUSSED IN PART 6. THE PROVISIONS OF YOUR CERTIFICATE MAY BE RESTRICTED BY APPLICABLE LAWS OR REGULATIONS.

AVAILABILITY OF THE CERTIFICATES

The Rollover IRA Certificates are available for issue ages 20 through 78. These Certificates may not be available in all states. These Certificates are not available in Puerto Rico.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $10,000. We will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other individual retirement arrangements. See "Part 9: Tax Aspects of the Certificates."

You may make subsequent contributions in an amount of at least $1,000. Subsequent contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), rollover contributions as described above, or direct transfers as described above. Rollover contributions and direct transfers are not subject to the $2,000 annual limit.


We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,000,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts you own would then total more than $2,500,000.


"Regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer contributions may be made until you attain age 84. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Part 9: Tax Aspects of the Certificates." For the consequences of making a "regular" IRA contribution to your Certificate, also see Part 9.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information, may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the initial contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the initial contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the initial contribution, the amount of the initial contribution will be returned to the applicant with immediate notification to the broker-dealer. In no event will less than the full amount of the initial contribution be returned to the applicant.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Investment Options in any way you choose. Your contributions may be allocated to one or up to all of the available Investment Options at any time. We allocate contributions among the Investment Options according to your allocation percentages. Allocations must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested. Allocation of the initial contribution is subject to the provisions for the free look period. See "Free Look Period" below. Allocation of any contribution to the Guaranteed Period Account is subject to the following restrictions:

  o No more than 60% of any contribution may be allocated to the Guaranteed Period Account.

  o At ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option (available at issue ages 20 through 75) is designed to assure that your Maturity Value in a specified Guarantee Period equals your initial contribution while at the same time allowing you to invest in the Investment Funds. The maturity year you select for such specified Guarantee Period generally may not be later than 10 years nor earlier than seven years. Before you select a year that would extend beyond the year in which you will attain age 70 1/2 you should consider your ability to take minimum distributions from other IRA funds that you may have or from the Investment Funds to the extent possible. See "Required Minimum Distributions" in Part 9.

In order to accomplish this strategy, we will allocate a portion (equal to the present value) of your initial contribution to a Guarantee Period based on the year you select. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 4. You may allocate the balance of your contribution to the Investment Funds in any way you choose. Such allocations to the Investment Funds must be in whole percentages. Allocation of the portion of your initial contribution to the Investment Funds is subject to the provisions for the free look period. See "Free Look Period" below.

Principal Assurance may only be elected at issue of your Certificate and assumes no withdrawals or transfers of the amount allocated to the specified Guarantee Period.

Subsequent contributions must be allocated under "Self-Directed Allocation" described above.

Allocations to the Investment Funds

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date.

Allocations to the Guaranteed Period Account

Contributions allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.



FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. In those states that require that we calculate the refund differently, we may require that any portion of your initial contribution that you request to have allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.

If the IRA Assured Payment Option or IRA APO Plus is elected in the application for the Certificate, your refund will include any amount applied under the Life Contingent Annuity. See "IRA Assured Payment Option," "Life Contingent Annuity" in Part 6.

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 9: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

The Annuity Account Value is the sum of the Annuity Account Values in the Investment Funds and the Guaranteed Period Account.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the correspond-ing Portfolios of the Trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as the Trust fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. While the IRA Assured Payment Option or IRA APO Plus is in effect, the Annuity Account Value will include any amount in the Modal Payment Portion of the Guaranteed Period Account. However, amounts held in the Modal Payment Portion of the Guaranteed Period Account are not subject to a market value adjustment. See "Part 4: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

  o Transfers are permitted to or from a Guarantee Period once per quarter during each Contract Year. Such transfers may be made at any time during each quarter.

  o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 4: The Guaranteed Period Account."

  o Transfers to Guarantee Periods are subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 4 and are limited based on your age. See "Allocation of Contributions" above.



Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

If you have at least $10,000 of Annuity Account Value in the Money Market Fund, you may choose to have a specified dollar amount transferred from the Money Market Fund to other Investment Funds on a monthly basis. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amount is transferred to other Investment Funds each month, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

The dollar cost averaging option may be elected at the time you apply for the Certificate or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Money Market Fund at the time the option is elected, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

DEATH BENEFIT

Generally, upon receipt of proof satisfactory to us of your death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."


There are two plans available under the Certificates for providing guaranteed benefits, Plan A and Plan B. Plan A (available for Annuitant issue ages 20 through 75) provides a Combined GMDB/GMIB Benefit. Plan B provides a GMDB Only Benefit, and has a lower charge. The GMDB and the GMIB are discussed below.

For Annuitant issue ages 20 through 75, you must elect the Combined GMDB/GMIB Benefit (Plan A) or the GMDB Only Benefit (Plan B) in the application. Once elected, the plan may not be changed. For Annuitant issue ages 76 through 78, for Certificates issued in New York and in states where the GMIB is not currently available, the GMDB Only Benefit (Plan B) will apply.


For the specific charges, see "Part 7: Deductions and Charges."



GMDB

Applicable to Certificates issued in all states except New York
---------------------------------------------------------------

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see below) is credited to and becomes part of the GMDB on each Processing Date.

  o 6% to Age 80 Benefit--interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Fixed Income Series) through age 80, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.

Applicable to Certificates issued in New York for Annuitant issue ages 20 through 78


The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB calculated on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. Additionally, on each Processing Date the GMDB is reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds, not to exceed a cap as described below. The cap does not apply on the seventh Processing Date. The cap is equal to (a) the portion of the initial contribution allocated to the Investment Funds, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds, plus (d) interest (see below) that is credited on each Processing Date, plus (e) any amount by which the GMDB is increased because the cap did not apply on the seventh Processing Date.


  o 6% to Age 80 Cap--interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Fixed Income Series) through age 80, and 0% thereafter.


See Appendix II for an example of the calculation of the GMDB.

How Withdrawals and Transfers Affect the GMDB

Withdrawals and transfers out of the Investment Funds will generally cause a reduction in the GMDB on a dollar-for-dollar basis. However, if on any Transaction Date, (i) the GMDB exceeds the Annuity Account Value and (ii) the sum of withdrawals and transfers out of the Investment Funds is greater than 6% of the beginning of the year GMDB, the current GMDB will be reduced on a pro rata basis on the Transaction Date. The amount of the reduction will be determined by dividing the amount of the withdrawal by the Annuity Account Value on the Transaction Date and multiplying this percentage by the current GMDB.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your GMDB.

For example, assuming a beginning of year GMDB of $100,000 and a withdrawal of $5,000, which represents 5% of the beginning of year GMDB ($5,000/$100,000), such withdrawal would cause the current GMDB to be reduced by $5,000. If a withdrawal in the amount of $10,000, which represents 10% of the beginning of year GMDB ($10,000/ $100,000) were to be made, assuming a current Annuity Account Value of $50,000 the current GMDB would be reduced by 20% ($10,000/$50,000), or $20,000 ($100,000 x .20).

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of your death, the beneficiary will receive the death benefit in a lump sum. However, subject to Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit amount to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" in Part 6.

If you elect to have your spouse be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.

On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of the Certificate and is in effect at your death, the GMDB will be reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. The GMDB interest rate will subsequently be credited based on the age (as of the Processing Date) of the successor Annuitant/Certificate Owner. For such Certificates, if the Combined GMDB/GMIB Benefit (Plan A) was elected, the GMIB (discussed below) will continue to be available on Contract Date anniversaries seven and later based on the Contract Date, provided the GMIB is exercised as specified under GMIB below, based on the age of the successor Annuitant/ Certificate Owner.

GMIB

The GMIB, available under the Combined GMDB/ GMIB Benefit (Plan A), may not currently be available in your state. When it becomes available it will be added to your Certificate if you then elect the Combined GMDB/GMIB Benefit (Plan A). State availability information may be obtained from your registered representative.

When you elect the IRA Assured Payment Option (discussed in Part 6), the GMIB provides a minimum amount of guaranteed lifetime income under such option. On the Transaction Date the amount of the periodic lifetime income to be provided will be based on the greater of (i) the Annuity Account Value in the Investment Funds and (ii) an amount equal to the GMDB described above, reduced by any remaining withdrawal charges; each divided by "guaranteed maximum annuity purchase rates" under the Certificate. The guaranteed maximum annuity purchase rates are based on (i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3.0% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. The mortality table used in determining such annuity purchase rates assumes that mortality will improve in the future and is more conservative than the basis underlying current annuity purchase rates. Your Annuity Account Value in the Investment Funds will depend on the performance of such Funds. The amount equal to the GMDB (as discussed above) does not have an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the GMIB.

If you have any Annuity Account Value in the Guaranteed Period Account as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) toward providing payments under the IRA Assured Payment Option. Such Annuity Account Value will increase the payments provided by the GMIB.

When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the IRA Assured Payment Option (with a fixed period as specified below) would produce higher lifetime income, and if so, the higher income will be provided.

In addition, you can elect any of our income annuity options. See "Income Annuity Options" in Part 6.

The GMIB applies only if your election of the IRA Assured Payment Option meets the following conditions:

  o The IRA Assured Payment Option is elected within 30 days following the 7th or later Contract Date anniversary; provided it is not elected earlier than your age 60, nor later than age 83.

  o The fixed period you select is as indicated below, based on your age at the time of election and the type of payments selected:

                LEVEL PAYMENTS
                --------------
           AGE                FIXED PERIOD
-----------------------  --------------------
      60 through 75             10 years
      76 through 78         85 less your age
      79 through 83             7 years

              INCREASING PAYMENTS
              -------------------
           AGE                FIXED PERIOD
-----------------------  --------------------
      60 through 70             15 years
      71 through 75             12 years
      76 through 80             9 years
      81 through 83             6 years

  o Payments start one payment mode after the IRA Assured Payment Option goes into effect.




Each year on your Contract Date anniversary, if you are eligible to exercise the GMIB, we will send you a notice of how much income could be provided under such option on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the GMIB by submitting the proper form. The income to be provided under the IRA Assured Payment Option will be determined on the Transaction Date that we receive your request and, therefore, may differ from the notice. It will be based on the GMIB as of such Transaction Date.


The GMDB, which relates to the Investment Funds, will no longer be in effect if you elect the IRA Assured Payment Option. If you subsequently terminate the IRA Assured Payment Option and have your Certificate operate under the Rollover IRA rules, then the GMDB will go back into effect based on your Annuity Account Value in the Investment Funds as of the Transaction Date that the Rollover IRA goes into effect.

See Appendix III for examples on the GMIB.


Alternate Combined GMDB/GMIB Benefit (Plan A) available for issue ages 20 through 65

In addition to a Combined GMDB/GMIB Benefit where GMDB interest is credited through age 80 (6% to Age 80 Benefit), there is a lower cost benefit where GMDB interest is credited through age 70 (6% to Age 70 Benefit). If you wish to elect this alternate benefit, you must do so in the application; otherwise the 6% to Age 80 Benefit will apply. Once elected, the benefit may not be changed. This alternate benefit is not available for election if you elect IRA APO Plus (discussed in Part 6) in the application.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 4: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to: (1) the Annuity Account Value; (2) less any withdrawal charge; and (3) less any annual contract fee incurred but not yet deducted. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 7: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while you are living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options. See "Income Annuity Options" in Part
6. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 9: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates are not assignable or transferrable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019. For 1995, EDI was paid a fee of $126,914 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.


The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents. Broker-dealer sales compensation for EDI and its affiliates will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

             PART 6: DISTRIBUTION METHODS UNDER THE CERTIFICATES

THE PROVISIONS DISCUSSED IN THIS PART 6 APPLY WHEN YOU ELECT THE IRA ASSURED PAYMENT OPTION OR IRA APO PLUS IN THE APPLICATION OR AS A DISTRIBUTION OPTION AT A LATER DATE, AS WELL AS TO OTHER DISTRIBUTION METHODS UNDER YOUR CERTIFICATE.

The Rollover IRA Certificates offer several distribution methods specifically designed to provide retirement income. The Choice Income Plan which includes the IRA Assured Payment Option and IRA APO Plus, may be elected in the application or as a distribution option at a later date. In addition, the Certificates provide for Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. Fixed and variable income annuity options are also available for amounts to be applied at the Annuity Commencement Date. The IRA Assured Payment Option and IRA APO Plus may not be available in all states.

The Certificates are subject to the Code's minimum distribution requirements. Generally, distributions from these Certificates must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. Subsequent distributions must be made by December 31st of each calendar year. If you do not commence minimum distributions in the calendar year in which you attain age 70 1/2, and wait until the three month period (January 1 to April 1) in the next calendar year to commence minimum distributions, then you must take two required minimum distributions in that calendar year. If the required minimum distribution is not made, a penalty tax in an amount equal to 50% of the difference between the amount required to be withdrawn and the amount actually withdrawn may apply. See "Part 9: Tax Aspects of the Certificates" for a discussion of various special rules concerning the minimum distribution requirements.

For IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not annuitized before that time).

IRA ASSURED PAYMENT OPTION

The IRA Assured Payment Option is designed to provide you with guaranteed payments for your life (SINGLE LIFE) or for the lifetime of you and a joint Annuitant you designate (JOINT AND SURVIVOR) through a series of distributions from the Annuity Account Value that are followed by Life Contingent Annuity payments. Payments you receive during the fixed period are designed to pay out the entire Annuity Account Value by the end of the fixed period and to meet or exceed minimum distribution requirements, if applicable. See "Minimum Distribution Withdrawals" below. The fixed period ends with the distribution of the Maturity Value of the last Guarantee Period, or distribution of the final amount in the Modal Payment Portion of the Guaranteed Period Account. The fixed period may also be referred to as the "liquidity period" as during this period, you have access to the Cash Value through Lump Sum Withdrawals or surrender of the Certificate, with lifetime income continuing in reduced amounts.

After the fixed period, the payments are made under the Life Contingent Annuity described below.

You may elect the IRA Assured Payment Option at any time if your initial contribution or Annuity Account Value is at least $10,000 at the time of election, by submitting a written request satisfactory to us. The IRA Assured Payment Option may be elected at ages 59 1/2 through 83. If you are over age 70 1/2, the availability of this option may be restricted under certain limited circumstances. See "Tax Considerations for the IRA Assured Payment Option and IRA APO Plus" in Part 9. The IRA Assured Payment Option with level payments (described below) may be elected at ages as young as 45. However, there are tax considerations that should be taken into account before electing level payments under the IRA Assured Payment Option if you are under age 59 1/2. See "Penalty Tax on Early Distributions" in Part 9. The IRA Assured Payment Option with increasing payments (described below) may be elected at ages as young 53 1/2 provided payments do not start before you attain age 59 1/2.

Once the IRA Assured Payment Option is elected, all amounts currently held under your Rollover IRA must be allocated to the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. See "Allocation of Contributions or Annuity Account Value" below. Subsequent contributions may be made according to the rules set forth below and in "Tax-Free Transfers and Rollovers" in Part 9.

Subsequent Contributions under the IRA Assured
Payment Option

Subsequent "regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Subsequent rollover and direct transfer contributions may be made at any time until the earlier of
(i) when you attain age 84 and (ii) when the Certificate is within seven years of the end of the fixed period while the IRA Assured Payment Option is in effect. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments to be made on an Expiration Date during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis under the IRA Assured Payment Option.

You have a choice of receiving level payments during the fixed period and then under the Life Contingent Annuity. Or, you may elect to receive payments that increase. During the fixed period, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the Life Contingent Annuity will be 10% greater than the final payment made under the fixed period. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

Payments will generally start one payment mode from the date the IRA Assured Payment Option goes into effect. Or you may choose to defer the date payments will start generally for a period of up to 60 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had elected the IRA Assured Payment Option at a later date. Deferral of the payment start date is not available above age 80. Before you elect to defer the date your payments will start, you should consider the consequences of this decision on the requirement under the Code that you take minimum distributions each calendar year with respect to the value of your IRA. See "Required Minimum Distributions" in Part 9. The ability to defer the payment start date may not be available in all states. Also, if amounts are applied to the IRA Assured Payment Option as a result of the GMIB (discussed in Part 5), deferral of the payment start date is not permitted.

Required minimum distributions will be calculated based on the Annuity Account Value in each Guarantee Period and the deemed value of the Life Contingent Annuity for tax purposes. If at any time your payment under the IRA Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn under your Certificate and such withdrawal will be treated as a Lump Sum Withdrawal; however, no withdrawal charge will apply. An adjustment will be made to future scheduled payments. Or, you may take the amount from other IRA funds you may have. See "Lump Sum Withdrawals" below and "Required Minimum Distributions" in Part 9.

See Appendix IV for an example of payments purchased under an IRA Assured Payment Option.

Fixed Period

If you elect level payments, you may select a fixed period of not less than seven years nor more than 15 years. The maximum fixed period available based on your age at issue of the Certificate (or age at the time of election if the IRA Assured Payment Option is elected after issue) is as follows:

       AGE*         MAXIMUM FIXED PERIOD
-----------------  --------------------
45 through 70          15 years
71 through 78       85 less your age
79 through 83           7 years

The minimum and maximum fixed period will be reduced by each year you defer the date payments will start.



If you elect increasing payments, you do not have a choice as to the fixed period. Based on your age at issue of the Certificate (or age at the time of election if the IRA Assured Payment Option is elected after issue), your fixed period will be as follows:

       AGE*           FIXED PERIOD
-----------------  ----------------
59 1/2 through 70       15 years
71 through 75           12 years
76 through 80            9 years
81 through 83            6 years

If you elect increasing payments and defer the date payments will start, your fixed period will be as follows:

                       FIXED PERIOD BASED ON
                          DEFERRAL PERIOD
                   ---------------------------
       AGE*          1-36 MONTHS   37-60 MONTHS
-----------------  -------------  ------------
53 1/2 through 70      12 years        9 years
71 through 75           9 years        9 years
76 through 80           6 years        6 years
81 through 83        N/A            N/A

* For joint and survivor, the fixed period is based on the age of the younger Annuitant.

If amounts are applied to the IRA Assured Payment Option as a result of the GMIB, the fixed periods will be as discussed under "GMIB" in Part 5.

Allocation of Contributions or Annuity Account Value

If the IRA Assured Payment Option is elected in the application, then based on the amount of your initial contribution, your age and sex (and the age and sex of the joint Annuitant, if applicable), the mode of payment, the form of payments and the fixed period you select, your entire contribution will be allocated by us. A portion of the initial contribution will be allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, to provide fixed period payments and a portion will be applied under the Life Contingent Annuity in order to provide the payments for life. For initial contributions of $500,000 or more, amounts allocated to the Life Contingent Annuity may also be based on your underwriting classification. In general, underwriting classification is based on your medical history and smoker status and may result in a smaller allocation of amounts to the Life Contingent Annuity if your classification is lower than our standard class. If the IRA Assured Payment Option is elected any time after issue of the Rollover IRA Certificate or if you cancel IRA APO Plus (discussed below) and elect the IRA Assured Payment Option, then based on your Annuity Account Value and the information you provide as described above, your entire Annuity Account Value, including any amounts currently invested in the Investment Funds, will be allocated by us among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied under the Life Contingent Annuity. While the IRA Assured Payment Option is in effect, no amounts may be allocated to the Investment Funds. If amounts in the Guarantee Periods are transferred, a market value adjustment may apply.

If you elect the IRA Assured Payment Option in the application and your initial contribution will come from multiple sources, your application must also indicate that contributions are to be allocated to the Money Market Fund under the Rollover IRA described in Part 5. Election of the IRA Assured Payment Option must include your instructions to apply your Annuity Account Value, on the date the last such contribution is received, under the IRA Assured Payment Option as described above.

Any subsequent contributions made while the IRA Assured Payment Option is in effect must be allocated to the Guarantee Periods and applied to the Life Contingent Annuity. We will determine the allocation of such contributions, such that your payments will be increased and the fixed period and date that payments are to start under the Life Contingent Annuity will remain the same.

Life Contingent Annuity

The Life Contingent Annuity provides lifetime payments starting after the end of the fixed period. The portion of your contributions or Annuity Account Value applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for transfers or withdrawals. Once the fixed period has ended and payments have begun under the Life Contingent Annuity, subsequent amounts may no longer be applied under the Life Contingent Annuity.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide level or increasing payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments, the payments will increase annually based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

Payments under the Life Contingent Annuity will be made to you during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the fixed period.

Election Restrictions under Joint and
Survivor

Election of the IRA Assured Payment Option with a Joint and Survivor form of the Life Contingent Annuity is subject to the following restrictions: (i) the joint Annuitant must be your spouse; (ii) neither you nor the joint Annuitant can be over age 83; (iii) under level payments if you elect the Joint and 100% to Survivor form, only the longest fixed period is permitted; and (iv) the fixed period may be limited by the minimum distribution rules. See "Required Minimum Distributions" in Part 9.

Withdrawals under the IRA Assured
Payment Option

While the IRA Assured Payment Option is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account, if applicable, such that the amount of the payments and the length of the fixed period will be reduced, and the date payments are to start under the Life Contingent Annuity will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.

Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals may not be elected while the IRA Assured Payment Option is in effect. See "Substantially Equal Payment Withdrawals," "Systematic Withdrawals" and "Minimum Distribution Withdrawals," below.

Death Benefit

Once you have elected the IRA Assured Payment Option, if a death benefit becomes payable during the fixed period we will pay the death benefit amount, as described under "Death Benefit" in Part 5, to the designated beneficiary. Unless you have elected a Joint and Survivor form under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

If you have elected a Joint and Survivor form of annuity under the Life Contingent Annuity, payments will be made to you or the joint Annuitant, if living on the date payments are to start. The designated beneficiary and the joint Annuitant must be your spouse.

Termination of the IRA Assured
Payment Option


The IRA Assured Payment Option will be terminated if: (i) you cancel such option at any time by sending a written request satisfactory to us; (ii) you submit a subsequent contribution and you do not want it applied under the IRA Assured Payment Option; (iii) you request a transfer of your Annuity Account Value as described under "Transfers Among Investment Options" in Part 5, while the IRA Assured Payment Option is in effect; or (iv) you request a change in the date the payments are to start under the Life Contingent Annuity. Once the IRA Assured Payment Option is terminated, in order to receive distributions from your Annuity Account Value you must utilize the withdrawal options described under "Withdrawal Options" below. Although the Life Contingent Annuity will continue in effect and payments will be made if you or your joint Annuitant, if applicable, are living on the date payments are to start, additional Life Contingent Annuity payments may not be purchased. You may elect to start the IRA Assured Payment Option again by submitting a written request satisfactory to us, but no sooner than three years after the Option was terminated. If you elected the IRA Assured Payment Option at age 70 1/2 or older and subsequently terminate this Option, required minimum distributions must continue to be made with respect to your Certificate.


Before terminating the IRA Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Considerations for the IRA Assured Payment Option and IRA APO Plus" in
Part 9.

Income Annuity Options and Surrendering
the Certificates

If you elect an annuity benefit as described under "Income Annuity Options" below, or surrender the Certificate for its Cash Value as described under "Surrendering the Certificates to Receive the Cash Value" in Part 5, once we receive your returned Certificate, your Certificate will be returned to you with a notation that the Life Contingent Annuity is still in effect. Thereafter, no subsequent contributions will be accepted under the Certificate and no amounts may be applied under the Life Contingent Annuity.



Withdrawal Charge

While the IRA Assured Payment Option is in effect, withdrawal charges will not apply to the level or increasing payments made during the fixed period. Except as necessary to meet minimum distribution requirements under the Certificate, Lump Sum Withdrawals will be subject to a withdrawal charge and will have a 10% free corridor available. Upon termination of the IRA Assured Payment Option, the free corridor will apply as described under "Withdrawal Charge" in Part 7.

IRA APO PLUS

IRA APO Plus is a variation of the IRA Assured Payment Option. IRA APO Plus is available at ages 59 1/2 through 83. It may also be elected at ages as young as 53 1/2 provided payments under IRA APO Plus do not start before you attain age 59 1/2. Except as indicated below, all provisions of the IRA Assured Payment Option apply to IRA APO Plus. IRA APO Plus enables you to keep a portion of your Annuity Account Value in the Investment Funds while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the IRA Assured Payment Option. When you elect IRA APO Plus, a portion of your initial contribution or Annuity Account Value as applicable is allocated by us to the IRA Assured Payment Option to provide a minimum guaranteed lifetime income through allocation of amounts to the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and application of amounts to the Life Contingent Annuity. The remaining Annuity Account Value remains in the Investment Funds. Periodically during the fixed period (as described below), a portion of the remaining Annuity Account Value in the Investment Funds is applied to increase the guaranteed level payments under the IRA Assured Payment Option.

IRA APO Plus allows you to remain invested in the Investment Funds for longer than would be possible if you applied your entire Annuity Account Value all at once to the IRA Assured Payment Option or to an income annuity option, while utilizing an "exit strategy" to provide retirement income.

If IRA APO Plus is elected in the application, we may require that the portion of the initial contribution to be allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period. See "Free Look Period" in Part 5.

The fixed period under IRA APO Plus will be based on your age (or the age of the younger Annuitant if Joint and Survivor is elected) at issue of the Certificate (or age at the time of election if IRA APO Plus is elected after issue) and will be the same as the periods indicated for increasing payments under "IRA Assured Payment Option" above.

You may elect to defer the payment start date as described in "Payments" under "IRA Assured Payment Option," above. The fixed period will also be as indicated for deferral of the payment start date for increasing payments under the IRA Assured Payment Option.

You elect IRA APO Plus in the application or at a later date by submitting the proper form. IRA APO Plus may not be elected if the IRA Assured Payment Option is already in effect.

The amount applied under IRA APO Plus is either the initial contribution if IRA APO Plus is elected at issue of the Certificate, or the Annuity Account Value if IRA APO Plus is elected after issue of the Certificate. Out of a portion of the amount applied, level payments are provided under the IRA Assured Payment Option equal to the initial payment that would have been provided on the Transaction Date by the allocation of the entire amount to increasing payments as described in "Payments" under "IRA Assured Payment Option," above. The difference between the amount required for level payments and the amount required for increasing payments is allocated to the Investment Funds in accordance with your instructions. If you have Annuity Account Value in the Guaranteed Period Account at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to effect the IRA Assured Payment Option.

On the third February 15th following the date the first payment is made (if payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th) during the fixed period while you are living, a portion of the Annuity Account Value in the Investment Funds is taken pro rata from the Annuity Account Value in each Investment Fund and is applied to increase the level payments under the IRA Assured Payment Option. If a deferral period of three years or more is elected, a portion of the Annuity Account Value in the Investment Funds will be applied on the February 15th prior to the date the first payment is made, to increase the initial level payments. If payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th.

The amount applied is the amount which provides for level payments equal to the initial payment that would have been provided by the allocation of the entire Annuity Account Value to increasing payments, as described in the preceding paragraph. This process is repeated each third year during the fixed period. The first increased payment will be reflected in the payment made following three full years of payments and then every three years thereafter. On the Transaction Date immediately following the last payment during the fixed period, the remaining Annuity Account Value in the Investment Funds is first applied to the Life Contingent Annuity to change the level payments previously purchased to increasing payments. If there is any Annuity Account Value remaining after the increasing payments are purchased, this balance is applied to the Life Contingent Annuity to further increase such increasing payments. If the Annuity Account Value in the Investment Funds is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased to the extent possible.

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

While IRA APO Plus provides a minimum guaranteed lifetime payment under the IRA Assured Payment Option, the total amount of income that can be provided over time will depend on the investment performance of the Investment Funds in which you have Annuity Account Value, as well as the current Guaranteed Rates and the cost of the Life Contingent Annuity, which may vary. Consequently, the aggregate amount of guaranteed lifetime income under IRA APO Plus may be more or less than the amount that could have been purchased by application at the outset of the entire initial contribution or Annuity Account Value to the IRA Assured Payment Option.

See Appendix IV for an example of the payments purchased under IRA Assured Payment Option and IRA APO Plus.

In calculating your required minimum distributions your Annuity Account Value in the Investment Funds, the Annuity Account Value in each Guarantee Period, any amount in the Modal Payment Portion of the Guaranteed Period Account, and the deemed value of the Life Contingent Annuity for tax purposes will be taken into account as described in "Payments" under "IRA Assured Payment Option," above. Also see "Required Minimum Distributions" in Part 9.

Allocation of Subsequent Contributions under IRA APO Plus

Any subsequent contributions you make may only be allocated to the Investment Funds, where it is later applied by us under the IRA Assured Payment Option. Subsequent contributions will be allocated among the Investment Funds according to your allocation percentages. Allocation percentages can be changed at any time by writing to our Processing Office. Subsequent contributions may no longer be made after the end of the fixed period.

Transfers Among Investment Options under IRA APO Plus

While IRA APO Plus is in effect, you may transfer all or a portion of your Annuity Account Value in the Investment Funds, among the Investment Funds in any way you choose. However, you may not transfer Annuity Account Value from the Investment Funds to the Guaranteed Period Account.

Withdrawals under IRA APO Plus

While IRA APO Plus is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken on a pro rata basis from your Annuity Account Value in the Investment Funds unless you specify otherwise. If there is insufficient value in the Investment Funds the excess will be taken from the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, as described under "Withdrawals under the IRA Assured Payment Option" above.

A Lump Sum Withdrawal taken to satisfy minimum distribution requirements under the Certificate will not be subject to a withdrawal charge.

Death Benefit

Once you have elected IRA APO Plus, if a death benefit becomes payable during the fixed period we will pay the death benefit amount as described under "Death Benefit" in Part 5, to the designated beneficiary. Unless you have elected Joint and Survivor under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit relates only to the Investment Funds and the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

Termination of IRA APO Plus


You may terminate IRA APO Plus at any time by submitting a request satisfactory to us. In connection with the termination, you may either (i) elect to terminate IRA APO Plus at any time and have your Certificate operate under the Rollover IRA rules (see "Part 5: Provisions of the Certificates and Services We Provide") or (ii) elect the IRA Assured Payment Option (GMIB, discussed in Part 5 may apply) with level or increasing payments. In the latter case your remaining Annuity Account Value in the Investment Funds will be allocated to the Guaranteed Period Account and applied under the Life Contingent Annuity. A market value adjustment may apply for any amounts allocated from a Guarantee Period. At least 45 days prior to the end of each three year period, we will send you a quote indicating how much future income could be provided under the IRA Assured Payment Option. The quote would be based on your current Annuity Account Value, current Guaranteed Rates for the Guarantee Periods and current purchase rates under the Life Contingent Annuity as of the date of the quote. The actual amount of future income would depend on the rates in effect on the Transaction Date.


WITHDRAWAL OPTIONS

The Rollover IRA is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive. Four withdrawal options are available: Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. Withdrawals may result in withdrawal charges. See

"Part 7: Deductions and Charges." Special withdrawal rules may apply under the IRA Assured Payment Option and IRA APO Plus.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4. Withdrawals may be taxable and subject to tax penalty. See "Part 9: Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 9: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS

You may take a Lump Sum Withdrawal at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," in
Part 5.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 5. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. While either the IRA Assured Payment Option or IRA APO Plus is in effect, Lump Sum Withdrawals that exceed the 10% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 7.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Penalty Tax on Early Distributions," in Part 9. Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS

This option may be elected if you are age 59 1/2 to 70 1/2. Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

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

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 7.

MINIMUM DISTRIBUTION WITHDRAWALS

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code.

This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250.

You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 7.

Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases the Rollover IRA at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
$100,000 SINGLE CONTRIBUTION FOR A
SINGLE LIFE-MALE AGE 70

[THE FOLLOWING TABLE WAS REPRESENTED
AS AN AREA GRAPH IN THE PROSPECTUS]

ASSUMES 6.0% RATE OF RETURN

    Amount
Age  Withdrawn
---  ---------
 70  $6,250
 75    7,653
 80   8,667
 85   8,770
 90    6,931
 95   3,727
100   1,179


[END OF GRAPHICALLY REPRESENTED DATA]


Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1--Minimum Distribution Withdrawals" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Rollover IRA. Such charges would effectively reduce the actual return.

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on your life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, no Annuity Commencement Date will be later than the Processing Date which follows your 90th birthday (may be different in some states).


Before the Annuity Commencement Date, we will send you a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay you a fixed annuity benefit on the "normal form" indicated for your Certificate as of your Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as you are living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of your life. In addition, if you die before a specific period of time (the "certain period") has ended, payments will continue to your beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.

The income annuity options outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for you. Variable income annuities may be funded through the Common Stock Fund through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Common Stock Fund. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Common Stock or other Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, your age (or your and the joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

                        PART 7: DEDUCTIONS AND CHARGES

CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. The charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under sponsored arrangements. See "Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Distribution Fee

We deduct a sales load annually in an amount of 0.20% of each contribution received during the first Contract Year. This sales load is deducted on each of the first seven Processing Dates (so long as the Certificate is in force). See "Example" below.

The distribution fee will not be deducted while the IRA Assured Payment Option or IRA APO Plus is in effect.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                      CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution      7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%    0.0%

If the IRA Assured Payment Option or IRA APO Plus is in effect, the withdrawal charge will be imposed as a percentage of contributions (less withdrawals), less the amount applied under the Life Contingent Annuity.

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

    While either the IRA Assured Payment Option or IRA APO Plus is in effect, the free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under the Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions.



The withdrawal charge is to help cover sales expenses. Because of the way the distribution fee is calculated the distribution fee and the withdrawal charge combined will never exceed the 7.0% maximum withdrawal charge.

Example--The example below illustrates how the withdrawal charge and the distribution fee would be calculated upon a withdrawal under the Rollover IRA. This example assumes an initial contribution of $12,000 and subsequent contributions of $12,000 each in the second and third Contract Years for total contributions under the Certificate of $36,000. It also assumes a withdrawal from the Investment Funds at the beginning of the fourth Contract Year of 25% of an Annuity Account Value of $40,000.

The total withdrawal amount would be $10,000 ($40,000 x .25). In this case, $6,000 ($40,000 x .15) would be the free corridor amount and could be withdrawn without imposition of a withdrawal charge. The balance of $4,000 ($10,000-$6,000) would be considered a withdrawal of a part of the initial contribution of $12,000. This contribution would be subject to a 4.0% withdrawal charge of $160 ($4,000 x .04) as indicated in the chart above.

The distribution fee deducted on the Processing Date following the withdrawal would be based on the remaining initial contribution of $8,000
($12,000-$4,000).

Withdrawal Processing Charge

We reserve the right to impose a charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. This charge, if made, is to cover our administrative expenses in processing Lump Sum Withdrawals. See "Asset Based Administrative Charge" below.

Charges for Combined GMDB/GMIB Benefit (Plan A)


We deduct a charge annually on each Processing Date for providing the Combined GMDB/GMIB Benefit (Plan A). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45% for the 6% to Age 80 Benefit and 0.30% for the 6% to Age 70 Benefit.


Charges for GMDB Only Benefit (Plan B)

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit (Plan B). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.

If the amount collected from this charge exceeds the cost of providing the benefits, it will be to our profit, and may be used to pay distribution expenses not recovered from sales charges under the Certificates.

Annual Contract Fee


The annual contract fee is incurred at the beginning of the Contract Year and deducted at the end of each Contract Year on the Processing Date. We deduct this charge when determining the Cash Value payable if you surrender the Certificate prior to the end of a Contract Year. The amount deducted is determined by the amount of your initial contribution. The charge will be $30 per Contract Year if your initial contribution is less than $25,000, and zero if your initial contribution equals $25,000 or more. This charge is to cover a portion of our administrative expenses. See "Asset Based Administrative Charge," below.


Charges for State Premium and Other
Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25%.

Allocation of Certain Charges to the
Guaranteed Period Account

No portion of the distribution fee or the annual contract fee will be deducted from the Guaranteed Period Account unless there is insufficient value in the Investment Funds. If charges are deducted from the Guaranteed Period Account, they will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first. If charges are deducted from the Guaranteed Period Account, you will not receive the full Guaranteed Rate if held to the Expiration Date. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risk Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund. Approximately 0.60% of this annual charge is allocated to the mortality risk and 0.30% is allocated to the expense risk.

We will realize a gain from this charge to the extent it is not needed to provide for benefits and expenses under the Certificate. We will use any gain for any lawful purpose including payment of distribution expenses not recovered from sales charges under the Certificate.




The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that the guaranteed minimum death benefit charge is insufficient to pay any amount by which such death benefit exceeds the Cash Value of the Certificate.

The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Asset Based Administrative Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administrative expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. The withdrawal processing charge, the an-nual contract fee and the asset based administrative charge are not designed to produce a profit for Equitable Life.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trust's assets, direct operating expenses of the Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                                   DAILY AVERAGE NET ASSETS
                            -------------------------------------
                             FIRST $350    NEXT $400    OVER $750
                               MILLION      MILLION      MILLION
                            -----------  -----------  -----------
ASSET ALLOCATION SERIES:
Conservative Investors  ...     .550%        .525%        .500%
Growth Investors ..........     .550%        .525%        .500%
EQUITY SERIES:
Common Stock ..............     .400%        .375%        .350%
Global ....................     .550%        .525%        .500%
Aggressive Stock ..........     .500%        .475%        .450%
FIXED INCOME SERIES:
Money Market ..............     .400%        .375%        .350%
Intermediate Govt.
Securities ................     .500%        .475%        .450%

                            FIRST $500   NEXT $500    OVER $1
                               MILLION      MILLION      BILLION
                            -----------  -----------  -----------
EQUITY SERIES:
Growth & Income ...........     .550%        .525%        .500%

                            FIRST $500   NEXT $1      OVER $1.5
                               MILLION      BILLION      BILLION
                            -----------  -----------  -----------
EQUITY SERIES:
International .............     .900%        .850%        .800%

Investment advisory fees are established under the Trust's investment advisory agreements between the Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the Trust prospectus.

SPONSORED ARRANGEMENTS

For certain sponsored arrangements, we may reduce the distribution fee, the annual contract fee and the withdrawal charge or change the minimum initial contribution requirements. Under the IRA Assured Payment Option and IRA APO Plus, we may increase Guaranteed Rates and reduce purchase rates under the Life Contingent Annuity. We may also change the guaranteed minimum death benefit and the guaranteed minimum income benefit. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the distribution fee, withdrawal charge or annual contract fee will reflect differences in costs or services and will not be unfairly discriminatory.




Sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER A SPONSORED ARRANGEMENT SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The distribution fee, the withdrawal charge and the annual contract fee may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of a fee or charge be permitted where it would be unfairly discriminatory.

                            PART 8: VOTING RIGHTS

TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of the Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trust's Board of Trustees,
o  to ratify the selection of independent auditors for the Trust, and
o on any other matters described in the Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because the Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each Trust share is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control the Trust. Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Rollover IRA Certificate Owners, we currently do not foresee any disadvantages arising out of this. The Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that the Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in the Common Stock Fund divided by the Accumulation Unit Value for the Common Stock Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

                   PART 9: TAX ASPECTS OF THE CERTIFICATES

TAX-QUALIFIED INDIVIDUAL RETIREMENT ANNUITIES (IRAS)

Introduction

The Rollover IRA Certificate is designed to qualify as an IRA under Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.

This prospectus contains the information which the Internal Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.

This Part covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Rollover IRA Certificates.

Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Rollover IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment.


Cancelation


You can cancel a Certificate issued as an IRA by following the directions in
Part 5 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is canceled (and because we are required to report to the IRS certain distributions from canceled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to IRAs

Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers," discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" IRA contributions. See "Contributions Under the Certificates" in Part 5. The immediately following discussion relates to "regular" IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to an IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into an IRA.




The amount of IRA contributions for a tax year that an individual can deduct depends on whether the individual (or the individual's spouse, if a joint return is filed) is covered by an employer-sponsored tax-favored retirement plan. If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $2,250 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement). The non-working spouse owns his or her individual retirement arrangements, even if the working spouse makes contributions to purchase the spousal individual retirement arrangements.

If neither the individual nor the individual's spouse is covered during any part of the taxable year by an employer-sponsored tax-favored retirement plan (including a qualified plan, a tax sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan), then regardless of adjusted gross income (AGI), each working spouse may make deductible contributions to an IRA for each tax year (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) up to the lesser of $2,000 or 100% of compensation. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $25,000 and $35,000. If the individual is married and files a joint return, and either the individual or the spouse is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $40,000 and $50,000. If the individual is married, files a separate return and is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $0 and $10,000. Married individuals filing separate returns must take into account the retirement plan coverage of the other spouse, unless the couple has lived apart for the entire taxable year. If AGI is below the phase-out range, an individual is entitled to the Maximum Permissible Dollar Deduction. In computing the partial deduction for IRA contributions the individual must round the amount of the deduction to the nearest $10. The permissible deduction for IRA contributions is a minimum of $200 if AGI is less than the amount at which the deduction entirely phases out.

If the individual (or the individual's spouse, unless the couple has lived apart the entire taxable year and their filing status is married, filing separately) is covered by a tax-favored retirement plan, the deduction for IRA contributions must be computed using one of two methods. Under the first method, the individual determines AGI and subtracts $25,000 if the individual is a single person, $40,000 if the individual is married and files a joint return with the spouse, or $0 if the individual is married and files a separate return. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for IRA contributions using the following formula:

                                 Maximum                Adjusted
$10,000-Excess AGI             Permissible               Dollar
------------------        X      Dollar         =      Deduction
    $10,000                     Deduction                Limit

Under the second method, the individual determines his or her Excess AGI and then refers to the table in Appendix V originally prepared by the IRS to determine the deduction.

Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.

An individual not eligible to deduct part or all of the IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions may not, however, together exceed the lesser of the $2,000 limit (or $2,250 spousal limit) or 100% of compensation for each tax year. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or receiving amounts from any IRA to which he or she has made nondeductible contributions, must file the required information with the IRS. Moreover, individuals making nondeductible IRA contributions must retain all income tax returns and records pertaining to such contributions until interest in such IRAs are fully distributed.

Excess Contributions

Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution," (without regard to the deductibility or nondeductibility of IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,250 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

Tax-Free Transfers and Rollovers

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax-free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Distributions from IRA Certificates

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by the individual in gross income.

If the individual makes non-deductible IRA contributions, those contributions are recovered tax-free when distributions are received. The individual must keep records of all nondeductible contributions. At the end of each tax year in which the individual has received a distribution, the individual determines a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all IRAs held by the individual at the end of the tax year (including rollover
IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Required Minimum Distributions

The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year by year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions--"account based" or "annuity based"--and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age
70 1/2).

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

Taxation of Death Benefits

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

Guaranteed Minimum Death Benefit

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as an IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

Tax Considerations for the IRA Assured Payment Option and IRA APO Plus

Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any IRA funds under the IRA Assured Payment Option or IRA APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the IRA Assured Payment Option and IRA APO Plus in view of your own particular situation.

When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other IRA funds you may have. Alternatively you may convert your IRA Life Contingent Annuity under the IRA Rollover to a non-qualifed Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of an IRA, its value would not have to be taken into account in determining future required minimum distributions.

If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" IRA treatment. See "Tax-Free Transfers and Rollovers" above.

Prohibited Transaction

An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or
(4) in accordance with the exception outlined below if you are under 59 1/2.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options:
Substantially Equal Payment Withdrawals and the IRA Assured Payment Option with level payments, both of which are described in Part 6. If you are a Rollover IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and IRA Assured Payment Option level payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from IRA Certificates," above. Once Substantially Equal Payment Withdrawals or IRA Assured Payment Option level payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all withdrawals. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases an individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT
DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.



TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION

A 15% excise tax applies to an individual's aggregate excess distributions from all tax-favored retirement plans (including IRAs). The excise tax is in addition to the ordinary income tax due but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. The aggregate distributions in any year will be subject to excise tax if they exceed an indexed amount ($155,000 in 1996).

In addition, in certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in qualified annuities and tax favored retirement plans is excessive.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax from IRA distributions, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments made from the Certificate to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.



TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

                       PART 10: INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life for the years ended December 31, 1995 and 1994 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................   $144,048    $119,487
(2) Guaranteed Period Amount ...............    131,080     131,080
(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)
On February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)]     $  4,501    $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........     45,499      54,851
(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229
(7) Maturity Value .........................    120,032     106,915
(8) Present Value of (7), also
    Annuity Account Value ..................     94,048      69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB) EXAMPLE
-----------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the sum of:

    (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB (see "GMDB" in Part 5); and

    (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 4).

The following is an example illustrating the calculation of the GMDB. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Fixed Income Series), no subsequent contributions, no transfers and no withdrawals, the GMDB for an Annuitant age 45 would be calculated as follows:

   END OF
 CONTRACT    ANNUITY ACCOUNT   NON-NEW YORK
    YEAR          VALUE          GMDB(1)      NEW YORK GMDB
----------  ---------------  --------------  -------------
     1          $105,000         $106,000      $105,000(2)
     2          $108,675         $112,360      $108,675(2)
     3          $124,976         $119,102      $119,102(3)
     4          $135,912         $126,248      $126,248(3)
     5          $149,503         $133,823      $133,823(3)
     6          $149,503         $141,852      $141,852(3)
     7          $161,463         $150,363      $161,463(3)
     8          $161,463         $159,385      $161,463(2)

The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 3.50%, 15.00%, 8.75%, 10.00%, 0.00%, 8.00% and 0.00%, respectively.

NON-NEW YORK

   (1) For Contract Years 1 through 8, the GMDB equals the initial contribution increased by 6%.

NEW YORK

   (2) At the end of Contract Years 1 and 2, and again at the end of Contract Year 8, the GMDB is equal to the Annuity Account Value.

   (3) At the end of Contract Years 3 through 6, the GMDB is equal to the contribution increased by 6% instead of the Annuity Account Value, since the GMDB cannot be greater than this amount. However, at the end of the seventh Contract Year the GMDB is equal to the Annuity Account Value of $161,463 even though it is greater than the contribution increased at 6% ($150,363) because the cap does not apply on the seventh Processing Date.

                         APPENDIX III: GMIB EXAMPLES
-----------------------------------------------------------------------------

The GMIB is equal to:

   (A)  the greater of

       (i)  the Annuity Account Value in the Investment Funds, and

       (ii) an amount equal to the GMDB (reduced by any remaining withdrawal charges);

       divided by

   (B) the guaranteed maximum annuity purchase rates.

The examples below assume a male age 60 has purchased the Rollover IRA with an initial contribution of $100,000 that is allocated 100% to the Investment Funds (excluding the Fixed Income Series). The GMDB in the 10th Contract Year is $179,085 at 6% interest. Assuming hypothetical rates of return (after deduction of charges) in the Investment Funds of 0% in Example 1 and 8% in Example 2 during the 10 Contract Years, the GMIB in the 10th Contract Year (assuming level payment under the IRA Assured Payment Option) would be as follows:


                                           EXAMPLE 1    EXAMPLE 2
                                         -----------  -----------
(1) Hypothetical Rate of Return  .......      0%           8%
(2) Annuity Account Value as of the
    Contract Date ......................   $100,000     $100,000
(3) The greater of (i) the GMDB and
    (ii) the Annuity Account Value as
    of the 10th Contract Date
    anniversary ........................   $179,085     $215,892
(4) Guaranteed Maximum Annuity Purchase
    Rates for level payments under the
    IRA Assured Payment
    Option .............................   $  14.73     $  14.73
(5) GMIB as of 10th Contract Date
    anniversary ((3) / (4)) ............   $ 12,160     $ 14,659


In Example 1, the GMDB which is higher than the Annuity Account Value would provide a GMIB of $12,160. In Example 2, the Annuity Account Value, which at this point is higher than the GMDB, would provide a GMIB of $14,659.

The rates of return discussed above are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. The level of GMIB under the IRA Assured Payment Option will also depend on the guaranteed maximum annuity purchase rates as of the Transaction Date and the type of payments selected. The examples assume no transfers or withdrawals, which would affect the GMDB and, thus, the GMIB.

APPENDIX IV: EXAMPLE OF PAYMENTS UNDER THE IRA ASSURED PAYMENT
OPTION AND IRA APO PLUS
-----------------------------------------------------------------------------

The second column in the chart below illustrates the payments for a male age 70 who purchased the IRA Assured Payment Option on October 1, 1996 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 1997. It assumes that the fixed period is 15 years and that the Life Contingent Annuity will provide payments on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on October 1, 1996, the initial payment would be $7,048.32 and would increase in each three year period to a final payment of $10,319.45. The first payment under the Life Contingent Annuity would be $11,351.39.

Alternatively as shown in the third and fourth columns, this individual could purchase IRA APO Plus with the same $100,000 contribution, with the same fixed period and the Life Contingent Annuity on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on October 1, 1996, the same initial payment of $7,048.32 would be purchased under IRA APO Plus. However, unlike the payment under the IRA Assured Payment Option that will increase every three years, this initial payment under IRA APO Plus is not guaranteed to increase. Therefore, only $79,640.09 is needed to purchase the initial payment stream, and the remaining $20,359.91 is invested in the Investment Funds according to the Certificate Owner's instructions. Any future increase in payments under IRA APO Plus will depend on the investment performance in the Investment Funds.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the Investment Funds, the Annuity Account Value in the Investment Funds would grow to $20,359.91 and $25,647.63 respectively after three years. A portion of this amount is used to purchase the increase in the payments at the beginning of the fourth year. The remainder will stay in the Investment Funds to be drawn upon for the purchase of increases in payments at the end of each third year thereafter during the fixed period and at the end of the fixed period under the Life Contingent Annuity. Based on Guaranteed Rates for the Guarantee Periods and purchase rates for the Life Contingent Annuity as of October 1, 1996, the third and fourth columns illustrate the increasing payments that would be purchased under IRA APO Plus assuming 0% and 8% rates of return respectively.

Under both options, while the Certificate Owner is living payments increase annually after the 16th year under the Life Contingent Annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

                               ANNUAL PAYMENTS

         GUARANTEED INCREASING PAYMENTS     ILLUSTRATIVE        ILLUSTRATIVE
         UNDER THE IRA ASSURED PAYMENT   PAYMENTS UNDER IRA  PAYMENTS UNDER IRA
 YEARS                OPTION                APO PLUS AT 0%      APO PLUS AT 8%
-------  ------------------------------  ------------------  ------------------
1-3                 $ 7,048.32                $7,048.32           $ 7,048.32
4-6                   7,753.15                 8,336.74             8,800.85
7-9                   8,528.47                 8,336.74             8,817.96
10-12                 9,381.31                 8,529.34             9,791.83
13-15                10,319.45                 8,529.34             9,791.83
 16                  11,351.39                 8,723.31            10,919.35

As described above, a portion of the illustrated contribution is applied to the Life Contingent Annuity. This amount will generally be larger under the IRA Assured Payment Option than under IRA APO Plus, and conversely a smaller portion of the contribution will be allocated to Guarantee Periods under the former than the latter. In this illustration, $82,069.88 is allocated under the IRA Assured Payment Option to the Guarantee Periods and under IRA APO Plus, $89,906.43 is allocated to the Guarantee Periods and the Investment Funds. The balance of the $100,000 ($17,930.12 and $10,093.57, respectively) is applied to the Life Contingent Annuity.

The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the Guaranteed Rates and Life Contingent Annuity purchase rates in effect as of the Transaction Date. It is assumed that no Lump Sum Withdrawals are taken.

                     APPENDIX V: IRS TAX DEDUCTION TABLE
-----------------------------------------------------------------------------

If your Maximum Permissible Dollar Deduction is $2,000, use this table to estimate the amount of your contribution which will be deductible.

 EXCESS AGI     DEDUCTION    EXCESS AGI    DEDUCTION    EXCESS AGI    DEDUCTION    EXCESS AGI    DEDUCTION
------------  -----------  ------------  -----------  ------------  -----------  ------------  -----------
    $    0       $2,000        $2,550       $1,490        $5,050        $990        $ 7,550        $490
        50        1,990         2,600        1,480         5,100         980          7,600         480
       100        1,980         2,650        1,470         5,150         970          7,650         470
       150        1,970         2,700        1,460         5,200         960          7,700         460
       200        1,960         2,750        1,450         5,250         950          7,750         450
       250        1,950         2,800        1,440         5,300         940          7,800         440
       300        1,940         2,850        1,430         5,350         930          7,850         430
       350        1,930         2,900        1,420         5,400         920          7,900         420
       400        1,920         2,950        1,410         5,450         910          7,950         410
       450        1,910         3,000        1,400         5,500         900          8,000         400
       500        1,900         3,050        1,390         5,550         890          8,050         390
       550        1,890         3,100        1,380         5,600         880          8,100         380
       600        1,880         3,150        1,370         5,650         870          8,150         370
       650        1,870         3,200        1,360         5,700         860          8,200         360
       700        1,860         3,250        1,350         5,750         850          8,250         350
       750        1,850         3,300        1,340         5,800         840          8,300         340
       800        1,840         3,350        1,330         5,850         830          8,350         330
       850        1,830         3,400        1,320         5,900         820          8,400         320
       900        1,820         3,450        1,310         5,950         810          8,450         310
       950        1,810         3,500        1,300         6,000         800          8,500         300
     1,000        1,800         3,550        1,290         6,050         790          8,550         290
     1,050        1,790         3,600        1,280         6,100         780          8,600         280
     1,100        1,780         3,650        1,270         6,150         770          8,650         270
     1,150        1,770         3,700        1,260         6,200         760          8,700         260
     1,200        1,760         3,750        1,250         6,250         750          8,750         250
     1,250        1,750         3,800        1,240         6,300         740          8,800         240
     1,300        1,740         3,850        1,230         6,350         730          8,850         230
     1,350        1,730         3,900        1,220         6,400         720          8,900         220
     1,400        1,720         3,950        1,210         6,450         710          8,950         210
     1,450        1,710         4,000        1,200         6,500         700          9,000         200
     1,500        1,700         4,050        1,190         6,550         690          9,050         200
     1,550        1,690         4,100        1,180         6,600         680          9,100         200
     1,600        1,680         4,150        1,170         6,650         670          9,150         200
     1,650        1,670         4,200        1,160         6,700         660          9,200         200
     1,700        1,660         4,250        1,150         6,750         650          9,250         200
     1,750        1,650         4,300        1,140         6,800         640          9,300         200
     1,800        1,640         4,350        1,130         6,850         630          9,350         200
     1,850        1,630         4,400        1,120         6,900         620          9,400         200
     1,900        1,620         4,450        1,110         6,950         610          9,450         200
     1,950        1,610         4,500        1,100         7,000         600          9,500         200
     2,000        1,600         4,550        1,090         7,050         590          9,550         200
     2,050        1,590         4,600        1,080         7,100         580          9,600         200
     2,100        1,580         4,650        1,070         7,150         570          9,650         200
     2,150        1,570         4,700        1,060         7,200         560          9,700         200
     2,200        1,560         4,750        1,050         7,250         550          9,750         200
     2,250        1,550         4,800        1,040         7,300         540          9,800         200
     2,300        1,540         4,850        1,030         7,350         530          9,850         200
     2,350        1,530         4,900        1,020         7,400         520          9,900         200
     2,400        1,520         4,950        1,010         7,450         510          9,950         200
     2,450        1,510         5,000        1,000         7,500         500         10,000           0
     2,500        1,500

------------

   Excess AGI = Your AGI minus your THRESHOLD LEVEL:
                If you are single, your Threshold Level is $25,000.
                If you are married, your Threshold Level is $40,000.
                If you are married and file a separate tax return, your Excess AGI = your AGI.

                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS

                                                                 PAGE
                                                                 -----
Part 1:          Minimum Distribution Withdrawals                  2

Part 2:          Accumulation Unit Values                          2

Part 3:          Annuity Unit Values                               2

Part 4:          Custodian and Independent Accountants             3

Part 5:          Money Market Fund and Intermediate Government
                 Securities Fund Yield Information                 3

Part 6:          Long-Term Market Trends                           5

Part 7:          Financial Statements                              7


                     HOW TO OBTAIN A ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45
                     Send this request form to:

                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me an INCOME MANAGER Rollover IRA SAI:

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                        SUPPLEMENT DATED MAY 1, 1997 TO
                 ACCUMULATOR PROSPECTUS, DATED OCTOBER 17, 1996
 -----------------------------------------------------------------------------




This supplement dated May 1, 1997, updates certain information in the Accumulator prospectus of The Equitable Life Assurance Society of the United States (EQUITABLE LIFE), dated October 17, 1996. You should read this supplement in conjunction with the prospectus. You should keep the supplement and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1997. If you have previously received, but do not presently have, a copy of the prospectus, you may obtain an additional copy of the prospectus, as well as a copy of the SAI, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI, you may mail in the SAI request form located at the end of the supplement. The SAI has been incorporated by reference into this supplement.


In the supplement, each section of the prospectus in which a change has been made is identified and the number of each prospectus page on which a change occurs is also noted. Special terms used in the prospectus have the same meaning in the supplement unless otherwise noted.


ON THE COVER PAGE OF THE PROSPECTUS, THE THIRD (INCLUDING THE CHART OF INVESTMENT OPTIONS) AND FOURTH PARAGRAPHS ARE REPLACED BY THE FOLLOWING
PARAGRAPHS:

  The Accumulator offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 21 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

  We invest each Investment Fund in Class IA shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) or Class IB shares of a corresponding Portfolio of EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this supplement, describe the investment objectives, policies and risks of the Portfolios.

                               INVESTMENT FUNDS



                                                  EQUITY SERIES
-----------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                     INTERNATIONAL EQUITY                     AGGRESSIVE EQUITY
 Alliance Common Stock               Alliance Global                          Alliance Aggressive Stock
 Alliance Growth & Income            Alliance International                   Alliance Small Cap Growth
 EQ/Putnam Growth & Income Value     Morgan Stanley Emerging Markets Equity   MFS Emerging Growth Companies
 MFS Research                        T. Rowe Price International Stock        Warburg Pincus Small Company Value
 Merrill Lynch Basic Value Equity
 T. Rowe Price Equity Income
 -----------------------------------------------------------------------------------------------------------------



      ASSET ALLOCATION SERIES                                   FIXED INCOME SERIES
------------------------------------------------------------------------------------------------------------
                                    AGGRESSIVE FIXED INCOME      DOMESTIC FIXED INCOME
 Alliance Conservative Investors     Alliance High Yield         Alliance Intermediate Government Securities
 Alliance Growth Investors                                       Alliance Money Market
 EQ/Putnam Balanced
 Merrill Lynch World Strategy
 ------------------------------------------------------------------------------------------------------------



   THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIFTH PARAGRAPH.

   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1998 through 2007.

THROUGHOUT THE PROSPECTUS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.
-----------------------------------------------------------------------------


                                Copyright 1997
          The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
                             All rights reserved.

THROUGHOUT THE PROSPECTUS (EXCEPT WHERE OTHERWISE NOTED) THE REFERENCE TO "TRUST" IS REPLACED BY "HR TRUST AND EQ TRUST."

ON PAGE 2, UNDER THE HEADING "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" REPLACE THE ENTIRE SECTION WITH THE FOLLOWING SECTION:

    Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.

    All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the prospectus and the supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the prospectus and the supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of the prospectus and the supplement. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

    Equitable Life will provide without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


ON PAGE 4, UNDER THE HEADING "GENERAL TERMS"

  ADD THE FOLLOWING DEFINITIONS:

  EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.


  HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the adviser to HR Trust.

  DELETE THE DEFINITION FOR "TRUST."

ON PAGES 5, 6 AND 7, REPLACE THE "FEE TABLE" SECTION WITH THE FOLLOWING
SECTION:

                                  FEE TABLE

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for the HR Trust and EQ Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds all or a portion of the distribution fee and the annual contract fee, if any, will be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 6: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)



DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH
 CONTRIBUTION RECEIVED DURING THE FIRST CONTRACT YEAR
 (deducted annually on each of the first seven
 Processing Dates)(1) ............................................     0.20%



                                                            CONTRACT
                                                              YEAR
                                                            --------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS            1 ...    7.00%
 (deducted upon surrender or for certain withdrawals.         2 ...    6.00
 The applicable withdrawal charge percentage is               3 ...    5.00
 determined by the Contract Year in which the withdrawal      4 ...    4.00
 is made or the Certificate is surrendered beginning with     5 ...    3.00
 "Contract Year 1" with respect to each contribution          6 ...    2.00
 withdrawn or surrendered. For each contribution, the         7 ...    1.00
 Contract Year in which we receive that contribution          8+ ..    0.00
 is "Contract Year 1")(2)



                                                          COMBINED     GMDB
                                                          GMDB/GMIB    ONLY
                                                           BENEFIT    BENEFIT
                                                          (PLAN A)   (PLAN B)
                                                        ----------- ---------
GMDB/GMIB CHARGES (percentage deducted annually
 on each Processing Date as a percentage of the
 guaranteed minimum death benefit then in effect)(3) ..      0.45%     0.20%
ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT
 VALUE ON EACH PROCESSING DATE)(4)
 If the initial contribution is less than $25,000 .....          $  30
 If the initial contribution is $25,000 or more .......          $   0
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF
 ASSETS IN EACH INVESTMENT FUND)
MORTALITY AND EXPENSE RISK CHARGE .....................           0.90%
ASSET BASED ADMINISTRATIVE CHARGE .....................           0.25%
                                                                  -----
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES ...............           1.15%
                                                                  =====


TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                          INVESTMENT PORTFOLIOS
                        ------------------------------------------------------
                          ALLIANCE    ALLIANCE    ALLIANCE   ALLIANCE
                        CONSERVATIVE   GROWTH     GROWTH &    COMMON   ALLIANCE
                         INVESTORS    INVESTORS   INCOME      STOCK     GLOBAL
                         ---------    ---------   ------      -----     ------
HR TRUST
--------
Investment Advisory Fee    0.48%        0.53%     0.55%        0.38%     0.65%
Other Expenses             0.07%        0.06%     0.05%        0.03%     0.08%
 TOTAL TRUST ANNUAL
  EXPENSES(5)              0.55%        0.59%     0.60%        0.41%     0.73%
                           ====         ====      ====         ====      ====



                                                                                       ALLIANCE
                                                 ALLIANCE     ALLIANCE    ALLIANCE   INTERMEDIATE   ALLIANCE
                                  ALLIANCE      AGGRESSIVE     SMALL       MONEY        GOVT.         HIGH
                                INTERNATIONAL     STOCK      CAP GROWTH    MARKET     SECURITIES     YIELD
                                -------------     -----      ----------    ------     ----------     -----
HR TRUST
--------
Investment Advisory Fee             0.90%          0.55%        0.90%       0.35%        0.50%        0.60%
Other Expenses                      0.18%          0.03%        0.10%       0.04%        0.09%        0.06%
 TOTAL TRUST ANNUAL
  EXPENSES(5)                       1.08%          0.58%        1.00%       0.39%        0.59%        0.66%
                                    ====           ====         ====        ====         ====         ====



                                               EQ/PUTNAM      MFS                   MERRILL
                                               GROWTH &    EMERGING                  LYNCH
                                   EQ/PUTNAM    INCOME      GROWTH       MFS      BASIC VALUE
                                   BALANCED      VALUE     COMPANIES   RESEARCH     EQUITY
                                   --------      -----     ---------   --------     ------
EQ TRUST
--------
Investment Advisory Fee              0.55%       0.55%       0.55%       0.55%       0.55%
12b-1 Fee(6)                         0.25%       0.25%       0.25%       0.25%       0.25%
Other Expenses                       0.10%       0.05%       0.05%       0.05%       0.05%
                                     ----        ----        ----        ----        ----
 TOTAL EQ TRUST ANNUAL
  EXPENSES(7)                        0.90%       0.85%       0.85%       0.85%       0.85%
                                     ====        ====        ====        ====        ====




                                               MORGAN             T. ROWE    WARBURG
                                   MERRILL    STANLEY   T. ROWE    PRICE     PINCUS
                                    LYNCH     EMERGING   PRICE    INTERNA-    SMALL
                                    WORLD     MARKETS    EQUITY    TIONAL    COMPANY
                                  STRATEGY    EQUITY    INCOME    STOCK      VALUE
                                  --------    ------    ------    -----      -----
EQ TRUST
--------
Investment Advisory Fee              0.70%      1.15%     0.55%     0.75%     0.65%
12b-1 Fee(6)                         0.25%      0.25%     0.25%     0.25%     0.25%
Other Expenses                       0.25%      0.35%     0.05%     0.20%     0.10%
                                     ----       ----      ----      ----      ----
 TOTAL EQ TRUST ANNUAL
  EXPENSES(7)                        1.20%      1.75%     0.85%     1.20%     1.00%
                                     ====       ====      ====      ====      ====



------------
Notes:

  (1) The amount deducted is based on contributions that have not been withdrawn. See "Part 6: Deductions and Charges," "Distribution Fee."

  (2) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6:
         Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 6.

  (3) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit
         (GMIB) is described under "GMIB" both of which are in Part 5. See "Part 6: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit (Plan A) and Charges for GMDB Only Benefit (Plan B)."

  (4) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 6: Deductions and Charges," "Annual Contract Fee."

  (5) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on the average daily net assets in each Portfolio for the year ended December 31, 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 6.

  (6) The Class IB shares of EQ Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum.

  (7) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees specified exceed the total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 6.

EXAMPLES


The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined GMDB/GMIB Benefit (Plan A) and under the GMDB Only Benefit (Plan B) in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1) The annual contract fee was computed based on an initial contribution of $10,000.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                 COMBINED GMDB/GMIB BENEFIT (PLAN A) ELECTION



IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE EXPENSES WOULD BE:

                                1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                -------- --------- --------- ----------
HR TRUST
--------
Alliance Conservative
 Investors                       $ 90.26   $125.78   $164.15   $290.05
Alliance Growth Investors          90.65    126.98    166.16    294.09
Alliance Growth & Income           90.75    127.28    166.66    295.10
Alliance Common Stock              88.86    121.57    157.10    275.76
Alliance Global                    92.05    131.17    173.15    308.12
Alliance International             95.53    141.59    190.48    342.39
Alliance Aggressive Stock          90.55    126.68    165.66    293.08
Alliance Small Cap Growth          94.73    139.22        --        --
Alliance Money Market              88.67    120.98    156.09    273.71
Alliance Intermediate
 Government Securities             90.65    126.98    166.16    294.09
Alliance High Yield                91.35    129.08    169.66    301.13
EQ TRUST
EQ/Putnam Balanced               $ 93.74   $136.25        --        --
EQ/Putnam Growth & Income
 Value                             93.24    134.75        --        --
MFS Emerging Growth
 Companies                         93.24    134.75        --        --
MFS Research                       93.24    134.75        --        --
Merrill Lynch Basic Value
 Equity                            93.24    134.75        --        --
Merrill Lynch World
 Strategy                          96.72    145.15        --        --
Morgan Stanley Emerging
 Markets Equity                   102.19    161.34        --        --
T. Rowe Price Equity
 Income                            93.24    134.75        --        --
T. Rowe Price
 International Stock               96.72    145.15        --        --
Warburg Pincus Small
 Company Value                     94.73    139.22        --        --


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH
PERIOD SHOWN, THE EXPENSES WOULD BE:

                                1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                -------- --------- --------- ----------
HR TRUST
-------------------------
Alliance Conservative
 Investors                        $27.03   $ 83.14   $142.17   $298.10
Alliance Growth Investors          27.42     84.33    144.17    302.14
Alliance Growth & Income           27.52     84.63    144.67    303.14
Alliance Common Stock              25.63     78.93    135.12    283.82
Alliance Global                    28.82     88.53    151.17    316.17
Alliance International             32.30     98.96    168.51    350.45
Alliance Aggressive Stock          27.32     84.03    143.67    301.14
Alliance Small Cap Growth          31.50     96.57        --        --
Alliance Money Market              25.44     78.34    134.11    281.77
Alliance Intermediate
 Government Securities             27.42     84.33    144.17    302.14
Alliance High Yield                28.12     86.43    147.67    309.17
EQ TRUST
EQ/Putnam Balanced                $30.51   $ 93.60        --        --
EQ/Putnam Growth & Income
 Value                             30.01     92.10        --        --
MFS Emerging Growth
 Companies                         30.01     92.10        --        --
MFS Research                       30.01     92.10        --        --
Merrill Lynch Basic Value
 Equity                            30.01     92.10        --        --
Merrill Lynch World
 Strategy                          33.49    102.51        --        --
Morgan Stanley Emerging
 Markets Equity                    38.96    118.70        --        --
T. Rowe Price Equity
 Income                            30.01     92.10        --        --
T. Rowe Price
 International Stock               33.49    102.51        --        --
Warburg Pincus Small
 Company Value                     31.50     96.57        --        --

------------
*       See footnote on next page.

                      GMDB ONLY BENEFIT (PLAN B) ELECTION



IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD
SHOWN, THE EXPENSES WOULD BE:

                                1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                -------- --------- --------- ----------
HR TRUST
-------------------------
Alliance Conservative
 Investors                       $ 90.26   $120.46   $153.06   $262.23
Alliance Growth Investors          90.65    121.66    155.07    266.33
Alliance Growth & Income           90.75    121.96    155.58    267.36
Alliance Common Stock              88.86    116.24    145.96    247.74
Alliance Global                    92.05    125.87    162.12    280.56
Alliance International             95.53    136.32    179.54    315.32
Alliance Aggressive Stock          90.55    121.35    154.55    265.29
Alliance Small Cap Growth          94.73    133.93        --        --
Alliance Money Market              88.67    115.65    144.95    245.67
Alliance Intermediate
 Government Securities             90.65    121.66    155.07    266.33
Alliance High Yield                91.35    123.77    158.60    273.47
EQ TRUST
EQ/Putnam Balanced               $ 93.74   $130.95        --        --
EQ/Putnam Growth & Income
 Value                             93.24    129.45        --        --
MFS Emerging Growth
 Companies                         93.24    129.45        --        --
MFS Research                       93.24    129.45        --        --
Merrill Lynch Basic Value
 Equity                            93.24    129.45        --        --
Merrill Lynch World
 Strategy                          96.72    139.88        --        --
Morgan Stanley Emerging
 Markets Equity                   102.19    156.12        --        --
T. Rowe Price Equity
 Income                            93.24    129.45        --        --
T. Rowe Price
 International Stock               96.72    139.88        --        --
Warburg Pincus Small
 Company Value                     94.73    133.93        --        --


                     (RESTUBBED TABLE CONTINUED FROM ABOVE)


IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH
PERIOD SHOWN, THE EXPENSES WOULD BE:

                                1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                -------- --------- --------- ---------
HR TRUST
-------------------------
Alliance Conservative
 Investors                        $24.38   $ 74.85   $127.74   $265.82
Alliance Growth Investors          24.77     76.04    129.75    269.91
Alliance Growth & Income           24.87     76.34    130.25    270.93
Alliance Common Stock              22.98     70.63    120.64    251.32
Alliance Global                    26.17     80.25    136.79    284.15
Alliance International             29.65     90.70    154.21    318.91
Alliance Aggressive Stock          24.67     75.74    129.24    268.88
Alliance Small Cap Growth          28.85     88.31        --        --
Alliance Money Market              22.79     70.02    119.62    249.24
Alliance Intermediate
 Government Securities             24.77     76.04    129.75    269.91
Alliance High Yield                25.47     78.15    133.28    277.06
EQ TRUST
EQ/Putnam Balanced                $27.86   $ 85.34        --        --
EQ/Putnam Growth & Income
 Value                             27.36     83.84        --        --
MFS Emerging Growth
 Companies                         27.36     83.84        --        --
MFS Research                       27.36     83.84        --        --
Merrill Lynch Basic Value
 Equity                            27.36     83.84        --        --
Merrill Lynch World
 Strategy                          30.84     94.26        --        --
Morgan Stanley Emerging
 Markets Equity                    36.31    110.50        --        --
T. Rowe Price Equity
 Income                            27.36     83.84        --        --
T. Rowe Price
 International Stock               30.84     94.26        --        --
Warburg Pincus Small
 Company Value                     28.85     88.31        --        --

------------
Notes:
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION

  ACCUMULATION UNIT VALUES

  Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day for the periods shown. There are no Accumulation Unit Values for Alliance Small Cap Growth, Alliance High Yield, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Investment Funds were not available prior to the date of this supplement.



                                            LAST BUSINESS DAY OF
                                      -------------------------------
                          MAY 1, 1995   DECEMBER 1995   DECEMBER 1996   MARCH 1997
                        ------------- --------------- --------------- ------------
 Alliance Conservative
   Investors              $ 14.647383    $ 16.549050     $ 17.209382   $ 17.209382
 Alliance Growth
  Investors                 20.073331      23.593613       26.260729     26.260729
 Alliance Growth &
  Income                    10.376155      11.989601       14.231408     14.231408
 Alliance Common
  Stock                    102.335691     124.519251      152.955877    152.955877
 Alliance Global            19.478146      22.293921       25.253538     25.253538
 Alliance International     10.125278      11.033925       11.976127     11.976127
 Alliance Aggressive
  Stock                     44.025496      54.591448       65.938687     65.938687
 Alliance Money Market      23.150932      23.830754       24.810781     24.810781
 Alliance Intermediate
  Govt. Securities          12.498213      13.424767       13.770322     13.770322
 Alliance High Yield        19.578616      21.602062                     26.238452



ON PAGE 8, UNDER THE HEADING "TRANSFERS," DELETE THE SECOND SENTENCE.

ON PAGE 11 UNDER THE HEADING "EQUITABLE LIFE."

  REPLACE THE THIRD SENTENCE OF THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

 Our home office is located at 1290 Avenue of the Americas, New York, New
  York 10104.

  REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:

  Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996, AXA beneficially owned 63.8% of the outstanding shares of common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

  Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.

ON PAGES 11 AND 12 REPLACE THE HEADING "THE TRUST" WITH "HR TRUST" AND ADD THE FOLLOWING SENTENCE AFTER THE FIFTH SENTENCE OF THE FIRST PARAGRAPH:

  Investment Funds that invest in Portfolios of HR Trust purchase Class IA shares of a corresponding Portfolio of HR Trust.

ON PAGE 12 IN THE HEADING "THE TRUST'S INVESTMENT ADVISOR" AND IN THE FIRST SENTENCE OF THE PARAGRAPH UNDER THE HEADING REPLACE "THE TRUST" WITH "HR TRUST."

  IN THE FIRST PARAGRAPH OF THIS SECTION, REPLACE THE THIRD SENTENCE WITH THE FOLLOWING SENTENCE:

  On December 31, 1996, Alliance was managing approximately $182.8 billion in assets.

  DELETE THE SECOND PARAGRAPH.


ON PAGE 12, INSERT THE FOLLOWING SECTIONS AFTER THE LAST PARAGRAPH:


  EQ TRUST

  EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling it shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this supplement and in its statement of additional information.

  EQ TRUST'S MANAGER AND ADVISERS

  EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life.
  EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.
  EQ Financial has entered into investment advisory agreements with Putnam Investments, Massachusetts Financial Services Company, Merrill Lynch Asset Management, L.P., Morgan Stanley Asset Management, Inc., T. Rowe Price Associates, Inc. and Rowe Price-Fleming International Inc., and Warburg, Pincus Counsellors, Inc., each of which serve as advisers to EQ/Putnam, MFS, Merrill Lynch, Morgan Stanley, T. Rowe Price, and Warburg Pincus Portfolios, respectively, of EQ Trust.

ON PAGE 13, UNDER THE HEADING "INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS"

  ADD THE FOLLOWING SENTENCES TO THE END OF THE FIRST PARAGRAPH:

  Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirely by reference to the prospectus for HR Trust and EQ Trust both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

  DELETE THE DESCRIPTION OF "AGGRESSIVE STOCK" AND INSERT THE FOLLOWING
  DESCRIPTIONS:



Alliance Aggressive    Primarily common stocks and other equity-type securities    Long-term growth of
 Stock                 issued by quality small and intermediate sized companies    capital
                       with strong growth prospects and in covered options on
                       those securities.

Alliance Small Cap     Primarily U.S. common stocks and other equity type          Long-term growth of
 Growth                securities issued by smaller companies with favorable       capital
                       growth prospects.

Alliance High Yield    Primarily a diversified mix of high yield, fixed-income     High return by
                       securities involving greater volatility of price and        maximizing current
                       risk of principal and income than high quality              income and, to the
                       fixed-income securities. The medium and lower quality       extent consistent with
                       debt securities in which the Portfolio may invest are       that objective, capital
                       known as "junk bonds."                                      appreciation

  INSERT THE FOLLOWING DESCRIPTIONS AFTER THE DESCRIPTION OF "INTERMEDIATE GOVERNMENT SECURITIES:"



EQ/Putnam Balanced       A well-diversified portfolio of stocks and bonds that     Balanced investment
                         will produce both capital growth and current income.

EQ/Putnam Growth &       Primarily common stocks that offer potential for          Capital growth and,
 Income Value            capital growth, consistent with the Portfolios'           secondarily, current
                         investment objective, common stocks that offer            income
                         potential for current income.

MFS Emerging Growth      Primarily (i.e., at lest 80% of its assets uder normal    Long-term growth of
 Companies               circumstances) in common stocks of emerging growth        capital
                         companies that the Portfolio adviser believes are early
                         in their life cycle but which have the potential to
                         become major enterprises.

MFS Research             A substantial portion of assets invested in common        Long-term growth of
                         stock or securities convertible into common stock of      capital and future
                         companies believed by the Portfolio adviser to possess    income
                         better than average prospects for long-term growth.

Merrill Lynch Basic      Investment in securities, primarily equities, that the    Capital appreciation
 Value Equity            Portfolio adviser believes are undervalued and            and, secondarily, income
                         therefore represent basic investment value.

Merrill Lynch World      Investment primarily in a portfolio of equity and fixed   High total investment
 Strategy                income securities, including convertible securities, of   return
                         U.S. and foreign issuers.

Morgan Stanley Emerging  Primarily equity securities of emerging market country    Long-term capital
 Markets Equity*         (i.e. foreign) issuers.                                   appreciation

T. Rowe Price Equity     Primarily dividend paying common stocks of established    Substantial dividend
 Income                  companies.                                                income and also capital
                                                                                    appreciation

T. Rowe Price            Primarily common stocks of established non-United         Long-term growth of
 International Stock     States companies.                                         capital

Warburg Pincus Small     Primarily in a portfolio of equity securities of small    Long-term capital
 Company Value           capitalization companies (i.e., companies having market   appreciation
                         capitalizations of $1 billion or less at the time of
                         initial purchase) that the Portfolio adviser considers
                         to be relatively undervalued.

------------
*      Will be available on or about September 2, 1997.

ON PAGE 14, REPLACE THE FIRST AND SECOND PARAGRAPHS WITH THE FOLLOWING
PARAGRAPHS:

  This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "SEC Standardized Performance Data," reflects all applicable fees and charges, including the Combined GMDB/GMIB Benefit charge, but not the charges for any applicable taxes such as premium taxes.

  The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the distribution fee, the withdrawal charge, the Combined GMDB/GMIB Benefit charge, the annual contract fee or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

  HR Trust Portfolios

  The performance data shown for the Investment Funds investing in Class IA shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios, and have been adjusted for the fees and charges applicable under the Certificates.

  The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

  EQ Trust Portfolios

  The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this Supplement. EQ Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables below.

ON PAGE 14, REPLACE THE HEADING "PERFORMANCE DATA FOR A CERTIFICATE" WITH "STANDARDIZED PERFORMANCE DATA."

  IN THE FIRST SENTENCE OF THE THIRD PARAGRAPH UNDER THIS HEADING CHANGE THE DATE FROM "DECEMBER 31, 1995" TO "DECEMBER 31, 1996."

ON PAGES 14 AND 15, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

                         STANDARDIZED PERFORMANCE DATA
         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1996*

                                          LENGTH OF INVESTMENT PERIOD
                               ------------------------------------------------
INVESTMENT                         ONE     THREE   FIVE     TEN        SINCE
FUND                              YEAR     YEARS   YEARS   YEARS    INCEPTION**
------------------------------ --------- ------- ------- -------- -------------
Alliance Conservative
 Investors                        (3.31)%   3.16%   4.76%     --        6.20%
Alliance Growth Investors          4.00     7.81    8.23      --       12.10
Alliance Growth & Income          11.40    10.57      --      --        7.57
Alliance Common Stock             15.54    13.83   13.23   13.84%      13.38
Alliance Global                    5.98     9.32   11.03      --        8.87
Alliance International             1.24       --      --      --        6.02
Alliance Aggressive Stock         13.49    12.24    9.26   16.64       18.14
Alliance Money Market             (3.19)    1.47    1.70    3.86        5.14
Alliance Intermediate Govt.
 Securities                       (4.73)    0.39    3.02      --        4.43
Alliance High Yield               14.16     9.26   12.21      --        9.33



                         STANDARDIZED PERFORMACE DATA
    GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*



                                          LENGTH OF INVESTMENT PERIOD
                               ------------------------------------------------
INVESTMENT                        ONE    THREE     FIVE     TEN        SINCE
FUND                             YEAR    YEARS    YEARS    YEARS    INCEPTION**
------------------------------ ------- -------- -------- -------- -------------
Alliance Conservative
 Investors                      $  967   $1,098   $1,262       --     $ 1,618
Alliance Growth Investors        1,040    1,253    1,485       --       2,494
Alliance Growth & Income         1,114    1,352       --       --       1,339
Alliance Common Stock            1,155    1,475    1,862   $3,657      13,975
Alliance Global                  1,060    1,307    1,687       --       2,340
Alliance International           1,012       --       --       --       1,124
Alliance Aggressive Stock        1,135    1,414    1,557    4,660       6,257
Alliance Money Market              968    1,045    1,088    1,461       2,230
Alliance Intermediate Govt.
 Securities                        953    1,012    1,161       --       1,297
Alliance High Yield              1,142    1,304    1,779       --       2,441



------------
  * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.
 ** The "Since Inception" dates for the Portfolios of HR Trust are as follows: Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1,
    1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27, 1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Small Cap Growth (May 1, 1997); Alliance Money Market (July 13, 1981); Alliance Intermediate Government Securities (April 1, 1991); and Alliance High Yield (January 2, 1987).

ON PAGE 15, INSERT THE FOLLOWING PARAGRAPHS BEFORE THE "RATE OF RETURN DATA FOR INVESTMENT FUNDS" SECTION:

    Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

    The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

    The investment performance data for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing a substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

ON PAGE 16, INSERT THE FOLLOWING SECTION UNDER THE HEADING "PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:"

   ALLIANCE HIGH YIELD: January 2, 1997; Merrill Lynch High Yield Master
Index.

ON PAGES 16, 17 AND 18, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                             SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS   INCEPTION
                           -------- --------- --------- ---------- ---------- ---------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                    3.99%     5.47%     6.08%       --         --         --        7.77%
 Lipper Income                8.95      8.91      9.55        --         --         --        9.55
 Benchmark                    8.78     10.14      9.64        --         --         --       10.42
ALLIANCE GROWTH
 INVESTORS                   11.30     10.00      9.48        --         --         --       14.23
 Lipper Flexible Portfolio   12.51      9.26      9.30        --         --         --        9.99
 Benchmark                   16.94     15.84     13.02        --         --         --       12.73
ALLIANCE GROWTH &
 INCOME                      18.70     12.69        --        --         --         --       11.47
 Lipper Growth & Income      19.96     15.39        --        --         --         --       14.78
 Benchmark                   21.28     17.93        --        --         --         --       17.24
ALLIANCE COMMON STOCK        22.84     15.87     14.39     14.49%     15.17%     14.17%      13.90
  Lipper Growth              18.78     14.80     12.39     13.08      14.04      13.60       13.42
  Benchmark                  22.96     19.66     15.20     15.28      16.79      14.55       14.63
ALLIANCE GLOBAL              13.28     11.44     12.19        --         --         --       10.43
  Lipper Global              17.89      8.49     10.29        --         --         --        3.65
  Benchmark                  13.48     12.91     10.82        --         --         --        7.44
ALLIANCE INTERNATIONAL        8.54        --        --        --         --         --       10.90
  Lipper International       13.36        --        --        --         --         --       14.33
  Benchmark                   6.05        --        --        --         --         --        8.74
ALLIANCE Aggressive Stock    20.79     14.33     10.55     17.24         --         --       18.79
  Lipper Small Company
    Growth                   16.55     12.70     17.53     16.29         --         --       16.47
  Benchmark                  17.85     14.14     14.80     14.29         --         --       13.98
ALLIANCE MONEY MARKET         4.11      3.82      3.12      4.68       5.85         --        6.05
  Lipper Money Market         3.82      3.60      2.93      4.52       5.72         --        5.89
  Benchmark                   5.25      5.07      4.37      5.67       6.72         --        6.97
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                   2.57      2.80      4.38        --         --         --        5.75
  Lipper Gen. U.S.
    Government                1.57      3.99      5.21        --         --         --        6.76
  Benchmark                   4.06      5.37      6.23        --         --         --        7.43
ALLIANCE HIGH YIELD          21.46     11.43     13.34        --         --         --       10.13
  Lipper High Yield          12.46      7.93     11.47        --         --         --        9.13
  Benchmark                  11.06      9.59     12.76        --         --         --       11.24

CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                              SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS    INCEPTION
                           -------- --------- --------- ---------- ---------- ----------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                    3.99%    17.34%    34.32%        --         --          --       72.02%
 Lipper Income                8.95     29.47     58.37         --         --          --       94.21
 Benchmark                    8.78     33.60     58.40         --         --          --      105.23
ALLIANCE GROWTH
 INVESTORS                   11.30     33.11     57.28         --         --          --      162.18
 Lipper Flexible Portfolio   12.51     30.84     56.65         --         --          --      100.79
 Benchmark                   16.94     55.46     84.42         --         --          --      138.49
ALLIANCE GROWTH &
 INCOME                      18.70     43.09        --         --         --          --       42.30
 Lipper Growth & Income      19.96     53.82        --         --         --          --       56.73
 Benchmark                   21.28     63.99        --         --         --          --       67.75
ALLIANCE COMMON STOCK        22.84     55.58     95.88     287.01%    731.70%   1,314.86%   1,430.82
  Lipper Growth              18.78     51.65     80.51     243.70     627.03    1,185.21    1,298.19
  Benchmark                  22.96     71.34    102.85     314.34     925.25    1,416.26    1,655.74
ALLIANCE GLOBAL              13.28     38.40     77.77         --         --          --      152.69
  Lipper Global              17.89     28.45     63.87         --         --          --       39.73
  Benchmark                  13.48     43.95     67.12          -         --          --       95.62
ALLIANCE INTERNATIONAL        8.54        --        --         --         --          --       19.76
  Lipper International       13.36        --        --         --         --          --       26.53
  Benchmark                   6.05        --        --         --         --          --       15.78
ALLIANCE Aggressive Stock    20.79     49.45     65.10     390.47         --          --      556.42
  Lipper Small Company
    Growth                   16.55     43.42    142.70     352.31         --          --      428.32
  Benchmark                  17.85     46.89     99.38     280.32         --          --      318.19
ALLIANCE MONEY MARKET         4.11     11.90     16.59      58.03     134.78          --      148.19
  Lipper Money Market         3.82     11.18     15.58      55.73     130.46          --      141.99
  Benchmark                   5.25     15.99     23.86      73.61     165.31          --      184.26
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                   2.57      8.63     23.89         --         --          --       37.89
  Lipper Gen. U.S.
    Government                1.57     12.45     28.92         --         --          --       45.71
  Benchmark                   4.06     16.98     35.30         --         --          --       51.07
ALLIANCE HIGH YIELD          21.46     38.37     87.00         --         --          --      162.38
  Lipper High Yield          12.46     25.77     72.39         --         --          --      142.30
  Benchmark                  11.06     31.63     82.29         --         --          --      190.43


------------
 *    See footnotes on next page.

YEAR-BY-YEAR RATES OF RETURN*

                      1984      1985     1986     1987      1988    1989
                      ----      ----     ----     ----      ----    ----
ALLIANCE
 CONSERVATIVE
 INVESTORS             --       --       --       --        --      2.79%
ALLIANCE GROWTH
 INVESTORS             --       --       --       --        --      3.53
ALLIANCE GROWTH
 & INCOME              --       --       --       --        --       --
ALLIANCE COMMON
 STOCK**             (3.09)%  31.91%   16.02%     6.21%   21.03%   24.16
ALLIANCE GLOBAL        --       --       --     (13.62)    9.61    25.29
ALLIANCE
 INTERNATIONAL          --       --       --        --       --       --
ALLIANCE
 AGGRESSIVE
 STOCK                 --       --     33.83      6.06    (0.03)   41.86
ALLIANCE MONEY
 MARKET**             9.59     6.91     5.39      5.41     6.09     7.93
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES            --       --       --       --        --       --
ALLIANCE HIGH
 YIELD                 --       --       --       3.49     8.48     3.93

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   1990     1991     1992     1993     1994      1995    1996
                -------- -------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS         5.14%   18.51%    4.50%    9.54%    (5.20)%  19.02%    3.99%
ALLIANCE GROWTH
 INVESTORS         9.39    47.19     3.69    13.95     (4.27)   24.92    11.30
ALLIANCE GROWTH
 & INCOME           --       --       --     (0.55)    (1.72)   22.65    18.70
ALLIANCE COMMON
 STOCK**          (9.17)   36.30     2.03    23.39     (3.26)   30.93    22.84
ALLIANCE GLOBAL   (7.15)   29.06    (1.65)   30.60      4.02    17.45    13.28
ALLIANCE
 INTERNATIONAL       --       --       --       --        --    10.34     8.54
ALLIANCE
 AGGRESSIVE
 STOCK             6.92    84.73    (4.28)   15.41     (4.92)   30.13    20.79
ALLIANCE MONEY
 MARKET**          6.99     4.97     2.37     1.78      2.82     4.53     4.11
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES         --     11.30     4.38     9.27     (5.47)   12.03     2.57
ALLIANCE HIGH
 YIELD            (2.26)   23.03    11.02    21.74     (3.90)   18.54    21.46



------------
 * Returns do not reflect the distribution fee, the withdrawal charge, the Combined GMDB/GMIB Benefit charge, the annual contract fee and any charge for tax such as premium taxes.

** Prior to 1984 the Year-by-Year Rates of Return were:   1976    1977   1978   1979   1980   1981    1982    1983
                                                          ----    ----   ----   ----   ----   ----    ----    ----
    ALLIANCE COMMON STOCK                                 8.20% (10.28)% 6.99% 28.35% 48.39% (6.94)% 16.22%  24.67%
    ALLIANCE MONEY MARKET                                  --     --      --    --      --    5.71   11.72    7.70%

ON PAGE 25, UNDER THE HEADING "TRANSFERS AMONG INVESTMENT OPTIONS," DELETE THE FIRST BULLETED PARAGRAPH.

ON PAGE 25, UNDER THE HEADING "DOLLAR COST AVERAGING."

  REPLACE THE FIRST SENTENCE IN THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE.

  If you have at least $10,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly, or annual basis.

  REPLACE THE SECOND AND THIRD SENTENCES IN THE SECOND PARAGRAPH WITH THE FOLLOWING SENTENCES.

  The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to made each Contract Year.

ON PAGE 33, UNDER THE HEADING, "DISTRIBUTION OF THE CERTIFICATES," REPLACE THE FOURTH AND FIFTH SENTENCES OF THE FIRST PARAGRAPH WITH THE FOLLOWING TWO SENTENCES.

  EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

ON PAGE 36, DELETE THE SECTION WITH THE HEADING "TRUST CHARGES TO
PORTFOLIOS," AND REPLACE WITH THE FOLLOWING SECTIONS.

  HR TRUST CHARGES TO PORTFOLIOS

  Investment advisory fees charged daily against HR Trust's assets, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                           AVERAGE DAILY NET ASSETS



                                            FIRST           NEXT          NEXT          NEXT
                                         $750 MILLION   $750 MILLION   $1 BILLION   $2.5 BILLION  THEREAFTER
                                         ------------   ------------   ----------   ------------  ----------
Alliance Conservative Investors .......     0.475%         0.425%        0.375%        0.350%        0.325%
Alliance Growth Investors..............     0.550%         0.500%        0.450%        0.425%        0.400%
Alliance Growth & Income...............     0.550%         0.525%        0.500%        0.480%        0.470%
Alliance Common Stock..................     0.475%         0.425%        0.375%        0.355%        0.345%*
Alliance Global........................     0.675%         0.600%        0.550%        0.530%        0.520%
Alliance International.................     0.900%         0.825%        0.800%        0.780%        0.770%
Alliance Aggressive Stock..............     0.625%         0.575%        0.525%        0.500%        0.475%
Alliance Small Cap Growth..............     0.900%         0.850%        0.825%        0.800%        0.775%
Alliance Money Market..................     0.350%         0.325%        0.300%        0.280%        0.270%
Alliance Intermediate Govt Securities       0.500%         0.475%        0.450%        0.430%        0.420%
Alliance High Yield....................     0.600%         0.575%        0.550%        0.530%        0.520%



------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.

  Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the HR Trust prospectus.

  EQ TRUST CHARGES TO PORTFOLIOS

  Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:



                                       AVERAGE DAILY NET ASSETS
                                       ------------------------
EQ/Putnam Balanced ....................          0.55%
EQ/Putnam Growth & Income Value  ......          0.55%
MFS Emerging Growth Companies .........          0.55%
MFS Research ..........................          0.55%
Merrill Lynch Basic Value Equity  .....          0.55%
Merrill Lynch World Strategy ..........          0.70%
Morgan Stanley Emerging Markets Equity           1.15%
T. Rowe Price Equity Income ...........          0.55%
T. Rowe Price International Stock  ....          0.75%
Warburg Pincus Small Company Value  ...          0.75%



  Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolios' average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, MFS Research, Merrill Lynch Basic Value Equity, T. Rowe Price Equity, and MFS Emerging Growth Companies Portfolios; 0.90% for the EQ/Putnam Balanced Portfolio; 1.00% for Warburg Pincus Portfolio; 1.20% each for T. Rowe Price International Stock and Merrill Lynch World Strategy Portfolios; and 1.75% for Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

  The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust prospectus.

ON PAGE 37, UNDER THE HEADING "TRUST VOTING RIGHTS"

  REPLACE THE FIRST SENTENCE OF THE SECOND PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required.

ON PAGE 37, UNDER THE HEADING "VOTING RIGHTS OF OTHERS," REPLACE THE FIRST TWO SENTENCES OF THE PARAGRAPH WITH THE FOLLOWING SENTENCES:

  Currently we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us.

ON PAGE 39, UNDER THE HEADING "FEDERAL AND STATE INCOME TAX WITHHOLDING," REPLACE THE FOURTH SENTENCE OF THE THIRD PARAGRAPH WITH THE FOLLOWING
SENTENCE:

  For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from federal income tax withholding, unless the recipient specifies a different choice of withholding exemption.

-------------------------------------------------------------------------------
                      STATEMENT OF ADDITIONAL INFORMATION
                               TABLE OF CONTENTS
-------------------------------------------------------------------------------


                                                                    PAGE
                                                                    --------
Part 1:     Accumulation Unit Values                                2
Part 2:     Annuity Unit Values                                     2
Part 3:     Custodian and Independent Accountants                   3
Part 4:     Alliance Money Market Fund and Alliance Intermediate    3
            Government Securities Fund Yield Information
Part 5:     Long-Term Market Trends                                 4
Part 6:     Financial Statements                                    6



                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547


                     Please send me an Accumulator SAI:
                     (Supplement dated May 1, 1997 to Accumulator Prospectus, dated October 17, 1996)

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                               INCOME MANAGER(SM)
                            ACCUMULATOR PROSPECTUS


                            DATED OCTOBER 17, 1996
                            ----------------------


         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ACCUMULATOR) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Accumulator Certificates are used for after-tax contributions to a non-qualified annuity. A minimum initial contribution of $10,000 is required to put the Certificate into effect.


The Accumulator is designed to provide retirement income at a future date. Contributions accumulate on a tax-deferred basis and can be later distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.


The Accumulator offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 9 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

                       INVESTMENT FUNDS
------------------------------------------------------------------------------    GUARANTEE PERIODS
ASSET ALLOCATION SERIES:           EQUITY SERIES:        FIXED INCOME SERIES:     EXPIRATION DATES:
----------------------------  ----------------------  ------------------------   ------------------
O CONSERVATIVE INVESTORS       O GROWTH & INCOME          O MONEY MARKET             FEBRUARY 15,
O GROWTH INVESTORS             O COMMON STOCK             O INTERMEDIATE         O 1997 THROUGH 2007
                               O GLOBAL                     GOVERNMENT
                               O INTERNATIONAL              SECURITIES
                               O AGGRESSIVE STOCK

We invest each Investment Fund in shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (TRUST), a mutual fund whose shares are purchased by separate accounts of insurance companies. The prospectus for the Trust, which accompanies this prospectus, describes the investment objectives, policies and risks of the Portfolios.


Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates.


You may choose from a variety of payout options, including variable annuities and fixed annuities.

This prospectus provides information about the Accumulator that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by a current prospectus for the Trust, which you should also read carefully.


Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated October 17, 1996, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE
NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.
------------------------------------------------------------------------------
                                Copyright 1996
The Equitable Life Assurance Society of the United States, New York, New York
                                    10019.
                             All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.

   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.

   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

------------------------------------------------------------------------------
                         PROSPECTUS TABLE OF CONTENTS
------------------------------------------------------------------------------

GENERAL TERMS                                   PAGE 4
FEE TABLE                                       PAGE 5
Condensed Financial Information                    7
PART 1: SUMMARY                                 PAGE 8
What is the INCOME MANAGER?                        8
Investment Options                                 8
Contributions                                      8
Transfers                                          8
Free Look Period                                   8
Services We Provide                                8
Withdrawal Options                                 9
Death Benefits                                     9
Guaranteed Minimum Income
  Benefit (GMIB)                                   9
Surrendering the Certificates                      9
Income Annuity Options                             9
Taxes                                              9
Deductions from Annuity
  Account Value                                    9
Deductions from Investment
  Funds                                           10
Trust Charges to Portfolios                       10
PART 2: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE INVESTMENT FUNDS       PAGE 11
Equitable Life                                    11
Separate Account No. 45                           11
The Trust                                         11
The Trust's Investment Adviser                    12
Investment Policies and Objectives of the
  Trust's Portfolios                              13
PART 3: INVESTMENT PERFORMANCE                 PAGE 14
Performance Data for a Certificate                14
Rate of Return Data for Investment
  Funds                                           15
Communicating Performance Data                    18
Money Market Fund and Intermediate Government
  Securities Fund
  Yield Information                               19
PART 4: THE GUARANTEED PERIOD ACCOUNT          PAGE 20
Guarantee Periods                                 20
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                                 21
Death Benefit Amount                              22
Investments                                       22
PART 5: PROVISIONS OF THE CERTIFICATES
        AND SERVICES
        WE PROVIDE                             PAGE 23
Availability of the Certificates                  23
Contributions Under the Certificates              23
Methods of Payment                                23
Allocation of Contributions                       23
Free Look Period                                  24
Annuity Account Value                             24
Transfers Among Investment Options                25
Dollar Cost Averaging                             25
Withdrawal Options                                26
Death Benefit                                     28
When the Certificate Owner Dies
  Before the Annuitant                            30
GMIB                                              30
Cash Value                                        31
Surrendering the Certificates to
  Receive the Cash Value                          31
Income Annuity Options                            31
Assured Payment Plan                              32
When Payments are Made                            33
Assignment                                        33
Distribution of the Certificates                  33
PART 6: DEDUCTIONS AND CHARGES                 PAGE 34
Charges Deducted from the Annuity
  Account Value                                   34
Charges Deducted from the Investment
  Funds                                           35
Trust Charges to Portfolios                       36
Group or Sponsored Arrangements                   36
Other Distribution Arrangements                   36
PART 7: VOTING RIGHTS                          PAGE 37
Trust Voting Rights                               37
Voting Rights of Others                           37
Separate Account Voting Rights                    37
Changes in Applicable Law                         37
PART 8: TAX ASPECTS OF THE CERTIFICATES        PAGE 38
Tax Changes                                       38
Taxation of Non-Qualified Annuities               38
Federal and State Income Tax
  Withholding                                     39
Other Withholding                                 39
Special Rules for Certificates Issued in
  Puerto Rico                                     40
Impact of Taxes to Equitable Life                 40
Transfers Among Investment Options                40
PART 9: KEY FACTORS IN RETIREMENT PLANNING     PAGE 41
Introduction                                      41
Inflation                                         41
Starting Early                                    42
Tax-Deferral                                      42
Investment Options                                43
The Benefit of Annuitization                      44
PART 10: INDEPENDENT ACCOUNTANTS               PAGE 45
APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE    PAGE 46
APPENDIX II: GUARANTEED MINIMUM
  DEATH BENEFIT (GMDB)
  EXAMPLE                                      PAGE 47
APPENDIX III: GMIB EXAMPLES                    PAGE 48
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS                            PAGE 49

------------------------------------------------------------------------------
                                GENERAL TERMS
------------------------------------------------------------------------------

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Accumulator Certificate. See "Annuity Account Value" in Part 5.

ANNUITY COMMENCEMENT DATE--The date on which amounts are applied to provide an annuity benefit.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns an Accumulator Certificate and has the right to exercise all rights under the Certificate.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which the Annuitant is enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

PORTFOLIOS--The portfolios of the Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SAI--The statement of additional information for the Separate Account under the Accumulator.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 45.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

-------------------------------------------------------------------------------
                                   FEE TABLE
-------------------------------------------------------------------------------

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of the Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of the Trust's charges and expenses, see the prospectus for the Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds all or a portion of the distribution fee and the annual contract fee, if any, will be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 6: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."


OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
-------------------------------------------------------------
DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE FIRST CONTRACT YEAR (deducted annually on each of the first seven
Processing Dates)(1) ................................................  0.20%

                                                                              Contract
                                                                                Year
                                                                              --------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted upon surrender      1 ............... 7.00%
  or for certain withdrawals. The applicable withdrawal charge percentage is     2 ............... 6.00
  determined by the Contract Year in which the withdrawal is made or the         3 ............... 5.00
  Certificate is surrendered beginning with "Contract Year 1" with respect       4 ............... 4.00
  to each contribution withdrawn or surrendered. For each contribution, the      5 ............... 3.00
  Contract Year in which we receive that contribution is "Contract Year          6 ............... 2.00
  1")(2)                                                                         7 ............... 1.00
                                                                                 8+............... 0.00


                                                                                       Combined      GMDB
                                                                                       GMDB/GMIB     Only
                                                                                        Benefit     Benefit
                                                                                       (Plan A)    (Plan B)
                                                                                     -----------  ---------
GMDB/GMIB CHARGES (percentage deducted annually on each Processing Date
 as a percentage of the guaranteed minimum death benefit then in effect)(3)  .......     0.45%       0.20%
ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING
 DATE)(4)
---------------------------------------------------------------------------
 If the initial contribution is less than $25,000 ..................................           $30
 If the initial contribution is $25,000 or more ....................................            $0
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT
 FUND)
-------------------------------------------------------------------------------
MORTALITY AND EXPENSE RISK CHARGE ..................................................           0.90%
ASSET BASED ADMINISTRATIVE CHARGE ..................................................           0.25%
                                                                                           ----------
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES ............................................           1.15%
                                                                                           ==========


TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------

                                                     INVESTMENT PORTFOLIOS
                                 -----------------------------------------------------------
                                   CONSERVATIVE     GROWTH      GROWTH &    COMMON
                                    INVESTORS      INVESTORS     INCOME     STOCK     GLOBAL
                                 --------------  -----------  ----------  --------  --------
Investment Advisory Fee                0.55%         0.52%        0.55%      0.35%     0.53%
Other Expenses                         0.04%         0.04%        0.05%      0.03%     0.08%
                                 --------------  -----------  ----------  --------  --------
 TOTAL TRUST ANNUAL EXPENSES(5)        0.59%         0.56%        0.60%      0.38%     0.61%
                                 ==============  ===========  ==========  ========  ========



                                                                           INTERMEDIATE
                                                   AGGRESSIVE    MONEY        GOVT.
                                  INTERNATIONAL      STOCK       MARKET     SECURITIES
                                ---------------  ------------  --------  --------------
Investment Advisory Fee               0.90%           0.46%       0.40%        0.50%
Other Expenses                        0.13%           0.03%       0.04%        0.07%
                                ---------------  ------------  --------  --------------
 TOTAL TRUST ANNUAL
 EXPENSES(5)                          1.03%           0.49%       0.44%        0.57%
                                ===============  ============  ========  ==============

------------

   Notes:

  (1) The amount deducted is based on contributions that have not been withdrawn. See "Part 6: Deductions and Charges," "Distribution Fee."

  (2) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 6.


  (3) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit (GMIB) is described under "GMIB" both of which are in Part 5. See "Part 6:
      Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit (Plan
      A) and Charges for GMDB Only Benefit (Plan B)."


  (4) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 6: Deductions and Charges," "Annual Contract Fee."

  (5) Expenses shown for all Portfolios are for the fiscal year ended December 31, 1995. The amount shown for the International Portfolio, which was established on April 3, 1995, is annualized. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "Trust Charges to Portfolios" in Part 6.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined GMDB/GMIB Benefit (Plan A) and under the GMDB Only Benefit (Plan B) in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1) The annual contract fee was computed based on an initial contribution of $10,000.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                 COMBINED GMDB/GMIB BENEFIT (PLAN A) ELECTION


IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN,
THE EXPENSES WOULD BE:
                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $90.65    $126.98    $166.16    $294.09
 Growth Investors            90.36     126.08     164.65     291.07
EQUITY SERIES:
 Growth & Income             90.75     127.28     166.66     295.10
 Common Stock                88.57     120.68     155.59     272.70
 Global                      90.85     127.58     167.16     296.11
 International               95.03     140.10     188.01     337.54
 Aggressive Stock            89.66     123.98     161.13     283.94
FIXED INCOME SERIES:
  Money Market               89.16     122.48     158.61     278.85
  Intermediate Govt.
    Securities               90.46     126.38     165.15     292.07


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


IF YOU DO NOT SURRENDER YOUR CERTIFICATE
AT THE END OF EACH PERIOD SHOWN, THE
EXPENSES WOULD BE:
                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $27.42    $84.33     $144.17    $302.14
 Growth Investors            27.13     83.44      142.67     299.12
EQUITY SERIES:
 Growth & Income             27.52     84.63      144.67     303.14
 Common Stock                25.34     78.03      133.60     280.74
 Global                      27.62     84.93      145.17     304.15
 International               31.80     97.46      166.03     345.61
 Aggressive Stock            26.43     81.33      139.14     292.01
FIXED INCOME SERIES:
  Money Market               25.93     79.83      136.62     286.89
  Intermediate Govt.
    Securities               27.23     83.74      143.18     300.13

                     GMDB ONLY BENEFIT (PLAN B) ELECTION

IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN,
THE EXPENSES WOULD BE:
                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $90.65    $121.66    $155.07    $266.33
 Growth Investors            90.36     120.76     153.56     263.26
EQUITY SERIES:
 Growth & Income             90.75     121.96     155.58     267.36
 Common Stock                88.57     115.35     144.45     244.62
 Global                      90.85     122.27     156.09     268.38
 International               95.03     134.82     177.05     310.42
 Aggressive Stock            89.66     118.65     150.02     256.04
FIXED INCOME SERIES:
  Money Market               89.16     117.15     147.48     250.85
  Intermediate Govt.
    Securities               90.46     121.06     154.06     264.27

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

IF YOU DO NOT SURRENDER YOUR CERTIFICATE
AT THE END OF EACH PERIOD SHOWN, THE
EXPENSES WOULD BE:
                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $24.77    $76.04     $129.75    $269.91
 Growth Investors            24.48     75.15      128.24     266.84
EQUITY SERIES:
 Growth & Income             24.87     76.34      130.25     270.93
 Common Stock                22.69     69.72      119.11     248.19
 Global                      24.97     76.64      130.75     271.94
 International               29.15     89.21      151.74     314.02
 Aggressive Stock            23.78     73.04      124.70     259.62
FIXED INCOME SERIES:
  Money Market               23.28     71.53      122.16     254.45
  Intermediate Govt.
    Securities               24.58     75.45      128.74     267.85

------------

   Notes:

  (1) The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION

ACCUMULATION UNIT VALUES

Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day for the periods shown.


                                              LAST BUSINESS DAY OF
                                        -------------------------------
                           MAY 1, 1995    DECEMBER 1995   SEPTEMBER 1996
                         -------------  ---------------  --------------
ASSET ALLOCATION SERIES:
 Conservative Investors    $ 14.647383     $ 16.549050     $ 16.558882
 Growth Investors            20.073331       23.593613       25.115630

EQUITY SERIES:
   Growth & Income           10.376155       11.989601       13.060119
 Common Stock               102.335691      124.519251      141.022624
 Global                      19.478146       22.293921       24.080727
 International               10.125278       11.033925       11.735219
 Aggressive Stock            44.025496       54.591448       64.680156

FIXED INCOME SERIES:
 Money Market                23.150932       23.830754       24.547344
 Intermediate Govt.
 Securities                  12.498213       13.424767       13.535782

-------------------------------------------------------------------------------
                                PART 1: SUMMARY
-------------------------------------------------------------------------------

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE INCOME MANAGER?

The INCOME MANAGER is a family of annuities designed to provide for retirement income. The Accumulator is a non-qualified deferred annuity designed to provide retirement income at a future date through the investment of funds on an after-tax basis. Generally, earnings will accumulate without being subject to annual income tax, until withdrawn. The Accumulator features a combination of Investment Options, consisting of Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest. Fixed and variable income annuities are also available. The Accumulator may not be available in all states.

INVESTMENT OPTIONS

The Accumulator offers the following Investment Options which permit you to create your own strategy for retirement savings. All available Investment Options may be selected under a Certificate.

INVESTMENT FUNDS

o     Asset Allocation Series: the Conservative Investors and Growth Investors
      Funds

o Equity Series: the Growth & Income, Common Stock, Global, International and Aggressive Stock Funds

o Fixed Income Series: the Money Market and Intermediate Government Securities Funds

GUARANTEE PERIODS

o Guarantee Periods (may not be available in all states) maturing in each of calendar years 1997 through 2007.

CONTRIBUTIONS

o To put a Certificate into effect, you must make an initial contribution of at least $10,000.

o     Subsequent contributions may be made in an amount of at least $1,000.

TRANSFERS


You may make an unlimited number of transfers among the Investment Funds. However, there are restrictions for transfers to and from the Guarantee Periods. Transfers from a Guarantee Period may result in a market value adjustment. Transfers among Investment Options are free of charge. Transfers among the Investment Options are not taxable.


FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value, reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.

SERVICES WE PROVIDE

O   REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o   Three additional reports of your Certificate values each year;

 o   Annual and semi-annual statements of the Trust; and

 o   Written confirmation of financial transactions.

O   TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.


O   PROCESSING OFFICE

 O   FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

      Equitable Life
      Income Management Group
      Post Office Box 13014
      Newark, NJ 07188-0014

 O   FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

      Equitable Life
      c/o First Chicago National Processing Center
      300 Harmon Meadow Boulevard, 3rd Floor
      Attn: Box 13014
      Secaucus, NJ 07094

 O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

      Equitable Life
      Income Management Group
      P.O. Box 1547
      Secaucus, NJ 07096-1547

 O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:

      Equitable Life
      Income Management Group
      200 Plaza Drive
      Secaucus, NJ 07096

WITHDRAWAL OPTIONS

 o Lump Sum Withdrawals--Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate at any time. The minimum withdrawal amount is $1,000.

 o Systematic Withdrawals--You may also withdraw funds under our Systematic Withdrawal option, where the minimum withdrawal amount is $250.

 o Systematic Withdrawals Plus Life Contingent Annuity--This option provides systematic withdrawals during a deferral period and lifetime guaranteed annuity payments thereafter. Payments increase each year, subject to availability of Annuity Account Value. The minimum withdrawal amount in the first year must be at least $250.

Withdrawals may be subject to a withdrawal charge and withdrawals from Guarantee Periods prior to their Expiration Dates will result in a market value adjustment. Withdrawals may be subject to income tax and tax penalty.

DEATH BENEFITS

If the Annuitant and successor Annuitant, if any, die before the Annuity Commencement Date, the Accumulator provides a death benefit. The beneficiary will be paid the greater of the Annuity Account Value in the Investment Funds and the guaranteed minimum death benefit (GMDB), plus any death benefit provided with respect to the Guaranteed Period Account.

There are two plans available under the Certificates for providing guaranteed benefits, Plan A and Plan B. Plan A provides both a GMDB and a guaranteed minimum income benefit (described below). Plan B provides a GMDB only.

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)

The GMIB, available under the Combined GMDB/ GMIB Benefit (Plan A), may not currently be available in all states.

The GMIB provides a minimum guaranteed lifetime income from application of the Annuity Account Value in the Investment Funds to purchase the Assured Payment Plan (Life Annuity with a Period Certain). Any amounts in the Guaranteed Period Account will be applied to increase the payments provided under the GMIB. A market value adjustment may apply.

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time before the Annuity Commencement Date while the Annuitant is living. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates provide income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options are offered on a fixed and variable basis.

TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

DEDUCTIONS FROM ANNUITY
ACCOUNT VALUE

Distribution Fee

We deduct a sales load annually in an amount of 0.20% of each contribution received during the first Contract Year. This sales load is deducted on each of the first seven Processing Dates. The amount deducted is based on contributions that have not been withdrawn.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of the initial and each subsequent contribution if a withdrawal exceeds the 15% free corridor amount or if the Certificate is surrendered. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
 Percentage of
  Contribution     7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution the Contract Year in which we receive that contribution is "Contract Year 1."

Withdrawal Processing Charge

We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year.

Charges for Combined GMDB/GMIB Benefit (Plan A)

We deduct a charge annually on each Processing Date for providing the Combined GMDB/GMIB Benefit (Plan A). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45%.

Charges for GMDB Only Benefit (Plan B)

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit (Plan B). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.

Annual Contract Fee

The charge will be $30 per Contract Year if your initial contribution is less than $25,000, and zero if your initial contribution is $25,000 or more.

Charges for State Premium and Other Applicable Taxes

Generally, we deduct a charge for premium or other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

DEDUCTIONS FROM INVESTMENT FUNDS

Mortality and Expense Risk Charge

We charge each Investment Fund a daily asset based charge for mortality and expense risks equivalent to an annual rate of 0.90%.

Asset Based Administrative Charge

We charge each Investment Fund a daily asset based charge to cover a portion of the administrative expenses under the Certificate equivalent to an annual rate of 0.25%.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees and other expenses of the Trust are charged daily against the Trust's assets. These are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.

-------------------------------------------------------------------------------
                 PART 2: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                           AND THE INVESTMENT FUNDS
-------------------------------------------------------------------------------

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding shares of common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $217.6 billion of assets as of June 30, 1996.

SEPARATE ACCOUNT NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of the Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Accumulator Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Accumulator Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificate belongs from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUST

The Trust is an open-end diversified management investment company, more commonly called a mu-tual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of the Trust. The Trust commenced operations in January 1976 with a predecessor of its Common Stock Portfolio. The Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to the Trust are reinvested in full and fractional shares of the Portfolio to which they relate. More detailed information about the Trust, its investment objec-tives, policies, restrictions, risks, expenses and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

THE TRUST'S INVESTMENT ADVISER

The Trust is advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On June 30, 1996, Alliance was managing over $168 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's record as an investment manager is based, in part, on its ability to provide a diversity of investment services to domestic, international and global markets. Alliance prides itself on its ability to attract and retain a quality, professional work force. Alliance employs more than 188 investment professionals, including 74 research analysts. Portfolio managers have an average investment experience of more than 14 years.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved.

The policies and objectives of the Trust's Portfolios are as follows:

 Portfolio                                     Investment Policy                     Objective
---------------------------  ----------------------------------------------------    -----------------------------
ASSET ALLOCATION SERIES:
Conservative Investors       Diversified mix of publicly-traded, fixed-income and    High total return without, in
                             equity securities; asset mix and security selection     the adviser's opinion, undue
                             are primarily based upon factors expected to reduce     risk to principal
                             risk. The Portfolio is generally expected to hold
                             approximately 70% of its assets in fixed income
                             securities and 30% in equity securities.
Growth Investors             Diversified mix of publicly-traded, fixed-income and    High total return consistent
                             equity securities; asset mix and security selection     with the adviser's
                             based upon factors expected to increase possibility     determination of reasonable
                             of high long-term return. The Portfolio is generally    risk
                             expected to hold approximately 70% of its assets in
                             equity securities and 30% in fixed income
                             securities.
EQUITY SERIES:
Growth & Income              Primarily income producing common stocks and            High total return through a
                             securities convertible into common stocks.              combination of current income
                                                                                     and capital appreciation
Common Stock                 Primarily common stock and other equity-type            Long-term growth of capital
                             instruments.                                            and increasing income
Global                       Primarily equity securities of non-United States as     Long-term growth of capital
                             well as United States companies.
International                Primarily equity securities selected principally to     Long-term growth of capital
                             permit participation in non-United States companies
                             with prospects for growth.
Aggressive Stock             Primarily common stocks and other equity-type           Long-term growth of capital
                             securities issued by medium and other smaller sized
                             companies with strong growth potential.
FIXED INCOME SERIES:
Money Market                 Primarily high quality short-term money market          High level of current income
                             instruments.                                            while preserving assets and
                                                                                     maintaining liquidity
Intermediate Government      Primarily debt securities issued or guaranteed by       High current income
Securities                   the U.S. government, its agencies and                   consistent with relative
                             instrumentalities. Each investment will have a final    stability of principal
                             maturity of not more than 10 years or a duration not
                             exceeding that of a 10-year Treasury note.

                               13



-------------------------------------------------------------------------------
                        PART 3: INVESTMENT PERFORMANCE
-------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds calculated by two methods. The first method, used in calculating values for the two tables in "Performance Data for a Certificate," reflects all applicable fees and charges other than the charge for tax such as premium taxes. The second method, used in preparing rates of return for the three tables in "Rate of Return Data for Investment Funds," reflects all fees and charges other than the distribution fee, the withdrawal charge, the GMDB/
GMIB charge, the annual contract fee and the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Separate Account commenced operations in May 1995 and no Certificates were issued prior to that date. The calculations of investment performance shown below are based on the actual investment results of the Portfolios of the Trust, from which certain fees and charges applicable under the Accumulator have been deducted. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Certificate.

See "Part 4: The Guaranteed Period Account" for information on the Guaranteed
Period Account.

PERFORMANCE DATA FOR A CERTIFICATE

The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calcu lation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An
Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1995 by the $1,000 contribution made at the beginning of each period illustrated. The annual contract fee is computed based on an initial contribution of $10,000. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase
(decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995*


                                      LENGTH OF INVESTMENT PERIOD
                        -----------------------------------------------------
       INVESTMENT                   THREE      FIVE      TEN         SINCE
          FUND           ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------------  --------  --------  --------  --------  -------------
ASSET ALLOCATION SERIES:
Conservative Investors    $1,117    $1,160    $1,448       --       $ 1,558
Growth Investors           1,176     1,285     1,994       --         2,243
EQUITY SERIES:
Growth & Income            1,154       --        --        --         1,122
Common Stock               1,236     1,484     2,082    $3,458       11,394
Global                     1,102     1,519     1,936       --         2,076
International               --        --        --         --         1,030
Aggressive Stock           1,228     1,350     2,438       --         5,198

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995*
(CONTINUED)

                                            LENGTH OF INVESTMENT PERIOD
                               ----------------------------------------------------
          INVESTMENT              ONE     THREE      FIVE      TEN         SINCE
             FUND                YEAR     YEARS     YEARS     YEARS     INCEPTION**
-----------------------------  -------  --------  --------  --------  -------------
FIXED INCOME SERIES:
Money Market                    $  972    $1,020    $1,098    $1,479      $2,156
Intermediate Govt. Securities    1,047     1,083       --        --        1,265

------------

   * See footnotes below.

        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1995*

                                            LENGTH OF INVESTMENT PERIOD
                               ---------------------------------------------------
          INVESTMENT                       THREE    FIVE      TEN         SINCE
             FUND               ONE YEAR   YEARS    YEARS    YEARS     INCEPTION**
-----------------------------  --------  -------  -------  --------  -------------
ASSET ALLOCATION SERIES:
Conservative Investors           11.72%     5.07%    7.69%     --          6.53%
Growth Investors                 17.62      8.73    14.80      --         12.23
EQUITY SERIES:
Growth & Income                  15.35       --       --       --          3.90
Common Stock                     23.63     14.07    15.80    13.21%       12.94
Global                           10.15     14.95    14.12      --          8.45
International                      --        --       --       --          3.04
Aggressive Stock                 22.83     10.51    19.51      --         17.92
FIXED INCOME SERIES:
Money Market                     (2.77)     0.66     1.89     3.99         5.25
Intermediate Govt. Securities     4.73      2.68      --       --          4.81

------------

    * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.

   ** The "Since Inception" dates are as follows: Conservative Investors
      (October 2, 1989); Growth Investors (October 2, 1989); Growth & Income (October 1, 1993); Common Stock (January 13, 1976); Global (August 27,
      1987); International (April 3, 1995); Aggressive Stock (January 27,
      1986); Money Market (July 13, 1981); and Intermediate Government Securities (April 1, 1991). The "Since Inception" numbers for the International Fund are unannualized.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

Performance data of the Money Market and Common Stock Funds for the periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Funds are based on the date of inception of the predecessor separate accounts. This performance data has been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of the Trust as well as an assumed charge of 0.06% for direct operating expenses.

Performance data for the remaining Investment Funds reflect (i) the investment results of the corresponding Portfolios of the Trust from the date of inception of those Portfolios and (ii) the actual investment advisory fee and direct operating expenses of the relevant Portfolio.

The performance data for all periods has also been adjusted to reflect the Separate Account mortality and expense risk charge, and the asset based administrative charge equal to a total of 1.15% relating to the Certificates, as well as the Trust's expenses.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risk charge and the asset based administrative charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

Asset Allocation Series:

CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

Equity Series:

GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertible Index.

COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

Fixed Income Series:

MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Accumulator performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
ASSET ALLOCATION SERIES:
CONSERVATIVE INVESTORS        19.02%      7.32%      8.89%       --          --          8.39%
 Lipper Income                21.25       9.65      11.99        --          --          9.79
 Benchmark                    24.11      10.41      11.73        --          --         10.55
GROWTH INVESTORS              24.92      10.87      15.77        --          --         14.70
 Lipper Flexible Portfolio    21.58       9.32      11.43        --          --          9.44
 Benchmark                    32.05      13.35      14.70        --          --         11.97
EQUITY SERIES:
GROWTH & INCOME               22.65        --         --         --          --          8.40
 Lipper Growth & Income       31.18        --         --         --          --         12.76
 Benchmark                    34.93        --         --         --          --         15.45
COMMON STOCK                  30.93      16.05      16.80      13.84%      13.06%       13.47
  Lipper Growth               31.08      12.09      15.53      12.05       12.26        12.25
  Benchmark                   37.54      15.30      16.57      14.87       14.79        14.24

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
GLOBAL                          17.45%     16.86%     15.16%       --           --         10.09%
 Lipper Global                  13.87      13.45       9.10        --           --          2.52
 Benchmark                      20.72      15.83      11.74        --           --          6.75
INTERNATIONAL                     --         --         --         --           --         10.34**
 Lipper International             --         --         --         --           --         12.21**
 Benchmark                        --         --         --         --           --          9.17**
AGGRESSIVE STOCK                30.13      12.61      20.35        --           --         18.59
 Lipper Small Company Growth    28.19      15.26      25.72        --           --         16.06
 Benchmark                      29.69      13.67      20.16        --           --         13.58
FIXED INCOME SERIES:
MONEY MARKET                     4.53       3.04       3.29       4.81%         --          6.19
 Lipper Money Market             4.35       2.88       3.10       4.71          --          6.27
 Benchmark                       5.74       4.34       4.47       5.77          --          7.09
INTERMEDIATE GOVERNMENT
SECURITIES                      12.03       4.99        --         --           --          6.43
  Lipper Gen. U.S. Government   15.47       6.27        --         --           --          7.87
  Benchmark                     14.41       6.74        --         --           --          8.17

------------


    * See footnotes on next page.



CUMULATIVE RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
ASSET ALLOCATION SERIES:
CONSERVATIVE INVESTORS          19.02%     23.60%     53.06%       --          --          65.42%
 Lipper Income                  21.25      31.95      76.42        --          --          79.42
 Benchmark                      24.11      34.58      74.09        --          --          87.24
GROWTH INVESTORS                24.92      36.28     108.00        --          --         135.55
 Lipper Flexible Portfolio      21.58      30.92      72.73        --          --          76.92
 Benchmark                      32.05      45.64      98.56        --          --         102.72
EQUITY SERIES:
GROWTH & INCOME                 22.65        --        --          --          --          19.89
 Lipper Growth & Income         31.18        --        --          --          --          31.42
 Benchmark                      34.93        --        --          --          --          38.14
COMMON STOCK                    30.93      56.29     117.35      265.55%     530.07%    1,146.22
 Lipper Growth                  31.08      41.29     107.30      215.49      483.45       920.87
 Benchmark                      37.54      53.30     115.25      300.11      692.18     1,327.94
GLOBAL                          17.45      59.57     102.53        --          --         123.08
 Lipper Global                  13.87      46.36      55.44        --          --          23.09
 Benchmark                      20.72      55.39      74.20        --          --          72.38
INTERNATIONAL                     --         --        --          --          --          10.34**
 Lipper International             --         --        --          --          --          12.21**
 Benchmark                        --         --        --          --          --           9.17**
AGGRESSIVE STOCK                30.13      42.79     152.49        --          --         443.46
 Lipper Small Company Growth    28.19      55.24     268.67        --          --         337.96
 Benchmark                      29.69      46.89     150.49        --          --         254.09
FIXED INCOME SERIES:
MONEY MARKET                     4.53       9.40      17.55       59.97        --         138.38
  Lipper Money Market            4.35       8.87      16.48       58.55        --         140.42
  Benchmark                      5.74      13.58      24.45       75.23        --         170.07

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
INTERMEDIATE GOVERNMENT
SECURITIES                      12.03%     15.72%       --          --          --        34.43 %
 Lipper Gen. U.S. Government    15.47      20.05        --          --          --        43.43
 Benchmark                      14.41      21.60        --          --          --        45.17

------------


    * See footnotes below.


YEAR-BY-YEAR RATES OF RETURN*

                         1983      1984       1985      1986      1987       1988
                      --------  ---------  --------  --------  ---------  --------
ASSET ALLOCATION
 SERIES:
CONSERVATIVE
 INVESTORS                --         --        --        --        --         --
GROWTH INVESTORS          --         --        --        --        --         --
EQUITY SERIES:
GROWTH & INCOME           --         --        --        --        --         --
COMMON STOCK***         24.67%     (3.09)%   31.91%    16.02%      6.21%    21.03%
GLOBAL                    --         --        --        --      (13.62)     9.61
INTERNATIONAL             --        --         --        --        --         --
AGGRESSIVE STOCK          --         --        --      33.83       6.06     (0.03)
FIXED INCOME SERIES:
MONEY MARKET***          7.70       9.59      6.91      5.39       5.41      6.09
INTERMEDIATE
 GOVERNMENT                                                                   --
 SECURITIES               --         --        --        --        --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                        1989      1990      1991      1992      1993      1994       1995
                      -------  --------  --------  --------  --------  ---------  --------
ASSET ALLOCATION
 SERIES:
CONSERVATIVE
 INVESTORS               2.79%    5.14%    18.51%     4.50%     9.54%     (5.20)%   19.02%
GROWTH INVESTORS         3.53     9.39     47.19      3.69     13.95      (4.27)    24.92
EQUITY SERIES:
GROWTH & INCOME           --       --        --        --      (0.55)     (1.72)    22.65
COMMON STOCK***         24.16    (9.17)    36.30      2.03     23.39      (3.26)    30.93
GLOBAL                  25.29    (7.15)    29.06     (1.65)    30.60       4.02     17.45
INTERNATIONAL              --       --        --        --        --         --     10.34
AGGRESSIVE STOCK        41.86     6.92     84.73     (4.28)    15.41      (4.92)    30.13
FIXED INCOME SERIES:
MONEY MARKET***          7.93     6.99      4.97      2.37      1.78       2.82      4.53
INTERMEDIATE
 GOVERNMENT
 SECURITIES               --       --      11.30      4.38      9.27      (5.47)    12.03

------------


     * Returns do not reflect the distribution fee, the withdrawal charge, the GMDB/GMIB charge, the annual contract fee and any charge for tax such as premium taxes.


    ** Unannualized.

  **  Prior to 1983 the Year-by-Year Rates of Return were:     1976   1977    1978    1979    1980    1981    1982
                                                               -----  -----   -----   ----    ----    ----    ----
          COMMON STOCK                                         8.20% (10.28)% 6.99%  28.35%  48.39% (6.94)%  16.22%
          MONEY MARKET                                           --     --     --      --      --    5.71    11.72

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and the Trust and may compare the performance of the Investment Funds with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Fund Inception Dates and Comparative Benchmarks" in this Part 3, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter,

Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

MONEY MARKET FUND AND INTERMEDIATE GOVERNMENT SECURITIES FUND YIELD
INFORMATION

The current yield and effective yield of the Money Market Fund and Intermediate Government Securities Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Money Market Fund

Current yield for the Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the distribution fee, withdrawal charge, GMDB/GMIB charge and any charge for tax such as premium tax. See "Part 4: Money Market Fund and Intermediate Government Securities Fund Yield Information" in the SAI.

Intermediate Government Securities Fund

Current yield for the Intermediate Government Securities Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded monthly.

Intermediate Government Securities Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the distribution fee, withdrawal charge, GMDB/GMIB charge and any charge for tax such as premium tax. See "Part 4: Money Market Fund and Intermediate Government Securities Fund Yield Information" in the SAI.

PART 4: THE GUARANTEED PERIOD ACCOUNT

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2007.

Not all Guarantee Periods will be available for Annuitants ages 76 and above. See "Allocation of Contributions" in Part 5. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.
o  The Guaranteed Rate is 3%.
o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of October 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

    GUARANTEE
  PERIODS WITH      GUARANTEED
 EXPIRATION DATE    RATE AS OF   PRICE PER $100
FEBRUARY 15TH OF    OCTOBER 1,    OF MATURITY
  MATURITY YEAR        1996          VALUE
----------------  ------------  --------------
       1997           4.21%          $98.46
       1998           4.80            93.76
       1999           5.10            88.86
       2000           5.29            84.03
       2001           5.41            79.40
       2002           5.52            74.90
       2003           5.65            70.43
       2004           5.66            66.62
       2005           5.80            62.34
       2006           5.92            58.30
       2007           6.03            54.45



Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of

October 1, 1996 would be $444.51 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through 2001).

The above table is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted or withdrawals or transfers from Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 5:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR
TRANSFERS, WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new

Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

DEATH BENEFIT AMOUNT

The death benefit provided with respect to the Guaranteed Period Account is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Annuity Account Value" in Part 5.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of the general account. See "Systematic Withdrawals Plus Life Contingent Annuity" in Part 5.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

-------------------------------------------------------------------------------
        PART 5: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE
-------------------------------------------------------------------------------

The provisions of your Certificate may be restricted by applicable laws or regulations.

AVAILABILITY OF THE CERTIFICATES

The Certificates are available for Annuitant issue ages 20 through 83. These Certificates may not be available in all states.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $10,000.


Subsequent contributions may be made in an amount of at least $1,000 at any time up until the Annuitant attains age 84. We may refuse to accept any contributions if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,000,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.


Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information, may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the initial contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the initial contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the initial contribution, the amount of the initial contribution will be returned to the applicant.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance.



Self-Directed Allocation

You design your own investment program by allocating your contributions among the Investment Options in any way you choose. Your contributions may be allocated to one or up to all of the available Investment Options at any time. We allocate contributions among the Investment Options according to your allocation percentages. Allocations must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested. Allocation of the initial contribution is subject to the provisions for the free look period. See "Free Look Period" below. Allocation of any contribution to the Guaranteed Period Account is subject to the following restrictions.

  o No more than 60% of any contribution may be allocated to the Guaranteed Period Account.

  o For Annuitants ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option (available for Annuitant issue ages 20 through 75) is designed to assure that your Maturity Value in a specified Guarantee Period equals your initial contribution, while at the same time allowing you to invest in the Investment Funds. The maturity year you select for such specified Guaranteed Period generally may not be later than 10 years nor earlier than seven years. In order to accomplish this strategy, we will allocate a portion (equal to the present value) of your initial contribution to a Guarantee Period based on the year you select. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 4. You may allocate the balance of your contribution to the Investment Funds in any way you choose. Such allocations to the Investment Funds must be in whole percentages. Allocation of the portion of your initial contribution to the Investment Funds is subject to the provisions for the free look period. See "Free Look Period" below.

Principal Assurance may only be elected at issue of your Certificate and assumes no withdrawals or transfers of the amount allocated to the specified Guarantee Period.

Subsequent contributions must be allocated under "Self-Directed Allocation" described above.

Allocations to the Investment Funds

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date.

Allocations to the Guaranteed Period Account

Contributions allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Certificate.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states may require that we calculate the refund differently. In those states that require that we calculate the refund differently, we may require that any portion of your initial contribution that you request to have allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.

If Systematic Withdrawals Plus Life Contingent Annuity is elected in the application for the Certificate, your refund will include any amount applied under the Life Contingent Annuity (discussed below).

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 8: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

The Annuity Account Value is the sum of the Annuity Account Values in the Investment Funds and the Guaranteed Period Account.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.



The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of the Trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as the

Trust fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 4: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

o Transfers are permitted to or from a Guarantee Period once per quarter during each Contract Year. Such transfers may be made at any time during each quarter.

o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 4: The Guaranteed Period Account."

o Transfers to Guarantee Periods are subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 4 and are limited based on the age of the Annuitant. See "Allocation of Contributions" above.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

If you have at least $10,000 of Annuity Account Value in the Money Market Fund, you may choose to have a specified dollar amount transferred from the Money Market Fund to other Investment Funds on a monthly basis. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amount is transferred to other Investment Funds each month, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

The dollar cost averaging option may be elected at the time you apply for the Certificate or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Money Market Fund at the time the option is elected, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

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

WITHDRAWAL OPTIONS

The Accumulator is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. Three withdrawal options are available: Lump Sum Withdrawals, Systematic Withdrawals and Systematic Withdrawals Plus Life Contingent Annuity. Withdrawals may result in withdrawal charges. See "Part 6:
Deductions and Charges." Withdrawals may also be taxable and subject to tax penalty. See "Part 8: Tax Aspects of the Certificates."

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 8: Tax Aspects of the Certificates."

o LUMP SUM WITHDRAWALS--You may take Lump Sum Withdrawals any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the date of the withdrawal will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," below.

  To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" below. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

o SYSTEMATIC WITHDRAWALS--Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.


  You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.


  You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawals option described above.

o SYSTEMATIC WITHDRAWALS PLUS LIFE CONTINGENT ANNUITY--This option is available for election under Certificates with the GMDB Only Benefit (Plan B) at ages 60 through 75 if you are the Owner and Annuitant under the Certificate. This option provides systematic withdrawals during a deferral period and guaranteed annuity payments thereafter for your lifetime (SINGLE LIFE) or the lifetime of you and a joint Annuitant (JOINT & SURVIVOR) you designate. Withdrawals you receive during the deferral period are made from the Annuity Account Value under your Certificate, and are followed by Life Contingent Annuity payments (described below). Deferral period withdrawals in the first year are designed to equal 6% of the initial contribution (or Annuity Account Value at time of election), with withdrawals increasing by 3% each year thereafter. The first payment under the Life Contingent Annuity will be 3% greater than the final withdrawal scheduled to be made at the end of the deferral period and will increase annually on each anniversary of the payment start date based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

  You may elect this option at any time by completing the proper form. You select the length of the deferral period subject to a minimum of seven years and a maximum of 15 years. You may choose to receive withdrawals on a monthly, quarterly or annual mode, subject to a minimum of $250 in the first year. All withdrawals will be made on the 15th of the month. Withdrawals will begin one payment mode after the Contract Date or effective date of the option. You may cancel your Systematic Withdrawals at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. If you cancel the Systematic Withdrawals, the Life Contingent Annuity will still be in effect and payments will begin on the scheduled initial payment date. The Life Contingent Annuity may only be canceled during its Free Look Period, discussed below.


  Withdrawals during the Deferral Period

  Withdrawals are not guaranteed since the Annuity Account Value available for withdrawal will depend on the performance of the Investment Funds and any market value adjustment for amounts in the Guarantee Periods. It is possible that poor investment performance in the Investment Funds and negative market value adjustments in the Guarantee Periods, may result in the Annuity Account Value being exhausted prior to the end of the deferral period. This may result in no withdrawals being made for a period of time until the Life Contingent Annuity payments are scheduled to begin. However, you may elect to accelerate the date the Life Contingent Annuity payments will begin in order to receive continuous payments. Such payments will be made in reduced amounts.

  Good investment performance and positive market value adjustments may result in significant Annuity Account Value at the end of the deferral period. In such a case, any remaining Annuity Account Value will be applied to increase the annuity payments under the Life Contingent Annuity. Excess Annuity Account Value at the end of the deferral period may also result from payment of subsequent contributions as discussed below.


  Withdrawals under this option are not subject to withdrawal charges provided no other withdrawals are made. Once you take a Lump Sum Withdrawal, all subsequent withdrawals under this option will be subject to a withdrawal charge to the extent that in any Contract Year they exceed the 15% free corridor.


  Allocation of Contributions

  If elected at issue of the Certificate, based on the amount of your initial contribution, your age and sex (and the age and sex of the joint Annuitant, if applicable), the mode of payment, the form of payments and the deferral period you select, a portion of your initial contribution is applied by us to the Life Contingent Annuity. The balance of the initial contribution is allocated to the Investment Options according to your instructions. If elected after issue, a portion of your Annuity Account Value is applied to the Life Contingent Annuity and the balance is allocated according to your instructions. A market value adjustment may apply with respect to amounts transferred from the Guaranteed Period Account.

  If you elect this option in the application and your initial contribution will come from multiple sources, your application must also indicate that contributions are to be initially allocated to the Money Market Fund. Election of this option must include your instructions to apply a portion of your Annuity Account Value to the Life Contingent Annuity and the balance according to your instructions, on the date the last such contribution is received.

  Any subsequent contributions will be allocated according to you instructions. However, if withdrawal payments have begun, subsequent contributions will not increase the amount of withdrawal payments you will receive.

  You may transfer your Annuity Account Value among the Investment Options subject to the rules indicated under "Transfers Among Investment Options" above.


  Life Contingent Annuity Payments

  The Life Contingent Annuity provides lifetime payments starting after the end of the deferral period. The portion of your contributions or Annuity Account Value applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for transfers or withdrawals. Once the deferral period has ended and payments have begun under the Life Contingent Annuity, subsequent amounts may no longer be applied under the Life Contingent Annuity.


  THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

  You may elect to have the Life Contingent Annuity provide increasing payments on a Single Life or a Joint and 100% to Survivor basis. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis. If you elect Joint & Survivor, the joint Annuitant must be your spouse, who must also be designated as successor Annuitant/Certificate Owner and sole primary beneficiary under the Certificate.

  Payments under the Life Contingent Annuity will be made to you during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the deferral period.

  A portion of each annuity payment under the Life Contingent Annuity will be excluded from taxable income. See "Part 8: Tax Aspects of the Certificates."

  Free Look Period


  If the Systematic Withdrawals Plus Life Contingent Annuity option is elected after issue of the Certificate, after the first application of an amount under the Life Contingent Annuity, you have the right to examine the Life Contingent Annuity for a period of 10 days. During this period you may request that we cancel the Life Contingent Annuity and the amount applied will be allocated to the Investment Options under the Accumulator Certificate according to your allocation percentages, as described under "Allocation of Contributions" above. If you cancel the Life Contingent Annuity, we may require that you wait one year from the date of cancelation before amounts may be applied again.


  Distribution Fee and Withdrawal Charge

  Once amounts are applied under the Life Contingent Annuity, the distribution fee and the withdrawal charge (discussed in Part 6) under the Certificate will be imposed as a percentage of contributions that have not been withdrawn, less the amount applied under the Life Contingent Annuity.

  Income Annuity Option and Surrendering
  the Certificates

  If you elect to cancel your systematic withdrawals, and elect an annuity benefit as described under "Income Annuity Options" below, or surrender the Certificate for its Cash Value as described under "Surrendering the Certificates to Receive the Cash Value" below, once we receive your returned Certificate, your Certificate will be returned to you with a notation that the Life Contingent Annuity is still in effect. Thereafter, no subsequent contributions will be accepted under the Certificate and no amounts may be applied under the Life Contingent Annuity.

  Assignment

  Once amounts are applied to the Life Contingent Annuity, the Life Contingent Annuity may not be assigned.

  1035 Exchanges

  Under the Certificate, a transfer of the Cash Value under your Certificate to another issuer may not qualify under Section 1035 of the Code as a tax free exchange, once amounts have been applied under the Life Contingent Annuity.

Allocation of Systematic Withdrawals

Unless you specify otherwise, Systematic Withdrawals under both options above, will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Withdrawal Charges

Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 6.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death, prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."

There are two plans available under the Certificates for providing guaranteed benefits, Plan A and Plan B. Plan A (available for Annuitant issue ages 20 through

75) provides a Combined GMDB/GMIB Benefit. Plan B provides a GMDB Only Benefit, and has a lower charge.

For Annuitant issue ages 20 through 75, you must elect the Combined GMDB/GMIB Benefit (Plan A) or the GMDB Only Benefit (Plan B) in the application. To elect the Combined GMDB/GMIB Benefit (Plan A), you must be both the Owner and the Annuitant under the Certificate. Once elected, the plan may not be changed. For Annuitant issue ages 76 through 83, for Certificates issued in New York and in states where the GMIB is not currently available, the GMDB Only Benefit (Plan B) will apply.


For the specific charges, see "Part 6: Deductions and Charges."

GMDB

Applicable to Certificates issued in all states except
-----------------------------------------------------------------------------
New York
---------

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see below) is credited to and becomes part of the GMDB on each Processing Date.


o 6% to Age 80 Benefit--interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Fixed Income Series) through age 80, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.

Applicable to Certificates issued in New York for
-----------------------------------------------------------------------------
Annuitant issue ages 20 through 79
-----------------------------------


The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB calculated on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. Additionally, on each Processing Date the GMDB is reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds, not to exceed a cap as described below. The cap does not apply on the seventh Processing Date. The cap is equal to (a) the portion of the initial contribution allocated to the Investment Funds, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds, plus (d) interest (see below) that is credited on each Processing Date plus (e) any amount by which the GMDB is increased because the cap did not apply on the seventh Processing Date.


o 6% to Age 80 Cap--interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Fixed Income Series) through age 80, and 0% thereafter.


Applicable to Certificates issued in New York for
--------------------------------------------------
Annuitant issue ages 80 through 83
-----------------------------------

The GMBD is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to such portion of the initial contribution plus (a) any subsequent contributions and transfers into the Investment Funds, less (b) any transfers and withdrawals from such Funds.

See Appendix II for an example of the calculation of the GMDB.

How Withdrawals and Transfers Affect the GMDB

Withdrawals and transfers out of the Investment Funds will generally cause a reduction in the GMDB on a dollar-for-dollar basis. However, if on any Transaction Date, (i) the GMDB exceeds the Annuity Account Value and (ii) the sum of withdrawals and transfers out of the Investment Funds is greater than 6% of the beginning of year GMDB, the GMDB will be reduced on a pro rata basis on the Transaction Date. The amount of the reduction will be determined by dividing the amount of the withdrawal by the Annuity Account Value on the Transaction Date and multiplying this percentage by the current GMDB.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your GMDB.

For example, assuming a beginning of year GMDB of $100,000 and a withdrawal of $5,000 which represents 5% of the beginning of year GMDB ($5,000/ $100,000), such withdrawal would cause the current GMDB to be reduced by $5,000. If a withdrawal in the amount of $10,000, which represents 10% of the beginning of year GMDB ($10,000/$100,000) were to be made, assuming a current Annuity Account Value of $50,000 the current GMDB would be reduced by 20% ($10,000/$50,000), or $20,000 ($100,000 x .20).

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" below. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.


On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of the Certificate and is in effect at your death, the GMDB will be reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. The GMDB interest rate will subsequently be credited based on the current age (as of the Processing Date) of the successor Annuitant/Certificate Owner. For such Certificates, if the Combined GMDB/GMIB Benefit (Plan A) was elected, the GMIB (discussed below) will continue to be available on Contract Date anniversaries seven and later based on the Contract Date of the Accumulator Certificate, provided the GMIB is exercised as specified under GMIB below, based on the age of the successor Annuitant/Certificate Owner.


WHEN THE CERTIFICATE OWNER DIES
BEFORE THE ANNUITANT

When you are not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). The Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an income annuity option is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an income annuity option has not been elected, as described above, on the fifth anniversary of your death, we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.

GMIB

The GMIB, available under the Combined GMDB/ GMIB Benefit (Plan A), may not currently be available in your state. When it becomes available it will be added to your Certificate if you then elect the Combined GMDB/GMIB Benefit (Plan A). State availability information may be obtained from your registered representative.

The GMIB provides a minimum guaranteed lifetime income upon the application of the Annuity Account Value in the Investment Funds to purchase the Assured Payment Plan (Life Annuity with a Period Certain). The Assured Payment Plan provides payments during a period certain with payments continuing for life thereafter. On the Transaction Date the amount of the periodic lifetime income to be purchased under the Assured Payment Plan will be based on the greater of (i) the Annuity Account Value in the Investment Funds and (ii) an amount equal to the GMDB described above, reduced by any remaining withdrawal charges; each divided by "guaranteed maximum annuity purchase rates" under the Certificate. The guaranteed maximum annuity purchase rates are based on
(i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. The mortality table used in determining such annuity purchase rates assumes that mortality will improve in the future and is more conservative than the basis underlying current annuity purchase rates. Your Annuity Account Value in the Investment Funds will depend on the performance of such Funds. The amount equal to the GMDB (as discussed above) does not have an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the GMIB.


If you have any Annuity Account Value in the Guaranteed Period Account under your Accumulator Certificate as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) toward the purchase of payments under the Assured Payment Plan. Such Annuity Account Value will increase the payments provided by the GMIB. A market value adjustment may apply.

When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the Assured Payment Plan (with a period certain as specified below) would produce higher lifetime income, and if so, the higher income will be provided.

In addition, you can elect any of our income annuity options discussed below.


The GMIB applies only if your election of the Assured Payment Plan meets the following conditions:

  o     You are the Owner and Annuitant of the Accumulator Certificate.

  o The Assured Payment Plan is purchased within 30 days following the 7th or later Contract Date anniversary under your Accumulator Certificate; provided it is not purchased earlier than your age 60, nor later than age 83.

  o The period certain you select is as indicated below, based on your issue age for the Assured Payment Plan Certificate and the type of payments selected:

                   LEVEL PAYMENTS
--------------------------------------------------
       ISSUE AGE               PERIOD CERTAIN
----------------------  --------------------------
     60 through 80                10 years
     81 through 83         90 less your issue age
                INCREASING PAYMENTS
--------------------------------------------------
       ISSUE AGE               PERIOD CERTAIN
----------------------  --------------------------
     60 through 70                15 years
     71 through 75                12 years
     76 through 80                9 years
     81 through 83                6 years


  o Payments start one payment mode from the Contract Date of the Assured Payment Plan Certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the GMIB, we will send you a notice of how much income could be provided under such option on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the GMIB by submitting the proper form and returning your Accumulator Certificate. The income to be provided under the Assured Payment Plan Certificate will be determined on the Transaction Date that we receive your request and the Certificate and, therefore, may differ from the notice. It will be based on the GMIB as of such Transaction Date.

The Assured Payment Plan (Life Annuity with a Period Certain) is offered through our Prospectus for the Assured Payment Plan dated May 1, 1996, which may be obtained from your registered representative. You should read it carefully before you decide to purchase such Plan.

See Appendix III for examples on the GMIB.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 4: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to: (1) the Annuity Account Value; (2) less any withdrawal charge; and (3) less any annual contract fee incurred but not yet deducted. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 6: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date. You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options described below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

In some cases, surrenders may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Com-mencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.

The income annuity options outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Common Stock Fund through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Common Stock Fund. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Common Stock or other Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.



ASSURED PAYMENT PLAN

If you are the Owner and the Annuitant, you may apply your Annuity Account Value, in whole or in part, and subject to any withdrawal charges to the extent described below, to purchase the Assured Payment Plan (Life Annuity with a Period Certain), provided you meet the issue age and payment restrictions for the Assured Payment Plan. If you apply a part of the Annuity Account Value, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. The Assured Payment Plan, is designed to provide guaranteed level or increasing annual payments for your life or for your life and the life of a joint Annuitant. If 100% of the Annuity Account Value is applied from an Accumulator Certificate to purchase the Assured Payment Plan at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the Assured Payment Plan. For purposes of the Assured Payment Plan withdrawal charge schedule, the year in which your Annuity Account Value is applied under the Assured Payment Plan will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the Assured Payment Plan. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Assured Payment Plan. No subsequent contributions will be permitted under the Assured Payment Plan Certificate.

You may also apply your Annuity Account Value to purchase the Assured Payment Plan (Period Certain) once withdrawal charges are no longer in effect. This version of the Assured Payment Plan provides for annual payments for a specified period. No withdrawal charges will apply under the Assured Payment Plan Certificate.

The Assured Payment Plan (Life Annuity with a Period Certain) and Assured Payment Plan (Period Certain) are described in our prospectus for the Assured Payment Plan, dated May 1, 1996. Copies are available from your registered representative.

To purchase this annuity form we also require the return of your Certificate. An Assured Payment Plan Certificate will be issued putting this annuity form into effect.

Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019. For 1995, EDI was paid a fee of $126,914 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.


The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents. Broker-dealer sales compensation for EDI and its affiliates will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

-------------------------------------------------------------------------------
                        PART 6: DEDUCTIONS AND CHARGES
-------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. The charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Distribution Fee

We deduct a sales load annually in an amount of 0.20% of each contribution received during the first Contract Year. This sales load is deducted on each of the first seven Processing Dates (so long as the Certificate is in force). See "Example" below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that a withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                  CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution      7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%    0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during that Contract Year.

Any withdrawal requested that exceeds the free corridor amount will be subject to the withdrawal charge. The 15% free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 8: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses. Because of the way the distribution fee is calculated the distribution fee and the withdrawal charge combined will never exceed the 7.0% maximum withdrawal charge.



Example--The example below illustrates how the withdrawal charge and the distribution fee would be calculated upon a withdrawal. This example assumes an initial contribution of $12,000 and subsequent contributions of $12,000 each in the second and third Contract Years for total contributions under the Certificate of $36,000. It also assumes a withdrawal from the Investment Funds at the beginning of the fourth Contract Year of 25% of an Annuity Account Value of $40,000.

The total withdrawal amount would be $10,000 ($40,000 x .25). In this case, $6,000 ($40,000 x .15) would be the free corridor amount and could be withdrawn without imposition of a withdrawal charge. The balance of $4,000 ($10,000 -$6,000) would be considered a withdrawal of a part of the initial contribution of $12,000. This contribution would be subject to a 4.0% withdrawal charge of $160 ($4,000 x .04) as indicated in the chart above.

The distribution fee deducted on the Processing Date following the withdrawal would be based on the remaining initial contribution of $8,000
($12,000-$4,000).

Withdrawal Processing Charge

We reserve the right to impose a charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. This charge, if made, is to cover our administrative expenses in processing Lump Sum Withdrawals. See "Asset Based Administrative Charge" below.

Charges for Combined GMDB/GMIB Benefit (Plan A)

We deduct a charge annually on each Processing Date for providing the Combined GMDB/GMIB Benefit (Plan A). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45%.

Charges for GMDB Only Benefit (Plan B)

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit (Plan B). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.

If the amount collected from this charge exceeds the cost of providing the benefits, it will be to our profit, and may be used to pay distribution expenses not recovered from sales charges under the Certificates.

Annual Contract Fee


The annual contract fee is incurred at the beginning of the Contract Year and deducted at the end of each Contract Year on the Processing Date. We deduct this charge when determining the Cash Value payable if you surrender the Certificate prior to the end of a Contract Year. The amount deducted is determined by the amount of your initial contribution. The charge will be $30 per Contract Year if your initial contribution is less than $25,000, and zero if your initial contribution equals $25,000 or more. This charge is to cover a portion of our administrative expenses. See "Asset Based Administrative Charge," below.


Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

Allocation of Certain Charges to the
Guaranteed Period Account

No portion of the distribution fee or the annual contract fee will be deducted from the Guaranteed Period Account, unless there is insufficient value in the Investment Funds. If charges are deducted from the Guaranteed Period Account, they will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first. If charges are deducted from the Guaranteed Period Account, you will not receive the full Guaranteed Rate if held to the Expiration Date. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risk Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund. Approximately 0.60% of this annual charge is allocated to the mortality risk and 0.30% is allocated to the expense risk.

We will realize a gain from this charge to the extent it is not needed to provide for benefits and expenses under the Certificate. We will use any gain for any lawful purpose including payment of distribution expenses not recovered from sales charges under the Certificate.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that the guaranteed minimum death benefit charge is insufficient to pay any amount by which such death benefit exceeds the Cash Value of the Certificate.

The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Asset Based Administrative Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for a portion of the administrative expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. The withdrawal processing charge, the annual contract fee and the asset based administrative charge are not designed to produce a profit for Equitable Life.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trust's assets, direct operating expenses of the Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                                   DAILY AVERAGE NET ASSETS
                            -------------------------------------
                             FIRST $350    NEXT $400    OVER $750
                               MILLION      MILLION      MILLION
                            -----------  -----------  -----------
ASSET ALLOCATION SERIES:
Conservative Investors  ...     .550%        .525%        .500%
Growth Investors ..........     .550%        .525%        .500%
EQUITY SERIES:
Common Stock ..............     .400%        .375%        .350%
Global ....................     .550%        .525%        .500%
Aggressive Stock ..........     .500%        .475%        .450%
FIXED INCOME SERIES:
Money Market ..............     .400%        .375%        .350%
Intermediate Govt.
Securities ................     .500%        .475%        .450%

                            FIRST $500   NEXT $500    OVER $1
                              MILLION      MILLION      BILLION
                            -----------  -----------  -----------
EQUITY SERIES:
Growth & Income ...........     .550%        .525%        .500%

                             FIRST $500   NEXT $1      OVER $1.5
                              MILLION      BILLION      BILLION
                            -----------  -----------  -----------
EQUITY SERIES:
International .............     .900%        .850%        .800%

Investment advisory fees are established under the Trust's investment advisory agreements between the Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the Trust prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the distribution fee, the withdrawal charge and the annual contract fee or change the minimum initial contribution requirements. We may also change the guaranteed minimum death benefit and the guaranteed minimum income benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the distribution fee, withdrawal charge or annual contract fee will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.



OTHER DISTRIBUTION ARRANGEMENTS

The distribution fee, the withdrawal charge and the annual contract fee may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of a fee or charge be permitted where it would be unfairly discriminatory.

-------------------------------------------------------------------------------
                             PART 7: VOTING RIGHTS
-------------------------------------------------------------------------------

TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of the Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trust's Board of Trustees,
o  to ratify the selection of independent auditors for the Trust, and
o on any other matters described in the Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because the Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each Trust share is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control the Trust. Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Accumulator Certificate Owners, we currently do not foresee any disadvantages arising out of this. The Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that the Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in the Common Stock Fund divided by the Accumulation Unit Value for the Common Stock Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

-------------------------------------------------------------------------------
                    PART 8: TAX ASPECTS OF THE CERTIFICATES
-------------------------------------------------------------------------------

This prospectus generally covers our understanding of the current Federal income tax rules that apply to an annuity purchased with after-tax dollars (non-qualified annuity).

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Accumulator Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the Accumulator Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you should notify us prior to such an exchange.

If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax-free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

The taxable portion of a distribution is treated as ordinary income and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. In addition, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after your death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 5, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

You should discuss with your tax adviser the effect of any surrender or withdrawal under the Accumulator Certificate after amounts have been applied to the Life Contingent Annuity.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax on the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments made from the Certificate to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemp-tion of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Accumulator Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from Accumulator Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

-------------------------------------------------------------------------------
                  PART 9: KEY FACTORS IN RETIREMENT PLANNING
-------------------------------------------------------------------------------

INTRODUCTION

The Accumulator is available to help meet the retirement income and investment needs of individuals. In assessing these retirement needs, some key factors need to be addressed: (1) the impact of inflation on fixed retirement incomes; (2) the importance of planning early for retirement; (3) the benefits of tax-deferral; (4) the selection of an appropriate investment strategy; and (5) the benefit of annuitization. Each of these factors is addressed below.

Unless otherwise noted, all of the following presentations use an assumed annual rate of return of 7.5% compounded annually. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return for any investment vehicle, including the Accumulator. In addition, unless otherwise noted, none of the illustrations reflect any charges that may be applied under a particular investment vehicle, including the Accumulator. Such charges would effectively reduce the actual return under any investment vehicle.

All earnings in these presentations are assumed to accumulate tax-deferred unless otherwise noted. Most programs designed for retirement savings offer tax-deferral. Monies are taxed upon withdrawal and a 10% penalty tax may apply to premature withdrawals. Certain retirement programs prohibit early withdrawals. See "Part 8: Tax Aspects of the Certificates." Where taxes are taken into consideration in these presentations, a 28% tax rate is assumed.

The source of the data used by us to compile the charts which appear in this
Part 9 (other than charts 1, 2, 3, 4 and 7) is Ibbotson Associates, Inc. Chicago. Stocks, Bonds, Bills and Inflation 1996 Yearbook (TM). All rights reserved.

In reports or other communications or in advertising material we may make use of these or other graphic or numerical illustrations that we prepare showing the impact of inflation, planning early for retirement, tax-deferral, diversification and other concepts important to retirement planning.

INFLATION

Inflation erodes purchasing power. This means that, in an inflationary period, the dollar is worth less as time passes. Because many people live on a fixed income during retirement, inflation is of particular concern to them. The charts that follow illustrate the detrimental impact of inflation over an extended period of time. Between 1965 and 1995, the average annual inflation rate was 5.39%. As demonstrated in Chart 1, this 5.39% annual rate of inflation would cause the purchasing power of $35,000 to decrease to only $7,246 after 30 years.

In Chart 2, the impact of inflation is examined from another perspective. Specifically, the chart illustrates the additional income needed to maintain the purchasing power of $35,000 over a thirty year period. Again, the 1965-1995 historical inflation rate of 5.39% is used. In this case, an additional $134,064 would be required to maintain the purchasing power of $35,000 after 30 years.


          CHART 1

   [THE FOLLOWING TABLE WAS REPRESENTED AS A
      3-D BAR GRAPH IN THE PROSPECTUS]

                      Today        --       $35,000
                      10 years     --       $20,705
                      20 years     --       $12,248
                      30 years     --       $ 7,246

   [END OF GRAPHICALLY REPRESENTED DATA]

          CHART 2
                        ANNUAL INCOME NEEDED

   [THE FOLLOWING TABLE WAS REPRESENTED AS A
      3-D BAR GRAPH IN THE PROSPECTUS]

                      Today        --       $ 35,000
                      10 years     --       $ 59,165
                      20 years     --       $100,013
                      30 years     --       $169,064

              Increase Needed:  $24,165   $65,013   $134,064

   [END OF GRAPHICALLY REPRESENTED DATA]

STARTING EARLY

The impact of inflation accentuates the need to begin a retirement program early. The value of starting early is illustrated in the following charts.

As shown in Chart 3, if an individual makes annual contributions of $2,500 to his or her retirement program beginning at age 30, he or she would accumulate $414,551 by age 65 under the assumptions described earlier. If that individual waited until age 50, he or she would only accumulate $70,193 by age 65 under the same assumptions.

CHART 3

[THE FOLLOWING TABLE WAS REPRESENTED AS
 A STACKED AREA GRAPH IN THE PROSPECTUS:]

                          30 .................  $414,551
                          40 .................  $182,691
                          50 .................  $ 70,193
             BLACK - Age 30    GRAY - Age 40     DOTTED - Age 50

                      [END OF GRAPHICALLY REPRESENTED DATA]

In Table 1, the impact of starting early is demonstrated in another format. For example, if an individual invests $300 monthly, he or she would accumulate $387,193 in thirty years under our assumptions. In contrast, if that individual invested the same $300 per month for 15 years, he or she would accumulate only $97,804 under our assumptions.

                                   TABLE 1

    MONTHLY
 CONTRIBUTION    YEAR 10   YEAR 15    YEAR 20    YEAR 25    YEAR 30
--------------  --------  --------  ---------  ---------  ---------
     $ 20        $ 3,532   $ 6,520   $ 10,811   $ 16,970   $ 25,813
       50          8,829    16,301     27,027     42,425     64,532
      100         17,659    32,601     54,053     84,851    129,064
      200         35,317    65,202    108,107    169,701    258,129
      300         52,969    97,804    162,160    254,552    387,193


Chart 4 presents an additional way to demonstrate the significant impact of starting to make contributions to a retirement program earlier rather than later. It assumes that an individual had a goal to accumulate $250,000 (pre-tax) by age 65. If he or she starts at age 30, under our assumptions he or she could reach the goal by making a monthly pre-tax contribution of $130 (equivalent to $93 after taxes). The total net cost for the 30 year old in this hypothetical example would be $39,265. If the individual in this hypothetical example waited until age 50, he or she would have to make a monthly pre-tax contribution of $767 (equivalent to $552 after taxes) to attain the goal, illustrating the importance of starting early.

CHART 4

GOAL: $250,000 BY AGE 65

[THE FOLLOWING TABLE WAS REPRESENTED
AS A BAR GRAPH IN THE PROSPECTUS:]

           $ 93 a Month ............. 30     $39,265     $210,735
           $212 a Month ............. 40     $63,641     $186,359
           $552 a Month ............. 50     $99,383     $150,617

                        BLACK - Net Cost
                        WHITE - Tax Savings and Tax-Deferred Earnings at 7.5%

                      [END OF GRAPHICALLY REPRESENTED DATA]



TAX-DEFERRAL

Contributing to a retirement plan early is part of an effective strategy for addressing the impact of inflation. Another part of such a strategy is to carefully select the types of retirement programs in which to invest. In deciding where to invest retirement contributions, there are three basic types of programs.

The first type offers the most tax benefits, and therefore is potentially the most beneficial for accumulating funds for retirement. Contributions are made with pre-tax dollars or are tax-deductible and earnings grow income tax-deferred. An example of this type of program is the deductible Individual Retirement Annuity (IRA).

The second type of program also provides for tax deferred earnings growth; however, contributions are made with after-tax dollars. Examples of this type of program are non-deductible IRAs and non-qualified annuities.

The third approach to retirement savings is fully taxable. Contributions are made with after-tax dol-lars and earnings are taxed each year. Examples of this type of program include certificates of deposit, savings accounts, and taxable stock, bond or mutual fund investments.

Consider an example. For the type of retirement program that offers both pre-tax contributions and tax-deferral, assume that a $2,000 annual pre-tax contribution is made for thirty years. In this example, the retirement funds would be $176,363 after thirty years (assuming a 7.5% rate of return, no withdrawals and assuming the deduction of the 1.15% Separate Account daily asset charge and the $30 annual contract fee--but no withdrawal charge or other charges under the Certificate, or Trust charges to Portfolios), and such funds would be $222,309 without the effect of any charges. Assuming a lump sum withdrawal was made in year thirty and a 28% tax bracket, these amounts would be $126,981 and $160,062, respectively.

For the type of program that offers only tax-deferral, assume an after-tax annual contribution of $1,440 for thirty years and the same rate of return. The after-tax contribution is derived by taxing the $2,000 pre-tax contribution again assuming a 28% tax bracket. In this example, the retirement funds would be $126,275 after thirty years assuming the deduction of charges and no withdrawals, and $160,062 without the effect of charges. Assuming a lump sum withdrawal in year thirty, the total after-tax amount would be $103,014 with charges deducted and $127,341 without charges as described above.

For the fully taxable investment, assume an after-tax contribution of $1,440 for thirty years. Earnings are taxed annually. After thirty years, the amount of this fully taxable investment is $108,046.

Keep in mind that taxable investments have fees and charges too (investment advisory fees, administrative charges, 12b-1 fees, sales loads, brokerage commissions, etc.). We have not attempted to apply these fees and charges to the fully taxable amounts since this is intended merely as an example of tax deferral.

Again, it must be emphasized that the assumed rate of return of 7.5% compounded annually used in these examples is for illustrative purposes only and is not intended to represent a guaranteed or expected rate of return on any investment vehicle. Moreover, early withdrawals of tax-deferred investments are generally subject to a 10% penalty tax.

INVESTMENT OPTIONS

Selecting an appropriate retirement program is clearly an important part of an effective retirement planning strategy. Carefully choosing among Investment Options is another essential component.

During the 1965-1995 period, common stock average annual returns outperformed the average annual returns of fixed investments such as long-term government bonds and Treasury Bills (T-Bills). See "Notes" below. Common stocks earned an average annual return of 10.68% over this period, in contrast to 6.72% and 7.92% for the other two investment categories. Significantly, common stock returns also outpaced inflation which grew at 5.39% over this period.

Although common stock returns have historically outpaced returns of fixed investments, people often allocate a significant percentage of their retirement funds to fixed return investments. Their primary concern is the preservation of principal. Given this concern, Chart 5 illustrates the impact of exposing only the interest generated by a fixed investment to the stock market. In this illustration, the fixed investment is represented by a Treasury Bill return and the stock investment is represented by the Standard & Poor's 500 ("S&P 500").

The chart assumes that a $20,000 fixed investment was made on January 1, 1980. If the interest on that investment were to accumulate based upon the return of the S&P 500, the total investment would have been worth $131,033 in 1995. Had the interest been reinvested in the fixed investment, the fixed investment would have grown to $62,379. As illustrated in Chart 5, significant opportunities for growth exist while preserving principal. See "Notes" below.

                                   CHART 5

$131,033 with Interest Exposed to Stock Market (S&P 500)

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PROSPECTUS]

          Market Value  Market Value
Month      of S&P 500    If 100% in
Ending    & Fixed Acct   3 Mo. T-Bill

  1980 J     20,160        20,160
       F     20,338        20,339
       M     20,547        20,586
       A     20,823        20,845
       M     21,031        21,014
       J     21,183        21,142
       J     21,369        21,254
       A     21,515        21,390
       S     21,708        21,550
       O     21,930        21,755
       N     22,333        21,964
       D     22,522        22,252
  1981 J     22,619        22,483
       F     22,888        22,724
       M     23,239        22,999
       A     23,386        23,247
       M     23,637        23,514
       J     23,878        23,832
       J     24,129        24,127
       A     24,156        24,436
       S     24,196        24,739
       O     24,659        25,039
       N     25,079        25,306
       D     25,118        25,527
  1982 J     25,195        25,731
       F     25,113        25,968
       M     25,278        26,222
       A     25,722        26,518
       M     25,770        26,799
       J     25,861        27,057
       J     25,945        27,341
       A     26,850        27,549
       S     27,028        27,689
       O     27,937        27,852
       N     28,411        28,028
       D     28,690        28,216
  1983 J     29,131        28,410
       F     29,492        28,587
       M     29,965        28,767
       A     30,862        28,971
       M     30,943        29,171
       J     31,495        29,366
       J     31,284        29,584
       A     31,627        29,808
       S     31,938        30,035
       O     31,930        30,263
       N     32,348        30,475
       D     32,418        30,698


  1984 J     32,490        30,931
       F     32,222        31,150
       M     32,577        31,378
       A     32,826        31,632
       M     32,297        31,879
       J     32,719        32,118
       J     32,701        32,381
       A     34,295        32,650
       S     34,470        32,931
       O     34,708        33,260
       N     34,705        33,503
       D     35,205        33,717
  1985 J     36,503        33,936
       F     36,845        34,133
       M     37,000        34,345
       A     37,089        34,592
       M     38,272        34,820
       J     38,673        35,012
       J     38,748        35,229
       A     38,744        35,423
       S     38,262        35,635
       O     39,208        35,867
       N     40,706        36,086
       D     41,803        36,320
  1986 J     42,011        36,524
       F     43,792        36,717
       M     45,230        36,938
       A     45,021        37,130
       M     46,493        37,312
       J     47,036        37,506
       J     45,602        37,701
       A     47,609        37,874
       S     45,430        38,045
       O     46,935        38,220
       N     47,703        38,369
       D     47,070        38,557
  1987 J     50,789        38,719
       F     52,147        38,885
       M     53,115        39,068
       A     52,912        39,240
       M     53,327        39,389
       J     55,086        39,578
       J     56,925        39,760
       A     58,441        39,947
       S     57,685        40,127
       O     49,695        40,367
       N     47,333        40,509
       D     49,428        40,667
  1988 J     50,743        40,785
       F     52,280        40,972
       M     51,393        41,152
       A     51,824        41,342
       M     52,174        41,553
       J     53,765        41,756
       J     53,732        41,969
       A     52,733        42,217
       S     54,245        42,478
       O     55,302        42,738
       N     54,915        42,981
       D     55,673        43,252


  1989 J     58,362        43,490
       F     57,529        43,755
       M     58,548        44,048
       A     60,672        44,343
       M     62,465        44,694
       J     62,377        45,011
       J     66,323        45,326
       A     67,365        45,662
       S     67,310        45,958
       O     66,344        46,271
       N     67,446        46,590
       D     68,687        46,874
  1990 J     65,533        47,142
       F     66,234        47,410
       M     67,578        47,714
       A     66,541        48,043
       M     71,214        48,370
       J     70,982        48,674
       J     70,955        49,005
       A     66,481        49,329
       S     64,314        49,625
       O     64,286        49,962
       N     67,252        50,247
       D     68,667        50,548
  1991 J     70,922        50,811
       F     74,664        51,055
       M     76,053        51,280
       A     76,316        51,552
       M     78,820        51,794
       J     76,216        52,011
       J     78,945        52,266
       A     80,422        52,507
       S     79,523        52,748
       O     80,405        52,970
       N     78,042        53,176
       D     84,752        53,378
  1992 J     83,616        53,560
       F     84,486        53,710
       M     83,290        53,892
       A     85,196        54,065
       M     85,604        54,216
       J     84,717        54,390
       J     87,387        54,558
       A     86,078        54,700
       S     86,890        54,842
       O     87,176        54,969
       N     89,486        55,095
       D     90,453        55,249
  1993 J     91,013        55,376
       F     92,016        55,498
       M     93,614        55,637
       A     91,858        55,770
       M     93,843        55,893
       J     94,136        56,033
       J     93,836        56,167
       A     96,699        56,308
       S     96,183        56,454
       O     97,774        56,578
       N     97,093        56,720
       D     98,087        56,850



  1994 J    100,753        56,992
       F     98,615        57,112
       M     95,249        57,266
       A     96,281        57,421
       M     97,589        57,605
       J     95,734        57,783
       J     98,297        57,945
       A    101,558        58,159
       S     99,666        58,375
       O    101,566        58,596
       N     98,647        58,813
       D     99,883        59,072

  1995 J    102,044        59,320
       F    105,307        59,557
       M    107,925        59,831
       A    110,571        60,095
       M    114,257        60,419
       J    116,566        60,703
       J    119,871        60,976
       A    120,235        61,263
       S    124,521        61,526
       O    124,249        61,816
       N    128,920        62,075
       D    131,033        63,379

$62,379 Without Interest Exposed to Stock Market
     (S&P 500)

[END OF GRAPHICALLY REPRESENTED DATA]

Another variation of the example in Chart 5 is to gradually transfer principal from a fixed investment into the stock market. Chart 6 assumes that a $20,000 fixed investment was made on January 1, 1980. For the next two years, $540 is transferred monthly into the stock market (represented by the S&P 500). The total investment, given this strategy, would have grown to $139,695 in 1995. In contrast, had the principal not been transferred, the fixed investment would have grown to $62,379. See "Notes" below.

                                   CHART 6

$139,695 with Principal Transfer

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PROSPECTUS]

          Market Value    Market Value
Month     of S&P 500      If 100% in
Ending    & Fixed Acct    3 Mo. T-Bil

1980 J      20540          20160
     F      20702          20339
     M      20770          20586
     A      21068          20845
     M      21425          21014
     J      21659          21142
     J      22000          21254
     A      22149          21390
     S      22394          21550
     O      22623          21755
     N      23446          21964
     D      23372          22252
1981 J      23246          22483
     F      23569          22724
     M      24053          22999
     A      24031          23247
     M      24246          23514
     J      24324          23832
     J      24514          24127
     A      24051          24436
     S      23651          24739
     O      24397          25039
     N      25087          25306
     D      24857          25527
1982 J      24193          25731
     F      23594          25968
     M      23618          26222
     A      24248          26518
     M      23995          26799
     J      23892          27057
     J      23731          27341
     A      25407          27549
     S      25647          27689
     O      27281          27852
     N      28031          28028
     D      28386          28216
1983 J      29041          28410
     F      29568          28587
     M      30282          28767
     A      31737          28971
     M      31721          29171
     J      32549          29366
     J      32000          29584
     A      32424          29808
     S      32790          30035
     O      32616          30263
     N      33176          30475
     D      33142          30698
1984 J      33104          30931
     F      32544          31150
     M      32969          31378
     A      33202          31632
     M      32246          31879
     J      32767          32118
     J      32593          32381
     A      34841          32650
     S      34959          32931
     O      35133          33260
     N      35058          33503
     D      35692          33717



1985 J      37434          33936
     F      37844          34133
     M      37970          34345
     A      37984          34592
     M      39531          34820
     J      40023          35012
     J      40038          35229
     A      39976          35423
     S      39254          35635
     O      40428          35867
     N      42341          36086
     D      43701          36320
1986 J      43926          36524
     F      46184          36717
     M      47968          36938
     A      47659          37130
     M      49498          37312
     J      50136          37506
     J      48265          37701
     A      50769          37874
     S      47982          38045
     O      49830          38220
     N      50767          38369
     D      49918          38557
1987 J      54519          38719
     F      56165          38885
     M      57317          39068
     A      57035          39240
     M      57525          39389
     J      59630          39578
     J      61849          39760
     A      63662          39947
     S      62711          40127
     O      52932          40367
     N      50090          40509
     D      52585          40667
1988 J      54165          40785
     F      55951          40972
     M      54862          41152
     A      55344          41342
     M      55720          41553
     J      57582          41756
     J      57509          41969
     A      56280          42217
     S      58018          42478
     O      59225          42738
     N      58749          42981
     D      59588          43252
1989 J      62695          43490
     F      61691          43755
     M      62824          44048
     A      65234          44343
     M      67232          44694
     J      67118          45011
     J      71581          45326
     A      72728          45662
     S      72661          45958
     O      71544          46271
     N      72760          46590
     D      74150          46874
1990 J      70617          47142
     F      71385          47410
     M      72851          47714
     A      71676          48043
     M      76833          48370
     J      76576          48674
     J      76526          49005
     A      71611          49329
     S      69246          49625
     O      69192          49962
     N      72438          50247
     D      73964          50548
1991 J      76420          50811
     F      80470          51055
     M      81977          51280
     A      82241          51552
     M      84947          51794
     J      82165          52011
     J      85076          52266
     A      86666          52507
     S      85709          52748
     O      86662          52970
     N      84157          53176
     D      91300          53378



1992 J      90106          53560
     F      91047          53710
     M      89770          53892
     A      91798          54065
     M      92244          54216
     J      91302          54390
     J      94130          54558
     A      92765          54700
     S      93626          54842
     O      93940          54969
     N      96377          55095
     D      97388          55249
1993 J      97994          55376
     F      99055          55498
     M     100732          55637
     A      98899          55770
     M     100989          55893
     J     101297          56033
     J     100991          56167
     A     103992          56308
     S     103458          56454
     O     105136          56578
     N     104425          56720
     D     105474          56850
1994 J     108259          56992
     F     106046          57112
     M     102533          57266
     A     103617          57421
     M     104976          57605
     J     103062          57783
     J     105741          57945
     A     109118          58159
     S     107170          58375
     O     109151          58596
     N     106146          58813
     D     107426          59072
1995 J     109681          59320
     F     113071          59557
     M     115775          59831
     A     118526          60095
     M     122319          60419
     J     124733          60703
     J     128155          60976
     A     128547          61263
     S     132973          61526
     O     132710          61816
     N     137525          62075
     D     139695          62379


$62,379 Without Principal Transfer

[END OF GRAPHICALLY REPRESENTED DATA]

NOTES

1. Common Stocks: Standard & Poor's (S&P) Composite Index is an unmanaged weighted index of the stock performance of 500 industrial, transportation, utility and financial companies. Results shown assume reinvestment of dividends. Both market value and return on common stock will vary.

2. U.S. Government Securities: Long-term Government Bonds are measured using a one-bond portfolio constructed each year containing a bond with approximately a 20-year maturity and a reasonably current coupon. U.S. Treasury Bills are measured by rolling over each month a one-bill portfolio containing, at the beginning of each month, the bill having the shortest maturity not less than one month. U.S. Government securities are guaranteed as to principal and interest, and if held to maturity, offer a fixed rate of return. However, market value and return on such securities will fluctuate prior to maturity.

The Accumulator can be an effective program for diversifying ongoing investments between various asset categories. In addition, the Accumulator offers special features which help address the risk associated with timing the equity markets, such as dollar cost averaging. By transferring the same dollar amount each month from the Money Market Fund to other Investment Funds, dollar cost averaging attempts to shield your investment from short term price fluctuations. This, however, does not assure a profit or protect against a loss in declining markets.

THE BENEFIT OF ANNUITIZATION

An individual may shift the risk of outliving his or her principal by electing a lifetime income annuity. See "Income Annuity Options," in Part 5. Chart 7 below shows the monthly income that can be generated under various forms of life annuities, as compared to receiving level payments of interest only or principal and interest from the investment. Calculations in the Chart are based on the following assumption: a $100,000 contribution was made at one of the ages shown, annuity payments begin immediately, and a 5% annuitization interest rate is used. For purposes of this example, principal and interest are paid out on a level basis over 15 years. In the case of the interest only scenario, the principal is always available and may be left to other individuals at death. Under the principal and interest scenario, a portion of the principal will be left at death, assuming the individual dies within the 15 year period. In contrast, under the life annuity scenarios, there is no residual amount left.

                                   CHART 7
                                MONTHLY INCOME
                           ($100,000 CONTRIBUTION)

                                                            JOINT AND SURVIVOR*
                                                   -----------------------------------
               INTEREST   PRINCIPAL AND
               ONLY FOR    INTEREST FOR    SINGLE     50% TO     66.67% TO    100% TO
 ANNUITANT       LIFE        15 YEARS       LIFE     SURVIVOR    SURVIVOR     SURVIVOR
-----------  ----------  --------------  --------  ----------  -----------  ----------
Male 65          $401          $785        $  617      $560        $544         $513
Male 70           401           785           685       609         588          549
Male 75           401           785           771       674         646          598
Male 80           401           785           888       760         726          665
Male 85           401           785         1,045       878         834          757

------------

   The numbers are based on 5% interest compounded annually and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. Annuity purchase rates available at annuitization may vary, depending primarily on the annuitization interest rate, which may not be less than an annual rate of 2.5%.

    * The Joint and Survivor Annuity Forms are based on male and female Annuitants of the same age.

PART 10: INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life for the years ended December 31, 1995 and 1994 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................   $144,048    $119,487
(2) Guaranteed Period Amount ...............    131,080     131,080
(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)
February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)]     $  4,501    $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........     45,499      54,851
(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229
(7) Maturity Value .........................    120,032     106,915
(8) Present Value of (7), also
    Annuity Account Value ..................     94,048      69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB) EXAMPLE
-----------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the sum of:
 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB (see "GMDB" in Part 5); and

 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 4).

The following is an example illustrating the calculation of the GMDB. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Fixed Income Series), no subsequent contributions, no transfers and no withdrawals, the GMDB for an Annuitant age 45 would be calculated as follows:

   END OF
 CONTRACT    ANNUITY ACCOUNT   NON-NEW YORK
    YEAR          VALUE          GMDB(1)      NEW YORK GMDB
----------  ---------------  --------------  -------------
     1          $105,000         $106,000      $105,000(2)
     2          $108,675         $112,360      $108,675(2)
     3          $124,976         $119,102      $119,102(3)
     4          $135,912         $126,248      $126,248(3)
     5          $149,503         $133,823      $133,823(3)
     6          $149,503         $141,852      $141,852(3)
     7          $161,463         $150,363      $161,463(3)
     8          $161,463         $159,385      $161,463(2)

The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 3.50%, 15.00%, 8.75%, 10.00%, 0.00%, 8.00% and 0.00%, respectively.

NON-NEW YORK

   (1)For Contract Years 1 through 8, the GMDB equals the initial contribution increased by 6%.

NEW YORK

   (2)At the end of Contract Years 1 and 2, and again at the end of Contract Year 8, the GMDB is equal to the Annuity Account Value.

   (3)At the end of Contract Years 3 through 6, the GMDB is equal to the contribution increased by 6% instead of the Annuity Account Value, since the GMDB cannot be greater than this amount. However, at the end of the seventh Contract Year the GMDB is equal to the Annuity Account Value of $161,463 even though it is greater than the contribution increased at 6% ($150,363) because the cap does not apply on the seventh Processing Date.

                         APPENDIX III: GMIB EXAMPLES
-----------------------------------------------------------------------------

The GMIB is equal to:

     (A) the greater of
         (i)  the Annuity Account Value in the Investment Funds, and
         (ii) an amount equal to the GMDB (reduced by any remaining withdrawal charges);
         divided by
      (B) the guaranteed maximum annuity purchase rates.

The examples below assume a male age 60 has purchased an Accumulator Certificate with an initial contribution of $100,000 that is allocated 100% to the Investment Funds (excluding the Fixed Income Series). The GMDB in the 10th Contract Year is $179,085 at 6% interest. Assuming hypothetical rates of return (after deduction of charges) in the Investment Funds of 0% in Example 1 and 8% in Example 2 during the 10 Contract Years, the GMIB in the 10th Contract Year (assuming level payments under the Assured Payment Plan) would be as follows:

                                        EXAMPLE 1    EXAMPLE 2
                                      -----------  -----------
(1) Hypothetical Rate of Return  ....      0%           8%
(2) Annuity Account Value as of the
    Contract Date ...................   $100,000     $100,000
(3) The greater of (i) the GMDB and (ii)
    the Annuity Account Value as of the
    10th Contract Date anniversary  .   $179,085     $215,892
(4) Guaranteed Maximum Annuity
    Purchase Rates for level payments
    under the Assured Payment Plan  .    $14.73       $14.73
(5) GMIB as of 10th Contract Date
    anniversary ((3) / (4)) .........    $12,160      $14,659

In Example 1, the GMDB which is higher than the Annuity Account Value would provide a GMIB of $12,160. In Example 2, the Annuity Account Value, which at this point is higher than the GMDB, would provide a GMIB of $14,659.

The rates of return shown above are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. The level of GMIB under the Assured Payment Plan will also depend on the guaranteed maximum annuity purchase rates as of the Transaction Date and the type of payments selected. The examples assume no transfers or withdrawals, which would affect the GMDB and, thus, the GMIB.

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS

                                                               PAGE
                                                               --------
Part 1:      Accumulation Unit Values                          2
Part 2:      Annuity Unit Values                               2
Part 3:      Custodian and Independent Accountants             3
Part 4:      Money Market Fund and Intermediate Government     3
             Securities Fund Yield Information
Part 5:      Long-Term Market Trends                           4
Part 6:      Financial Statements                              6


                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45
                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547
                     Please send me an Accumulator SAI:

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

               SUPPLEMENT DATED MAY 1, 1997 TO ROLLOVER IRA AND
               CHOICE INCOME PLAN PROSPECTUS, DATED MAY 1, 1996
-----------------------------------------------------------------------------

This supplement dated May 1, 1997, updates certain information in the Rollover IRA and Choice Income Plan prospectus of The Equitable Life Assurance Society of the United States (EQUITABLE LIFE), dated May 1, 1996. You should read this supplement in conjunction with the prospectus. You should keep the supplement and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1997. If you have previously received, but do not presently have, a copy of the prospectus, you may obtain an additional copy of the prospectus, as well as a copy of the SAI, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI, you may mail in the SAI request form located at the end of the supplement. The SAI has been incorporated by reference into this supplement.


In the supplement, each section of the prospectus in which a change has been made is identified and the number of each prospectus page on which a change occurs is also noted. Special terms used in the prospectus have the same meaning in the supplement unless otherwise noted.

ON THE COVER PAGE OF THE PROSPECTUS THE THIRD (INCLUDING THE CHART OF INVESTMENT OPTIONS) AND FOURTH PARAGRAPHS ARE REPLACED BY THE FOLLOWING
PARAGRAPHS:

  The Rollover IRA offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 21 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

  We invest each Investment Fund in Class IA shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) or Class IB shares of a corresponding Portfolio of EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this supplement, describe the investment objectives, policies and risks of the Portfolios.

                               INVESTMENT FUNDS


                                                  EQUITY SERIES
-----------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                      INTERNATIONAL EQUITY                   AGGRESSIVE EQUITY
 Alliance Common Stock                Alliance Global                        Alliance Aggressive Stock
 Alliance Growth & Income             Alliance International                 Alliance Small Cap Growth
 EQ/Putnam Growth & Income Value      Morgan Stanley Emerging Markets        MFS Emerging Growth Companies
 MFS Research                          Equity                                Warburg Pincus Small Company Value
 Merrill Lynch Basic Value Equity     T. Rowe Price International Stock
 T. Rowe Price Equity Income
 -----------------------------------------------------------------------------------------------------------------


       ASSET ALLOCATION SERIES                                       FIXED INCOME SERIES
-------------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors         AGGRESSIVE FIXED INCOME     DOMESTIC FIXED INCOME
 Alliance Growth Investors                Alliance High Yield         Alliance Intermediate Government Securities
 EQ/Putnam Balanced                                                   Alliance Money Market
 Merrill Lynch World Strategy

 ------------------------------------------------------------------------------------------------------------------


   THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIFTH PARAGRAPH:

   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1998 through 2007 under the Rollover IRA and 1998 through 2012 under the Choice Income Plan.


THROUGHOUT THE PROSPECTUS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.
-----------------------------------------------------------------------------
                                Copyright 1997
     The Equitable Life Assurance Society of the United States, New York,
                               New York 10104.
                             All rights reserved.

THROUGHOUT THE PROSPECTUS (EXCEPT WHERE OTHERWISE NOTED) THE REFERENCE TO "TRUST" IS REPLACED BY "HR TRUST AND EQ TRUST."

ON PAGE 2, UNDER THE HEADING "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" REPLACE THE ENTIRE SECTION WITH THE FOLLOWING SECTION:

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.

    All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the prospectus and the supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the prospectus and the supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of the prospectus and the supplement. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

    Equitable Life will provide without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

ON PAGE 4, UNDER THE HEADING "GENERAL TERMS"

  ADD THE FOLLOWING DEFINITIONS:

  EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

  HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the adviser to HR Trust.

  DELETE THE DEFINITION FOR "TRUST."

ON PAGES 6, 7 AND 8, REPLACE THE "FEE TABLE" SECTION WITH THE FOLLOWING
SECTION:

                                  FEE TABLE

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for the HR Trust and EQ Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds, all or a portion of the distribution fee and the annual contract fee, if any, may be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 7: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

 DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE
 FIRST CONTRACT YEAR (deducted annually on each of the first seven Processing Dates)(1) ...  0.20%

                                                                           CONTRACT
                                                                             YEAR
                                                                           ---------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted     1................ 7.00%
 upon surrender or for certain withdrawals. The applicable withdrawal       2................ 6.00
 charge percentage is determined by the Contract Year in which the          3................ 5.00
 withdrawal is made or the Certificate is surrendered beginning with        4................ 4.00
 "Contract Year 1" with respect to each contribution withdrawn or           5................ 3.00
 surrendered. For each contribution, the Contract Year in which we          6................ 2.00
 receive that contribution is "Contract Year 1")(2)                         7................ 1.00
                                                                            8+............... 0.00

TRANSFER CHARGE(3)......................................................................    $ 0.00
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (percentage deducted annually on each Processing
 Date as a percentage of the guaranteed minimum death benefit then in effect)(4) .......      0.20%

ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING DATE)(5)
 If the initial contribution is less than $25,000 ......................................       $30
 If the initial contribution is $25,000 or more ........................................       $ 0
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)

MORTALITY AND EXPENSE RISK CHARGE ......................................................     0.90%
ASSET BASED ADMINISTRATIVE CHARGE ......................................................     0.25%
                                                                                           -------
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES ................................................     1.15%
                                                                                           =======

TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                                  INVESTMENT PORTFOLIOS
                              -----------------------------------------------------------
                                  ALLIANCE     ALLIANCE    ALLIANCE   ALLIANCE
                                CONSERVATIVE    GROWTH     GROWTH &    COMMON    ALLIANCE
HR TRUST                         INVESTORS     INVESTORS    INCOME     STOCK      GLOBAL
--------                      -------------- ----------- ---------- ---------- ----------
Investment Advisory Fee             0.48%        0.53%       0.55%      0.38%      0.65%
Other Expenses                      0.07%        0.06%       0.05%      0.03%      0.08%
                              -------------- ----------- ---------- ---------- ----------
 TOTAL TRUST ANNUAL
  EXPENSES(6)                       0.55%        0.59%       0.60%      0.41%      0.73%
                              ============== =========== ========== ========== ==========



                                                                                      ALLIANCE
                                                 ALLIANCE    ALLIANCE    ALLIANCE   INTERMEDIATE   ALLIANCE
                                  ALLIANCE      AGGRESSIVE   SMALL CAP    MONEY        GOVT.         HIGH
HR TRUST                        INTERNATIONAL     STOCK       GROWTH      MARKET     SECURITIES     YIELD
--------                      --------------- ------------ ----------- ---------- -------------- ----------
Investment Advisory Fee             0.90%          0.55%       0.90%       0.35%        0.50%        0.60%
Other Expenses                      0.18%          0.03%       0.10%       0.04%        0.09%        0.06%
                              --------------- ------------ ----------- ---------- -------------- ----------
 TOTAL TRUST ANNUAL
  EXPENSES(6)                       1.08%          0.58%       1.00%       0.39%        0.59%        0.66%
                              =============== ============ =========== ========== ============== ==========



                                               EQ/PUTNAM      MFS                   MERRILL
                                               GROWTH &    EMERGING                  LYNCH
                                   EQ/PUTNAM    INCOME      GROWTH       MFS      BASIC VALUE
EQ TRUST                           BALANCED      VALUE     COMPANIES   RESEARCH     EQUITY
--------                          ----------- ----------- ----------- ---------- -------------
Investment Advisory Fee              0.55%       0.55%       0.55%       0.55%       0.55%
12b-1 Fee(7)                         0.25%       0.25%       0.25%       0.25%       0.25%
Other Expenses                       0.10%       0.05%       0.05%       0.05%       0.05%
                                 ----------- ----------- ----------- ---------- -------------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(8)                        0.90%       0.85%       0.85%       0.85%       0.85%
                                 =========== =========== =========== ========== =============



                                               MORGAN              T. ROWE    WARBURG
                                   MERRILL    STANLEY    T. ROWE    PRICE     PINCUS
                                    LYNCH     EMERGING    PRICE    INTERNA-    SMALL
                                    WORLD     MARKETS    EQUITY     TIONAL    COMPANY
EQ TRUST                           STRATEGY    EQUITY    INCOME     STOCK      VALUE
--------                          ---------- ---------- --------- ---------- ---------
Investment Advisory Fee              0.70%      1.15%     0.55%      0.75%     0.65%
12b-1 Fee(7)                         0.25%      0.25%     0.25%      0.25%     0.25%
Other Expenses                       0.25%      0.35%     0.05%      0.20%     0.10%
                                 ---------- ---------- --------- ---------- ---------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(8)                        1.20%      1.75%     0.85%      1.20%     1.00%
                                 ========== ========== ========= ========== =========



------------
Notes:
  (1) The amount deducted is based on contributions that have not been withdrawn. The distribution fee will not apply while the IRA Assured Payment Option or IRA APO Plus is in effect. See "Part 7: Deductions and Charges," "Distribution Fee." Under Certificates issued prior to May 1, 1996, the distribution fee is 0%.
  (2) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge."
  (3) We reserve the right to impose a charge in the future at a maximum of $25 for each transfer among the Investment Options in excess of five per Contract Year.
  (4) See "Part 7: Deductions and Charges," "Guaranteed Minimum Death Benefit Charge."
  (5) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 7: Deductions and Charges," "Annual Contract Fee."
  (6) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on the average daily net assets in each Portfolio for the year ended December 31, 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 7.
  (7) The Class IB shares of EQ Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum.
  (8) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees specified exceed the total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 7.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1) The annual contract fee was computed based on an initial contribution of $10,000.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



 IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES
WOULD BE:
                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                          -------- --------- --------- ----------
  HR TRUST
  --------
  Alliance Conservative Investors           $ 90.26   $120.46   $153.06   $262.23
  Alliance Growth Investors                   90.65    121.66    155.07    266.33
  Alliance Growth Income                      90.75    121.96    155.58    267.36
  Alliance Common Stock                       88.86    116.24    145.96    247.74
  Alliance Global                             92.05    125.87    162.12    280.56
  Alliance International                      95.53    136.32    179.54    315.32
  Alliance Aggressive Stock                   90.55    121.35    154.55    265.29
  Alliance Small Cap Growth                   94.73    133.93        --        --
  Alliance Money Market                       88.67    115.65    144.95    245.67
  Alliance Intermediate Government Securities 90.65    121.66    155.07    266.33
  Alliance High Yield                         91.35    123.77    158.60    273.47
  EQ TRUST
  --------
  EQ/Putnam Balanced                        $ 93.74   $130.95        --        --
  EQ/Putnam Growth & Income Value             93.24    129.45        --        --
  MFS Emerging Growth Companies               93.24    129.45        --        --
  MFS Research                                93.24    129.45        --        --
  Merrill Lynch Basic Value Equity            93.24    129.45        --        --
  Merrill Lynch World Strategy                96.72    139.88        --        --
  Morgan Stanley Emerging Markets Equity     102.19    156.12        --        --
  T. Rowe Price Equity Income                 93.24    129.45        --        --
  T. Rowe Price International Stock           96.72    139.88        --        --
  Warburg Pincus Small Company Value          94.73    133.93        --        --

  ----------
  * See footnote on next page.

IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN,
THE EXPENSES WOULD BE:
                                   1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                  -------- --------- --------- ----------
HR TRUST
--------
Alliance Conservative Investors      $24.38   $ 74.85   $127.74   $265.82
Alliance Growth
 Investors                            24.77     76.04    129.75    269.91
Alliance Growth &
 Income                               24.87     76.34    130.25    270.93
Alliance Common Stock                 22.98     70.63    120.64    251.32
Alliance Global                       26.17     80.25    136.79    284.15
Alliance International                29.65     90.70    154.21    318.91
Alliance Aggressive Stock             24.67     75.74    129.24    268.88
Alliance Small Cap Growth             28.85     88.31        --        --
Alliance Money Market                 22.79     70.02    119.62    249.24
Alliance Intermediate Government
 Securities                           24.77     76.04    129.75    269.91
Alliance High Yield                   25.47     78.15    133.28    277.06

EQ TRUST
--------
EQ/Putnam Balanced                   $27.86   $ 85.34        --        --
EQ/Putnam Growth & Income Value       27.36     83.84        --        --
MFS Emerging Growth Companies         27.36     83.84        --        --
MFS Research                          27.36     83.84        --        --
Merrill Lynch Basic
 Value Equity                         27.36     83.84        --        --
Merrill Lynch World Strategy          30.84     94.26        --        --
Morgan Stanley
 Emerging Markets Equity              36.31    110.50        --        --
T. Rowe Price Equity Income           27.36     83.84        --        --
T. Rowe Price International Stock     30.84     94.26        --        --
Warburg Pincus Small Company Value    28.85     88.31        --        --

------------
Notes:
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 6. The examples do not reflect charges for applciable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION


  ACCUMULATION UNIT VALUES

  Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day for the periods shown. There are no Accumulation Unit Values for Alliance Small Cap Growth, Alliance High Yield and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Investment Funds were not available prior to the date of this supplement.


                                            LAST BUSINESS DAY OF
                                      -------------------------------
                          MAY 1, 1995   DECEMBER 1995   DECEMBER 1996   MARCH 1997
                        ------------- --------------- --------------- ------------
 Alliance Conservative
  Investors               $ 14.647383    $ 16.549050     $ 17.209382     17.009080
 Alliance Growth
  Investors                 20.073331      23.593613       26.260729     25.712963
 Alliance Growth &
  Income                    10.376155      11.989601       14.231408     14.317214
 Alliance Common
  Stock                    102.335691     124.519251      152.955877    147.037726
 Alliance Global            19.478146      22.293921       25.253538     24.366634
 Alliance International     10.125278      11.033925       11.976127     11.827319
 Alliance Aggressive
  Stock                     44.025496      54.591448       65.938687     64.279288
 Alliance Money Market      23.150932      23.830754       24.810781     25.046934
 Alliance Intermediate
  Govt. Securities          12.498213      13.424767       11.976127     13.741339
 Alliance High Yield        19.578616      21.602062       26.238452     26.305394


ON PAGE 9, UNDER THE HEADING "TRANSFERS," DELETE THE SECOND SENTENCE.

ON PAGE 10, UNDER THE HEADING "IRA ASSURED PAYMENT OPTION," DELETE THE THIRD PARAGRAPH.

ON PAGE 12, UNDER THE HEADING "EQUITABLE LIFE,"

  REPLACE THE THIRD SENTENCE OF THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Our home office is located at 1290 Avenue of the Americas, New York, New York 10104.

  REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:


  Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996, AXA beneficially owned 63.8% of the outstanding shares of common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


  Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.

ON PAGES 12 AND 13, REPLACE THE HEADING "THE TRUST" WITH "HR TRUST" AND ADD THE FOLLOWING SENTENCE AFTER THE FIFTH SENTENCE OF THE FIRST PARAGRAPH:

  Investment Funds that invest in Portfolios of HR Trust purchase Class IA shares of a corresponding Portfolio of HR Trust.

ON PAGE 13, UNDER THE HEADING "THE TRUST'S INVESTMENT ADVISER" AND IN THE FIRST SENTENCE OF THE PARAGRAPH UNDER THE HEADING REPLACE "THE TRUST" WITH "HR TRUST."

  IN THE FIRST PARAGRAPH OF THIS SECTION REPLACE THE THIRD SENTENCE WITH THE FOLLOWING SENTENCE:

  On December 31, 1996, Alliance was managing approximately $182.8 billion in assets.

  DELETE THE SECOND PARAGRAPH.

ON PAGE 13, INSERT THE FOLLOWING SECTIONS AFTER THE LAST PARAGRAPH:

  EQ TRUST


  EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling it shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this supplement and in its statement of additional information.


  EQ TRUST'S MANAGER AND ADVISERS


  EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life.


  EQ Financial's main office is located at 1290 Avenue of the Americas, New York, NY 10104.


  EQ Financial has entered into investment advisory agreements with Putnam Investments, Massachusetts Financial Services Company, Merrill Lynch Asset Management, L.P., Morgan Stanley Asset Management, Inc., T. Rowe Price Associates, Inc. and Rowe Price-Fleming International, Inc. and Warburg, Pincus Counsellors, Inc., each of which serve as advisers to EQ/Putnam, MFS, Merrill Lynch, Morgan Stanley, T. Rowe Price, and Warburg Pincus Portfolios, respectively, of EQ Trust.

ON PAGE 14, UNDER THE HEADING "INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS"

  ADD THE FOLLOWING SENTENCES TO THE END OF THE FIRST PARAGRAPH:


  Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirely by reference to the prospectus for HR Trust and EQ Trust both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

  DELETE THE DESCRIPTION OF "AGGRESSIVE STOCK" AND INSERT THE FOLLOWING
  DESCRIPTIONS:


 Alliance Aggressive    Primarily common stocks and other equity-type securities Long-term growth of
 Stock                  issued by quality small and intermediate sized companies capital with strong growth prospects and in covered options on
                        those securities.

Alliance Small Cap      Primarily U.S. common stocks and other equity type       Long-term growth of
 Growth                 securities issued by smaller companies with favorable    capital
                        growth prospects.

Alliance High Yield     Primarily a diversified mix of high yield, fixed-income  High return by
                        securities involving greater volatility of price and     maximizing current
                        risk of principal and income than high quality           income and, to the
                        fixed-income securities. The medium and lower quality    extent consistent with
                        debt securities in which the Portfolio may invest are    that objective, capital
                        known as "junk bonds."                                   appreciation

  INSERT THE FOLLOWING DESCRIPTIONS AFTER THE DESCRIPTION OF "INTERMEDIATE GOVERNMENT SECURITIES:"


 EQ/Putnam Balanced       A well-diversified portfolio of stocks and bonds that     Balanced investment
                          will produce both capital growth and current income.

EQ/Putnam Growth &        Primarily common stocks that offer potential for          Capital growth and,
 Income Value             capital growth, consistent with the Portfolios'           secondarily, current
                          investment objective, common stocks that offer            income
                          potential for current income.

MFS Emerging Growth       Primarily (i.e., at lest 80% of its assets uder normal    Long-term growth of
 Companies                circumstances) in common stocks of emerging growth        capital
                          companies that the Portfolio adviser believes are early
                          in their life cycle but which have the potential to
                          become major enterprises.

MFS Research              A substantial portion of assets invested in common        Long-term growth of
                          stock or securities convertible into common stock of      capital and future
                          companies believed by the Portfolio adviser to possess    income
                          better than average prospects for long-term growth.

Merrill Lynch Basic       Investment in securities, primarily equities, that the    Capital appreciation
 Value Equity             Portfolio adviser believes are undervalued and            and, secondarily, income
                          therefore represent basic investment value.

Merrill Lynch World       Investment primarily in a portfolio of equity and fixed   High total investment
 Strategy                 income securities, including convertible securities of    return
                          U.S. and foreign issuers.

Morgan Stanley Emerging   Primarily equity securities of emerging market country    Long-term capital
 Markets Equity*          (i.e. foreign) issuers.                                   appreciation

T. Rowe Price Equity      Primarily dividend paying common stocks of established    Substantial dividend
 Income                   companies.                                                income and also capital
                                                                                    appreciation

T. Rowe Price             Primarily common stocks of established non-United         Long-term growth of
 International Stock      States companies.                                         capital

Warburg Pincus Small      Primarily in a portfolio of equity securities of small    Long-term capital
 Company Value            capitalization companies (i.e., companies having market   appreciation
                          capitalizations of $1 billion or less at the time of
                          initial purchase) that the Portfolio adviser considers
                          to be relatively undervalued.

------------
* Will be available on or about September 2, 1997.

ON PAGE 15, REPLACE THE FIRST AND SECOND PARAGRAPHS WITH THE FOLLOWING
PARAGRAPHS:


  This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "SEC Standardized Performance Data," reflects all applicable fees and charges, including the guaranteed minimum death benefit charge, but not the charges for any applicable taxes such as premium taxes.

  The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the distribution fee, the withdrawal charge, the guaranteed minimum death benefit charge, the annual contract fee or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


  HR Trust Portfolios


  The performance data shown for the Investment Funds investing in Class IA shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997), are based on the actual investment results of the Portfolios and have been adjusted for the fees and charges applicable under the Certificates.


  The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

  EQ Trust Portfolios


  The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this supplement. EQ Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables below.

REPLACE THE HEADING "PERFORMANCE DATA FOR A CERTIFICATE" WITH "STANDARDIZED PERFORMANCE DATA."


  IN THE FIRST SENTENCE OF THE THIRD PARAGRAPH UNDER THIS HEADING CHANGE THE DATE FROM "DECEMBER 31, 1995" TO "DECEMBER 31, 1996."

ON PAGES 15 AND 16, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

                        STANDARDIZED PERFORMANCE DATA
        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996



                                          LENGTH OF INVESTMENT PERIOD
                               -----------------------------------------------
           INVESTMENT              ONE     THREE   FIVE     TEN       SINCE
              FUND                YEAR     YEARS   YEARS   YEARS    INCEPTION*
           ----------          --------- ------- ------- -------- ------------
Alliance Conservative
 Investors                        (3.31)%   3.35%   4.99%     --       6.44%
Alliance Growth Investors          4.00     8.01    8.46      --      12.30
Alliance Growth & Income          11.40    10.76      --      --       7.80
Alliance Common Stock             15.54    14.03   13.45   14.02%     13.53
Alliance Global                    5.98     9.51   11.24      --       9.12
Alliance International             1.24       --      --      --       6.16
Alliance Aggressive Stock         13.49    12.44    9.50   16.78      18.25
Alliance Money Market             (3.19)    1.66    1.94    4.12       5.38
Alliance Intermediate Govt.
 Securities                       (4.73)    0.58    3.25      --       4.66
Alliance High Yield               14.16     9.46   12.42      --       9.57



                        STANDARDIZED PERFORMANCE DATA
    GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996



                                          LENGTH OF INVESTMENT PERIOD
                               -----------------------------------------------
           INVESTMENT             ONE    THREE     FIVE     TEN       SINCE
              FUND               YEAR    YEARS    YEARS    YEARS    INCEPTION*
           ----------          ------- -------- -------- -------- ------------
Alliance Conservative
 Investors                      $  967   $1,104   $1,275       --    $ 1,647
Alliance Growth Investors        1,040    1,260    1,501       --      2,529
Alliance Growth & Income         1,114    1,359       --       --      1,350
Alliance Common Stock            1,155    1,483    1,880   $3,713     14,359
Alliance Global                  1,060    1,313    1,703       --      2,394
Alliance International           1,012       --       --       --      1,127
Alliance Aggressive Stock        1,135    1,422    1,574    4,718      6,319
Alliance Money Market              968    1,051    1,101    1,497      2,314
Alliance Intermediate Govt.
 Securities                        953    1,018    1,173       --      1,314
Alliance High Yield              1,142    1,312    1,795       --      2,494

------------
 * The "Since Inception" dates for the Portfolios of HR Trust are as follows:
   Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1, 1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27,
   1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Small Cap Growth (May 1, 1997); Alliance Money Market (July 13, 1981); Alliance Intermediate Government Securities (April 1, 1991); an Alliance High Yield (January 2, 1987).

ON PAGE 16, INSERT THE FOLLOWING PARAGRAPHS BEFORE THE "RATE OF RETURN DATA FOR INVESTMENT FUNDS" SECTION:

     Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

     The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap

    Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

     The investment performance data for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing a substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

ON PAGE 17, INSERT THE FOLLOWING SECTION UNDER THE HEADING "PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:"

   ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master
Index.

ON PAGES 17, 18 AND 19, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                             SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS   INCEPTION
                            -------- --------- --------- ---------- ---------- ---------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                    3.99%     5.47%     6.08%       --         --         --        7.77%
 Lipper Income                8.95      8.91      9.55        --         --         --        9.55
 Benchmark                    8.78     10.14      9.64        --         --         --       10.42
ALLIANCE GROWTH
 INVESTORS                   11.30     10.00      9.48        --         --         --       14.23
 Lipper Flexible Portfolio   12.51      9.26      9.30        --         --         --        9.99
 Benchmark                   16.94     15.84     13.02        --         --         --       12.73
ALLIANCE GROWTH &
 INCOME                      18.70     12.69        --        --         --         --       11.47
 Lipper Growth & Income      19.96     15.39        --        --         --         --       14.78
 Benchmark                   21.28     17.93        --        --         --         --       17.24
ALLIANCE COMMON STOCK        22.84     15.87     14.39     14.49%     15.17%     14.17%      13.90
  Lipper Growth              18.78     14.80     12.39     13.08      14.04      13.60       13.42
  Benchmark                  22.96     19.66     15.20     15.28      16.79      14.55       14.63
ALLIANCE GLOBAL              13.28     11.44     12.19        --         --         --       10.43
  Lipper Global              17.89      8.49     10.29        --         --         --        3.65
  Benchmark                  13.48     12.91     10.82        --         --         --        7.44
ALLIANCE INTERNATIONAL        8.54        --        --        --         --         --       10.90
  Lipper International       13.36        --        --        --         --         --       14.33
  Benchmark                   6.05        --        --        --         --         --        8.74
ALLIANCE Aggressive Stock    20.79     14.33     10.55     17.24         --         --       18.79
  Lipper Small Company
    Growth                   16.55     12.70     17.53     16.29         --         --       16.47
  Benchmark                  17.85     14.14     14.80     14.29         --         --       13.98
ALLIANCE MONEY MARKET         4.11      3.82      3.12      4.68       5.85         --        6.05
  Lipper Money Market         3.82      3.60      2.93      4.52       5.72         --        5.89
  Benchmark                   5.25      5.07      4.37      5.67       6.72         --        6.97
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                   2.57      2.80      4.38        --         --         --        5.75
  Lipper Gen. U.S.
    Government                1.57      3.99      5.21        --         --         --        6.76
  Benchmark                   4.06      5.37      6.23        --         --         --        7.43
ALLIANCE HIGH YIELD          21.46     11.43     13.34        --         --         --       10.13
  Lipper High Yield          12.46      7.93     11.47        --         --         --        9.13
  Benchmark                  11.06      9.59     12.76        --         --         --       11.24

CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                              SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS    INCEPTION
                            -------- --------- --------- ---------- ---------- ----------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                    3.99%    17.34%    34.32%        --         --          --       72.02%
 Lipper Income                8.95     29.47     58.37         --         --          --       94.21
 Benchmark                    8.78     33.60     58.40         --         --          --      105.23
ALLIANCE GROWTH
 INVESTORS                   11.30     33.11     57.28         --         --          --      162.18
 Lipper Flexible Portfolio   12.51     30.84     56.65         --         --          --      100.79
 Benchmark                   16.94     55.46     84.42         --         --          --      138.49
ALLIANCE GROWTH &
 INCOME                      18.70     43.09        --         --         --          --       42.30
 Lipper Growth & Income      19.96     53.82        --         --         --          --       56.73
 Benchmark                   21.28     63.99        --         --         --          --       67.75
ALLIANCE COMMON STOCK        22.84     55.58     95.88     287.01%    731.70%   1,314.86%   1,430.82
  Lipper Growth              18.78     51.65     80.51     243.70     627.03    1,185.21    1,298.19
  Benchmark                  22.96     71.34    102.85     314.34     925.25    1,416.26    1,655.74
ALLIANCE GLOBAL              13.28     38.40     77.77         --         --          --      152.69
  Lipper Global              17.89     28.45     63.87         --         --          --       39.73
  Benchmark                  13.48     43.95     67.12         --         --          --       95.62
ALLIANCE INTERNATIONAL        8.54        --        --         --         --          --       19.76
  Lipper International       13.36        --        --         --         --          --       26.53
  Benchmark                   6.05        --        --         --         --          --       15.78
ALLIANCE Aggressive Stock    20.79     49.45     65.10     390.47         --          --      556.42
  Lipper Small Company
    Growth                   16.55     43.42    142.70     352.31         --          --      428.32
  Benchmark                  17.85     46.89     99.38     280.32         --          --      318.19
ALLIANCE MONEY MARKET         4.11     11.90     16.59      58.03     134.78          --      148.19
  Lipper Money Market         3.82     11.18     15.58      55.73     130.46          --      141.99
  Benchmark                   5.25     15.99     23.86      73.61     165.31          --      184.26
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                   2.57      8.63     23.89         --         --          --       37.89
  Lipper Gen. U.S.
    Government                1.57     12.45     28.92         --         --          --       45.71
  Benchmark                   4.06     16.98     35.30         --         --          --       51.07
ALLIANCE HIGH YIELD          21.46     38.37     87.00         --         --          --      162.38
  Lipper High Yield          12.46     25.77     72.39         --         --          --      142.30
  Benchmark                  11.06     31.63     82.29         --         --          --      190.43


 *    See footnotes on next page.

YEAR-BY-YEAR RATES OF RETURN*


                   1984      1985     1986     1987      1988    1989
                 --------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS           --       --       --       --        --      2.79%
ALLIANCE GROWTH
 INVESTORS           --       --       --       --        --      3.53
ALLIANCE GROWTH
 & INCOME            --       --       --       --        --       --
ALLIANCE COMMON
 STOCK**           (3.09)%  31.91%   16.02%     6.21%   21.03%   24.16
ALLIANCE GLOBAL      --       --       --     (13.62)    9.61    25.29
ALLIANCE
 INTERNATIONAL       --       --       --       --        --       --
ALLIANCE
 AGGRESSIVE
 STOCK               --       --     33.83      6.06    (0.03)   41.86
ALLIANCE MONEY
 MARKET**           9.59     6.91     5.39      5.41     6.09     7.93
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES          --       --       --       --        --       --
ALLIANCE
 HIGH YIELD          --       --       --       3.49     8.48     3.93


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                   1990     1991     1992     1993     1994      1995    1996
                 -------- -------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS         5.14%   18.51%    4.50%    9.54%    (5.20)%  19.02%    3.99%
ALLIANCE GROWTH
 INVESTORS         9.39    47.19     3.69    13.95     (4.27)   24.92    11.30
ALLIANCE GROWTH
 & INCOME           --       --       --     (0.55)    (1.72)   22.65    18.70
ALLIANCE COMMON
 STOCK**          (9.17)   36.30     2.03    23.39     (3.26)   30.93    22.84
ALLIANCE GLOBAL   (7.15)   29.06    (1.65)   30.60      4.02    17.45    13.28
ALLIANCE
 INTERNATIONAL      --       --       --       --        --     10.34     8.54
ALLIANCE
 AGGRESSIVE
 STOCK             6.92    84.73    (4.28)   15.41     (4.92)   30.13    20.79
ALLIANCE MONEY
 MARKET**          6.99     4.97     2.37     1.78      2.82     4.53     4.11
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES         --     11.30     4.38     9.27     (5.47)   12.03     2.57
ALLIANCE
 HIGH YIELD       (2.26)   23.03    11.02    21.74     (3.90)   18.54    21.46

------------
 * Returns do not reflect the distribution fee, the withdrawal charge, the guaranteed minimum death benefit charge, the annual contract fee and any charge for tax such as premium taxes.
**     Prior to 1984 the Year-by-Year Rates of Return were:

                                   1976   1977    1978   1979   1980   1981    1982   1983
                                   ----   ----    ----   ----   ----   ----    ----   ----
        ALLIANCE COMMON STOCK      8.20% (10.28)% 6.99% 28.35% 48.39% (6.94)% 16.22% 24.67%
        ALLIANCE MONEY MARKET        --      --     --     --     --   5.71   11.72   7.70%

ON PAGE 27, UNDER THE HEADING "TRANSFERS AMONG INVESTMENT OPTIONS," DELETE THE FIRST BULLETED PARAGRAPH.

ON PAGE 28, UNDER THE HEADING "DOLLAR COST AVERAGING."

  REPLACE THE FIRST SENTENCE IN THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE.

  If you have at least $10,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly, or annual basis.

  REPLACE THE SECOND AND THIRD SENTENCES IN THE SECOND PARAGRAPH WITH THE FOLLOWING SENTENCES.

  The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to made each Contract Year.


ON PAGE 29, INSERT THE FOLLOWING SECTION BEFORE THE "CASH VALUE" SECTION:

  GUARANTEED MINIMUM INCOME BENEFIT (GMIB)

  When you elect the IRA Assured Payment Option discussed in Part 6 of the prospectus, the GMIB provides a minimum amount of guaranteed lifetime income under such option. On the Transaction Date, the amount of the periodic lifetime income to be provided will be based on the greater of (i) the Annuity Account Value in the Investment Funds and (ii) an amount equal to the GMDB (without regard to the seventh Contract Year reset) described above, reduced by any remaining withdrawal charges; each divided by "guaranteed maximum annuity purchase rates" under the Certificate. The guaranteed maximum annuity purchase rates are based on (i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. The mortality table used in determining such annuity purchase rates assumes that mortality will improve in the future and is more conservative than the basis underlying current annuity purchase rates. Your Annuity Account Value in the Investment Funds will depend on the performance of such Funds. The amount equal to the GMDB (as discussed above) does not have an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the GMIB.

  If you have any Annuity Account Value in the Guaranteed Period Account as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) toward providing payments under the IRA Assured Payment Option. Such Annuity Account Value will increase the payments provided by the GMIB. A market value adjustment may apply.

  When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the IRA Assured Payment Option (with a fixed period as specified below) would produce higher lifetime income, and if so, the higher income will be provided.

  In addition, you can elect any of our income annuity options at any time. See "Income Annuity Options" in Part 6 of the prospectus.

  The GMIB applies only if your election of the IRA Assured Payment Option meets the following conditions:

     o The IRA Assured Payment Option is elected within 30 days following the 7th or later Contract Date anniversary; provided it is not elected earlier than your age 60, nor later than age 83.

     o The fixed period you select is as indicated below, based on your age at the time of election and the type of payments selected:



               LEVEL PAYMENTS
               --------------
          AGE               FIXED PERIOD
         -----             --------------
     60 through 75            10 years
     76 through 78        85 less your age
     79 through 83            7 years

            INCREASING PAYMENTS
            -------------------
          AGE               FIXED PERIOD
         -----             --------------
     60 through 70            15 years
     71 through 75            12 years
     76 through 80            9 years
     81 through 83            6 years



     o Payments start one payment mode after the IRA Assured Payment Option goes into effect.

  Each year on your Contract Date anniversary, if you are eligible to exercise the GMIB, we will send you a notice of how much income could be provided under such option on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the GMIB by submitting the proper form. The income to be provided under the IRA Assured Payment Option will be determined on the Transaction Date that we receive your request and, therefore, may differ from the notice. It will be based on the GMIB as of such Transaction Date.

  The GMDB, which relates to the Investment Funds, will no longer be in effect if you elect the IRA Assured Payment Option. If you subsequently terminate the IRA Assured Payment Option and have your Certificate operate under the Rollover IRA rules, then the GMDB will go back into effect based on your Annuity Account Value in the Investment Funds as of the Transaction Date that the Rollover IRA goes into effect.

  GMIB Charge

  If you elect to have GMIB added to your Certificate, an additional 0.10% charge will be applied against the GMDB for providing the GMIB. The charge will be added as of the Processing Date following election of this benefit. The combined GMDB/GMIB charge will be 0.30% of the GMDB in effect on each Processing Date.

ON PAGE 30, UNDER THE HEADING, "DISTRIBUTION OF THE CERTIFICATES," REPLACE THE FOURTH AND FIFTH SENTENCES OF THE FIRST PARAGRAPH WITH THE FOLLOWING TWO SENTENCES.


  EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.


ON PAGE 32, UNDER THE SUB-HEADING "PAYMENTS," DELETE THE SECOND PARAGRAPH.

ON PAGE 41, DELETE THE SECTION WITH THE HEADING "TRUST CHARGES TO
PORTFOLIOS," AND REPLACE WITH THE FOLLOWING SECTION.


  HR TRUST CHARGES TO PORTFOLIOS

  Investment advisory fees charged daily against HR Trust's assets, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                           AVERAGE DAILY NET ASSETS

                                            FIRST           NEXT          NEXT          NEXT
                                         $750 MILLION   $750 MILLION   $1 BILLION   $2.5 BILLION   THEREAFTER
                                        -------------- -------------- ------------ -------------- ------------
Alliance Conservative Investors .......     0.475%         0.425%        0.375%        0.350%       0.325%
Alliance Growth Investors..............     0.550%         0.500%        0.450%        0.425%       0.400%
Alliance Growth & Income...............     0.550%         0.525%        0.500%        0.480%       0.470%
Alliance Common Stock..................     0.475%         0.425%        0.375%        0.355%       0.345%*
Alliance Global........................     0.675%         0.600%        0.550%        0.530%       0.520%
Alliance International.................     0.900%         0.825%        0.800%        0.780%       0.770%
Alliance Aggressive Stock..............     0.625%         0.575%        0.525%        0.500%       0.475%
Alliance Small Cap Growth..............     0.900%         0.850%        0.825%        0.800%       0.775%
Alliance Money Market..................     0.350%         0.325%        0.300%        0.280%       0.270%
Alliance Intermediate Govt Securities       0.500%         0.475%        0.450%        0.430%       0.420%
Alliance High Yield....................     0.600%         0.575%        0.550%        0.530%       0.520%

------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS


Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:



                                        AVERAGE DAILY NET ASSETS
                                        ------------------------
EQ/Putnam Balanced.....................           0.55%
EQ/Putnam Growth and Income Value .....           0.55%
MFS Emerging Growth Companies..........           0.55%
MFS Research...........................           0.55%
Merrill Lynch Basic Value Equity ......           0.55%
Merrill Lynch World Strategy...........           0.70%
Morgan Stanley Emerging Markets
 Equity................................           1.15%
T. Rowe Price Equity Income............           0.55%
T. Rowe Price International Stock .....           0.75%
Warburg Pincus Small Company Value ....           0.75%



Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolios' average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, MFS Research, Merrill Lynch Basic Value Equity, T. Rowe Price Equity, and MFS Emerging Growth Companies Portfolios; 0.90% for the EQ/Putnam Balanced Portfolio; 1.00% for Warburg Pincus Small Company Value Portfolio; 1.20% each for T. Rowe Price International Stock and Merrill Lynch World Strategy Portfolios; and 1.75% for Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.


The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust prospectus.


ON PAGE 43, UNDER THE HEADING "TRUST VOTING RIGHTS"


 REPLACE THE FIRST SENTENCE OF THE SECOND PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required.

ON PAGE 43, UNDER THE HEADING "VOTING RIGHTS OF OTHERS," REPLACE THE FIRST TWO SENTENCES OF THE PARAGRAPH WITH THE FOLLOWING SENTENCES:


  Currently we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are hold by other separate accounts of insurance companies affiliated and unaffiliated with us.


ON PAGE 44, UNDER THE SUB-HEADING "CONTRIBUTIONS TO IRAS," REPLACE THE SECOND SENTENCE OF THE FOURTH PARAGRAPH WITH THE FOLLOWING SENTENCE:


  If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $2,000 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement).


ON PAGE 45, REPLACE THE SECOND SENTENCE OF THE FIFTH PARAGRAPH WITH THE FOLLOWING SENTENCE:


  The deductible and nondeductible contributions to the individual's IRA (or the nonworking spouse's IRA) may not, however, together exceed the maximum $2,000 per person limit.


ON PAGE 45, UNDER THE SUB-HEADING "EXCESS CONTRIBUTIONS," REPLACE THE LAST SENTENCE ON THIS PAGE WITH THE FOLLOWING SENTENCE:


  If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax.


ON PAGE 49, UNDER THE HEADING "PENALTY TAX ON EARLY DISTRIBUTIONS," ADD THE FOLLOWING SENTENCE AT THE END OF THE FIRST PARAGRAPH:


  Also not subject to penalty tax are IRA distributions used to pay certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals.


ON PAGE 49, UNDER THE HEADING "TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION," REPLACE THE TWO PARAGRAPHS WITH THE FOLLOWING PARAGRAPH:


  A 15% excise tax is imposed on an individual's aggregate excess distributions from all tax-favored retirement plans, including IRAs. The excise tax is in addition to the ordinary income tax due, but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. This tax is temporarily suspended for distributions to the individual for the years 1997, 1998 and 1999. However, the excise tax continues to apply for estate tax purposes. In certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in tax-favored retirement plans is excessive. The aggregate accumulations will be subject to excise tax in 1997 if they exceed the present value of a hypothetical life annuity paying $160,000 a year.


ON PAGE 49, UNDER THE HEADING "FEDERAL AND STATE INCOME TAX WITHHOLDING," REPLACE THE FOURTH SENTENCE OF THE THIRD PARAGRAPH WITH THE FOLLOWING
SENTENCE:


  For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions.


INSERT THE FOLLOWING APPENDIX AFTER PAGE 56 "APPENDIX V:"
                          APPENDIX VI: GMIB EXAMPLES

    The GMIB is equal to:

       (A) the greater of
           (i)  the Annuity Account Value in the Investment Funds, and
           (ii) an amount equal to the GMDB (without regard to the seventh Contract Year reset), reduced by any remaining withdrawal charges;
                divided by

       (B) the guaranteed maximum annuity purchase rates.

    The examples below assume a male age 60 has purchased the Rollover IRA with an initial contribution of $100,000 that is allocated 100% to the Investment Funds (excluding the Fixed Income Series). The GMDB (without regard to the seventh Contract Year reset) in the 10th Contract Year is $179,085 at 6% interest. Assuming hypothetical rates of return (after deduction of charges) in the Investment Funds of 0% in Example 1 and 8% in Example 2 during the 10 Contract Years, the GMIB in the 10th Contract Year (assuming level payments under the IRA Assured Payment Option) would be as follows:



                                                    EXAMPLE 1   EXAMPLE 2
                                                   ----------- -----------
(1) Hypothetical Rate of Return ..................     0%          8%
(2) Annuity Account Value as of the Contract Date   $100,000    $100,000
(3) The greater of (i) the GMDB (without regard
    to the seventh Contract Year reset) and (ii)
    the Annuity Account Value as of the 10th
    Contract Date anniversary ....................  $179,085    $215,892
(4) Guaranteed Maximum Annuity
    Purchase Rates for level payments under
    the IRA Assured Payment Option ...............   $14.73      $14.73
(5) GMIB as of 10th Contract Date
    anniversary ((3) / (4)) ......................   $12,160     $14,659



    In Example 1, the GMDB (without regard to the seventh Contract Year reset) which is higher than the Annuity Account Value would provide a GMIB of $12,160. In Example 2, the Annuity Account Value, which at this point is higher than the GMDB (without regard to the seventh Contract Year reset), would provide a GMIB of $14,659.

    The rates of return discussed above are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. The level of GMIB under the IRA Assured Payment Option will also depend on the guaranteed maximum annuity purchase rates as of the Transaction Date and the type of payments selected. The examples assume no transfers or withdrawals, which would affect the GMDB and, thus, the GMIB.

                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
Part 1:     Minimum Distribution Withdrawals
Part 2:     Accumulation Unit Values                                2
Part 3:     Annuity Unit Values                                     2
Part 4:     Custodian and Independent Accountants                   3
Part 5:     Alliance Money Market Fund and Alliance Intermediate    3
            Government Securities Fund Yield Information
Part 6:     Long-Term Market Trends                                 4
Part 7:     Financial Statements                                    6


                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me a Rollover IRA SAI:
                     (Supplement dated May 1, 1997 to Rollover IRA and Choice Income Plan Prospectus dated May 1, 1996)

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                               INCOME MANAGER(SM)

                 SUPPLEMENT TO THE PROSPECTUS FOR ROLLOVER IRA
                            AND CHOICE INCOME PLAN
                               DATED May 1, 1996


         Combination Variable and Fixed Deferred Annuity Certificates

                                  Issued By:
           The Equitable Life Assurance Society of the United States

------------------------------------------------------------------------------

From the date of the prospectus until July 8, 1996, we will waive the distribution fee described in the prospectus, for all Certificates issued based on applications received at our Processing Office by July 8, 1996. We reserve the right to extend this date.

------------------------------------------------------------------------------

Supplement Dated May 17, 1996

IRASUP-DFW

                               INCOME MANAGER(SM)
                          PROSPECTUS FOR ROLLOVER IRA
                            AND CHOICE INCOME PLAN

                               DATED MAY 1, 1996
                               -----------------
         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
           The Equitable Life Assurance Society of the United States
-----------------------------------------------------------------------------
This prospectus describes individual retirement annuity (IRA) certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ROLLOVER IRA) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Under the Rollover IRA we will accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $10,000 is required to put a Certificate into effect.

The Rollover IRA is designed to provide retirement income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. The distribution methods include the Choice Income Plan featuring the IRA ASSURED PAYMENT OPTION, IRA Assured Payment Option Plus (IRA APO PLUS), and a variety of payout options, including variable annuities and fixed annuities. The IRA Assured Payment Option and IRA APO Plus are also available for election in the application if you are interested in receiving distributions rather than accumulating funds.

The Rollover IRA offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 9 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.


                              Investment Funds
------------------------------------------------------------------------------  Guarantee Periods
Asset Allocation Series:      Equity Series:          Fixed Income Series:      Expiration Dates:
----------------------------  ----------------------  ------------------------  -----------------
o Conservative Investors      o Growth & Income     o Money Market                  February 15,
o Growth Investors            o Common Stock        o Intermediate              o 1997 through 2006
                              o Global                Government                o 1997 through 2011
                              o International         Securities
                              o Aggressive Stock

We invest each Investment Fund in shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (TRUST), a mutual fund whose shares are purchased by separate accounts of insurance companies. The prospectus for the Trust, which accompanies this prospectus, describes the investment objectives, policies and risks of the Portfolios.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates.



This prospectus provides information about the Rollover IRA that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by a current prospectus for the Trust, which you should also read carefully.

Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1996, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.
-----------------------------------------------------------------------------
                                Copyright 1996
The Equitable Life Assurance Society of the United States, New York, New York
                                    10019.
                             All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.


   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.


   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

PROSPECTUS TABLE OF CONTENTS

GENERAL TERMS                                  PAGE 4

FEE TABLE                                      PAGE 6
Condensed Financial Information                  8

PART 1: SUMMARY                                PAGE 9

What is the Rollover IRA?                        9
Investment Options                               9
Contributions                                    9
Transfers                                        9
Free Look Period                                 9
Services We Provide                              9
Death Benefits                                  10
Surrendering the Certificates                   10
Distribution Methods                            10
Taxes                                           11
Deductions from Annuity
  Account Value                                 11
Deductions from Investment Funds                11
Trust Charges to Portfolios                     11

PART 2: EQUITABLE LIFE, THE SEPARATE
  ACCOUNT AND THE INVESTMENT FUNDS            PAGE 12

Equitable Life                                  12
Separate Account No. 45                         12
The Trust                                       12
The Trust's Investment Adviser                  13
Investment Policies and Objectives of
  the Trust's Portfolios                        14

PART 3: INVESTMENT PERFORMANCE               PAGE 15

Performance Data for a Certificate              15
Rate of Return Data for Investment
  Funds                                         16
Communicating Performance Data                  19
Money Market Fund and Intermediate
  Government Securities Fund Yield
  Information                                   20

PART 4: THE GUARANTEED PERIOD ACCOUNT        PAGE 21

Guarantee Periods                               21
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                               22
Modal Payment Portion                           23
Death Benefit Amount                            23
Investments                                     23

PART 5: PROVISIONS OF THE CERTIFICATES
  AND SERVICES WE PROVIDE                     PAGE 25

Availability of the Certificates                25
Contributions Under the Certificates            25
Methods of Payment                              25
Allocation of Contributions                     26
Free Look Period                                26
Annuity Account Value                           27
Transfers Among Investment Options              27
Dollar Cost Averaging                           28
Death Benefit                                   28
Cash Value                                      29
Surrendering the Certificates to
  Receive the Cash Value                        29
When Payments are Made                          30
Assignment                                      30
Distribution of the Certificates                30

PART 6: DISTRIBUTION METHODS UNDER
  THE CERTIFICATES                            PAGE 31

IRA Assured Payment Option                      31
IRA APO Plus                                    35
Withdrawals                                     36
Income Annuity Options                          39

PART 7: DEDUCTIONS AND CHARGES               PAGE 40

Charges Deducted from the Annuity
  Account Value                                 40
Charges Deducted from the Investment
  Funds                                         41
Trust Charges to Portfolios                     41
Sponsored Arrangements                          42
Other Distribution Arrangements                 42

PART 8: VOTING RIGHTS                        PAGE 43

Trust Voting Rights                             43
Voting Rights of Others                         43
Separate Account Voting Rights                  43
Changes in Applicable Law                       43

PART 9: TAX ASPECTS OF THE CERTIFICATES      PAGE 44

Tax-Qualified Individual Retirement
  Annuities (IRAs)                              44
Penalty Tax on Early Distributions              49
Tax Penalty for Insufficient
  Distributions                                 49
Tax Penalty for Excess Distributions or
  Accumulation                                  49
Federal and State Income Tax
  Withholding                                   49
Other Withholding                               50
Impact of Taxes to Equitable Life               50
Transfers Among Investment Options              50
Tax Changes                                     50

PART 10: INDEPENDENT ACCOUNTANTS             PAGE 51

APPENDIX I: MARKET VALUE ADJUSTMENT
   EXAMPLE                                   PAGE 52

APPENDIX II: GUARANTEED MINIMUM
  DEATH BENEFIT (GMDB) EXAMPLE               PAGE 53

APPENDIX III: GMDB SPECIAL ADJUSTMENT        PAGE 54

APPENDIX IV: EXAMPLE OF PAYMENTS
  UNDER THE IRA ASSURED PAYMENT
  OPTION AND IRA APO PLUS                    PAGE 55

APPENDIX V: IRS TAX DEDUCTION TABLE          PAGE 56

STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS                          PAGE 57

GENERAL TERMS

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 5.

ANNUITY COMMENCEMENT DATE--The date on which amounts will be applied under an income annuity option.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns a Rollover IRA Certificate and has the right to exercise all rights under the Certificate. The Certificate Owner must also be the Annuitant.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which you are enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

IRA--An individual retirement annuity, as defined in Section 408(b) of the Code.

IRA ASSURED PAYMENT OPTION--A distribution option which provides guaranteed lifetime income. The IRA Assured Payment Option may be elected in the application or elected as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account and the Life Contingent Annuity. No amounts may be allocated to the Investment Funds.


IRA APO PLUS--A distribution option which provides guaranteed lifetime income. IRA APO Plus may be elected in the application or as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account, the Life Contingent Annuity and to the Investment Funds. The amount in the Investment Funds is then systematically converted to increase the guaranteed lifetime income.

LIFE CONTINGENT ANNUITY--Provides guaranteed lifetime income beginning at a future date. Amounts may only be applied under the Life Contingent Annuity through election of the IRA Assured Payment Option and IRA APO Plus.


MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

MODAL PAYMENT PORTION--Under the IRA Assured Payment Option and IRA APO Plus, the portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.

PORTFOLIOS--The portfolios of the Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the

Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SAI--The statement of additional information for the Separate Account under the Rollover IRA.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 45.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

-----------------------------------------------------------------------------
                                  FEE TABLE
-----------------------------------------------------------------------------
The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of the Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7: Deductions and Charges." For a complete description of the Trust's charges and expenses, see the prospectus for the Trust.


As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds, all or a portion of the distribution fee and the annual contract fee, if any, may be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 7: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."


OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)


 DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE FIRST
CONTRACT Year (deducted annually on each of the first seven Processing Dates)(1) ....................   0.20%


                                                                                     Contract
                                                                                       Year
                                                                                     --------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon            1 ...... 7.00%
  surrender or for certain withdrawals. The applicable withdrawal charge                2 ...... 6.00
  percentage is determined by the Contract Year in which the withdrawal is              3 ...... 5.00
  made or the Certificate is surrendered beginning with "Contract Year 1" with          4 ...... 4.00
  respect to each contribution withdrawn or surrendered. For each contribution,         5 ...... 3.00
  the Contract Year in which we receive that contribution is "Contract Year 1")(2)      6 ...... 2.00
                                                                                        7 ...... 1.00
                                                                                        8+ ..... 0.00



Transfer Charge (3) ............................................................................  $0.00
Guaranteed Minimum Death Benefit Charge (percentage deducted annually on each Processing Date
 as a percentage of the guaranteed minimum death benefit then in effect)(4) ....................   0.20%
ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING DATE)(5)
-----------------------------------------------------------------------------------------------
 If the initial contribution is less than $25,000 ..............................................    $30
 If the initial contribution is $25,000 or more ................................................     $0
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
-----------------------------------------------------------------------------------------------
Mortality and Expense Risk Charge ..............................................................   0.90%
Asset Based Administrative Charge ..............................................................   0.25%
                                                                                                 -------
 Total Separate Account Annual Expenses ........................................................   1.15%
                                                                                                 =======




TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE NET ASSETS IN EACH
PORTFOLIO)

                                                     INVESTMENT PORTFOLIOS
                                 -----------------------------------------------------------
                                   CONSERVATIVE     GROWTH      GROWTH &    COMMON
                                    INVESTORS      INVESTORS     INCOME     STOCK     GLOBAL
                                 --------------  -----------  ----------  --------  --------
Investment Advisory Fee               0.55%          0.52%       0.55%      0.35%     0.53%
Other Expenses                        0.04%          0.04%       0.05%      0.03%     0.08%
                                 --------------  -----------  ----------  --------  --------
 TOTAL TRUST ANNUAL EXPENSES(6)       0.59%          0.56%       0.60%      0.38%     0.61%
                                 ==============  ===========  ==========  ========  ========

                                                                            INTERMEDIATE
                                                    AGGRESSIVE    MONEY        GOVT.
                                   INTERNATIONAL      STOCK       MARKET     SECURITIES
                                 ---------------  ------------  --------  --------------
Investment Advisory Fee                0.90%          0.46%       0.40%        0.50%
Other Expenses                         0.13%          0.03%       0.04%        0.07%
                                 ---------------  ------------  --------  --------------
 TOTAL TRUST ANNUAL EXPENSES(6)        1.03%          0.49%       0.44%        0.57%
                                 ===============  ============  ========  ==============

------------

   Notes:

   (1)The amount deducted is based on contributions that have not been withdrawn. The distribution fee will not apply while the IRA Assured Payment Option or IRA APO Plus is in effect. See "Part 7: Deductions and Charges," "Distribution Fee." Under Certificates issued prior to May 1, 1996, the distribution fee is 0%.

   (2)Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge."

   (3)We reserve the right to impose a charge in the future at a maximum of $25 for each transfer among the Investment Options in excess of five per Contract Year.

   (4)See "Part 7: Deductions and Charges," "Guaranteed Minimum Death Benefit Charge."

   (5)This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 7: Deductions and Charges," "Annual Contract Fee."

   (6)Expenses shown for all Portfolios are for the fiscal year ended December 31, 1995. The amount shown for the International Portfolio, which was established on April 3, 1995, is annualized. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "Trust Charges to Portfolios" in Part 7.

EXAMPLES

The examples below show the expenses that a hypothetical Certificate Owner would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1) The annual contract fee was computed based on an initial contribution of $10,000.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $90.65    $121.66    $155.07    $266.33
 Growth Investors            90.36     120.76     153.56     263.26
EQUITY SERIES:
  Growth & Income            90.75     121.96     155.58     267.36
  Common Stock               88.57     115.35     144.45     244.62
  Global                     90.85     122.27     156.09     268.38
  International              95.03     134.82     177.05     310.42
  Aggressive Stock           89.66     118.65     150.02     256.04
FIXED INCOME SERIES:
  Money Market               89.16     117.15     147.48     250.85
  Intermediate Government
    Securities               90.46     121.06     154.06     264.27

IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $24.77    $76.04     $129.75    $269.91
 Growth Investors            24.48     75.15      128.24     266.84
EQUITY SERIES:
  Growth & Income            24.87     76.34      130.25     270.93
  Common Stock               22.69     69.72      119.11     248.19
  Global                     24.97     76.64      130.75     271.94
  International              29.15     89.21      151.74     314.02
  Aggressive Stock           23.78     73.04      124.70     259.62
FIXED INCOME SERIES:
  Money Market               23.28     71.53      122.16     254.45
  Intermediate Government
    Securities               24.58     75.45      128.74     267.85

------------

   Notes:

   (1)The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 6. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION

ACCUMULATION UNIT VALUES

Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day for the periods shown.

                                             LAST BUSINESS DAY OF
                                        -----------------------------
                           MAY 1, 1995    DECEMBER 1995    MARCH 1996
                         -------------  ---------------  ------------
ASSET ALLOCATION SERIES:
 Conservative Investors    $ 14.647383     $ 16.549050    $ 16.173096
 Growth Investors            20.073331       23.593613      23.915983
EQUITY SERIES:
 Growth & Income             10.376155       11.989601      12.223906
 Common Stock               102.335691      124.519251     129.576942
 Global                      19.478146       22.293921      23.053487
 International               10.125278       11.033925      11.330624
 Aggressive Stock            44.025496       54.591448      60.791588
FIXED INCOME SERIES:
 Money Market                23.150932       23.830754      24.060696
 Intermediate Govt.
 Securities                  12.498213       13.424767      13.280243

-----------------------------------------------------------------------------
                                PART 1: SUMMARY
-----------------------------------------------------------------------------

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE ROLLOVER IRA?

The Rollover Individual Retirement Annuity (IRA) is designed to provide for retirement income through the investment of rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions. The Rollover IRA features a combination of Investment Options, consisting of Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest. The Rollover IRA also makes available distribution methods under the Choice Income Plan which includes the IRA Assured Payment Option and IRA APO Plus (which can be applied for in the application or at a later date). Withdrawal options and fixed and variable income annuity options are also available.

The Rollover IRA and/or the IRA Assured Payment Option and IRA APO Plus may not be available in all states. These Certificates are not available in Puerto Rico.

INVESTMENT OPTIONS

The Rollover IRA offers the following Investment Options which permit you to create your own strategy for retirement savings. All available Investment Options may be selected under a Certificate.

INVESTMENT FUNDS

o     Asset Allocation Series: the Conservative Investors and Growth Investors
      Funds

o Equity Series: the Growth & Income, Common Stock, Global, International and Aggressive Stock Funds

o Fixed Income Series: the Money Market and Intermediate Government Securities Funds

GUARANTEE PERIODS

o     Guarantee Periods maturing in each of calendar years 1997 through 2006.

o Guarantee Periods maturing in 1997 through 2011 under the IRA Assured Payment Option and IRA APO Plus.

CONTRIBUTIONS

o To put a Certificate into effect, you must contribute at least $10,000 in the form of either a rollovercontribution or a direct custodian-to-custodian transfer from one or more other individual retirement arrangements.

o Subsequent contributions may be made in an amount of at least $1,000. Subsequent contributions must not exceed $2,000 for any taxable year, except for additional rollover contributions or direct transfers, both of which are unlimited.

TRANSFERS

Under the Rollover IRA, you may make an unlimited number of transfers among the Investment Funds. However, there are restrictions for transfers to and from the Guaranteed Period Account and among the Guarantee Periods. Transfers from a Guarantee Period may result in a market value adjustment. Transfers among Investment Options are currently free of charge. Transfers among the Investment Options are not taxable.

FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value, reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.

SERVICES WE PROVIDE

O     REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o      Three additional reports of your Certificate values each year;

 o      Annual and semi-annual statements of the Trust; and

 o      Written confirmation of financial transactions.

O     TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O     PROCESSING OFFICE

 o      FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

        Equitable Life
        Income Management Group
        Post Office Box 13014
        Newark, NJ 07188-0014

 o      FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

        Equitable Life
        c/o First Chicago National Processing Center
        300 Harmon Meadow Boulevard, 3rd Floor
        Attn: Box 13014
        Secaucus, NJ 07094

 o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

        Equitable Life
        Income Management Group
        P.O. Box 1547
        Secaucus, NJ 07096-1547

 o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:

        Equitable Life
        Income Management Group
        200 Plaza Drive
        Secaucus, NJ 07096

DEATH BENEFITS

If you die before the Annuity Commencement Date, the Rollover IRA provides a death benefit. The beneficiary will be paid the greater of the Annuity Account Value in the Investment Funds and the guaranteed minimum death benefit, plus any death benefit provided with respect to the Guaranteed Period Account.

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time before the Annuity Commencement Date while the Annuitant is living. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.




DISTRIBUTION METHODS

IRA ASSURED PAYMENT OPTION

The IRA Assured Payment Option provides guaranteed lifetime income. You may elect to receive payments on a monthly, quarterly or annual basis during a fixed period. Payments during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or, distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. During the fixed period you can take withdrawals from your Annuity Account Value. After the fixed period ends, payments are made out of the Life Contingent Annuity.

The Life Contingent Annuity does not have a Cash Value or an Annuity Account Value. There is no death benefit under the Life Contingent Annuity and income is paid only if you (or a joint Annuitant) are living at the date annuity benefits begin.

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis.

IRA APO PLUS

IRA APO Plus is a variation of the IRA Assured Payment Option. IRA APO Plus enables you to keep a portion of your Annuity Account Value in the Investment Funds while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the IRA Assured Payment Option. When you elect IRA APO Plus, a portion of your initial contribution or Annuity Account Value, as applicable, is allocated to the IRA Assured Payment Option to provide a minimum guaranteed lifetime income, and the remaining contribution or Annuity Account Value is allocated to the Investment Funds. Every three years during the fixed period, a portion of the remaining Annuity Account Value in the Investment Funds is applied to increase the guaranteed payments under the IRA Assured Payment Option.

WITHDRAWALS

o Lump Sum Withdrawals--After the first Contract Year and before the Annuity Commencement Date while the Certificate is in effect, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year at any time during such Contract Year. The minimum withdrawal amount is $1,000.

o Substantially Equal Payment Withdrawals--If you are below age 59 1/2 , this withdrawal option is designed to allow you to withdraw funds annually and not have a 10% penalty tax apply. This is accomplished by distribution of substantially equal periodic payments over your life expectancy or over the joint life expectancies of you and your spouse. If you change or stop such distributions before the later of age 59 1/2 or five years from the date of the first distribution, the 10% penalty tax may apply on all prior distributions.

o Periodic Withdrawals--You may also withdraw funds under our Periodic Withdrawal option, where the minimum withdrawal amount is $250. These withdrawals are available if you are age 59 1/2 to 70 1/2 .

o Minimum Distribution Withdrawals--You may also withdraw funds annually under our Minimum Distribution Withdrawals option, which is designed to meet the minimum distribution requirements set forth in the Code. The minimum withdrawal amount is $250.

Withdrawals may be subject to a withdrawal charge and withdrawals from Guarantee Periods prior to their Expiration Date will result in a market value adjustment. Withdrawals may be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates also provide income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options are offered on a fixed and variable basis.

TAXES

Generally, any earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

DEDUCTIONS FROM ANNUITY
ACCOUNT VALUE

Distribution Fee


We deduct a sales load annually in an amount of 0.20% of each contribution received during the first Contract Year. This sales load is deducted on each of the first seven Processing Dates. The amount deducted is based on contributions that have not been withdrawn. The distribution fee will not be deducted while the IRA Assured Payment Option or IRA APO Plus is in effect.


UNDER CERTIFICATES ISSUED PRIOR TO MAY 1, 1996, THERE IS NO DISTRIBUTION FEE.

Withdrawal Charge


A withdrawal charge will be imposed as a percentage of the initial and each subsequent contribution if (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) the Certificate is surrendered. The free corridor amount is 15% under the Rollover IRA and 10% under the IRA Assured Payment Option and IRA APO Plus. We determine the withdrawal charge separately for each contribution in accordance with the table below.


                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------------------------------------------------------------
Percentage of
 Contribution    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%     0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution the Contract Year in which we receive that contribution is "Contract Year 1."

Guaranteed Minimum Death Benefit Charge

We deduct annually on each Processing Date an amount equal to 0.20% of the guaranteed minimum death benefit in effect on such Processing Date.




Annual Contract Fee

The charge will be $30 per Contract Year if your initial contribution is less than $25,000, and zero if your initial contribution is $25,000 or more.

Charges for State Premium and Other
Applicable Taxes

Generally, we deduct a charge for premium and other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 2.25%.

DEDUCTIONS FROM INVESTMENT FUNDS

Mortality and Expense Risk Charge

We charge each Investment Fund a daily asset based charge for mortality and expense risks equivalent to an annual rate of 0.90%.

Asset Based Administrative Charge

We charge each Investment Fund a daily asset based charge to cover a portion of the administrative expenses under the Certificate equivalent to an annual rate of 0.25%.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees and other expenses of the Trust are charged daily against the Trust's assets. These are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.

-----------------------------------------------------------------------------
                 PART 2: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                           AND THE INVESTMENT FUNDS
-----------------------------------------------------------------------------

EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


Equitable Life, the Holding Company and their subsidiaries managed approximately $195.3 billion of assets as of December 31, 1995.


SEPARATE ACCOUNT NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of the Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Rollover IRA Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Rollover IRA Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificate belongs from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUST

The Trust is an open-end diversified management investment company, more commonly called a mu-tual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of the Trust. The Trust commenced operations in January 1976 with a predecessor of its Common Stock Portfolio. The Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to the Trust are reinvested in full and fractional shares of the Portfolio to which they relate. More detailed information about the Trust, its investment objectives, policies, restrictions, risks, expenses and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

THE TRUST'S INVESTMENT ADVISER

The Trust is advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On December 31, 1995, Alliance was managing over $146.5 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.


Alliance's record as an investment manager is based, in part, on its ability to provide a diversity of investment services to domestic, international and global markets. Alliance prides itself on its ability to attract and retain a quality, professional work force. Alliance employs more than 160 investment professionals, including 68 research analysts. Portfolio managers have an average investment experience of more than 16 years.


Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved.

The policies and objectives of the Trust's Portfolios are as follows:

 Portfolio                   Investment Policy                                     Objective
---------------------------  ----------------------------------------------------  -----------------------------
ASSET ALLOCATION SERIES:
Conservative Investors       Diversified mix of publicly-traded, fixed-income and  High total return without, in
                             equity securities; asset mix and security selection   the adviser's opinion, undue
                             are primarily based upon factors expected to reduce   risk to principal
                             risk. The Portfolio is generally expected to hold
                             approximately 70% of its assets in fixed income
                             securities and 30% in equity securities.
Growth Investors             Diversified mix of publicly-traded, fixed-income and  High total return consistent
                             equity securities; asset mix and security selection   with the adviser's
                             based upon factors expected to increase possibility   determination of reasonable
                             of high long-term return. The Portfolio is generally  risk expected to hold approximately 70% of its assets in
                             equity securities and 30% in fixed income
                             securities.
EQUITY SERIES:
Growth & Income              Primarily income producing common stocks and          High total return through a
                             securities convertible into common stocks.            combination of current income
                                                                                   and capital appreciation
Common Stock                 Primarily common stock and other equity-type          Long-term growth of capital
                             instruments.                                          and increasing income
Global                       Primarily equity securities of non-United States as   Long-term growth of capital
                             well as United States companies.
International                Primarily equity securities selected principally to   Long-term growth of capital
                             permit participation in non-United States companies
                             with prospects for growth.
Aggressive Stock             Primarily common stocks and other equity-type         Long-term growth of capital
                             securities issued by medium and other smaller sized
                             companies with strong growth potential.
FIXED INCOME SERIES:
Money Market                 Primarily high quality short-term money market        High level of current income
                             instruments.                                          while preserving assets and
                                                                                   maintaining liquidity
Intermediate Government      Primarily debt securities issued or guaranteed by     High current income
Securities                   the U.S. government, its agencies and                 consistent with relative
                             instrumentalities. Each investment will have a final  stability of principal maturity of not more than 10 years or a duration not
                             exceeding that of a 10-year Treasury note.

PART 3: INVESTMENT PERFORMANCE


This Part presents performance data for each of the Investment Funds calculated by two methods. The first method, used in calculating values for the two tables in "Performance Data for a Certificate," reflects all applicable fees and charges other than the charge for tax such as premium taxes. The second method, used in preparing rates of return for the three tables in "Rate of Return Data for Investment Funds," reflects all fees and charges other than the distribution fee, the withdrawal charge, the guaranteed minimum death benefit charge, the annual contract fee and the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


The Separate Account commenced operations in May 1995 and no Certificates were issued prior to that date. The calculations of investment performance shown below are based on the actual investment results of the Portfolios of the Trust, from which certain fees and charges applicable under the Rollover IRA have been deducted. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Certificate.

See "Part 4: The Guaranteed Period Account" for information on the Guaranteed Period Account.

PERFORMANCE DATA FOR A CERTIFICATE

The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calculation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1995 by the $1,000 contribution made at the beginning of each period illustrated. The annual contract fee is computed based on an initial contribution of $10,000. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995

                                     LENGTH OF INVESTMENT PERIOD
                        ----------------------------------------------------
       INVESTMENT                   THREE      FIVE      TEN        SINCE
          FUND           ONE YEAR   YEARS     YEARS     YEARS     INCEPTION*
----------------------  --------  --------  --------  --------  ------------
ASSET ALLOCATION SERIES:
Conservative Investors    $1,117    $1,166    $1,462    --       $ 1,582
Growth Investors           1,176     1,292     2,009    --         2,271
EQUITY SERIES:
Growth & Income            1,154        --        --    --         1,128
Common Stock               1,236     1,491     2,099  $3,511      11,701
Global                     1,102     1,525     1,952    --         2,120
International                 --        --        --    --         1,030
Aggressive Stock           1,228     1,357     2,453    --         5,250

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995
(CONTINUED)

                                            LENGTH OF INVESTMENT PERIOD
                               ---------------------------------------------------
          INVESTMENT              ONE     THREE      FIVE      TEN        SINCE
             FUND                YEAR     YEARS     YEARS     YEARS     INCEPTION*
-----------------------------  -------  --------  --------  --------  ------------
FIXED INCOME SERIES:
Money Market                    $  972    $1,026    $1,111    $1,516      $2,231
Intermediate Govt. Securities    1,047     1,089        --        --       1,278

------------

   * See footnote below.

        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1995

                                           LENGTH OF INVESTMENT PERIOD
                               --------------------------------------------------
          INVESTMENT                       THREE    FIVE      TEN        SINCE
             FUND               ONE YEAR   YEARS    YEARS    YEARS     INCEPTION*
-----------------------------  --------  -------  -------  --------  ------------
ASSET ALLOCATION SERIES:
Conservative Investors           11.72%     5.26%    7.89%    --          6.77%
Growth Investors                 17.62      8.92    14.97     --         12.43
EQUITY SERIES:
Growth & Income                  15.35        --       --     --          4.11
Common Stock                     23.63     14.25    15.98   13.38%       13.09
Global                           10.15     15.11    14.31     --          8.71
International                       --        --       --     --          3.04
Aggressive Stock                 22.83     10.70    19.66     --         18.04
FIXED INCOME SERIES:
Money Market                     (2.77)     0.85     2.12    4.25         5.49
Intermediate Govt. Securities     4.73      2.87       --     --          5.03

------------

   * The "Since Inception" dates are as follows: Conservative Investors (October 2, 1989); Growth Investors (October 2, 1989); Growth & Income (October 1, 1993); Common Stock (January 13, 1976); Global (August 27, 1987); International (April 3, 1995); Aggressive Stock (January 27, 1986); Money Market (July 13, 1981); and Intermediate Govt. Securities (April 1, 1991). The "Since Inception" numbers for the International Fund are unannualized.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

Performance data of the Money Market and Common Stock Funds for the periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Funds are based on the date of inception of the predecessor separate accounts. This performance data has been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of the Trust as well as an assumed charge of 0.06% for direct operating expenses.

Performance data for the remaining Investment Funds reflect (i) the investment results of the corre-sponding Portfolios of the Trust from the date of inception of those Portfolios and (ii) the actual investment advisory fee and direct operating expenses of the relevant Portfolio.

The performance data for all periods has also been adjusted to reflect the Separate Account mortality and expense risk charge, and the asset based administrative charge equal to a total of 1.15% relating to the Certificates, as well as the Trust's expenses.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risk charge and the asset based administrative charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

Asset Allocation Series:
CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

Equity Series:
GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertible Index.


COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.


GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.


INTERNATIONAL: April 1, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.


Fixed Income Series:
MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under insurance policies or annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Rollover IRA performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
ASSET ALLOCATION SERIES:
CONSERVATIVE INVESTORS        19.02%      7.32%      8.89%  --          --               8.39%
 Lipper Income                21.25       9.65      11.99   --          --               9.79
 Benchmark                    24.11      10.41      11.73   --          --              10.55
GROWTH INVESTORS              24.92      10.87      15.77   --          --              14.70
 Lipper Flexible Portfolio    21.58       9.32      11.43   --          --               9.44
 Benchmark                    32.05      13.35      14.70   --          --              11.97
EQUITY SERIES:
GROWTH & INCOME               22.65         --         --   --          --               8.40
 Lipper Growth & Income       31.18         --         --   --          --              12.76
 Benchmark                    34.93         --         --   --          --              15.45

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
COMMON STOCK                    30.93%     16.05%     16.80%  13.84%      13.06%          13.47%
 Lipper Growth                  31.08      12.09      15.53   12.05       12.26           12.25
 Benchmark                      37.54      15.30      16.57   14.87       14.79           14.24
GLOBAL                          17.45      16.86      15.16   --          --              10.09
 Lipper Global                  13.87      13.45       9.10   --          --               2.52
 Benchmark                      20.72      15.83      11.74   --          --               6.75
INTERNATIONAL                      --         --         --   --          --              10.34**
 Lipper International              --         --         --   --          --              12.21**
 Benchmark                         --         --         --   --          --               9.17**
AGGRESSIVE STOCK                30.13      12.61      20.35   --          --              18.59
 Lipper Small Company Growth    28.19      15.26      25.72   --          --              16.06
 Benchmark                      29.69      13.67      20.16   --          --              13.58
FIXED INCOME SERIES:
MONEY MARKET                     4.53       3.04       3.29   4.81        --               6.19
 Lipper Money Market             4.35       2.88       3.10   4.71        --               6.27
 Benchmark                       5.74       4.34       4.47   5.77        --               7.09
INTERMEDIATE GOVERNMENT
SECURITIES                      12.03       4.99         --   --          --               6.43
  Lipper Gen. U.S. Government   15.47       6.27         --   --          --               7.87
  Benchmark                     14.41       6.74         --   --          --               8.17


------------

   *  See footnotes on next page.

   ** Unannualized.

CUMULATIVE RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
ASSET ALLOCATION SERIES:
CONSERVATIVE INVESTORS        19.02%     23.60%     53.06%  --          --               65.42%
 Lipper Income                21.25      31.95      76.42   --          --               79.42
 Benchmark                    24.11      34.58      74.09   --          --               87.24
GROWTH INVESTORS              24.92      36.28     108.00   --          --              135.55
 Lipper Flexible Portfolio    21.58      30.92      72.73   --          --               76.92
 Benchmark                    32.05      45.64      98.56   --          --              102.72
EQUITY SERIES:
GROWTH & INCOME               22.65         --         --   --          --               19.89
 Lipper Growth & Income       31.18         --         --   --          --               31.42
 Benchmark                    34.93         --         --   --          --               38.14
COMMON STOCK                  30.93      56.29     117.35   265.55%     530.07%       1,146.22
 Lipper Growth                31.08      41.29     107.30   215.49      483.45          920.87
 Benchmark                    37.54      53.30     115.25   300.11      692.18        1,327.94
GLOBAL                        17.45      59.57     102.53   --          --              123.08
 Lipper Global                13.87      46.36      55.44   --          --               23.09
 Benchmark                    20.72      55.39      74.20   --          --               72.38
INTERNATIONAL                    --         --         --   --          --               10.34**
 Lipper International            --         --         --   --          --               12.21**
 Benchmark                       --         --         --   --          --                9.17**
AGGRESSIVE STOCK              30.13      42.79     152.49   --          --              443.46
  Lipper Small Company
    Growth                    28.19      55.24     268.67   --          --              337.96
  Benchmark                   29.69      46.89     150.49   --          --              254.09

------------

   *  See footnotes on next page.

   ** Unannualized.

                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
FIXED INCOME SERIES:
MONEY MARKET                   4.53%      9.40%  17.55%     59.97%      --             138.38%
 Lipper Money Market           4.35       8.87   16.48      58.55       --             140.42
 Benchmark                     5.74      13.58   24.45      75.23       --             170.07
INTERMEDIATE GOVERNMENT
SECURITIES                    12.03      15.72   --         --          --              34.43
  Lipper Gen. U.S.
    Government                15.47      20.05   --         --          --              43.43
  Benchmark                   14.41      21.60   --         --          --              45.17

YEAR-BY-YEAR RATES OF RETURN*

                         1983      1984       1985      1986      1987       1988
ASSET ALLOCATION
 SERIES:
CONSERVATIVE
 INVESTORS            --        --         --        --        --         --
GROWTH INVESTORS      --        --         --        --        --         --
EQUITY SERIES:
GROWTH & INCOME       --        --         --        --        --         --
COMMON STOCK***      24.67%    (3.09)%    31.91%    16.02%     6.21%     21.03%
GLOBAL                --        --         --        --      (13.62)      9.61
INTERNATIONAL         --        --         --        --        --         --
AGGRESSIVE STOCK      --        --         --       33.83      6.06      (0.03)
FIXED INCOME SERIES:
MONEY MARKET***       7.70      9.59       6.91      5.39      5.41       6.09
INTERMEDIATE
 GOVERNMENT
 SECURITIES           --        --         --        --        --         --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                        1989      1990      1991      1992      1993      1994       1995
ASSET ALLOCATION
 SERIES:
CONSERVATIVE
 INVESTORS               2.79%    5.14%    18.51%     4.50%     9.54%     (5.20)%   19.02%
GROWTH INVESTORS         3.53     9.39     47.19      3.69     13.95      (4.27)    24.92
EQUITY SERIES:
GROWTH & INCOME            --       --        --        --     (0.55)     (1.72)    22.65
COMMON STOCK***         24.16    (9.17)    36.30      2.03     23.39      (3.26)    30.93
GLOBAL                  25.29    (7.15)    29.06     (1.65)    30.60       4.02     17.45
INTERNATIONAL              --       --        --        --        --         --     10.34
AGGRESSIVE STOCK        41.86     6.92     84.73     (4.28)    15.41      (4.92)    30.13
FIXED INCOME SERIES:
MONEY MARKET***          7.93     6.99      4.97      2.37      1.78       2.82      4.53
INTERMEDIATE
 GOVERNMENT
 SECURITIES                --       --     11.30      4.38      9.27      (5.47)    12.03

------------

   * Returns do not reflect the distribution fee, the withdrawal charge, the guaranteed minimum death benefit charge, and the annual contract fee. The Year-by-Year Rates of Return are different from those previously published, because the previous rates were calculated based on historical end of month values and are now calculated using daily historical values.

   ** Unannualized.






   ***Prior to 1982 the Year-by-Year Rates of Return were:   1976     1977     1978     1979     1980     1981     1982
                                                            ------   ------   ------   ------   ------   ------   ------
       COMMON STOCK                                          8.20%   (10.28)%  6.99%    28.35%   48.39%  (6.94)%   16.22%
       MONEY MARKET                                          --        --      --        --       --      5.71     11.72

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and the Trust and may compare the performance of the Investment Funds with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Fund Inception Dates and Comparative Benchmarks" in this Part 3, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institu-tional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

MONEY MARKET FUND AND INTERMEDIATE GOVERNMENT SECURITIES FUND YIELD
INFORMATION

The current yield and effective yield of the Money Market Fund and Intermediate Government Securities Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Money Market Fund


Current yield for the Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the distribution fee, withdrawal charge, guaranteed minimum death benefit charge and any charge for tax such as premium tax. See "Part 5: Money Market Fund and Intermediate Government Securities Fund Yield Information" in the SAI.


Intermediate Government Securities Fund

Current yield for the Intermediate Government Securities Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be higher than the "current yield" because any earnings are compounded monthly.


Intermediate Government Securities Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the distribution fee, withdrawal charge, guaranteed minimum death benefit charge and any charge for tax such as premium tax. See "Part 5: Money Market Fund and Intermediate Government Securities Fund Yield Information" in the SAI.

-----------------------------------------------------------------------------
                    PART 4: THE GUARANTEED PERIOD ACCOUNT
-----------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2006. Not all of these Guarantee Periods will be available to Annuitants ages 71 and above. See "Allocation of Contributions" in Part 5. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available in all states at any time under the Rollover IRA.

Under the IRA Assured Payment Option and IRA APO Plus, in addition to the Guarantee Periods above, Guarantee Periods ending on February 15th for each of the maturity years 2007 through 2011 are also available.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.



Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of May 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:




    GUARANTEE
  PERIODS WITH
 EXPIRATION DATE    GUARANTEED   PRICE PER $100
FEBRUARY 15TH OF    RATE AS OF    OF MATURITY
  MATURITY YEAR    MAY 1, 1996       VALUE
----------------  ------------  --------------
       1997            4.54%         $96.53
       1998            5.16           91.37
       1999            5.37           86.40
       2000            5.51           81.59
       2001            5.62           76.93
       2002            5.75           72.32
       2003            5.88           67.82
       2004            5.85           64.19
       2005            5.98           59.98
       2006            6.08           56.08



Available under the IRA Assured Payment Option and IRA APO Plus


 2007     6.03%    $53.13
 2008     6.03      50.11
 2009     6.03      47.25
 2010     6.03      44.57
 2011     6.03      42.03

Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of May 1, 1996 would be $432.82 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through 2001).


The above table is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted or withdrawals or transfers from Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

Under the Rollover IRA, we will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 5:

    (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

    (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE


Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.





The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

    (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

    (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

    (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

    (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.


MODAL PAYMENT PORTION

Under the IRA Assured Payment Option and IRA APO Plus, a portion of your contributions or Annuity Account Value is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.


Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.


There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

DEATH BENEFIT AMOUNT

The death benefit provided with respect to the Guaranteed Period Account is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Annuity Account Value" in Part 5.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of the general account. See "IRA Assured Payment Option," "Life Contingent Annuity," in Part 6.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

-----------------------------------------------------------------------------
             PART 5: PROVISIONS OF THE CERTIFICATES AND SERVICES
                                  WE PROVIDE
-----------------------------------------------------------------------------

The provisions discussed in this Part 5 apply when your Certificate is operating primarily to accumulate Annuity Account Value. Different rules may apply when you elect the IRA Assured Payment Option or IRA APO Plus in the application or as later elected as a distribution option under your Rollover IRA as discussed in Part 6. The provisions of your Certificate may be restricted by applicable laws or regulations.

AVAILABILITY OF THE CERTIFICATES

The Rollover IRA Certificates are available for issue ages 20 through 78. These Certificates may not be available in all states. These Certificates are not available in Puerto Rico.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $10,000. We will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other individual retirement arrangements. See "Part 9: Tax Aspects of the Certificates."

You may make subsequent contributions in an amount of at least $1,000. Subsequent contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), rollover contributions as described above, or direct transfers as described above. Rollover contributions and direct transfers are not subject to the $2,000 annual limit.

We may refuse to accept any contribution if the sum of all contributions under a Certificate would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity accumulation certificates/contracts you own would then total more than $2,500,000.

"Regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer contributions may be made until you attain age 78. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Part 9: Tax Aspects of the Certificates." For the consequences of making a "regular" IRA contribution to your Certificate, also see Part 9.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information, may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the initial contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the initial contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the initial contribution, the amount of the initial contribution will be returned to the applicant with immediate notification to the broker-dealer. In no event will less than the full amount of the initial contribution be returned to the applicant.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Investment Options in any way you choose. Your contributions may be allocated to one or up to all of the available Investment Options at any time. We allocate contributions among the Investment Options according to your allocation percentages. Allocations must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested. Allocation of the initial contribution is subject to the provisions for the free look period. See "Free Look Period" below. Allocation of any contribution to the Guaranteed Period Account is subject to the following restrictions:


  o No more than 60% of any contribution may be allocated to the Guaranteed Period Account. UNDER CERTIFICATES ISSUED PRIOR TO MAY 1, 1996, THE 60% LIMITATION DOES NOT APPLY.


  o If you are between ages 71 through 74 (inclusive), allocations may not be made to a Guarantee Period with a maturity year that would exceed the year in which you will attain age 80. At ages 75 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option is designed to assure that your Maturity Value in a specified Guarantee Period equals your initial contribution while at the same time allowing you to invest in the Investment Funds. The maturity year you select for such specified Guarantee Period may not be later than 10 years nor earlier than seven years. However, in no event may you elect a year beyond the year in which you will attain age 70 1/2 . In order to accomplish this strategy, we will allocate a portion (equal to the present value) of your initial contribution to a Guarantee Period based on the year you select. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 4. You may allocate the balance of your contribution to the Investment Funds in any way you choose. Such allocations to the Investment Funds must be in whole percentages. Allocation of the portion of your initial contribution to the Investment Funds is subject to the provisions for the free look period. See "Free Look Period" below.

Principal Assurance may only be elected at issue of your Certificate and assumes no withdrawals or transfers of the amount allocated to the specified Guarantee Period.

Subsequent contributions must be allocated under "Self-Directed Allocation" described above.




Allocations to the Investment Funds

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date.

Allocations to the Guaranteed Period Account

Contributions allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. In those states that require that we calculate the refund differently, we may require that any portion of your initial contribution that you request to have allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.

If the IRA Assured Payment Option or IRA APO Plus is elected in the application for the Certificate, your refund will include any amount applied under the Life Contingent Annuity. See "IRA Assured Payment Option," "Life Contingent Annuity" in Part 6.

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 9: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

The Annuity Account Value is the sum of the Annuity Account Values in the Investment Funds and the Guaranteed Period Account.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the correspond- ing Portfolios of the Trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as the Trust fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. While the IRA Assured Payment Option or IRA APO Plus is in effect, the Annuity Account Value will include any amount in the Modal Payment Portion of the Guaranteed Period Account. However, amounts held in the Modal Payment Portion of the Guaranteed Period Account are not subject to a market value adjustment. See "Part 4: The Guaranteed Period Account."




TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

  o Transfers are permitted to or from a Guarantee Period once per quarter during each Contract Year. Such transfers may be made at any time during each quarter.

  o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 4: The Guaranteed Period Account."

  o Transfers to Guarantee Periods are subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 4 and are limited based on your attained age. See "Allocation of Contributions" above.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate

Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

If you have at least $10,000 of Annuity Account Value in the Money Market Fund, you may choose to have a specified dollar amount transferred from the Money Market Fund to other Investment Funds on a monthly basis. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amount is transferred to other Investment Funds each month, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

The dollar cost averaging option may be elected at the time you apply for the Certificate or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Money Market Fund at the time the option is elected, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

DEATH BENEFIT

Generally, upon receipt of proof satisfactory to us of your death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the guaranteed minimum death benefit defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."

Guaranteed Minimum Death Benefit (GMDB)

Applicable to Certificates issued in all states except New York
---------------------------------------------------------------

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter (except as adjusted at the end of the seventh Contract Year, see
(1) below), the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see (2) below) is credited to and becomes part of the GMDB on each Processing Date.



(1) At the end of the seventh Contract Year, the GMDB calculated on such date will be set at the then GMDB determined above or, if greater, the current Annuity Account Value in the Investment Funds.

(2) Interest will be calculated at the applicable effective annual GMDB interest rate for your "attained age" (your age at issue of the Certificate plus the number of Contract Years that have elapsed since the Contract Date, see table below) taking into account contributions, transfers and withdrawals during the Contract Year, except with respect to amounts in the Money Market Fund and the Intermediate Government Securities Fund where the interest credit will be based on the lesser of the actual rate of return for the Money Market Fund during the Contract Year such amounts are invested and the GMDB interest rate shown in the table below.


 GMDB INTEREST RATE TABLE

ATTAINED AGE          RATE
-----------------  --------
up to and
  including 70         6%
71 through 85          0%
-----------------  --------

UNDER CERTIFICATES ISSUED PRIOR TO JULY 17, 1995, AMOUNTS IN THE INTERMEDIATE GOVERNMENT SECURITIES FUND ARE CREDITED WITH THE APPLICABLE GMDB INTEREST RATE SHOWN IN THE TABLE, RATHER THAN THE MONEY MARKET FUND RATE.


Applicable to Certificates issued in New York

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter (except as adjusted at the end of the seventh Contract Year, in accordance with (1) above) the GMDB is equal to (a) the GMDB calculated on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. Additionally, on each Processing Date the GMDB is reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. On no date (except possibly at the end of the seventh Contract Year), however, will the GMDB be greater than (a) the portion of the initial contribution allocated to the Investment Funds, plus
(b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds, plus (d) interest (in accordance with (2) above) that is credited on each Processing Date, plus (e) any amount by which the GMDB is increased due to the seventh Contract Year reset in (1) above.

See Appendix II for an example of the calculation of the GMDB.

How Withdrawals and Transfers Affect the GMDB

Whenever a withdrawal or transfer from the Investment Funds is made, the GMDB is immediately reduced by the amount of the withdrawal or transfer. In addition, a "special adjustment" will be made to the GMDB on the next Processing Date to realign the GMDB with the Annuity Account Value. The special adjustment will be made to the GMDB if on the next Processing Date following a withdrawal or transfer from the Investment Funds, both (i) the Annuity Account Value is less than the GMDB, and (ii) the sum of the withdrawals and transfers from the Investment Funds during the Contract Year prior to such Processing Date is greater than the difference between the GMDB (before reduction for withdrawals and transfers from the Investment Funds during the Contract Year) and "GMDB contributions." GMDB contributions are equal to the sum of all contributions made plus all transfers into the Investment Funds, plus at the time of any seventh Contract Year reset, the amount by which the GMDB is increased to match the then current Annuity Account Value. Such GMDB contributions are not reduced by withdrawals or transfers from the Investment Funds. See Appendix III for a further discussion and an example of the special adjustment.

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of your death, the beneficiary will receive the death benefit in a lump sum. However, subject to Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit amount to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" in Part 6.

If you elect to have your spouse be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 4: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to: (1) the Annuity Account Value; (2) less any withdrawal charge; and (3) less any annual contract fee incurred but not yet deducted. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 7: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while you are living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options. See "Income Annuity Options" in Part
6. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 9: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates are not assignable or transferrable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019. For 1995, EDI was paid a fee of $126,914 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation (including for EDI and its affiliates) will not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

-----------------------------------------------------------------------------
             PART 6: DISTRIBUTION METHODS UNDER THE CERTIFICATES
-----------------------------------------------------------------------------
The provisions discussed in this Part 6 apply when you elect the IRA Assured Payment Option or IRA APO Plus in the application or as a distribution option at a later date, as well as to other distribution methods under your Certificate.


The Rollover IRA Certificates offer several distribution methods specifically designed to provide retirement income. The Choice Income Plan which includes the IRA Assured Payment Option and IRA APO Plus, may be elected in the application or as a distribution option at a later date. In addition, the Certificates provide for Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Periodic Withdrawals and Minimum Distribution Withdrawals. Fixed and variable income annuity options are also available for amounts to be applied at the Annuity Commencement Date. The IRA Assured Payment Option and IRA APO Plus may not be available in all states.


The Certificates are subject to the Code's minimum distribution requirements. Generally, distributions from these Certificates must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2
 . Subsequent distributions must be made by December 31st of each calendar year. If you do not commence minimum distributions in the calendar year in which you attain age 70 1/2 , and wait until the three month period (January 1 to April 1) in the next calendar year to commence minimum distributions, then you must take two required minimum distributions in that calendar year. If the required minimum distribution is not made, a penalty tax in an amount equal to 50% of the difference between the amount required to be withdrawn and the amount actually withdrawn may apply. See "Part 9: Tax Aspects of the Certificates" for a discussion of various special rules concerning the minimum distribution requirements.

For IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not annuitized before that time).

IRA ASSURED PAYMENT OPTION

The IRA Assured Payment Option is designed to provide you with guaranteed payments for your life (SINGLE LIFE) or for the lifetime of you and a joint Annuitant you designate (JOINT AND SURVIVOR) through a series of distributions from the Annuity Account Value that are followed by Life Contingent Annuity payments. Payments you receive during the fixed period are designed to pay out the entire Annuity Account Value by the end of the fixed period and to meet or exceed minimum distribution requirements, if applicable. See "Minimum Distribution Withdrawals" below. The fixed period ends with the distribution of the Maturity Value of the last Guarantee Period, or distribution of the final amount in the Modal Payment Portion of the Guaranteed Period Account. The fixed period may also be referred to as the "liquidity period" as during this period, you have access to the Cash Value through Lump Sum Withdrawals or surrender of the Certificate, with lifetime income continuing in reduced amounts.

After the fixed period, the payments are made under the Life Contingent Annuity described below.


You may elect the IRA Assured Payment Option at any time if your initial contribution or Annuity Account Value is at least $25,000 at the time of election, by submitting a written request satisfactory to us. The IRA Assured Payment Option may be elected at ages 59 1/2 through 83. If you are over age 70 1/2 , the availability of this option may be restricted under certain limited circumstances. See "Tax Considerations for the IRA Assured Payment Option and IRA APO Plus" in Part 9. The IRA Assured Payment Option with level payments (described below) may be elected at ages as young as 45, subject to restrictions described below under "Election Restrictions under Joint and Survivor." Also, there are tax considerations that should be taken into account before electing level payments under the IRA Assured Payment Option if you are under age 59 1/2 . See "Penalty Tax on Early Distributions" in
Part 9. The IRA Assured Payment Option with increasing payments (described below) may be elected at ages as young 53 1/2 provided payments do not start before you attain age 59 1/2 .


Once the IRA Assured Payment Option is elected, all amounts currently held under your Rollover IRA must be allocated to the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. See "Allocation of Contributions or Annuity Account Value" below. Subsequent contributions may be made according to the rules set forth below and in "Tax-Free Transfers and Rollovers" in Part 9.

Subsequent Contributions under the IRA Assured
Payment Option

Subsequent "regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Subsequent rollover and direct transfer contributions may be made at any time until within seven years of the end of the fixed period while the IRA Assured Payment Option is in effect. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments to be made on an Expiration Date during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis under the IRA Assured Payment Option.

You have a choice of receiving level payments during the fixed period and then under the Life Contingent Annuity. Or, you may elect to receive payments that increase. During the fixed period, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the Life Contingent Annuity will be 10% greater than the final payment made under the fixed period. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity based on the annual increase in the Consumer Price Index, but in no event greater than 3% in any year.

Payments will generally start one payment mode from the date the IRA Assured Payment Option goes into effect. Or you may choose to defer the date payments will start generally for a period of up to 60 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had elected the IRA Assured Payment Option at a later date. Deferral of the payment start date is not available above age 80. Before you elect to defer the date your payments will start, you should consider the consequences of this decision on the requirement under the Code that you take minimum distributions each calendar year with respect to the value of your IRA. See "Required Minimum Distributions" in Part 9. The ability to defer the payment start date may not be available in all states.

Required minimum distributions will be calculated based on the Annuity Account Value in each Guarantee Period and the deemed value of the Life Contingent Annuity for tax purposes. If at any time your payment under the IRA Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn under your Certificate and such withdrawal will be treated as a Lump Sum Withdrawal; however, no withdrawal charge will apply. An adjustment will be made to future scheduled payments. Or, you may take the amount from other IRA funds you may have. See "Lump Sum Withdrawals" below and "Required Minimum Distributions" in Part 9.

See Appendix IV for an example of payments purchased under an IRA Assured Payment Option.



Fixed Period

If you elect level payments, you may select a fixed period of not less than seven years nor more than 15 years. The maximum fixed period available based on your age at issue of the Certificate (or attained age if the IRA Assured Payment Option is elected after issue) is as follows:

       AGE*                MAXIMUM FIXED PERIOD
-----------------  -----------------------------------
45 through 70         15 years
71 through 78         85 less your issue/attained age
79 through 83         7 years

The minimum and maximum fixed period will be reduced by each year you defer the date payments will start.

If you elect increasing payments, you do not have a choice as to the fixed period. Based on your age at issue of the Certificate (or your attained age if the IRA Assured Payment Option is elected after issue), your fixed period will be as follows:

       AGE*           FIXED PERIOD
-----------------  ----------------
59 1/2 through 70     15 years
71 through 75         12 years
76 through 80          9 years
81 through 83          6 years

If you elect increasing payments and defer the date payments will start, your fixed period will be as follows:

                       FIXED PERIOD BASED ON
                          DEFERRAL PERIOD
                   ---------------------------
       AGE*          1-36 MONTHS   37-60 MONTHS
-----------------  -------------  ------------
53 1/2 through 70    12 years       9 years
71 through 75        9 years        9 years
76 through 80        6 years        6 years
81 through 83          N/A            N/A

* For joint and survivor, the fixed period is based on the age of the younger Annuitant.

IF YOUR CERTIFICATE WAS ISSUED PRIOR TO MAY 1, 1996, YOUR FIXED PERIOD IS BASED ON THE FIXED PERIOD RULES IN EFFECT AT THAT TIME.

Allocation of Contributions or Annuity Account Value


If the IRA Assured Payment Option is elected in the application, then based on the amount of your initial contribution, your age and sex (and the age and sex of the joint Annuitant, if applicable), the mode of payment, the form of payments and the fixed period you select, your entire contribution will be allocated by us. A portion of the initial contribution will be allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, to provide fixed period payments and a portion will be applied under the Life Contingent Annuity in order to provide the payments for life. If the IRA Assured Payment Option is elected any time after issue of the Rollover IRA Certificate or if you cancel IRA APO Plus (discussed below) and elect the IRA Assured Payment Option, then based on your Annuity Account Value and the information you provide as described above, your entire Annuity Account Value, including any amounts currently invested in the Investment Funds, will be allocated by us among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied under the Life Contingent Annuity. While the IRA Assured Payment Option is in effect, no amounts may be allocated to the Investment Funds. If amounts in the Guarantee Periods are transferred, a market value adjustment may apply.


If you elect the IRA Assured Payment Option in the application and your initial contribution will come from multiple sources, your application must also indicate that contributions are to be allocated to the Money Market Fund under the Rollover IRA described in Part 5. Election of the IRA Assured Payment Option must include your instructions to apply your Annuity Account Value, on the date the last such contribution is received, under the IRA Assured Payment Option as described above.

Any subsequent contributions made while the IRA Assured Payment Option is in effect must be allocated to the Guarantee Periods and applied to the Life Contingent Annuity. We will determine the allocation of such contributions, such that your payments will be increased and the fixed period and date that payments are to start under the Life Contingent Annuity will remain the same.

Life Contingent Annuity

The Life Contingent Annuity provides lifetime payments starting after the end of the fixed period. The portion of your contributions or Annuity Account Value applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for transfers or withdrawals. Once the fixed period has ended and payments have begun under the Life Contingent Annuity, subsequent amounts may no longer be applied under the Life Contingent Annuity.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.


You may elect to have the Life Contingent Annuity provide level or increasing payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments, the payments will increase annually based on the increase in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.


Payments under the Life Contingent Annuity will be made to you during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the fixed period.

Election Restrictions under Joint and
Survivor

Election of the IRA Assured Payment Option with a Joint and Survivor form of the Life Contingent Annuity is subject to the following restrictions: (i) the joint Annuitant must be your spouse; (ii) neither you nor the joint Annuitant can be over age 83; (iii) under level payments if you elect the Joint and 100% to Survivor form, only the longest fixed period is permitted; (iv) if you or the joint Annuitant is under age 59 1/2 , only the Joint and 100% to Survivor form is permitted; and (v) the fixed period may be limited by the minimum distribution rules. See "Required Minimum Distributions" in Part 9.

Withdrawals under the IRA Assured
Payment Option

While the IRA Assured Payment Option is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account, if applicable, such that the amount of the payments and the length of the fixed period will be reduced, and the date payments are to start under the Life Contingent Annuity will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.


Substantially Equal Payment Withdrawals, Periodic Withdrawals and Minimum Distribution Withdrawals may not be elected while the IRA Assured Payment Option is in effect. See "Substantially Equal Payment Withdrawals," "Periodic Withdrawals" and "Minimum Distribution Withdrawals," below.


Death Benefit

Once you have elected the IRA Assured Payment Option, if a death benefit becomes payable during the fixed period we will pay the death benefit amount, as described under "Death Benefit" in Part 5, to the designated beneficiary. Unless you have elected a Joint and Survivor form under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

If you have elected a Joint and Survivor form of annuity under the Life Contingent Annuity, payments will be made to you or the joint Annuitant, if living on the date payments are to start. The designated beneficiary and the joint Annuitant must be your spouse.

Termination of the IRA Assured
Payment Option


The IRA Assured Payment Option will be terminated if: (i) you cancel such option at any time by sending a written request satisfactory to us; (ii) you submit a subsequent contribution and you do not want it applied under the IRA Assured Payment Option; (iii) you request a transfer of your Annuity Account Value as described under "Transfers Among Investment Options" in Part 5, while the IRA Assured Payment Option is in effect; or (iv) you request a change in the date the payments are to start under the Life Contingent Annuity. Once the IRA Assured Payment Option is terminated, in order to receive distributions from your Annuity Account Value you must utilize the withdrawal options described under "Withdrawals" below. Although the Life Contingent Annuity will continue in effect and payments will be made if you or your joint Annuitant, if applicable, are living on the date payments are to start, additional Life Contingent Annuity payments may not be purchased. You may elect to start the IRA Assured Payment Option again by submitting a written request satisfactory to us, but no sooner than three years after the Option was terminated. If you elected the IRA Assured Payment Option at age 70 1/2 or older and subsequently terminate this Option, required minimum distributions must continue to be made with respect to your Certificate. If you elected the IRA Assured Payment Option at age 79 (may apply beginning at older ages in some states) or above and subsequently terminate this Option, annuity payments must commence no later than the calendar year in which you attain age 90 (may be limited to age 85 in some states).


Before terminating the IRA Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Considerations for the IRA Assured Payment Option and IRA APO Plus" in
Part 9.



Income Annuity Options and Surrendering
the Certificates

If you elect an annuity benefit as described under "Income Annuity Options" below, or surrender the Certificate for its Cash Value as described under "Surrendering the Certificates to Receive the Cash Value" in Part 5, once we receive your returned Certificate, your Certificate will be returned to you with a notation that the Life Contingent Annuity is still in effect. Thereafter, no subsequent contributions will be accepted under the Certificate and no amounts may be applied under the Life Contingent Annuity.

Withdrawal Charge

While the IRA Assured Payment Option is in effect, withdrawal charges will not apply to the level or increasing payments made during the fixed period. Except as necessary to meet minimum distribution requirements under the Certificate, Lump Sum Withdrawals will be subject to a withdrawal charge and will have a 10% free corridor available. Upon termination of the IRA Assured Payment Option, the free corridor will apply as described under "Withdrawal Charge" in Part 7.

IRA APO PLUS

IRA APO Plus is a variation of the IRA Assured Payment Option. IRA APO Plus is available at ages 59 1/2 through 83. It may also be elected at ages as young as 53 1/2 provided payments under IRA APO Plus do not start before you attain age 59 1/2 . Except as indicated below, all provisions of the IRA Assured Payment Option apply to IRA APO Plus. IRA APO Plus enables you to keep a portion of your Annuity Account Value in the Investment Funds while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the IRA Assured Payment Option. When you elect IRA APO Plus, a portion of your initial contribution or Annuity Account Value as applicable is allocated by us to the IRA Assured Payment Option to provide a minimum guaranteed lifetime income through allocation of amounts to the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and application of amounts to the Life Contingent Annuity. The remaining Annuity Account Value remains in the Investment Funds. Periodically during the fixed period (as described below), a portion of the remaining Annuity Account Value in the Investment Funds is applied to increase the guaranteed level payments under the IRA Assured Payment Option.

IRA APO Plus allows you to remain invested in the Investment Funds for longer than would be possible if you applied your entire Annuity Account Value all at once to the IRA Assured Payment Option or to an income annuity option, while utilizing an "exit strategy" to provide retirement income.

If IRA APO Plus is elected in the application, we may require that the portion of the initial contribution to be allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period. See "Free Look Period" in Part 5.

The fixed period under IRA APO Plus will be based on your age (or the age of the younger Annuitant if Joint and Survivor is elected) at issue of the Certificate (or attained age if IRA APO Plus is elected after issue) and will be the same as the periods indicated for increasing payments under "IRA Assured Payment Option" above.

You may elect to defer the payment start date as described in "Payments" under "IRA Assured Payment Option," above. The fixed period will also be as indicated for deferral of the payment start date for increasing payments under the IRA Assured Payment Option.

You elect IRA APO Plus in the application or at a later date by submitting the proper form. IRA APO Plus may not be elected if the IRA Assured Payment Option is already in effect.

The amount applied under IRA APO Plus is either the initial contribution if IRA APO Plus is elected at issue of the Certificate, or the Annuity Account Value if IRA APO Plus is elected after issue of the Certificate. Out of a portion of the amount applied, level payments are provided under the IRA Assured Payment Option equal to the initial payment that would have been provided on the Transaction Date by the allocation of the entire amount to increasing payments as described in "Payments" under "IRA Assured Payment Option," above. The difference between the amount required for level payments and the amount required for increasing payments is allocated to the Investment Funds in accordance with your instructions. If you have Annuity Account Value in the Guaranteed Period Account at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to effect the IRA Assured Payment Option.

On the third February 15th following the date the first payment is made (if payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th) during the fixed period while you are living, a portion of the Annuity Account Value in the Investment Funds is taken pro rata from the Annuity Account Value in each Investment Fund and is applied to increase the level payments under the IRA Assured Payment Option. If a deferral period of three years or more is elected, a portion of the Annuity Account Value in the Investment Funds will be applied on the February 15th prior to the date the first payment is made, to increase the initial level payments. If payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th.

The amount applied is the amount which provides for level payments equal to the initial payment that would have been provided by the allocation of the entire Annuity Account Value to increasing payments, as described in the preceding paragraph. This process is repeated each third year during the fixed period. The first increased payment will be reflected in the payment made following three full years of payments and then every three years thereafter. On the Transaction Date immediately following the last payment during the fixed period, the remaining Annuity Account Value in the Investment Funds is first applied to the Life Contingent Annuity to change the level payments previously purchased to increasing payments. If there is any Annuity Account Value remaining after the increasing payments are purchased, this balance is applied to the Life Contingent Annuity to further increase such increasing payments. If the Annuity Account Value in the Investment Funds is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased to the extent possible.

While IRA APO Plus provides a minimum guaranteed lifetime payment under the IRA Assured Payment Option, the total amount of income that can be provided over time will depend on the investment performance of the Investment Funds in which you have Annuity Account Value, as well as the current Guaranteed Rates and the cost of the Life Contingent Annuity, which may vary. Consequently, the aggregate amount of guaranteed lifetime income under IRA APO Plus may be more or less than the amount that could have been purchased by application at the outset of the entire initial contribution or Annuity Account Value to the IRA Assured Payment Option.


See Appendix IV for an example of the payments purchased under IRA Assured Payment Option and IRA APO Plus.


In calculating your required minimum distributions your Annuity Account Value in the Investment Funds, the Annuity Account Value in each Guarantee Period, any amount in the Model Payment Portion of the Guaranteed Period Account, and the deemed value of the Life Contingent Annuity for tax purposes will be taken into account as described in "Payments" under "IRA Assured Payment Option," above. Also see "Required Minimum Distributions" in Part 9.

Allocation of Subsequent Contributions under IRA APO Plus

Any subsequent contributions you make may only be allocated to the Investment Funds, where it is later applied by us under the IRA Assured Payment Option. Subsequent contributions will be allocated among the Investment Funds according to your allocation percentages. Allocation percentages can be changed at any time by writing to our Processing Office. Subsequent Contributions may no longer be made after the end of the fixed period.

Transfers Among Investment Options under IRA APO Plus

While IRA APO Plus is in effect, you may transfer all or a portion of your Annuity Account Value in the Investment Funds, among the Investment Funds in any way you choose. However, you may not transfer Annuity Account Value from the Investment Funds to the Guaranteed Period Account.

Withdrawals under IRA APO Plus

While IRA APO Plus is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken on a pro rata basis from your Annuity Account Value in the Investment Funds unless you specify otherwise. If there is insufficient value in the Investment Funds the excess will be taken from the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, as described under "Withdrawals under the IRA Assured Payment Option" above.

A Lump Sum Withdrawal taken to satisfy minimum distribution requirements under the Certificate will not be subject to a withdrawal charge.



Death Benefit

Once you have elected IRA APO Plus, if a death benefit becomes payable during the fixed period we will pay the death benefit amount as described under "Death Benefit" in Part 5, to the designated beneficiary. Unless you have elected Joint and Survivor under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit relates only to the Investment Funds and the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

Termination of IRA APO Plus

You may terminate IRA APO Plus at any time by submitting a request satisfactory to us. In connection with the termination, you may either (i) elect to terminate IRA APO Plus at any time and have your Certificate operate under the Rollover IRA rules (see "Part 5: Provisions of the Certificates and Services We Provide") or (ii) elect the IRA Assured Payment Option with level or increasing payments. In the latter case your remaining Annuity Account Value in the Investment Funds will be allocated to the Guaranteed Period Account and applied under the Life Contingent Annuity. A market value adjustment may apply for any amounts allocated from a Guarantee Period. At least 45 days prior to the end of each three year period, we will send you a quote indicating how much future income could be provided under the IRA Assured Payment Option. The quote would be based on your current Annuity Account Value, current Guaranteed Rates for the Guarantee Periods and current purchase rates under the Life Contingent Annuity as of the date of the quote. The actual amount of future income would depend on the rates in effect on the Transaction Date.

WITHDRAWALS


The Rollover IRA is an annuity contract, even though you may elect to receive your benefits in a non- annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive. Four withdrawal options are available: Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Periodic Withdrawals and Minimum Distribution Withdrawals. Withdrawals may result in withdrawal charges. See

"Part 7: Deductions and Charges." Special withdrawal rules may apply under the IRA Assured Payment Option and IRA APO Plus.


Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Withdrawals, Transfers or Surrender Prior to the Expiration Date" in Part 4. Withdrawals may be taxable and subject to tax penalty. See "Part 9: Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2 ) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 9: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS

After the first Contract Year, you may take a Lump Sum Withdrawal once per Contract Year at any time during such Contract Year. The minimum amount of such withdrawal is $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," in
Part 5. Unless you are also utilizing Minimum Distribution Withdrawals described below, the limitation on your ability to take more than one Lump Sum Withdrawal per Contract Year should be discussed with your tax adviser. This limitation may affect your ability to meet minimum distribution requirements in the initial year in which you are required by the Code to begin taking minimum distributions.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 5. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. While either the IRA Assured Payment Option or IRA APO Plus is in effect, Lump Sum Withdrawals that exceed the 10% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in
Part 7.



SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2 , does not apply. See "Penalty Tax on Early Distributions," in Part 9. Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2 . You can elect this option by submitting the proper form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

PERIODIC WITHDRAWALS

This option may be elected if you are age 59 1/2 to 70 1/2 . Periodic Withrawals provide level percentage or level amount payouts. You may choose to receive Periodic Withdrawals on a quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 2.5% quarterly and 10.0% annually, but in no event may any payment be less than $250. If at the time a Periodic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Periodic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Periodic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Periodic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Periodic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Periodic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Periodic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Periodic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Periodic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 7.

MINIMUM DISTRIBUTION WITHDRAWALS

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code.

This option may be elected in the year in which you attain age 70 1/2 . You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250.

You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 7.



Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases the Rollover IRA at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
$100,000 SINGLE CONTRIBUTION FOR A
SINGLE LIFE-MALE AGE 70

[THE FOLLOWING TABLE WAS REPRESENTED
AS AN AREA GRAPH IN THE PROSPECTUS]

Assumes 6.0% Rate of Return

		  Amount
Age		Withdrawn
---		---------
 70		$6,250
 75	 	 7,653
 80		 8,667
 85		 8,770
 90	 	 6,931
 95		 3,727
100		 1,179


[END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1--Minimum Distribution Withdrawals" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Rollover IRA. Such charges would effectively reduce the actual return.

INCOME ANNUITY OPTIONS


Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on your life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, no Annuity Commencement Date will be later than the Processing Date which follows your 85th birthday unless the IRA Assured Payment Option or IRA APO Plus is in effect. Also, if the IRA Assured Payment Option or IRA APO Plus was elected after age 78 (may apply beginning at older ages in some states) and you subsequently terminate the option, the Annuity Commencement Date must commence no later than the calendar year in which you attain age 90 (may be limited to age 85 in some states).


Before the Annuity Commencement Date, we will send you a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay you a fixed annuity benefit on the "normal form" indicated for your Certificate as of your Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as you are living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of your life. In addition, if you die before a specific period of time (the "certain period") has ended, payments will continue to your beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity- refund certain are available on either a single life or joint and survivor life basis.

The income annuity options outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for you. Variable income annuities may be funded through the Common Stock Fund through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Common Stock Fund. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Common Stock or other Funds of other separate accounts we offer.




For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, your age (or your and the joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

-----------------------------------------------------------------------------
                        PART 7: DEDUCTIONS AND CHARGES
-----------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. The charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under sponsored arrangements. See "Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Distribution Fee


We deduct a sales load annually in an amount of 0.20% of each contribution received during the first Contract Year. This sales load is deducted on each of the first seven Processing Dates (so long as the Certificate is in force). See "Example" below.


The distribution fee will not be deducted while the IRA Assured Payment Option or IRA APO Plus is in effect.

UNDER CERTIFICATES ISSUED PRIOR TO MAY 1, 1996, THERE IS NO DISTRIBUTION FEE.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                      CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------------------------------------------------------------
Percentage of
 Contribution    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%      0.0%

If the IRA Assured Payment Option or IRA APO Plus is in effect, the withdrawal charge will be imposed as a percentage of contributions (less withdrawals), less the amount applied under the Life Contingent Annuity.

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

    While either the IRA Assured Payment Option or IRA APO Plus is in effect, the free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under the Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions.




The withdrawal charge is to help cover sales expenses. Because of the way the distribution fee is calculated the distribution fee and the withdrawal charge combined will never exceed the 7.0% maximum withdrawal charge.

Example--The example below illustrates how the withdrawal charge and the distribution fee would be calculated upon a withdrawal under the Rollover IRA. This example assumes an initial contribution of $12,000 and subsequent contributions of $12,000 each in the second and third Contract Years for total contributions under the Certificate of $36,000. It also assumes a withdrawal from the Investment Funds at the beginning of the fourth Contract Year of 25% of an Annuity Account Value of $40,000.

The total withdrawal amount would be $10,000 ($40,000 x .25). In this case, $6,000 ($40,000 x .15) would be the free corridor amount and could be withdrawn without imposition of a withdrawal charge. The balance of $4,000 ($10,000-$6,000) would be considered a withdrawal of a part of the initial contribution of $12,000. This contribution would be subject to a 4.0% withdrawal charge of $160 ($4,000 x .04) as indicated in the chart above.

The distribution fee deducted on the Processing Date following the withdrawal would be based on the remaining initial contribution of $8,000 ($12,000- $4,000).

Transfer Charge

Currently there is no charge for transfers. We reserve the right to impose a charge in the future at a maximum of $25 for each transfer among the Investment Options in excess of five per Contract Year.

Guaranteed Minimum Death Benefit Charge

We deduct a charge for providing a minimum death benefit guarantee with respect to the Investment Funds annually on each Processing Date. The charge is equal to 0.20% of the GMDB in effect at such Processing Date.

If the amount collected from this charge exceeds the cost of providing the benefits, it will be to our profit, and may be used to pay distribution expenses not recovered from sales charges under the Certificates.

Annual Contract Fee

The annual contract fee is incurred at the beginning of the Contract Year and deducted at the end of each Contract Year on the Processing Date. We deduct this charge when determining the Cash Value payable if you surrender the Certificate prior to the end of a Contract Year. The amount deducted is determined by the amount of your initial contribution. The charge will be $30 per Contract Year if your initial contribution is less than $25,000, and zero if your initial contribution equals $25,000 or more. This charge is to cover a portion of our administrative expenses. See "Asset Based Administrative Charge," below under "Charges Deducted from the Investment Funds."

Charges for State Premium and Other
Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25%.

Allocation of Certain Charges to the
Guaranteed Period Account


No portion of the distribution fee or the annual contract fee will be deducted from the Guaranteed Period Account unless there is insufficient value in the Investment Funds. If charges are deducted from the Guaranteed Period Account, they will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first. If charges are deducted from the Guaranteed Period Account, you will not receive the full Guaranteed Rate if held to the Expiration Date. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.


CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risk Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund. Approximately 0.60% of this annual charge is allocated to the mortality risk and 0.30% is allocated to the expense risk.

We will realize a gain from this charge to the extent it is not needed to provide for benefits and expenses under the Certificate. We will use any gain for any lawful purpose including payment of distribution expenses not recovered from sales charges under the Certificate.




The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that the guaranteed minimum death benefit charge is insufficient to pay any amount by which such death benefit exceeds the Cash Value of the Certificate.

The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Asset Based Administrative Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administrative expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. The annual contract fee and the asset based administrative charge is not designed to produce a profit for Equitable Life.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trust's assets, direct operating expenses of the Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                                   DAILY AVERAGE NET ASSETS
                            -------------------------------------
                             FIRST $350    NEXT $400    OVER $750
                               MILLION      MILLION      MILLION
                            -----------  -----------  -----------
ASSET ALLOCATION SERIES:
Conservative Investors  ...     .550%        .525%        .500%
Growth Investors ..........     .550%        .525%        .500%
EQUITY SERIES:
Common Stock ..............     .400%        .375%        .350%
Global ....................     .550%        .525%        .500%
Aggressive Stock ..........     .500%        .475%        .450%
FIXED INCOME SERIES:
Money Market ..............     .400%        .375%        .350%
Intermediate Govt.
Securities ................     .500%        .475%        .450%
                                FIRST        NEXT         OVER
                                $500         $500         $1.5
                               MILLION      MILLION      BILLION
                            -----------  -----------  -----------
EQUITY SERIES:
Growth & Income ...........     .550%        .525%        .500%
                                FIRST        NEXT         OVER
                                $500          $1          $1.5
                               MILLION      BILLION      BILLION
                            -----------  -----------  -----------
EQUITY SERIES:
International .............     .900%        .850%        .800%

Investment advisory fees are established under the Trust's investment advisory agreements between the Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the Trust prospectus.

SPONSORED ARRANGEMENTS

For certain sponsored arrangements, we may reduce the distribution fee, the annual contract fee and the withdrawal charge or change the minimum initial contribution requirements. Under the IRA Assured Payment Option and IRA APO Plus, we may increase Guaranteed Rates and reduce purchase rates under the Life Contingent Annuity. We may also change the guaranteed minimum death benefit. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.


We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the distribution fee, withdrawal charge or annual contract fee will reflect differences in costs or services and will not be unfairly discriminatory.


Sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER A SPONSORED ARRANGEMENT SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The distribution fee, the withdrawal charge and the annual contract fee may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of a fee or charge be permitted where it would be unfairly discriminatory.

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-----------------------------------------------------------------------------
                            PART 8: VOTING RIGHTS
-----------------------------------------------------------------------------

TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of the Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trust's Board of Trustees,
o  to ratify the selection of independent auditors for the Trust, and
o on any other matters described in the Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because the Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each Trust share is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control the Trust. Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Rollover IRA Certificate Owners, we currently do not foresee any disadvantages arising out of this. The Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that the Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in the Common Stock Fund divided by the Accumulation Unit Value for the Common Stock Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

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                   PART 9: TAX ASPECTS OF THE CERTIFICATES
-----------------------------------------------------------------------------

TAX-QUALIFIED INDIVIDUAL RETIREMENT ANNUITIES (IRAS)

Introduction

The Rollover IRA Certificate is designed to qualify as an IRA under Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.

This prospectus contains the information which the Internal Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.

This Part covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Rollover IRA Certificates.

Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Rollover IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment.

Cancellation

You can cancel a Certificate issued as an IRA by following the directions in
Part 5 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to IRAs

Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers," discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" IRA contributions. See "Contributions Under the Certificates" in Part 5. The immediately following discussion relates to "regular" IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to an IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into an IRA.




The amount of IRA contributions for a tax year that an individual can deduct depends on whether the individual (or the individual's spouse, if a joint return is filed) is covered by an employer-sponsored tax-favored retirement plan. If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $2,250 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement). The non-working spouse owns his or her individual retirement arrangements, even if the working spouse makes contributions to purchase the spousal individual retirement arrangements.


If neither the individual nor the individual's spouse is covered during any part of the taxable year by an employer-sponsored tax-favored retirement plan (including a qualified plan, a tax sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan), then regardless of adjusted gross income (AGI), each working spouse may make deductible contributions to an IRA for each tax year (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) up to the lesser of $2,000 or 100% of compensation. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $25,000 and $35,000. If the individual is married and files a joint return, and either the individual or the spouse is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $40,000 and $50,000. If the individual is married, files a separate return and is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $0 and $10,000. Married individuals filing separate returns must take into account the retirement plan coverage of the other spouse, unless the couple has lived apart for the entire taxable year. If AGI is below the phase-out range, an individual is entitled to the Maximum Permissible Dollar Deduction. In computing the partial deduction for IRA contributions the individual must round the amount of the deduction to the nearest $10. The permissible deduction for IRA contributions is a minimum of $200 if AGI is less than the amount at which the deduction entirely phases out.

If the individual (or the individual's spouse, unless the couple has lived apart the entire taxable year and their filing status is married, filing separately) is covered by a tax-favored retirement plan, the deduction for IRA contributions must be computed using one of two methods. Under the first method, the individual determines AGI and subtracts $25,000 if the individual is a single person, $40,000 if the individual is married and files a joint return with the spouse, or $0 if the individual is married and files a separate return. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for IRA contributions using the following formula:

$10,000-Excess AGI             Maximum               Adjusted
------------------             Permissible           Dollar
         $10,000           X   Dollar                Deduction
                               Deduction    =        Limit

Under the second method, the individual determines his or her Excess AGI and then refers to the table in Appendix V originally prepared by the IRS to determine the deduction.

Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2 .

An individual not eligible to deduct part or all of the IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions may not, however, together exceed the lesser of the $2,000 limit (or $2,250 spousal limit) or 100% of compensation for each tax year. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or receiving amounts from any IRA to which he or she has made nondeductible contributions, must file the required information with the IRS. Moreover, individuals making nondeductible IRA contributions must retain all income tax returns and records pertaining to such contributions until interest in such IRAs are fully distributed.

Excess Contributions

Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution," (without regard to the deductibility or nondeductibility of IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2 ). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,250 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

Tax-Free Transfers and Rollovers

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other individual retirement arrangements.


The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax-free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more.


Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Distributions from IRA Certificates

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by the individual in gross income.

If the individual makes non-deductible IRA contributions, those contributions are recovered tax-free when distributions are received. The individual must keep records of all nondeductible contributions. At the end of each tax year in which the individual has received a distribution, the individual determines a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all IRAs held by the individual at the end of the tax year (including rollover
IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2 ) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Required Minimum Distributions

The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2 . The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year by year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2 . The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2 , or to delay taking it until the three month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2 .) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions--"account based" or "annuity based"--and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age 70 1/2).

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2 . In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

Taxation of Death Benefits

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

Guaranteed Minimum Death Benefit

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as an IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2 .

Tax Considerations for the IRA Assured Payment Option and IRA APO Plus

Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any IRA funds under the IRA Assured Payment Option or IRA APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the IRA Assured Payment Option and IRA APO Plus in view of your own particular situation.

When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other IRA funds you may have. Alternatively you may convert your IRA Life Contingent Annuity under the IRA Rollover to a non-qualifed Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of an IRA, its value would not have to be taken into account in determining future required minimum distributions.

If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" IRA treatment. See "Tax-Free Transfers and Rollovers" above.

Prohibited Transaction

An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2 , or
(4) in accordance with the exception outlined below if you are under 59 1/2 .

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options:
Substantially Equal Payment Withdrawals and the IRA Assured Payment Option with level payments, both of which are described in Part 6. If you are a Rollover IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and IRA Assured Payment Option payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from IRA Certificates," above. Once Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all withdrawals. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments for purposes of determining whether the penalty applies.

TAX PENALTY FOR INSUFFICIENT
DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION

A 15% excise tax applies to an individual's aggregate excess distributions from all tax-favored retirement plans (including IRAs). The excise tax is in addition to the ordinary income tax due but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. The aggregate distributions in any year will be subject to excise tax if they exceed an indexed amount ($155,000 in 1996).

In addition, in certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in qualified annuities and tax favored retirement plans is excessive.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax from IRA distributions, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments made from the Certificate to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

-----------------------------------------------------------------------------
PART 10: INDEPENDENT ACCOUNTANTS
-----------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life for the years ended December 31, 1995 and 1994 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
 Annuity Account Value .....................   $144,048    $119,487
(2) Guaranteed Period Amount ...............    131,080     131,080
(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)
On February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
 with Withdrawal: (3) x [$50,000 / (1)]  ...   $  4,501    $ (4,851)
(5) Reduction in Guaranteed
 Period Amount: [$50,000-(4)] ..............     45,499      54,851
(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229
(7) Maturity Value .........................    120,032     106,915
(8) Present Value of (7), also
 Annuity Account Value .....................     94,048      69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB) EXAMPLE
-----------------------------------------------------------------------------


Under the Certificates the death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB (see "Guaranteed Minimum Death Benefit (GMDB)" in Part 5); and

 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 4).

The following is an example illustrating the calculation of the GMDB. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Money Market Fund or the Intermediate Government Securities Fund), no subsequent contributions, no transfers and no withdrawals, the GMDB for an Annuitant age 45 would be calculated as follows:


   END OF
 CONTRACT    ANNUITY ACCOUNT   NON-NEW YORK
    YEAR          VALUE            GMDB       NEW YORK GMDB
----------  ---------------  --------------  -------------
     1          $105,000        $106,000(1)    $105,000(4)
     2          $108,675        $112,360(1)    $108,675(4)
     3          $124,976        $119,102(1)    $119,102(5)
     4          $135,912        $126,248(1)    $126,248(5)
     5          $149,503        $133,823(1)    $133,823(5)
     6          $149,503        $141,852(1)    $141,852(5)
     7          $161,463        $161,463(2)    $161,463(5)
     8          $161,463        $171,151(3)    $161,463(4)

The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 3.50%, 15.00%, 8.75%, 10.00%, 0.00%, 8.00% and 0.00%, respectively.

NON-NEW YORK

   (1)For Contract Years 1 through 6, the GMDB equals the initial contribution increased by 6%.

   (2)At the end of the seventh Contract Year the GMDB calculated on the 6% increase basis on that date of $150,363 is reset to the Annuity Account Value of $161,463 since that amount is greater.

   (3)Equals the prior GMDB of $161,463 increased by 6%.

NEW YORK

   (4)At the end of Contract Years 1 and 2, and again at the end of Contract Year 8, the GMDB is equal to the Annuity Account Value.

   (5)At the end of Contract Years 3, 4, 5 and 6, the GMDB is equal to the contributions increased by 6% instead of the Annuity Account Value, since the GMDB cannot be greater than this amount. However, at the end of the seventh Contract Year the GMDB is equal to the Annuity Account Value of $161,463 even though it is greater than the contributions increased at 6% ($150,363) due to the end of the seventh Contract Year reset.

                    APPENDIX III: GMDB SPECIAL ADJUSTMENT
-----------------------------------------------------------------------------

A special adjustment is made to the GMDB if on the next Processing Date following a withdrawal or transfer from the Investment Funds, both (i) the Annuity Account Value is less than the GMDB, and (ii) the sum of the withdrawals and transfers from the Investment Funds during the Contract Year prior to such Processing Date is greater than the difference between the GMDB (before reduction for withdrawals and transfers from the Investment Funds during the prior Contract Year) and "GMDB contributions." GMDB contributions are equal to the sum of all contributions made plus all transfers into the Investment Funds, plus at the time of any seventh Contract Year reset, the amount by which the GMDB is increased to match the then current Annuity Account Value. Such GMDB contributions are not reduced by withdrawals or transfers from the Investment Funds.

The special adjustment will be equal to: (A) x (B) -(C):

   Where:

     (A) equals the GMDB (before the special adjustment and reduction for withdrawals and transfers from the Investment Funds during the prior Contract Year),

     (B) equals (i)/(ii);
     where

         (i) equals the sum of withdrawals and transfers from the Investment Funds during the prior Contract Year, and

        (ii) equals the Annuity Account Value (plus any withdrawals and transfers from the Investment Funds during the prior Contract
             Year), and

     (C) equals the sum of withdrawals and transfers from the Investment Funds during the prior Contract Year.

Example:

The following illustrates how a withdrawal would affect the non-New York GMDB under a Certificate, assuming an initial contribution of $100,000, an Annuity Account Value of $120,000 (with no allocation to the Money Market Fund or the Intermediate Government Securities Fund) at the end of the fourth year and a GMDB of $126,248 at the end of the fourth year. If no withdrawals or transfers were to be made in the fifth year, the end of fifth year GMDB would be $133,823. If a $60,000 withdrawal was made at the end of the fifth year and a 0% return had been earned in the fifth year, the special adjustment would be calculated using the above formula as follows:

(A) = $133,823

(B) = (i)/(ii) = $60,000/$120,000 = .5

(C) = $60,000

(A) X (B) - (C) = [($133,823 X .5) - $60,000] = $6,911.

The end of fifth year GMDB would equal $133,823 - $60,000 - $6,911 = $66,912.

The special adjustment was necessary in this case because (i) the end of fifth year Annuity Account Value was less than the GMDB at the end of the fifth year and (ii) the withdrawal of $60,000 was an amount greater than the difference between the end of the fifth year GMDB (before reduction for the withdrawal) and the GMDB contributions. In this case, that difference was $33,823 ($133,823 - $100,000).

APPENDIX IV: EXAMPLE OF PAYMENTS UNDER THE IRA ASSURED PAYMENT
OPTION AND IRA APO PLUS
-----------------------------------------------------------------------------


The second column in the chart below illustrates the payments for a male age 70 who purchased the IRA Assured Payment Option on May 1, 1996 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 1997. It assumes that the fixed period is 15 years and that the Life Contingent Annuity will provide payments on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on May 1, 1996, the initial payment would be $6,868.31 and would increase in each three year period to a final payment of $10,055.89. The first payment under the Life Contingent Annuity would be $11,061.48.

Alternatively as shown in the third and fourth columns, this individual could purchase IRA APO Plus with the same $100,000 contribution, with the same fixed period and the Life Contingent Annuity on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on May 1, 1996, the same initial payment of $6,868.31 would be purchased under IRA APO Plus. However, unlike the payment under the IRA Assured Payment Option that will increase every three years, this initial payment under IRA APO Plus is not guaranteed to increase. Therefore, only $79,081.41 is needed to purchase the initial payment stream, and the remaining $20,918.59 is invested in the Investment Funds according to the Certificate Owner's instructions. Any future increase in payments under IRA APO Plus will depend on the investment performance in the Investment Funds.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the Investment Funds, the Annuity Account Value in the Investment Funds would grow to $20,918.59 and $26,351.40 respectively after three years. A portion of this amount is used to purchase the increase in the payments at the beginning of the fourth year. The remainder will stay in the Investment Funds to be drawn upon for the purchase of increases in payments at the end of each third year thereafter during the fixed period and at the end of the fixed period under the Life Contingent Annuity. Based on Guaranteed Rates for the Guarantee Periods and purchase rates for the Life Contingent Annuity as of May 1, 1996, the third and fourth columns illustrate the increasing payments that would be purchased under IRA APO Plus assuming 0% and 8% rates of return respectively.


Under both options, while the Certificate Owner is living payments increase annually after the 16th year under the Life Contingent Annuity based on the increase in the Consumer Price Index, but in no event greater than 3% per year nor less than 0%.

                               ANNUAL PAYMENTS


          GUARANTEED INCREASING PAYMENTS     ILLUSTRATIVE        ILLUSTRATIVE
          UNDER THE IRA ASSURED PAYMENT   PAYMENTS UNDER IRA  PAYMENTS UNDER IRA
 YEARS                OPTION                APO PLUS AT 0%      APO PLUS AT 8%
-------  ------------------------------  ------------------  ------------------
1-3                 $ 6,868.31                $6,868.31           $ 6,868.31
4-6                   7,555.14                 7,271.57             7,669.68
7-9                   8,310.65                 7,654.28             8,495.45
10-12                 9,141.72                 8,040.02             9,341.70
13-15                10,055.89                 8,390.45            10,160.77
16                   11,061.48                 8,646.62            10,877.71



As described above, a portion of the illustrated contribution is applied to the Life Contingent Annuity. This amount will generally be larger under the IRA Assured Payment Option than under IRA APO Plus, and conversely a smaller portion of the contribution will be allocated to Guarantee Periods under the former than the latter. In this illustration, $80,260.20 is allocated under the IRA Assured Payment Option to the Guarantee Periods and under IRA APO Plus, $88,935.43 is allocated to the Guarantee Periods and the Investment Funds. The balance of the $100,000 ($19,739.80 and $11,064.57, respectively) is applied to the Life Contingent Annuity.


The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the Guaranteed Rates and Life Contingent Annuity purchase rates in effect as of the Transaction Date. It is assumed that no Lump Sum Withdrawals are taken.

                     APPENDIX V: IRS TAX DEDUCTION TABLE
-----------------------------------------------------------------------------

If your Maximum Permissible Dollar Deduction is $2,000, use this table to estimate the amount of your contribution which will be deductible.

 EXCESS AGI     DEDUCTION    EXCESS AGI    DEDUCTION    EXCESS AGI    DEDUCTION    EXCESS AGI    DEDUCTION
------------  -----------  ------------  -----------  ------------  -----------  ------------  -----------
    $    0       $2,000        $2,550       $1,490        $5,050        $990        $ 7,550        $490
        50        1,990         2,600        1,480         5,100         980          7,600         480
       100        1,980         2,650        1,470         5,150         970          7,650         470
       150        1,970         2,700        1,460         5,200         960          7,700         460
       200        1,960         2,750        1,450         5,250         950          7,750         450
       250        1,950         2,800        1,440         5,300         940          7,800         440
       300        1,940         2,850        1,430         5,350         930          7,850         430
       350        1,930         2,900        1,420         5,400         920          7,900         420
       400        1,920         2,950        1,410         5,450         910          7,950         410
       450        1,910         3,000        1,400         5,500         900          8,000         400
       500        1,900         3,050        1,390         5,550         890          8,050         390
       550        1,890         3,100        1,380         5,600         880          8,100         380
       600        1,880         3,150        1,370         5,650         870          8,150         370
       650        1,870         3,200        1,360         5,700         860          8,200         360
       700        1,860         3,250        1,350         5,750         850          8,250         350
       750        1,850         3,300        1,340         5,800         840          8,300         340
       800        1,840         3,350        1,330         5,850         830          8,350         330
       850        1,830         3,400        1,320         5,900         820          8,400         320
       900        1,820         3,450        1,310         5,950         810          8,450         310
       950        1,810         3,500        1,300         6,000         800          8,500         300
     1,000        1,800         3,550        1,290         6,050         790          8,550         290
     1,050        1,790         3,600        1,280         6,100         780          8,600         280
     1,100        1,780         3,650        1,270         6,150         770          8,650         270
     1,150        1,770         3,700        1,260         6,200         760          8,700         260
     1,200        1,760         3,750        1,250         6,250         750          8,750         250
     1,250        1,750         3,800        1,240         6,300         740          8,800         240
     1,300        1,740         3,850        1,230         6,350         730          8,850         230
     1,350        1,730         3,900        1,220         6,400         720          8,900         220
     1,400        1,720         3,950        1,210         6,450         710          8,950         210
     1,450        1,710         4,000        1,200         6,500         700          9,000         200
     1,500        1,700         4,050        1,190         6,550         690          9,050         200
     1,550        1,690         4,100        1,180         6,600         680          9,100         200
     1,600        1,680         4,150        1,170         6,650         670          9,150         200
     1,650        1,670         4,200        1,160         6,700         660          9,200         200
     1,700        1,660         4,250        1,150         6,750         650          9,250         200
     1,750        1,650         4,300        1,140         6,800         640          9,300         200
     1,800        1,640         4,350        1,130         6,850         630          9,350         200
     1,850        1,630         4,400        1,120         6,900         620          9,400         200
     1,900        1,620         4,450        1,110         6,950         610          9,450         200
     1,950        1,610         4,500        1,100         7,000         600          9,500         200
     2,000        1,600         4,550        1,090         7,050         590          9,550         200
     2,050        1,590         4,600        1,080         7,100         580          9,600         200
     2,100        1,580         4,650        1,070         7,150         570          9,650         200
     2,150        1,570         4,700        1,060         7,200         560          9,700         200
     2,200        1,560         4,750        1,050         7,250         550          9,750         200
     2,250        1,550         4,800        1,040         7,300         540          9,800         200
     2,300        1,540         4,850        1,030         7,350         530          9,850         200
     2,350        1,530         4,900        1,020         7,400         520          9,900         200
     2,400        1,520         4,950        1,010         7,450         510          9,950         200
     2,450        1,510         5,000        1,000         7,500         500         10,000           0
     2,500        1,500

------------

   Excess AGI = Your AGI minus your THRESHOLD LEVEL:
If you are single, your Threshold Level is $25,000.
If you are married, your Threshold Level is $40,000.
If you are married and file a separate tax return, your Excess AGI = your AGI.

-----------------------------------------------------------------------------
                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS
-----------------------------------------------------------------------------

                                                                 PAGE
                                                                ------
Part 1:      Minimum Distribution Withdrawals                      2
Part 2:      Accumulation Unit Values                              2
Part 3:      Annuity Unit Values                                   2
Part 4:      Custodian and Independent Accountants                 3
Part 5:      Money Market Fund and Intermediate Government
             Securities Fund Yield Information                     3
Part 6:      Long-Term Market Trends                               5
Part 7:      Financial Statements                                  7

                     HOW TO OBTAIN A ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION

                     Send this request form to:
                          Equitable Life
                          Income Management Group
                          P.O. Box 1547
                          Secaucus, NJ 07096-1547

                     Please send me an INCOME MANAGER Rollover IRA SAI:


                     ---------------------------------------------------------
                     Name


                     ---------------------------------------------------------
                     Address


                     ---------------------------------------------------------
                     City                    State                    Zip

                       SUPPLEMENT DATED MAY 1, 1997 TO
                  ACCUMULATOR PROSPECTUS, DATED MAY 1, 1996
-----------------------------------------------------------------------------

This supplement dated May 1, 1997, updates certain information in the Accumulator prospectus of The Equitable Life Assurance Society of the United States (EQUITABLE LIFE), dated May 1, 1996. You should read this supplement in conjunction with the prospectus. You should keep the supplement and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1997. If you have previously received, but do not presently have, a copy of the prospectus, you may obtain an additional copy of the prospectus, as well as a copy of the SAI, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI, you may mail in the SAI request form located at the end of the supplement. The SAI has been incorporated by reference into this supplement.


In the supplement, each section of the prospectus in which a change has been made is identified and the number of each prospectus page on which a change occurs is also noted. Special terms used in the prospectus have the same meaning in the supplement unless otherwise noted.

ON THE COVER PAGE OF THE PROSPECTUS, THE THIRD (INCLUDING THE CHART OF INVESTMENT OPTIONS) AND FOURTH PARAGRAPHS ARE REPLACED BY THE FOLLOWING
PARAGRAPHS:

  The Accumulator offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 21 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

  We invest each Investment Fund in Class IA shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) or Class IB shares of a corresponding Portfolio of EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this supplement, describe the investment objectives, policies and risks of the Portfolios.

                               INVESTMENT FUNDS


                                 EQUITY SERIES
-----------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                      INTERNATIONAL EQUITY                       AGGRESSIVE EQUITY
 Alliance Common Stock                Alliance Global                            Alliance Aggressive Stock
 Alliance Growth & Income             Alliance International                     Alliance Small Cap Growth
 EQ/Putnam Growth & Income Value      Morgan Stanley Emerging Markets Equity     MFS Emerging Growth Companies
 MFS Research                         T. Rowe Price International Stock          Warburg Pincus Small Company Value
 Merrill Lynch Basic Value Equity
 T. Rowe Price Equity Income
 -----------------------------------  -----------------------------------------  -------------------------------------


      ASSET ALLOCATION SERIES                                    FIXED INCOME SERIES
----------------------------------  ---------------------------------------------------------------------------
                                    AGGRESSIVE FIXED INCOME      DOMESTIC FIXED INCOME
 Alliance Conservative Investors     Alliance High Yield          Alliance Intermediate Government Securities
 Alliance Growth Investors                                        Alliance Money Market
 EQ/Putnam Balanced
 Merrill Lynch World Strategy
 ---------------------------------   ---------------------------  ---------------------------------------------


   THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIFTH PARAGRAPH.


   The Guarantee Periods currently available have Expiration Dates of February 15 in years 1998 through 2007.

THROUGHOUT THE PROSPECTUS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.
-----------------------------------------------------------------------------

                                 Copyright 1997
                  The Equitable Life Assurance Society of the
                    United States, New York, New York 10104.
                              All rights reserved.

THROUGHOUT THE PROSPECTUS (EXCEPT WHERE OTHERWISE NOTED) THE REFERENCE TO "TRUST" IS REPLACED BY "HR TRUST AND EQ TRUST."

ON PAGE 2, UNDER THE HEADING "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" REPLACE THE ENTIRE SECTION WITH THE FOLLOWING SECTION:

    Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.

    All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the prospectus and the supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the prospectus and the supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of the prospectus and the supplement. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

    Equitable Life will provide without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


ON PAGE 4, UNDER THE HEADING "GENERAL TERMS"

  ADD THE FOLLOWING DEFINITIONS:

  EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.


  HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the adviser to HR Trust.

  DELETE THE DEFINITION FOR "TRUST."

ON PAGES 5, 6 AND 7, REPLACE THE "FEE TABLE" SECTION WITH THE FOLLOWING
SECTION:

                                  FEE TABLE

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for the HR Trust and EQ Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds all or a portion of the distribution fee and the annual contract fee, if any, will be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 6: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)



 DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE
 FIRST CONTRACT YEAR (deducted annually on each of the first seven Processing Dates)(1) ...  0.20%



                                                                             CONTRACT
                                                                               YEAR
                                                                             ----------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted upon               1 ...     7.00%
 surrender or for certain withdrawals. The applicable withdrawal charge         2 ...     6.00
 percentage is determined by the Contract Year in which the withdrawal is made  3 ...     5.00
 or the Certificate is surrendered beginning with "Contract Year 1" with        4 ...     4.00
 respect to each contribution withdrawn or surrendered. For each contribution,  5 ...     3.00
 the Contract Year in which we receive that contribution is "Contract Year      6 ...     2.00
 1")(2)                                                                         7 ...     1.00
                                                                                8+ ..     0.00

 TRANSFER CHARGE(3) ...............................................................      $0.00



 GUARANTEED MINIMUM DEATH BENEFIT CHARGE (percentage deducted annually on each Processing
 Date as a percentage of the guaranteed minimum death benefit then in effect)(4) ...........  0.35%



ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING
DATE)(5)

  If the initial contribution is less than $25,000......................................... $30
  If the initial contribution is $25,000 or more .......................................... $ 0



SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)



 MORTALITY AND EXPENSE RISK CHARGE ....................................................... 0.90%
ASSET BASED ADMINISTRATIVE CHARGE ........................................................  0.25%
                                                                                          -------
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES...................................................  1.15%
                                                                                          =======

TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                                  INVESTMENT PORTFOLIOS
                              -----------------------------------------------------------
                                  ALLIANCE     ALLIANCE    ALLIANCE   ALLIANCE
                                CONSERVATIVE    GROWTH     GROWTH &    COMMON    ALLIANCE
HR TRUST                         INVESTORS     INVESTORS    INCOME     STOCK      GLOBAL
-----------                   -------------- ----------- ---------- ---------- ----------
Investment Advisory Fee             0.48%        0.53%       0.55%      0.38%      0.65%
Other Expenses                      0.07%        0.06%       0.05%      0.03%      0.08%
                              -------------- ----------- ---------- ---------- ----------
 TOTAL TRUST ANNUAL
  EXPENSES(6)                       0.55%        0.59%       0.60%      0.41%      0.73%
                              ============== =========== ========== ========== ==========



                                                                                       ALLIANCE
                                                 ALLIANCE     ALLIANCE    ALLIANCE   INTERMEDIATE   ALLIANCE
                                  ALLIANCE      AGGRESSIVE     SMALL       MONEY        GOVT.         HIGH
HR TRUST                        INTERNATIONAL     STOCK      CAP GROWTH    MARKET     SECURITIES     YIELD
----------------------------- --------------- ------------ ------------ ---------- -------------- ----------
Investment Advisory Fee             0.90%          0.55%        0.90%       0.35%        0.50%        0.60%
Other Expenses                      0.18%          0.03%        0.10%       0.04%        0.09%        0.06%
                              --------------- ------------              ---------- -------------- ----------
 TOTAL TRUST ANNUAL
  EXPENSES(6)                       1.08%          0.58%        1.00%       0.39%        0.59%        0.66%
                              =============== ============ ============ ========== ============== ==========



                                               EQ/PUTNAM      MFS                   MERRILL
                                               GROWTH &    EMERGING                  LYNCH
                                   EQ/PUTNAM    INCOME      GROWTH       MFS      BASIC VALUE
EQ TRUST                           BALANCED      VALUE     COMPANIES   RESEARCH     EQUITY
-------------------------------- ----------- ----------- ----------- ---------- -------------
Investment Advisory Fee              0.55%       0.55%       0.55%       0.55%       0.55%
12b-1 Fee(7)                         0.25%       0.25%       0.25%       0.25%       0.25%
Other Expenses                       0.10%       0.05%       0.05%       0.05%       0.05%
                                 ----------- ----------- ----------- ---------- -------------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(8)                        0.90%       0.85%       0.85%       0.85%       0.85%
                                 =========== =========== =========== ========== =============




                                               MORGAN              T. ROWE    WARBURG
                                   MERRILL    STANLEY    T. ROWE    PRICE     PINCUS
                                    LYNCH     EMERGING    PRICE    INTERNA-    SMALL
                                    WORLD     MARKETS    EQUITY     TIONAL    COMPANY
EQ TRUST                           STRATEGY    EQUITY    INCOME     STOCK      VALUE
-------------------------------- ---------- ---------- --------- ---------- ---------
Investment Advisory Fee              0.70%      1.15%     0.55%      0.75%     0.65%
12b-1 Fee(7)                         0.25%      0.25%     0.25%      0.25%     0.25%
Other Expenses                       0.25%      0.35%     0.05%      0.20%     0.10%
                                 ---------- ---------- --------- ---------- ---------
 TOTAL EQ TRUST ANNUAL
  EXPENSES(8)                        1.20%      1.75%     0.85%      1.20%     1.00%
                                 ========== ========== ========= ========== =========



------------
Notes:
  (1) The amount deducted is based on contributions that have not been withdrawn. See "Part 6: Deductions and Charges," "Distribution Fee."

  (2) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6:
         Deductions and Charges," "Withdrawal Charge."

  (3) We reserve the right to impose a charge in the future at a maximum of $25 for each transfer among the Investment Options in excess of five per Contract Year.

  (4) See "Part 6: Deductions and Charges," "Guaranteed Minimum Death Benefit Charge."

  (5) This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 6: Deductions and Charges," "Annual Contract Fee."

  (6) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on the average daily net assets in each Portfolio for the year ended December 31, 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolios shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 6.

  (7) The Class IB shares of EQ Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum.

  (8) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees specified exceed the total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 6.

EXAMPLES

The examples below show the expenses that a hypothetical Certificate Owner would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1) The annual contract fee was computed based on an initial contribution of $10.000.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



 IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
                            -------- --------- --------- ----------
HR TRUST
Alliance Conservative
  Investors                 $ 90.26   $123.66   $159.71   $278.92
Alliance Growth Investors     90.65    124.85    161.72    282.98
Alliance Growth & Income      90.75    125.15    162.22    284.01
Alliance Common Stock         88.86    119.44    152.64    264.56
Alliance Global               92.05    129.06    168.75    297.11
Alliance International        95.53    139.48    186.10    331.55
Alliance Aggressive Stock     90.55    124.55    161.22    281.96
Alliance Small Cap Growth     94.73    137.10        --        --
Alliance Money Market         88.67    118.84    151.63    262.49
Alliance Intermediate
Government  Securities        90.65    124.85    161.72    282.98
Alliance High Yield           91.35    126.96    165.25    290.09

EQ TRUST
----------
EQ/Putnam Balanced          $ 93.74   $134.13        --        --
EQ/Putnam Growth & Income
  Value                       93.24    132.63        --        --
MFS Emerging Growth
Companies                     93.24    132.63        --        --
MFS Research                  93.24    132.63        --        --
Merrill Lynch Basic Value
  Equity                      93.24    132.63        --        --
Merrill Lynch World
  Strategy                    96.72    143.04        --        --
Morgan Stanley Emerging
Markets  Equity              102.19    159.26        --        --
T. Rowe Price Equity Income   93.24    132.63        --        --
T. Rowe Price International
  Stock                       96.72    143.04        --        --
Warburg Pincus Small
  Company Value               94.73    137.10        --        --



--------------
*  See footnote on next page.

 IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                                    1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                  -------- --------- --------- ----------
HR TRUST
--------
Alliance Conservative Investors     $25.97   $ 79.83   $136.40   $285.19
Alliance Growth Investors            26.36     81.02    138.41    289.26
Alliance Growth & Income             26.46     81.32    138.91    290.27
Alliance Common Stock                24.57     75.61    129.33    270.83
Alliance Global                      27.76     85.22    145.43    303.37
Alliance International               31.24     95.66    162.80    337.84
Alliance Aggressive Stock            26.26     80.72    137.90    288.23
Alliance Small Cap Growth            30.44     93.27        --        --
Alliance Money Market                24.38     75.02    128.33    268.78
Alliance Intermediate Government
 Securities                          26.36     81.02    138.41    289.26
Alliance High Yield                  27.06     83.12    141.92    296.33
EQ TRUST
--------
EQ/Putnam Balanced                  $29.45   $ 90.30        --        --
EQ/Putnam Growth & Income Value      28.95     88.80        --        --
MFS Emerging Growth Companies        28.95     88.80        --        --
MFS Research                         28.95     88.80        --        --
Merrill Lynch Basic Value Equity     28.95     88.80        --        --
Merrill Lynch World Strategy         32.43     99.21        --        --
Morgan Stanley Emerging Markets
 Equity                              37.90    115.42        --        --
T. Rowe Price Equity Income          28.95     88.80        --        --
T. Rowe Price International Stock    32.43     99.21        --        --
Warburg Pincus Small Company
 Value                               30.44     93.27        --        --


IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:



------------
Notes:
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION


  ACCUMULATION UNIT VALUES

  Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day for the periods shown. There are no Accumulation Unit Values for Alliance Small Cap Growth, Alliance High Yield, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Investment Funds were not available prior to the date of this supplement.


                                            LAST BUSINESS DAY OF
                                      -------------------------------
                          MAY 1, 1995   DECEMBER 1995   DECEMBER 1996   MARCH 1997
                        ------------- --------------- --------------- ------------
 Alliance Conservative
  Investors               $ 14.647383    $ 16.549050     $ 17.209382     17.009080
 Alliance Growth
  Investors                 20.073331      23.593613       26.260729     25.712963
 Alliance Growth &
  Income                    10.376155      11.989601       14.231408     14.317214
 Alliance Common
  Stock                    102.335691     124.519251      152.955877    147.037726
 Alliance Global            19.478146      22.293921       25.253538     24.366634
 Alliance International     10.125278      11.033925       11.976127     11.827319
 Alliance Aggressive
  Stock                     44.025496      54.591448       65.938687     64.279288
 Alliance Money Market      23.150932      23.830754       24.810781     25.046934
 Alliance Intermediate
  Govt. Securities          12.498213      13.424767       11.976127     13.741339
 Alliance High Yield        19.578616      21.602062       26.238452     26.305394


ON PAGE 8, UNDER THE HEADING "TRANSFERS," DELETE THE SECOND SENTENCE.

ON PAGE 11 UNDER THE HEADING "EQUITABLE LIFE."

  REPLACE THE THIRD SENTENCE OF THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

 Our home office is located at 1290 Avenue of the Americas, New York, New York
  10104.

  REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:


  Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996, AXA beneficially owned 63.8% of the outstanding shares of common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


  Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.

ON PAGES 11 AND 12 REPLACE THE HEADING "THE TRUST" WITH "HR TRUST" AND ADD THE FOLLOWING SENTENCE AFTER THE FIFTH SENTENCE OF THE FIRST PARAGRAPH:

  Investment Funds that invest in Portfolios of HR Trust purchase Class IA shares of a corresponding Portfolio of HR Trust.

ON PAGE 12 IN THE HEADING "THE TRUST'S INVESTMENT ADVISOR" AND IN THE FIRST SENTENCE OF THE PARAGRAPH UNDER THE HEADING REPLACE "THE TRUST" WITH "HR TRUST."


  IN THE FIRST PARAGRAPH OF THIS SECTION, REPLACE THE THIRD SENTENCE WITH THE FOLLOWING SENTENCE:

  On December 31, 1996, Alliance was managing approximately $182.8 billion in assets.

  DELETE THE SECOND PARAGRAPH.

ON PAGE 12, INSERT THE FOLLOWING SECTIONS AFTER THE LAST PARAGRAPH:

  EQ TRUST


  EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling it shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this supplement and in its statement of additional information.


  EQ TRUST'S MANAGER AND ADVISERS


  EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life. EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104. EQ Financial has entered into investment advisory agreements with Putnam Investments, Massachusetts Financial Services Company, Merrill Lynch Asset Management, L.P., Morgan Stanley Asset Management, Inc., T. Rowe Price Associates, Inc. and Rowe Price-Fleming International Inc., and Warburg, Pincus Counsellors, Inc., each of which serve as advisers to EQ/Putnam, MFS, Merrill Lynch, Morgan Stanley, T. Rowe Price, and Warburg Pincus Portfolios, respectively, of EQ Trust.


ON PAGE 13, UNDER THE HEADING "INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS"


  ADD THE FOLLOWING SENTENCES TO THE END OF THE FIRST PARAGRAPH:


  Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirely by reference to the prospectus for HR Trust and EQ Trust both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

  DELETE THE DESCRIPTION OF "AGGRESSIVE STOCK" AND INSERT THE FOLLOWING
  DESCRIPTIONS:

 Alliance Aggressive      Primarily common stocks and other equity-type securities   Long-term growth of
 Stock                    issued by quality small and intermediate sized companies   capital
                          with strong growth prospects and in covered options on
                          those securities.

Alliance Small Cap        Primarily U.S. common stocks and other equity type         Long-term growth of
 Growth                   securities issued by smaller companies with favorable      capital
                          growth prospects.

Alliance High Yield       Primarily a diversified mix of high yield, fixed-          High return by
                          income securities involving greater volatility             maximizing current
                          of price and risk of principal and income than             income and, to the
                          high quality fixed-income securities. The                  extent consistent
                          medium and lower quality debt securities                   with that objective,
                          in which the Portfolio may invest are                      capital appreciation
                          known as "junk bonds."

  INSERT THE FOLLOWING DESCRIPTIONS AFTER THE DESCRIPTION OF "INTERMEDIATE GOVERNMENT SECURITIES:"


EQ/Putnam Balanced        A well-diversified portfolio of stocks and bonds that     Balanced investment
                          will produce both capital growth and current income.

EQ/Putnam Growth &        Primarily common stocks that offer potential for          Capital growth and,
 Income Value             capital growth, consistent with the Portfolios'           secondarily, current
                          investment objective, common stocks that offer            income
                          potential for current income.
MFS Emerging Growth       Primarily (i.e., at lest 80% of its assets uder normal    Long-term growth of
 Companies                circumstances) in common stocks of emerging growth        capital
                          companies that the Portfolio adviser believes are
                          early in their life cycle but which have the
                          potential to become major enterprises.

MFS Research              A substantial portion of assets invested in               Long-term growth of
                          common stock or securities convertible into              capital and future income
                          common stock of companies believed by the Portfolio
                          adviser to possess better than average prospects for
                          long-term growth.

Merrill Lynch Basic       Investment in securities, primarily equities, that the    Capital appreciation
 Value Equity             Portfolio adviser believes are undervalued and            and, secondarily, income
                          therefore represent basic investment value.

Merrill Lynch World       Investment primarily in a portfolio of equity and         High total investment
Strategy                  fixed income securities, including convertible            return
                          securities, of U.S. and foreign issuers.

Morgan Stanley Emerging   Primarily equity securities of emerging market country    Long-term capital
 Markets Equity*          (i.e. foreign) issuers.                                   appreciation

T. Rowe Price Equity      Primarily dividend paying common stocks of established    Substantial dividend
 Income                   companies.                                                income and also capital
                                                                                    appreciation

T. Rowe Price             Primarily common stocks of established non-United         Long-term growth of
 International Stock      States companies.                                         capital

Warburg Pincus Small      Primarily in a portfolio of equity securities of small    Long-term capital
 Company Value            capitalization companies (i.e., companies having market   appreciation
                          capitalizations of $1 billion or less at the time of
                          initial purchase) that the Portfolio adviser
                          considers to be relatively undervlaued.



------------
* Will be available on or about September 2, 1997.

ON PAGE 14, REPLACE THE FIRST AND SECOND PARAGRAPHS WITH THE FOLLOWING
PARAGRAPHS:


  This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "SEC Standardized Performance Data," reflects all applicable fees and charges, including the guaranteed minimum death benefit charge, but not the charges for any applicable taxes such as premium taxes.

  The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the distribution fee, the withdrawal charge, the guaranteed minimum death benefit charge, the annual contract fee or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


  HR Trust Portfolios


  The performance data shown for the Investment Funds investing in Class IA shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997), are based on the actual investment results of the Portfolios and have been adjusted for the fees and charges applicable under the Certificates.


  The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

  EQ Trust Portfolios


  The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this Supplement. EQ Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables below.

ON PAGE 14, REPLACE THE HEADING "PERFORMANCE DATA FOR A CERTIFICATE" WITH "STANDARDIZED PERFORMANCE DATA."


  IN THE FIRST SENTENCE OF THE THIRD PARAGRAPH UNDER THIS HEADING CHANGE THE DATE FROM "DECEMBER 31, 1995" TO "DECEMBER 31, 1996."

ON PAGES 14 AND 15, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

                        STANDARDIZED PERFORMANCE DATA

        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996



                                         LENGTH OF INVESTMENT PERIOD
                               ----------------------------------------------
           INVESTMENT              ONE     THREE   FIVE     TEN       SINCE
              FUND                YEAR     YEARS   YEARS   YEARS    INCEPTION
------------------------------ --------- ------- ------- -------- -----------
Alliance Conservative
 Investors                        (3.31)%   3.24%   4.85%     --       6.29%
Alliance Growth Investors          4.00     7.89    8.32      --      12.17
Alliance Growth & Income          11.40    10.64      --      --       7.66
Alliance Common Stock             15.54    13.91   13.32   13.88%     13.41
Alliance Global                    5.98     9.40   11.11      --       8.96
Alliance International             1.24       --      --      --       6.07
Alliance Aggressive Stock         13.49    12.32    9.35   16.64      18.12
Alliance Money Market             (3.19)    1.55    1.80    3.97       5.23
Alliance Intermediate Govt.
 Securities                       (4.73)    0.47    3.11      --       4.52
Alliance High Yield               14.16     9.34   12.29      --       9.41



                        STANDARDIZED PERFORMANCE DATA


    GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996


                          LENGTH OF INVESTMENT PERIOD
                               -----------------------------------------------
           INVESTMENT             ONE    THREE     FIVE     TEN       SINCE
              FUND               YEAR    YEARS    YEARS    YEARS    INCEPTION*
------------------------------ ------- -------- -------- -------- ------------
Alliance Conservative
 Investors                      $  967   $1,100   $1,267       --    $ 1,629
Alliance Growth Investors        1,040    1,256    1,491       --      2,506
Alliance Growth & Income         1,114    1,355       --       --      1,344
Alliance Common Stock            1,155    1,478    1,869   $3,668     14,040
Alliance Global                  1,060    1,309    1,694       --      2,359
Alliance International           1,012       --       --       --      1,125
Alliance Aggressive Stock        1,135    1,417    1,564    4,663      6,244
Alliance Money Market              968    1,047    1,093    1,475      2,261
Alliance Intermediate Govt.
 Securities                        953    1,014    1,166       --      1,304
Alliance High Yield              1,142    1,307    1,785       --      2,459



------------
 * The "Since Inception" dates for the Portfolios of HR Trust are as follows:
   Alliance Conservative Investors (October 2, 1989); Alliance Growth Investors (October 2, 1989); Alliance Growth & Income (October 1, 1993); Alliance Common Stock (January 13, 1976); Alliance Global (August 27, 1987); Alliance International (April 3, 1995); Alliance Aggressive Stock (January 27, 1986); Alliance Small Cap Growth (May 1, 1997); Alliance Money Market (July 13,
   1981); Alliance Intermediate Government Securities (April 1, 1991); an Alliance High Yield (January 2, 1987).

ON PAGE 16, INSERT THE FOLLOWING PARAGRAPHS BEFORE THE "RATE OF RETURN DATA FOR INVESTMENT FUNDS" SECTION:

     Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

     The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

     The investment performance data for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing a substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

ON PAGE 16, INSERT THE FOLLOWING SECTION UNDER THE HEADING "PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:"

  ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master
  Index.

ON PAGES 16, 17 AND 18, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                              SINCE
                              1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS   INCEPTION
                            -------- --------- --------- ---------- ---------- ---------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                     3.99%     5.47%     6.08%       --         --         --        7.77%
 Lipper Income                 8.95      8.91      9.55        --         --         --        9.55
 Benchmark                     8.78     10.14      9.64        --         --         --       10.42
ALLIANCE GROWTH
 INVESTORS                    11.30     10.00      9.48        --         --         --       14.23
 Lipper Flexible Portfolio    12.51      9.26      9.30        --         --         --        9.99
 Benchmark                    16.94     15.84     13.02        --         --         --       12.73
ALLIANCE GROWTH &
 INCOME                       18.70     12.69        --        --         --         --       11.47
 Lipper Growth & Income       19.96     15.39        --        --         --         --       14.78
 Benchmark                    21.28     17.93        --        --         --         --       17.24
ALLIANCE COMMON STOCK         22.84     15.87     14.39     14.49      15.17      14.17%      13.90
  Lipper Growth               18.78     14.80     12.39     13.08      14.04      13.60       13.42
  Benchmark                   22.96     19.66     15.20     15.28      16.79      14.55       14.63
ALLIANCE GLOBAL               13.28     11.44     12.19        --         --         --       10.43
  Lipper Global               17.89      8.49     10.29        --         --         --        3.65
  Benchmark                   13.48     12.91     10.82        --         --         --        7.44
ALLIANCE INTERNATIONAL         8.54        --        --        --         --         --       10.90
  Lipper International        13.36        --        --        --         --         --       14.33
  Benchmark                    6.05        --        --        --         --         --        8.74
ALLIANCE Aggressive Stock     20.79     14.33     10.55     17.24         --         --       18.79
  Lipper Small Company
    Growth                    16.55     12.70     17.53     16.29         --         --       16.47
  Benchmark                   17.85     14.14     14.80     14.29         --         --       13.98
ALLIANCE MONEY MARKET          4.11      3.82      3.12      4.68       5.85         --        6.05
  Lipper Money Market          3.82      3.60      2.93      4.52       5.72         --        5.89
  Benchmark                    5.25      5.07      4.37      5.67       6.72         --        6.97

                                       12

                                                                                              SINCE
                              1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS   INCEPTION
                            -------- --------- --------- ---------- ---------- ---------- -----------
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                    2.57%     2.80%     4.38%      --         --         --         5.75%
  Lipper Gen. U.S.
    Government                 1.57      3.99      5.21       --         --         --         6.76
  Benchmark                    4.06      5.37      6.23       --         --         --         7.43
ALLIANCE HIGH YIELD           21.46     11.43     13.34       --         --         --        10.13
  Lipper High Yield           12.46      7.93     11.47       --         --         --         9.13
  Benchmark                   11.06      9.59     12.76       --         --         --        11.24



CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                               SINCE
                              1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS    INCEPTION
                            -------- --------- --------- ---------- ---------- ----------- -----------
ALLIANCE CONSERVATIVE
 INVESTORS                     3.99%    17.34%    34.32%        --         --          --       72.02%
 Lipper Income                 8.95     29.47     58.37         --         --          --       94.21
 Benchmark                     8.78     33.60     58.40         --         --          --      105.23
ALLIANCE GROWTH
 INVESTORS                    11.30     33.11     57.28         --         --          --      162.18
 Lipper Flexible Portfolio    12.51     30.84     56.65         --         --          --      100.79
 Benchmark                    16.94     55.46     84.42         --         --          --      138.49
ALLIANCE GROWTH &
 INCOME                       18.70     43.09        --         --         --          --       42.30
 Lipper Growth & Income       19.96     53.82        --         --         --          --       56.73
 Benchmark                    21.28     63.99        --         --         --          --       67.75
ALLIANCE COMMON STOCK         22.84     55.58     95.88     287.01     731.70    1,314.86%   1,430.82
  Lipper Growth               18.78     51.65     80.51     243.70     627.03    1,185.21    1,298.19
  Benchmark                   22.96     71.34    102.85     314.34     925.25    1,416.26    1,655.74
ALLIANCE GLOBAL               13.28     38.40     77.77         --         --          --      152.69
  Lipper Global               17.89     28.45     63.87         --         --          --       39.73
  Benchmark                   13.48     43.95     67.12         --         --          --       95.62
ALLIANCE INTERNATIONAL         8.54        --        --         --         --          --       19.76
  Lipper International        13.36        --        --         --         --          --       26.53
  Benchmark                    6.05        --        --         --         --          --       15.78
ALLIANCE Aggressive Stock     20.79     49.45     65.10     390.47         --          --      556.42
  Lipper Small Company
    Growth                    16.55     43.42    142.70     352.31         --          --      428.32
  Benchmark                   17.85     46.89     99.38     280.32         --          --      318.19
ALLIANCE MONEY MARKET          4.11     11.90     16.59      58.03     134.78          --      148.19
  Lipper Money Market          3.82     11.18     15.58      55.73     130.46          --      141.99
  Benchmark                    5.25     15.99     23.86      73.61     165.31          --      184.26
ALLIANCE INTERMEDIATE
 GOVERNMENT
 SECURITIES                    2.57      8.63     23.89         --         --          --       37.89
  Lipper Gen. U.S.
    Government                 1.57     12.45     28.92         --         --          --       45.71
  Benchmark                    4.06     16.98     35.30         --         --          --       51.07
ALLIANCE HIGH YIELD           21.46     38.37     87.00         --         --          --      162.38
  Lipper High Yield           12.46     25.77     72.39         --         --          --      142.30
  Benchmark                   11.06     31.63     82.29         --         --          --      190.43



------------
 *    See footnotes on next page.

YEAR-BY-YEAR RATES OF RETURN*


                   1984      1985     1986     1987      1988    1989
                --------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS           --       --       --       --        --      2.79%
ALLIANCE GROWTH
 INVESTORS           --       --       --       --        --      3.53
ALLIANCE GROWTH
 & INCOME            --       --       --       --        --       --
ALLIANCE COMMON
 STOCK**           (3.09)%  31.91%   16.02%     6.21%   21.03%   24.16
ALLIANCE GLOBAL      --       --       --     (13.62)    9.61    25.29
ALLIANCE
 INTERNATIONAL        --       --       --        --       --       --
ALLIANCE
 AGGRESSIVE
 STOCK               --       --     33.83      6.06    (0.03)   41.86
ALLIANCE MONEY
 MARKET**           9.59     6.91     5.39      5.41     6.09     7.93
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES          --       --       --       --        --       --
ALLIANCE
 HIGH YIELD           --       --       --      3.49     8.48     3.93


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                   1990     1991     1992     1993     1994      1995    1996
                -------- -------- -------- -------- --------- -------- -------
ALLIANCE
 CONSERVATIVE
 INVESTORS         5.14%   18.51%    4.50%    9.54%    (5.20)%  19.02%    3.99%
ALLIANCE GROWTH
 INVESTORS         9.39    47.19     3.69    13.95     (4.27)   24.92    11.30
ALLIANCE GROWTH
 & INCOME           --       --       --     (0.55)    (1.72)   22.65    18.70
ALLIANCE COMMON
 STOCK**          (9.17)   36.30     2.03    23.39     (3.26)   30.93    22.84
ALLIANCE GLOBAL   (7.15)   29.06    (1.65)   30.60      4.02    17.45    13.28
ALLIANCE
 INTERNATIONAL       --       --       --       --        --    10.34     8.54
ALLIANCE
 AGGRESSIVE
 STOCK             6.92    84.73    (4.28)   15.41     (4.92)   30.13    20.79
ALLIANCE MONEY
 MARKET**          6.99     4.97     2.37     1.78      2.82     4.53     4.11
ALLIANCE
 INTERMEDIATE
 GOVERNMENT
 SECURITIES         --     11.30     4.38     9.27     (5.47)   12.03     2.57
ALLIANCE
 HIGH YIELD       (2.26)   23.03    11.02    21.74     (3.90)   18.54    21.46



------------
 * Returns do not reflect the distribution fee, the withdrawal charge, the guaranteed minimum death benefit charge, the annual contract fee and any charge for tax such as premium taxes.
**  Prior to 1984 the Year-by-Year Rates of Return were:

                        1976    1977   1978   1979   1980   1981    1982   1983
    ALLIANCE
     COMMON STOCK       8.20% (10.28)% 6.99% 28.35% 48.39% (6.94)% 16.22% 24.67%
    ALLIANCE MONEY
     MARKET               --      --     --     --     --   5.71   11.72   7.70%


On page 25, under the heading "Transfers Among Investment Options," delete the first bulleted paragraph.

ON PAGE 25, UNDER THE HEADING "DOLLAR COST AVERAGING."

  REPLACE THE FIRST SENTENCE IN THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE.

  If you have at least $10,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly, or annual basis.

  REPLACE THE SECOND AND THIRD SENTENCES IN THE SECOND PARAGRAPH WITH THE FOLLOWING SENTENCES.

  The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to made each Contract Year.


ON PAGE 29, INSERT THE FOLLOWING SECTION BEFORE THE "CASH VALUE" SECTION:

 GUARANTEED MINIMUM INCOME BENEFIT (GMIB)

  The GMIB provides a minimum amount of guaranteed lifetime income upon the application of the Annuity Account Value in the Investment Funds to purchase the Assured Payment Plan (Life Annuity with a Period Certain). The Assured Payment Plan provides payments during a period certain with payments continuing for life thereafter. On the Transaction Date, the amount of the periodic lifetime income to be purchased under the Assured Payment Plan will be based on the greater of (i) the Annuity Account Value in the

  Investment Funds and (ii) an amount equal to the GMDB (without regard to the seventh Contract Year reset) described above, reduced by any remaining withdrawal charges; each divided by "guaranteed maximum annuity purchase rates" under the Certificate. The guaranteed maximum annuity purchase rates are based on (i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. The mortality table used in determining such annuity purchase rates assumes that mortality will improve in the future and is more conservative than the basis underlying current annuity purchase rates. Your Annuity Account Value in the Investment Funds will depend on the performance of such Funds. The amount equal to the GMDB (as discussed above) does not have an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the GMIB.

  If you have any Annuity Account Value in the Guaranteed Period Account under your Accumulator Certificate as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) toward the purchase of payments under the Assured Payment Plan. Such Annuity Account Value will increase the payments provided by the GMIB. A market value adjustment may apply.

  When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the Assured Payment Plan (with a period certain as specified below) would produce higher lifetime income, and if so, the higher income will be provided.

  In addition, you can elect any of our income annuity options at any time. See "Income Annuity Options" below.

  The GMIB applies only if your election of the Assured Payment Plan meets the following conditions:

         o The Assured Payment Plan is purchased within 30 days following the 7th or later Contract Date anniversary under your Accumulator Certificate; provided it is not purchased earlier than the Annuitant's age 60, nor later than the Annuitant's age 83.

         o The period certain you select is as indicated below, based on the Annuitant's issue age for the Assured Payment Plan Certificate and the type of payments selected;



            LEVEL PAYMENTS
-------------------------------------
     ANNUITANT
     ISSUE AGE       PERIOD CERTAIN
----------------- -------------------
  60 through 80         10 years
  81 through 83     90 less issue age



         INCREASING PAYMENTS
-----------------------------------
     ANNUITANT
     ISSUE AGE      PERIOD CERTAIN
----------------- -----------------
  60 through 70        15 years
  71 through 75        12 years
  76 through 80         9 years
  81 through 83         6 years



         o Payments start one payment mode after the Contract Date of the Assured Payment Plan Certificate.

  Each year on your Contract Date anniversary, if you are eligible to exercise the GMIB, we will send you a notice of how much income could be provided under such option on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the GMIB by submitting the proper form and returning your Accumulator Certificate. The income to be provided under the Assured Payment Plan Certificate will be determined on the Transaction Date that we receive your request and the Certificate and, therefore, may differ from the notice. It will be based on the GMIB as of such Transaction Date.

  The Assured Payment Plan (Life Annuity with a Period Certain) is offered through our Prospectus for the Assured Payment Plan, which may be obtained from your registered representative. You should read it carefully before you decide to purchase such Plan.

GMIB CHARGE


If you elect to have GMIB added to your Certificate, an additional 0.10% charge will be applied against the GMDB for providing the GMIB. The charge will be added as of the Processing Date following election of this benefit. The combined GMDB/GMIB charge will be 0.45% of the GMDB in effect on each Processing Date.

ON PAGE 31, UNDER THE HEADING, "DISTRIBUTION OF THE CERTIFICATES," REPLACE THE FOURTH AND FIFTH SENTENCES OF THE FIRST PARAGRAPH WITH THE FOLLOWING TWO SENTENCES.


  EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.


ON PAGE 33, DELETE THE SECTION WITH THE HEADING "TRUST CHARGES TO PORTFOLIOS," AND REPLACE WITH THE FOLLOWING SECTIONS.


  HR TRUST CHARGES TO PORTFOLIOS


  Investment advisory fees charged daily against HR Trust's assets, other direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:


                           AVERAGE DAILY NET ASSETS

                                            FIRST           NEXT          NEXT          NEXT
                                         $750 MILLION   $750 MILLION   $1 BILLION   $2.5 BILLION THEREAFTER
                                       -------------- -------------- ------------ -------------- ------------
Alliance Conservative Investors .......     0.475%         0.425%        0.375%        0.350%        0.325%
Alliance Growth Investors..............     0.550%         0.500%        0.450%        0.425%        0.400%
Alliance Growth & Income...............     0.550%         0.525%        0.500%        0.480%        0.470%
Alliance Common Stock..................     0.475%         0.425%        0.375%        0.355%        0.345%*
Alliance Global........................     0.675%         0.600%        0.550%        0.530%        0.520%
Alliance International.................     0.900%         0.825%        0.800%        0.780%        0.770%
Alliance Aggressive Stock..............     0.625%         0.575%        0.525%        0.500%        0.475%
Alliance Small Cap Growth..............     0.900%         0.850%        0.825%        0.800%        0.775%
Alliance Money Market..................     0.350%         0.325%        0.300%        0.280%        0.270%
Alliance Intermediate Govt Securities       0.500%         0.475%        0.450%        0.430%        0.420%
Alliance High Yield....................     0.600%         0.575%        0.550%        0.530%        0.520%

------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.

  Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the HR Trust prospectus.

  EQ TRUST CHARGES TO PORTFOLIOS


  Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                                              AVERAGE DAILY NET
                                                   ASSETS
                                          -----------------------
   EQ/Putnam Balanced.....................          0.55%
   EQ/Putnam Growth and Income Value .....          0.55%
   MFS Emerging Growth Companies  ........          0.55%
   MFS Research...........................          0.55%
   Merrill Lynch Basic Value Equity ......          0.55%
   Merrill Lynch World Strategy...........          0.55%
   Morgan Stanley Emerging Markets
 Equity...................................          0.55%
   T. Rowe Price Equity Income............          0.55%
   T. Rowe Price International Stock .....          0.55%
   Warburg Pincus Small Company Value ....          0.55%



  Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolios' average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, MFS Research, Merrill Lynch Basic Value Equity, T. Rowe Price Equity, and MFS Emerging Growth Companies Portfolios; 0.90% for the EQ/Putnam Balanced Portfolio; 1.00% for Warburg Pincus Small Company Value Portfolio; 1.20% each for T. Rowe Price International Stock and Merrill Lynch World Strategy Portfolios; and 1.75% for Morgan Stanley Emerging Markets Equity Portfolio. See the prospectus for EQ Trust for more information.

  The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust Prospectus.

ON PAGE 35, UNDER THE HEADING "TRUST VOTING RIGHTS"


  REPLACE THE FIRST SENTENCE OF THE SECOND PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Because HR TRUST is a Massachusetts Business Trust and EQ Trust is a Delaware business trust, annual meetings are not required.


ON PAGE 35, UNDER THE HEADING "VOTING RIGHTS OF OTHERS," REPLACE THE FIRST TWO SENTENCES OF THE PARAGRAPH WITH THE FOLLOWING SENTENCES:


  Currently we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us.


ON PAGE 37, UNDER THE HEADING "FEDERAL AND STATE INCOME TAX WITHHOLDING," REPLACE THE FOURTH SENTENCE OF THE THIRD PARAGRAPH WITH THE FOLLOWING
SENTENCE:


  For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from federal income tax withholding, unless the recipient specifies a different choice of withholding exemption.

INSERT THE FOLLOWING APPENDIX AFTER PAGE 46 "APPENDIX III:"

                          APPENDIX IV: GMIB EXAMPLES

         The GMIB is equal to:

             (A) the greater of

                (i)  the Annuity Account Value in the Investment Funds, and

                (ii) an amount equal to the GMDB (without regard to the seventh Contract Year reset), reduced by any remaining withdrawal charges; divided by

             (B) the guaranteed maximum annuity purchase rates.

         The examples below assume a male age 60 has purchased an Accumulator Certificate with an initial contribution of $100,000 that is allocated 100% to the Investment Funds (excluding the Fixed Income Series). The GMDB (without regard to the seventh Contract Year reset) in the 10th Contract Year is $179,085 at 6% interest. Assuming hypothetical rates of return (after deduction of charges) in the Investment Funds of 0% in Example 1 and 8% in Example 2 during the 10 Contract Years, the GMIB in the 10th Contract Year (assuming level payments under the Assured Payment Plan) would be as follows:


                                                                   EXAMPLE 1   EXAMPLE 2
                                                                  ----------- -----------
(1) Hypothetical Rate of Return...................................     0%          8%
(2) Annuity Account Value as of the Contract Date ................  $100,000    $100,000
(3) The greater of (i) the GMDB (without regard to the seventh
    Contract Year reset) and (ii) the Annuity Account Value as of
    the 10th Contract Date anniversary ...........................  $179,085    $215,892
(4) Guaranteed Maximum Annuity Purchase Rates for level payments
    under the Assured Payment Plan ...............................   $14.73      $14.73
(5) GMIB as of 10th Contract Date anniversary ((3) / (4)) ........   $12,160     $14,659


         In Example 1, the GMDB (without regard to the seventh Contract Year reset) which is higher than the Annuity Account Value would provide a GMIB of $12,160. In Example 2, the Annuity Account Value, which at this point is higher than the GMDB (without regard to the seventh Contract Year reset), would provide a GMIB of $14,659.

         The rates of return discussed above are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. The level of GMIB under the Assured Payment Plan will also depend on the guaranteed maximum annuity purchase rates as of the Transaction Date and the type of payments selected. The examples assume no transfers or withdrawals, which would affect the GMDB and, thus, the GMIB.

                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS

                                                                    PAGE
                                                                    --------
Part 1:     Accumulation Unit Values                                2
Part 2:     Annuity Unit Values                                     2
Part 3:     Custodian and Independent Accountants                   3
Part 4:     Alliance Money Market Fund and Alliance Intermediate    3
            Government Securities Fund Yield Information
Part 5:     Long-Term Market Trends                                 4
Part 6:     Financial Statements                                    6


                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me an Accumulator SAI:
                     (Supplement dated May 1, 1997 to Accumulator Prospectus, dated May 1, 1996)

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                               INCOME MANAGER(SM)
                            ACCUMULATOR PROSPECTUS

                              DATED MAY 1, 1996
                              -----------------
         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States
-----------------------------------------------------------------------------
This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ACCUMULATOR) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Accumulator Certificates are used for after-tax contributions to a non-qualified annuity. A minimum initial contribution of $10,000 is required to put the Certificate into effect.

The Accumulator is designed to provide retirement income at a future date. Contributions accumulate on a tax-deferred basis and can be later distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Accumulator offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 9 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

                              Investment Funds
------------------------------------------------------------------------------  Guarantee Periods
Asset Allocation Series:      Equity Series:          Fixed Income Series:      Expiration Dates:
----------------------------  ----------------------  ------------------------  -----------------
o Conservative Investors      o Growth & Income       o Money Market               February 15,
o Growth Investors            o Common Stock          o Intermediate            o 1997 through 2006
                              o Global                  Government
                              o International           Securities
                              o Aggressive Stock

We invest each Investment Fund in shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (TRUST), a mutual fund whose shares are purchased by separate accounts of insurance companies. The prospectus for the Trust, which accompanies this prospectus, describes the investment objectives, policies and risks of the Portfolios.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates.

You may choose from a variety of payout options, including variable annuities and fixed annuities.

This prospectus provides information about the Accumulator that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by a current prospectus for the Trust, which you should also read carefully.

Registration statements relating to Separate Account No. 45 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1996, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.
-----------------------------------------------------------------------------
                                Copyright 1996
The Equitable Life Assurance Society of the United States, New York, New York
                                    10019.
                             All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.

   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.


   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

PROSPECTUS TABLE OF CONTENTS


GENERAL TERMS                                   PAGE 4

FEE TABLE                                       PAGE 5
Condensed Financial Information                    7

PART 1: SUMMARY                                 PAGE 8

What is the INCOME MANAGER?                        8
Investment Options                                 8
Contributions                                      8
Transfers                                          8
Free Look Period                                   8
Services We Provide                                8
Withdrawals                                        9
Death Benefits                                     9
Surrendering the Certificates                      9
Income Annuity Options                             9
Taxes                                              9
Deductions from Annuity
  Account Value                                    9
Deductions from Investment
  Funds                                           10
Trust Charges to Portfolios                       10

PART 2: EQUITABLE LIFE, THE SEPARATE
  ACCOUNT AND THE INVESTMENT FUNDS              PAGE 11

Equitable Life                                    11
Separate Account No. 45                           11
The Trust                                         11
The Trust's Investment Adviser                    12
Investment Policies and Objectives of the
  Trust's Portfolios                              13

PART 3: INVESTMENT PERFORMANCE                 PAGE 14

Performance Data for a Certificate                14
Rate of Return Data for Investment
  Funds                                           15
Communicating Performance Data                    18
Money Market Fund and Intermediate Government
  Securities Fund
  Yield Information                               19

PART 4: THE GUARANTEED PERIOD ACCOUNT          PAGE 20

Guarantee Periods                                 20
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                                 21
Death Benefit Amount                              22
Investments                                       22



PART 5: PROVISIONS OF THE CERTIFICATES
  AND SERVICES WE PROVIDE                       PAGE 23

Availability of the Certificates                  23
Contributions Under the Certificates              23
Methods of Payment                                23
Allocation of Contributions                       23
Free Look Period                                  24
Annuity Account Value                             24
Transfers Among Investment Options                25
Dollar Cost Averaging                             25
Withdrawals                                       26
Death Benefit                                     26
When the Certificate Owner Dies
  Before the Annuitant                            28
Cash Value                                        29
Surrendering the Certificates to
  Receive the Cash Value                          29
Income Annuity Options                            29
When Payments are Made                            31
Assignment                                        31
Distribution of the Certificates                  31

PART 6: DEDUCTIONS AND CHARGES                 PAGE 32

Charges Deducted from the Annuity
  Account Value                                   32
Charges Deducted from the Investment
  Funds                                           33
Trust Charges to Portfolios                       33
Group or Sponsored Arrangements                   34
Other Distribution Arrangements                   34

PART 7: VOTING RIGHTS                          PAGE 35

Trust Voting Rights                               35
Voting Rights of Others                           35
Separate Account Voting Rights                    35
Changes in Applicable Law                         35

PART 8: TAX ASPECTS OF THE CERTIFICATES        PAGE 36

Tax Changes                                       36
Taxation of Non-Qualified Annuities               36
Federal and State Income Tax
  Withholding                                     37
Other Withholding                                 37
Special Rules for Certificates Issued in
  Puerto Rico                                     38
Impact of Taxes to Equitable Life                 38
Transfers Among Investment Options                38

PART 9: KEY FACTORS IN RETIREMENT PLANNING     PAGE 39

Introduction                                      39
Inflation                                         39
Starting Early                                    40
Tax-Deferral                                      40
Investment Options                                41
The Benefit of Annuitization                      42

PART 10: INDEPENDENT ACCOUNTANTS               PAGE 43

APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE    PAGE 44

APPENDIX II: GUARANTEED MINIMUM
  DEATH BENEFIT (GMDB) EXAMPLE                 PAGE 45

APPENDIX III: GMDB SPECIAL ADJUSTMENT          PAGE 46

STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS                            PAGE 47


-----------------------------------------------------------------------------
                                GENERAL TERMS
-----------------------------------------------------------------------------

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Accumulator Certificate. See "Annuity Account Value" in Part 5.

ANNUITY COMMENCEMENT DATE--The date on which amounts are applied to provide an annuity benefit.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns an Accumulator Certificate and has the right to exercise all rights under the Certificate.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which the Annuitant is enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.


GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates.




GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

PORTFOLIOS--The portfolios of the Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SAI--The statement of additional information for the Separate Account under the Accumulator.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 45.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

-----------------------------------------------------------------------------
                                  FEE TABLE
-----------------------------------------------------------------------------
The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of the Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of the Trust's charges and expenses, see the prospectus for the Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. However, if there is insufficient value in the Investment Funds all or a portion of the distribution fee and the annual contract fee, if any, will be deducted from your Annuity Account Value in the Guaranteed Period Account rather than from the Investment Funds. See "Part 6: Deductions and Charges." A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."


OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------
DISTRIBUTION FEE (SALES LOAD) AS A PERCENTAGE OF EACH CONTRIBUTION RECEIVED DURING THE FIRST CONTRACT YEAR (deducted annually on each of the first seven
Processing Dates)(1) ..................................................  0.20%


                                                                                     Contract
                                                                                       Year
                                                                                     --------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted upon surrender            1 ...... 7.00%
  or for certain withdrawals. The applicable withdrawal charge percentage is           2 ...... 6.00
  determined by the Contract Year in which the withdrawal is made or the               3 ...... 5.00
  Certificate is surrendered beginning with "Contract Year 1" with respect to          4 ...... 4.00
  each contribution withdrawal or surrendered. For each contribution, the              5 ...... 3.00
  Contract Year in which we receive that contribution is "Contract Year 1")(2)         6 ...... 2.00
                                                                                       7 ...... 1.00
                                                                                       8+ ..... 0.00


Transfer Charge(3) .................................................................................   $0.00
Guaranteed Minimum Death Benefit Charge (percentage deducted annually on each Processing Date as a
 percentage of the guaranteed minimum death benefit then in effect)(4) .............................    0.35%
ANNUAL CONTRACT FEE (DEDUCTED FROM ANNUITY ACCOUNT VALUE ON EACH PROCESSING DATE)(5)
---------------------------------------------------------------------------------------------------
 If the initial contribution is less than $25,000 ..................................................     $30
 If the initial contribution is $25,000 or more ....................................................      $0
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
---------------------------------------------------------------------------------------------------
Mortality and Expense Risk Charge ..................................................................    0.90%
Asset Based Administrative Charge ..................................................................    0.25%
                                                                                                       ------
 Total Separate Account Annual Expenses ............................................................    1.15%
                                                                                                       ======




TRUST ANNUAL EXPENSES(AS A PERCENTAGE OF AVERAGE NET ASSETS IN EACH PORTFOLIO)
-----------------------------------------------------------------------------

                                                     INVESTMENT PORTFOLIOS
                                 -----------------------------------------------------------
                                   CONSERVATIVE     GROWTH      GROWTH &    COMMON
                                    INVESTORS      INVESTORS     INCOME     STOCK     GLOBAL
                                 --------------  -----------  ----------  --------  --------
Investment Advisory Fee                0.55%         0.52%        0.55%      0.35%     0.53%
Other Expenses                         0.04%         0.04%        0.05%      0.03%     0.08%
                                 --------------  -----------  ----------  --------  --------
 TOTAL TRUST ANNUAL EXPENSES(6)        0.59%         0.56%        0.60%      0.38%     0.61%
                                 ==============  ===========  ==========  ========  ========

                                                                           INTERMEDIATE
                                                   AGGRESSIVE    MONEY        GOVT.
                                  INTERNATIONAL      STOCK       MARKET     SECURITIES
                                ---------------  ------------  --------  --------------
Investment Advisory Fee               0.90%           0.46%       0.40%        0.50%
Other Expenses                        0.13%           0.03%       0.04%        0.07%
                                ---------------  ------------  --------  --------------
 TOTAL TRUST ANNUAL
 EXPENSES(6)                          1.03%           0.49%       0.44%        0.57%
                                ===============  ============  ========  ==============

------------

   Notes:

   (1)The amount deducted is based on contributions that have not been withdrawn. See "Part 6: Deductions and Charges," "Distribution Fee."

   (2)Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6: Deductions and Charges," "Withdrawal Charge."

   (3)We reserve the right to impose a charge in the future at a maximum of $25 for each transfer among the Investment Options in excess of five per Contract Year.

   (4)See "Part 6: Deductions and Charges," "Guaranteed Minimum Death Benefit Charge."

   (5)This charge is incurred at the beginning of the Contract Year and deducted on the Processing Date. See "Part 6: Deductions and Charges," "Annual Contract Fee."

   (6)Expenses shown for all Portfolios are for the fiscal year ended December 31, 1995. The amount shown for the International Portfolio, which was established on April 3, 1995, is annualized. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "Trust Charges to Portfolios" in Part 6.

EXAMPLES
--------
The examples below show the expenses that a hypothetical Certificate Owner would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1) The annual contract fee was computed based on an initial contribution of $10,000.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:


                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $90.65    $124.85    $161.72    $282.98
 Growth Investors            90.36     123.96     160.23     279.95
EQUITY SERIES:
 Growth & Income             90.75     125.15     162.22     284.01
 Common Stock                88.57     118.54     151.12     261.44
 Global                      90.85     125.45     162.72     285.01
 International               95.03     138.00     183.64     326.72
 Aggressive Stock            89.66     121.85     156.59     272.79
FIXED INCOME SERIES:
  Money Market               89.16     120.34     154.16     267.65
  Intermediate Government
    Securities               90.46     124.26     160.73     280.97

IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:


                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
                          --------  ---------  ---------  ----------
ASSET ALLOCATION SERIES:
 Conservative Investors     $26.36    $81.02     $138.41    $289.26
 Growth Investors            26.07     80.13      136.91     286.22
EQUITY SERIES:
 Growth & Income             26.46     81.32      138.91     290.27
 Common Stock                24.28     74.72      127.82     267.73
 Global                      26.56     81.62      139.41     291.27
 International               30.74     94.16      160.32     332.98
 Aggressive Stock            25.37     78.02      133.38     279.07
FIXED INCOME SERIES:
  Money Market               24.87     76.52      130.85     273.93
  Intermediate Government
    Securities               26.17     80.43      137.41     287.22


------------

   Notes:

   (1)The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION

ACCUMULATION UNIT VALUES

Equitable Life commenced the offering of the Certificates on May 1, 1995. The following table shows the Accumulation Unit Values, as of May 1, 1995 and the last Business Day for the periods shown.

                                             LAST BUSINESS DAY OF
                                        -----------------------------
                           MAY 1, 1995    DECEMBER 1995    MARCH 1996
                         -------------  ---------------  ------------
ASSET ALLOCATION SERIES:
 Conservative Investors    $ 14.647383     $ 16.549050    $ 16.173096
 Growth Investors            20.073331       23.593613      23.915983

EQUITY SERIES:
  Growth & Income            10.376155       11.989601      12.223906
 Common Stock               102.335691      124.519251     129.576942
 Global                      19.478146       22.293921      23.053487
 International               10.125278       11.033925      11.330624
 Aggressive Stock            44.025496       54.591448      60.791588

FIXED INCOME SERIES:
 Money Market                23.150932       23.830754      24.060696
 Intermediate Govt.
 Securities                  12.498213       13.424767      13.280243

-----------------------------------------------------------------------------
                               PART 1: SUMMARY
-----------------------------------------------------------------------------
The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE INCOME MANAGER?

The INCOME MANAGER is a family of annuities designed to provide for retirement income. The Accumulator is a non-qualified deferred annuity designed to provide retirement income at a future date through the investment of funds on an after-tax basis. Generally, earnings will accumulate without being subject to annual income tax, until withdrawn. The Accumulator features a combination of Investment Options, consisting of Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest. Fixed and variable income annuities are also available. The Accumulator may not be available in all states.

INVESTMENT OPTIONS

The Accumulator offers the following Investment Options which permit you to create your own strategy for retirement savings. All available Investment Options may be selected under a Certificate.

INVESTMENT FUNDS

o     Asset Allocation Series: the Conservative Investors and Growth Investors
      Funds

o Equity Series: the Growth & Income, Common Stock, Global, International and Aggressive Stock Funds

o Fixed Income Series: the Money Market and Intermediate Government Securities Funds

GUARANTEE PERIODS

o     Guarantee Periods maturing in each of calendar years 1997 through 2006.

CONTRIBUTIONS

o To put a Certificate into effect, you must make an initial contribution of at least $10,000.

o     Subsequent contributions may be made in an amount of at least $1,000.

TRANSFERS


You may make an unlimited number of transfers among the Investment Funds. However, there are restrictions for transfers to and from the Guarantee Periods. Transfers from a Guarantee Period may result in a market value adjustment. Transfers among Investment Options are currently free of charge. Transfers among the Investment Options are not taxable.


FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value, reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.



SERVICES WE PROVIDE

O   REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o   Three additional reports of your Certificate values each year;

 o   Annual and semi-annual statements of the Trust; and

 o   Written confirmation of financial transactions.

O   TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O   PROCESSING OFFICE

 o   FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    Post Office Box 13014
    Newark, NJ 07188-0014

 O  FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

    Equitable Life
    c/o First Chicago National Processing Center
    300 Harmon Meadow Boulevard, 3rd Floor
    Attn: Box 13014
    Secaucus, NJ 07094

 O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    P.O. Box 1547
    Secaucus, NJ 07096-1547

 O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:

    Equitable Life
    Income Management Group
    200 Plaza Drive
    Secaucus, NJ 07096

WITHDRAWALS

 o Lump Sum Withdrawals--After the first Contract Year and before the Annuity Commencement Date while the Certificate is in effect, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year at any time during such Contract Year. The minimum withdrawal amount is $1,000.

 o Periodic Withdrawals--You may also withdraw funds under our Periodic Withdrawal option, where the minimum withdrawal amount is $250.

Withdrawals may be subject to a withdrawal charge and withdrawals from Guarantee Periods prior to their Expiration Dates will result in a market value adjustment. Withdrawals may be subject to income tax and tax penalty.

DEATH BENEFITS

If the Annuitant and successor Annuitant, if any, die before the Annuity Commencement Date, the Accumulator provides a death benefit. The beneficiary will be paid the greater of the Annuity Account Value in the Investment Funds and the guaranteed minimum death benefit, plus any death benefit provided with respect to the Guaranteed Period Account.

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time before the Annuity Commencement Date while the Annuitant is living. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates provide income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options are offered on a fixed and variable basis.

TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

DEDUCTIONS FROM ANNUITY
ACCOUNT VALUE

Distribution Fee


We deduct a sales load annually in an amount of 0.20% of each contribution received during the first Contract Year. This sales load is deducted on each of the first seven Processing Dates. The amount deducted is based on contributions that have not been withdrawn.


Withdrawal Charge

A withdrawal charge will be imposed as a percentage of the initial and each subsequent contribution if a withdrawal exceeds the 15% free corridor amount or if the Certificate is surrendered. We determine the withdrawal charge separately for each contribution in accordance with the table below.


                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 -------------------------------------------------------------
 Percentage of
  Contribution     7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution the Contract Year in which we receive that contribution is "Contract Year 1."

Guaranteed Minimum Death Benefit Charge

We deduct annually on each Processing Date an amount equal to 0.35% of the guaranteed minimum death benefit in effect on such Processing Date.

Annual Contract Fee

The charge will be $30 per Contract Year if your initial contribution is less than $25,000, and zero if your initial contribution is $25,000 or more.

Charges for State Premium and Other Applicable Taxes


Generally, we deduct a charge for premium or other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


DEDUCTIONS FROM INVESTMENT FUNDS

Mortality and Expense Risk Charge

We charge each Investment Fund a daily asset based charge for mortality and expense risks equivalent to an annual rate of 0.90%.

Asset Based Administrative Charge

We charge each Investment Fund a daily asset based charge to cover a portion of the administrative expenses under the Certificate equivalent to an annual rate of 0.25%.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees and other expenses of the Trust are charged daily against the Trust's assets. These are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.

-----------------------------------------------------------------------------
                 PART 2: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                           AND THE INVESTMENT FUNDS
-----------------------------------------------------------------------------

EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding shares of common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


Equitable Life, the Holding Company and their subsidiaries managed approximately $195.3 billion of assets as of December 31, 1995.


SEPARATE ACCOUNT NO. 45

Separate Account No. 45 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of the Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Accumulator Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Accumulator Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificate belongs from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUST

The Trust is an open-end diversified management investment company, more commonly called a mu-tual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of the Trust. The Trust commenced operations in January 1976 with a predecessor of its Common Stock Portfolio. The Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to the Trust are reinvested in full and fractional shares of the Portfolio to which they relate. More detailed information about the Trust, its investment objec-tives, policies, restrictions, risks, expenses and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

THE TRUST'S INVESTMENT ADVISER

The Trust is advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On December 31, 1995, Alliance was managing over $146.5 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.


Alliance's record as an investment manager is based, in part, on its ability to provide a diversity of investment services to domestic, international and global markets. Alliance prides itself on its ability to attract and retain a quality, professional work force. Alliance employs more than 160 investment professionals, including 68 research analysts. Portfolio managers have an average investment experience of more than 16 years.


Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved.

The policies and objectives of the Trust's Portfolios are as follows:

 Portfolio                   Investment Policy                                     Objective
---------------------------  ----------------------------------------------------  -----------------------------
ASSET ALLOCATION SERIES:
Conservative Investors       Diversified mix of publicly-traded, fixed-income and  High total return without, in
                             equity securities; asset mix and security selection   the adviser's opinion, undue
                             are primarily based upon factors expected to reduce   risk to principal
                             risk. The Portfolio is generally expected to hold
                             approximately 70% of its assets in fixed income
                             securities and 30% in equity securities.
Growth Investors             Diversified mix of publicly-traded, fixed-income and  High total return consistent
                             equity securities; asset mix and security selection   with the adviser's
                             based upon factors expected to increase possibility   determination of reasonable
                             of high long-term return. The Portfolio is generally  risk expected to hold approximately 70% of its assets in
                             equity securities and 30% in fixed income
                             securities.

EQUITY SERIES:
Growth & Income              Primarily income producing common stocks and          High total return through a
                             securities convertible into common stocks.            combination of current income
                                                                                   and capital appreciation
Common Stock                 Primarily common stock and other equity-type          Long-term growth of capital
                             instruments.                                          and increasing income
Global                       Primarily equity securities of non-United States as   Long-term growth of capital
                             well as United States companies.
International                Primarily equity securities selected principally to   Long-term growth of capital
                             permit participation in non-United States companies
                             with prospects for growth.
Aggressive Stock             Primarily common stocks and other equity-type         Long-term growth of capital
                             securities issued by medium and other smaller sized
                             companies with strong growth potential.

FIXED INCOME SERIES:
Money Market                 Primarily high quality short-term money market        High level of current income
                             instruments.                                          while preserving assets and
                                                                                   maintaining liquidity
Intermediate Government      Primarily debt securities issued or guaranteed by     High current income
Securities                   the U.S. government, its agencies and                 consistent with relative
                             instrumentalities. Each investment will have a final  stability of principal maturity of not more than 10 years or a duration not
                             exceeding that of a 10-year Treasury note.

-----------------------------------------------------------------------------
                        PART 3: INVESTMENT PERFORMANCE
-----------------------------------------------------------------------------


This Part presents performance data for each of the Investment Funds calculated by two methods. The first method, used in calculating values for the two tables in "Performance Data for a Certificate," reflects all applicable fees and charges other than the charge for tax such as premium taxes. The second method, used in preparing rates of return for the three tables in "Rate of Return Data for Investment Funds," reflects all fees and charges other than the distribution fee, the withdrawal charge, the guaranteed minimum death benefit charge, the annual contract fee and the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


The Separate Account commenced operations in May 1995 and no Certificates were issued prior to that date. The calculations of investment performance shown below are based on the actual investment results of the Portfolios of the Trust, from which certain fees and charges applicable under the Accumulator have been deducted. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Certificate.

See "Part 4: The Guaranteed Period Account" for information on the Guaranteed Period Account.

PERFORMANCE DATA FOR A CERTIFICATE

The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calcu- lation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1995 by the $1,000 contribution made at the beginning of each period illustrated. The annual contract fee is computed based on an initial contribution of $10,000. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995


                                     LENGTH OF INVESTMENT PERIOD
                        ----------------------------------------------------
       INVESTMENT                   THREE      FIVE      TEN        SINCE
          FUND           ONE YEAR   YEARS     YEARS     YEARS     INCEPTION*
----------------------  --------  --------  --------  --------  ------------
ASSET ALLOCATION SERIES:
Conservative Investors    $1,117    $1,162    $1,454  --           $ 1,567
Growth Investors           1,176     1,288     2,000  --             2,254
EQUITY SERIES:
Growth & Income            1,154       --        --   --             1,124
Common Stock               1,236     1,487     2,089  $3,471        11,447
Global                     1,102     1,521     1,942  --             2,092
International               --        --        --    --             1,030
Aggressive Stock           1,228     1,353     2,444  --             5,194

    GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995
                                 (CONTINUED)


                                            LENGTH OF INVESTMENT PERIOD
                               ---------------------------------------------------
          INVESTMENT              ONE     THREE      FIVE      TEN       SINCE
             FUND                YEAR     YEARS     YEARS     YEARS    INCEPTION*
-----------------------------  -------  --------  --------  --------  ------------
FIXED INCOME SERIES:
Money Market                    $  972    $1,022   $1,103    $1,494       $2,184
Intermediate Govt. Securities    1,047     1,085     --        --          1,270

------------

   * See footnote below.

        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1995


                                           LENGTH OF INVESTMENT PERIOD
                               --------------------------------------------------
          INVESTMENT                       THREE    FIVE      TEN        SINCE
             FUND               ONE YEAR   YEARS    YEARS    YEARS     INCEPTION*
-----------------------------  --------  -------  -------  --------  ------------
ASSET ALLOCATION SERIES:
Conservative Investors           11.72%     5.15%    7.77%     --         6.63%
Growth Investors                 17.62      8.81    14.86      --        12.31
EQUITY SERIES:
Growth & Income                  15.35       --       --       --         3.98
Common Stock                     23.63     14.14    15.87    13.25%      12.96
Global                           10.15     15.01    14.20      --         8.55
International                      --        --       --       --         3.04
Aggressive Stock                 22.83     10.59    19.57      --        17.91
FIXED INCOME SERIES:
Money Market                     (2.77)     0.73     1.98     4.10        5.34
Intermediate Govt. Securities     4.73      2.76      --       --         4.90

------------

   * The "Since Inception" dates are as follows: Conservative Investors (October 2, 1989); Growth Investors (October 2, 1989); Growth & Income (October 1, 1993); Common Stock (January 13, 1976); Global (August 27, 1987); International (April 3, 1995); Aggressive Stock (January 27, 1986); Money Market (July 13, 1981); and Intermediate Government Securities (April 1,
1991). The "Since Inception" numbers for the International Fund are unannualized.

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

Performance data of the Money Market and Common Stock Funds for the periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Funds are based on the date of inception of the predecessor separate accounts. This performance data has been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of the Trust as well as an assumed charge of 0.06% for direct operating expenses.

Performance data for the remaining Investment Funds reflect (i) the investment results of the corresponding Portfolios of the Trust from the date of inception of those Portfolios and (ii) the actual investment advisory fee and direct operating expenses of the relevant Portfolio.

The performance data for all periods has also been adjusted to reflect the Separate Account mortality and expense risk charge, and the asset based administrative charge equal to a total of 1.15% relating to the Certificates, as well as the Trust's expenses.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risk charge and the asset based administrative charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

Asset Allocation Series:

CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% Standard & Poor's 500 Index.

GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

Equity Series:

GROWTH & INCOME: October 1, 1993; 75% Standard & Poor's 500 Index and 25% Value Line Convertible Index.


COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.


GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.


INTERNATIONAL: April 1, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index.

AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.


Fixed Income Series:

MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under insurance policies or annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Accumulator performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
ASSET ALLOCATION SERIES:
CONSERVATIVE INVESTORS        19.02%      7.32%      8.89%       --          --          8.39%
 Lipper Income                21.25       9.65      11.99        --          --          9.79
 Benchmark                    24.11      10.41      11.73        --          --         10.55
GROWTH INVESTORS              24.92      10.87      15.77        --          --         14.70
 Lipper Flexible Portfolio    21.58       9.32      11.43        --          --          9.44
 Benchmark                    32.05      13.35      14.70        --          --         11.97
EQUITY SERIES:
GROWTH & INCOME               22.65        --         --         --          --          8.40
 Lipper Growth & Income       31.18        --         --         --          --         12.76
 Benchmark                    34.93        --         --         --          --         15.45
COMMON STOCK                  30.93      16.05      16.80      13.84       13.06%       13.47
  Lipper Growth               31.08      12.09      15.53      12.05       12.26        12.25
  Benchmark                   37.54      15.30      16.57      14.87       14.79        14.24

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
GLOBAL                          17.45%     16.86%  15.16%          --          --          10.09%
 Lipper Global                  13.87      13.45    9.10           --          --           2.52
 Benchmark                      20.72      15.83   11.74           --          --           6.75
INTERNATIONAL                     --         --      --            --          --          10.34**
 Lipper International             --         --      --            --          --          12.21**
 Benchmark                        --         --      --            --          --           9.17**
AGGRESSIVE STOCK                30.13      12.61   20.35           --          --          18.59
 Lipper Small Company Growth    28.19      15.26   25.72           --          --          16.06
 Benchmark                      29.69      13.67   20.16           --          --          13.58
FIXED INCOME SERIES:
MONEY MARKET                     4.53       3.04    3.29          4.81%        --           6.19
 Lipper Money Market             4.35       2.88    3.10          4.71         --           6.27
 Benchmark                       5.74       4.34    4.47          5.77         --           7.09
INTERMEDIATE GOVERNMENT
SECURITIES                      12.03       4.99    --             --          --           6.43
  Lipper Gen. U.S. Government   15.47       6.27    --             --          --           7.87
  Benchmark                     14.41       6.74    --             --          --           8.17

------------

    * See footnote on next page.

   ** Unannualized.

CUMULATIVE RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
ASSET ALLOCATION SERIES:
CONSERVATIVE INVESTORS          19.02%     23.60%     53.06%       --          --          65.42%
 Lipper Income                  21.25      31.95      76.42        --          --          79.42
 Benchmark                      24.11      34.58      74.09        --          --          87.24
GROWTH INVESTORS                24.92      36.28     108.00        --          --         135.55
 Lipper Flexible Portfolio      21.58      30.92      72.73        --          --          76.92
 Benchmark                      32.05      45.64      98.56        --          --         102.72
EQUITY SERIES:
GROWTH & INCOME                 22.65        --        --          --          --          19.89
 Lipper Growth & Income         31.18        --        --          --          --          31.42
 Benchmark                      34.93        --        --          --          --          38.14
COMMON STOCK                    30.93      56.29     117.35     265.55%     530.07%     1,146.22
 Lipper Growth                  31.08      41.29     107.30     215.49      483.45        920.87
 Benchmark                      37.54      53.30     115.25     300.11      692.18      1,327.94
GLOBAL                          17.45      59.57     102.53        --          --         123.08
 Lipper Global                  13.87      46.36      55.44        --          --          23.09
 Benchmark                      20.72      55.39      74.20        --          --          72.38
INTERNATIONAL                     --         --        --          --          --          10.34**
 Lipper International             --         --        --          --          --          12.21**
 Benchmark                        --         --        --          --          --           9.17**
AGGRESSIVE STOCK                30.13      42.79     152.49        --          --         443.46
 Lipper Small Company Growth    28.19      55.24     268.67        --          --         337.96
 Benchmark                      29.69      46.89     150.49        --          --         254.09
FIXED INCOME SERIES:
MONEY MARKET                     4.53       9.40      17.55      59.97         --         138.38
  Lipper Money Market            4.35       8.87      16.48      58.55         --         140.42
  Benchmark                      5.74      13.58      24.45      75.23         --         170.07

------------

    * See footnote on next page.

   ** Unannualized.

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
INTERMEDIATE GOVERNMENT
SECURITIES                      12.03%     15.72%      --          --          --         34.43 %
 Lipper Gen. U.S. Government    15.47      20.05       --          --          --         43.43
 Benchmark                      14.41      21.60       --          --          --         45.17

YEAR-BY-YEAR RATES OF RETURN*


                         1983      1984       1985      1986      1987       1988
                      --------  ---------  --------  --------  ---------  --------
ASSET ALLOCATION
 SERIES:
CONSERVATIVE
 INVESTORS                --        --         --        --        --         --
GROWTH INVESTORS          --        --         --        --        --         --
EQUITY SERIES:
GROWTH & INCOME           --        --         --        --        --         --
COMMON STOCK***         24.67%    (3.09)%    31.91%    16.02%     6.21%     21.03%
GLOBAL                    --        --         --        --     (13.62)      9.61
INTERNATIONAL             --        --         --        --        --         --
AGGRESSIVE STOCK          --        --         --      33.83      6.06      (0.03)
FIXED INCOME SERIES:
MONEY MARKET***          7.70      9.59       6.91      5.39      5.41       6.09
INTERMEDIATE
 GOVERNMENT
 SECURITIES               --        --         --        --        --         --


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                        1989      1990      1991      1992      1993      1994       1995
                      -------  --------  --------  --------  --------  ---------  --------
ASSET ALLOCATION
 SERIES:
CONSERVATIVE
 INVESTORS               2.79%    5.14%    18.51%     4.50%     9.54%     (5.20)%   19.02%
GROWTH INVESTORS         3.53     9.39     47.19      3.69     13.95      (4.27)    24.92
EQUITY SERIES:
GROWTH & INCOME           --       --        --        --      (0.55)     (1.72)    22.65
COMMON STOCK***         24.16    (9.17)    36.30      2.03     23.39      (3.26)    30.93
GLOBAL                  25.29    (7.15)    29.06     (1.65)    30.60       4.02     17.45
INTERNATIONAL              --      --        --        --        --         --      10.34
AGGRESSIVE STOCK        41.86     6.92     84.73     (4.28)    15.41      (4.92)    30.13
FIXED INCOME SERIES:
MONEY MARKET***          7.93     6.99      4.97      2.37      1.78       2.82      4.53
INTERMEDIATE
 GOVERNMENT
 SECURITIES               --       --      11.30      4.38      9.27      (5.47)    12.03

------------

     * Returns do not reflect the distribution fee, the withdrawal charge, the guaranteed minimum death benefit charge and the annual contract fee. The Year-by-Year Rates of Return are different from those previously published, because the previous rates were calculated based on historical end of month values and are now calculated using daily historical values.

    ** Unannualized.


   *** Prior to 1983 the Year-by-Year Rates of Return were:    1976    1977    1978    1979    1980    1981    1982
                                                              ------  ------  ------  ------  ------  ------  ------
           COMMON STOCK                                        8.20% (10.28)%  6.99%  28.35%  48.39%  (6.94)% 16.22%
           MONEY MARKET                                         --      --      --      --      --     5.71   11.72





COMMUNICATING PERFORMANCE DATA


In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and the Trust and may compare the performance of the Investment Funds with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Fund Inception Dates and Comparative Benchmarks" in this Part 3, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning,

National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

MONEY MARKET FUND AND INTERMEDIATE GOVERNMENT SECURITIES FUND YIELD
INFORMATION

The current yield and effective yield of the Money Market Fund and Intermediate Government Securities Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Money Market Fund


Current yield for the Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the distribution fee, withdrawal charge, guaranteed minimum death benefit charge and any charge for tax such as premium tax. See "Part 4: Money Market Fund and Intermediate Government Securities Fund Yield Information" in the SAI.


Intermediate Government Securities Fund

Current yield for the Intermediate Government Securities Fund will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded monthly.


Intermediate Government Securities Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the distribution fee, withdrawal charge, guaranteed minimum death benefit charge and any charge for tax such as premium tax. See "Part 4: Money Market Fund and Intermediate Government Securities Fund Yield Information" in the SAI.

-----------------------------------------------------------------------------
                    PART 4: THE GUARANTEED PERIOD ACCOUNT
-----------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2006.

Not all Guarantee Periods will be available to Annuitants ages 71 and above. See "Allocation of Contributions" in Part 5. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available in all states at any time.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.
o  The Guaranteed Rate is 3%.
o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of May 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:





    GUARANTEE
  PERIODS WITH
 EXPIRATION DATE    GUARANTEED   PRICE PER $100
FEBRUARY 15TH OF    RATE AS OF    OF MATURITY
  MATURITY YEAR    MAY 1, 1996       VALUE
----------------  ------------  --------------
       1997           4.54%          $96.53
       1998           5.16            91.37
       1999           5.37            86.40
       2000           5.51            81.59
       2001           5.62            76.93
       2002           5.75            72.32
       2003           5.88            67.82
       2004           5.85            64.19
       2005           5.98            59.98
       2006           6.08            56.08


Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of May 1, 1996 would be $432.82 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through 2001).

The above table is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted or withdrawals or transfers from Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 5:

(a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

(b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR
TRANSFERS, WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

    (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

    (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

    (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

    (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

DEATH BENEFIT AMOUNT

The death benefit provided with respect to the Guaranteed Period Account is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Annuity Account Value" in Part 5.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

-----------------------------------------------------------------------------
        PART 5: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE
-----------------------------------------------------------------------------

The provisions of your Certificate may be restricted by applicable laws or regulations.

AVAILABILITY OF THE CERTIFICATES


The Certificates are available for Annuitant issue ages 20 through 83 (may be limited to age 78 in some states). These Certificates may not be available in all states.


CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $10,000.


Subsequent contributions may be made in an amount of at least $1,000 at any time up until the Certificate is within seven years of the Annuity Commencement Date. We may refuse to accept any contributions if the sum of all contributions under a Certificate would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity accumulation certificates/contracts that you own would then total more than $2,500,000.


Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information, may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the initial contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the initial contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the initial contribution, the amount of the initial contribution will be returned to the applicant.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Investment Options in any way you choose. Your contributions may be allocated to one or up to all of the available Investment Options at any time. We allocate contributions among the Investment Options according to your allocation percentages. Allocations must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested. Allocation of the initial contribution is subject to the provisions for the free look period. See "Free Look Period" below. Allocation of any contri-bution to the Guaranteed Period Account is subject to the following restrictions.


  o No more than 60% of any contribution may be allocated to the Guaranteed Period Account.


  o For Annuitants ages 71 through 74, allocations may not be made to a Guarantee Period with a maturity year that would exceed the year in which the Annuitant will attain age 80. For Annuitants ages 75 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option is designed to assure that your Maturity Value in a specified Guarantee Period equals your initial contribution, while at the same time allowing you to invest in the Investment Funds. The maturity year you select for such specified Guaranteed Period may not be later than 10 years nor earlier than seven years. However, in no event may you elect a year beyond the year in which the Annuitant will attain age 80. In order to accomplish this strategy, we will allocate a portion (equal to the present value) of your initial contribution to a Guarantee Period based on the year you select. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 4. You may allocate the balance of your contribution to the Investment Funds in any way you choose. Such allocations to the Investment Funds must be in whole percentages. Allocation of the portion of your initial contribution to the Investment Funds is subject to the provisions for the free look period. See "Free Look Period" below.

Principal Assurance may only be elected at issue of your Certificate and assumes no withdrawals or transfers of the amount allocated to the specified Guarantee Period.

Subsequent contributions must be allocated under "Self-Directed Allocation" described above.

Allocations to the Investment Funds

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date.

Allocations to the Guaranteed Period Account

Contributions allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Certificate.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states may require that we calculate the refund differently. In those states that require that we calculate the refund differently, we may require that any portion of your initial contribution that you request to have allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.



We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 8: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

The Annuity Account Value is the sum of the Annuity Account Values in the Investment Funds and the Guaranteed Period Account.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation

Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of the Trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as the Trust fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 4: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

o Transfers are permitted to or from a Guarantee Period once per quarter o during each Contract Year. Such transfers may be made at any time during each quarter.

o   Transfers out of a Guarantee Period other than at the Expiration Date will
    o result in a market value adjustment. See "Part 4: The Guaranteed Period Account."

o Transfers to Guarantee Periods are subject to the restrictions set forth o under "Guarantee Periods and Expiration Dates" in Part 4 and are limited based on the attained age of the Annuitant. See "Allocation of Contributions" above.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

If you have at least $10,000 of Annuity Account Value in the Money Market Fund, you may choose to have a specified dollar amount transferred from the Money Market Fund to other Investment Funds on a monthly basis. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amount is transferred to other Investment Funds each month, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

The dollar cost averaging option may be elected at the time you apply for the Certificate or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Money Market Fund at the time the option is elected, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

WITHDRAWALS

The Accumulator is an annuity contract, even though you may elect to receive your benefits in a non- annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. Two withdrawal options are available: Lump Sum Withdrawals and Periodic Withdrawals. Withdrawals may result in withdrawal charges. See "Part 6: Deductions and Charges." Withdrawals may also be taxable and subject to tax penalty. See "Part 8: Tax Aspects of the Certificates."

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

As a deterrent to early withdrawal (generally prior to age 59 1/2 ) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 8: Tax Aspects of the Certificates."


o LUMP SUM WITHDRAWALS--After the first Contract Year, you may take a Lump Sum Withdrawal once per Contract Year at any time during such Contract Year. The minimum amount of such withdrawal is $1,000. A request to withdraw more than 90% of the Cash Value as of the date of the withdrawal will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," below.


      To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" below. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

o PERIODIC WITHDRAWALS--Periodic Withdrawals provide level percentage or level amount payouts. You may choose to receive Periodic Withdrawals on a quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 2.5% quarterly and 10.0% annually, but in no event may any payment be less than $250. If at the time a Periodic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Periodic Withdrawal election will terminate.

      You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Periodic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

      You may elect Periodic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Periodic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Periodic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

      Unless you specify otherwise, Periodic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Withdrawal Charges

Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 6.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death, prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the guaranteed minimum death benefit defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."

Guaranteed Minimum Death Benefit (GMDB)

Applicable to Certificates issued in all states except New York
-----------------------------------------------------------------------------

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter (except as adjusted at the end of the seventh Contract Year, see
(1) below), the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see (2) below) is credited to and becomes part of the GMDB on each Processing Date.

(1) At the end of the seventh Contract Year, the GMDB calculated on such date will be set at the then GMDB determined above or, if greater, the current Annuity Account Value in the Investment Funds.


(2) Interest will be calculated at the effective annual GMDB interest rate of 6% for Annuitant issue ages 69 and under; 3% for issue ages 70 through 74; and 0% for issue ages 75 and above, except with respect to amounts in the Money Market Fund and the Intermediate Government Securities Fund where the interest credit will be based on the lesser of the applicable interest rate above and the actual rate of return for the Money Market Fund during the Contract Year such amounts are invested. Contributions, transfers and withdrawals during the Contract Year will be taken into account. The above applicable GMDB interest rate will be reduced once subsequent contributions exceed certain levels as explained in (3) below. Under Certificates Issued Prior to July 17, 1995, Amounts In The Intermediate Government Securities Fund Are Credited With The Applicable GMDB Interest Rate Shown Above Rather Than The Money Market Fund Rate.


(3) Depending on the Annuitant's issue age, the GMDB interest rate may be reduced based on the ratio of total contributions made after a specified age to net contributions* made prior to that age. The specified ages and ratios are shown in the table below; the interest rate is shown in the applicable ratio column.

             REDUCED GMDB INTEREST RATES
                                     RATIO OF
                                CONTRIBUTIONS ON OR
                                AFTER THE SPECIFIED
                                    AGE TO NET
                               CONTRIBUTIONS* BEFORE
                                 THE SPECIFIED AGE
                              ---------------------
                                  100%        MORE
                  SPECIFIED      THROUGH      THAN
   ISSUE AGE         AGE          250%        250%
-------------  -------------  -----------  --------
 20-69               70       3%           0%
 70-74               75       0%           0%
 75+                N/A       0%           0%

There is no reduction in the GMDB interest rate if
 the ratio is less than 100%.
*Net contributions are determined on the Processing
 Date after the Annuitant reaches the specified age
 and are defined as cumulative contributions made
 under the Certificate prior to the specified age,
 minus cumulative withdrawals made under the
 Certificate prior to the specified age.
---------------------------------------------------

The GMDB interest rate may be different if there is a successor
Annuitant/Certificate Owner election at issue of the Certificate. See "Successor Annuitant," below.



Applicable to Certificates issued in New York

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter (except as adjusted at the end of the seventh Contract Year, in accordance with (1) above) the GMDB is equal to (a) the GMDB calculated on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. Additionally, on each Processing Date the GMDB is reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. On no date (except possibly at the end of the seventh Contract Year) however, will the GMDB be greater than (a) the portion of the initial contribution allocated to the Investment Funds, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds, plus (d) interest (in accordance with (2) above) that is credited on each Processing Date plus (e) any amount by which the GMDB is increased due to the seventh Contract Year reset in (1) above.

See Appendix II for an example of the calculation of the GMDB.

How Withdrawals and Transfers Affect the GMDB

Whenever a withdrawal or transfer from the Investment Funds is made, the GMDB is immediately reduced by the amount of the withdrawal or transfer. In addition, a "special adjustment" will be made to the GMDB on the next Processing Date to realign the GMDB with the Annuity Account Value. The special adjustment will be made to the GMDB if on the next Processing Date following a withdrawal or transfer from the Investment Funds, both (i) the Annuity Account Value is less than the GMDB, and (ii) the sum of the withdrawals and transfers from the Investment Funds during the Contract Year prior to such Processing Date is greater than the difference between the GMDB (before reduction for withdrawals and transfers from the Investment Funds during the Contract Year) and "GMDB contributions." GMDB contributions are equal to the sum of all contributions made plus all transfers into the Investment Funds, plus at the time of any seventh Contract Year reset, the amount by which the GMDB is increased to match the then current Annuity Account Value. Such GMDB contributions are not reduced by withdrawals or transfers from the Investment Funds. See Appendix III for a further discussion and an example of the special adjustment.

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" below. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.


If you elect a successor Annuitant/Certificate Owner at issue of your Certificate, the applicable GMDB interest rate may be higher than that indicated in item (2) above under "Guaranteed Minimum Death Benefit (GMDB)." If the Annuitant is between issue ages 70 and 74 (inclusive) and elects a successor Annuitant/Certificate Owner age 74 or under, the GMDB interest rate is 6%. If the Annuitant is over age 75 and elects a successor Annuitant/Certificate Owner, the GMDB interest rate is based on the age of the younger Annuitant as follows:

    ANNUITANT     AGE OF SUCCESSOR    INTEREST
    ISSUE AGE        ANNUITANT          RATE
---------------  ----------------  ------------
     20 - 69            N/A        6%
     70 - 74        74 and under   6%
     70 - 74        75 and over    3%
  75 and over         20 - 69      6%
  75 and over         70 - 74      3%
  75 and over       75 and over    0%
---------------  ----------------  ------------


The GMDB interest rate based on election of a successor Annuitant/Certificate Owner is only applicable if the successor Annuitant/Certificate Owner is elected at issue of the Certificate. This election may only be changed as a result of a change in marital status.



Depending on the Annuitant's and the successor Annuitant/Certificate Owner's issue ages, the GMDB interest rate may be reduced based on the ratio of total contributions made after a specified age (based on the age of the younger Annuitant) to net contributions* made prior to that age. The specified ages and ratios are shown in the table below; the interest rate is shown in the ratio column.

               SUCCESSOR ANNUITANT/
                CERTIFICATE OWNER
           REDUCED GMDB INTEREST RATES
                                 RATIO OF CONTRIBUTIONS
                                    ON OR AFTER THE
                                  SPECIFIED AGE (BASED
                                   ON AGE OF YOUNGER
                                   ANNUITANT) TO NET
                                 CONTRIBUTIONS* BEFORE
                                   THE SPECIFIED AGE
                                ----------------------
                                   YOUNGER      100%
   ANNUITANT       SUCCESSOR      SPECIFIED    THROUGH
   ISSUE AGE     ANNUITANT AGE       AGE        250%
-------------  ---------------  -----------  ---------
    20 - 69           N/A            70      3%
    70 - 74      74 and under        75      3%
    70 - 74       75 and over        75      0%
 75 and over        20 - 69          70      3%
 75 and over      70 and over        75      0%

There is no reduction in the GMDB interest rate if the ratio is less than 100%. When the ratio is more than 250%, the GMDB interest rate is 0%.

*Net contributions are determined on the Processing Date after the Annuitant reaches the specified age and are defined as cumulative contributions made under the Certificate prior to the specified age, minus cumulative withdrawals made under the Certificate prior to the specified age.


THE GMDB INTEREST RATE BASED ON A SUCCESSOR ANNUITANT/CERTIFICATE OWNER DOES NOT APPLY UNDER CERTIFICATES ISSUED PRIOR TO MAY 1, 1996.

WHEN THE CERTIFICATE OWNER DIES BEFORE THE ANNUITANT

When you are not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certifi-cate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). The Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an income annuity option is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an income annuity option has not been elected, as described above, on the fifth anniversary of your death, we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 4: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to: (1) the Annuity Account Value; (2) less any withdrawal charge; and (3) less any annual contract fee incurred but not yet deducted. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 6: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date. You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options described below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

In some cases, surrenders may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than (i) the Processing Date which follows the Annuitant's 85th birthday for issue ages 74 and under; (ii) 10 years after the Contract Date for issue ages 75 through 80; and (iii) the Processing Date which follows the Annuitant's 90th birthday for issue ages 81 through 83. Different age ranges may apply in some states.

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.


The income annuity options outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Common Stock Fund through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Common Stock Fund. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Common Stock or other Funds of other separate accounts we offer.


For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

ASSURED PAYMENT PLAN

If you are the Owner and the Annuitant, you may apply your Annuity Account Value, in whole or in part, to purchase the Assured Payment Plan (Life Annuity with a Period Certain), provided you meet the issue age and payment restrictions for the Assured Payment Plan. If you apply a part of the Annuity Account Value, it will be considered a withdrawal. See "Withdrawals" above. The Assured Payment Plan, is designed to provide guaranteed level or increasing annual payments for your life or for your life and the life of a joint Annuitant. If the Annuity Account Value is applied from an Accumulator Certificate to purchase the Assured Payment Plan at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the Assured Payment Plan. For purposes of the Assured Payment Plan withdrawal charge schedule, the year in which your Annuity Account Value is applied under the Assured Payment Plan will be "Contract Year 1." If the Annuity Account Value is applied from the Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the Assured Payment Plan. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Assured Payment Plan. No subsequent contributions will be permitted under the Assured Payment Plan Certificate.




You may also apply your Annuity Account Value to purchase the Assured Payment Plan (Period Certain) once withdrawal charges are no longer in effect. This version of the Assured Payment Plan provides for annual payments for a specified period. No withdrawal charges will apply under the Assured Payment Plan Certificate.

The Assured Payment Plan (Life Annuity with a Period Certain) and Assured Payment Plan (Period Certain) are described in our prospectus for the Assured Payment Plan, dated May 1, 1996. Copies are available from your registered representative.

To purchase this annuity form we also require the return of your Certificate. An Assured Payment Plan Certificate will be issued putting this annuity form into effect.

Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019. For 1995, EDI was paid a fee of $126,914 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation (including for EDI and its affiliates) will not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

-----------------------------------------------------------------------------
                        PART 6: DEDUCTIONS AND CHARGES
-----------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. The charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Distribution Fee


We deduct a sales load annually in an amount of 0.20% of each contribution received during the first Contract Year. This sales load is deducted on each of the first seven Processing Dates (so long as the Certificate is in force). See "Example" below.


Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that a withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                  CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%      0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during that Contract Year.

Any withdrawal requested that exceeds the free corridor amount will be subject to the withdrawal charge. The 15% free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 8: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses. Because of the way the distribution fee is calculated the distribution fee and the withdrawal charge combined will never exceed the 7.0% maximum withdrawal charge.



Example--The example below illustrates how the withdrawal charge and the distribution fee would be calculated upon a withdrawal. This example assumes an initial contribution of $12,000 and subsequent contributions of $12,000 each in the second and third Contract Years for total contributions under the Certificate of $36,000. It also assumes a withdrawal from the Investment Funds at the beginning of the fourth Contract Year of 25% of an Annuity Account Value of $40,000.

The total withdrawal amount would be $10,000 ($40,000 x .25). In this case, $6,000 ($40,000 x .15) would be the free corridor amount and could be withdrawn without imposition of a withdrawal charge. The balance of $4,000 ($10,000 - $6,000) would be considered a withdrawal of a part of the initial contribution of $12,000. This contribution would be subject to a 4.0% withdrawal charge of $160 ($4,000 x .04) as indicated in the chart above.

The distribution fee deducted on the Processing Date following the withdrawal would be based on the remaining initial contribution of $8,000
($12,000-$4,000).

Transfer Charge

Currently there is no charge for transfers. We reserve the right to impose a charge in the future at a maximum of $25 for each transfer among the Investment Options in excess of five per Contract Year.

Guaranteed Minimum Death Benefit Charge

We deduct a charge for providing a minimum death benefit guarantee with respect to the Investment Funds annually on each Processing Date. The charge is equal to 0.35% of the GMDB in effect at such Processing Date.

If the amount collected from this charge exceeds the cost of providing the benefits, it will be to our profit, and may be used to pay distribution expenses not recovered from sales charges under the Certificates.

Annual Contract Fee

The annual contract fee is incurred at the beginning of the Contract Year and deducted at the end of each Contract Year on the Processing Date. We deduct this charge when determining the Cash Value payable if you surrender the Certificate prior to the end of a Contract Year. The amount deducted is determined by the amount of your initial contribution. The charge will be $30 per Contract Year if your initial contribution is less than $25,000, and zero if your initial contribution equals $25,000 or more. This charge is to cover a portion of our administrative expenses. See "Asset Based Administrative Charge," below under "Charges Deducted from the Investment Funds."

Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

Allocation of Certain Charges to the
Guaranteed Period Account

No portion of the distribution fee or the annual contract fee will be deducted from the Guaranteed Period Account, unless there is insufficient value in the Investment Funds. If charges are deducted from the Guaranteed Period Account, they will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first. If charges are deducted from the Guaranteed Period Account, you will not receive the full Guaranteed Rate if held to the Expiration Date. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risk Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund. Approximately 0.60% of this annual charge is allocated to the mortality risk and 0.30% is allocated to the expense risk.

We will realize a gain from this charge to the extent it is not needed to provide for benefits and expenses under the Certificate. We will use any gain for any lawful purpose including payment of distribution expenses not recovered from sales charges under the Certificate.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that the guaranteed minimum death benefit charge is insufficient to pay any amount by which such death benefit exceeds the Cash Value of the Certificate.

The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Asset Based Administrative Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for a portion of the administrative expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. The annual contract fee and the asset based administrative charge are not designed to produce a profit for Equitable Life.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trust's assets, direct operating expenses of the Trust

(such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                                   DAILY AVERAGE NET ASSETS
                            -------------------------------------
                             FIRST $350    NEXT $400    OVER $750
                               MILLION      MILLION      MILLION
                            -----------  -----------  -----------
ASSET ALLOCATION SERIES:
Conservative Investors  ...     .550%        .525%        .500%
Growth Investors ..........     .550%        .525%        .500%
EQUITY SERIES:
Common Stock ..............     .400%        .375%        .350%
Global ....................     .550%        .525%        .500%
Aggressive Stock ..........     .500%        .475%        .450%
FIXED INCOME SERIES:
Money Market ..............     .400%        .375%        .350%
Intermediate Govt.
Securities ................     .500%        .475%        .450%
                            FIRST $500   NEXT $500    OVER $1
                               MILLION      MILLION      BILLION
                            -----------  -----------  -----------
EQUITY SERIES:
Growth & Income ...........     .550%        .525%        .500%
                                FIRST        NEXT         OVER
                                $500          $1          $1.5
                               MILLION      BILLION      BILLION
                            -----------  -----------  -----------
EQUITY SERIES:
International .............     .900%        .850%        .800%

Investment advisory fees are established under the Trust's investment advisory agreements between the Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the Trust prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the distribution fee, the withdrawal charge and the annual contract fee or change the minimum initial contribution requirements. We may also change the guaranteed minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the distribution fee, withdrawal charge or annual contract fee will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The distribution fee, the withdrawal charge and the annual contract fee may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of a fee or charge be permitted where it would be unfairly discriminatory.

-----------------------------------------------------------------------------
                            PART 7: VOTING RIGHTS
-----------------------------------------------------------------------------

TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of the Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trust's Board of Trustees,
o  to ratify the selection of independent auditors for the Trust, and
o on any other matters described in the Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because the Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each Trust share is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control the Trust. Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Accumulator Certificate Owners, we currently do not foresee any disadvantages arising out of this. The Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that the Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in the Common Stock Fund divided by the Accumulation Unit Value for the Common Stock Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

-----------------------------------------------------------------------------
                   PART 8: TAX ASPECTS OF THE CERTIFICATES
-----------------------------------------------------------------------------

This prospectus generally covers our understanding of the current Federal income tax rules that apply to an annuity purchased with after-tax dollars (non-qualified annuity).

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Accumulator Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the Accumulator Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you should notify us prior to such an exchange.

If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax-free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

The taxable portion of a distribution is treated as ordinary income and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. In addition, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2 , (2) made on or after your death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 5, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2 , also subject to tax penalty.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax on the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments made from the Certificate to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Accumulator Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from Accumulator Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

PART 9: KEY FACTORS IN RETIREMENT PLANNING

INTRODUCTION

The Accumulator is available to help meet the retirement income and investment needs of individuals. In assessing these retirement needs, some key factors need to be addressed: (1) the impact of inflation on fixed retirement incomes; (2) the importance of planning early for retirement; (3) the benefits of tax-deferral; (4) the selection of an appropriate investment strategy; and (5) the benefit of annuitization. Each of these factors is addressed below.

Unless otherwise noted, all of the following presentations use an assumed annual rate of return of 7.5% compounded annually. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return for any investment vehicle, including the Accumulator. In addition, unless otherwise noted, none of the illustrations reflect any charges that may be applied under a particular investment vehicle, including the Accumulator. Such charges would effectively reduce the actual return under any investment vehicle.

All earnings in these presentations are assumed to accumulate tax-deferred unless otherwise noted. Most programs designed for retirement savings offer tax-deferral. Monies are taxed upon withdrawal and a 10% penalty tax may apply to premature withdrawals. Certain retirement programs prohibit early withdrawals. See "Part 8: Tax Aspects of the Certificates." Where taxes are taken into consideration in these presentations, a 28% tax rate is assumed.

The source of the data used by us to compile the charts which appear in this
Part 9 (other than charts 1, 2, 3, 4 and 7) is Ibbotson Associates, Inc. Chicago. Stocks, Bonds, Bills and Inflation 1996 Yearbook (TM). All rights reserved.

In reports or other communications or in advertising material we may make use of these or other graphic or numerical illustrations that we prepare showing the impact of inflation, planning early for retirement, tax-deferral, diversification and other concepts important to retirement planning.

INFLATION

Inflation erodes purchasing power. This means that, in an inflationary period, the dollar is worth less as time passes. Because many people live on a fixed income during retirement, inflation is of particular concern to them. The charts that follow illustrate the detrimental impact of inflation over an extended period of time. Between 1965 and 1995, the average annual inflation rate was 5.39%. As demonstrated in Chart 1, this 5.39% annual rate of inflation would cause the purchasing power of $35,000 to decrease to only $7,246 after 30 years.


In Chart 2, the impact of inflation is examined from another perspective. Specifically, the chart illustrates the additional income needed to maintain the purchasing power of $35,000 over a thirty year period. Again, the 1965-1995 historical inflation rate of 5.39% is used. In this case, an additional $134,064 would be required to maintain the purchasing power of $35,000 after 30 years.



			       CHART 1

		 [THE FOLLOWING TABLE WAS REPRESENTED AS A
		    3-D BAR GRAPH IN THE PROSPECTUS]

                      Today        --       $35,000
                      10 years     --       $20,705
                      20 years     --       $12,248
                      30 years     --       $ 7,246

		 [END OF GRAPHICALLY REPRESENTED DATA]

			       CHART 2
                        ANNUAL INCOME NEEDED

		 [THE FOLLOWING TABLE WAS REPRESENTED AS A
		    3-D BAR GRAPH IN THE PROSPECTUS]

                      Today        --       $ 35,000
                      10 years     --       $ 59,165
                      20 years     --       $100,013
                      30 years     --       $169,064

              Increase Needed:  $24,165   $65,013   $134,064

		 [END OF GRAPHICALLY REPRESENTED DATA]

STARTING EARLY


The impact of inflation accentuates the need to begin a retirement program early. The value of starting early is illustrated in the following charts.

As shown in Chart 3, if an individual makes annual contributions of $2,500 to his or her retirement program beginning at age 30, he or she would accumulate $414,551 by age 65 under the assumptions described earlier. If that individual waited until age 50, he or she would only accumulate $70,193 by age 65 under the same assumptions.

 CHART 3

[THE FOLLOWING TABLE WAS REPRESENTED AS
 A STACKED AREA GRAPH IN THE PROSPECTUS:]

                          30 .................  $414,551
                          40 .................  $182,691
                          50 .................  $ 70,193
             BLACK - Age 30    GRAY - Age 40     DOTTED - Age 50

                      [END OF GRAPHICALLY REPRESENTED DATA]


In Table 1, the impact of starting early is demonstrated in another format. For example, if an individual invests $300 monthly, he or she would accumulate $387,193 in thirty years under our assumptions. In contrast, if that individual invested the same $300 per month for 15 years, he or she would accumulate only $97,804 under our assumptions.


                                   TABLE 1

    MONTHLY
 CONTRIBUTION    YEAR 10   YEAR 15    YEAR 20    YEAR 25    YEAR 30
--------------  --------  --------  ---------  ---------  ---------
     $ 20        $ 3,532   $ 6,520   $ 10,811   $ 16,970   $ 25,813
       50          8,829    16,301     27,027     42,425     64,532
      100         17,659    32,601     54,053     84,851    129,064
      200         35,317    65,202    108,107    169,701    258,129
      300         52,969    97,804    162,160    254,552    387,193



Chart 4 presents an additional way to demonstrate the significant impact of starting to make contributions to a retirement program earlier rather than later. It assumes that an individual had a goal to accumulate $250,000 (pre-tax) by age 65. If he or she starts at age 30, under our assumptions he or she could reach the goal by making a monthly pre-tax contribution of $130 (equivalent to $93 after taxes). The total net cost for the 30 year old in this hypothetical example would be $39,265. If the individual in this hypothetical example waited until age 50, he or she would have to make a monthly pre-tax contribution of $767 (equivalent to $552 after taxes) to attain the goal, illustrating the importance of starting early.


 CHART 4

GOAL: $250,000 BY AGE 65

[THE FOLLOWING TABLE WAS REPRESENTED
AS A BAR GRAPH IN THE PROSPECTUS:]

           $ 93 a Month ............. 30     $39,265     $210,735
           $212 a Month ............. 40     $63,641     $186,359
           $552 a Month ............. 50     $99,383     $150,617

                        BLACK - Net Cost
                        WHITE - Tax-Deferred Earnings at 7.5%

                      [END OF GRAPHICALLY REPRESENTED DATA]

TAX-DEFERRAL

Contributing to a retirement plan early is part of an effective strategy for addressing the impact of inflation. Another part of such a strategy is to carefully select the types of retirement programs in which to invest. In deciding where to invest retirement contributions, there are three basic types of programs.

The first type offers the most tax benefits, and therefore is potentially the most beneficial for accumulating funds for retirement. Contributions are made with pre-tax dollars or are tax-deductible and earnings grow income tax-deferred. An example of this type of program is the deductible Individual Retirement Annuity (IRA).

The second type of program also provides for tax deferred earnings growth; however, contributions are made with after-tax dollars. Examples of this type of program are non-deductible IRAs and non-qualified annuities.

The third approach to retirement savings is fully taxable. Contributions are made with after-tax dol-lars and earnings are taxed each year. Examples of this type of program include certificates of deposit, savings accounts, and taxable stock, bond or mutual fund investments.

Consider an example. For the type of retirement program that offers both pre-tax contributions and tax-deferral, assume that a $2,000 annual pre-tax contribution is made for thirty years. In this example, the retirement funds would be $176,363 after thirty years (assuming a 7.5% rate of return, no withdrawals and assuming the deduction of the 1.15% Separate Account daily asset charge and the $30 annual contract fee--but no withdrawal charge or other charges under the Certificate, or Trust charges to Portfolios), and such funds would be $222,309 without the effect of any charges. Assuming a lump sum withdrawal was made in year thirty and a 28% tax bracket, these amounts would be $126,981 and $160,062, respectively.

For the type of program that offers only tax-deferral, assume an after-tax annual contribution of $1,440 for thirty years and the same rate of return. The after-tax contribution is derived by taxing the $2,000 pre-tax contribution again assuming a 28% tax bracket. In this example, the retirement funds would be $126,275 after thirty years assuming the deduction of charges and no withdrawals, and $160,062 without the effect of charges. Assuming a lump sum withdrawal in year thirty, the total after-tax amount would be $103,014 with charges deducted and $127,341 without charges as described above.

For the fully taxable investment, assume an after-tax contribution of $1,440 for thirty years. Earnings are taxed annually. After thirty years, the amount of this fully taxable investment is $108,046.

Keep in mind that taxable investments have fees and charges too (investment advisory fees, administrative charges, 12b-1 fees, sales loads, brokerage commissions, etc.). We have not attempted to apply these fees and charges to the fully taxable amounts since this is intended merely as an example of tax deferral.

Again, it must be emphasized that the assumed rate of return of 7.5% compounded annually used in these examples is for illustrative purposes only and is not intended to represent a guaranteed or expected rate of return on any investment vehicle. Moreover, early withdrawals of tax-deferred investments are generally subject to a 10% penalty tax.

INVESTMENT OPTIONS

Selecting an appropriate retirement program is clearly an important part of an effective retirement planning strategy. Carefully choosing among Investment Options is another essential component.

During the 1965-1995 period, common stock average annual returns outperformed the average annual returns of fixed investments such as long-term government bonds and Treasury Bills (T-Bills). See "Notes" below. Common stocks earned an average annual return of 10.68% over this period, in contrast to 6.72% and 7.92% for the other two investment categories. Significantly, common stock returns also outpaced inflation which grew at 5.39% over this period.

Although common stock returns have historically outpaced returns of fixed investments, people often allocate a significant percentage of their retirement funds to fixed return investments. Their primary concern is the preservation of principal. Given this concern, Chart 5 illustrates the impact of exposing only the interest generated by a fixed investment to the stock market. In this illustration, the fixed investment is represented by a Treasury Bill return and the stock investment is represented by the Standard & Poor's 500 ("S&P 500").

The chart assumes that a $20,000 fixed investment was made on January 1, 1980. If the interest on that investment were to accumulate based upon the return of the S&P 500, the total investment would have been worth $131,033 in 1995. Had the interest been reinvested in the fixed investment, the fixed investment would have grown to $62,379. As illustrated in Chart 5, significant opportunities for growth exist while preserving principal. See "Notes" below.
                                   CHART 5

$131,033 with Interest Exposed to Stock Market (S&P 500)

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PROSPECTUS]

          Market Value  Market Value
Month      of S&P 500    If 100% in
Ending    & Fixed Acct   3 Mo. T-Bill

  1980 J     20,160        20,160
       F     20,338        20,339
       M     20,547        20,586
       A     20,823        20,845
       M     21,031        21,014
       J     21,183        21,142
       J     21,369        21,254
       A     21,515        21,390
       S     21,708        21,550
       O     21,930        21,755
       N     22,333        21,964
       D     22,522        22,252
  1981 J     22,619        22,483
       F     22,888        22,724
       M     23,239        22,999
       A     23,386        23,247
       M     23,637        23,514
       J     23,878        23,832
       J     24,129        24,127
       A     24,156        24,436
       S     24,196        24,739
       O     24,659        25,039
       N     25,079        25,306
       D     25,118        25,527
  1982 J     25,195        25,731
       F     25,113        25,968
       M     25,278        26,222
       A     25,722        26,518
       M     25,770        26,799
       J     25,861        27,057
       J     25,945        27,341
       A     26,850        27,549
       S     27,028        27,689
       O     27,937        27,852
       N     28,411        28,028
       D     28,690        28,216
  1983 J     29,131        28,410
       F     29,492        28,587
       M     29,965        28,767
       A     30,862        28,971
       M     30,943        29,171
       J     31,495        29,366
       J     31,284        29,584
       A     31,627        29,808
       S     31,938        30,035
       O     31,930        30,263
       N     32,348        30,475
       D     32,418        30,698


  1984 J     32,490        30,931
       F     32,222        31,150
       M     32,577        31,378
       A     32,826        31,632
       M     32,297        31,879
       J     32,719        32,118
       J     32,701        32,381
       A     34,295        32,650
       S     34,470        32,931
       O     34,708        33,260
       N     34,705        33,503
       D     35,205        33,717
  1985 J     36,503        33,936
       F     36,845        34,133
       M     37,000        34,345
       A     37,089        34,592
       M     38,272        34,820
       J     38,673        35,012
       J     38,748        35,229
       A     38,744        35,423
       S     38,262        35,635
       O     39,208        35,867
       N     40,706        36,086
       D     41,803        36,320
  1986 J     42,011        36,524
       F     43,792        36,717
       M     45,230        36,938
       A     45,021        37,130
       M     46,493        37,312
       J     47,036        37,506
       J     45,602        37,701
       A     47,609        37,874
       S     45,430        38,045
       O     46,935        38,220
       N     47,703        38,369
       D     47,070        38,557
  1987 J     50,789        38,719
       F     52,147        38,885
       M     53,115        39,068
       A     52,912        39,240
       M     53,327        39,389
       J     55,086        39,578
       J     56,925        39,760
       A     58,441        39,947
       S     57,685        40,127
       O     49,695        40,367
       N     47,333        40,509
       D     49,428        40,667
  1988 J     50,743        40,785
       F     52,280        40,972
       M     51,393        41,152
       A     51,824        41,342
       M     52,174        41,553
       J     53,765        41,756
       J     53,732        41,969
       A     52,733        42,217
       S     54,245        42,478
       O     55,302        42,738
       N     54,915        42,981
       D     55,673        43,252


  1989 J     58,362        43,490
       F     57,529        43,755
       M     58,548        44,048
       A     60,672        44,343
       M     62,465        44,694
       J     62,377        45,011
       J     66,323        45,326
       A     67,365        45,662
       S     67,310        45,958
       O     66,344        46,271
       N     67,446        46,590
       D     68,687        46,874
  1990 J     65,533        47,142
       F     66,234        47,410
       M     67,578        47,714
       A     66,541        48,043
       M     71,214        48,370
       J     70,982        48,674
       J     70,955        49,005
       A     66,481        49,329
       S     64,314        49,625
       O     64,286        49,962
       N     67,252        50,247
       D     68,667        50,548
  1991 J     70,922        50,811
       F     74,664        51,055
       M     76,053        51,280
       A     76,316        51,552
       M     78,820        51,794
       J     76,216        52,011
       J     78,945        52,266
       A     80,422        52,507
       S     79,523        52,748
       O     80,405        52,970
       N     78,042        53,176
       D     84,752        53,378
  1992 J     83,616        53,560
       F     84,486        53,710
       M     83,290        53,892
       A     85,196        54,065
       M     85,604        54,216
       J     84,717        54,390
       J     87,387        54,558
       A     86,078        54,700
       S     86,890        54,842
       O     87,176        54,969
       N     89,486        55,095
       D     90,453        55,249
  1993 J     91,013        55,376
       F     92,016        55,498
       M     93,614        55,637
       A     91,858        55,770
       M     93,843        55,893
       J     94,136        56,033
       J     93,836        56,167
       A     96,699        56,308
       S     96,183        56,454
       O     97,774        56,578
       N     97,093        56,720
       D     98,087        56,850



  1994 J    100,753        56,992
       F     98,615        57,112
       M     95,249        57,266
       A     96,281        57,421
       M     97,589        57,605
       J     95,734        57,783
       J     98,297        57,945
       A    101,558        58,159
       S     99,666        58,375
       O    101,566        58,596
       N     98,647        58,813
       D     99,883        59,072

  1995 J    102,044        59,320
       F    105,307        59,557
       M    107,925        59,831
       A    110,571        60,095
       M    114,257        60,419
       J    116,566        60,703
       J    119,871        60,976
       A    120,235        61,263
       S    124,521        61,526
       O    124,249        61,816
       N    128,920        62,075
       D    131,033        63,379

$62,379 Without Interest Exposed to Stock Market
     (S&P 500)

[END OF GRAPHICALLY REPRESENTED DATA]

Another variation of the example in Chart 5 is to gradually transfer principal from a fixed investment into the stock market. Chart 6 assumes that a $20,000 fixed investment was made on January 1, 1980. For the next two years, $540 is transferred monthly into the stock market (represented by the S&P 500). The total investment, given this strategy, would have grown to $139,695 in 1995. In contrast, had the principal not been transferred, the fixed investment would have grown to $62,379. See "Notes" below.

                                   CHART 6

$139,695 with Principal Transfer

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PROSPECTUS]

          Market Value    Market Value
Month     of S&P 500      If 100% in
Ending    & Fixed Acct    3 Mo. T-Bil

1980 J      20540          20160
     F      20702          20339
     M      20770          20586
     A      21068          20845
     M      21425          21014
     J      21659          21142
     J      22000          21254
     A      22149          21390
     S      22394          21550
     O      22623          21755
     N      23446          21964
     D      23372          22252
1981 J      23246          22483
     F      23569          22724
     M      24053          22999
     A      24031          23247
     M      24246          23514
     J      24324          23832
     J      24514          24127
     A      24051          24436
     S      23651          24739
     O      24397          25039
     N      25087          25306
     D      24857          25527
1982 J      24193          25731
     F      23594          25968
     M      23618          26222
     A      24248          26518
     M      23995          26799
     J      23892          27057
     J      23731          27341
     A      25407          27549
     S      25647          27689
     O      27281          27852
     N      28031          28028
     D      28386          28216
1983 J      29041          28410
     F      29568          28587
     M      30282          28767
     A      31737          28971
     M      31721          29171
     J      32549          29366
     J      32000          29584
     A      32424          29808
     S      32790          30035
     O      32616          30263
     N      33176          30475
     D      33142          30698
1984 J      33104          30931
     F      32544          31150
     M      32969          31378
     A      33202          31632
     M      32246          31879
     J      32767          32118
     J      32593          32381
     A      34841          32650
     S      34959          32931
     O      35133          33260
     N      35058          33503
     D      35692          33717



1985 J      37434          33936
     F      37844          34133
     M      37970          34345
     A      37984          34592
     M      39531          34820
     J      40023          35012
     J      40038          35229
     A      39976          35423
     S      39254          35635
     O      40428          35867
     N      42341          36086
     D      43701          36320
1986 J      43926          36524
     F      46184          36717
     M      47968          36938
     A      47659          37130
     M      49498          37312
     J      50136          37506
     J      48265          37701
     A      50769          37874
     S      47982          38045
     O      49830          38220
     N      50767          38369
     D      49918          38557
1987 J      54519          38719
     F      56165          38885
     M      57317          39068
     A      57035          39240
     M      57525          39389
     J      59630          39578
     J      61849          39760
     A      63662          39947
     S      62711          40127
     O      52932          40367
     N      50090          40509
     D      52585          40667
1988 J      54165          40785
     F      55951          40972
     M      54862          41152
     A      55344          41342
     M      55720          41553
     J      57582          41756
     J      57509          41969
     A      56280          42217
     S      58018          42478
     O      59225          42738
     N      58749          42981
     D      59588          43252
1989 J      62695          43490
     F      61691          43755
     M      62824          44048
     A      65234          44343
     M      67232          44694
     J      67118          45011
     J      71581          45326
     A      72728          45662
     S      72661          45958
     O      71544          46271
     N      72760          46590
     D      74150          46874
1990 J      70617          47142
     F      71385          47410
     M      72851          47714
     A      71676          48043
     M      76833          48370
     J      76576          48674
     J      76526          49005
     A      71611          49329
     S      69246          49625
     O      69192          49962
     N      72438          50247
     D      73964          50548
1991 J      76420          50811
     F      80470          51055
     M      81977          51280
     A      82241          51552
     M      84947          51794
     J      82165          52011
     J      85076          52266
     A      86666          52507
     S      85709          52748
     O      86662          52970
     N      84157          53176
     D      91300          53378



1992 J      90106          53560
     F      91047          53710
     M      89770          53892
     A      91798          54065
     M      92244          54216
     J      91302          54390
     J      94130          54558
     A      92765          54700
     S      93626          54842
     O      93940          54969
     N      96377          55095
     D      97388          55249
1993 J      97994          55376
     F      99055          55498
     M     100732          55637
     A      98899          55770
     M     100989          55893
     J     101297          56033
     J     100991          56167
     A     103992          56308
     S     103458          56454
     O     105136          56578
     N     104425          56720
     D     105474          56850
1994 J     108259          56992
     F     106046          57112
     M     102533          57266
     A     103617          57421
     M     104976          57605
     J     103062          57783
     J     105741          57945
     A     109118          58159
     S     107170          58375
     O     109151          58596
     N     106146          58813
     D     107426          59072
1995 J     109681          59320
     F     113071          59557
     M     115775          59831
     A     118526          60095
     M     122319          60419
     J     124733          60703
     J     128155          60976
     A     128547          61263
     S     132973          61526
     O     132710          61816
     N     137525          62075
     D     139695          62379


$62,379 Without Principal Transfer

[END OF GRAPHICALLY REPRESENTED DATA]
NOTES

1. Common Stocks: Standard & Poor's (S&P) Composite Index is an unmanaged weighted index of the stock performance of 500 industrial, transportation, utility and financial companies. Results shown assume reinvestment of dividends. Both market value and return on common stock will vary.

2. U.S. Government Securities: Long-term Government Bonds are measured using a one-bond portfolio constructed each year containing a bond with approximately a 20-year maturity and a reasonably current coupon. U.S. Treasury Bills are measured by rolling over each month a one-bill portfolio containing, at the beginning of each month, the bill having the shortest maturity not less than one month. U.S. Government securities are guaranteed as to principal and interest, and if held to maturity, offer a fixed rate of return. However, market value and return on such securities will fluctuate prior to maturity.

The Accumulator can be an effective program for diversifying ongoing investments between various asset categories. In addition, the Accumulator offers special features which help address the risk associated with timing the equity markets, such as dollar cost averaging. By transferring the same dollar amount each month from the Money Market Fund to other Investment Funds, dollar cost averaging attempts to shield your investment from short term price fluctuations. This, however, does not assure a profit or protect against a loss in declining markets.

THE BENEFIT OF ANNUITIZATION

An individual may shift the risk of outliving his or her principal by electing a lifetime income annuity. See "Income Annuity Options," in Part 5. Chart 7 below shows the monthly income that can be generated under various forms of life annuities, as compared to receiving level payments of interest only or principal and interest from the investment. Calculations in the Chart are based on the following assumption: a $100,000 contribution was made at one of the ages shown, annuity payments begin immediately, and a 5% annuitization interest rate is used. For purposes of this example, principal and interest are paid out on a level basis over 15 years. In the case of the interest only scenario, the principal is always available and may be left to other individuals at death. Under the principal and interest scenario, a portion of the principal will be left at death, assuming the individual dies within the 15 year period. In contrast, under the life annuity scenarios, there is no residual amount left.

                                   CHART 7
                                MONTHLY INCOME
                           ($100,000 CONTRIBUTION)

                                                            JOINT AND SURVIVOR*
                                                   -----------------------------------
               INTEREST   PRINCIPAL AND
               ONLY FOR    INTEREST FOR    SINGLE     50% TO     66.67% TO    100% TO
 ANNUITANT       LIFE        15 YEARS       LIFE     SURVIVOR    SURVIVOR     SURVIVOR
-----------  ----------  --------------  --------  ----------  -----------  ----------
Male 65          $401          $785        $  617      $560        $544         $513
Male 70           401           785           685       609         588          549
Male 75           401           785           771       674         646          598
Male 80           401           785           888       760         726          665
Male 85           401           785         1,045       878         834          757

------------

   The numbers are based on 5% interest compounded annually and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. Annuity purchase rates available at annuitization may vary, depending primarily on the annuitization interest rate, which may not be less than an annual rate of 2.5%.

    * The Joint and Survivor Annuity Forms are based on male and female Annuitants of the same age.

-----------------------------------------------------------------------------
                       PART 10: INDEPENDENT ACCOUNTANTS
-----------------------------------------------------------------------------
The consolidated financial statements and consolidated financial statement schedules of Equitable Life for the years ended December 31, 1995 and 1994 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                  APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
 Annuity Account Value .....................   $144,048    $119,487
(2) Guaranteed Period Amount ...............    131,080     131,080
(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)
February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
 with Withdrawal: (3) x [$50,000 / (1)]  ...   $  4,501    $ (4,851)
(5) Reduction in Guaranteed
 Period Amount: [$50,000-(4)] ..............     45,499      54,851
(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229
(7) Maturity Value .........................    120,032     106,915
(8) Present Value of (7), also
 Annuity Account Value .....................     94,048      69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB) EXAMPLE
-----------------------------------------------------------------------------


Under the Certificates the death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB (see "Guaranteed Minimum Death Benefit (GMDB)" in Part 5); and

 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 4).

The following is an example illustrating the calculation of the GMDB. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Money Market Fund or Intermediate Government Securities Fund), no subsequent contributions, no transfers and no withdrawals, the GMDB for an Annuitant age 45 would be calculated as follows:

   END OF
 CONTRACT    ANNUITY ACCOUNT   NON-NEW YORK
    YEAR          VALUE            GMDB       NEW YORK GMDB
----------  ---------------  --------------  -------------
     1          $105,000        $106,000(1)    $105,000(4)
     2          $108,675        $112,360(1)    $108,675(4)
     3          $124,976        $119,102(1)    $119,102(5)
     4          $135,912        $126,248(1)    $126,248(5)
     5          $149,503        $133,823(1)    $133,823(5)
     6          $149,503        $141,852(1)    $141,852(5)
     7          $161,463        $161,463(2)    $161,463(5)
     8          $161,463        $171,151(3)    $161,463(4)

The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 3.50%, 15.00%, 8.75%, 10.00%, 0.00%, 8.00% and 0.00%, respectively.

NON-NEW YORK

(1)For Contract Years 1 through 6, the GMDB equals the initial contribution increased by 6%.

(2)At the end of the seventh Contract Year the GMDB calculated on the 6% increase basis on that date of $150,363 is reset to the Annuity Account Value of $161,463 since that amount is greater.

(3)Equals the prior GMDB of $161,463 increased by 6%.

NEW YORK

(4)At the end of Contract Years 1 and 2, and again at the end of Contract Year 8, the GMDB is equal to the Annuity Account Value.

(5)At the end of Contract Years 3, 4, 5 and 6, the GMDB is equal to the contributions increased by 6% instead of the Annuity Account Value, since the GMDB cannot be greater than this amount. However, at the end of the seventh Contract Year the GMDB is equal to the Annuity Account Value of $161,463 even though it is greater than the contributions increased at 6% ($150,363) due to the end of the seventh Contract Year reset.

                    APPENDIX III: GMDB SPECIAL ADJUSTMENT
-----------------------------------------------------------------------------

A special adjustment is made to the GMDB if on the next Processing Date following a withdrawal or transfer from the Investment Funds, both (i) the Annuity Account Value is less than the GMDB, and (ii) the sum of the withdrawals and transfers from the Investment Funds during the Contract Year prior to such Processing Date is greater than the difference between the GMDB (before reduction for withdrawals and transfers from the Investment Funds during the prior Contract Year) and "GMDB contributions." GMDB contributions are equal to the sum of all contributions made plus all transfers into the Investment Funds, plus at the time of any seventh Contract Year reset, the amount by which the GMDB is increased to match the then current Annuity Account Value. Such GMDB contributions are not reduced by withdrawals or transfers from the Investment Funds.

The special adjustment will be equal to: (A) x (B) -(C):

   Where:

     (A) equals the GMDB (before the special adjustment and reduction for withdrawals and transfers from the Investment Funds during the prior Contract Year),

     (B) equals (i)/(ii);
     where

        (i) equals the sum of withdrawals and transfers from the Investment Funds during the prior Contract Year, and

       (ii) equals the Annuity Account Value (plus any withdrawals and transfers from the Investment Funds during the prior Contract Year), and

     (C) equals the sum of withdrawals and transfers from the Investment Funds during the prior Contract Year.

Example:

The following illustrates how a withdrawal would affect the non-New York GMDB under a Certificate, assuming an initial contribution of $100,000, an Annuity Account Value of $120,000 (with no allocation to the Money Market Fund or the Intermediate Government Securities Fund) at the end of the fourth year and a GMDB of $126,248 at the end of the fourth year. If no withdrawals or transfers were to be made in the fifth year, the end of fifth year GMDB would be $133,823. If a $60,000 withdrawal was made at the end of the fifth year and a 0% return had been earned in the fifth year, the special adjustment would be calculated using the above formula as follows:

(A) = $133,823

(B) = (i)/(ii) = $60,000/$120,000 = .5

(C) = $60,000

(A) X (B) - (C) = [($133,823 X .5) - $60,000] = $6,911.

The end of fifth year GMDB would equal $133,823 - $60,000 - $6,911 = $66,912.

The special adjustment was necessary in this case because (i) the end of fifth year Annuity Account Value was less than the GMDB at the end of the fifth year and (ii) the withdrawal of $60,000 was an amount greater than the difference between the end of the fifth year GMDB (before reduction for the withdrawal) and the GMDB contributions. In this case, that difference was $33,823 ($133,823 - $100,000).

-----------------------------------------------------------------------------
                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS
-----------------------------------------------------------------------------

                                                             PAGE
                                                            ------
Part 1:      Accumulation Unit Values                          2
Part 2:      Annuity Unit Values                               2
Part 3:      Custodian and Independent Accountants             3
Part 4:      Money Market Fund and Intermediate Government     3
             Securities Fund Yield Information
Part 5:      Long-Term Market Trends                           4
Part 6:      Financial Statements                              6

                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION

                     Send this request form to:
                         Equitable Life
                         Income Management Group
                         P.O. Box 1547
                         Secaucus, NJ 07096-1547

                     Please send me an Accumulator SAI:


                     ---------------------------------------------------------
                     Name


                     ---------------------------------------------------------
                     Address


                     ---------------------------------------------------------
                     City                    State                    Zip

                                 SUPPLEMENT TO
                             EQUITABLE ACCUMULATOR
                                  (IRA AND NQ)
                          PROSPECTUS DATED MAY 1, 1997

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
           The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------


This prospectus supplement describes the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator Prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.


The Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit discussed on page 19 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older at charge of 0.30%. The benefit is as discussed below:


     The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.


     The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

     4% to Age 85 Roll Up - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or on the date of the Annuitant's death if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.


The Guaranteed Minimum Income Benefit base described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" on page 26 of the prospectus is as follows:

     The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or on the date of the Annuitant's death if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals.




--------------------------------------------------------------------------------
SUPPLEMENT DATED MAY 1, 1997

                                                                   May 1, 1997



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

               PROFILE OF THE EQUITABLE ACCUMULATOR (IRA AND NQ)
         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES


This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.


1. THE ANNUITY CERTIFICATE. The Equitable Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. Certificates can be issued as individual retirement annuities (IRAs) or non-qualified annuities (NQ) for after-tax contributions only. The Equitable Accumulator Certificate is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of (a) rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions or (b) after-tax money.

You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods (also called "GIROs" or Guaranteed Fixed Interest Accounts) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the Guaranteed Fixed Interest Account's investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Equitable Accumulator Certificate may be subject to income tax.

The Investment Funds offer a potential for better returns than the interest rates guaranteed under Guaranteed Fixed Interest Accounts, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and Guaranteed Fixed Interest Accounts. The value of Guaranteed Fixed Interest Accounts prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.

You can elect at issue of the Certificate for an additional charge, the base-BUILDER, which provides a combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income regardless of investment performance when converting, at specific times, to the Income Manager (Life Annuity with a Period Certain).

 2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to the Income Manager (Life Annuity with a Period Certain). You can also have your Certificate's value applied to any of the following INCOME ANNUITY OPTIONS: (1) Life Annuity
- payments for your life, (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Income Annuity Options (other than the Refund Certain which is only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving income annuity payments, you cannot change your annuity option.

3. PURCHASE. You can purchase an Equitable Accumulator IRA Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. You may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Additional amounts are limited to $2,000 per year, but additional rollover or transfer amounts are unlimited.

An Equitable Accumulator NQ Certificate can be purchased with $5,000 or more. Additional amounts of $1,000 or more can be made at anytime (subject to certain restrictions).

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR Trust) and EQ Advisors Trust (EQ Trust). The portfolios are described in the prospectuses for HR Trust and EQ Trust.


HR TRUST INVESTMENT FUNDS                                  EQ TRUST INVESTMENT FUNDS
---------------------------------       -------------------------------------------------------------------------
Alliance Aggressive Stock               MFS Research                                 Merrill Lynch World Strategy

Alliance Common Stock                   MFS Emerging Growth Companies                Merrill Lynch Basic Value
                                                                                     Equity

Alliance Small Cap Growth               EQ/Putnam Growth & Income Value

Alliance High Yield                     EQ/Putnam International Equity

Alliance Money Market                   EQ/Putnam Investors Growth

You may also invest in one or more Guaranteed Fixed Interest Accounts currently maturing in years 1998 through 2007.

5. EXPENSES. The Certificates have expenses as follows: As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks (including the Guaranteed Minimum Death Benefit) at an annual rate of 1.10%, a daily charge is deducted for administration expenses at an annual rate of 0.25%. If the baseBUILDER combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit is elected, there is an annual charge of 0.30% as a percentage of the Guaranteed Minimum Income Benefit benefit base on each Contract Date anniversary.

The charges for the portfolios of HR Trust range from 0.64% to 1.25% of the average daily assets of HR Trust portfolios, depending upon HR Trust portfolios selected (generally based on 1996 other expenses). The charges for the portfolios of EQ Trust range from 0.85% to 1.20% of the average daily assets of EQ Trust portfolio. These amounts, together with the Alliance Small Cap Growth Portfolio, are based on estimates and, for EQ Trust, a current expense cap. The Rule 12b-1 fee for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving income annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year. The withdrawal charge does not apply under certain of the distribution methods available under the Equitable Accumulator IRA Certificate. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                        Year of Contribution Withdrawal

                  1      2       3       4       5       6      7       8+
                  --------------------------------------------------------
Percentage of
Contribution     7.0%   6.0%    5.0%    4.0%    3.0%    2.0%   1.0%    0.0%


The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the benefit based charge for the baseBUILDER combined Guaranteed Minimum Death and Income Benefits. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, including the withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                                                              EXAMPLES
                                  TOTAL ANNUAL              TOTAL ANNUAL            TOTAL                     Total Annual
                                  CERTIFICATE               PORTFOLIO               ANNUAL                    Expenses at End of:
INVESTMENT FUND                   CHARGES                   CHARGES                 CHARGES                   (1)      (2)
                                                                                                              1 Year  10 Years
Alliance Aggressive Stock         1.35%                     0.83%                   2.18%                     $92.08  $282.95
Alliance Common Stock             1.35                      0.66                    2.01                       90.39   265.88
Alliance Small Cap Growth         1.35                      1.25                    2.60                       96.25   323.95
Alliance High Yield               1.35                      0.91                    2.26                       92.88   290.88
Alliance Money Market             1.35                      0.64                    1.99                       90.19   263.86
EQ/Putnam Growth & Income Value   1.35                      0.85                    2.20                       92.28   284.94
EQ/Putnam International Equity    1.35                      1.20                    2.55                       95.76   319.15
EQ/Putnam Investors Growth        1.35                      0.85                    2.20                       92.28   284.94
MFS Research                      1.35                      0.85                    2.20                       92.28   284.94
MFS Emerging Growth Companies     1.35                      0.85                    2.20                       92.28   284.94
Merrill Lynch World Strategy      1.35                      1.20                    2.55                       95.76   319.15
Merrill Lynch Basic Value Equity  1.35                      0.85                    2.20                       92.28   284.94


For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any expense reimbursement or waiver or limitation. For more detailed information, see the Fee Table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, you may be charged a 10% Federal tax penalty on the amount received.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you also may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS. Under IRA and NQ Certificates: (1) Lump Sum Withdrawals of at least $1,000 taken at any time; and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. Under IRA Certificates: (1) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; and (2) Minimum Distribution Withdrawals (after you are age 70 1/2), which pays the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code.

You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and a tax penalty. Withdrawals from Guaranteed Fixed Interest Accounts prior to their maturity may result in a market value adjustment.


8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. The following chart shows total returns for certain Investment Funds for the time periods shown. The results indicated reflect all of the charges, except the baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit charge for the optional Guaranteed Minimum Income Benefit, and the withdrawal charge. If included, the baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit charge, the withdrawal charge and any premium taxes would reduce the performance numbers shown below. Past performance is not a guarantee of future results.

The performance data for the Alliance Aggressive Stock, Alliance Common Stock, Alliance High Yield and Alliance Money Market do not reflect Rule 12b-1 fees prior to October 1996. There is no performance data for the Alliance Small Cap Growth Fund and the Investment Funds investing in EQ Trust portfolios, as such Investment Funds were not available under the Certificates prior to May 1, 1997.

                                                     CALENDAR YEAR

INVESTMENT FUND                     1996    1995     1994     1993     1992     1991    1990     1989     1988     1987
-----------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock           20.46%  29.87%   (5.11)%  15.17%   (4.47)%  84.35%   6.70%   41.57%   (0.23)%   5.85%
Alliance Common Stock               22.51   30.67    (3.46)   23.14     1.82    36.03    (9.36)  23.90    20.79     5.99
Alliance High Yield                 21.14   18.30    (4.09)   21.49    10.79    22.79   (2.46)    3.72     8.26     3.29
Alliance Money Market                3.84    4.32     2.62     1.57     2.16     4.75    6.77     7.72     5.87     5.19


9. DEATH BENEFIT. If the Annuitant dies before amounts are applied under an income annuity option, the named beneficiary will be paid a death benefit. The death benefit is equal to (1) your Certificate's value in the Investment Funds and Guaranteed Fixed Interest Accounts, or if greater, the Guaranteed Minimum Death Benefit.

If you are between the ages of 20 to 79, you choose one of two types of Guaranteed Minimum Death Benefit available under the Certificate: a "6% to Age 80 Roll Up" and an "Annual Ratchet to Age 80." Both types are described below. Both benefits are based on the amount you initially put in and are adjusted for additional contributions and withdrawals. For ages 80 through 83 a return of the money you have invested in the Investment Funds will apply.

6% to Age 80 Roll Up (Not available in New York) -- We add interest to the initial amount at 6% (4% for amounts in the Alliance Money Market Fund and Guaranteed Fixed Interest Accounts) through the Annuitant's age 80 (or on the date of the Annuitant's death, if earlier).

Annual Ratchet to Age 80 --This is the amount reset each year through the Annuitant's age 80 to the Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit.

10. OTHER INFORMATION.

QUALIFIED PLANS. If the Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.


GUARANTEED MINIMUM INCOME BENEFIT. The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, is an optional benefit that provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Income Manager (Life Annuity with a Period Certain) the minimum amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors. A different form of Guaranteed Minimum Income Benefit may be available to Annuitants ages 76 and older.


FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the Guaranteed Fixed Interest Accounts, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a Guaranteed Fixed Interest Account maturity date, by putting a portion of your money in a particular GIRO, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the Guaranteed Fixed Interest Accounts, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, in which case mortality and expense risk and administration charges will not be deducted from the amount remaining in the Alliance Money Market Fund during this period. General Dollar Cost Averaging -You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable charges deducted from the value in the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to Guaranteed Fixed Interest Accounts.

11. INQUIRIES. If you need more information, please contact your registered representative. You may also contact us, at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224

                             EQUITABLE ACCUMULATOR
                                 (IRA AND NQ)
                         PROSPECTUS DATED MAY 1, 1997


         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                  Issued By:
           The Equitable Life Assurance Society of the United States
-----------------------------------------------------------------------------


This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract issued on a group basis or as individual contracts. Enrollment under a group contract is evidenced by issuance of a certificate. Certificates and individual contracts are each referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRA), or non-qualified annuities for after-tax contributions only (NQ). Under IRA Certificates we accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $5,000 is required to put an IRA or NQ Certificate into effect.

The Certificates are designed to provide for the accumulation of retirement savings and for income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 12 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of EQ Advisors Trust (EQ TRUST) and The Hudson River Trust (HR TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for EQ Trust and HR Trust, both of which accompany this prospectus, describe the investment objectives, policies and risks, of the Portfolios.

                              INVESTMENTS FUNDS



 O EQ/PUTNAM GROWTH &        O MFS EMERGING GROWTH          O ALLIANCE MONEY MARKET
   INCOME VALUE                 COMPANIES                   O ALLIANCE HIGH YIELD
O EQ/PUTNAM INVESTORS        O MERRILL LYNCH BASIC VALUE    O ALLIANCE COMMON STOCK
   GROWTH                       EQUITY
O EQ/PUTNAM INTERNATIONAL    O MERRILL LYNCH WORLD          O ALLIANCE AGGRESSIVE STOCK
   EQUITY                       STRATEGY
O MFS RESEARCH                                              O ALLIANCE SMALL CAP  GROWTH



Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates. The Guarantee Periods currently available have Expiration Dates of February 15, in years 1998 through 2007.

This prospectus provides information about IRA and NQ Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by current prospectuses for EQ Trust and HR Trust, both of which you should also read carefully.

Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated May 1, 1997, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.


Copyright 1997 The Equitable Life Assurance Society of the United States, New
                             York, New York 10104.
   All rights reserved. BASEBUILDER is a service mark of The Equitable Life
                    Assurance Society of the United States.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.


   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

PROSPECTUS TABLE OF CONTENTS


GENERAL TERMS                                 PAGE 4
FEE TABLE                                     PAGE 6
PART 1: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE
        INVESTMENT FUNDS                      PAGE 9
Equitable Life                                   9
Separate Account No. 49                          9
EQ Trust                                         9
EQ Trust's Manager and Advisers                 10
HR Trust                                        10
HR Trust's Manager and Adviser                  10
Investment Policies and Objectives of
  EQ Trust's and HR Trust's Portfolios          11
PART 2: THE GUARANTEED PERIOD
        ACCOUNT                               PAGE 13
Guarantee Periods                               13
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                               14
Investments                                     15
PART 3: PROVISIONS OF THE
        CERTIFICATES AND SERVICES
        WE PROVIDE                            PAGE 16
What is the Equitable Accumulator?              16
Contributions Under the Certificates            16
Methods of Payment                              16
Allocation of Contributions                     17
Free Look Period                                17
Annuity Account Value                           18
Transfers Among Investment Options              18
Dollar Cost Averaging                           19
baseBUILDER Benefits                            19
Guaranteed Minimum Income Benefit               19
Death Benefit                                   20
When the NQ Certificate Owner Dies Before
  the Annuitant                                 21
Cash Value                                      21
Surrendering the Certificates to
  Receive the Cash Value                        22
When Payments are Made                          22
Assignment                                      22
Services We Provide                             22
Distribution of the Certificates                23
PART 4: DISTRIBUTION METHODS UNDER THE
        CERTIFICATES                         PAGE 24
Withdrawal Options                              24
Annuity Benefits and Payout Annuity Options     27
PART 5: DEDUCTIONS AND CHARGES               PAGE 29
Charges Deducted from the Annuity
  Account Value                                 29
Charges Deducted from the Investment
  Funds                                         30
EQ Trust Charges to Portfolios                  30
HR Trust Charges to Portfolios                  30
Group or Sponsored Arrangements                 31
Other Distribution Arrangements                 31
PART 6: VOTING RIGHTS                        PAGE 32
EQ Trust and HR Trust Voting Rights             32
Voting Rights of Others                         32
Separate Account Voting Rights                  32
Changes in Applicable Law                       32
PART 7: TAX ASPECTS OF THE CERTIFICATES      PAGE 33
Tax Changes                                     33
Taxation of Non-Qualified Annuities             33
Special Rules for NQ Certificates Issued in
  Puerto Rico                                   34
IRA Tax Information                             34
Federal and State Income Tax
  Withholding                                   40
Other Withholding                               40
Impact of Taxes to Equitable Life               41
Transfers Among Investment Options              41
PART 8: INDEPENDENT ACCOUNTANTS              PAGE 42
PART 9: INVESTMENT PERFORMANCE               PAGE 43
Standardized Performance Data                   43
Rate of Return Data for Investment
  Funds                                         45
Communicating Performance Data                  46
Alliance Money Market Fund Yield Information    47
APPENDIX I: MARKET VALUE
  ADJUSTMENT EXAMPLE                         PAGE 48
APPENDIX II: QUALIFIED PLAN
  CERTIFICATES--NQ CERTIFICATE               PAGE 49
APPENDIX III: GUARANTEED MINIMUM
  DEATH BENEFIT EXAMPLE                      PAGE 50
APPENDIX IV: IRS CHART--ESTIMATED
  DEDUCTION TABLE                            PAGE 51
STATEMENT OF ADDITIONAL
  INFORMATION TABLE OF CONTENTS              PAGE 52

                                GENERAL TERMS

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.


ANNUITANT--The individual who is the measuring life for determining benefits under the Certificates. Under NQ Certificates the Annuitant can be different from the Certificate Owner; under IRA Certificates, the Annuitant and Certificate Owner must be the same individual.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE--The date on which Annuity Benefit payments automatically commence.

BASEBUILDER (SERVICE MARK)--Protection benefits, consisting of the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit.


BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER--The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates the Certificate Owner can be different from the Annuitant; under IRA Certificates the Certificate Owner must be the same individual as the Annuitant.


CODE--The Internal Revenue Code of 1986, as amended.


CONTRACT DATE--The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.


CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

EXPIRATION DATE--The date on which a Guarantee Period ends.


GUARANTEED MINIMUM DEATH BENEFIT--The minimum amount payable upon death of the Annuitant.

GUARANTEED MINIMUM INCOME BENEFIT--The minimum amount of future guaranteed lifetime income.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROs) or "Guaranteed Fixed Interest Accounts."


GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.


HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the manager and adviser to HR Trust.


INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.


IRA--An individual retirement annuity, as defined in Section 408(b) of the Code.


MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

PORTFOLIOS--The portfolios of HR Trust and EQ Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.


PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 3.

SAI--The statement of additional information for the Separate Account under the Certificates.


SEPARATE ACCOUNT--Equitable Life's Separate Account No. 49.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

                                  FEE TABLE


The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificates so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of EQ Trust and HR Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificates, see "Part 5: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for EQ Trust and HR Trust.

As explained in Part 2, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table that will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 2: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted upon surrender or for certain withdrawals. The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or a Certificate is surrendered beginning with Contract Year 1 with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract
 Year 1").(1)



 CONTRACT
    YEAR
----------
   1  .....  7.00%
   2  .....  6.00%
   3  .....  5.00%
   4  .....  4.00%
   5  .....  3.00%
   6  .....  2.00%
   7  .....  1.00%
   8+  ....  0.00%


SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)


MORTALITY AND EXPENSE RISKS(2) ...............................................................  1.10%
ADMINISTRATION(3) ............................................................................  0.25%
                                                                                              -------
  TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES .....................................................  1.35%
                                                                                              =======
OPTIONAL BENEFIT EXPENSE (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
BASEBUILDER COMBINED GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT
 EXPENSE (calculated as a percentage of the Guaranteed Minimum Income Benefit benefit base)(4) ....................................................................................  0.30%


------------
See footnotes on next page.

HR TRUST AND EQ TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                       INVESTMENT                             TOTAL
                                      MANAGEMENT &      12B-1      OTHER      ANNUAL
             PORTFOLIOS               ADVISORY FEES    FEE(5)     EXPENSES   EXPENSES
----------------------------------- --------------- ----------- ---------- ----------
EQ TRUST
EQ/Putnam Growth & Income Value(6)        0.55%         0.25%      0.05%      0.85%

EQ/Putnam Investors Growth(6)             0.55%         0.25%      0.05%      0.85%

EQ/Putnam International Equity(6)         0.70%         0.25%      0.25%      1.20%

MFS Research(6)                           0.55%         0.25%      0.05%      0.85%

MFS Emerging Growth Companies(6)          0.55%         0.25%      0.05%      0.85%

Merrill Lynch Basic Value Equity(6)       0.55%         0.25%      0.05%      0.85%

Merrill Lynch World Strategy(6)           0.70%         0.25%      0.25%      1.20%

HR TRUST
Alliance Money Market(7)                  0.35%         0.25%      0.04%      0.64%

Alliance High Yield(7)                    0.60%         0.25%      0.06%      0.91%

Alliance Common Stock(7)                  0.38%         0.25%      0.03%      0.66%

Alliance Aggressive Stock(7)              0.55%         0.25%      0.03%      0.83%

Alliance Small Cap Growth(7)              0.90%         0.25%      0.10%      1.25%



------------
Notes:
(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon surrender of a Certificate. See "Part 5:
      Deductions and Charges," "Withdrawal Charge."
(2) A portion of this charge is for providing the Guaranteed Minimum Death Benefit. See "Mortality and Expense Risks Charge" in Part 5.
(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.
(4) If the baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit is elected, this charge is deducted annually on each Processing Date. See "Guaranteed Minimum Income Benefit Benefit Base" in Part 4 and "baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge" in Part 5.
(5) The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares.
(6) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses but pursuant to agreement, cannot together with other fees specified exceed total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 5.
(7) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on average daily net assets in each Portfolio during 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in
      Part 5.

EXAMPLES


The examples below show the expenses that a hypothetical Certificate Owner (who has elected the baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit) would pay in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

-----------------------------------------------------------------------------

IF YOU SURRENDER YOUR CERTIFICATE AT            IF YOU DO NOT SURRENDER YOUR
THE END OF EACH PERIOD SHOWN, THE               YOUR CERTIFICATE AT THE END
EXPENSES WOULD BE:                              OF EACH PERIOD SHOWN, THE
                                                EXPENSES WOULD BE:


                      1 YEAR   3 YEARS             1 YEAR   3 YEARS
                    -------- ---------            -------- ---------
EQ TRUST
EQ/Putnam Growth
 & Income Value       $92.28   $125.02             $25.46   $78.59
EQ/Putnam
 Investors Growth      92.28    125.02              25.46    78.59
EQ/Putnam Int'l
 Equity                95.76    135.44              28.94    89.01
MFS Research           92.28    125.02              25.46    78.59
MFS Emerging
 Growth Companies      92.28    125.02              25.46    78.59
Merrill Lynch
 Basic Value Equity    92.28    125.02              25.46    78.59
Merrill Lynch
 World Strategy        95.76    135.44              28.94    89.01
HR TRUST
Alliance Money
 Market                90.19    118.74              23.37    72.31
Alliance High Yield    92.88    126.82              26.06    80.39
Alliance Common
 Stock                 90.39    119.34              23.57    72.91
Alliance Aggressive
 Stock                 92.08    124.42              25.26    78.00
Alliance Small Cap
 Growth                96.25    136.92              29.43    90.49



------------
Note:
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Annuity Benefits and Distribution Options" in Part 4. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

                 PART 1: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                           AND THE INVESTMENT FUNDS


EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996 AXA, beneficially owned 63.8% of the outstanding common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.

SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940, as amended (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of HR Trust and EQ Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.


In addition to contributions made under the Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificates belong from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

EQ TRUST

EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of the EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

EQ TRUST'S MANAGER AND ADVISERS

EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management and administration of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life.

EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

EQ Financial has entered into investment advisory agreements with Putnam Investments, Massachusetts Financial Services Company, and Merrill Lynch Asset Management, L.P., which serve as advisers to the EQ/Putnam, MFS and Merrill Lynch Portfolios, respectively, of EQ Trust.


HR TRUST


HR Trust is an open-end diversified management investment company, more commonly called a mutual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of HR Trust. HR Trust commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. HR Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to HR Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of HR Trust purchase Class IB shares of a corresponding Portfolio of HR Trust. More detailed information about HR Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.


HR TRUST'S MANAGER AND ADVISER


HR Trust is managed and advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the 1940 Act. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On December 31, 1996, Alliance was managing approximately $182.8 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF EQ TRUST'S PORTFOLIOS AND HR TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved. Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirety by reference to the prospectuses for EQ Trust and HR Trust, both of which accompany this prospectus. Please read the prospectuses for each of the trusts carefully before investing.



 PORTFOLIO                                INVESTMENT POLICY                   OBJECTIVE
-----------             ---------------------------------------------------   ----------
EQ TRUST

EQ/Putnam Growth &      Primarily common stocks that offer potential for      Capital growth and,
 Income Value           capital growth, consistent with the Portfolio's       secondarily, current income
                        investment objective, common stocks that offer
                        potential for current income.

EQ/Putnam Investors     Primarily common stocks in view of the Portfolio      Long-term growth of capital
  Growth                adviser's belief that equity ownership affords the    and any increased income that
                        best opportunity for capital growth over the long     results from this growth
                        term.

EQ/Putnam International Primarily a diversified portfolio of equity           Capital appreciation
  Equity                securities of companies organized under the laws of a
                        country other than the United States.

MFS Research            A substantial portion of assets invested in common    Long-term growth of capital
                        stock or securities convertible into common stock of  and future income companies believed by the Portfolio adviser to
                        possess better than average prospects for long-term
                        growth.

MFS Emerging Growth     Primarily (i.e., at least 80% of its assets under     Long-term growth of capital
  Companies             normal circumstances) in common stocks of emerging
                        growth companies that the Portfolio adviser believes
                        are early in their life cycle but which have the
                        potential to become major enterprises.

Merrill Lynch Basic     Investment in securities, primarily equities, that    Capital appreciation and,
  Value Equity          the Portfolio adviser believes are undervalued and    secondarily, income
                        therefore represent basic investment value.

Merrill Lynch World     Investment primarily in a portfolio of equity and     High total investment return
  Strategy              fixed income securities, including convertible
                        securities, of U.S. and foreign issuers.

HR TRUST

Alliance Money Market   Primarily high quality U.S. dollar denominated money  High level of current income
                        market instruments.                                   while preserving assets and
                                                                              maintaining liquidity

Alliance High Yield     Primarily a diversified mix of high yield,            High return by maximizing
                        fixed-income securities involving greater volatility  current income and, to the
                        of price and risk of principal and income than high   extent consistent with that
                        quality fixed-income securities. The medium and lower objective, capital
                        quality debt securities in which the Portfolio may    appreciation
                        invest are known as "junk bonds."

Alliance Common Stock   Primarily common stock and other equity-type          Long-term growth of capital
                        instruments.                                          and increasing income

                                      11





PORTFOLIO                                  INVESTMENT POLICY                  OBJECTIVE
----------              ---------------------------------------------------   ---------

Alliance Aggressive     Primarily common stocks and other equity-type         Long-term growth of capital
  Stock                 securities issued by quality small and intermediate
                        sized companies with strong growth prospects and in
                        covered options on those securities.

Alliance Small Cap      Primarily U.S. common stocks and other equity type    Long-term growth of capital
  Growth                securities issued by smaller companies with favorable
                        growth prospects.


                    PART 2: THE GUARANTEED PERIOD ACCOUNT


GUARANTEE PERIODS


Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under other classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).


Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates


We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1998 through 2007. Not all of these Guarantee Periods will be available for ages 76 and above. See "Allocation of Contributions" in Part 3. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:


o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of April 15, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:



    GUARANTEE
  PERIODS WITH     GUARANTEED
 EXPIRATION DATE   RATE AS OF      PRICE
FEBRUARY 15TH OF   APRIL 15,    PER $100 OF
  MATURITY YEAR       1997     MATURITY VALUE
---------------- ------------ --------------
       1998           4.93%        $96.05
       1999           5.40          90.78
       2000           5.64          85.58
       2001           5.76          80.65
       2002           5.86          75.91
       2003           5.94          71.39
       2004           6.03          66.99
       2005           6.09          62.89
       2006           6.17          58.89
       2007           6.23          55.16


Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1998 through 2002, then according to the above table the lump sum contribution you would have to make as of April 15,

1997 would be $428.97 (the sum of the prices per $100 of Maturity Value for each maturity year from 1998 through 2002).

The above example is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted, withdrawals or transfers to be made from Guarantee Periods or for the market value adjustment that would apply to such transactions. Actual calculations will be based on Guaranteed Rates on each actual Transaction Date, which may differ.


Options at Expiration Date


We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 3:


 (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

 (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR
TRANSFERS, WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE


Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.


The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

     (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our proce-dures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

             PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES
                                  WE PROVIDE

WHAT IS THE EQUITABLE ACCUMULATOR?

The Equitable Accumulator is a deferred annuity designed to provide for the accumulation of retirement savings, and for income at a future date. Investment Options available are Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest when held to maturity. Equitable Accumulator Certificates can be issued as individual retirement annuities (IRAs) or non-qualified annuities for after-tax contributions only
(NQ). The provisions of your Certificate may be restricted by applicable laws or regulations. The Certificates may not be available in all states.

Earnings generally accumulate on a tax-deferred basis until withdrawn or when distributions become payable. Withdrawals made prior to 59 1/2 may be subject to tax penalty.

IRA CERTIFICATES

IRA Certificates are available for Annuitant issue ages 20 through 78. IRA Certificates are not available in Puerto Rico.

NQ CERTIFICATES

NQ Certificates are available for Annuitant issue ages 20 through 83.

When issued with the appropriate endorsement, an NQ Certificate may be purchased by a plan qualified under Section 401(a) of the Code. Such purchases may not be available in all states. Plan fiduciaries considering purchase of a Certificate should read the important information in Appendix II.


CONTRIBUTIONS UNDER THE CERTIFICATES


The minimum initial contribution is $5,000. Under IRA Certificates we will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or
direct custodian-to-custodian transfers from other individual retirement arrangements. See "IRA Tax Information" in Part 7.

Under NQ Certificates, you may make subsequent contributions of at least $1,000 at any time until the Annuitant reaches age 84.

Under IRA Certificates your subsequent contributions of at least $1,000 may be made at any time until you reach age 79. Subsequent IRA Certificate contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), or rollover contributions or direct transfers as described above.

"Regular" IRA contributions may not be made for the taxable year in which you attain age 70 1/2 or thereafter. Rollover and direct transfer contributions may be made until you attain age 79. However, under the Code any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "IRA Tax Information" in Part 7. For the consequences of making a "regular" IRA contribution to your IRA Certificate, also see Part 7.

We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.


Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT


Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial contribution must be accompanied by a completed application which is acceptable to us. In the event the application information is incomplete or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay or non-acceptability and return the contribution immediately to the appli-cant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.


Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.


Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.


Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS


You may choose Self-Directed, Principal Assurance or Dollar Cost Averaging allocations. Dollar Cost Averaging is described below.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed for the Transaction Date. A contribution allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.


Self-Directed Allocation


You allocate your contributions to one or up to all of the available Investment Options. Allocations among the Investment Options must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

At Annuitant ages 76 and above, allocations to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option (for Annuitant issue ages 20 through 75) assures that your Maturity Value in a specified Guarantee Period will equal your initial contribution on the Guarantee Period's Expiration Date, while at the same time allowing you to invest in the Investment Funds. It may be elected only at issue of your Certificate and assumes no withdrawals or transfers from the Guarantee Period. The maturity year generally may not be later than 10 years nor earlier than seven years from the Contract Date. In order to accomplish this strategy, we will allocate a portion of your initial contribution to the selected Guarantee Period. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 2. The balance of your initial contribution and all subsequent contributions must be allocated under "Self-Directed Allocation" as described above.

If you are applying for an IRA Certificate, before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other IRA funds that you may have or from the Investment Funds to the extent possible. See "Required Minimum Distributions" in Part 7.


FREE LOOK PERIOD


You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 7: Tax Aspects of the Certificates" for possible consequences of cancelling your Certificate during the free look period.


ANNUITY ACCOUNT VALUE

Your Annuity Account Value is the sum of the amounts in the Investment
Options.


Annuity Account Value in Investment Funds


The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.


The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of each respective trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as each respective trust's fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.


Annuity Account Value in Guaranteed Period
Account


The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."


TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.


  o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 2: The Guaranteed Period Account."

  o At Annuitant age 76 and above, transfers to Guarantee Periods must be limited to those with maturities of five years or less and with maturity dates no later than the February 15th immediately following the Annuity Commencement Date.

  o Transfers may not be made to a Guarantee Period with an Expiration Date in the current calender year, or if the Guaranteed Rate is 3%.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.


For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING


We offer two programs for Dollar Cost Averaging as described below. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amounts are transferred to other Investment Funds periodically, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Special Dollar Cost Averaging

For Certificate Owners who (at issue of the Certificate) want to dollar cost average their entire initial contribution from the Alliance Money Market Fund into the other Investment Funds monthly over a period of twelve months, we offer a Special Dollar Cost Averaging program under which the mortality and expense risks and the administration charges normally deducted from the Alliance Money Market Fund will not be deducted. See "Charges Deducted from the Investment Funds" in Part 5.

General Dollar Cost Averaging

If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly or annual basis. This program may be elected at any time.

The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to be made each Contract Year. Dollar cost averaging may not be elected while the systematic withdrawal option is in effect.

The transfer date will be the same calendar day of the month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Alliance Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

BASEBUILDER BENEFITS

The baseBUILDER option provides guaranteed benefits in the form of a Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit. The combined benefit is available for Annuitant issue ages 20 through 75 and is subject to an additional charge (see "baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge" in Part 5). If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is still provided under the Certificate.

If the Annuitant is age 76 or older and you are interested in the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, ask your registered representative for a copy of the prospectus supplement describing this benefit. The combined benefit is not currently available in New York.

The main advantages of the Guaranteed Minimum Income Benefit relate to amounts allocated to the Investment Funds. Before electing the baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, you should consider the extent to which you expect to utilize the Investment Funds. You elect baseBUILDER guaranteed benefits when you apply for a Certificate and once elected, they may not be changed or cancelled.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income when you exchange your Equitable Accumulator Certificate for an Income Manager (Life Annuity with a Period Certain) certificate during the periods of time indicated below. The Income Manager provides payments during a period certain with payments continuing for life thereafter.

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the income provided by application of your Annuity Account Value at our then current annuity factors. The Guaranteed Minimum Income Benefit does not provide an Annuity Account Value or guarantee performance of your

Investment Options. Because this benefit is based on conservative actuarial factors, the level of lifetime income that it guarantees may often be less than the level that would be provided by application of your Annuity Account Value at current annuity factors. It should therefore be regarded as a safety net.

Illustrated below are Guaranteed Minimum Income Benefit amounts per $100,000 of initial contribution, for a male age 60 (at issue) on Contract Date anniversaries as indicated below, assuming no subsequent contributions or withdrawals and assuming there were no allocations to the Alliance Money Market Fund or the Guaranteed Period Account.



                GUARANTEED MINIMUM INCOME BENEFIT
                             ANNUAL
 CONTRACT DATE           INCOME PAYABLE
  ANNIVERSARY             FOR LIFE WITH
  AT ELECTION        10 YEAR PERIOD CERTAIN
-------------- ---------------------------------
        7                    $ 8,992
       10                     12,160
       15                     18,358
       20                     27,856



Withdrawals will reduce your Guaranteed Minimum Income Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" in Part 5.

The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary under your Equitable Accumulator Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83; except that for Annuitant issue ages 20 to 44, it may be exercised following the 15th or later Contract Date anniversary.

When you exercise the Guaranteed Minimum Income Benefit, you will receive an Income Manager (Life Annuity with a Period Certain) certificate in exchange, with at least the minimum annual income specified and a period certain based on the Annuitant's age at the time the benefit is exercised as follows:



          LEVEL PAYMENTS*
-----------------------------------
                     PERIOD CERTAIN
                         YEARS
     ANNUITANT'S    ---------------
  AGE AT ELECTION      IRA     NQ
------------------- ------- -------
      60 to 75         10      10
         76             9      10
         77             8      10
         78             7      10
         79             7      10
         80             7      10
         81             7       9
         82             7       8
         83             7       7



----------
*     Other forms and period certains may also be available.

Payments will start one payment mode from the Contract Date of the Income Manager certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the Guaranteed Minimum Income Benefit, we will send you an eligibility notice illustrating how much income could be provided on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the Guaranteed Minimum Income Benefit by submitting the proper form and returning your Equitable Accumulator Certificate. The amount of income you actually receive will be determined on the Transaction Date that we receive your properly completed exercise notice.

You may also apply your Cash Value at any time to an Income Manager (Life Annuity with a Period Certain) or, you may always apply your Annuity Account Value to any of our life annuity benefits. The annuity benefits are discussed in Part 4. These benefits differ from the Income Manager and may provide higher or lower income levels, but do not have all the features of the Income Manager. You may request an illustration from your registered representative.

The Income Manager (Life Annuity with a Period Certain) is offered through our prospectus for the Income Manager dated May 1, 1997, which may be obtained from your registered representative. We will also provide a prospectus with the eligibility notice. You should read it carefully before you decide to exercise your Guaranteed Minimum Income Benefit.

Successor Annuitant/Certificate Owner

If the successor Annuitant/Certificate Owner election (discussed below) was elected at issue of the Certificate and is in effect at your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries seven and later based on the Contract Date of your Equitable Accumulator Certificate, provided the Guaranteed Minimum Income Benefit is exercised as specified above based on the age of the successor Annuitant/ Certificate Owner.


DEATH BENEFIT

Generally, upon receipt of proof satisfactory to us of your death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit described below.

Guaranteed Minimum Death Benefit (Applicable to Certificates issued in all states except New York for Annuitant issue age 20-79)

The amount of your Guaranteed Minimum Death Benefit is based on either the "6% to Age 80 Roll Up" or the "Annual Ratchet to Age 80" whichever you elect when you apply for a Certificate. Once elected, the benefit may not be changed.

6% to Age 80 Roll Up--On the Contract Date the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods) on each Contract Date anniversary through the Annuitant's age 80 (or on the date of the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The 6% to Age 80 Roll Up is not available in New York.

Annual Ratchet to Age 80--On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80 to the Annuity Account Value on a Contract Date anniversary if higher than the current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent contributions and withdrawals.

Guaranteed Minimum Death Benefit (Applicable to Certificates issued in New York for Annuitant issue age 20 -79) On the Contract Date, the GMDB is equal to the initial contribution. Thereafter, the GMDB is reset through the Annuitant's age 80 to the Annuity Account Value on a Contract Date anniversary if higher than the current GMDB, and is adjusted for any subsequent contributions and withdrawals.

Upon your death, the GMDB will be reset to the Annuity Account Value in the Investment Funds, plus the sum of the Guaranteed Period Amounts in each Guarantee Period, if greater than the GMDB determined above.

Applicable to Certificates in issued in all states for Annuitant issue ages 80 through 83

On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to such portion of the initial contribution plus (a) any subsequent contributions and transfers into the Investment Funds, less (b) any transfers and withdrawals from such Funds.

Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals and Transfer Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" below.

Withdrawals will reduce your Guaranteed Minimum Death Benefit, see "How Withdrawals Affect Your Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit" in Part 4. See Appendix III for an example of the calculation of the Guaranteed Minimum Death Benefit.

How Death Benefit Payment is Made

We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to any exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits and Distribution Options" in Part 4. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.

On the Contract Date anniversary following your death, if the successor Annuitant/Certificate Owner election was elected at issue of your Certificate and is in effect at your death, the Guaranteed Minimum Death Benefit will be reset at the greater of the current Guaranteed Minimum Death Benefit and the current Annuity Account Value. In determining whether the Guaranteed Minimum Death Benefit can continue to grow, we will use the age (as of the Contract Date anniversary) of the successor Annuitant/Certificate Owner.

WHEN THE NQ CERTIFICATE OWNER DIES
BEFORE THE ANNUITANT

When you are not the Annuitant under an NQ Certificate and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our

Processing Office). The Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an annuity benefit is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an annuity benefit has not been elected, as described above, on the fifth anniversary of your death, we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value, less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 5: Deductions and Charges."


SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE


You may surrender a Certificate to receive the Cash Value at any time while you are living and before the Annuity Commencement Date. For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the annuity benefits. See "Annuity Benefits and Distribution Options" in Part 4. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 7: Tax Aspects of the Certificates."


WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT


The IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

The NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 7: Tax Aspects of the Certificates."



















SERVICES WE PROVIDE

O       REGULAR REPORTS

  o Statement of your Certificate values as of the last day of the calendar year;

  o     Three additional reports of your Certificate values each year;

  o     Annual and semi-annual statements of each trust; and

  o     Written confirmation of financial transactions.

O       TOLL-FREE TELEPHONE SERVICES

  o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o       PROCESSING OFFICE

  o     FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
        Equitable Life
        Income Management Group
        Post Office Box 13014
        Newark, NJ 07188-0014

  o     FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:
        Equitable Life
        c/o First Chicago National Processing Center
        300 Harmon Meadow Boulevard, 3rd Floor
        Attn: Box 13014
        Secaucus, NJ 07094

  o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:
        Equitable Life
        Income Management Group
        P.O. Box 1547
        Secaucus, NJ 07096-1547


  o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:
        Equitable Life
        Income Management Group
        200 Plaza Drive, 4th Floor
        Secaucus, NJ 07096


DISTRIBUTION OF THE CERTIFICATES


As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. For 1996, EDI was paid a fee of $1,204,370 for its services under a "Distribution Agreement" with Equitable Life and the Separate Account.

The Certificates will be sold by registered representatives of EDI, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 6.0% of total contributions made under the Certificates. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

             PART 4: DISTRIBUTION METHODS UNDER THE CERTIFICATES

The Certificates offer several distribution methods specifically designed to provide retirement income. IRA Certificates permit Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. NQ Certificates permit Lump Sum Withdrawals and Systematic Withdrawals. The Certificates also offer fixed and variable annuity benefits and Income Manager distribution options. IRA Certificate Owners should consider how the distribution method selected may affect the ability to comply with the minimum distribution rules discussed in "Part 7:
Tax Aspects of the Certificates."

For IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your distribution in the form of a life contingent annuity before that time).

WITHDRAWAL OPTIONS

The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive. See "Part 5: Deductions and Charges."

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Withdrawals may be taxable and subject to tax penalty. See "Part 7: Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 7: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS
(Available under IRA and NQ Certificates)

You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," in Part 3.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 3. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.


Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge.


SYSTEMATIC WITHDRAWALS
(Available under IRA and NQ Certificates)

Under IRA Certificates this option may be elected only if you are between age 59 1/2 to 70 1/2.

Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual basis. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdraw-als once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS
(Available under IRA Certificates)

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Penalty Tax on Early Distributions," in Part 7. Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.


Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount.


Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Available under IRA Certificates)

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code. This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250. You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.


Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.


Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 5.

EXAMPLE

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases an IRA Certificate at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

                   PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
	                    SINGLE LIFE-MALE AGE 78

                       [THE FOLLOWING TABLE WAS REPRESENTED
                       AS AN AREA GRAPH IN THE PROSPECTUS]

                           Assumes 5.8% Rate of Return


                                                 AMOUNT
                        AGE                    WITHDRAWN
                        ---                    ---------
                         70                     $8,250
                         75                      7,653
                         80                      8,667
                         85                      8,770
                         90                      6,931
                         95                      3,727
                        100                      1,179


                       [END OF GRAPHICALLY REPRESENTED DATA]



Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1--Minimum Distribution Withdrawals" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Rollover IRA. Such charges would effectively reduce the actual return.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Except as described in the next sentence, each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base (described below) on a pro rata basis. Your current Guaranteed Minimum Death Benefit if based on the 6% to Age 80 Roll Up, and your Guaranteed Minimum Income Benefit benefit base, will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

Reduction on a dollar-for-dollar basis means your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base are reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of the Annuity Account Value as of the Transaction Date that is being withdrawn and we reduce your current Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit benefit base by that same percentage. For example, if your Annuity Account Value is $10,000 and you withdraw $4,000 you have withdrawn 40% ($4,000/ $10,000) of your Annuity Account Value. If your Guaranteed Minimum Death Benefit was $20,000 prior to the withdrawal, it would be reduced by $8,000 ($20,000 x .40) and your new Guaranteed Minimum Death Benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guraanteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

Guaranteed Minimum Income Benefit Benefit Base--The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary, and (ii) mortality tables that assume increasing longevity. These interest and mortality factors are generally more conservative than the basis underlying current annuity factors, which means that they would produce less periodic income for an equal amount applied.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the Guaranteed Minimum Income Benefit.

ANNUITY BENEFITS AND PAYOUT ANNUITY
OPTIONS

The Equitable Accumulator Certificates offer annuity benefits and Income Manager payout annuity options, described below, for providing retirement income.

ANNUITY BENEFITS

Annuity benefits under the Equitable Accumulator provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).


Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.


Amounts in the Guarantee Periods that are applied to an annuity benefit prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms


o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.


o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.


o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.


o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.


o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.


The annuity forms outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Investment Funds through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Funds. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Funds of other separate accounts we offer.


For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.


For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity form is chosen and payments have commenced, no change can be made.

If, at the time you elect an annuity form, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER PAYOUT ANNUITY OPTIONS

Under Certificates, you may apply your Annuity Account Value to an Income Manager (Life Annuity with a Period Certain) payout annuity certificate. These certificates provide guaranteed payments for your life or for your life and the life of a joint Annuitant, and are available provided the Owner and Annuitant meet the issue age and payment requirements. Income Manager certificates may not be available in all states. Income Manager payout annuities provide guaranteed level (IRA and NQ Certificates) or guaranteed increasing (NQ Certificates) payments.

If you apply a part of the Annuity Account Value under any of the above Income Manager payout annuity certificates, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. If 100% of the Annuity Account Value is applied from an Equitable Accumulator Certificate at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate. For purposes of the withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Equitable Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the new certificate. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the new certificate. No subsequent contributions will be permitted under an Income Manager certificate.

You may also apply your Annuity Account Value to an Income Manager (Period Certain) payout annuity once withdrawal charges are no longer in effect. This version of the Income Manager provides for annual payments for a specified period. No withdrawal charges will apply under this Income Manager certificate.

The payout annuities are described in our prospectus for the Income Manager. Copies of the most current version are available from your registered representative. To purchase an Income Manager payout annuity we also require the return of your Equitable Accumulator Certificate. An Income Manager payout annuity certificate will be issued to put one of these options into effect. Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

                        PART 5: DEDUCTIONS AND CHARGES


CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under sponsored arrangements. See "Sponsored Arrangements" below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                  CONTRACT YEAR
                   1      2      3      4      5      6      7     8+
                ------ ------ ------ ------ ------ ------ ------ -----
Percentage of
 Contribution     7.0%   6.0%   5.0%   4.0%   3.0%   2.0%   1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Free Corridor Amount

The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under the Certificate. A free corridor amount is not applicable to a surrender.


For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings under Equitable Accumulator Certificates as withdrawn first. See "Part 7: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses.

For NQ Certificates issued to a charitable remainder trust, the free corridor amount will be changed to be the greater of (1) the current Annuity Account Value, less contributions that have not been withdrawn (earnings in the Certificate) and (2) the free corridor amount defined above.

baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge

If you elect the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit, we deduct a charge annually on each Processing Date. The charge is equal to a percentage of the Guaranteed Minimum Income Benefit benefit base in effect on the Processing Date. The percentage is equal to 0.30%. The Guaranteed Minimum Income Benefit benefit base is described under "How Withdrawals Affect Your Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit" in Part 4.

This charge will be deducted from your Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of such charge will be deducted from the Guarantee Periods in order of the earliest Expiration Date(s) first. A market value adjustment may apply. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.


Charges for State Premium and Other
Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for IRA Certificates, and from 0% to 3.5% for NQ Certificates (1% in Puerto Rico and 5% in the Virgin Islands).


CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risks Charge


We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks, including the Guaranteed Minimum Death Benefit. The daily charge is at the rate of 0.003032%, which is equivalent to an annual rate of 1.10%, on the assets in each Investment Fund.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed Minimum Death Benefit exceeds the Cash Value of the Certificate. The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.


Administration Charge


We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administration expenses under the Certificates. The daily charge is at a rate of 0.000692% (equivalent to an annual rate of 0.25%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.


EQ TRUST CHARGES TO PORTFOLIOS


Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolio cannot be changed without a vote by shareholders. They are as follows:



                                 AVERAGE DAILY
                                   NET ASSETS
                                --------------
EQ/Putnam Growth & Income
 Value..........................      0.55%
EQ/Putnam Investors Growth  ....      0.55%
EQ/Putnam International Equity        0.70%
MFS Research ...................      0.55%
MFS Emerging Growth Companies ..      0.55%
Merrill Lynch Basic Value
 Equity ........................      0.55%
Merrill Lynch World Strategy  ..      0.70%



Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolios' average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, EQ/Putnam Growth Investors, MFS Research, MFS Emerging Growth Companies, and Merrill Lynch Basic Value Equity Portfolios; and 1.20% each for EQ/Putnam International Equity and Merrill Lynch World Strategy Portfolios. See the prospectus for EQ Trust for more information.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust prospectus.

HR TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against HR Trust's assets, the 12b-1 fee, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                            AVERAGE DAILY NET ASSETS
             ----------------------------------------------------
                FIRST     NEXT      NEXT      NEXT
                $750      $750       $1       $2.5
               MILLION   MILLION   BILLION   BILLION   THEREAFTER
             --------- --------- --------- --------- ------------
Alliance
 Money
 Market......   0.350%    0.325%    0.300%    0.280%     0.270%
Alliance
 High Yield .   0.600%    0.575%    0.550%    0.530%     0.520%
Alliance
 Common
 Stock ......   0.475%    0.425%    0.375%    0.355%     0.345%*
Alliance
 Aggressive
 Stock ......   0.625%    0.575%    0.525%    0.500%     0.475%
Alliance
 Small Cap
 Growth......   0.900%    0.850%    0.825%    0.800%     0.775%



*On assets in excess of $10 billion, the management fee for the Alliance
 Common Stock Portfolio is reduced to 0.335% of average daily net assets.

Investment advisory fees are established under HR Trust's investment advisory agreements between the HR Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that HR Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of the HR Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the HR Trust prospectus.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We may also change the Guaranteed Minimum Death Benefit and the Guaranteed Minimum Income Benefit. We may also offer Investment Funds investing in Class IA shares of HR Trust and EQ Trust, which are not subject to the 12b-1 fee. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

Charges may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of charges be permitted where it would be unfairly discriminatory.

                            PART 6: VOTING RIGHTS

EQ TRUST AND HR TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of EQ Trust or HR Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:


o  to elect each trust's Board of Trustees,

o  to ratify the selection of independent auditors for each trust, and

o on any other matters described in each trust's current prospectus or requiring a vote by shareholders under the 1940 Act.


Because EQ Trust is a Delaware business trust and HR Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.


Each share of each trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS


Currently, we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Certificate Owners, we currently do not foresee any disadvantages arising out of this. HR Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HR Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.


SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in an Investment Fund divided by the Accumulation Unit Value for that Investment Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

                   PART 7: TAX ASPECTS OF THE CERTIFICATES

This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ and IRA Certificates.

This Part does not apply to NQ Certificates used as the investment vehicle for qualified plans discussed in Appendix II.


This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Certificates.


TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.


TAXATION OF NON-QUALIFIED ANNUITIES


This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars.

Equitable Life has designed the NQ Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements;
(2) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.


Withdrawals

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value, and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.


If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.


Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax-free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Early Distribution Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after the taxpayer's death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 4, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.


The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take distribution of the contract within a specified period of time.

SPECIAL RULES FOR NQ CERTIFICATES
ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION

TAX-QUALIFIED INDIVIDUAL RETIREMENT
ANNUITIES (IRAS)

This prospectus contains the information which the Internal Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.

The IRA Certificate is designed to qualify as an IRA under Section 408(b) of the Code. Your rights under the IRA Certificate cannot be forfeited.

This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the IRA Certificates.


Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.


The IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the IRA Certificates.

Cancellation

You can cancel a Certificate issued as an IRA by following the directions in
Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to IRAs


Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").


The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers," discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" IRA contributions. See "Contributions Under the Certificates" in Part 3. The immediately following discussion relates to "regular" IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to an IRA which is intended to serve as a "conduit" IRA.


Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into an IRA.


The amount of IRA contributions for a tax year that an individual can deduct depends on whether the individual (or the individual's spouse, if a joint return is filed) is covered by an employer-sponsored tax-favored retirement plan. If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $4,000 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement). The non-working spouse owns his or her individual retirement arrangements, even if the working spouse makes contributions to purchase the spousal individual retirement arrangements.


If neither the individual nor the individual's spouse is covered during any part of the taxable year by an employer-sponsored tax-favored retirement plan (including a qualified plan, a tax sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan), then regardless of adjusted gross income (AGI), each working spouse may make deductible contributions to an IRA for each tax year (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) up to the lesser of $2,000 or 100% of compensation. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $25,000 and $35,000. If the individual is married and files a joint return, and either the individual or the spouse is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $40,000 and $50,000. If the individual is married, files a separate return and is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $0 and $10,000. Married individuals filing separate returns must take into account the retirement plan coverage of the other spouse, unless the couple has lived apart for the entire taxable year. If AGI is below the phase-out range, an individual is entitled to the Maximum Permissible Dollar Deduction. In computing the partial deduction for IRA contributions the individual must round the amount of the deduction to the nearest $10. The permissible deduction for IRA contributions is a minimum of $200 if AGI is less than the amount at which the deduction entirely phases out.

If the individual (or the individual's spouse, unless the couple has lived apart the entire taxable year and their filing status is married, filing separately) is covered by a tax-favored retirement plan, the deduction for IRA contributions must be computed using one of two methods. Under the first method, the individual determines AGI and subtracts $25,000 if the individual is a single person, $40,000 if the individual is married and files a joint return with the spouse, or $0 if the individual is married and files a separate return. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for IRA contributions using the following formula:


$10,000-Excess AGI        X      Maximum        =       Adjusted
$10,000                          Permissible            Dollar
                                 Dollar                 Deduction
                                 Deduction              Limit



Under the second method, the individual determines his or her Excess AGI and then refers to the table in Appendix IV originally prepared by the IRS to determine the deduction.

Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.

An individual not eligible to deduct part or all of the IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's IRA (or the nonworking spouse's IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to an IRA in prior years and is receiving amounts from any IRA must file the required information with the IRS. Moreover, individuals making nondeductible IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all IRAs are fully distributed.


EXCESS CONTRIBUTIONS


Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution," (without regard to the deductibility or nondeductibility of IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.


If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

TAX-FREE TRANSFERS AND ROLLOVERS

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another individual retire-ment arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax-free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

DISTRIBUTIONS FROM IRA CERTIFICATES

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by the individual in gross income.


If the individual has made non-deductible IRA contributions, those contributions are recovered tax-free when distributions are received. The individual must keep records of all nondeductible contributions. At the end of each tax year in which the individual has received a distribution, the individual determines a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all IRAs held by the individual at the end of the tax year (including rollover IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.


In addition, a distribution (other than a required minimum distribution received after age 70 1/2 ) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS

The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year by year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.


There are two approaches to taking minimum distributions--"account based" or "annuity based"--and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.


An account based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age 70 1/2).

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

TAXATION OF DEATH BENEFITS

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

GUARANTEED MINIMUM DEATH BENEFIT

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as an IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.


Prohibited Transaction


An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS


The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or
(4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options:
Substantially Equal Payment Withdrawals and the Income Manager (Life Annuity with a Period Certain), both of which are described in Part 5. The version of the Income Manager which would meet this exception must provide level payments for life, with no deferral of the payment start date. If you are an IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from IRA Certificates," above. Once Substantially Equal Payment Withdrawals or Income Manager payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all withdrawals. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


Where a taxpayer under age 59 1/2 purchases an individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.


TAX PENALTY FOR EXCESS DISTRIBUTIONS OR
ACCUMULATION

A 15% excise tax is imposed on an individual's aggregate excess distributions from all tax-favored retirement plans. The excise tax is in addition to the ordinary income tax due, but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. This tax is temporarily suspended for distributions to the individual for the years 1997, 1998 and 1999. However, the excise tax continues to apply for estate tax purposes. In certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in tax-favored retirement plans is excessive. The aggregate accumulations will be subject to excise tax in 1997 if they exceed the present value of a hypothetical life annuity paying $160,000 a year.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax from IRA distributions and the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

                       PART 8: INDEPENDENT ACCOUNTANTS


The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                        PART 9: INVESTMENT PERFORMANCE

This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "Standardized Performance Data," reflects all applicable fees and charges, including the optional benefit charge, but not the charges for any applicable taxes such as premium taxes.

The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the optional benefit charge, or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


HR Trust Portfolios


The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios, and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results prior to October 1996, when Class IB shares were not available, do not reflect 12b-1 fees, which would effectively reduce such investment performance.

The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.


EQ Trust Portfolios


The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this Prospectus. EQ Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables below.

See "Part 3: The Guaranteed Period Account" for information on the Guaranteed Period Account.

STANDARDIZED PERFORMANCE DATA


The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of a Certificate, at the end of each period. These tables (which reflect the first calculation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1996 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

                         STANDARDIZED PERFORMANCE DATA
        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996*



                                    LENGTH OF INVESTMENT PERIOD
                          ----------------------------------------------
INVESTMENT                   ONE     THREE   FIVE     TEN       SINCE
FUND                         YEAR    YEARS   YEARS   YEARS   INCEPTION**
                          -------- ------- ------- ------- -------------
HR TRUST
-------------------------
Alliance Money Market       -3.16%    1.79%   2.08%   4.17%      5.37%
Alliance High Yield         14.14     9.58   12.48      --       9.61
Alliance Common Stock       15.51    14.12   13.53   14.02      13.44
Alliance Aggressive Stock   13.46    12.54    9.62   16.78      18.21



------------
* See footnotes below

The table below illustrates the growth of an assumed investment of $1,000, with fees and charges deducted on the standardized basis described above for the first method of calculation.

                         STANDARDIZED PERFORMANCE DATA
              GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996*



                                    LENGTH OF INVESTMENT PERIOD
                          ---------------------------------------------
INVESTMENT                   ONE    THREE   FIVE     TEN       SINCE
FUND                        YEAR    YEARS   YEARS   YEARS   INCEPTION**
------------------------- ------- ------- ------- ------- -------------
HR TRUST
-------------------------
Alliance Money Market         968   1,055   1,108   1,504      2,309
Alliance High Yield         1,141   1,316   1,800      --      2,504
Alliance Common Stock       1,155   1,486   1,886   3,713     14,130
Alliance Aggressive Stock   1,135   1,425   1,583   4,716      6,298



------------
* The tables reflect the withdrawal charge and the optional benefit charge. ** The "Since Inception" dates for the Portfolios of the HR Trust are as follows: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); Alliance Aggressive Stock (January 27, 1986).

Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

The investment performance data for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.


RATE OF RETURN DATA FOR INVESTMENT FUNDS


The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.


BENCHMARKS


Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risks charge, administration charge, or any withdrawal or optional benefit charge, under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

ALLIANCE MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill
Index.

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

ALLIANCE AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                             SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS   INCEPTION
                           -------- --------- --------- ---------- ---------- ---------- -----------
HR TRUST
ALLIANCE MONEY MARKET         3.84%     3.59%     2.90%     4.46%      5.66%        --        5.85%
 Lipper Money Market          3.82      3.60      2.93      4.52       5.72         --        5.89
 Benchmark                    5.25      5.07      4.37      5.67       6.72         --        6.97
ALLIANCE HIGH YIELD          21.14     11.18     13.09        --         --         --        9.90
 Lipper High Yield           12.46      7.93     11.47        --         --         --        9.13
 Benchmark                   11.06      9.59     12.76        --         --         --       11.24
ALLIANCE COMMON STOCK        22.51     15.62     14.15     14.25      14.93      13.93%      13.67
 Lipper Growth               18.78     14.80     12.39     13.08      14.04      13.60       13.42
 Benchmark                   22.96     19.66     15.20     15.28      16.79      14.55       14.63
ALLIANCE AGGRESSIVE STOCK    20.46     14.08     10.31     16.99         --         --       18.55
 Lipper Small Company
  Growth                     16.55     12.70     17.53     16.29         --         --       16.47
 Benchmark                   17.85     14.14     14.80     14.29         --         --       13.98



------------
*     See footnote on next page.

CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                              SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS    INCEPTION
                           -------- --------- --------- ---------- ---------- ----------- -----------
HR TRUST
ALLIANCE MONEY MARKET         3.84%    11.16%    15.35%     54.77%    128.30%         --      141.10%
 Lipper Money Market          3.82     11.18     15.58      55.73     130.46          --      141.99
 Benchmark                    5.25     16.99     23.86      73.61     165.31          --      184.26
ALLIANCE HIGH YIELD          21.14     37.44     85.00         --         --          --      156.96
 Lipper High Yield           12.46     25.77     72.39         --         --          --      142.30
 Benchmark                   11.06     31.63     82.29         --         --          --      190.43
ALLIANCE COMMON STOCK        22.51     54.54     93.78     279.01     706.25    1,257.82%   1,366.24
 Lipper Growth               18.78     51.65     80.51     243.70     627.03    1,185.21%   1,298.19
 Benchmark                   22.96     71.39    102.85     314.34     925.25    1,416.26    1,655.74
ALLIANCE AGGRESSIVE STOCK    20.46     48.45     63.33     380.33         --          --      541.64
 Lipper Small Company
  Growth                     16.55     43.42    142.70     352.31         --          --      428.32
 Benchmark                   17.85     48.69     99.38     280.32         --          --      318.19



------------
*     See footnote on next page.


YEAR-BY-YEAR RATES OF RETURN*


                 1984   1985   1986   1987    1988   1989   1990   1991   1992    1993   1994   1995   1996
HR TRUST
ALLIANCE MONEY
 MARKET**        9.37%  7.01%   5.17% 5.19%   5.87%  7.72%  6.77%   4.75%  2.16%  1.57%  2.62%   4.32%  3.84%
ALLIANCE HIGH
 YIELD             --     --      --  3.29    8.26   3.72  (2.46)  22.79  10.79  21.49  (4.09)  18.30  21.14
ALLIANCE
 COMMON
 STOCK**        (3.29) 31.63   15.79  5.99   20.79  23.90  (9.36)  36.03   1.82  23.14  (3.46)  30.67  22.51
ALLIANCE
 AGGRESSIVE
 STOCK             --     --   33.58  5.85   (0.23) 41.57   6.70   84.35  (4.47) 15.17  (5.11)  29.87  20.46



------------
* Returns do not reflect the baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge, and any charge for tax such as premium taxes.
**    Prior to 1984 the Year-by-Year Rates of Return were:



                        1976      1977     1978     1979     1980     1981     1982      1983
                      ------- ---------- ------- -------- -------- -------- --------- --------
ALLIANCE COMMON STOCK   7.98%    (10.47)%  6.77%   28.09%   xx.xx%   48.10%    (7.13)%  15.99%
ALLIANCE MONEY MARKET     --         --      --       --       --     5.61     11.50     7.48


COMMUNICATING PERFORMANCE DATA


In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and each respective trust and may present the performance of the Investment Funds or compare it (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Portfolio Inception Dates and Comparative Benchmarks" in this Part 9, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

ALLIANCE MONEY MARKET FUND YIELD INFORMATION

The current yield and effective yield of the Alliance Money Market Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Alliance Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Alliance Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, the baseBUILDER Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge and any charge for tax such as premium tax. The yields and effective yields for the Alliance Money Market Fund when used for the Special Dollar Cost Averaging program, assume that no Certificate charges are deducted. See "Part 5: Alliance Money Market Fund Yield Information" in the SAI.

                  APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1998 to a Guarantee Period with an Expiration Date of February 15, 2007 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2002.

                                                   ASSUMED
                                             GUARANTEED RATE ON
                                              FEBRUARY 15, 2002
                                           ---------------------
                                              5.00%      9.00%
                                           ---------- ----------
As of February 15, 2002 (Before Withdrawal)
------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value..................  $144,048   $119,487
(2) Guaranteed Period Amount...............   131,080    131,080
(3) Market Value Adjustment: (1)-(2) ......    12,968    (11,593)

On February 15, 2002 (After Withdrawal)
------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000/(1)] ..  $  4,501   $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)]...........    45,499     54,851
(6) Guaranteed Period Amount: (2)-(5) .....    85,581     76,229
(7) Maturity Value.........................   120,032    106,915
(8) Present Value of (7), also
    Annuity Account Value..................    94,048     69,487


You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

           APPENDIX II: QUALIFIED PLAN CERTIFICATES--NQ CERTIFICATE
-----------------------------------------------------------------------------


CONTRIBUTIONS


When issued with the appropriate endorsement, NQ Certificates may be used as an investment vehicle for a defined contribution plan maintained by an employer and which is a tax qualified plan within the meaning of Section 401(a) of the Code.


When issued in connection with such a qualified plan, we will only accept employer contributions from a trust under a plan qualified under Section 401(a) of the Code. If the plan contains a cash or deferred arrangement within the meaning of Section 401(k) of the Code, contributions may include employee pre-tax and employer matching or other employer contributions, but not employee after-tax contributions to the plan.

CERTIFICATE OWNER, ANNUITANT AND BENEFICIARY

The Certificate Owner must be the trustee of a trust for a qualified plan maintained by the employer. The Annuitant must be the participant/employee and the beneficiary under the Certificate must be the Certificate Owner.

PURCHASE CONSIDERATIONS


Any trustee considering a purchase of an NQ Certificate should discuss with its tax adviser whether this is an appropriate investment vehicle for the employer's plan. The form of Certificate and this prospectus should be reviewed in full, and the following factors, among others, should be noted. This Certificate accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. Further, Equitable will not perform or provide any plan record keeping services with respect to this Certificate. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the Certificates, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Finally, because the method of purchasing the Certificates and the features of the Certificates may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the Certificates are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the Certificates would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

            APPENDIX III: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE
-----------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the Annuity Account Value, or, if greater, the Guaranteed Minimum Death Benefit (see "Guaranteed Minimum Death Benefit" in Part 4);

The following is an example illustrating the calculation of the Guaranteed Minimum Death Benefit. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Money Market Fund or the Guarantee Periods), no subsequent contributions, no transfers and no withdrawals, the Guaranteed Minimum Death Benefit for an Annuitant age 45 would be calculated as follows:



                             6% TO AGE 80      ANNUAL
                               ROLL UP       RATCHET TO
                              GUARANTEED       AGE 80
   END OF                      MINIMUM       GUARANTEED
 CONTRACT       ANNUITY         DEATH         MINIMUM
    YEAR     ACCOUNT VALUE    BENEFIT(1)   DEATH BENEFIT
---------- --------------- -------------- --------------
     1         $105,000        $106,000      $105,000(2)
     2         $115,500        $112,360      $115,500(2)
     3         $132,825        $119,102      $132,825(2)
     4         $106,260        $126,248      $132,825(3)
     5         $116,886        $133,823      $132,825(3)
     6         $140,263        $141,852      $140,263(2)
     7         $140,263        $150,363      $140,263(3)



The Annuity Account Values for Contract Years 1 through 7 are determined based on hypothetical rates of return of 5.00%, 10.00%, 15.00%, (20.00)%, 10.00%, 20.00% and 0.00%, respectively.

6% TO AGE 80 ROLL UP


(1) For Contract Years 1 through 7, the Guaranteed Minimum Death Benefit equals the initial contribution increased by 6%.


ANNUAL RATCHET TO AGE 80


(2) At the end of Contract Years 1, 2 and 3, and again at the end of Contract Year 6, the Guaranteed Minimum Death Benefit is equal to the current Annuity Account Value.

(3) At the end of Contract Years 4, 5 and 7, the Guaranteed Minimum Death Benefit is equal to the Guaranteed Minimum Death Benefit at the end of the prior year since it is higher than or equal to the current Annuity Account Value.

               APPENDIX IV: IRS CHART--ESTIMATED DEDUCTION TABLE
-----------------------------------------------------------------------------

If your Maximum Permissible Dollar Deduction is $2,000, use this table to estimate the amount of your contribution which will be deductible.



 EXCESS AGI  DEDUCTION   EXCESS AGI   DEDUCTION   EXCESS AGI   DEDUCTION   EXCESS AGI   DEDUCTION
-----------  ---------- ------------ ----------- ------------ ----------- ------------ -----------
$    0 ......  $2,000       $2,550      $1,490       $5,050       $990       $ 7,550       $490
    50 ......   1,990        2,600       1,480        5,100        980         7,600        480
   100 ......   1,980        2,650       1,470        5,150        970         7,650        470
   150 ......   1,970        2,700       1,460        5,200        960         7,700        460
   200 ......   1,960        2,750       1,450        5,250        950         7,750        450
   250 ......   1,950        2,800       1,440        5,300        940         7,800        440
   300 ......   1,940        2,850       1,430        5,350        930         7,850        430
   350 ......   1,930        2,900       1,420        5,400        920         7,900        420
   400 ......   1,920        2,950       1,410        5,450        910         7,950        410
   450 ......   1,910        3,000       1,400        5,500        900         8,000        400
   500 ......   1,900        3,050       1,390        5,550        890         8,050        390
   550 ......   1,890        3,100       1,380        5,600        880         8,100        380
   600 ......   1,880        3,150       1,370        5,650        870         8,150        370
   650 ......   1,870        3,200       1,360        5,700        860         8,200        360
   700 ......   1,860        3,250       1,350        5,750        850         8,250        350
   750 ......   1,850        3,300       1,340        5,800        840         8,300        340
   800 ......   1,840        3,350       1,330        5,850        830         8,350        330
   850 ......   1,830        3,400       1,320        5,900        820         8,400        320
   900 ......   1,820        3,450       1,310        5,950        810         8,450        310
   950 ......   1,810        3,500       1,300        6,000        800         8,500        300
 1,000 ......   1,800        3,550       1,290        6,050        790         8,550        290
 1,050 ......   1,790        3,600       1,280        6,100        780         8,600        280
 1,100 ......   1,780        3,650       1,270        6,150        770         8,650        270
 1,150 ......   1,770        3,700       1,260        6,200        760         8,700        260
 1,200 ......   1,760        3,750       1,250        6,250        750         8,750        250
 1,250 ......   1,750        3,800       1,240        6,300        740         8,800        240
 1,300 ......   1,740        3,850       1,230        6,350        730         8,850        230
 1,350 ......   1,730        3,900       1,220        6,400        720         8,900        220
 1,400 ......   1,720        3,950       1,210        6,450        710         8,950        210
 1,450 ......   1,710        4,000       1,200        6,500        700         9,000        200
 1,500 ......   1,700        4,050       1,190        6,550        690         9,050        200
 1,550 ......   1,690        4,100       1,180        6,600        680         9,100        200
 1,600 ......   1,680        4,150       1,170        6,650        670         9,150        200
 1,650 ......   1,670        4,200       1,160        6,700        660         9,200        200
 1,700 ......   1,660        4,250       1,150        6,750        650         9,250        200
 1,750 ......   1,650        4,300       1,140        6,800        640         9,300        200
 1,800 ......   1,640        4,350       1,130        6,850        630         9,350        200
 1,850 ......   1,630        4,400       1,120        6,900        620         9,400        200
 1,900 ......   1,620        4,450       1,110        6,950        610         9,450        200
 1,950 ......   1,610        4,500       1,100        7,000        600         9,500        200
 2,000 ......   1,600        4,550       1,090        7,050        590         9,550        200
 2,050 ......   1,590        4,600       1,080        7,100        580         9,600        200
 2,100 ......   1,580        4,650       1,070        7,150        570         9,650        200
 2,150 ......   1,570        4,700       1,060        7,200        560         9,700        200
 2,200 ......   1,560        4,750       1,050        7,250        550         9,750        200
 2,250 ......   1,550        4,800       1,040        7,300        540         9,800        200
 2,300 ......   1,540        4,850       1,030        7,350        530         9,850        200
 2,350 ......   1,530        4,900       1,020        7,400        520         9,900        200
 2,400 ......   1,520        4,950       1,010        7,450        510         9,950        200
 2,450 ......   1,510        5,000       1,000        7,500        500        10,000          0
 2,500 ......   1,500




Excess AGI = Your AGI minus your Threshold Level:

If you are single, your Threshold Level is $25,000.

If you are married, your Threshold Level is $40,000.

If you are married and file a separate tax return, your Excess AGI = your AGI.

                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS


                                                               PAGE
                                                            --------

Part 1:     Minimum Distribution Withdrawals--IRA               2
            Certificates

Part 2:     Accumulation Unit Values                            2

Part 3:     Annuity Unit Values                                 2

Part 4:     Custodian and Independent Accountants               3

Part 5:     Alliance Money Market Fund Yield Information        3

Part 6:     Long-Term Market Trends                             4

Part 7:     Key Factors In Retirement Planning                  5

Part 8:     Financial Statements                                9



                  HOW TO OBTAIN A ROLLOVER IRA AND EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL
                  INFORMATION FOR SEPARATE ACCOUNT NO. 49

                  Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                  Please send me a Rollover IRA SAI:


                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                SUPPLEMENT DATED MAY 1, 1997 TO ROLLOVER IRA AND
             CHOICE INCOME PLAN PROSPECTUS, DATED OCTOBER 16, 1996
-----------------------------------------------------------------------------

This supplement dated May 1, 1997, updates certain information in the Rollover IRA and Choice Income Plan prospectus of The Equitable Life Assurance Society of the United States (EQUITABLE LIFE), dated October 16, 1996. You should read this supplement in conjunction with the prospectus. You should keep the supplement and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1997. If you have previously received, but do not presently have, a copy of the prospectus, you may obtain an additional copy of the prospectus, as well as a copy of the SAI, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI, you may mail in the SAI request form located at the end of the supplement. The SAI has been incorporated by reference into this supplement.


In the supplement, each section of the prospectus in which a change has been made is identified and the number of each prospectus page on which a change occurs is also noted. Special terms used in the prospectus have the same meaning in the supplement unless otherwise noted.

ON THE COVER PAGE OF THE PROSPECTUS THE THIRD (INCLUDING THE CHART OF INVESTMENT OPTIONS) AND FOURTH PARAGRAPHS ARE REPLACED BY THE FOLLOWING
PARAGRAPHS:


  The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 12 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

  We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this supplement, describe the investment objectives, policies and risks of the Portfolios.

  THE INVESTMENT FUNDS INVESTING IN CORRESPONDING PORTFOLIOS OF EQ TRUST ARE:
  EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, EQ/Putnam International Equity, MFS Research and MFS Emerging Growth Companies.

  THE INVESTMENT FUNDS INVESTING IN CORRESPONDING PORTFOLIOS OF HR TRUST ARE:
  Alliance Money Market, Alliance High Yield, Alliance Common Stock, Alliance Aggressive Stock, Alliance Growth Investors, Alliance Global and Alliance Small Cap Growth.

  THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIFTH PARAGRAPH:

  The Guarantee Periods currently available have Expiration Dates of February 15 in years 1998 through 2007 under the Rollover IRA and 1998 through 2012 under the Choice Income Plan.


THROUGHOUT THE PROSPECTUS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.
-----------------------------------------------------------------------------

                                Copyright 1997
                 The Equitable Life Assurance Society of the
                   United States, New York, New York 10104.
                             All rights reserved.

THROUGHOUT THE PROSPECTUS (EXCEPT WHERE OTHERWISE NOTED) THE REFERENCE TO "TRUST" IS REPLACED BY "HR TRUST AND EQ TRUST."

ON PAGE 2, UNDER THE HEADING "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" REPLACE THE ENTIRE SECTION WITH THE FOLLOWING SECTION:

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.

    All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the prospectus and the supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the prospectus and the supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of the prospectus and the supplement. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

    Equitable Life will provide without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

ON PAGE 4, UNDER THE HEADING "GENERAL TERMS"

  ADD THE FOLLOWING DEFINITIONS:

  EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

  HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the adviser to HR Trust.

  DELETE THE DEFINITION FOR "TRUST."

ON PAGES 6 AND 7, REPLACE THE "FEE TABLE" SECTION WITH THE FOLLOWING SECTION:

                                  FEE TABLE

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for the HR Trust and EQ Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."




OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
                                                               CONTRACT
                                                                 YEAR
                                                               --------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS
(percentage deducted upon surrender or for certain               1 ...   7.00%
 withdrawals. The applicable withdrawal charge percentage        2 ...   6.00
 is determined by the Contract Year in which the withdrawal      3 ...   5.00
 is made or the Certificate is surrendered beginning with        4 ...   4.00
 "Contract Year 1" with respect to each contribution             5 ...   3.00
 withdrawn or surrendered. For each contribution, the            6 ...   2.00
 Contract Year in which we receive that contribution is          7 ...   1.00
 "Contract Year 1")(1)                                           8+ ..   0.00



                                                         Combined
                                                         GMDB/GMIB   GMDB Only
                                                          Benefit     Benefit
                                                         ---------   ---------
GMDB/GMIB CHARGES (percentage deducted annually
 on each Processing Date as a percentage of the
 gauranteed minimum death benefit then in effect)(2)...    0.45%       0.20%


SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE
 OF ASSETS IN EACH INVESTMENT FUND)
-------------------------------------------------
MORTALITY AND EXPENSE RISK CHARGE............................   0.90%
ASSET BASED ADMINISTRATIVE CHARGE(3).........................   0.30%
                                                                ----
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES......................   1.20%
                                                                ====

TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                    INVESTMENT                          TOTAL
                                   MANAGEMENT &                OTHER    ANNUAL
             PORTFOLIOS            ADVISORY FEES 12B-1 FEE(4) EXPENSES EXPENSES
---------------------------------- ------------- ------------ -------- --------
EQ TRUST
EQ/Putnam Growth & Income Value(5)    0.55%         0.25%       0.05%    0.85%

EQ/Putnam Investors Growth(5)         0.55%         0.25%       0.05%    0.85%

EQ/Putnam International Equity(5)     0.70%         0.25%       0.25%    1.20%

MFS Research(5)                       0.55%         0.25%       0.05%    0.85%

MFS Emerging Growth Companies(5)      0.55%         0.25%       0.05%    0.85%

HR TRUST
Alliance Money Market(6)              0.35%         0.25%       0.04%    0.64%

Alliance High Yield(6)                0.60%         0.25%       0.06%    0.91%

Alliance Common Stock(6)              0.38%         0.25%       0.03%    0.66%

Alliance Aggressive Stock(6)          0.55%         0.25%       0.03%    0.83%

Alliance Growth Investors(6)          0.53%         0.25%       0.06%    0.84%

Alliance Global(6)                    0.65%         0.25%       0.08%    0.98%

Alliance Small Cap Growth(6)          0.90%         0.25%       0.10%    1.25%



------------
  Notes:
  (1) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 7.
  (2) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit
         (GMIB) is described under "GMIB" both of which are in Part 5. The 0.45% charge covers a 6% to Age 80 Benefit or, if a combined 6% to Age 70 Benefit is elected, the charge is 0.30%. See "Part 7:
         Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit" and "Charges for GMDB Only Benefit."
  (3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.
  (4) The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee may be increased only by action of the Board of Trustees of HR Trust EQ Trust up to a maximum of 0.50% per annum.
  (5) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees specified exceed the total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 7.
  (6) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on the average daily net assets in each Portfolio for the year ended December 31, 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 7.

EXAMPLES


The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined GMDB/GMIB Benefit with a 6% to Age 80 Benefit and under the GMDB Only Benefit in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                     COMBINED GMDB/GMIB BENEFIT ELECTION



IF YOU SURRENDER YOUR CERTIFICATE AT THE END     IF YOU DO NOT SURRENDER YOUR
OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:     CERTIFICATE AT THE END OF EACH
                                                 PERIOD SHOWN, THE EXPENSES
                                                 WOULD BE:



                            1 YEAR   3 YEARS        1 YEAR   3 YEARS
                            ------   -------        ------   -------
EQ TRUST
--------
EQ/Putnam Growth & Income
 Value                      $90.75   $123.59        $25.52   $78.95
EQ/Putnam Investors
 Growth                      90.75    123.59         25.52    78.95
EQ/Putnam International
 Equity                      94.23    134.03         29.00    89.39
MFS Research                 90.75    123.59         25.52    78.95
MFS Emerging Growth
 Companies                   90.75    123.59         25.52    78.95

HR TRUST
--------
Alliance Money Market        88.66    117.29         23.43    72.65
Alliance High Yield          91.35    125.39         26.12    80.75
Alliance Common Stock        88.86    117.89         23.63    73.26
Alliance Aggressive Stock    90.55    122.99         25.32    78.35
Alliance Growth Investors    90.65    123.29         25.42    78.65
Alliance Global              92.04    127.48         26.81    82.83
Alliance Small Cap Growth    94.73    135.52         29.50    90.87



------------
* See footnote on next page.

                           GMDB ONLY BENEFIT ELECTION



IF YOU SURRENDER YOUR CERTIFICATE AT THE END     IF YOU DO NOT SURRENDER YOUR
OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:     CERTIFICATE AT THE END OF EACH
                                                 PERIOD SHOWN, THE EXPENSES
                                                 WOULD BE:



                            1 YEAR   3 YEARS        1 YEAR   3 YEARS
                            ------   -------        ------   -------
EQ TRUST
--------
EQ/Putnam Growth & Income
 Value                      $90.75   $118.31        $22.87   $70.68
EQ/Putnam Investors
 Growth                      90.75    118.31         22.87    70.68
EQ/Putnam International
 Equity                      94.23    128.77         26.35    81.15
MFS Research                 90.75    118.31         22.87    70.68
MFS Emerging Growth
 Companies                   90.75    118.31         22.87    70.68
HR TRUST
--------
Alliance Money Market        88.66    111.98         20.78    64.37
Alliance High Yield          91.35    120.11         23.47    72.48
Alliance Common Stock        88.86    112.59         20.98    64.97
Alliance Aggressive Stock    90.55    117.70         22.67    70.08
Alliance Growth Investors    90.65    118.01         22.77    70.38
Alliance Global              92.04    122.20         24.16    74.57
Alliance Small Cap Growth    94.73    130.26         26.85    82.64



------------
Notes:
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 6. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION


  ACCUMULATION UNIT VALUES


  Equitable Life commenced the offering of the Certificates on October 16, 1996. The following table shows the Accumulation Unit Values, as of October 16, 1996 and the last Business Day for the periods shown. There are no Accumulation Unit Values for Alliance Small Cap Growth and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Investment Funds were not available prior to the date of this supplement.




                                              LAST BUSINESS DAY OF
                               ------------------------------------------------
                               OCTOBER 16, 1996   DECEMBER 1996      MARCH 1997
                               ----------------   -------------      ----------
 Alliance Money Market            24.472785         24.675315        24.891695
 Alliance High Yield              25.466366         26.090042        26.137191
 Alliance Common Stock           143.741180        151.232750       145.273200
 Alliance Aggressive Stock        65.166142         65.534670        63.837949
 Alliance Growth Investors        25.496401         26.148649        25.584199
 Alliance Global                  24.381648         25.118937        24.218751

ON PAGE 8, UNDER THE HEADING "TRANSFERS," DELETE THE SECOND SENTENCE.

ON PAGE 9, UNDER THE HEADING "IRA ASSURED PAYMENT OPTION," DELETE THE THIRD PARAGRAPH.


ON PAGE 12, UNDER THE HEADING "EQUITABLE LIFE,"

  REPLACE THE THIRD SENTENCE OF THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Our home office is located at 1290 Avenue of the Americas, New York, New York 10104.

  REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:


  Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996, AXA beneficially owned 63.8% of the outstanding shares of common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

  Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.

ON PAGES 12 AND 13, IN THE HEADINGS "THE TRUST" AND "THE TRUST'S INVESTMENT ADVISER" REPLACE "THE TRUST" WITH "HR TRUST."

  ON PAGE 13, UNDER THE HEADING "THE TRUST'S INVESTMENT ADVISOR" REPLACE THE THIRD SENTENCE OF THE FIRST PARAGRAPH WITH THE FOLLOWING SENTENCE:


  On December 31, 1996, Alliance was managing approximately $182.8 billion in assets.

  DELETE THE SECOND PARAGRAPH.

ON PAGE 13, INSERT THE FOLLOWING SECTIONS AFTER THE LAST PARAGRAPH:

  EQ TRUST

  EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling it shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this supplement and in its statement of additional information.

  EQ TRUST'S MANAGER AND ADVISERS

  EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life.

  EQ Financial's main office is located at 1290 Avenue of the Americas, New York, NY 10104.


  EQ Financial has entered into investment advisory agreements with Putnam Investments and Massachusetts Financial Services Company, each of which serve as advisers to EQ/Putnam and MFS Portfolios, respectively, of EQ Trust.

ON PAGE 14, UNDER THE HEADING "INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS"
  ADD THE FOLLOWING SENTENCES TO THE END OF THE FIRST PARAGRAPH:


  Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirely by reference to the prospectus for HR Trust and EQ Trust both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

  DELETE THE DESCRIPTION OF "AGGRESSIVE STOCK" AND INSERT THE FOLLOWING
  DESCRIPTIONS:

 Alliance Aggressive   Primarily common stocks and other equity-type                Long-term growth of
 Stock                 securities issued by quality small and intermediate          capital
                       sized companies with strong growth prospects and in
                       covered options on those securities.

Alliance Small Cap     Primarily U.S. common stocks and other equity type           Long-term growth of
 Growth                securities issued by smaller companies with favorable        capital
                       growth prospects.


  INSERT THE FOLLOWING DESCRIPTIONS AFTER THE DESCRIPTION OF "MONEY MARKET:"



 EQ/Putnam Growth &    Primarily common stocks that offer potential for capital     Capital growth and,
 Income Value          growth, consistent with the Portfolios' investment           secondarily, current
                       objective, common stocks that offer potential for current    income
                       income.

EQ/Putnam Investors    Primarily common stocks in view of the Portfolio adviser's   Long-term growth of
 Growth                belief that equity ownership affords the best opportunity    capital and any
                       for capital growth over the long term.                       increased income that
                                                                                    results from this growth

EQ/Putnam              Primarily a diversified portfolio of equity securities of    Capital appreciation
 International         companies organized under the laws of a country other than
 Equity                the United States.

MFS Research           A substantial portion of assets invested in common stock     Long-term growth of
                       or securities convertible into common stock of companies     capital and future
                       believed by the Portfolio adviser to possess better than     income
                       average prospects for long-term growth.

MFS Emerging Growth    Primarily (i.e., at lest 80% of its assets uder normal       Long-term growth of
 Companies             circumstances) in common stocks of emerging growth           capital
                       companies that the Portfolio adviser believes are early in their life cycle but which have the potential to become
                       major enterprises.

ON PAGE 15, REPLACE THE FIRST AND SECOND PARAGRAPHS WITH THE FOLLOWING
PARAGRAPHS:


  This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "SEC Standardized Performance Data," reflects all applicable fees and charges, including the Combined GMDB/GMIB Benefit charge, but not the charges for any applicable taxes such as premium taxes.

  The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the Combined GMDB/GMIB Benefit charge or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


  HR Trust Portfolios


  The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios, and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results prior to October 1996, when Class IB shares were not available, do not reflect 12b-1 fees, which would effectively reduce such investment performance.


  The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

  EQ Trust Portfolios


  The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this supplement. EQ Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables, below.

REPLACE THE HEADING "PERFORMANCE DATA FOR A CERTIFICATE" WITH "STANDARDIZED PERFORMANCE DATA."


  IN THE FIRST SENTENCE OF THE THIRD PARAGRAPH UNDER THIS HEADING CHANGE THE DATE FROM "DECEMBER 31, 1995" TO "DECEMBER 31, 1996."

ON PAGES 15 AND 16, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

                        STANDARDIZED PERFORMANCE DATA
        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996*



                                    LENGTH OF INVESTMENT PERIOD
                         -----------------------------------------------
        INVESTMENT           ONE     THREE   FIVE     TEN       SINCE
           FUND             YEAR     YEARS   YEARS   YEARS   INCEPTION**
------------------------ --------- ------- ------- ------- -------------
Alliance Money Market       (3.00)%   1.84%   2.10%   4.18%      5.38%
Alliance High Yield         14.33     9.63   12.53      --       9.64
Alliance Common Stock       15.70    14.18   13.58   14.08      13.51
Alliance Aggressive
 Stock                      13.65    12.60    9.64   16.85      18.30
Alliance Growth
 Investors                   4.18     8.18    8.59      --      12.39
Alliance Global              6.15     9.67   11.37      --       9.20



                        STANDARDIZED PERFORMANCE DATA
    GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*



                                    LENGTH OF INVESTMENT PERIOD
                         ------------------------------------------------
        INVESTMENT          ONE    THREE     FIVE     TEN        SINCE
           FUND            YEAR    YEARS    YEARS    YEARS    INCEPTION**
------------------------ ------- -------- -------- -------- -------------
Alliance Money Market     $  970   $1,056   $1,110   $1,506     $ 2,313
Alliance High Yield        1,143    1,318    1,804       --       2,509
Alliance Common Stock      1,157    1,489    1,890    3,732      14,324
Alliance Aggressive
 Stock                     1,137    1,428    1,585    4,745       6,352
Alliance Growth
 Investors                 1,042    1,266    1,510       --       2,546
Alliance Global            1,062    1,319    1,713       --       2,412



------------
  * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.
 ** The "Since Inception" dates for the Portfolios of HR Trust are as follows: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); Alliance Aggressive Stock (January 27, 1986); Alliance Growth & Income (October 1,
    1993); Alliance Global (August 27, 1987); and Alliance Small Cap Growth (May 1, 1997).

ON PAGE 16, INSERT THE FOLLOWING PARAGRAPHS BEFORE THE "RATE OF RETURN DATA FOR INVESTMENT FUNDS" SECTION:

     Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

     The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

     The investment performance data for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing a substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

ON PAGES 17 AND 18, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                             SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS   INCEPTION
                           -------- --------- --------- ---------- ---------- ---------- -----------
ALLIANCE MONEY MARKET         4.00%     3.75%     3.05%     4.62%      5.82%                  6.02%
  Lipper Money Market         3.82      3.60      2.93      4.52       5.72         --        5.89
  Benchmark                   5.25      5.07      4.37      5.67       6.72         --        6.97

ALLIANCE HIGH YIELD          21.33     11.35     13.27        --         --         --       10.07
  Lipper High Yield          12.46      7.93     11.47        --         --         --        9.13
  Benchmark                  11.06      9.59     12.76        --         --         --       11.24

ALLIANCE COMMON STOCK        22.70     15.79     14.32     14.43      15.10      14.10%      13.84
  Lipper Growth              18.78     14.80     12.39     13.08      14.04      13.60       13.42
  Benchmark                  22.96     19.66     15.20     15.28      16.79      14.55       14.63

ALLIANCE AGGRESSIVE STOCK    20.65     14.25     10.48     17.17         --         --       18.73
  Lipper Small Company
    Growth                   16.55     12.70     17.53     16.29         --         --       16.47
  Benchmark                  17.85     14.14     14.80     14.29         --         --       13.98

ALLIANCE GROWTH
 INVESTORS                   11.18      9.93      9.41        --         --         --       14.16
  Lipper Flexible Portfolio  12.51      9.26      9.30        --         --         --        9.99
  Benchmark                  16.94     15.84     13.02        --         --         --       12.73

ALLIANCE GLOBAL              13.15     11.36     12.12        --         --         --       10.37
  Lipper Global              17.89      8.49     10.29        --         --         --        3.65
  Benchmark                  13.48     12.91     10.82        --         --         --        7.44



CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                              SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS    INCEPTION
                           -------- --------- --------- ---------- ---------- ----------- -----------
ALLIANCE MONEY MARKET         4.00%    11.67%    16.23%     57.14%    133.56%         --      146.83%
  Lipper Money Market         3.82     11.18     15.58      55.73     130.46          --      141.99
  Benchmark                   5.25     15.99     23.86      73.61     165.31                  184.26

ALLIANCE HIGH YIELD          21.33     38.08     86.42         --         --          --      160.90
  Lipper High Yield          12.46     25.77     72.39         --         --          --      142.30
  Benchmark                  11.06     31.63     82.29         --         --          --      190.43

ALLIANCE COMMON STOCK        22.70     55.25     95.27     284.82     724.81    1,299.61%   1,413.57
  Lipper Growth              18.78     51.65     80.51     243.70     627.03    1,185.21    1,298.19
  Benchmark                  22.96     71.34    102.85     314.34     925.25    1.416.26    1,655.74

ALLIANCE AGGRESSIVE STOCK    20.65     49.13     64.58     387.69         --          --      552.40
  Lipper Small Company
    Growth                   16.55     43.42    142.70     352.31         --          --      428.32
  Benchmark                  17.85     48.69     99.38     280.32         --          --      318.19

ALLIANCE GROWTH
 INVESTORS                   11.18     32.83     56.79         --         --          --      161.06
  Lipper Flexible Portfolio  12.51     30.84     56.65         --         --          --      100.79
  Benchmark                  16.94     55.46     84.42         --         --          --      138.49

ALLIANCE GLOBAL              13.15     38.11     77.21         --         --          --      151.34
  Lipper Global              17.89     28.45     63.87         --         --          --       39.73
  Benchmark                  13.48     43.95     67.12          -         --          --       95.62

YEAR-BY-YEAR RATES OF RETURN*



                   1984    1985    1986     1987      1988    1989
                -------- ------- ------- --------- -------- -------
ALLIANCE MONEY
 MARKET**          9.53%    7.17%   5.33%    5.35%    6.03%    7.88%
ALLIANCE HIGH
 YIELD              --       --      --      3.44     8.42     3.88
ALLIANCE COMMON
 STOCK**          (3.14)   31.83   15.96     6.15    20.97    24.09
ALLIANCE
 AGGRESSIVE
 STOCK              --       --    33.77     6.01    (0.08)   41.79
ALLIANCE GROWTH
 INVESTORS          --       --      --      --        --      3.52
ALLIANCE GLOBAL     --       --      --    (13.63)    9.55    25.22



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                   1990    1991     1992    1993     1994    1995    1996
                -------- ------- -------- ------- -------- ------- -------
ALLIANCE MONEY
 MARKET**          6.93%    4.91%   2.32%    1.73%   2.77%    4.48%   4.00%
ALLIANCE HIGH
 YIELD            (2.31)   22.97   10.96    21.67   (3.95)   18.48   21.33
ALLIANCE COMMON
 STOCK**          (9.22)   36.23    1.98    23.33   (3.31)   30.87   22.70
ALLIANCE
 AGGRESSIVE
 STOCK             6.86    84.63   (4.33)   15.35   (4.97)   30.06   20.65
ALLIANCE GROWTH
 INVESTORS         9.33    47.12    3.64    13.89   (4.31)   24.86   11.18
ALLIANCE GLOBAL   (7.20)   28.99   (1.70)   30.54    3.97    17.39   13.15


------------
 * Returns do not reflect the withdrawal charge, the Combined GMDB/GMIB Benefit charge and any charge for tax such as premium taxes.
** Prior to 1984 the Year-by-Year Rates of Return were:

                                  1976   1977    1978  1979   1980    1981   1982   1983
   ALLIANCE COMMON STOCK          8.14% (10.33)% 6.94% 28.28% 48.32% (6.99)% 16.16% 24.60%
   ALLIANCE MONEY  MARKET          --     --      --     --    --     5.68   11.67   7.65%

ON PAGE 25, UNDER THE HEADING "TRANSFERS AMONG INVESTMENT OPTIONS," DELETE THE FIRST BULLETED PARAGRAPH.

ON PAGE 26, UNDER THE HEADING "DOLLAR COST AVERAGING."


  REPLACE THE FIRST SENTENCE IN THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE.

  If you have at least $10,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly, or annual basis.

  REPLACE THE SECOND AND THIRD SENTENCES IN THE SECOND PARAGRAPH WITH THE FOLLOWING SENTENCES.

  The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to made each Contract Year.


ON PAGE 29, UNDER THE HEADING, "DISTRIBUTION OF THE CERTIFICATES," REPLACE THE FOURTH AND FIFTH SENTENCES OF THE FIRST PARAGRAPH WITH THE FOLLOWING TWO SENTENCES.

  EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

ON PAGE 31, UNDER THE SUB-HEADING "PAYMENTS," DELETE THE SECOND PARAGRAPH.

ON PAGE 40, DELETE THE SECTION WITH THE HEADING "TRUST CHARGES TO
PORTFOLIOS," AND REPLACE WITH THE FOLLOWING SECTION.


  HR TRUST CHARGES TO PORTFOLIOS

  Investment advisory fees charged daily against HR Trust's assets, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                           AVERAGE DAILY NET ASSETS

                                            FIRST           NEXT          NEXT          NEXT
                                         $750 MILLION   $750 MILLION   $1 BILLION   $2.5 BILLION   THEREAFTER
                                       -------------- -------------- ------------ -------------- ------------
Alliance Conservative Investors .......     0.475%         0.425%        0.375%        0.350%        0.325%
Alliance Growth Investors..............     0.550%         0.500%        0.450%        0.425%        0.400%
Alliance Growth & Income...............     0.550%         0.525%        0.500%        0.480%        0.470%
Alliance Common Stock..................     0.475%         0.425%        0.375%        0.355%        0.345%*
Alliance Global........................     0.675%         0.600%        0.550%        0.530%        0.520%
Alliance International.................     0.900%         0.825%        0.800%        0.780%        0.770%
Alliance Aggressive Stock..............     0.625%         0.575%        0.525%        0.500%        0.475%
Alliance Small Cap Growth..............     0.900%         0.850%        0.825%        0.800%        0.775%
Alliance Money Market..................     0.350%         0.325%        0.300%        0.280%        0.270%
Alliance Intermediate Govt Securities       0.500%         0.475%        0.450%        0.430%        0.420%
Alliance High Yield....................     0.600%         0.575%        0.550%        0.530%        0.520%

------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.

Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the HR Trust prospectus.

EQ TRUST CHARGES TO PORTFOLIOS

Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:


                                  AVERAGE DAILY NET ASSETS
                                 ------------------------
EQ/Putnam Growth & Income Value             0.55%
EQ/Putnam Investors Growth ......           0.55%
EQ/Putnam International Equity ..           0.70%
MFS Research.....................           0.55%
MFS Emerging Growth Companies ...           0.55%



Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolios' average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, MFS Research and MFS Emerging Growth Companies Portfolios; and 1.20% for EQ/Putnam International Equity Portfolio. See the prospectus for EQ Trust for more information.


The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust prospectus.


ON PAGE 42, UNDER THE HEADING "TRUST VOTING RIGHTS"


 REPLACE THE FIRST SENTENCE OF THE SECOND PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required.


ON PAGE 42, UNDER THE HEADING "VOTING RIGHTS OF OTHERS," REPLACE THE FIRST TWO SENTENCES OF THE PARAGRAPH WITH THE FOLLOWING SENTENCES:


  Currently we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are hold by other separate accounts of insurance companies affiliated and unaffiliated with us.

ON PAGE 43, UNDER THE SUB-HEADING "CONTRIBUTIONS TO IRAS," REPLACE THE SECOND SENTENCE OF THE FOURTH PARAGRAPH WITH THE FOLLOWING SENTENCE:


  If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $2,000 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement).


ON PAGE 44, REPLACE THE SECOND SENTENCE OF THE FIFTH PARAGRAPH WITH THE FOLLOWING SENTENCE:


  The deductible and nondeductible contributions to the individual's IRA (or the nonworking spouse's IRA) may not, however, together exceed the maximum $2,000 per person limit.


ON PAGE 44, UNDER THE SUB-HEADING "EXCESS CONTRIBUTIONS," REPLACE THE SECOND TO LAST SENTENCE ON THIS PAGE WITH THE FOLLOWING SENTENCE:


  If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax.


ON PAGE 48, UNDER THE HEADING "PENALTY TAX ON EARLY DISTRIBUTIONS," ADD THE FOLLOWING SENTENCE AT THE END OF THE FIRST PARAGRAPH:


  Also not subject to penalty tax are IRA distributions used to pay certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals.


ON PAGE 48, UNDER THE HEADING "TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION," REPLACE THE TWO PARAGRAPHS WITH THE FOLLOWING PARAGRAPH:


  A 15% excise tax is imposed on an individual's aggregate excess distributions from all tax-favored retirement plans, including IRAs. The excise tax is in addition to the ordinary income tax due, but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. This tax is temporarily suspended for distributions to the individual for the years 1997, 1998 and 1999. However, the excise tax continues to apply for estate tax purposes. In certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in tax-favored retirement plans is excessive. The aggregate accumulations will be subject to excise tax in 1997 if they exceed the present value of a hypothetical life annuity paying $160,000 a year.


ON PAGE 48, UNDER THE HEADING "FEDERAL AND STATE INCOME TAX WITHHOLDING," REPLACE THE FOURTH SENTENCE OF THE THIRD PARAGRAPH WITH THE FOLLOWING
SENTENCE:


  For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions.

------------------------------------------------------------------------------
                      STATEMENT OF ADDITIONAL INFORMATION
                               TABLE OF CONTENTS
------------------------------------------------------------------------------


                                                            PAGE
                                                            --------
Part 1:     Minimum Distribution Withdrawals
Part 2:     Accumulation Unit Values                        2
Part 3:     Annuity Unit Values                             2
Part 4:     Custodian and Independent Accountants           3
Part 5:     Alliance Money Market Fund Yield Information    3
Part 6:     Long-Term Market Trends                         4
Part 7:     Financial Statements                            6



                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me a Rollover IRA SAI:
                     (Supplement dated May 1, 1997 to Rollover IRA and Choice Income Plan Prospectus, dated October 16, 1996)

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                          PROSPECTUS FOR ROLLOVER IRA
                             AND CHOICE INCOME PLAN
                             DATED OCTOBER 16, 1996

                              --------------------

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                   Issued By:
           The Equitable Life Assurance Society of the United States

-------------------------------------------------------------------------------

This prospectus describes individual retirement annuity (IRA) certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ROLLOVER IRA) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Under the Rollover IRA we will accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $5,000 is required to put a Certificate into effect.

The Rollover IRA is designed to provide retirement income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. The distribution methods include the Choice Income Plan featuring the IRA ASSURED PAYMENT OPTION, IRA Assured Payment Option Plus (IRA APO PLUS), and a variety of payout options, including variable annuities and fixed annuities. The IRA Assured Payment Option and IRA APO Plus are also available for election in the application if you are interested in receiving distributions rather than accumulating funds.

The Rollover IRA offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 6 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

                                                                       Guarantee Periods
                         Investment Funds:                             Expiration Dates:
------------------------------------------------------------------  ----------------------
o Aggressive Stock        o Growth Investors      o High Yield             February 15,
o Common Stock            o Global                o Money Market      o 1997 through 2007
                                                                      o 1997 through 2011

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (TRUST), a mutual fund whose shares are purchased by separate accounts of insurance companies. The prospectus for the Trust, which accompanies this prospectus, describes the investment objectives, policies and risks of the Portfolios.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates.

This prospectus provides information about the Rollover IRA that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by a current prospectus for the Trust, which you should also read carefully.


Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated October 16, 1996, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

-------------------------------------------------------------------------------
                                 Copyright 1996
           The Equitable Life Assurance Society of the United States,
                           New York, New York 10019.
                              All rights reserved.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.

    All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.

    Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

-------------------------------------------------------------------------------

                         PROSPECTUS TABLE OF CONTENTS

-------------------------------------------------------------------------------

GENERAL TERMS                               PAGE 4

FEE TABLE                                   PAGE 6

PART 1: SUMMARY                             PAGE 8

What is the Rollover IRA?                      8
Investment Options                             8
Contributions                                  8
Transfers                                      8
Free Look Period                               8
Services We Provide                            8
Death Benefits                                 9
Guaranteed Minimum Income Benefit (GMIB)       9
Surrendering the Certificates                  9
Distribution Methods                           9
Taxes                                         10
Deductions from Annuity
  Account Value                               10
Deductions from Investment Funds              11
Trust Charges to Portfolios                   11

PART 2: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE
        INVESTMENT FUNDS                    PAGE 12

Equitable Life                                12
Separate Account No. 49                       12
The Trust                                     12
The Trust's Investment Adviser                13
Investment Policies and Objectives of
  the Trust's Portfolios                      14

PART 3: INVESTMENT PERFORMANCE              PAGE 15

Performance Data for a Certificate            15
Rate of Return Data for Investment
  Funds                                       16
Communicating Performance Data                18
Money Market Fund Yield Information           18

PART 4: THE GUARANTEED PERIOD
        ACCOUNT                             PAGE 19

Guarantee Periods                             19
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                             20
Modal Payment Portion                         21
Death Benefit Amount                          21
Investments                                   21

PART 5: PROVISIONS OF THE
        CERTIFICATES AND SERVICES
        WE PROVIDE                          PAGE 23

Availability of the Certificates              23
Contributions Under the Certificates          23
Methods of Payment                            23
Allocation of Contributions                   24
Free Look Period                              24
Annuity Account Value                         25
Transfers Among Investment Options            25
Dollar Cost Averaging                         26
Death Benefit                                 26
GMIB                                          27
Cash Value                                    28
Surrendering the Certificates to
  Receive the Cash Value                      29
When Payments are Made                        29
Assignment                                    29
Distribution of the Certificates              29

PART 6: DISTRIBUTION METHODS UNDER THE
        CERTIFICATES                        PAGE 30

IRA Assured Payment Option                    30
IRA APO Plus                                  33
Withdrawal Options                            35
Income Annuity Options                        37

PART 7: DEDUCTIONS AND CHARGES              PAGE 39

Charges Deducted from the Annuity
  Account Value                               39
Charges Deducted from the Investment
  Funds                                       40
Trust Charges to Portfolios                   40
Sponsored Arrangements                        40
Other Distribution Arrangements               41

PART 8: VOTING RIGHTS                       PAGE 42

Trust Voting Rights                           42
Voting Rights of Others                       42
Separate Account Voting Rights                42
Changes in Applicable Law                     42

PART 9: TAX ASPECTS OF THE CERTIFICATES     PAGE 43

Tax-Qualified Individual Retirement
  Annuities (IRAs)                            43
Penalty Tax on Early Distributions            48
Tax Penalty for Insufficient
  Distributions                               48
Tax Penalty for Excess Distributions or
  Accumulation                                48
Federal and State Income Tax
  Withholding                                 48
Other Withholding                             49
Impact of Taxes to Equitable Life             49
Transfers Among Investment Options            49
Tax Changes                                   49

PART 10: INDEPENDENT ACCOUNTANTS            PAGE 50

APPENDIX I: MARKET VALUE
  ADJUSTMENT EXAMPLE 			    PAGE 51

APPENDIX II: GUARANTEED MINIMUM
  DEATH BENEFIT (GMDB) EXAMPLE              PAGE 52

APPENDIX III: GMIB EXAMPLES                 PAGE 53

APPENDIX IV: EXAMPLE OF PAYMENTS
  UNDER THE IRA ASSURED PAYMENT
  OPTION AND IRA APO PLUS                   PAGE 54

APPENDIX V: IRS TAX DEDUCTION TABLE         PAGE 55

STATEMENT OF ADDITIONAL
  INFORMATION TABLE OF CONTENTS             PAGE 56

-------------------------------------------------------------------------------

                                 GENERAL TERMS

-------------------------------------------------------------------------------

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 5.

ANNUITY COMMENCEMENT DATE--The date on which amounts will be applied under an income annuity option.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns a Rollover IRA Certificate and has the right to exercise all rights under the Certificate. The Certificate Owner must also be the Annuitant.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which you are enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

IRA--An individual retirement annuity, as defined in Section 408(b) of the Code.

IRA ASSURED PAYMENT OPTION--A distribution option which provides guaranteed lifetime income. The IRA Assured Payment Option may be elected in the application or elected as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account and the Life Contingent Annuity. No amounts may be allocated to the Investment Funds.

IRA APO PLUS--A distribution option which provides guaranteed lifetime income. IRA APO Plus may be elected in the application or as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account, the Life Contingent Annuity and to the Investment Funds. The amount in the Investment Funds is then systematically converted to increase the guaranteed lifetime income.

LIFE CONTINGENT ANNUITY--Provides guaranteed lifetime income beginning at a future date. Amounts may only be applied under the Life Contingent Annuity through election of the IRA Assured Payment Option and IRA APO Plus.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

MODAL PAYMENT PORTION--Under the IRA Assured Payment Option and IRA APO Plus, the portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.

PORTFOLIOS--The portfolios of the Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SAI--The statement of additional information for the Separate Account under the Rollover IRA.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 49.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

-------------------------------------------------------------------------------

                                   FEE TABLE

-------------------------------------------------------------------------------

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of the Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7:
Deductions and Charges." For a complete description of the Trust's charges and expenses, see the prospectus for the Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon surrender or for certain withdrawals. The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1")(1)

  CONTRACT
    YEAR
  --------
     1 ....................  7.00%
     2 ....................  6.00
     3 ....................  5.00
     4 ....................  4.00
     5 ....................  3.00
     6 ....................  2.00
     7 ....................  1.00
     8+ ...................  0.00



                                                                                  Combined
                                                                                  GMDB/GMIB      GMDB Only
                                                                                   Benefit        Benefit
                                                                                  ---------      ---------
GMDB/GMIB Charges (percentage deducted annually on each Processing Date
 as a percentage of the guaranteed minimum death benefit then in effect)(2)  ....   0.45%          0.20%


SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
------------------------------------------------------------------------------------
Mortality and Expense Risk Charge ........................................................  0.90%
Asset Based Administrative Charge(3)  ....................................................  0.30%
 Total Separate Account Annual Expenses  .................................................  1.20%

TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE NET ASSETS IN EACH PORTFOLIO)
-------------------------------------------------------------------------------

                                                      INVESTMENT PORTFOLIOS
                                ----------------------------------------------------------------
                                 AGGRESSIVE    COMMON     GROWTH                HIGH     MONEY
                                   STOCK       STOCK     INVESTORS    GLOBAL    YIELD    MARKET
                                ------------  --------  -----------  --------  -------  --------
Investment Advisory Fee             0.46%       0.35%       0.52%      0.53%     0.55%    0.40%
Rule 12b-1 Plan Fee(4)              0.25%       0.25%       0.25%      0.25%     0.25%    0.25%
Other Expenses                      0.03%       0.03%       0.04%      0.08%     0.05%    0.04%
                                ------------  --------  -----------  --------  -------  --------
 TOTAL TRUST ANNUAL EXPENSES(5)     0.74%       0.63%       0.81%      0.86%     0.85%    0.69%
                                ============  ========  ===========  ========  =======  ========



------------
Notes:
(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 7.


(2) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit (GMIB) is described under "GMIB" both of which are in Part 5. The 0.45% charge covers a 6% to Age 80 Benefit or, if a combined 6% to Age 70 Benefit is elected, the charge is 0.30%. See "Part 7: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit" and "Charges for GMDB Only Benefit."

(3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

(4) The Class IB shares of the Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Rule 12b-1 Plan provides that the Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fee, which may be waived in the discretion of Equitable Distributors, Inc., may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum.

(5) Expenses shown for all Portfolios are estimated. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "Trust Charges to Portfolios" in Part 7.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined GMDB/GMIB Benefit with a 6% to Age 80 Benefit and under the GMDB Only Benefit in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                      COMBINED GMDB/GMIB BENEFIT ELECTION
-------------------------------------------------------------------------------


IF YOU SURRENDER YOUR CERTIFICATE AT THE END
OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                          1 YEAR    3 YEARS
                         --------  ---------
Aggressive Stock          $89.66    $120.30
Common Stock               88.56     116.99
Growth Investors           90.35     122.39
Global                     90.85     123.89
High Yield                 90.75     123.59
Money Market               89.16     118.79

IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE
END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
         1 YEAR                3 YEARS
        --------              ---------
         $24.43                 $75.66
          23.33                  72.35
          25.12                  77.75
          25.62                  79.25
          25.52                  78.95
          23.93                  74.16


                           GMDB ONLY BENEFIT ELECTION
-------------------------------------------------------------------------------


IF YOU SURRENDER YOUR CERTIFICATE AT THE END
OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                          1 YEAR    3 YEARS
                         --------  ---------
Aggressive Stock          $89.66    $115.01
Common Stock               88.56     111.68
Growth Investors           90.35     117.10
Global                     90.85     118.61
High Yield                 90.75     118.31
Money Market               89.16     113.49



IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE
END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

          1 YEAR               3 YEARS
         --------             ---------
          $21.78                $67.38
           20.68                 64.07
           22.47                 69.48
           22.97                 70.98
           22.87                 70.68
           21.28                 65.88

------------
Notes:
(1) The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 6. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

-------------------------------------------------------------------------------

                               PART 1: SUMMARY

-------------------------------------------------------------------------------

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE ROLLOVER IRA?

The Rollover Individual Retirement Annuity (IRA) is designed to provide for retirement income through the investment of rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions. The Rollover IRA features a combination of Investment Options, consisting of Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest. The Rollover IRA also makes available distribution methods under the Choice Income Plan which includes the IRA Assured Payment Option and IRA APO Plus (which can be applied for in the application or at a later date). Withdrawal options and fixed and variable income annuity options are also available.

The Rollover IRA and/or the IRA Assured Payment Option and IRA APO Plus may not be available in all states. These Certificates are not available in Puerto Rico.

INVESTMENT OPTIONS

The Rollover IRA offers the following Investment Options which permit you to create your own strategy for retirement savings. All available Investment Options may be selected under a Certificate.

INVESTMENT FUNDS

o  Aggressive Stock

o  Common Stock

o  Growth Investors

o  Global

o  High Yield

o  Money Market

GUARANTEE PERIODS

o Guarantee Periods (may not be available in all states) maturing in each of calendar years 1997 through 2007.

o Guarantee Periods maturing in 1997 through 2011 under the IRA Assured Payment Option and IRA APO Plus.

CONTRIBUTIONS

o To put a Certificate into effect, you must contribute at least $5,000 in the form of either a rollover contribution or a direct custodian-to-custodian transfer from one or more other individual retirement arrangements.

o Subsequent contributions may be made in an amount of at least $1,000. Subsequent contributions must not exceed $2,000 for any taxable year, except for additional rollover contributions or direct transfers, both of which are unlimited.

TRANSFERS

Under the Rollover IRA, you may make an unlimited number of transfers among the Investment Funds. However, there are restrictions for transfers to and from the Guaranteed Period Account and among the Guarantee Periods. Transfers from a Guarantee Period may result in a market value adjustment. Transfers among Investment Options are free of charge. Transfers among the Investment Options are not taxable.

FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value, reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.



SERVICES WE PROVIDE

o  REGULAR REPORTS

   o Statement of your Certificate values as of the last day of the calendar year;

   o  Three additional reports of your Certificate values each year;

   o  Annual and semi-annual statements of the Trust; and

   o  Written confirmation of financial transactions.

o  TOLL-FREE TELEPHONE SERVICES

   o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o  PROCESSING OFFICE

   o  FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

      Equitable Life
      Income Management Group
      Post Office Box 13014
      Newark, NJ 07188-0014

   o  FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

      Equitable Life
      c/o First Chicago National Processing Center
      300 Harmon Meadow Boulevard, 3rd Floor
      Attn: Box 13014
      Secaucus, NJ 07094

   o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

      Equitable Life
      Income Management Group
      P.O. Box 1547
      Secaucus, NJ 07096-1547

   o  FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
      WITHDRAWALS) SENT BY EXPRESS MAIL:

      Equitable Life
      Income Management Group
      200 Plaza Drive
      Secaucus, NJ 07096

DEATH BENEFITS


If you die before the Annuity Commencement Date, the Rollover IRA provides a death benefit. The beneficiary will be paid the greater of the Annuity Account Value in the Investment Funds and the guaranteed minimum death benefit (GMDB), plus any death benefit provided with respect to the Guaranteed Period Account. There are two plans available under the Certificates for providing guaranteed benefits, a Combined GMDB/GMIB Benefit and a GMDB Only Benefit.


GUARANTEED MINIMUM INCOME BENEFIT (GMIB)


The GMIB (available under the Combined GMDB/ GMIB Benefit) may not currently be available in all states.

When you elect the IRA Assured Payment Option, the GMIB provides a minimum guaranteed lifetime income under such option with respect to amounts applied from the Investment Funds. Any amounts in the Guaranteed Period Account will be applied to increase the payments provided under the GMIB. A market value adjustment may apply.


SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time before the Annuity Commencement Date while the Annuitant is living. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

DISTRIBUTION METHODS

IRA ASSURED PAYMENT OPTION

The IRA Assured Payment Option (which requires a minimum amount applied of $10,000) provides guaranteed lifetime income. You may elect to receive payments on a monthly, quarterly or annual basis during a fixed period. Payments during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or, distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. During the fixed period you can take withdrawals from your Annuity Account Value. After the fixed period ends, payments are made out of the Life Contingent Annuity.



The Life Contingent Annuity does not have a Cash Value or an Annuity Account Value. There is no death benefit under the Life Contingent Annuity and income is paid only if you (or a joint Annuitant) are living at the date annuity benefits begin.

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis.

IRA APO PLUS

IRA APO Plus is a variation of the IRA Assured Payment Option. IRA APO Plus enables you to keep a portion of your Annuity Account Value in the Investment Funds while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the IRA Assured Payment Option. When you elect IRA APO Plus, a portion of your initial contribution or Annuity Account Value, as applicable, is allocated to the IRA Assured Payment Option to provide a minimum guaranteed lifetime income, and the remaining contribution or Annuity Account Value is allocated to the Invest-ment Funds. Every three years during the fixed period, a portion of the remaining Annuity Account Value in the Investment Funds is applied to increase the guaranteed payments under the IRA Assured Payment Option.

WITHDRAWAL OPTIONS

o Lump Sum Withdrawals--Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate at any time. The minimum withdrawal amount is $1,000.

o Substantially Equal Payment Withdrawals--If you are below age 59 1/2, this withdrawal option is designed to allow you to withdraw funds annually and not have a 10% penalty tax apply. This is accomplished by distribution of substantially equal periodic payments over your life expectancy or over the joint life expectancies of you and your spouse. If you change or stop such distributions before the later of age 59 1/2 or five years from the date of the first distribution, the 10% penalty tax may apply on all prior distributions.

o Systematic Withdrawals--You may also withdraw funds under our Systematic Withdrawal option, where the minimum withdrawal amount is $250. These withdrawals are available if you are age 59 1/2 to 70 1/2.

o Minimum Distribution Withdrawals--You may also withdraw funds annually under our Minimum Distribution Withdrawals option, which is designed to meet the minimum distribution requirements set forth in the Code. The minimum withdrawal amount is $250.

Withdrawals may be subject to a withdrawal charge and withdrawals from Guarantee Periods prior to their Expiration Date will result in a market value adjustment. Withdrawals may be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates also provide income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options are offered on a fixed and variable basis.

TAXES

Generally, any earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

DEDUCTIONS FROM ANNUITY
ACCOUNT VALUE

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of the initial and each subsequent contribution if (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) the Certificate is surrendered. The free corridor amount is 15% under the Rollover IRA and 10% under the IRA Assured Payment Option and IRA APO Plus. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                  -------------------------------------------------------------
Percentage of
 Contribution      7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution the Contract Year in which we receive that contribution is "Contract Year 1."



Withdrawal Processing Charge


We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year.

Charges for Combined GMDB/GMIB Benefit

We deduct a charge annually on each Processing Date for providing the Combined GMDB/GMIB Benefit. The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45% for a 6% to Age 80 Benefit and 0.30% for a 6% to Age 70 Benefit.

Charges for GMDB Only Benefit

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit. The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.


Charges for State Premium and Other
Applicable Taxes

Generally, we deduct a charge for premium and other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 2.25%.

DEDUCTIONS FROM INVESTMENT FUNDS

Mortality and Expense Risk Charge

We charge each Investment Fund a daily asset based charge for mortality and expense risks equivalent to an annual rate of 0.90%.

Asset Based Administrative Charge


We charge each Investment Fund a daily asset based charge to cover the administrative expenses under the Certificate equivalent to an annual rate of 0.30%. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.


TRUST CHARGES TO PORTFOLIOS

Investment advisory fees and other expenses of the Trust are charged daily against the Trust's assets. These are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.


The Trust Class IB shares held in the Investment Funds are subject to a distribution fee under a Rule 12b-1 Plan. The Rule 12b-1 Plan fee is imposed against the assets of each Portfolio at the annual rate of 0.25%. The fee, which may be waived in the discretion of Equitable Distributors, Inc., may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum. We offer other deferred variable annuities that invest in Trust shares that are not subject to the Rule 12b-1 Plan fee and that bear different charges and expenses. For more information about the Plan, and the address for any inquiries about the Plan, see "The Trust" in the accompanying Trust prospectus.

-------------------------------------------------------------------------------

                 PART 2: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                           AND THE INVESTMENT FUNDS

-------------------------------------------------------------------------------

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


Equitable Life, the Holding Company and their subsidiaries managed approximately $217.6 billion of assets as of June 30, 1996.


SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of the Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Rollover IRA Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Rollover IRA Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof;
(3) to transfer the assets we determine to be the share of the class of contracts to which the Certificate belongs from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUST

The Trust is an open-end diversified management investment company, more commonly called a mu-tual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of the Trust. The Trust commenced operations in January 1976 with a predecessor of its Common Stock Portfolio. The Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to the Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Each Investment Fund invests in Class IB shares of a corresponding Portfolio of the Trust. More detailed information about the Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

THE TRUST'S INVESTMENT ADVISER

The Trust is advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On June 30, 1996, Alliance was managing over $168 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's record as an investment manager is based, in part, on its ability to provide a diversity of investment services to domestic, international and global markets. Alliance prides itself on its ability to attract and retain a quality, professional work force. Alliance employs more than 188 investment professionals, including 74 research analysts. Portfolio managers have an average investment experience of more than 14 years.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved.

The policies and objectives of the Trust's Portfolios are as follows:


Portfolio                     Investment Policy                      Objective
--------                      -----------------                      ---------
Aggressive Stock   Primarily common stocks and other equity-type     Long-term growth of
                   securities issued by medium and other smaller     capital
                   sized companies with strong growth potential.

Common Stock       Primarily common stock and other equity-type      Long-term growth of
                   instruments.                                      capital and increasing
                                                                     income

Growth Investors   Diversified mix of publicly-traded,               High total return
                   fixed-income and equity securities; asset mix     consistent with the
                   and security selection based upon factors         adviser's determination
                   expected to increase possibility of high          of reasonable risk
                   long-term return. The Portfolio is generally
                   expected to hold approximately 70% of its
                   assets in equity securities and 30% in fixed
                   income securities.

Global             Primarily equity securities of non-United         Long-term growth of
                   States as well as United States companies.        capital

High Yield         Primarily a diversified mix of high yield,        High return by
                   fixed-income securities involving greater         maximizing current
                   volatility of price and risk of principal and     income and, to the extent
                   income than high quality fixed-income             consistent with that
                   securities. The medium and lower quality debt     objective, capital
                   securities in which the Portfolio may invest      appreciation
                   are known as "junk bonds."

Money Market       Primarily high quality short-term money           High level of current
                   market instruments.                               income while preserving
                                                                     assets and maintaining
                                                                     liquidity

                               14

-------------------------------------------------------------------------------

                         PART 3: INVESTMENT PERFORMANCE

-------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds calculated by two methods. The first method, used in calculating values for the two tables in "Performance Data for a Certificate," reflects all applicable fees and charges other than the charge for tax such as premium taxes. The second method, used in preparing rates of return for the three tables in "Rate of Return Data for Investment Funds," reflects all fees and charges other than the withdrawal charge, the GMDB/GMIB charge and the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Separate Account was recently established and has had no prior operations, and no Certificates have been issued prior to the date of this prospectus. The calculations of investment performance shown below are based on the actual investment results of the Portfolios of the Trust, from which certain fees and charges applicable under the Rollover IRA have been deducted. The investment results of the Portfolios of the Trust have not been adjusted to reflect the Rule 12b-1 Plan fee relating to the Class IB shares, which were not available for purchase prior to the date of this prospectus. The Rule 12b-1 Plan fee would effectively reduce the investment performance shown. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Certificate.

See "Part 4: The Guaranteed Period Account" for information on the Guaranteed Period Account.

PERFORMANCE DATA FOR A CERTIFICATE

The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calculation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1995 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995*

                                LENGTH OF INVESTMENT PERIOD
                  -----------------------------------------------------
   INVESTMENT                THREE      FIVE      TEN         SINCE
      FUND        ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------  --------  --------  --------  --------  -------------
Aggressive Stock    $1,231    $1,363    $2,461        --      $ 5,280
Common Stock         1,239     1,498     2,108    $3,530       11,689
Growth Investors     1,179     1,299     2,018        --        2,286
Global               1,104     1,531     1,961        --        2,139
High Yield           1,115     1,323     1,832        --        2,076
Money Market           975     1,032     1,120     1,525        2,235
------------


   *  See footnotes on next page.

         AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                               DECEMBER 31, 1995*

                              LENGTH OF INVESTMENT PERIOD
                  -----------------------------------------------------
   INVESTMENT                THREE      FIVE      TEN         SINCE
      FUND        ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------  --------  --------  --------  --------  -------------
Aggressive Stock    23.06%    10.88%    19.73%       --        18.10%
Common Stock        23.87     14.42     16.09     13.44%       13.08
Growth Investors    17.86      9.10     15.07        --        12.54
Global              10.39     15.27     14.42        --         8.82
High Yield          11.48      9.78     12.87        --         8.45
Money Market        (2.52)     1.05      2.29      4.31         5.51
------------
* The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.

** The "Since Inception" dates are as follows: Aggressive Stock (January 27,
   1986); Common Stock (January 13, 1976); Growth Investors (October 2,
   1989); Global (August 27, 1987); High Yield (January 2, 1987); and Money Market (July 13, 1981).

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

Performance data of the Money Market and Common Stock Funds for the periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Funds are based on the date of inception of the predecessor separate accounts. This performance data has been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of the Trust, as well as an assumed charge of 0.06% for direct operating expenses.

Performance data for the remaining Investment Funds reflect (i) the investment results of the corresponding Portfolios of the Trust from the date of inception of those Portfolios and (ii) the actual investment advisory fee, and direct operating expenses of the relevant Portfolio.

The performance data for all periods has also been adjusted to reflect the Separate Account mortality and expense risk charge, and the asset based administrative charge equal to a total of 1.20% relating to the Certificates, as well as the Trust's expenses.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risk charge and the asset based administrative charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

AGGRESSIVE STOCK: January 27, 1986; 50% Stan dard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Rollover IRA performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                         SINCE
                               1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
AGGRESSIVE STOCK                30.06%     12.55%     20.29%        --          --        18.53%
 Lipper Small Company Growth    28.19      15.26      25.72         --          --        16.06
 Benchmark                      29.69      13.67      20.16         --          --        13.58
COMMON STOCK                    30.87      15.99      16.74      13.78%      13.00%       13.41
 Lipper Growth                  31.08      12.09      15.53      12.05       12.26        12.25
 Benchmark                      37.54      15.30      16.57      14.87       14.79        14.24
GROWTH INVESTORS                24.86      10.81      15.72         --          --        14.64
 Lipper Flexible Portfolio      21.58       9.32      11.43         --          --         9.44
 Benchmark                      32.05      13.35      14.70         --          --        11.97
GLOBAL                          17.39      16.80      15.10         --          --        10.04
 Lipper Global                  13.87      13.45       9.10         --          --         2.52
 Benchmark                      20.72      15.83      11.74         --          --         6.75
HIGH YIELD                      18.48      11.46      13.57         --          --         8.89
  Lipper High Yield             17.36       9.80      15.79         --          --         8.87
  Benchmark                     19.91      11.57      17.17         --          --        11.28
MONEY MARKET                     4.48       2.99       3.23       4.76          --         6.16
   Lipper Money Market           4.35       2.88       3.10       4.71          --         6.27
   Benchmark                     5.74       4.34       4.47       5.77          --         7.09


------------
*  See footnotes on next page.

CUMULATIVE RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                       SINCE
                             1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
AGGRESSIVE STOCK              30.06%     42.58%    151.85%         --          --       440.73%
  Lipper Small Company
    Growth                    28.19      55.24     268.67          --          --       337.96
  Benchmark                   29.69      46.89     150.49          --          --       254.09
COMMON STOCK                  30.87      56.05     116.80      263.70%     525.22%    1,133.55
  Lipper Growth               31.08      41.29     107.30      215.49      483.45       920.87
  Benchmark                   37.54      53.30     115.25      300.11      692.18     1,327.94
GROWTH INVESTORS              24.86      36.07     107.47          --          --       134.80
  Lipper Flexible Portfolio   21.58      30.92      72.73          --          --        76.92
  Benchmark                   32.05      45.64      98.56          --          --       102.72
GLOBAL                        17.39      59.33     102.02          --          --       122.13
  Lipper Global               13.87      46.36      55.44          --          --        23.09
  Benchmark                   20.72      55.39      74.20          --          --        72.38
HIGH YIELD                    18.48      38.47      88.94          --          --       115.04
  Lipper High Yield           17.36      32.45     108.96          --          --       117.28
  Benchmark                   19.91      38.89     120.85          --          --       161.50
MONEY MARKET                   4.48       9.23      17.25       59.16          --       137.35
  Lipper Money Market          4.35       8.87      16.48       58.55          --       140.42
  Benchmark                    5.74      13.58      24.45       75.23          --       170.07

------------
*  See footnotes on next page.

YEAR-BY-YEAR RATES OF RETURN*

                     1983      1984       1985      1986
AGGRESSIVE STOCK       --         --        --     33.77%
COMMON STOCK**      24.60%     (3.14)%   31.83%    15.96
GROWTH INVESTORS       --         --        --        --
GLOBAL                 --         --        --        --
HIGH YIELD             --         --        --        --
MONEY MARKET**       7.65       9.53      7.17      5.33

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     1987       1988       1989      1990      1991      1992       1993      1994       1995
AGGRESSIVE STOCK      6.01%     (0.08)%   41.79%     6.86%    84.63%     (4.33)%   15.35%     (4.97)%   30.06%
COMMON STOCK**        6.15      20.97     24.09     (9.22)    36.23       1.98     23.33      (3.31)    30.87
GROWTH INVESTORS        --         --      3.52      9.33     47.12       3.64     13.89      (4.31)    24.86
GLOBAL              (13.63)      9.55     25.22     (7.20)    28.99      (1.70)    30.54       3.97     17.39
HIGH YIELD            3.44       8.42      3.88     (2.31)    22.97      10.96     21.67      (3.95)    18.48
MONEY MARKET**        5.35       6.03      7.88      6.93      4.91       2.32      1.73       2.77      4.48

------------


* Returns do not reflect the withdrawal charge, the GMDB/GMIB charge, and any charge for tax such as premium taxes.


** Prior to 1982 the Year-by-Year Rates of Return were:   1976    1977    1978    1979    1980    1981    1982
                                                         ------  ------  ------  ------  ------  ------  ------
         COMMON STOCK                                     8.14% (10.33)%  6.94%  28.28%  48.32%  (6.99)% 16.16%
         MONEY MARKET                                      --      --      --      --      --     5.68   11.67

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and the Trust and may compare the performance of the Investment Funds with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Fund Inception Dates and Comparative Benchmarks" in this Part 3, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

MONEY MARKET FUND YIELD INFORMATION

The current yield and effective yield of the Money Market Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, GMDB/ GMIB charge and any charge for tax such as premium tax. See "Part 5: Money Market Fund Yield Information" in the SAI.

-------------------------------------------------------------------------------

                     PART 4: THE GUARANTEED PERIOD ACCOUNT

-------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2007.

Not all of these Guarantee Periods will be available for ages 76 and above. See "Allocation of Contributions" in Part 5. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

Under the IRA Assured Payment Option and IRA APO Plus, in addition to the Guarantee Periods above, Guarantee Periods ending on February 15th for each of the maturity years 2008 through 2011 are also available.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of October 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

    GUARANTEE
  PERIODS WITH      GUARANTEED
 EXPIRATION DATE    RATE AS OF   PRICE PER $100
FEBRUARY 15TH OF    OCTOBER 1,    OF MATURITY
  MATURITY YEAR        1996          VALUE
----------------   ------------  --------------
       1997            4.21%         $98.46
       1998            4.80           93.76
       1999            5.10           88.86
       2000            5.29           84.03
       2001            5.41           79.40
       2002            5.52           74.90
       2003            5.65           70.43
       2004            5.66           66.62
       2005            5.80           62.34
       2006            5.92           58.30
       2007            6.03           54.45
                                       19

Available under the IRA Assured Payment Option and IRA APO Plus
      2008     5.95%    $51.80
      2009     5.95      48.88
      2010     5.95      46.14
      2011     5.95      43.55

Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of October 1, 1996 would be $444.51 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through
2001).

The above table is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted or withdrawals or transfers from Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

Under the Rollover IRA, we will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 5:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be ap-plicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in
(1)(c) above.

MODAL PAYMENT PORTION

Under the IRA Assured Payment Option and IRA APO Plus, a portion of your contributions or Annuity Account Value is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.

Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

DEATH BENEFIT AMOUNT

The death benefit provided with respect to the Guaranteed Period Account is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Annuity Account Value" in Part 5.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of the general account. See "IRA Assured Payment Option," "Life Contingent Annuity," in Part 6.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

-------------------------------------------------------------------------------

              PART 5: PROVISIONS OF THE CERTIFICATES AND SERVICES
                      WE PROVIDE

-------------------------------------------------------------------------------

THE PROVISIONS DISCUSSED IN THIS PART 5 APPLY WHEN YOUR CERTIFICATE IS OPERATING PRIMARILY TO ACCUMULATE ANNUITY ACCOUNT VALUE. DIFFERENT RULES MAY APPLY WHEN YOU ELECT THE IRA ASSURED PAYMENT OPTION OR IRA APO PLUS IN THE APPLICATION OR AS LATER ELECTED AS A DISTRIBUTION OPTION UNDER YOUR ROLLOVER IRA AS DISCUSSED IN PART 6. THE PROVISIONS OF YOUR CERTIFICATE MAY BE RESTRICTED BY APPLICABLE LAWS OR REGULATIONS.

AVAILABILITY OF THE CERTIFICATES

The Rollover IRA Certificates are available for issue ages 20 through 78. These Certificates may not be available in all states. These Certificates are not available in Puerto Rico.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $5,000. We will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other individual retirement arrangements. See "Part 9: Tax Aspects of the Certificates."

You may make subsequent contributions in an amount of at least $1,000. Subsequent contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), rollover contributions as described above, or direct transfers as described above. Rollover contributions and direct transfers are not subject to the $2,000 annual limit.


We may refuse to accept any contribution if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,000,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.


"Regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer contributions may be made until you attain age 84. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Part 9: Tax Aspects of the Certificates." For the consequences of making a "regular" IRA contribution to your Certificate, also see Part 9.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information, may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed ap-plication. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Investment Options in any way you choose. Your contributions may be allocated to one or up to all of the available Investment Options at any time. We allocate contributions among the Investment Options according to your allocation percentages. Allocations must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested. Allocation of the initial contribution is subject to the provisions for the free look period. See "Free Look Period" below. Allocation of any contribution to the Guaranteed Period Account is subject to the following restrictions:

  o No more than 60% of any contribution may be allocated to the Guaranteed Period Account.

  o At ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option (available for issue ages 20 through 75) is designed to assure that your Maturity Value in a specified Guarantee Period equals your initial contribution while at the same time allowing you to invest in the Investment Funds. The maturity year you select for such specified Guarantee Period generally may not be later than 10 years nor earlier than seven years. Before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other IRA funds that you may have or from the Investment Funds to the extent possible. See "Required Minimum Distributions" in Part 9.

In order to accomplish this strategy, we will allocate a portion (equal to the present value) of your initial contribution to a Guarantee Period based on the year you select. See "Guaranteed Rates and Price Per $100 of Maturity Value" in
Part 4. You may allocate the balance of your contribution to the Investment Funds in any way you choose. Such allocations to the Investment Funds must be in whole percentages. Allocation of the portion of your initial contribution to the Investment Funds is subject to the provisions for the free look period. See "Free Look Period" below.

Principal Assurance may only be elected at issue of your Certificate and assumes no withdrawals or transfers of the amount allocated to the specified Guarantee Period.

Subsequent contributions must be allocated under "Self-Directed Allocation" described above.

Allocations to the Investment Funds

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date.

Allocations to the Guaranteed Period Account

Contributions allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.




FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. In those states that require that we calculate the refund differently, we may require that any portion of your initial contribution that you request to have allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.

If the IRA Assured Payment Option or IRA APO Plus is elected in the application for the Certificate, your refund will include any amount applied under the Life Contingent Annuity. See "IRA Assured Payment Option," "Life Contingent Annuity" in Part 6.

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 9: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

The Annuity Account Value is the sum of the Annuity Account Values in the Investment Funds and the Guaranteed Period Account.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the correspond-ing Portfolios of the Trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as the Trust fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. While the IRA Assured Payment Option or IRA APO Plus is in effect, the Annuity Account Value will include any amount in the Modal Payment Portion of the Guaranteed Period Account. However, amounts held in the Modal Payment Portion of the Guaranteed Period Account are not subject to a market value adjustment. See "Part 4: The Guaranteed Period Account."



TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

  o Transfers are permitted to or from a Guarantee Period once per quarter during each Contract Year. Such transfers may be made at any time during each quarter.

  o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 4: The Guaranteed Period Account."

  o Transfers to Guarantee Periods are subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 4 and are limited based on your age. See "Allocation of Contributions" above.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confir-mation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

If you have at least $5,000 of Annuity Account Value in the Money Market Fund, you may choose to have a specified dollar amount transferred from the Money Market Fund to other Investment Funds on a monthly basis. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amount is transferred to other Investment Funds each month, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

The dollar cost averaging option may be elected at the time you apply for the Certificate or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Money Market Fund at the time the option is elected, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

DEATH BENEFIT

Generally, upon receipt of proof satisfactory to us of your death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."


There are two plans available under the Certificates for providing guaranteed benefits, a Combined GMDB/GMIB Benefit (available for Annuitant issue ages 20 through 75), and a GMDB Only Benefit, which has a lower charge. The GMDB and the GMIB are discussed below.

For Annuitant issue ages 20 through 75, you must elect either the Combined GMDB/GMIB Benefit or the GMDB Only Benefit in the application. Once elected, the plan may not be changed. For Annuitant issue ages 76 through 78, for Certificates issued in New York and in states where the GMIB is not currently available, the GMDB Only Benefit will apply.


For the specific charges, see "Part 7: Deductions and Charges."



GMDB

Applicable to Certificates issued in all states except New York

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see below) is credited to and becomes part of the GMDB on each Processing Date.


o 6% to Age 80 Benefit --interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.

Applicable to Certificates issued in New York for Annuitant issue ages 20 through 78

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB calculated on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. Additionally, on each Processing Date the GMDB is reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds, not to exceed a cap as described below. The cap does not apply on the seventh Processing Date. This cap is equal to (a) the portion of the initial contribution allocated to the Investment Funds, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds, plus (d) interest (see below) that is credited on each Processing Date, plus (e) any amount by which the GMDB is increased because the cap did not apply on the seventh Processing Date.


o 6% to Age 80 Cap --interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter.


See Appendix II for an example of the calculation of the GMDB.

How Withdrawals and Transfers Affect the GMDB

Withdrawals and transfers out of the Investment Funds will generally cause a reduction in the GMDB on a dollar-for-dollar basis. However, if on any Transaction Date, (i) the GMDB exceeds the Annuity Account Value and (ii) the sum of withdrawals and transfers out of the Investment Funds is greater than 6% of the beginning of year GMDB, the GMDB will be reduced on a pro rata basis on the Transaction Date. The amount of the reduction will be determined by dividing the amount of the withdrawal by the Annuity Account Value on the Transaction Date and multiplying this percentage by the current GMDB.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your GMDB.

For example, assuming a beginning of year GMDB of $100,000 and a withdrawal of $5,000, which represents 5% of the beginning of year GMDB ($5,000/$100,0000), such withdrawal would cause the current GMDB to be reduced by $5,000. If a withdrawal in the amount of $10,000, which represents 10% of the beginning of year GMDB ($10,000/ $100,000) were to be made, assuming a current Annuity Account Value of $50,000 the current GMDB would be reduced by 20% ($10,000/$50,000), or $20,000 ($100,000 x .20).

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of your death, the beneficiary will receive the death benefit in a lump sum. However, subject to Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit amount to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" in Part 6.

If you elect to have your spouse be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.


On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of the Certificate and is in effect at your death, the GMDB will be reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. The GMDB interest rate will subsequently be credited based on the age (as of the Processing Date) of the successor Annuitant/Certificate Owner. For such Certificates, if the Combined GMDB/GMIB Benefit was elected, the GMIB (discussed below) will continue to be available on Contract Date anniversaries seven and later based on the Contract Date, provided the GMIB is exercised as specified under GMIB below, based on the age of the successor Annuitant/ Certificate Owner.




GMIB


The GMIB (available under the Combined GMDB/ GMIB Benefit) may not currently be available in your state. When it becomes available it will be added to your Certificate if you then elect the Combined GMDB/GMIB Benefit. State availability information may be obtained from your registered representative.


When you elect the IRA Assured Payment Option (discussed in Part 6), the GMIB provides a minimum amount of guaranteed lifetime income under such option. On the Transaction Date the amount of the periodic lifetime income to be provided will be based on the greater of (i) the Annuity Account Value in the Investment Funds and (ii) an amount equal to the GMDB described above, reduced by any remaining withdrawal charges; each divided by "guaranteed maximum annuity purchase rates" under the Certificate. The guaranteed maximum annuity purchase rates are based on (i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3.0% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. The mortality table used in determining such annuity purchase rates assumes that mortality will improve in the future and is more conservative than the basis underlying current annuity purchase rates. Your Annuity Account Value in the Investment Funds will depend on the performance of such Funds. The amount equal to the GMDB (as discussed above) does not have an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the GMIB.


If you have any Annuity Account Value in the Guaranteed Period Account as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) toward providing payments under the IRA Assured Payment Option. Such Annuity Account Value will increase the payments provided by the GMIB. A market value adjustment may apply.

When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the IRA Assured Payment Option (with a fixed period as specified below) would produce higher lifetime income, and if so, the higher income will be provided.

In addition, you can elect any of our income annuity options. See "Income Annuity Options" in Part 6.

The GMIB applies only if your election of the IRA Assured Payment Option meets the following conditions:

  o The IRA Assured Payment Option is elected within 30 days following the 7th or later Contract Date anniversary; provided it is not elected earlier than your age 60, nor later than age 83.

  o The fixed period you select is as indicated below, based on your age at the time of election and the type of payments selected:

             LEVEL PAYMENTS
             --------------
       AGE               FIXED PERIOD
       ---               ------------
  60 through 75            10 years
  76 through 78        85 less your age
  79 through 83             7 years

           INCREASING PAYMENTS
           -------------------
       AGE               FIXED PERIOD
       ---               ------------
  60 through 70            15 years
  71 through 75            12 years
  76 through 80             9 years
  81 through 83             6 years

  o Payments start one payment mode after the IRA Assured Payment Option goes into effect.

Each year on your Contract Date anniversary, if you are eligible to exercise the GMIB, we will send you a notice of how much income could be provided under such option on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the GMIB by submitting the proper form. The income to be provided under the IRA Assured Payment Option will be determined on the Transaction Date that we receive your request and, therefore, may differ from the notice. It will be based on the GMIB as of such Transaction Date.

The GMDB, which relates to the Investment Funds, will no longer be in effect if you elect the IRA Assured Payment Option. If you subsequently terminate the IRA Assured Payment Option and have your Certificate operate under the Rollover IRA rules, then the GMDB will go back into effect based on your Annuity Account Value in the Investment Funds as of the Transaction Date that the Rollover IRA goes into effect.

See Appendix III for examples on the GMIB.




Alternate Combined GMDB/GMIB Benefit available for issue ages 20 through 65
--------------------------------------------------------------------------

In addition to a Combined GMDB/GMIB benefit where GMDB interest is credited through age 80 (6% to Age 80 Benefit), there is a lower cost benefit where GMDB interest is credited through age 70 (6% to Age 70 Benefit). If you wish to elect this alternate benefit, you must do so in the application; otherwise the 6% to Age 80 Benefit will apply. Once elected, the benefit may not be changed. This alternate benefit is not available for election if you elect IRA APO Plus (discussed in Part 6) in the application.


CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Invest-ment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 4: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value, less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 7: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while you are living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options. See "Income Annuity Options" in Part 6. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 9: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates are not assignable or transferrable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019.

The Certificates will be sold by registered representatives of EDI, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

-------------------------------------------------------------------------------

              PART 6: DISTRIBUTION METHODS UNDER THE CERTIFICATES

-------------------------------------------------------------------------------

THE PROVISIONS DISCUSSED IN THIS PART 6 APPLY WHEN YOU ELECT THE IRA ASSURED PAYMENT OPTION OR IRA APO PLUS IN THE APPLICATION OR AS A DISTRIBUTION OPTION AT A LATER DATE, AS WELL AS TO OTHER DISTRIBUTION METHODS UNDER YOUR CERTIFICATE.

The Rollover IRA Certificates offer several distribution methods specifically designed to provide retirement income. The Choice Income Plan which includes the IRA Assured Payment Option and IRA APO Plus, may be elected in the application or as a distribution option at a later date. In addition, the Certificates provide for Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. Fixed and variable income annuity options are also available for amounts to be applied at the Annuity Commencement Date. The IRA Assured Payment Option and IRA APO Plus may not be available in all states.

The Certificates are subject to the Code's minimum distribution requirements. Generally, distributions from these Certificates must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. Subsequent distributions must be made by December 31st of each calendar year. If you do not commence minimum distributions in the calendar year in which you attain age 70 1/2, and wait until the three month period (January 1 to April 1) in the next calendar year to commence minimum distributions, then you must take two required minimum distributions in that calendar year. If the required minimum distribution is not made, a penalty tax in an amount equal to 50% of the difference between the amount required to be withdrawn and the amount actually withdrawn may apply. See "Part 9: Tax Aspects of the Certificates" for a discussion of various special rules concerning the minimum distribution requirements.

For IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not annuitized before that time).

IRA ASSURED PAYMENT OPTION

The IRA Assured Payment Option is designed to provide you with guaranteed payments for your life (SINGLE LIFE) or for the lifetime of you and a joint Annuitant you designate (JOINT AND SURVIVOR) through a series of distributions from the Annuity Account Value that are followed by Life Contingent Annuity payments. Payments you receive during the fixed period are designed to pay out the entire Annuity Account Value by the end of the fixed period and to meet or exceed minimum distribution requirements, if applicable. See "Minimum Distribution Withdrawals" below. The fixed period ends with the distribution of the Maturity Value of the last Guarantee Period, or distribution of the final amount in the Modal Payment Portion of the Guaranteed Period Account. The fixed period may also be referred to as the "liquidity period" as during this period, you have access to the Cash Value through Lump Sum Withdrawals or surrender of the Certificate, with lifetime income continuing in reduced amounts.

After the fixed period, the payments are made under the Life Contingent Annuity described below.

You may elect the IRA Assured Payment Option at any time if your initial contribution or Annuity Account Value is at least $10,000 at the time of election, by submitting a written request satisfactory to us. The IRA Assured Payment Option may be elected at ages 59 1/2 through 83. If you are over age 70 1/2, the availability of this option may be restricted under certain limited circumstances. See "Tax Considerations for the IRA Assured Payment Option and IRA APO Plus" in Part 9. The IRA Assured Payment Option with level payments (described below) may be elected at ages as young as 45. However, there are tax considerations that should be taken into account before electing level payments under the IRA Assured Payment Option if you are under age 59 1/2. See "Penalty Tax on Early Distributions" in Part 9. The IRA Assured Payment Option with increasing payments (described below) may be elected at ages as young 53 1/2 provided payments do not start before you attain age 59 1/2.

Once the IRA Assured Payment Option is elected, all amounts currently held under your Rollover IRA must be allocated to the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. See "Allocation of Contributions or Annuity Account Value" below. Subsequent contributions may be made according to the rules set forth below and in "Tax-Free Transfers and Rollovers" in Part 9.

Subsequent Contributions under the IRA Assured
Payment Option

Subsequent "regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Subsequent rollover and direct transfer contributions may be made at any time until the earlier of (i) when you attain age 84 and (ii) when the Certificate is within seven years of the end of the fixed period while the IRA Assured Payment Option is in effect. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments to be made on an Expiration Date during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis under the IRA Assured Payment Option.

You have a choice of receiving level payments during the fixed period and then under the Life Contingent Annuity. Or, you may elect to receive payments that increase. During the fixed period, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the Life Contingent Annuity will be 10% greater than the final payment made under the fixed period. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.

Payments will generally start one payment mode from the date the IRA Assured Payment Option goes into effect. Or you may choose to defer the date payments will start generally for a period of up to 60 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had elected the IRA Assured Payment Option at a later date. Deferral of the payment start date is not available above age 80. Before you elect to defer the date your payments will start, you should consider the consequences of this decision on the requirement under the Code that you take minimum distributions each calendar year with respect to the value of your IRA. See "Required Minimum Distributions" in Part 9. The ability to defer the payment start date may not be available in all states. Also, if amounts are applied to the IRA Assured Payment Option as a result of the GMIB (discussed in Part 5), deferral of the payment start date is not permitted.

Required minimum distributions will be calculated based on the Annuity Account Value in each Guarantee Period and the deemed value of the Life Contingent Annuity for tax purposes. If at any time your payment under the IRA Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn under your Certificate and such withdrawal will be treated as a Lump Sum Withdrawal; however, no withdrawal charge will apply. An adjustment will be made to future scheduled payments. Or, you may take the amount from other IRA funds you may have. See "Lump Sum Withdrawals" below and "Required Minimum Distributions" in
Part 9.

See Appendix IV for an example of payments purchased under an IRA Assured Payment Option.

Fixed Period

If you elect level payments, you may select a fixed period of not less than seven years nor more than 15 years. The maximum fixed period available based on your age at issue of the Certificate (or age at the time of election if the IRA Assured Payment Option is elected after issue) is as follows:

      AGE*         MAXIMUM FIXED PERIOD
      ----         --------------------
45 through 70            15 years
71 through 78        85 less your age
79 through 83             7 years

The minimum and maximum fixed period will be reduced by each year you defer the date payments will start.



If you elect increasing payments, you do not have a choice as to the fixed period. Based on your age at issue of the Certificate (or age at the time of election if the IRA Assured Payment Option is elected after issue), your fixed period will be as follows:

      AGE*           FIXED PERIOD
      ----           ------------
59 1/2 through 70      15 years
  71 through 75        12 years
  76 through 80         9 years
  81 through 83         6 years

If you elect increasing payments and defer the date payments will start, your fixed period will be as follows:

                       FIXED PERIOD BASED ON
                          DEFERRAL PERIOD
                   ---------------------------
      AGE*             1-36           37-60
                      MONTHS         MONTHS
      ----            ------         ------
53 1/2 through 70    12 years       9 years
71 through 75         9 years       9 years
76 through 80         6 years       6 years
81 through 83           N/A            N/A

* For joint and survivor, the fixed period is based on the age of the younger Annuitant.

If amounts are applied to the IRA Assured Payment Option as a result of the GMIB, the fixed periods will be as discussed under "GMIB" in Part 5.

Allocation of Contributions or Annuity Account Value

If the IRA Assured Payment Option is elected in the application, then based on the amount of your initial contribution, your age and sex (and the age and sex of the joint Annuitant, if applicable), the mode of payment, the form of payments and the fixed period you select, your entire contribution will be allocated by us. A portion of the initial contribution will be allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, to provide fixed period payments and a portion will be applied under the Life Contingent Annuity in order to provide the payments for life. For initial contributions of $500,000 or more, amounts allocated to the Life Contingent Annuity may also be based on your under writing classification. In general, underwriting classification is based on your medical history and smoker status and may result in a smaller allocation of amounts to the Life Contingent Annuity if your classification is lower than our standard class. If the IRA Assured Payment Option is elected any time after issue of the Rollover IRA Certificate or if you cancel IRA APO Plus (discussed below) and elect the IRA Assured Payment Option, then based on your Annuity Account Value and the information you provide as described above, your entire Annuity Account Value, including any amounts currently invested in the Investment Funds, will be allocated by us among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied under the Life Contingent Annuity. While the IRA Assured Payment Option is in effect, no amounts may be allocated to the Investment Funds. If amounts in the Guarantee Periods are transferred, a market value adjustment may apply.

If you elect the IRA Assured Payment Option in the application and your initial contribution will come from multiple sources, your application must also indicate that contributions are to be allocated to the Money Market Fund under the Rollover IRA described in Part 5. Election of the IRA Assured Payment Option must include your instructions to apply your Annuity Account Value, on the date the last such contribution is received, under the IRA Assured Payment Option as described above.

Any subsequent contributions made while the IRA Assured Payment Option is in effect must be allocated to the Guarantee Periods and applied to the Life Contingent Annuity. We will determine the allocation of such contributions, such that your payments will be increased and the fixed period and date that payments are to start under the Life Contingent Annuity will remain the same.

Life Contingent Annuity

The Life Contingent Annuity provides lifetime payments starting after the end of the fixed period. The portion of your contributions or Annuity Account Value applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for transfers or withdrawals. Once the fixed period has ended and payments have begun under the Life Contingent Annuity, subsequent amounts may no longer be applied under the Life Contingent Annuity.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide level or increasing payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments, the payments will increase annually based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

Payments under the Life Contingent Annuity will be made to you during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the fixed period.

Election Restrictions under Joint and
Survivor

Election of the IRA Assured Payment Option with a Joint and Survivor form of the Life Contingent Annuity is subject to the following restrictions: (i) the joint Annuitant must be your spouse; (ii) neither you nor the joint Annuitant can be over age 83; (iii) under level payments if you elect the Joint and 100% to Survivor form, only the longest fixed period is permitted; and (iv) the fixed period may be limited by the minimum distribution rules. See "Required Minimum Distributions" in Part 9.

Withdrawals under the IRA Assured
Payment Option

While the IRA Assured Payment Option is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account, if applicable, such that the amount of the payments and the length of the fixed period will be reduced, and the date payments are to start under the Life Contingent Annuity will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.

Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals may not be elected while the IRA Assured Payment Option is in effect. See "Substantially Equal Payment Withdrawals," "Systematic Withdrawals" and "Minimum Distribution Withdrawals," below.

Death Benefit

Once you have elected the IRA Assured Payment Option, if a death benefit becomes payable during the fixed period we will pay the death benefit amount, as described under "Death Benefit" in Part 5, to the designated beneficiary. Unless you have elected a Joint and Survivor form under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

If you have elected a Joint and Survivor form of annuity under the Life Contingent Annuity, payments will be made to you or the joint Annuitant, if living on the date payments are to start. The designated beneficiary and the joint Annuitant must be your spouse.

Termination of the IRA Assured
Payment Option


The IRA Assured Payment Option will be terminated if: (i) you cancel such option at any time by sending a written request satisfactory to us; (ii) you submit a subsequent contribution and you do not want it applied under the IRA Assured Payment Option; (iii) you request a transfer of your Annuity Account Value as described under "Transfers Among Investment Options" in Part 5, while the IRA Assured Payment Option is in effect; or (iv) you request a change in the date the payments are to start under the Life Contingent Annuity. Once the IRA Assured Payment Option is terminated, in order to receive distributions from your Annuity Account Value you must utilize the withdrawal options described under "Withdrawal Options" below. Although the Life Contingent Annuity will continue in effect and payments will be made if you or your joint Annuitant, if applicable, are living on the date payments are to start, additional Life Contingent Annuity payments may not be purchased. You may elect to start the IRA Assured Payment Option again by submitting a written request satisfactory to us, but no sooner than three years after the Option was terminated. If you elected the IRA Assured Payment Option at age 70 1/2 or older and subsequently terminate this Option, required minimum distributions must continue to be made with respect to your Certificate.


Before terminating the IRA Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Considerations for the IRA Assured Payment Option and IRA APO Plus" in
Part 9.

Income Annuity Options and Surrendering
the Certificates

If you elect an annuity benefit as described under "Income Annuity Options" below, or surrender the Certificate for its Cash Value as described under "Surrendering the Certificates to Receive the Cash Value" in Part 5, once we receive your returned Certificate, your Certificate will be returned to you with a notation that the Life Contingent Annuity is still in effect. Thereafter, no subsequent contributions will be accepted under the Certificate and no amounts may be applied under the Life Contingent Annuity.

Withdrawal Charge

While the IRA Assured Payment Option is in effect, withdrawal charges will not apply to the level or increasing payments made during the fixed period. Except as necessary to meet minimum distribution requirements under the Certificate, Lump Sum Withdrawals will be subject to a withdrawal charge and will have a 10% free corridor available. Upon termination of the IRA Assured Payment Option, the free corridor will apply as described under "Withdrawal Charge" in Part 7.

IRA APO PLUS

IRA APO Plus is a variation of the IRA Assured Payment Option. IRA APO Plus is available at ages 59 1/2 through 83. It may also be elected at ages as young as 53 1/2 provided payments under IRA APO Plus do not start before you attain age 59 1/2. Except as indicated below, all provisions of the IRA Assured Payment Option apply to IRA APO Plus. IRA APO

Plus enables you to keep a portion of your Annuity Account Value in the Investment Funds while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the IRA Assured Payment Option. When you elect IRA APO Plus, a portion of your initial contribution or Annuity Account Value as applicable is allocated by us to the IRA Assured Payment Option to provide a minimum guaranteed lifetime income through allocation of amounts to the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and application of amounts to the Life Contingent Annuity. The remaining Annuity Account Value remains in the Investment Funds. Periodically during the fixed period (as described below), a portion of the remaining Annuity Account Value in the Investment Funds is applied to increase the guaranteed level payments under the IRA Assured Payment Option.

IRA APO Plus allows you to remain invested in the Investment Funds for longer than would be possible if you applied your entire Annuity Account Value all at once to the IRA Assured Payment Option or to an income annuity option, while utilizing an "exit strategy" to provide retirement income.

If IRA APO Plus is elected in the application, we may require that the portion of the initial contribution to be allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.
See "Free Look Period" in Part 5.

The fixed period under IRA APO Plus will be based on your age (or the age of the younger Annuitant if Joint and Survivor is elected) at issue of the Certificate (or age at the time of election if IRA APO Plus is elected after issue) and will be the same as the periods indicated for increasing payments under "IRA Assured Payment Option" above.

You may elect to defer the payment start date as described in "Payments" under "IRA Assured Payment Option," above. The fixed period will also be as indicated for deferral of the payment start date for increasing payments under the IRA Assured Payment Option.

You elect IRA APO Plus in the application or at a later date by submitting the proper form. IRA APO Plus may not be elected if the IRA Assured Payment Option is already in effect.

The amount applied under IRA APO Plus is either the initial contribution if IRA APO Plus is elected at issue of the Certificate, or the Annuity Account Value if IRA APO Plus is elected after issue of the Certificate. Out of a portion of the amount applied, level payments are provided under the IRA Assured Payment Option equal to the initial payment that would have been provided on the Transaction Date by the allocation of the entire amount to increasing payments as described in "Payments" under "IRA Assured Payment Option," above. The difference between the amount required for level payments and the amount required for increasing payments is allocated to the Investment Funds in accordance with your instructions. If you have Annuity Account Value in the Guaranteed Period Account at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to effect the IRA Assured Payment Option.

On the third February 15th following the date the first payment is made (if payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th) during the fixed period while you are living, a portion of the Annuity Account Value in the Investment Funds is taken pro rata from the Annuity Account Value in each Investment Fund and is applied to increase the level payments under the IRA Assured Payment Option. If a deferral period of three years or more is elected, a portion of the Annuity Account Value in the Investment Funds will be applied on the February 15th prior to the date the first payment is made, to increase the initial level payments. If payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th.

The amount applied is the amount which provides for level payments equal to the initial payment that would have been provided by the allocation of the entire Annuity Account Value to increasing payments, as described in the preceding paragraph. This process is repeated each third year during the fixed period. The first increased payment will be reflected in the payment made following three full years of payments and then every three years thereafter. On the Transaction Date immediately following the last payment during the fixed period, the remaining Annuity Account Value in the Investment Funds is first applied to the Life Contingent Annuity to change the level payments previously purchased to increasing payments. If there is any Annuity Account Value remaining after the increasing payments are purchased, this balance is applied to the Life Contingent Annuity to further increase such increasing payments. If the Annuity Account Value in the Investment Funds is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased to the extent possible.

While IRA APO Plus provides a minimum guaranteed lifetime payment under the IRA Assured Payment Option, the total amount of income that can be provided over time will depend on the investment performance of the Investment Funds in which you have Annuity Account Value, as well as the current Guaranteed Rates and the cost of the Life Contingent Annuity, which may vary. Consequently, the aggregate amount of guaranteed lifetime income under IRA APO Plus may be more or less than the amount that could have been purchased by application at the outset of the entire initial contribution or Annuity Account Value to the IRA Assured Payment Option.

See Appendix IV for an example of the payments purchased under IRA Assured Payment Option and IRA APO Plus.


In calculating your required minimum distributions your Annuity Account Value in the Investment Funds, the Annuity Account Value in each Guarantee Period, any amount in the Modal Payment Portion of the Guaranteed Period Account, and the deemed value of the Life Contingent Annuity for tax purposes will be taken into account as described in "Payments" under "IRA Assured Payment Option," above. Also see "Required Minimum Distributions" in Part 9.


Allocation of Subsequent Contributions under IRA APO Plus


Any subsequent contributions you make may only be allocated to the Investment Funds, where it is later applied by us under the IRA Assured Payment Option. Subsequent contributions will be allocated among the Investment Funds according to your allocation percentages. Allocation percentages can be changed at any time by writing to our Processing Office. Subsequent contributions may no longer be made after the end of the fixed period.


Transfers Among Investment Options under IRA APO Plus

While IRA APO Plus is in effect, you may transfer all or a portion of your Annuity Account Value in the Investment Funds, among the Investment Funds in any way you choose. However, you may not transfer Annuity Account Value from the Investment Funds to the Guaranteed Period Account.

Withdrawals under IRA APO Plus

While IRA APO Plus is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken on a pro rata basis from your Annuity Account Value in the Investment Funds unless you specify otherwise. If there is insufficient value in the Investment Funds the excess will be taken from the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, as described under "Withdrawals under the IRA Assured Payment Option" above.

A Lump Sum Withdrawal taken to satisfy minimum distribution requirements under the Certificate will not be subject to a withdrawal charge.

Death Benefit

Once you have elected IRA APO Plus, if a death benefit becomes payable during the fixed period we will pay the death benefit amount as described under "Death Benefit" in Part 5, to the designated beneficiary. Unless you have elected Joint and Survivor under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit relates only to the Investment Funds and the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

Termination of IRA APO Plus

You may terminate IRA APO Plus at any time by submitting a request satisfactory to us. In connection with the termination, you may either (i) elect to terminate IRA APO Plus at any time and have your Certificate operate under the Rollover IRA rules (see "Part 5: Provisions of the Certificates and Services We Provide") or (ii) elect the IRA Assured Payment Option (GMIB, discussed in Part 5 may apply) with level or increasing payments. In the latter case your remaining Annuity Account Value in the Investment Funds will be allocated to the Guaranteed Period Account and applied under the Life Contingent Annuity. A market value adjustment may apply for any amounts allocated from a Guarantee Period. At least 45 days prior to the end of each three year period, we will send you a quote indicating how much future income could be provided under the IRA Assured Payment Option. The quote would be based on your current Annuity Account Value, current Guaranteed Rates for the Guarantee Periods and current purchase rates under the Life Contingent Annuity as of the date of the quote. The actual amount of future income would depend on the rates in effect on the Transaction Date.

WITHDRAWAL OPTIONS

The Rollover IRA is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive. Four withdrawal options are available: Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. Withdrawals may result in withdrawal charges. See

"Part 7: Deductions and Charges." Special withdrawal rules may apply under the IRA Assured Payment Option and IRA APO Plus.


Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4. Withdrawals may be taxable and subject to tax penalty. See "Part 9: Tax Aspects of the Certificates."


As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 9: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS

You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," in Part 5.

To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 5. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. While either the IRA Assured Payment Option or IRA APO Plus is in effect, Lump Sum Withdrawals that exceed the 10% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 7.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Penalty Tax on Early Distributions," in Part 9. Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.

Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount.

Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS

This option may be elected if you are age 59 1/2 to 70 1/2. Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 7.

MINIMUM DISTRIBUTION WITHDRAWALS

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code.

This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250.

You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 7.

Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases the Rollover IRA at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

                  PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                       $100,000 SINGLE CONTRIBUTION FOR A
                            SINGLE LIFE-MALE AGE 70

                      [THE FOLLOWING TABLE WAS REPRESENTED
                      AS AN AREA GRAPH IN THE PROSPECTUS]

                          Assumes 6.0% Rate of Return

                                                    Amount
                      Age                         Withdrawn
                      ---                         ---------
                       70                         $6,250
                       75                          7,653
                       80                          8,667
                       85                          8,770
                       90                          6,931
                       95                          3,727
                      100                          1,179


                     [END OF GRAPHICALLY REPRESENTED DATA]




Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1--Minimum Distribution Withdrawals" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Rollover IRA. Such charges would effectively reduce the actual return.

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on your life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, no Annuity Commencement Date will be later than the Processing Date which follows your 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send you a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay you a fixed annuity benefit on the "normal form" indicated for your Certificate as of your Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as you are living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of your life. In addition, if you die before a specific period of time (the "certain period") has ended, payments will continue to your beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.

The income annuity options outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for you. Variable income annuities may be funded through the Common Stock Fund through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Common Stock Fund. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Common Stock or other Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, your age (or your and the joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

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-------------------------------------------------------------------------------

                        PART 7: DEDUCTIONS AND CHARGES

-------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under sponsored arrangements. See "Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                      CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                  -------------------------------------------------------------
Percentage of
 Contribution      7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%    0.0%

If the IRA Assured Payment Option or IRA APO Plus is in effect, the withdrawal charge will be imposed as a percentage of contributions (less withdrawals), less the amount applied under the Life Contingent Annuity.

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

    While either the IRA Assured Payment Option or IRA APO Plus is in effect, the free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under the Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions.

The withdrawal charge is to help cover sales expenses.

Withdrawal Processing Charge

We reserve the right to impose a charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. This charge, if made, is to cover our administrative expenses in processing Lump Sum Withdrawals. See "Asset Based Administrative Charge" below.


Charges for Combined GMDB/GMIB Benefit

We deduct a charge annually on each Processing Date for providing the Combined GMDB/GMIB Benefit. The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45% for the 6% to Age 80 Benefit and 0.30% for the 6% to Age 70 Benefit.



Charges for GMDB Only Benefit

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit. The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.


If the amount collected from this charge exceeds the cost of providing the benefits, it will be to our profit, and may be used to pay distribution expenses not recovered from sales charges under the Certificates.

Charges for State Premium and Other
Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25%.

CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risk Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund. Approximately 0.60% of this annual charge is allocated to the mortality risk and 0.30% is allocated to the expense risk.

We will realize a gain from this charge to the extent it is not needed to provide for benefits and expenses under the Certificate. We will use any gain for any lawful purpose including payment of distribution expenses not recovered from sales charges under the Certificate.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that the guaranteed minimum death benefit charge is insufficient to pay any amount by which such death benefit exceeds the Cash Value of the Certificate.

The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Asset Based Administrative Charge


We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administrative expenses under the Certificates. The daily charge is at a rate of 0.000831% (equivalent to an annual rate of 0.30%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates. The withdrawal processing charge and the asset based administrative charge are not designed to produce a profit for Equitable Life.


TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trust's assets, the Rule 12b-1 Plan fee, direct operating expenses of the Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                              DAILY AVERAGE NET ASSETS
                          -------------------------------
                            FIRST      NEXT       OVER
                            $350       $400       $750
                           MILLION    MILLION    MILLION
                          ---------  ---------  ---------
Aggressive Stock ........    .500%      .475%      .450%
Common Stock and  Money
Market ..................    .400%      .375%      .350%
Growth Investors, Global
 and High Yield .........    .550%      .525%      .500%

Investment advisory fees are established under the Trust's investment advisory agreements between the Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that the Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fee, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum.

All of these fees and expenses are described more fully in the Trust prospectus.



SPONSORED ARRANGEMENTS

For certain sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. Under the IRA Assured Payment Option and IRA APO Plus, we may increase Guaranteed Rates and reduce purchase rates under the Life Contingent Annuity. We may also change the guaranteed minimum death benefit and the guaranteed minimum income benefit. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER A SPONSORED ARRANGEMENT SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

-------------------------------------------------------------------------------

                             PART 8: VOTING RIGHTS

-------------------------------------------------------------------------------

TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of the Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trust's Board of Trustees,
o  to ratify the selection of independent auditors for the Trust, and
o on any other matters described in the Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because the Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each Trust share is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control the Trust. Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Rollover IRA Certificate Owners, we currently do not foresee any disadvantages arising out of this. The Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that the Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in the Common Stock Fund divided by the Accumulation Unit Value for the Common Stock Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

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                    PART 9: TAX ASPECTS OF THE CERTIFICATES

-------------------------------------------------------------------------------

TAX-QUALIFIED INDIVIDUAL RETIREMENT ANNUITIES (IRAS)

Introduction

The Rollover IRA Certificate is designed to qualify as an IRA under Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.

This prospectus contains the information which the Internal Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.

This Part covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Rollover IRA Certificates.

Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Rollover IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment.


Cancelation

You can cancel a Certificate issued as an IRA by following the directions in
Part 5 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is canceled (and because we are required to report to the IRS certain distributions from canceled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.


Contributions to IRAs

Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers," discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" IRA contributions. See "Contributions Under the Certificates" in Part 5. The immediately following discussion relates to "regular" IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to an IRA which is intended to serve as a "conduit" IRA.



Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into an IRA.

The amount of IRA contributions for a tax year that an individual can deduct depends on whether the individual (or the individual's spouse, if a joint return is filed) is covered by an employer-sponsored tax-favored retirement plan. If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $2,250 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement). The non-working spouse owns his or her individual retirement arrangements, even if the working spouse makes contributions to purchase the spousal individual retirement arrangements.

If neither the individual nor the individual's spouse is covered during any part of the taxable year by an employer-sponsored tax-favored retirement plan (including a qualified plan, a tax sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan), then regardless of adjusted gross income (AGI), each working spouse may make deductible contributions to an IRA for each tax year (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) up to the lesser of $2,000 or 100% of compensation. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $25,000 and $35,000. If the individual is married and files a joint return, and either the individual or the spouse is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $40,000 and $50,000. If the individual is married, files a separate return and is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $0 and $10,000. Married individuals filing separate returns must take into account the retirement plan coverage of the other spouse, unless the couple has lived apart for the entire taxable year. If AGI is below the phase-out range, an individual is entitled to the Maximum Permissible Dollar Deduction. In computing the partial deduction for IRA contributions the individual must round the amount of the deduction to the nearest $10. The permissible deduction for IRA contributions is a minimum of $200 if AGI is less than the amount at which the deduction entirely phases out.

If the individual (or the individual's spouse, unless the couple has lived apart the entire taxable year and their filing status is married, filing separately) is covered by a tax-favored retirement plan, the deduction for IRA contributions must be computed using one of two methods. Under the first method, the individual determines AGI and subtracts $25,000 if the individual is a single person, $40,000 if the individual is married and files a joint return with the spouse, or $0 if the individual is married and files a separate return. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for IRA contributions using the following formula:


                                Maximum           Adjusted
$10,000-Excess AGI            Permissible          Dollar
------------------      X       Dollar     =     Deduction
     $10,000                   Deduction            Limit

Under the second method, the individual determines his or her Excess AGI and then refers to the table in Appendix V originally prepared by the IRS to determine the deduction.

Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.

An individual not eligible to deduct part or all of the IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions may not, however, together exceed the lesser of the $2,000 limit (or $2,250 spousal limit) or 100% of compensation for each tax year. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or receiving amounts from any IRA to which he or she has made nondeductible contributions, must file the required information with the IRS. Moreover, individuals making nondeductible IRA contributions must retain all income tax returns and records pertaining to such contributions until interest in such IRAs are fully distributed.

Excess Contributions

Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution," (without regard to the deductibility or nondeductibility of IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,250 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

Tax-Free Transfers and Rollovers

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax-free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually)
(a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Distributions from IRA Certificates

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by the individual in gross income.

If the individual makes non-deductible IRA contributions, those contributions are recovered tax-free when distributions are received. The individual must keep records of all nondeductible contributions. At the end of each tax year in which the individual has received a distribution, the individual determines a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all IRAs held by the individual at the end of the tax year (including rollover IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.



In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Required Minimum Distributions

The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year by year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions--"account based" or "annuity based"--and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age 70 1/2).

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

Taxation of Death Benefits

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and

Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

Guaranteed Minimum Death Benefit

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as an IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

Tax Considerations for the IRA Assured Payment Option and IRA APO Plus

Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any IRA funds under the IRA Assured Payment Option or IRA APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the IRA Assured Payment Option and IRA APO Plus in view of your own particular situation.

When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other IRA funds you may have. Alternatively you may convert your IRA Life Contingent Annuity under the IRA Rollover to a non-qualifed Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of an IRA, its value would not have to be taken into account in determining future required minimum distributions.

If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" IRA treatment. See "Tax-Free Transfers and Rollovers" above.

Prohibited Transaction

An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or
(4) in accordance with the exception outlined below if you are under 59 1/2.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options: Substantially Equal Payment Withdrawals and the IRA Assured Payment Option with level payments, both of which are described in Part 6. If you are a Rollover IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and IRA Assured Payment Option level payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from IRA Certificates," above. Once Substantially Equal Payment Withdrawals or IRA Assured Payment Option level payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all withdrawals. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases an individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT
DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION

A 15% excise tax applies to an individual's aggregate excess distributions from all tax-favored retirement plans (including IRAs). The excise tax is in addition to the ordinary income tax due but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. The aggregate distributions in any year will be subject to excise tax if they exceed an indexed amount ($155,000 in 1996).

In addition, in certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in qualified annuities and tax favored retirement plans is excessive.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax from IRA distributions, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments made from the Certificate to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

-------------------------------------------------------------------------------

                       PART 10: INDEPENDENT ACCOUNTANTS

-------------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                  APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                         ASSUMED
                                           GUARANTEED RATE ON FEBRUARY 15, 2001
                                           ------------------------------------
                                                 5.00%              9.00%
                                              ----------         ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................   $144,048           $119,487
(2) Guaranteed Period Amount ...............    131,080            131,080
(3) Market Value Adjustment: (1)-(2)  ......     12,968            (11,593)

On February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)]     $  4,501           $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........     45,499             54,851
(6) Guaranteed Period Amount: (2)-(5)  .....     85,581             76,229
(7) Maturity Value .........................    120,032            106,915
(8) Present Value of (7), also
    Annuity Account Value ..................     94,048             69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB) EXAMPLE
-----------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB (see "GMDB" in Part 5); and

 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 4).

The following is an example illustrating the calculation of the GMDB. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Money Market Fund), no subsequent contributions, no transfers and no withdrawals, the GMDB for an Annuitant age 45 would be calculated as follows:

  END OF
 CONTRACT       ANNUITY        NON-NEW YORK     NEW YORK
   YEAR      ACCOUNT VALUE        GMDB(1)         GMDB
   ----      ---------------      -------         ----
     1          $105,000         $106,000      $105,000(2)
     2          $108,675         $112,360      $108,675(2)
     3          $124,976         $119,102      $119,102(3)
     4          $135,912         $126,248      $126,248(3)
     5          $149,503         $133,823      $133,823(3)
     6          $149,503         $141,852      $141,852(3)
     7          $161,463         $150,363      $161,463(3)
     8          $161,463         $159,385      $161,463(2)

The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 3.50%, 15.00%, 8.75%, 10.00%, 0.00%,
8.00% and 0.00%, respectively.

NON-NEW YORK

  (1) For Contract Years 1 through 8, the GMDB equals the initial contribution increased by 6%.

NEW YORK

  (2) At the end of Contract Years 1 and 2, and again at the end of Contract Year 8, the GMDB is equal to the Annuity Account Value.

  (3) At the end of Contract Years 3 through 6, the GMDB is equal to the contribution increased by 6% instead of the Annuity Account Value, since the GMDB cannot be greater than this amount. However, at the end of the seventh Contract Year the GMDB is equal to the Annuity Account Value of $161,463 even though it is greater than the contribution increased at 6% ($150,363) because the cap does not apply on the seventh Processing Date.

                         APPENDIX III: GMIB EXAMPLES
-----------------------------------------------------------------------------

The GMIB is equal to:

   (A) the greater of

       (i)  the Annuity Account Value in the Investment Funds, and

       (ii) an amount equal to the GMDB (reduced by any remaining withdrawal charges); divided by

   (B) the guaranteed maximum annuity purchase rates.

The examples below assume a male age 60 has purchased the Rollover IRA with an initial contribution of $100,000 that is allocated 100% to the Investment Funds (excluding the Money Market Fund). The GMDB in the 10th Contract Year is $179,085 at 6% interest. Assuming hypothetical rates of return (after deduction of charges) in the Investment Funds of 0% in Example 1 and 8% in Example 2 during the 10 Contract Years, the GMIB in the 10th Contract Year (assuming level payment under the IRA Assured Payment Option) would be as follows:


                                          EXAMPLE 1    EXAMPLE 2
                                         -----------  -----------
(1) Hypothetical Rate of Return  .......      0%           8%
(2) Annuity Account Value as of the
    Contract Date ......................   $100,000     $100,000
(3) The greater of (i) the GMDB and
    (ii) the Annuity Account Value as
    of the 10th Contract Date
    anniversary ........................   $ 79,085     $215,892
(4) Guaranteed Maximum Annuity Purchase
    Rates for level payments under the
    IRA Assured Payment Option .........   $  14.73     $  14.73
(5) GMIB as of 10th Contract Date
    anniversary ((3) / (4)) ............   $ 12,160     $ 14,659


In Example 1, the GMDB which is higher than the Annuity Account Value would provide a GMIB of $12,160. In Example 2, the Annuity Account Value, which at this point is higher than the GMDB, would provide a GMIB of $14,659.


The rates of return discussed above are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. The level of GMIB under the IRA Assured Payment Option will also depend on the guaranteed maximum annuity purchase rates as of the Transaction Date and the type of payments selected. The examples assume no transfers or withdrawals, which would affect the GMDB and, thus, the GMIB.

APPENDIX IV: EXAMPLE OF PAYMENTS UNDER THE IRA ASSURED PAYMENT
OPTION AND IRA APO PLUS
-------------------------------------------------------------------------------

The second column in the chart below illustrates the payments for a male age 70 who purchased the IRA Assured Payment Option on October 1, 1996 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 1997. It assumes that the fixed period is 15 years and that the Life Contingent Annuity will provide payments on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on October 1, 1996, the initial payment would be $7,048.32 and would increase in each three year period to a final payment of $10,319.45. The first payment under the Life Contingent Annuity would be $11,351.39.

Alternatively as shown in the third and fourth columns, this individual could purchase IRA APO Plus with the same $100,000 contribution, with the same fixed period and the Life Contingent Annuity on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on October 1, 1996, the same initial payment of $7,048.32 would be purchased under IRA APO Plus. However, unlike the payment under the IRA Assured Payment Option that will increase every three years, this initial payment under IRA APO Plus is not guaranteed to increase. Therefore, only $79,640.09 is needed to purchase the initial payment stream, and the remaining $20,359.91 is invested in the Investment Funds according to the Certificate Owner's instructions. Any future increase in payments under IRA APO Plus will depend on the investment performance in the Investment Funds.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the Investment Funds, the Annuity Account Value in the Investment Funds would grow to $20,359.91 and $25,647.63 respectively after three years. A portion of this amount is used to purchase the increase in the payments at the beginning of the fourth year. The remainder will stay in the Investment Funds to be drawn upon for the purchase of increases in payments at the end of each third year thereafter during the fixed period and at the end of the fixed period under the Life Contingent Annuity. Based on Guaranteed Rates for the Guarantee Periods and purchase rates for the Life Contingent Annuity as of October 1, 1996, the third and fourth columns illustrate the increasing payments that would be purchased under IRA APO Plus assuming 0% and 8% rates of return respectively.


Under both options, while the Certificate Owner is living payments increase annually after the 16th year under the Life Contingent Annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.


                                ANNUAL PAYMENTS


                                            ILLUSTRATIVE        ILLUSTRATIVE
         GUARANTEED INCREASING PAYMENTS       PAYMENTS            PAYMENTS
                    UNDER THE                  UNDER               UNDER
 YEARS     IRA ASSURED PAYMENT OPTION    IRA APO PLUS AT 0%  IRA APO PLUS AT 8%
-------  ------------------------------  ------------------  ------------------
 1-3               $ 7,048.32                $7,048.32           $ 7,048.32
 4-6                 7,753.15                 8,336.74             8,800.85
 7-9                 8,528.47                 8,336.74             8,817.96
10-12                9,381.31                 8,529.34             9,791.83
13-15               10,319.45                 8,529.34             9,791.83
   16               11,351.39                 8,723.31            10,919.35

As described above, a portion of the illustrated contribution is applied to the Life Contingent Annuity. This amount will generally be larger under the IRA Assured Payment Option than under IRA APO Plus, and conversely a smaller portion of the contribution will be allocated to Guarantee Periods under the former than the latter. In this illustration, $82,069.88 is allocated under the IRA Assured Payment Option to the Guarantee Periods and under IRA APO Plus, $89,906.43 is allocated to the Guarantee Periods and the Investment Funds. The balance of the $100,000 ($17,930.12 and $10,093.57, respectively) is applied to the Life Contingent Annuity.

The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the Guaranteed Rates and Life Contingent Annuity purchase rates in effect as of the Transaction Date. It is assumed that no Lump Sum Withdrawals are taken.

                     APPENDIX V: IRS TAX DEDUCTION TABLE
-------------------------------------------------------------------------------

If your Maximum Permissible Dollar Deduction is $2,000, use this table to estimate the amount of your contribution which will be deductible.

 EXCESS AGI     DEDUCTION    EXCESS AGI    DEDUCTION    EXCESS AGI    DEDUCTION    EXCESS AGI    DEDUCTION
------------  -----------  ------------  -----------  ------------  -----------  ------------  -----------
    $    0       $2,000        $2,550       $1,490        $5,050        $990        $ 7,550        $490
        50        1,990         2,600        1,480         5,100         980          7,600         480
       100        1,980         2,650        1,470         5,150         970          7,650         470
       150        1,970         2,700        1,460         5,200         960          7,700         460
       200        1,960         2,750        1,450         5,250         950          7,750         450
       250        1,950         2,800        1,440         5,300         940          7,800         440
       300        1,940         2,850        1,430         5,350         930          7,850         430
       350        1,930         2,900        1,420         5,400         920          7,900         420
       400        1,920         2,950        1,410         5,450         910          7,950         410
       450        1,910         3,000        1,400         5,500         900          8,000         400
       500        1,900         3,050        1,390         5,550         890          8,050         390
       550        1,890         3,100        1,380         5,600         880          8,100         380
       600        1,880         3,150        1,370         5,650         870          8,150         370
       650        1,870         3,200        1,360         5,700         860          8,200         360
       700        1,860         3,250        1,350         5,750         850          8,250         350
       750        1,850         3,300        1,340         5,800         840          8,300         340
       800        1,840         3,350        1,330         5,850         830          8,350         330
       850        1,830         3,400        1,320         5,900         820          8,400         320
       900        1,820         3,450        1,310         5,950         810          8,450         310
       950        1,810         3,500        1,300         6,000         800          8,500         300
     1,000        1,800         3,550        1,290         6,050         790          8,550         290
     1,050        1,790         3,600        1,280         6,100         780          8,600         280
     1,100        1,780         3,650        1,270         6,150         770          8,650         270
     1,150        1,770         3,700        1,260         6,200         760          8,700         260
     1,200        1,760         3,750        1,250         6,250         750          8,750         250
     1,250        1,750         3,800        1,240         6,300         740          8,800         240
     1,300        1,740         3,850        1,230         6,350         730          8,850         230
     1,350        1,730         3,900        1,220         6,400         720          8,900         220
     1,400        1,720         3,950        1,210         6,450         710          8,950         210
     1,450        1,710         4,000        1,200         6,500         700          9,000         200
     1,500        1,700         4,050        1,190         6,550         690          9,050         200
     1,550        1,690         4,100        1,180         6,600         680          9,100         200
     1,600        1,680         4,150        1,170         6,650         670          9,150         200
     1,650        1,670         4,200        1,160         6,700         660          9,200         200
     1,700        1,660         4,250        1,150         6,750         650          9,250         200
     1,750        1,650         4,300        1,140         6,800         640          9,300         200
     1,800        1,640         4,350        1,130         6,850         630          9,350         200
     1,850        1,630         4,400        1,120         6,900         620          9,400         200
     1,900        1,620         4,450        1,110         6,950         610          9,450         200
     1,950        1,610         4,500        1,100         7,000         600          9,500         200
     2,000        1,600         4,550        1,090         7,050         590          9,550         200
     2,050        1,590         4,600        1,080         7,100         580          9,600         200
     2,100        1,580         4,650        1,070         7,150         570          9,650         200
     2,150        1,570         4,700        1,060         7,200         560          9,700         200
     2,200        1,560         4,750        1,050         7,250         550          9,750         200
     2,250        1,550         4,800        1,040         7,300         540          9,800         200
     2,300        1,540         4,850        1,030         7,350         530          9,850         200
     2,350        1,530         4,900        1,020         7,400         520          9,900         200
     2,400        1,520         4,950        1,010         7,450         510          9,950         200
     2,450        1,510         5,000        1,000         7,500         500         10,000           0
     2,500        1,500

------------
Excess AGI = Your AGI minus your THRESHOLD LEVEL:
             If you are single, your Threshold Level is $25,000.
             If you are married, your Threshold Level is $40,000.
             If you are married and file a separate tax return, your Excess AGI = your AGI.

-------------------------------------------------------------------------------

                      STATEMENT OF ADDITIONAL INFORMATION
                               TABLE OF CONTENTS

-------------------------------------------------------------------------------

                                                                     PAGE
                                                                     ----
Part 1:            Minimum Distribution Withdrawals                    2
Part 2:            Accumulation Unit Values                            2
Part 3:            Annuity Unit Values                                 2
Part 4:            Custodian and Independent Accountants               3
Part 5:            Money Market Fund Yield Information                 3
Part 6:            Long-Term Market Trends                             4
Part 7:            Financial Statements                                6


                   HOW TO OBTAIN A ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

                   Send this request form to:
                             Equitable Life
                             Income Management Group
                             P.O. Box 1547
                             Secaucus, NJ 07096-1547


                   Please send me a Rollover IRA SAI:

                   ---------------------------------------------------------
                   Name

                   ---------------------------------------------------------
                   Address

                   ---------------------------------------------------------
                   City                    State                    Zip

                       SUPPLEMENT DATED MAY 1, 1997 TO
                ACCUMULATOR PROSPECTUS, DATED OCTOBER 16, 1996
-----------------------------------------------------------------------------

This supplement dated May 1, 1997, updates certain information in the Accumulator prospectus of the Equitable Life Assurance Society of the United States (EQUITABLE LIFE), dated October 16, 1996. You should read this supplement in conjunction with the prospectus. You should keep the supplement and the prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 1997. If you have previously received, but do not presently have, a copy of the prospectus, you may obtain an additional copy of the prospectus, as well as a copy of the SAI, from us, free of charge, if you write to Equitable Life, Income Management Group, P.O. Box 1547, Secaucus, NJ 07096-1547, call (800) 789-7771 or if you only need a copy of the SAI, you may mail in the SAI request form located at the end of the supplement. The SAI has been incorporated by reference into this supplement.


In the supplement, each section of the prospectus in which a change has been made is identified and the number of each prospectus page on which a change occurs is also noted. Special terms used in the prospectus have the same meaning in the supplement unless otherwise noted.

ON THE COVER PAGE OF THE PROSPECTUS, THE THIRD (INCLUDING THE CHART OF INVESTMENT OPTIONS) AND FOURTH PARAGRAPHS ARE REPLACED BY THE FOLLOWING
PARAGRAPHS:


  The Certificates offer investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 12 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

  We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST), mutual funds whose shares are purchased by separate accounts of insurance companies. The prospectuses for HR Trust and EQ Trust, both of which accompany this supplement, describe the investment objectives, policies and risks of the Portfolios.

  THE INVESTMENT FUNDS INVESTING IN CORRESPONDING PORTFOLIOS OF EQ TRUST ARE:
  EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, EQ/Putnam International Equity, MFS Research and MFS Emerging Growth Companies.

  THE INVESTMENT FUNDS INVESTING IN CORRESPONDING PORTFOLIOS OF HR TRUST
  ARE: Alliance Money Market, Alliance High Yield, Alliance Common Stock, Alliance Aggressive Stock, Alliance Growth Investors, Alliance Global and Alliance Small Cap Growth.

  THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIFTH PARAGRAPH.


  The Guarantee Periods currently available have Expiration Dates of February 15 in years 1998 through 2007.

THROUGHOUT THE PROSPECTUS ANY REFERENCE TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS REFER TO THE INVESTMENT FUNDS AND GUARANTEE PERIODS SET FORTH ABOVE.
-----------------------------------------------------------------------------

                                 Copyright 1997
                  The Equitable Life Assurance Society of the
                    United States, New York, New York 10104.
                              All rights reserved.

THROUGHOUT THE PROSPECTUS (EXCEPT WHERE OTHERWISE NOTED) THE REFERENCE TO "TRUST" IS REPLACED BY "HR TRUST AND EQ TRUST."

ON PAGE 2, UNDER THE HEADING "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" REPLACE THE ENTIRE SECTION WITH THE FOLLOWING SECTION:

    Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.

    All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the prospectus and the supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the prospectus and the supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of the prospectus and the supplement. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

    Equitable Life will provide without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

ON PAGE 4, UNDER THE HEADING "GENERAL TERMS"

  ADD THE FOLLOWING DEFINITIONS:

  EQ TRUST--EQ Advisors Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. EQ Financial Consultants, Inc. (EQ Financial) is the manager of EQ Trust and has appointed advisers for each of the Portfolios.

  HR TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested. Alliance Capital Management L.P. (Alliance) is the adviser to HR Trust.

  DELETE THE DEFINITION FOR "TRUST."

ON PAGES 5 AND 6, REPLACE THE "FEE TABLE" SECTION WITH THE FOLLOWING SECTION:

                                  FEE TABLE

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of HR Trust and EQ Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of each trust's charges and expenses, see the prospectuses for the HR Trust and EQ Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

                                                                                    CONTRACT
                                                                                      YEAR
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted upon surrender or      1 ........  7.00%
 for certain withdrawals. The applicable withdrawal charge percentage is            2 ........  6.00
 determined by the Contract Year in which the withdrawal is made or the             3 ........  5.00
 Certificate is surrendered beginning with "Contract Year 1" with respect to each   4 ........  4.00
 contribution withdrawal or surrendered. For each contribution, the Contract Year   5 ........  3.00
 in which we receive that contribution is "Contract Year 1")(1)                     6 ........  2.00
                                                                                    7 ........  1.00
                                                                                    8+........  0.00

                                                                            COMBINED
                                                                            GMDB/GMIB   GMDB ONLY
                                                                             BENEFIT     BENEFIT
                                                                          ----------- -----------
GMDB/GMIB CHARGES (percentage deducted annually on each Processing Date as a percentage of the guaranteed minimum death benefit then in
 effect)(2)...............................................................    0.45%       0.20%

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)

MORTALITY AND EXPENSE RISK CHARGE ......  0.90%
ASSET BASED ADMINISTRATIVE CHARGE(3) ...  0.30%
                                        -------
TOTAL SEPARATE ACCOUNT ANNUAL
 EXPENSES...............................  1.20%
                                        =======

TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                     INVESTMENT                              TOTAL
                                    MANAGEMENT &                  OTHER      ANNUAL
            PORTFOLIOS              ADVISORY FEES  12B-1 FEE(4)  EXPENSES   EXPENSES
--------------------------------- --------------- ------------ ---------- ----------
EQ TRUST
--------
EQ/Putnam Growth & Income
 Value(5)                               0.55%          0.25%       0.05%      0.85%
EQ/Putnam Investors Growth(5)           0.55%          0.25%       0.05%      0.85%
EQ/Putnam International Equity(5)       0.70%          0.25%       0.25%      1.20%
MFS Research(5)                         0.55%          0.25%       0.05%      0.85%
MFS Emerging Growth Companies(5)        0.55%          0.25%       0.05%      0.85%

HR TRUST
--------
Alliance Money Market(6)                0.35%          0.25%       0.04%      0.64%
Alliance High Yield(6)                  0.60%          0.25%       0.06%      0.91%
Alliance Common Stock(6)                0.38%          0.25%       0.03%      0.66%
Alliance Aggressive Stock(6)            0.55%          0.25%       0.03%      0.83%
Alliance Growth Investors(6)            0.53%          0.25%       0.06%      0.84%
Alliance Global(6)                      0.65%          0.25%       0.08%      0.98%
Alliance Small Cap Growth(6)            0.90%          0.25%       0.10%      1.25%



Notes:
  (1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6:
         Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 6.

  (2) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit
         (GMIB) is described under "GMIB" both of which are in Part 5. See "Part 6: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit" and "Charges for GMDB Only Benefit."

  (3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.

  (4) The Class IB shares of HR Trust and EQ Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by HR Trust and EQ Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that HR Trust and EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee may be increased only by action of the Board of Trustees of HR Trust and EQ Trust up to a maximum of 0.50% per annum.

  (5) "Other Expenses" shown are based on estimated amounts (after expense waiver or limitation) for the current fiscal year, as EQ Trust commenced operations on May 1, 1997. The maximum investment advisory fees cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will fluctuate from year to year depending on actual expenses, but pursuant to agreement, cannot together with other fees specified exceed the total annual expenses specified. See "EQ Trust Charges to Portfolios" in Part 6.

  (6) The amounts shown for the Portfolios of HR Trust (other than Alliance Small Cap Growth) have been restated to reflect advisory fees which went into effect as of May 1, 1997. "Other Expenses" are based on the average daily net assets in each Portfolio for the year ended December 31, 1996. The amounts shown for the Alliance Small Cap Growth Portfolio are estimated for the current fiscal year as this Portfolio commenced operations on May 1, 1997. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of HR Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "HR Trust Charges to Portfolios" in Part 6.

EXAMPLES

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined GMDB/GMIB Benefit and under the GMDB Only Benefit in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                     COMBINED GMDB/GMIB BENEFIT ELECTION

                                                      IF YOU DO NOT
                                                   SURRENDER YOUR
                                                    CERTIFICATE AT THE
IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF   END OF EACH PERIOD
EACH PERIOD SHOWN, THE EXPENSES WOULD BE:              SHOWN, THE
                                                   EXPENSES WOULD BE:
                                                                  3
                                  1 YEAR   3 YEARS    1 YEAR    YEARS
                                   -----    ------    -----    ------
EQ TRUST
--------
EQ/Putnam Growth & Income Value   $90.75   $123.59   $25.52   $78.95
EQ/Putnam Investors Growth         90.75    123.59    25.52    78.95
EQ/Putnam International Equity     94.23    134.03    29.00    89.39
MFS Research                       90.75    123.59    25.52    78.95
MFS Emerging Growth Companies      90.75    123.59    25.52    78.95

HR TRUST
--------
Alliance Money Market             $88.66   $117.29   $23.43   $72.65
Alliance High Yield                91.35    125.39    26.12    80.75
Alliance Common Stock              88.86    117.89    23.63    73.26
Alliance Aggressive Stock          90.55    122.99    25.32    78.35
Alliance Growth Investors          90.65    123.29    25.42    78.65
Alliance Global                    92.04    127.48    26.81    82.83
Alliance Small Cap Growth          94.73    135.52    29.50    90.87


------------
* See footnote on next page.

                          GMDB ONLY BENEFIT ELECTION

                                                     IF YOU DO NOT SURRENDER YOUR CERTIFICATE
 IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF     AT THE END OF EACH PERIOD SHOWN, THE
EACH PERIOD SHOWN, THE EXPENSES WOULD BE:            EXPENSES WOULD BE:
                               1 YEAR   3 YEARS     1 YEAR   3 YEARS
                               -------- ---------   -------- ---------
EQ TRUST
--------
EQ/Putnam Growth & Income
 Value                           $90.75   $118.31     $22.87   $70.68
EQ/Putnam Investors Growth        90.75    118.31      22.87    70.68
EQ/Putnam International Equity    94.23    128.77      26.35    81.15
MFS Research                      90.75    118.31      22.87    70.68
MFS Emerging Growth Companies     90.75    118.31      22.87    70.68

HR TRUST
--------
Alliance Money Market            $88.66   $111.98     $20.78   $64.37
Alliance High Yield               91.35    120.11      23.47    72.48
Alliance Common Stock             88.86    112.59      20.98    64.97
Alliance Aggressive Stock         90.55    117.70      22.67    70.08
Alliance Growth Investors         90.65    118.01      22.77    70.38
Alliance Global                   92.04    122.20      24.16    74.57
Alliance Small Cap Growth         94.73    130.26      26.85    82.64

------------
Notes:
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

CONDENSED FINANCIAL INFORMATION


  ACCUMULATION UNIT VALUES

  Equitable Life commenced the offering of the Certificates on October 16, 1996. The following table shows the Accumulation Unit Values, as of October 16, 1996 and the last Business Day for the periods shown. There are no Accumulation Unit Values for Alliance Small Cap Growth, and the Investment Funds investing in Class IB shares of EQ Trust Portfolios as such Investment Funds were not available prior to the date of this supplement.



                                  LAST BUSINESS DAY OF
                           ---------------------------------
                            OCTOBER 16, 1996  DECEMBER 1996   MARCH 1997
                           ----------------- --------------- ------------
 Alliance Money Market          24.472785        24.675315     24.891695
 Alliance High Yield            25.466366        26.090042     26.137191
 Alliance Common Stock         143.741180       151.232750    145.273200
 Alliance Aggressive Stock      65.166142        65.534670     63.837949
 Alliance Growth Investors      25.496401        26.148649     25.584199
 Alliance Global                24.381648        25.118937     24.218751



ON PAGE 7, UNDER THE HEADING "TRANSFERS," DELETE THE SECOND SENTENCE.

ON PAGE 10 UNDER THE HEADING "EQUITABLE LIFE."


  REPLACE THE THIRD SENTENCE OF THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Our home office is located at 1290 Avenue of the Americas, New York, New York 10104.

  REPLACE THE SECOND AND THIRD PARAGRAPHS WITH THE FOLLOWING PARAGRAPHS:


  Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996, AXA beneficially owned 63.8% of the outstanding shares of common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

  Equitable Life, the Holding Company and their subsidiaries managed approximately $239.8 billion of assets as of December 31, 1996.

ON PAGES 10 AND 11 IN THE HEADINGS "THE TRUST" AND "THE TRUST'S INVESTMENT ADVISOR" REPLACE "THE TRUST" WITH "HR TRUST."

  ON PAGE 11, UNDER THE HEADING "THE TRUST'S INVESTMENT ADVISOR" REPLACE THE THIRD SENTENCE OF THE FIRST PARAGRAPH WITH THE FOLLOWING SENTENCE:


  On December 31, 1996, Alliance was managing approximately $182.8 billion in assets.

  DELETE THE SECOND PARAGRAPH.


ON PAGE 11, INSERT THE FOLLOWING SECTIONS AFTER THE LAST PARAGRAPH:


  EQ TRUST

  EQ Trust is an open-end management investment company. As a "series type" of mutual fund, EQ Trust issues different series of stock, each of which relates to a different Portfolio of EQ Trust. EQ Trust commenced operations on May 1, 1997. EQ Trust does not impose a sales charge or "load" for buying and selling it shares. All dividend distributions to EQ Trust are reinvested in full and fractional shares of the

  Portfolio to which they relate. Investment Funds that invest in Portfolios of EQ Trust purchase Class IB shares of a corresponding Portfolio of EQ Trust. More detailed information about EQ Trust, its investment objectives, policies and restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this supplement and in its statement of additional information.

  EQ TRUST'S MANAGER AND ADVISERS


  EQ Trust is managed by EQ Financial Consultants, Inc. (EQ Financial) which, subject to supervision and direction of the Trustees of EQ Trust, has overall responsibility for the general management of EQ Trust. EQ Financial is an investment adviser registered under the 1940 Act, and a broker-dealer registered under the Exchange Act. EQ Financial is a Delaware corporation and an indirect, wholly-owned subsidiary of Equitable Life.

  EQ Financial's main office is located at 1290 Avenue of the Americas, New York, New York 10104.

  EQ Financial has entered into investment advisory agreements with Putnam Investments and Massachusetts Financial Services Company, each of which serve as advisers to EQ/Putnam and MFS Portfolios, respectively, of EQ Trust.

ON PAGE 12, UNDER THE HEADING "INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS"

  ADD THE FOLLOWING SENTENCES TO THE END OF THE FIRST PARAGRAPH:


  Set forth below is a summary of the investment policies and objectives of each Portfolio. This summary is qualified in its entirely by reference to the prospectus for HR Trust and EQ Trust both of which accompany this supplement. Please read the prospectuses for each of the trusts carefully before investing.

  DELETE THE DESCRIPTION OF "AGGRESSIVE STOCK" AND INSERT THE FOLLOWING
  DESCRIPTIONS:


 Alliance Aggressive    Primarily common stocks and other equity-type           Long-term growth of
 Stock                  securities issued by quality small and intermediate     capital
                        sized companies with strong growth prospects and in
                        covered options on those securities.

Alliance Small Cap      Primarily U.S. common stocks and other equity type      Long-term growth of
 Growth                 securities issued by smaller companies with favorable   capital
                        growth prospects.



  INSERT THE FOLLOWING DESCRIPTIONS AFTER THE DESCRIPTION OF "MONEY MARKET:"



 EQ/Putnam Growth &  Primarily common stocks that offer potential for capital   Capital growth and,
 Income Value        growth, consistent with the Portfolios' investment         secondarily, current
                     objective, common stocks that offer potential for current  income income.

EQ/Putnam Investors  Primarily common stocks in view of the Portfolio            Long-term growth
 Investors           adviser's belief that equity ownership affords the best     of capital and any
 Growth              opportunity for capital growth over the long term.          increased income
                                                                                 that results from
                                                                                 this growth

EQ/Putnam            Primarily a diversified portfolio of equity securities of   Capital appreciation
 International       companies organized under the laws of a country other
 Equity              than the United States.

MFS Research         A substantial portion of assets invested in common stock    Long-term growth
                     or securities convertible into common stock of companies    of capital and
                     believed by the Portfolio adviser to possess better than    future income
                     average prospects for long-term growth.

                                8

MFS Emerging Growth  Primarily (i.e., at lest 80% of its assets uder normal     Long-term growth of
 Companies           circumstances) in common stocks of emerging growth         capital
                     companies that the Portfolio adviser believes are early
                     in their life cycle but which have the potential to
                     become major enterprises.



ON PAGE 13, REPLACE THE FIRST AND SECOND PARAGRAPHS WITH THE FOLLOWING
PARAGRAPHS:

  This Part presents performance data for each of the Investment Funds included in the tables below. The performance data were calculated by two methods. The first method presented in the tables under "SEC Standardized Performance Data," reflects all applicable fees and charges, including the Combined GMDB/GMIB Benefit charge, but not the charges for any applicable taxes such as premium taxes.

  The second method presented in the tables under "Rate of Return Data for Investment Funds," also reflects all applicable fees and charges, but does not reflect the withdrawal charge, the Combined GMDB/GMIB Benefit charge or the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


  HR Trust Portfolios


  The performance data shown for the Investment Funds investing in Class IB shares of HR Trust Portfolios (other than the Alliance Small Cap Growth Portfolio which commenced operations on May 1, 1997) are based on the actual investment results of the Portfolios, and have been adjusted for the fees and charges applicable under the Certificates. However, the investment results prior to October 1996, when Class IB Shares were not available, do not reflect 12b-1 fees, which would effectively reduce such investment performance.


  The performance data for the Alliance Money Market and Alliance Common Stock Investment Funds that invest in corresponding HR Trust Portfolios, for periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since inception" figures for these Investment Funds are based on the date of inception of the predecessor separate accounts. These performance data have been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of HR Trust, as well as an assumed charge of 0.06% for direct operating expenses.

  EQ Trust Portfolios


  The Investment Funds of the Separate Account that invest in Class IB shares of Portfolios of EQ Trust have only recently been established and no Certificates funded by those Investment Funds have been issued as of the date of this Supplement. EQ Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data for any of these Portfolios are available. In this connection, see the discussion immediately following the tables below.

ON PAGE 13, REPLACE THE HEADING "PERFORMANCE DATA FOR A CERTIFICATE" WITH "STANDARDIZED PERFORMANCE DATA."


  IN THE FIRST SENTENCE OF THE THIRD PARAGRAPH UNDER THIS HEADING CHANGE THE DATE FROM "DECEMBER 31, 1995" TO "DECEMBER 31, 1996."

ON PAGES 13 AND 14, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

                        STANDARDIZED PERFORMANCE DATA
        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1996*



                          LENGTH OF INVESTMENT PERIOD
                         -----------------------------------------------
        INVESTMENT           ONE     THREE   FIVE     TEN       SINCE
           FUND             YEAR     YEARS   YEARS   YEARS   INCEPTION**
------------------------ --------- ------- ------- ------- -------------
Alliance Money Market       (3.00)%   1.84%   2.10%   4.18%      5.38%
Alliance High Yield         14.33     9.63   12.53      --       9.64
Alliance Common Stock       15.70    14.18   13.58   14.08      13.51
Alliance Aggressive
 Stock                      13.65    12.60    9.64   16.85      18.30
Alliance Growth
 Investors                   4.18     8.18    8.59      --      12.39
Alliance Global              6.15     9.67   11.37      --       9.20



                        STANDARDIZED PERFORMANCE DATA
    GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1996*



                          LENGTH OF INVESTMENT PERIOD
                         ------------------------------------------------
        INVESTMENT          ONE    THREE     FIVE     TEN        SINCE
           FUND            YEAR    YEARS    YEARS    YEARS    INCEPTION**
------------------------ ------- -------- -------- -------- -------------
Alliance Money Market     $  970   $1,056   $1,110   $1,506     $ 2,313
Alliance High Yield        1.143    1,318    1,804       --       2,509
Alliance Common Stock      1,157    1,489    1,890    3,732      14,324
Alliance Aggressive
 Stock                     1,137    1,428    1,585    4,745       6,352
Alliance Growth
 Investors                 1,042    1,266    1,510       --       2,546
Alliance Global            1,062    1,319    1,713       --       2,412



------------
  * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.
 ** The "Since Inception" dates for the Portfolios of HR Trust are as follows:
    Alliance Money Market (July 13, 1981); Alliance High Yield (January 2,
    1987); Alliance Common Stock (January 13, 1976); Alliance Aggressive Stock (January 27, 1986); Alliance Growth & Income (October 1, 1993); Alliance Global (August 27, 1987); and Alliance Small Cap Growth
    (May 1, 1997).

ON PAGE 14, INSERT THE FOLLOWING PARAGRAPHS BEFORE THE "RATE OF RETURN DATA FOR INVESTMENT FUNDS" SECTION:

  Additional investment performance information appears in the attached HR Trust and EQ Trust prospectuses.

  The Alliance Small Cap Growth Portfolio of HR Trust commenced operations on May 1, 1997. Therefore, no actual historical performance data are available. However, historical performance of a composite of six other advisory accounts managed by Alliance is described in the attached HR Trust prospectus. According to that prospectus, these accounts have substantially the same investment objectives and policies, and are managed in accordance with essentially the same investment strategies and techniques, as those of the Alliance Small Cap Growth Portfolio. It should be noted that these accounts are not subject to certain of the requirements and restrictions to which the Alliance Small Cap Growth Portfolio is subject and that they are managed for tax exempt clients of Alliance, who may have different investment goals. The investment performance information included in the HR Trust prospectus for all Portfolios other than the Alliance Small Cap Portfolio is based on actual historical performance.

  The investment performance data for HR Trust's Alliance Small Cap Portfolio and for each of the Portfolios of EQ Trust, contained in the HR Trust and the EQ Trust prospectuses, are provided by those prospectuses to illustrate the past performance of each respective Portfolio adviser in managing a substantially similar investment vehicles as measured against specified market indices and do not represent the past or future performance of any Portfolio. None of the performance data contained in the HR Trust and EQ Trust prospectuses reflects fees and charges imposed under your Certificate, which fees and charges would reduce such performance figures. Therefore, the performance data for each of the Portfolios described in the EQ Trust prospectus and for the Alliance Small Cap Portfolio in the HR Trust prospectus may be of limited use and are not intended to be a substitute for actual performance of the corresponding Portfolios, nor are such results an estimate or guarantee of future performance for these Portfolios.

ON PAGES 15 AND 16, REPLACE THE TABLES AND FOOTNOTES WITH THE FOLLOWING TABLES AND FOOTNOTES:

ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                              SINCE
                              1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS   INCEPTION
                            -------- --------- --------- ---------- ---------- ---------- -----------
ALLIANCE MONEY MARKET          4.00%     3.75%     3.05%     4.62%      5.82%                  6.02%
  Lipper Money Market          3.82      3.60      2.93      4.52       5.72         --        5.89
  Benchmark                    5.25      5.07      4.37      5.67       6.72         --        6.97

ALLIANCE HIGH YIELD           21.33     11.35     13.27        --         --         --       10.07
  Lipper High Yield           12.46      7.93     11.47        --         --         --        9.13
  Benchmark                   11.06      9.59     12.76        --         --         --       11.24

ALLIANCE COMMON STOCK         22.70     15.79     14.32     14.43      15.10      14.10%      13.84
  Lipper Growth               18.78     14.80     12.39     13.08      14.04      13.60       13.42
  Benchmark                   22.96     19.66     15.20     15.28      16.79      14.55       14.63

ALLIANCE AGGRESSIVE STOCK     20.65     14.25     10.48     17.17         --         --       18.73
  Lipper Small Company
    Growth                    16.55     12.70     17.53     16.29         --         --       16.47
  Benchmark                   17.85     14.14     14.80     14.29         --         --       13.98

ALLIANCE GROWTH
 INVESTORS                    11.18      9.93      9.41        --         --         --       14.16
  Lipper Flexible Portfolio   12.51      9.26      9.30        --         --         --        9.99
  Benchmark                   16.94     15.84     13.02        --         --         --       12.73

ALLIANCE GLOBAL               13.15     11.36     12.12        --         --         --       10.37
  Lipper Global               17.89      8.49     10.29        --         --         --        3.65
  Benchmark                   13.48     12.91     10.82        --         --         --        7.44



CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1996:*



                                                                                              SINCE
                             1 YEAR   3 YEARS   5 YEARS   10 YEARS   15 YEARS   20 YEARS    INCEPTION
                           -------- --------- --------- ---------- ---------- ----------- -----------
ALLIANCE MONEY MARKET         4.00%    11.67%    16.23%     57.14%    133.56%         --      146.83%
  Lipper Money Market         3.82     11.18     15.58      55.73     130.46          --      141.99
  Benchmark                   5.25     15.99     23.86      73.61     165.31                  184.26

ALLIANCE HIGH YIELD          21.33     38.08     86.42         --         --          --      160.90
  Lipper High Yield          12.46     25.77     72.39         --         --          --      142.30
  Benchmark                  11.06     31.63     82.29         --         --          --      190.43

ALLIANCE COMMON STOCK        22.70     55.25     95.27     284.82     724.81    1,299.61%   1,413.57
  Lipper Growth              18.78     51.65     80.51     243.70     627.03    1,185.21    1,298.19
  Benchmark                  22.96     71.34    102.85     314.34     925.25    1.416.26    1,655.74

ALLIANCE AGGRESSIVE STOCK    20.65     49.13     64.58     387.69         --          --      552.40
  Lipper Small Company
    Growth                   16.55     43.42    142.70     352.31         --          --      428.32
  Benchmark                  17.85     48.69     99.38     280.32         --          --      318.19

ALLIANCE GROWTH
 INVESTORS                   11.18     32.83     56.79         --         --          --      161.06
  Lipper Flexible Portfolio  12.51     30.84     56.65         --         --          --      100.79
  Benchmark                  16.94     55.46     84.42         --         --          --      138.49

ALLIANCE GLOBAL              13.15     38.11     77.21         --         --          --      151.34
  Lipper Global              17.89     28.45     63.87         --         --          --       39.73
  Benchmark                  13.48     43.95     67.12          -         --          --       95.62

YEAR-BY-YEAR RATES OF RETURN*



                   1984    1985    1986     1987      1988    1989
                -------- ------- ------- --------- -------- -------
ALLIANCE MONEY
 MARKET**          9.53%    7.17%   5.33%    5.35%    6.03%    7.88%
ALLIANCE HIGH
 YIELD              --       --      --      3.44     8.42     3.88
ALLIANCE COMMON
 STOCK**          (3.14)   31.83   15.96     6.15    20.97    24.09
ALLIANCE
 AGGRESSIVE
 STOCK              --       --    33.77     6.01    (0.08)   41.79
ALLIANCE GROWTH
 INVESTORS          --       --      --      --        --      3.52
ALLIANCE GLOBAL     --       --      --    (13.63)    9.55    25.22


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                   1990    1991     1992    1993     1994    1995    1996
                -------- ------- -------- ------- -------- ------- -------
ALLIANCE MONEY
 MARKET**          6.93%    4.91%   2.32%    1.73%   2.77%    4.48%   4.00%
ALLIANCE HIGH
 YIELD            (2.31)   22.97   10.96    21.67   (3.95)   18.48   21.33
ALLIANCE COMMON
 STOCK**          (9.22)   36.23    1.98    23.33   (3.31)   30.87   22.70
ALLIANCE
 AGGRESSIVE
 STOCK             6.86    84.63   (4.33)   15.35   (4.97)   30.06   20.65
ALLIANCE GROWTH
 INVESTORS         9.33    47.12    3.64    13.89   (4.31)   24.86   11.18
ALLIANCE GLOBAL   (7.20)   28.99   (1.70)   30.54    3.97    17.39   13.15



------------
 * Returns do not reflect the withdrawal charge, the Combined GMDB/GMIB Benefit charge and any charge for tax such as premium taxes.

**  Prior to 1984 the Year-by-Year Rates of Return were:
                       1976   1977    1978   1979    1980   1981    1982   1983
                       -----  -----   -----  -----  ------  -----  ------  ----
    ALLIANCE COMMON
    STOCK              8.14% (10.33)% 6.94%  28.28% 48.32% (6.99)% 16.16% 24.60%
    ALLIANCE MONEY
    MARKET               --      --     --      --     --   5.68   11.67   7.65%

ON PAGE 22, UNDER THE HEADING "TRANSFERS AMONG INVESTMENT OPTIONS," DELETE THE FIRST BULLETED PARAGRAPH.

ON PAGE 22, UNDER THE HEADING "DOLLAR COST AVERAGING."

  REPLACE THE FIRST SENTENCE IN THE FIRST PARAGRAPH WITH THE FOLLOWING
  SENTENCE.


  If you have at least $5,000 of Annuity Account Value in the Alliance Money Market Fund, you may choose to have a specified dollar amount or percentage of your Annuity Account Value transferred from the Alliance Money Market Fund to other Investment Funds on a monthly, quarterly, or annual basis.


  REPLACE THE SECOND AND THIRD SENTENCES IN THE SECOND PARAGRAPH WITH THE FOLLOWING SENTENCES.

  The minimum amount that may be transferred on each Transaction Date is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Alliance Money Market Fund at the time the option is elected, divided by the number of transfers scheduled to made each Contract Year.


ON PAGE 28, UNDER THE HEADING, "DISTRIBUTION OF THE CERTIFICATES," REPLACE THE FOURTH AND FIFTH SENTENCES OF THE FIRST PARAGRAPH WITH THE FOLLOWING TWO SENTENCES.

  EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 for its services under its "Distribution Agreement" with Equitable Life and the Separate Account.

ON PAGE 30, DELETE THE SECTION WITH THE HEADING "TRUST CHARGES TO PORTFOLIOS," AND REPLACE WITH THE FOLLOWING SECTIONS.


  EQ TRUST CHARGES TO PORTFOLIOS

  Investment management fees charged daily against EQ Trust's assets, the 12b-1 fee, other direct operating expenses of EQ Trust (such as trustees' fees, expenses of independent auditors and legal counsel, administrative service fees, custodian fees, and liability insurance), and certain investment-related expenses of EQ Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The investment management fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:


                                    AVERAGE DAILY NET
                                         ASSETS
                                -----------------------
EQ/Putnam Growth & Income
 Value..........................          0.55%
EQ/Putnam Investors Growth .....          0.55%
EQ/Putnam International Equity .          0.70%
MFS Research....................          0.55%
MFS Emerging Growth Companies  .          0.55%



  Investment management fees are established under EQ Trust's Investment Management Agreement between EQ Trust and its investment manager, EQ Financial. EQ Financial has entered into expense limitation agreements with EQ Trust, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and total annual operating expenses (expressed as a percentage of the Portfolios' average daily net assets) to 0.85% each for the EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, MFS Research, MFS Emerging Growth Companies Portfolios; and 1.20% for EQ/Putnam International Equity Portfolio. See the prospectus for EQ Trust for more information.


  The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fees, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of EQ Trust up to a maximum of 0.50% per annum. All of these fees and expenses are described more fully in the EQ Trust prospectus.


  HR TRUST CHARGES TO PORTFOLIOS

  Investment advisory fees charged daily against HR Trust's assets, direct operating expenses of HR Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of HR Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:




                                                AVERAGE DAILY NET ASSETS
                               FIRST           NEXT          NEXT          NEXT
                            $750 MILLION   $750 MILLION   $1 BILLION   $2.5 BILLION THEREAFTER
                          -------------- -------------- ------------ -------------- ------------
Alliance Money Market ....     0.350%         0.325%        0.300%        0.280%        0.270%
Alliance High Yield.......     0.600%         0.575%        0.550%        0.530%        0.520%
Alliance Common Stock ....     0.475%         0.425%        0.375%        0.355%        0.345%*
Alliance Aggressive
 Stock....................     0.625%         0.575%        0.525%        0.500%        0.475%
Alliance Growth
 Investors................     0.550%         0.500%        0.450%        0.425%        0.400%
Alliance Global...........     0.675%         0.600%        0.550%        0.530%        0.520%
Alliance Global...........     0.675%         0.600%        0.550%        0.530%        0.520%
Alliance Small Cap
 Growth...................     0.900%         0.850%        0.825%        0.800%        0.775%



------------
* On assets in excess of $10 billion, the management fee for the Alliance Common Stock Portfolio is reduced to 0.335% of average daily net assets.

  Investment advisory fees are established under HR Trust's investment advisory agreements between HR Trust and its investment adviser, Alliance. All of these fees and expenses are described more fully in the HR Trust prospectus.

ON PAGE 32, UNDER THE HEADING "TRUST VOTING RIGHTS"


  REPLACE THE FIRST SENTENCE OF THE SECOND PARAGRAPH WITH THE FOLLOWING
  SENTENCE:

  Because HR Trust is a Massachusetts business trust and EQ Trust is a Delaware business trust, annual meetings are not required.


ON PAGE 32, UNDER THE HEADING "VOTING RIGHTS OF OTHERS," REPLACE THE FIRST TWO SENTENCES OF THE PARAGRAPH WITH THE FOLLOWING SENTENCES:


  Currently we control each trust. EQ Trust shares currently are sold only to our separate accounts. HR Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us.


ON PAGE 34, UNDER THE HEADING "FEDERAL AND STATE INCOME TAX WITHHOLDING," REPLACE THE FOURTH SENTENCE OF THE THIRD PARAGRAPH WITH THE FOLLOWING
SENTENCE:


  For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from federal income tax withholding, unless the recipient specifies a different choice of withholding exemption.

                      STATEMENT OF ADDITIONAL INFORMATION
                               TABLE OF CONTENTS


                                                            PAGE
                                                            --------
Part 1:     Accumulation Unit Values                        2
Part 2:     Annuity Unit Values                             2
Part 3:     Custodian and Independent Accountants           3
Part 4:     Alliance Money Market Fund Yield Information    3
Part 5:     Long-Term Market Trends                         4
Part 6:     Financial Statements                            6




                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me an Accumulator SAI:
                     (Supplement dated May 1, 1997 to Accumulator Prospectus, dated October 16, 1996)

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                            ACCUMULATOR PROSPECTUS


                            DATED OCTOBER 16, 1996
                             --------------------


         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States
------------------------------------------------------------------------------

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ACCUMULATOR) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Accumulator Certificates are used for after-tax contributions to a non-qualified annuity. A minimum initial contribution of $5,000 is required to put the Certificate into effect.

The Accumulator is designed to provide retirement income at a future date. Contributions accumulate on a tax-deferred basis and can be later distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Accumulator offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 6 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.

                                                                       Guarantee Periods
                         Investment Funds:                             Expiration Dates:
------------------------------------------------------------------  ----------------------
o Aggressive Stock        o Growth Investors      o High Yield          February 15,
o Common Stock            o Global                o Money Market      o 1997 through 2007

We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (TRUST), a mutual fund whose shares are purchased by separate accounts of insurance companies. The prospectus for the Trust, which accompanies this prospectus, describes the investment objectives, policies and risks of the Portfolios.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates.

You may choose from a variety of payout options, including variable annuities and fixed annuities.

This prospectus provides information about the Accumulator that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by a current prospectus for the Trust, which you should also read carefully.


Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated October 16, 1996, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

-------------------------------------------------------------------------------
                                Copyright 1996
The Equitable Life Assurance Society of the United States, New York, New York
                                    10019.
                             All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.

   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.

   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

-------------------------------------------------------------------------------
                        PROSPECTUS TABLE OF CONTENTS
-------------------------------------------------------------------------------

GENERAL TERMS                                   PAGE 4
FEE TABLE                                       PAGE 5
PART 1: SUMMARY                                 PAGE 7
What is the Accumulator?                           7
Investment Options                                 7
Contributions                                      7
Transfers                                          7
Free Look Period                                   7
Services We Provide                                7
Withdrawal Options                                 8
Death Benefits                                     8
Guaranteed Minimum Income Benefit (GMIB)           8
Surrendering the Certificates                      8
Income Annuity Options                             8
Taxes                                              8
Deductions from Annuity
  Account Value                                    8
Deductions from Investment
  Funds                                            9
Trust Charges to Portfolios                        9
PART 2: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE
        INVESTMENT FUNDS                       PAGE 10
Equitable Life                                    10
Separate Account No. 49                           10
The Trust                                         10
The Trust's Investment Adviser                    11
Investment Policies and Objectives of the
  Trust's Portfolios                              12
PART 3: INVESTMENT PERFORMANCE                 PAGE 13
Performance Data for a Certificate                13
Rate of Return Data for Investment
  Funds                                           14
Communicating Performance Data                    16
Money Market Fund Yield Information               16
PART 4: THE GUARANTEED PERIOD ACCOUNT          PAGE 17
Guarantee Periods                                 17
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                                 18
Death Benefit Amount                              19
Investments                                       19
PART 5: PROVISIONS OF THE CERTIFICATES
        AND SERVICES  WE PROVIDE               PAGE 20
Availability of the Certificates                  20
Contributions Under the Certificates              20
Methods of Payment                                20
Allocation of Contributions                       20
Free Look Period                                  21
Annuity Account Value                             21
Transfers Among Investment Options                22
Dollar Cost Averaging                             22
Withdrawal Options                                23
Death Benefit                                     23
When the Certificate Owner Dies
  Before the Annuitant                            25
GMIB                                              25
Cash Value                                        26
Surrendering the Certificates to
  Receive the Cash Value                          26
Income Annuity Options                            26
Assured Payment Plan                              27
When Payments are Made                            28
Assignment                                        28
Distribution of the Certificates                  28
PART 6: DEDUCTIONS AND CHARGES                 PAGE 29
Charges Deducted from the Annuity
  Account Value                                   29
Charges Deducted from the Investment
  Funds                                           30
Trust Charges to Portfolios                       30
Group or Sponsored Arrangements                   30
Other Distribution Arrangements                   31
PART 7: VOTING RIGHTS                          PAGE 32
Trust Voting Rights                               32
Voting Rights of Others                           32
Separate Account Voting Rights                    32
Changes in Applicable Law                         32
PART 8: TAX ASPECTS OF THE CERTIFICATES        PAGE 33
Tax Changes                                       33
Taxation of Non-Qualified Annuities               33
Federal and State Income Tax
  Withholding                                     34
Other Withholding                                 34
Special Rules for Certificates Issued in
  Puerto Rico                                     35
Impact of Taxes to Equitable Life                 35
Transfers Among Investment Options                35
PART 9: KEY FACTORS IN RETIREMENT PLANNING     PAGE 36
Introduction                                      36
Inflation                                         36
Starting Early                                    37
Tax-Deferral                                      37
Investment Options                                38
The Benefit of Annuitization                      39
PART 10: INDEPENDENT ACCOUNTANTS               PAGE 40
APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE    PAGE 41
APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB)
  EXAMPLE                                      PAGE 42
APPENDIX III: GMIB EXAMPLES                    PAGE 43
STATEMENT OF ADDITIONAL INFORMATION
 TABLE OF CONTENTS                             PAGE 44


-------------------------------------------------------------------------------
                                GENERAL TERMS
-------------------------------------------------------------------------------

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Accumulator Certificate. See "Annuity Account Value" in Part 5.

ANNUITY COMMENCEMENT DATE--The date on which amounts are applied to provide an annuity benefit.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns an Accumulator Certificate and has the right to exercise all rights under the Certificate.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which the Annuitant is enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

PORTFOLIOS--The portfolios of the Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SAI--The statement of additional information for the Separate Account under the Accumulator.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 49.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

------------------------------------------------------------------------------
                                  FEE TABLE
------------------------------------------------------------------------------

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of the Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of the Trust's charges and expenses, see the prospectus for the Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."



                                                                              Contract
OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)                Year
---------------------------------------------------------------               --------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted upon surrender      1 ............... 7.00%
  or for certain withdrawals. The applicable withdrawal charge percentage is     2 ............... 6.00
  determined by the Contract Year in which the withdrawal is made or the         3 ............... 5.00
  Certificate is surrendered beginning with "Contract Year 1" with respect       4 ............... 4.00
  to each contribution withdrawn or surrendered. For each contribution, the      5 ............... 3.00
  Contract Year in which we receive that contribution is "Contract Year          6 ............... 2.00
  1")(1)                                                                         7 ............... 1.00
                                                                                 8+............... 0.00


                                                                                  Combined
                                                                                  GMDB/GMIB      GMDB Only
                                                                                   Benefit        Benefit
                                                                                  ---------      ---------
GMDB/GMIB Charges (percentage deducted annually on each Processing Date
 as a percentage of the guaranteed minimum death benefit then in effect)(2)  .      0.45%          0.20%
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
---------------------------------------------  ..............................................
Mortality and Expense Risk Charge ............................................              0.90%
Asset Based Administrative Charge(3) .........................................              0.30%
                                                                               ----------------------------
 Total Separate Account Annual Expenses ......................................              1.20%
                                                                               ============================


TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE NET ASSETS IN EACH PORTFOLIO)
-------------------------------------------------------------------------------

                                                                         INVESTMENT PORTFOLIOS
                                               ----------------------------------------------------------------------------------
                                  AGGRESSIVE    COMMON     GROWTH                HIGH      MONEY
                                    STOCK        STOCK    INVESTORS    GLOBAL    YIELD     MARKET
-------------------------------  ------------  --------  -----------  --------  ------- ----------
Investment Advisory Fee               0.46%       0.35%      0.52%       0.53%    0.55%       0.40%
Rule 12b-1 Plan Fee(4)                0.25%       0.25%      0.25%       0.25%    0.25%       0.25%
Other Expenses                        0.03%       0.03%      0.04%       0.08%    0.05%       0.04%
                                 ------------  --------  -----------  --------  -------  ---------
 TOTAL TRUST ANNUAL EXPENSES(5)       0.74%       0.63%      0.81%       0.86%    0.85%       0.69%
                                 ============  ========  ===========  ========  =======  =========

------------

Notes:

  (1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 6.


  (2) The guaranteed minimum death benefit (GMDB) is described under "Death Benefit," "GMDB" and the guaranteed minimum income benefit (GMIB) is described under "GMIB" both of which are in Part 5. See "Part 6:
      Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit" and "Charges for GMDB Only Benefit."

  (3) We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.


  (4) The Class IB shares of the Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Rule 12b-1 Plan provides that the Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fee, which may be waived in the discretion of Equitable Distributors, Inc., may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum.

  (5) Expenses shown for all Portfolios are estimated. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "Trust Charges to Portfolios" in Part 6.

EXAMPLES
--------

The examples below show the expenses that a hypothetical Certificate Owner would pay under the Combined GMDB/GMIB Benefit and under the GMDB Only Benefit in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                     COMBINED GMDB/GMIB BENEFIT ELECTION
-----------------------------------------------------------------------------


IF YOU SURRENDER YOUR                          IF YOU DO NOT SURRENDER YOUR
CERTIFICATE AT THE END OF                      CERTIFICATE AT THE END OF EACH
EACH PERIOD SHOWN, THE                         PERIOD SHOWN, THE EXPENSES
EXPENSES WOULD BE:                             WOULD BE:

                    1 YEAR    3 YEARS           1 YEAR      3 YEARS
                  --------  ---------          --------    ---------
Aggressive Stock    $89.66    $120.30          $24.43      $75.66
Common Stock         88.56     116.99           23.33       72.35
Growth Investors     90.35     122.39           25.12       77.75
Global               90.85     123.89           25.62       79.25
High Yield           90.75     123.59           25.52       78.95
MoneyMarket          89.16     118.79           23.93       74.16


                          GMDB ONLY BENEFIT ELECTION
-----------------------------------------------------------------------------



IF YOU SURRENDER YOUR                          IF YOU DO NOT SURRENDER YOUR
CERTIFICATE AT THE END OF                      CERTIFICATE AT THE END OF EACH
EACH PERIOD SHOWN, THE                         PERIOD SHOWN, THE EXPENSES
EXPENSES WOULD BE:                             WOULD BE:

                    1 YEAR    3 YEARS          1 YEAR       3 YEARS
                  --------  ---------          --------     ---------
Aggressive Stock    $89.66    $115.01          $21.78       $67.38
Common Stock         88.56     111.68           20.68        64.07
Growth Investors     90.35     117.10           22.47        69.48
Global               90.85     118.61           22.97        70.98
High Yield           90.75     118.31           22.87        70.68
MoneyMarket          89.16     113.49           21.28        65.88

------------

   Notes:

  (1) The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

------------------------------------------------------------------------------
                               PART 1: SUMMARY
------------------------------------------------------------------------------

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE ACCUMULATOR?

The Accumulator is a non-qualified deferred annuity designed to provide retirement income at a future date through the investment of funds on an after-tax basis. Generally, earnings will accumulate without being subject to annual income tax, until withdrawn. The Accumulator features a combination of Investment Options, consisting of Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest. Fixed and variable income annuities are also available. The Accumulator may not be available in all states.

INVESTMENT OPTIONS

The Accumulator offers the following Investment Options which permit you to create your own strategy for retirement savings. All available Investment Options may be selected under a Certificate.

INVESTMENT FUNDS

o     Aggressive Stock

o     Common Stock

o     Growth Investors

o     Global

o     High Yield

o     Money Market

GUARANTEE PERIODS

o Guarantee Periods (may not be available in all states) maturing in each of calendar years 1997 through 2007.

CONTRIBUTIONS

o To put a Certificate into effect, you must make an initial contribution of at least $5,000.

o     Subsequent contributions may be made in an amount of at least $1,000.

TRANSFERS

You may make an unlimited number of transfers among the Investment Funds. However, there are restrictions for transfers to and from the Guarantee Periods. Transfers from a Guarantee Period may result in a market value adjustment. Transfers among Investment Options are free of charge. Transfers among the Investment Options are not taxable.

FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value, reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.



SERVICES WE PROVIDE

O   REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o   Three additional reports of your Certificate values each year;

 o   Annual and semi-annual statements of the Trust; and

 o   Written confirmation of financial transactions.

O   TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O   PROCESSING OFFICE

 o   For contributions sent by Regular Mail:

     Equitable Life
     Income Management Group
     Post Office Box 13014
     Newark, NJ 07188-0014

O   FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

     Equitable Life
     c/o First Chicago National Processing Center
     300 Harmon Meadow Boulevard, 3rd Floor
     Attn: Box 13014
     Secaucus, NJ 07094

O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

     Equitable Life
     Income Management Group
     P.O. Box 1547
     Secaucus, NJ 07096-1547

O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:

     Equitable Life
     Income Management Group
     200 Plaza Drive
     Secaucus, NJ 07096

WITHDRAWAL OPTIONS

 o Lump Sum Withdrawals--Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate at any time. The minimum withdrawal amount is $1,000.

 o Systematic Withdrawals--You may also withdraw funds under our Systematic Withdrawal option, where the minimum withdrawal amount is $250.

Withdrawals may be subject to a withdrawal charge and withdrawals from Guarantee Periods prior to their Expiration Dates will result in a market value adjustment. Withdrawals may be subject to income tax and tax penalty.

DEATH BENEFITS

If the Annuitant and successor Annuitant, if any, die before the Annuity Commencement Date, the Accumulator provides a death benefit. The beneficiary will be paid the greater of the Annuity Account Value in the Investment Funds and the guaranteed minimum death benefit (GMDB), plus any death benefit provided with respect to the Guaranteed Period Account.


There are two plans available under the Certificates for providing guaranteed benefits, a Combined GMDB/GMIB Benefit and a GMDB Only Benefit.


GUARANTEED MINIMUM INCOME BENEFIT (GMIB)


The GMIB (available under the Combined GMDB/ GMIB Benefit) may not currently be available in all states.


The GMIB provides a minimum guaranteed lifetime income from application of the Annuity Account Value in the Investment Funds to purchase the Assured Payment Plan (Life Annuity with a Period Certain). Any amounts in the Guaranteed Period Account will be applied to increase the payments provided under GMIB. A market value adjustment may apply.

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time before the Annuity Commencement Date while the Annuitant is living. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates provide income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options are offered on a fixed and variable basis.




TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

DEDUCTIONS FROM ANNUITY
ACCOUNT VALUE

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of the initial and each subsequent contribution if a withdrawal exceeds the 15% free corridor amount or if the Certificate is surrendered. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
 Percentage of
  Contribution     7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution the Contract Year in which we receive that contribution is "Contract Year 1."

Withdrawal Processing Charge


We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year.

Charges for Combined GMDB/GMIB Benefit

We deduct a charge annually on each Processing Date for providing the Combined GMDB/GMIB Benefit. The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45%.

Charges for GMDB Only Benefit

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit. The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.


Charges for State Premium and Other Applicable Taxes

Generally, we deduct a charge for premium or other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

DEDUCTIONS FROM INVESTMENT FUNDS

Mortality and Expense Risk Charge

We charge each Investment Fund a daily asset based charge for mortality and expense risks equivalent to an annual rate of 0.90%.

Asset Based Administrative Charge


We charge each Investment Fund a daily asset based charge to cover administrative expenses under the Certificate equivalent to an annual rate of 0.30%. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates.


TRUST CHARGES TO PORTFOLIOS

Investment advisory fees and other expenses of the Trust are charged daily against the Trust's assets. These are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.


The Trust Class IB shares held in the Investment Funds are subject to a distribution fee under a Rule 12b-1 Plan. The Rule 12b-1 Plan fee is imposed against the assets of each Portfolio at the annual rate of 0.25%. The fee, which may be waived in the discretion of Equitable Distributors, Inc., may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum. We offer other deferred variable annuities that invest in Trust shares that are not subject to the Rule 12b-1 Plan fee and that bear different charges and expenses. For more information about the Plan, and the address for any inquiries about the Plan, see "The Trust" in the accompanying Trust prospectus.

------------------------------------------------------------------------------
                 PART 2: EQUITABLE LIFE, THE SEPARATE ACCOUNT
                           AND THE INVESTMENT FUNDS
------------------------------------------------------------------------------

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding shares of common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.


Equitable Life, the Holding Company and their subsidiaries managed approximately $217.6 billion of assets as of June 30, 1996.


SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of the Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Accumulator Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Accumulator Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificate belongs from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUST

The Trust is an open-end diversified management investment company, more commonly called a mu-tual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of the Trust. The Trust commenced operations in January 1976 with a predecessor of its Common Stock Portfolio. The Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to the Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Each Investment Fund invests in Class IB shares of a corresponding Portfolio of the Trust. More detailed information about the Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

THE TRUST'S INVESTMENT ADVISER

The Trust is advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On June 30, 1996, Alliance was managing over $168 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's record as an investment manager is based, in part, on its ability to provide a diversity of investment services to domestic, international and global markets. Alliance prides itself on its ability to attract and retain a quality, professional work force. Alliance employs more than 188 investment professionals, including 74 research analysts. Portfolio managers have an average investment experience of more than 14 years.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved.

The policies and objectives of the Trust's Portfolios are as follows:

 Portfolio                              Investment Policy                     Objective
--------------------  ----------------------------------------------------    -----------------------------
Aggressive Stock       Primarily common stocks and other equity-type          Long-term growth of capital
                       securities issued by medium and other smaller sized
                       companies with strong growth potential.
Common Stock           Primarily common stock and other equity-type           Long-term growth of capital
                       instruments.                                           and increasing income
Growth Investors       Diversified mix of publicly-traded, fixed-income and   High total return consistent
                       equity securities; asset mix and security selection    with the adviser's
                       based upon factors expected to increase possibility    determination of reasonable
                       of high long-term return. The Portfolio is generally   risk
                       expected to hold approximately 70% of its assets in
                       equity securities and 30% in fixed income
                       securities.
Global                 Primarily equity securities of non-United States as    Long-term growth of capital
                       well as United States companies.
High Yield             Primarily a diversified mix of high yield,             High return by maximizing
                       fixed-income securities involving greater volatility   current income and, to the
                       of price and risk of principal and income than high    extent consistent with that
                       quality fixed-income securities. The medium and        objective, capital
                       lower quality debt securities in which the Portfolio   appreciation
                       may invest are known as "junk bonds."
Money Market           Primarily high quality short-term money market         High level of current income
                       instruments.                                           while preserving assets and
                                                                              maintaining liquidity

------------------------------------------------------------------------------
                        PART 3: INVESTMENT PERFORMANCE
------------------------------------------------------------------------------

This Part presents performance data for each of the Investment Funds calculated by two methods. The first method, used in calculating values for the two tables in "Performance Data for a Certificate," reflects all applicable fees and charges other than the charge for tax such as premium taxes. The second method, used in preparing rates of return for the three tables in "Rate of Return Data for Investment Funds," reflects all fees and charges other than the withdrawal charge, the GMDB/GMIB charge and the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.

The Separate Account was recently established and has had no prior operations, and no Certificates have been issued prior to the date of this prospectus. The calculations of investment performance shown below are based on the actual investment results of the Portfolios of the Trust, from which certain fees and charges applicable under the Accumulator have been deducted. The investment results of the Portfolios of the Trust have not been adjusted to reflect the Rule 12b-1 Plan fee relating to the Class IB shares, which were not available for purchase prior to the date of this prospectus. The Rule 12b-1 Plan fee would effectively reduce the investment performance shown. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Certificate.

See "Part 4: The Guaranteed Period Account" for information on the Guaranteed Period Account.

PERFORMANCE DATA FOR A CERTIFICATE

The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calcu lation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1995 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995*

                                LENGTH OF INVESTMENT PERIOD
                  -----------------------------------------------------
    INVESTMENT                THREE      FIVE      TEN         SINCE
       FUND        ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------  --------  --------  --------  --------  -------------
Aggressive Stock    $1,231    $1,363    $2,461       --       $ 5,280
Common Stock         1,239     1,498     2,108    $3,530       11,689
Growth Investors     1,179     1,299     2,018       --         2,286
Global               1,104     1,531     1,961       --         2,139
High Yield           1,115     1,323     1,832       --         2,076
Money Market           975     1,032     1,120     1,525        2,235

------------

   * See footnotes on next page.

        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1995*

                                LENGTH OF INVESTMENT PERIOD
                  -----------------------------------------------------
    INVESTMENT                THREE      FIVE      TEN         SINCE
       FUND        ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------  --------  --------  --------  --------  -------------
Aggressive Stock    23.06%    10.88%    19.73%      --         18.10%
Common Stock        23.87     14.42     16.09     13.44%       13.08
Growth Investors    17.86      9.10     15.07       --         12.54
Global              10.39     15.27     14.42       --          8.82
High Yield          11.48      9.78     12.87       --          8.45
Money Market        (2.52)     1.05      2.29      4.31         5.51

------------

    * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.

   ** The "Since Inception" dates are as follows: Aggressive Stock (January
      27, 1986); Common Stock (January 13, 1976); Growth Investors (October 2, 1989); Global (August 27, 1987); High Yield (January 2, 1987); and Money Market (July 13, 1981).

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.

Performance data of the Money Market and Common Stock Funds for the periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Funds are based on the date of inception of the predecessor separate accounts. This performance data has been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of the Trust, as well as an assumed charge of 0.06% for direct operating expenses.


Performance data for the remaining Investment Funds reflect (i) the investment results of the corresponding Portfolios of the Trust from the date of inception of those Portfolios and (ii) the actual investment advisory fee, and direct operating expenses of the relevant Portfolio.


The performance data for all periods has also been adjusted to reflect the Separate Account mortality and expense risk charge, and the asset based administrative charge equal to a total of 1.20% relating to the Certificates, as well as the Trust's expenses.

BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risk charge and the asset based administrative charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.



PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Accumulator performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
AGGRESSIVE STOCK                30.06%     12.55%     20.29%       --          --         18.53%
 Lipper Small Company Growth    28.19      15.26      25.72        --          --         16.06
 Benchmark                      29.69      13.67      20.16        --          --         13.58
COMMON STOCK                    30.87      15.99      16.74      13.78%      13.00%       13.41
 Lipper Growth                  31.08      12.09      15.53      12.05       12.26        12.25
 Benchmark                      37.54      15.30      16.57      14.87       14.79        14.24
GROWTH INVESTORS                24.86      10.81      15.72        --          --         14.64
 Lipper Flexible Portfolio      21.58       9.32      11.43        --          --          9.44
 Benchmark                      32.05      13.35      14.70        --          --         11.97
GLOBAL                          17.39      16.80      15.10        --          --         10.04
 Lipper Global                  13.87      13.45       9.10        --          --          2.52
 Benchmark                      20.72      15.83      11.74        --          --          6.75
HIGH YIELD                      18.48      11.46      13.57        --          --          8.89
 Lipper High Yield              17.36       9.80      15.79        --          --          8.87
 Benchmark                      19.91      11.57      17.17        --          --         11.28
MONEY MARKET                     4.48       2.99       3.23       4.76         --          6.16
 Lipper Money Market             4.35       2.88       3.10       4.71         --          6.27
 Benchmark                       5.74       4.34       4.47       5.77         --          7.09

------------

   * See footnote on next page.

CUMULATIVE RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*

                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
AGGRESSIVE STOCK                30.06%     42.58%    151.85%       --          --         440.73%
 Lipper Small Company Growth    28.19      55.24     268.67        --          --         337.96
 Benchmark                      29.69      46.89     150.49        --          --         254.09
COMMON STOCK                    30.87      56.05     116.80      263.70%     525.22%    1,133.55
 Lipper Growth                  31.08      41.29     107.30      215.49      483.45       920.87
 Benchmark                      37.54      53.30     115.25      300.11      692.18     1,327.94
GROWTH INVESTORS                24.86      36.07     107.47        --          --         134.80
 Lipper Flexible Portfolio      21.58      30.92      72.73        --          --          76.92
 Benchmark                      32.05      45.64      98.56        --          --         102.72
GLOBAL                          17.39      59.33     102.02        --          --         122.13
 Lipper Global                  13.87      46.36      55.44        --          --          23.09
 Benchmark                      20.72      55.39      74.20        --          --          72.38
HIGH YIELD                      18.48      38.47      88.94        --          --         115.04
 Lipper High Yield              17.36      32.45     108.96        --          --         117.28
 Benchmark                      19.91      38.89     120.85        --          --         161.50
MONEY MARKET                     4.48       9.23      17.25       59.16        --         137.35
  Lipper Money Market            4.35       8.87      16.48       58.55        --         140.42
  Benchmark                      5.74      13.58      24.45       75.23        --         170.07

------------

   * See footnote on next page.

YEAR-BY-YEAR RATES OF RETURN*

                     1983      1984       1985      1986      1987       1988
                  --------  ---------  --------  --------  ---------  ---------
AGGRESSIVE STOCK      --         --        --      33.77%      6.01%     (0.08)%
COMMON STOCK**      24.60%     (3.14)%   31.83%    15.96       6.15      20.97
GROWTH INVESTORS      --         --        --        --        --          --
GLOBAL                --         --        --        --      (13.63)      9.55
HIGH YIELD            --         --        --        --        3.44       8.42
MONEY MARKET**       7.65       9.53      7.17      5.33       5.35       6.03

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     1989      1990      1991      1992       1993      1994       1995
                  --------  --------  --------  ---------  --------  ---------  --------
AGGRESSIVE STOCK    41.79%     6.86%    84.63%     (4.33)%   15.35%     (4.97)%   30.06%
COMMON STOCK**      24.09     (9.22)    36.23       1.98     23.33      (3.31)    30.87
GROWTH INVESTORS     3.52      9.33     47.12       3.64     13.89      (4.31)    24.86
GLOBAL              25.22     (7.20)    28.99      (1.70)    30.54       3.97     17.39
HIGH YIELD           3.88     (2.31)    22.97      10.96     21.67      (3.95)    18.48
MONEY MARKET**       7.88      6.93      4.91       2.32      1.73       2.77      4.48

------------


    * Returns do not reflect the withdrawal charge, the GMDB/GMIB charge, and any charge for tax such as premium taxes.

  **  Prior to 1983 the Year-by-Year Rates of Return were:     1976   1977    1978    1979    1980    1981    1982
                                                               -----  -----   -----   ----    ----    ----    ----
          COMMON STOCK                                         8.14% (10.33)% 6.94%  28.28%  48.32% (6.99)%  16.16%
          MONEY MARKET                                           --     --     --      --      --    5.68    11.67


COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and the Trust and may compare the performance of the Investment Funds with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Fund Inception Dates and Comparative Benchmarks" in this Part 3, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

MONEY MARKET FUND YIELD
INFORMATION

The current yield and effective yield of the Money Market Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, GMDB/GMIB charge and any charge for tax such as premium tax. See "Part 4: Money Market Fund Yield Information" in the SAI.

-------------------------------------------------------------------------------
                    PART 4: THE GUARANTEED PERIOD ACCOUNT
-------------------------------------------------------------------------------

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2007.

Not all Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in Part 5. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.
o  The Guaranteed Rate is 3%.
o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of October 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

    GUARANTEE
  PERIODS WITH      GUARANTEED
 EXPIRATION DATE    RATE AS OF   PRICE PER $100
FEBRUARY 15TH OF    OCTOBER 1,    OF MATURITY
  MATURITY YEAR        1996          VALUE
----------------  ------------  --------------
       1997           4.21%          $98.46
       1998           4.80            93.76
       1999           5.10            88.86
       2000           5.29            84.03
       2001           5.41            79.40
       2002           5.52            74.90
       2003           5.65            70.43
       2004           5.66            66.62
       2005           5.80            62.34
       2006           5.92            58.30
       2007           6.03            54.45



Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of October 1, 1996 would be $444.51 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through 2001).

The above table is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted or withdrawals or transfers from Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 5:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR
TRANSFERS, WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

DEATH BENEFIT AMOUNT

The death benefit provided with respect to the Guaranteed Period Account is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Annuity Account Value" in Part 5.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

-------------------------------------------------------------------------------
        PART 5: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE
-------------------------------------------------------------------------------

The provisions of your Certificate may be restricted by applicable laws or regulations.

AVAILABILITY OF THE CERTIFICATES

The Certificates are available for Annuitant issue ages 20 through 83. These Certificates may not be available in all states.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $5,000.


Subsequent contributions may be made in an amount of at least $1,000 at any time until the Annuitant attains age 84. We may refuse to accept any contributions if the sum of all contributions under all accumulation Certificates with the same Annuitant would then total more than $1,000,000. We reserve the right to limit aggregrate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation certificates/ contracts that you own would then total more than $2,500,000.


Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information, may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.



ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Investment Options in any way you choose. Your contributions may be allocated to one or up to all of the available Investment Options at any time. We allocate contributions among the Investment Options according to your allocation percentages. Allocations must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested. Allocation of the initial contribution is subject to the provisions for the free look period. See "Free Look Period" below. Allocation of any contribution to the Guaranteed Period Account is subject to the following restrictions.

  o No more than 60% of any contribution may be allocated to the Guaranteed Period Account.

  o For Annuitant ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option (available for Annuitant issue ages 20 through 75) is designed to assure that your Maturity Value in a specified Guarantee Period equals your initial contribution, while at the same time allowing you to invest in the Investment Funds. The maturity year you select for such specified Guaranteed Period generally may not be later than 10 years nor earlier than seven years. In order to accomplish this strategy, we will allocate a portion (equal to the present value) of your initial contribution to a Guarantee Period based on the year you select. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 4. You may allocate the balance of your contribution to the Investment Funds in any way you choose. Such allocations to the Investment Funds must be in whole percentages. Allocation of the portion of your initial contribution to the Investment Funds is subject to the provisions for the free look period. See "Free Look Period" below.

Principal Assurance may only be elected at issue of your Certificate and assumes no withdrawals or transfers of the amount allocated to the specified Guarantee Period.

Subsequent contributions must be allocated under "Self-Directed Allocation" described above.

Allocations to the Investment Funds

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date.

Allocations to the Guaranteed Period Account

Contributions allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Certificate.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states may require that we calculate the refund differently. In those states that require that we calculate the refund differently, we may require that any portion of your initial contribution that you request to have allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 8: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.




ANNUITY ACCOUNT VALUE

The Annuity Account Value is the sum of the Annuity Account Values in the Investment Funds and the Guaranteed Period Account.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of the Trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as the Trust fees and expenses. The Accumulation Unit

Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 4: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

   Transfers are permitted to or from a Guarantee Period once per quarter o during each Contract Year. Such transfers may be made at any time during each quarter.
   Transfers out of a Guarantee Period other than at the Expiration Date will o result in a market value adjustment. See "Part 4: The Guaranteed Period Account."
   Transfers to Guarantee Periods are subject to the restrictions set forth o under "Guarantee Periods and Expiration Dates" in Part 4 and are limited based on the age of the Annuitant. See "Allocation of Contributions" above.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

If you have at least $5,000 of Annuity Account Value in the Money Market Fund, you may choose to have a specified dollar amount transferred from the Money Market Fund to other Investment Funds on a monthly basis. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amount is transferred to other Investment Funds each month, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

The dollar cost averaging option may be elected at the time you apply for the Certificate or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Money Market Fund at the time the option is elected, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

WITHDRAWAL OPTIONS

The Accumulator is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. Two withdrawal options are available: Lump Sum Withdrawals and Systematic Withdrawals. Withdrawals may result in withdrawal charges. See "Part 6: Deductions and Charges." Withdrawals may also be taxable and subject to tax penalty. See "Part 8: Tax Aspects of the Certificates."

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 8: Tax Aspects of the Certificates."

o LUMP SUM WITHDRAWALS--You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the date of the withdrawal will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," below.

  To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" below. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

o SYSTEMATIC WITHDRAWALS--Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

  You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

  You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

  Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Withdrawal Charges

Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 6.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death, prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."


There are two plans available under the Certificates for providing guaranteed benefits, a Combined GMDB/GMIB Benefit (available for Annuitant issue ages 20 through 75), and a GMDB Only Benefit, which has a lower charge. The GMDB and the GMIB are discussed below.

For Annuitant issue ages 20 through 75, you must elect either the Combined GMDB/GMIB Benefit or the GMDB Only Benefit in the application. To elect the Combined GMDB/GMIB Benefit, you must be both the Owner and the Annuitant under the Certificate. Once elected, the plan may not be changed. For Annuitant issue ages 76 through 83, for Certificates issued in New York and in states where the GMIB is not currently available, the GMDB Only Benefit will apply.


For the specific charges, see "Part 6: Deductions and Charges."

GMDB

Applicable to Certificates issued in all states except
-----------------------------------------------------------------------------
 New York

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see below) is credited to and becomes part of the GMDB on each Processing Date.


o 6% to Age 80 Benefit--interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.


Applicable to Certificates issued in New York for
-----------------------------------------------------------------------------
Annuitant issue ages 20 through 79

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB calculated on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. Additionally, on each Processing Date the GMDB is reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds, not to exceed a cap as described below. The cap does not apply on the seventh Processing Date. The cap is equal to (a) the portion of the initial contribution allocated to the Investment Funds, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds, plus (d) interest (see below) that is credited on each Processing Date, plus (e) any amount by which the GMDB is increased because the cap did not apply on the seventh Processing Date.


o 6% to Age 80 Cap--interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter.





Applicable to Certificates issued in New York for
-----------------------------------------------------------------------------
Annuitant issue ages 80 through 83

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to such portion of the initial contribution plus (a) any subsequent contributions and transfers into the Investment Funds, less (b) any transfers and withdrawals from such Funds.

See Appendix II for an example of the calculation of the GMDB.

How Withdrawals and Transfers Affect the GMDB

Withdrawals and transfers out of the Investment Funds will generally cause a reduction in the GMDB on a dollar-for-dollar basis. However, if on any Transaction Date, (i) the GMDB exceeds the Annuity Account Value and (ii) the sum of withdrawals and transfers out of the Investment Funds is greater than 6% of the beginning of year GMDB, the GMDB will be reduced on a pro rata basis on the Transaction Date. The amount of the reduction will be determined by dividing the amount of the withdrawal by the Annuity Account Value on the Transaction Date and multiplying this percentage by the then current GMDB.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your GMDB.

For example, assuming a beginning of year GMDB of $100,000 and a withdrawal of $5,000, which represents 5% of the beginning of year GMDB ($5,000/$100,000), such withdrawal would cause the current GMDB to be reduced by $5,000. If a withdrawal in the amount of $10,000, which represents 10% of the beginning of year GMDB ($10,000/ $100,000) were to be made, assuming a current Annuity Account Value of $50,000 the current GMDB would be reduced by 20% ($10,000/$50,000), or $20,000 ($100,0000 x .20).

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" below. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.


On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of the Certificate and is in effect at your death, the GMDB will be reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. The GMDB interest rate will subsequently be credited based on the age (as of the Processing Date) of the successor Annuitant/Certificate Owner. For such Certificates, if the Combined GMDB/GMIB Benefit was elected, the GMIB (discussed below) will continue to be available on Contract Date anniversaries seven and later based on the Contract Date of the Accumulator Certificate, provided the GMIB is exercised as specified under GMIB below, based on the age of the successor Annuitant/Certificate Owner.


WHEN THE CERTIFICATE OWNER DIES
BEFORE THE ANNUITANT

When you are not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). The Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an income annuity option is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an income annuity option has not been elected, as described above, on the fifth anniversary of your death, we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.



GMIB


The GMIB (available under the Combined GMDB/ GMIB Benefit) may not currently be available in your state. When it becomes available it will be added to your Certificate if you then elect the Combined GMDB/GMIB Benefit. State availability information may be obtained from your registered representative.

The GMIB provides a minimum guaranteed lifetime income upon the application of the Annuity Account Value in the Investment Funds to purchase the Assured Payment Plan (Life Annuity with a Period Certain). The Assured Payment Plan provides payments during a period certain with payments continuing for life thereafter. On the Transaction Date the amount of the periodic lifetime income to be purchased under the Assured Payment Plan will be based on the greater of (i) the Annuity Account Value in the Investment Funds and (ii) an amount equal to the GMDB described above, reduced by any remaining withdrawal charges; each divided by "guaranteed maximum annuity purchase rates" under the Certificate. The guaranteed maximum annuity purchase rates are based on
(i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3.0% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. The mortality table used in determining such annuity purchase rates assumes that mortality will improve in the future and is more conservative than the basis underlying current annuity purchase rates. Your Annuity Account Value in the Investment Funds will depend on the performance of such Funds. The amount equal to the GMDB (as discussed above) does not have an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the GMIB.

If you have any Annuity Account Value in the Guaranteed Period Account under your Accumulator Certificate as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) toward the purchase of payments under the Assured Payment Plan. Such Annuity Account Value will increase the payments provided by the GMIB. A market value adjustment may apply.

When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the Assured Payment Plan (with a period certain as specified below) would produce higher lifetime income, and if so, the higher income will be provided.

In addition, you can elect any of our income annuity options discussed below.

The GMIB applies only if your election of the Assured Payment Plan meets the following conditions:

    o  You are the Owner and Annuitant of the Accumulator Certificate.

    o The Assured Payment Plan is purchased within 30 days following the 7th or later Contract Date anniversary under your Accumulator Certificate; provided it is not purchased earlier than your age 60, nor later than age 83.

    o The period certain you select is as indicated below, based on your issue age for the Assured Payment Plan Certificate and the type of payments selected;

              LEVEL PAYMENTS
-----------------------------------------
     ISSUE AGE          PERIOD CERTAIN
-----------------  ----------------------
  60 through 80            10years
  81 through 83     90 less your issue age
             INCREASING PAYMENTS
-----------------------------------------
     ISSUE AGE          PERIOD CERTAIN
  ---------------  ----------------------
  60 through 70            15years
  71 through 75           12 years
  76 through 80            9 years
  81 through 83            6 years


    o Payments start one payment mode after the Contract Date of the Assured Payment Plan Certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the GMIB, we will send you a notice of how much income could be provided under such option on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the GMIB by submitting the proper form and returning your Accumulator Certificate. The income to be provided under the Assured Payment Plan Certificate will be determined on the Transaction Date that we receive your request and the Certificate and, therefore, may differ from the notice. It will be based on the GMIB as of such Transaction Date.

The Assured Payment Plan (Life Annuity with a Period Certain) is offered through our Prospectus for the Assured Payment Plan dated May 1, 1996, which may be obtained from your registered representative. You should read it carefully before you decide to purchase such Plan.

See Appendix III for examples on the GMIB.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 4: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 6: Deductions and Charges."



SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date. You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options described below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

In some cases, surrenders may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the

Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday (may be different in some states).


Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.

The income annuity options outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Common Stock Fund through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Common Stock Fund. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Common Stock or other Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.



ASSURED PAYMENT PLAN


If you are the Owner and the Annuitant, you may apply your Annuity Account Value, in whole or in part, and subject to any withdrawal charges to the extent described below, to purchase the Assured Payment Plan (Life Annuity with a Period Certain), provided you meet the issue age and payment restrictions for the Assured Payment Plan. If you apply a part of the Annuity Account Value, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawal Options" above. The Assured Payment Plan, is designed to provide guaranteed level or increasing annual payments for your life or for your life and the life of a joint Annuitant. If 100% of the Annuity Account Value is applied from an Accumulator Certificate to purchase the Assured Payment Plan at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the Assured Payment Plan. For purposes of the Assured Payment Plan withdrawal charge schedule, the year in which your Annuity Account Value is applied under the Assured Payment Plan will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the Assured Payment Plan. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Assured Payment Plan. No subsequent contributions will be permitted under the Assured Payment Plan Certificate.

You may also apply your Annuity Account Value to purchase the Assured Payment Plan (Period Certain) once withdrawal charges are no longer in effect. This version of the Assured Payment Plan provides for annual payments for a specified period. No withdrawal charges will apply under the Assured Payment Plan Certificate.

The Assured Payment Plan (Life Annuity with a Period Certain) and Assured Payment Plan (Period Certain) are described in our prospectus for the Assured Payment Plan, dated May 1, 1996. Copies are available from your registered representative.

To purchase this annuity form we also require the return of your Certificate. An Assured Payment Plan Certificate will be issued putting this annuity form into effect.

Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019.

The Certificates will be sold by registered representatives of EDI, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

-------------------------------------------------------------------------------
                        PART 6: DEDUCTIONS AND CHARGES
-------------------------------------------------------------------------------

CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that a withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                  CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution      7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%    0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during that Contract Year.

Any withdrawal requested that exceeds the free corridor amount will be subject to the withdrawal charge. The 15% free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 8: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses.


Withdrawal Processing Charge


We reserve the right to impose a charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. This charge, if made, is to cover our administrative expenses in processing Lump Sum Withdrawals. See "Asset Based Administrative Charge" below.




Charges for Combined GMDB/GMIB Benefit

We deduct a charge annually on each Processing Date for providing the Combined GMDB/GMIB Benefit. The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45%.

Charges for GMDB Only Benefit

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit. The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.


If the amount collected from this charge exceeds the cost of providing the benefits, it will be to our profit, and may be used to pay distribution expenses not recovered from sales charges under the Certificates.

Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risk Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund. Approximately 0.60% of this annual charge is allocated to the mortality risk and 0.30% is allocated to the expense risk.

We will realize a gain from this charge to the extent it is not needed to provide for benefits and expenses under the Certificate. We will use any gain for any lawful purpose including payment of distribution expenses not recovered from sales charges under the Certificate.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that the guaranteed minimum death benefit charge is insufficient to pay any amount by which such death benefit exceeds the Cash Value of the Certificate.

The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Asset Based Administrative Charge


We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administrative expenses under the Certificates. The daily charge is at a rate of 0.000831% (equivalent to an annual rate of 0.30%) on the assets in each Investment Fund. We reserve the right to increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates. The withdrawal processing charge and the asset based administrative charge are not designed to produce a profit for Equitable Life.


TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trust's assets, the Rule 12b-1 Plan fee, direct operating expenses of the Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                              DAILY AVERAGE NET ASSETS
                          -------------------------------
                             FIRST
                             $350     NEXT $400  OVER $750
                            MILLION    MILLION    MILLION
                          ---------  ---------  ---------
Aggressive Stock ........    .500%      .475%      .450%
Common Stock and  Money
Market ..................    .400%      .375%      .350%
Growth Investors, Global
 and High Yield .........    .550%      .525%      .500%

Investment advisory fees are established under the Trust's investment advisory agreements between the Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that the Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fee, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum.

All of these fees and expenses are described more fully in the Trust prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We may also change the guaranteed minimum death benefit and the guaranteed minimum income benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in exist-ence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.


Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.


OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

------------------------------------------------------------------------------
                            PART 7: VOTING RIGHTS
------------------------------------------------------------------------------

TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of the Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trust's Board of Trustees,
o  to ratify the selection of independent auditors for the Trust, and
o on any other matters described in the Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because the Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each Trust share is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control the Trust. Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Accumulator Certificate Owners, we currently do not foresee any disadvantages arising out of this. The Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that the Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in the Common Stock Fund divided by the Accumulation Unit Value for the Common Stock Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

-------------------------------------------------------------------------------
                   PART 8: TAX ASPECTS OF THE CERTIFICATES
-------------------------------------------------------------------------------

This prospectus generally covers our understanding of the current Federal income tax rules that apply to an annuity purchased with after-tax dollars (non-qualified annuity).

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Accumulator Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the Accumulator Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you should notify us prior to such an exchange.

If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax-free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

The taxable portion of a distribution is treated as ordinary income and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. In addition, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after your death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 5, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax on the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments made from the Certificate to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Accumulator Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from Accumulator Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

-------------------------------------------------------------------------------
                  PART 9: KEY FACTORS IN RETIREMENT PLANNING
-------------------------------------------------------------------------------

INTRODUCTION

The Accumulator is available to help meet the retirement income and investment needs of individuals. In assessing these retirement needs, some key factors need to be addressed: (1) the impact of inflation on fixed retirement incomes; (2) the importance of planning early for retirement; (3) the benefits of tax-deferral; (4) the selection of an appropriate investment strategy; and (5) the benefit of annuitization. Each of these factors is addressed below.

Unless otherwise noted, all of the following presentations use an assumed annual rate of return of 7.5% compounded annually. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return for any investment vehicle, including the Accumulator. In addition, unless otherwise noted, none of the illustrations reflect any charges that may be applied under a particular investment vehicle, including the Accumulator. Such charges would effectively reduce the actual return under any investment vehicle.

All earnings in these presentations are assumed to accumulate tax-deferred unless otherwise noted. Most programs designed for retirement savings offer tax-deferral. Monies are taxed upon withdrawal and a 10% penalty tax may apply to premature withdrawals. Certain retirement programs prohibit early withdrawals. See "Part 8: Tax Aspects of the Certificates." Where taxes are taken into consideration in these presentations, a 28% tax rate is assumed.

The source of the data used by us to compile the charts which appear in this
Part 9 (other than charts 1, 2, 3, 4 and 7) is Ibbotson Associates, Inc. Chicago. Stocks, Bonds, Bills and Inflation 1996 Yearbook (TM). All rights reserved.

In reports or other communications or in advertising material we may make use of these or other graphic or numerical illustrations that we prepare showing the impact of inflation, planning early for retirement, tax-deferral, diversification and other concepts important to retirement planning.

INFLATION

Inflation erodes purchasing power. This means that, in an inflationary period, the dollar is worth less as time passes. Because many people live on a fixed income during retirement, inflation is of particular concern to them. The charts that follow illustrate the detrimental impact of inflation over an extended period of time. Between 1965 and 1995, the average annual inflation rate was 5.39%. As demonstrated in Chart 1, this 5.39% annual rate of inflation would cause the purchasing power of $35,000 to decrease to only $7,246 after 30 years.

In Chart 2, the impact of inflation is examined from another perspective. Specifically, the chart illustrates the additional income needed to maintain the purchasing power of $35,000 over a thirty year period. Again, the 1965-1995 historical inflation rate of 5.39% is used. In this case, an additional $134,064 would be required to maintain the purchasing power of $35,000 after 30 years.

                            CHART 1

		 [THE FOLLOWING TABLE WAS REPRESENTED AS A
		    3-D BAR GRAPH IN THE PROSPECTUS]

                      Today        --       $35,000
                      10 years     --       $20,705
                      20 years     --       $12,248
                      30 years     --       $ 7,246

		 [END OF GRAPHICALLY REPRESENTED DATA]

			       CHART 2
                        ANNUAL INCOME NEEDED

		 [THE FOLLOWING TABLE WAS REPRESENTED AS A
		    3-D BAR GRAPH IN THE PROSPECTUS]

                      Today        --       $ 35,000
                      10 years     --       $ 59,165
                      20 years     --       $100,013
                      30 years     --       $169,064

              Increase Needed:  $24,165   $65,013   $134,064

		 [END OF GRAPHICALLY REPRESENTED DATA]

STARTING EARLY

The impact of inflation accentuates the need to begin a retirement program early. The value of starting early is illustrated in the following charts.

As shown in Chart 3, if an individual makes annual contributions of $2,500 to his or her retirement program beginning at age 30, he or she would accumulate $414,551 by age 65 under the assumptions described earlier. If that individual waited until age 50, he or she would only accumulate $70,193 by age 65 under the same assumptions.


 CHART 3

[THE FOLLOWING TABLE WAS REPRESENTED AS
 A STACKED AREA GRAPH IN THE PROSPECTUS:]

                          30 .................  $414,551
                          40 .................  $182,691
                          50 .................  $ 70,193
             BLACK - Age 30    GRAY - Age 40     DOTTED - Age 50

                      [END OF GRAPHICALLY REPRESENTED DATA]

In Table 1, the impact of starting early is demonstrated in another format. For example, if an individual invests $300 monthly, he or she would accumulate $387,193 in thirty years under our assumptions. In contrast, if that individual invested the same $300 per month for 15 years, he or she would accumulate only $97,804 under our assumptions.

                                   TABLE 1

    MONTHLY
 CONTRIBUTION    YEAR 10   YEAR 15    YEAR 20    YEAR 25    YEAR 30
--------------  --------  --------  ---------  ---------  ---------
     $ 20        $ 3,532   $ 6,520   $ 10,811   $ 16,970   $ 25,813
       50          8,829    16,301     27,027     42,425     64,532
      100         17,659    32,601     54,053     84,851    129,064
      200         35,317    65,202    108,107    169,701    258,129
      300         52,969    97,804    162,160    254,552    387,193


Chart 4 presents an additional way to demonstrate the significant impact of starting to make contributions to a retirement program earlier rather than later. It assumes that an individual had a goal to accumulate $250,000 (pre-tax) by age 65. If he or she starts at age 30, under our assumptions he or she could reach the goal by making a monthly pre-tax contribution of $130 (equivalent to $93 after taxes). The total net cost for the 30 year old in this hypothetical example would be $39,265. If the individual in this hypothetical example waited until age 50, he or she would have to make a monthly pre-tax contribution of $767 (equivalent to $552 after taxes) to attain the goal, illustrating the importance of starting early.


 CHART 4

GOAL: $250,000 BY AGE 65

[THE FOLLOWING TABLE WAS REPRESENTED
AS A BAR GRAPH IN THE PROSPECTUS:]

						B	     W
           $ 93 a Month ............. 30     $39,265     $210,735
           $212 a Month ............. 40     $63,641     $186,359
           $552 a Month ............. 50     $99,383     $150,617

                        BLACK - Net Cost
                        WHITE - Tax-Deferred Earnings at 7.5%

                      [END OF GRAPHICALLY REPRESENTED DATA]



TAX-DEFERRAL

Contributing to a retirement plan early is part of an effective strategy for addressing the impact of inflation. Another part of such a strategy is to carefully select the types of retirement programs in which to invest. In deciding where to invest retirement contributions, there are three basic types of programs.

The first type offers the most tax benefits, and therefore is potentially the most beneficial for accumulating funds for retirement. Contributions are made with pre-tax dollars or are tax-deductible and earnings grow income tax-deferred. An example of this type of program is the deductible Individual Retirement Annuity (IRA).

The second type of program also provides for tax deferred earnings growth; however, contributions are made with after-tax dollars. Examples of this type of program are non-deductible IRAs and non-qualified annuities.

The third approach to retirement savings is fully taxable. Contributions are made with after-tax dollars and earnings are taxed each year. Examples of this type of program include certificates of deposit, savings accounts, and taxable stock, bond or mutual fund investments.

Consider an example. For the type of retirement program that offers both pre-tax contributions and tax-deferral, assume that a $2,000 annual pre-tax contribution is made for thirty years. In this example, the retirement funds would be $177,224 after thirty years (assuming a 7.5% rate of return, no withdrawals and assuming the deduction of the 1.20% Separate Account daily asset charge--but no withdrawal charge or other charges under the Certificate, or Trust charges to Portfolios), and such funds would be $222,309 without the effect of any charges. Assuming a lump sum withdrawal was made in year thirty and a 28% tax bracket, these amounts would be $127,601 and $160,062, respectively.

For the type of program that offers only tax-deferral, assume an after-tax annual contribution of $1,440 for thirty years and the same rate of return. The after-tax contribution is derived by taxing the $2,000 pre-tax contribution again assuming a 28% tax bracket. In this example, the retirement funds would be $127,601 after thirty years assuming the deduction of charges and no withdrawals, and $160,062 without the effect of charges. Assuming a lump sum withdrawal in year thirty, the total after-tax amount would be $103,969 with charges deducted and $127,341 without charges as described above.

For the fully taxable investment, assume an after-tax contribution of $1,440 for thirty years. Earnings are taxed annually. After thirty years, the amount of this fully taxable investment is $108,046.

Keep in mind that taxable investments have fees and charges too (investment advisory fees, administrative charges, 12b-1 fees, sales loads, brokerage commissions, etc.). We have not attempted to apply these fees and charges to the fully taxable amounts since this is intended merely as an example of tax deferral.

Again, it must be emphasized that the assumed rate of return of 7.5% compounded annually used in these examples is for illustrative purposes only and is not intended to represent a guaranteed or expected rate of return on any investment vehicle. Moreover, early withdrawals of tax-deferred investments are generally subject to a 10% penalty tax.

INVESTMENT OPTIONS

Selecting an appropriate retirement program is clearly an important part of an effective retirement planning strategy. Carefully choosing among Investment Options is another essential component.

During the 1965-1995 period, common stock average annual returns outperformed the average annual returns of fixed investments such as long-term government bonds and Treasury Bills (T-Bills). See "Notes" below. Common stocks earned an average annual return of 10.68% over this period, in contrast to 6.72% and 7.92% for the other two investment categories. Significantly, common stock returns also outpaced inflation which grew at 5.39% over this period.

Although common stock returns have historically outpaced returns of fixed investments, people often allocate a significant percentage of their retirement funds to fixed return investments. Their primary concern is the preservation of principal. Given this concern, Chart 5 illustrates the impact of exposing only the interest generated by a fixed investment to the stock market. In this illustration, the fixed investment is represented by a Treasury Bill return and the stock investment is represented by the Standard & Poor's 500 ("S&P 500").

The chart assumes that a $20,000 fixed investment was made on January 1, 1980. If the interest on that investment were to accumulate based upon the return of the S&P 500, the total investment would have been worth $131,033 in 1995. Had the interest been reinvested in the fixed investment, the fixed investment would have grown to $62,379. As illustrated in Chart 5, significant opportunities for growth exist while preserving principal. See "Notes" below.



                                   CHART 5

$131,033 with Interest Exposed to Stock Market (S&P 500)

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PROSPECTUS]

          Market Value  Market Value
Month      of S&P 500    If 100% in
Ending    & Fixed Acct   3 Mo. T-Bill

  1980 J     20,160        20,160
       F     20,338        20,339
       M     20,547        20,586
       A     20,823        20,845
       M     21,031        21,014
       J     21,183        21,142
       J     21,369        21,254
       A     21,515        21,390
       S     21,708        21,550
       O     21,930        21,755
       N     22,333        21,964
       D     22,522        22,252
  1981 J     22,619        22,483
       F     22,888        22,724
       M     23,239        22,999
       A     23,386        23,247
       M     23,637        23,514
       J     23,878        23,832
       J     24,129        24,127
       A     24,156        24,436
       S     24,196        24,739
       O     24,659        25,039
       N     25,079        25,306
       D     25,118        25,527
  1982 J     25,195        25,731
       F     25,113        25,968
       M     25,278        26,222
       A     25,722        26,518
       M     25,770        26,799
       J     25,861        27,057
       J     25,945        27,341
       A     26,850        27,549
       S     27,028        27,689
       O     27,937        27,852
       N     28,411        28,028
       D     28,690        28,216
  1983 J     29,131        28,410
       F     29,492        28,587
       M     29,965        28,767
       A     30,862        28,971
       M     30,943        29,171
       J     31,495        29,366
       J     31,284        29,584
       A     31,627        29,808
       S     31,938        30,035
       O     31,930        30,263
       N     32,348        30,475
       D     32,418        30,698


  1984 J     32,490        30,931
       F     32,222        31,150
       M     32,577        31,378
       A     32,826        31,632
       M     32,297        31,879
       J     32,719        32,118
       J     32,701        32,381
       A     34,295        32,650
       S     34,470        32,931
       O     34,708        33,260
       N     34,705        33,503
       D     35,205        33,717
  1985 J     36,503        33,936
       F     36,845        34,133
       M     37,000        34,345
       A     37,089        34,592
       M     38,272        34,820
       J     38,673        35,012
       J     38,748        35,229
       A     38,744        35,423
       S     38,262        35,635
       O     39,208        35,867
       N     40,706        36,086
       D     41,803        36,320
  1986 J     42,011        36,524
       F     43,792        36,717
       M     45,230        36,938
       A     45,021        37,130
       M     46,493        37,312
       J     47,036        37,506
       J     45,602        37,701
       A     47,609        37,874
       S     45,430        38,045
       O     46,935        38,220
       N     47,703        38,369
       D     47,070        38,557
  1987 J     50,789        38,719
       F     52,147        38,885
       M     53,115        39,068
       A     52,912        39,240
       M     53,327        39,389
       J     55,086        39,578
       J     56,925        39,760
       A     58,441        39,947
       S     57,685        40,127
       O     49,695        40,367
       N     47,333        40,509
       D     49,428        40,667
  1988 J     50,743        40,785
       F     52,280        40,972
       M     51,393        41,152
       A     51,824        41,342
       M     52,174        41,553
       J     53,765        41,756
       J     53,732        41,969
       A     52,733        42,217
       S     54,245        42,478
       O     55,302        42,738
       N     54,915        42,981
       D     55,673        43,252


  1989 J     58,362        43,490
       F     57,529        43,755
       M     58,548        44,048
       A     60,672        44,343
       M     62,465        44,694
       J     62,377        45,011
       J     66,323        45,326
       A     67,365        45,662
       S     67,310        45,958
       O     66,344        46,271
       N     67,446        46,590
       D     68,687        46,874
  1990 J     65,533        47,142
       F     66,234        47,410
       M     67,578        47,714
       A     66,541        48,043
       M     71,214        48,370
       J     70,982        48,674
       J     70,955        49,005
       A     66,481        49,329
       S     64,314        49,625
       O     64,286        49,962
       N     67,252        50,247
       D     68,667        50,548
  1991 J     70,922        50,811
       F     74,664        51,055
       M     76,053        51,280
       A     76,316        51,552
       M     78,820        51,794
       J     76,216        52,011
       J     78,945        52,266
       A     80,422        52,507
       S     79,523        52,748
       O     80,405        52,970
       N     78,042        53,176
       D     84,752        53,378
  1992 J     83,616        53,560
       F     84,486        53,710
       M     83,290        53,892
       A     85,196        54,065
       M     85,604        54,216
       J     84,717        54,390
       J     87,387        54,558
       A     86,078        54,700
       S     86,890        54,842
       O     87,176        54,969
       N     89,486        55,095
       D     90,453        55,249
  1993 J     91,013        55,376
       F     92,016        55,498
       M     93,614        55,637
       A     91,858        55,770
       M     93,843        55,893
       J     94,136        56,033
       J     93,836        56,167
       A     96,699        56,308
       S     96,183        56,454
       O     97,774        56,578
       N     97,093        56,720
       D     98,087        56,850



  1994 J    100,753        56,992
       F     98,615        57,112
       M     95,249        57,266
       A     96,281        57,421
       M     97,589        57,605
       J     95,734        57,783
       J     98,297        57,945
       A    101,558        58,159
       S     99,666        58,375
       O    101,566        58,596
       N     98,647        58,813
       D     99,883        59,072

  1995 J    102,044        59,320
       F    105,307        59,557
       M    107,925        59,831
       A    110,571        60,095
       M    114,257        60,419
       J    116,566        60,703
       J    119,871        60,976
       A    120,235        61,263
       S    124,521        61,526
       O    124,249        61,816
       N    128,920        62,075
       D    131,033        63,379

$62,379 Without Interest Exposed to Stock Market
     (S&P 500)

[END OF GRAPHICALLY REPRESENTED DATA]

Another variation of the example in Chart 5 is to gradually transfer principal from a fixed investment into the stock market. Chart 6 assumes that a $20,000 fixed investment was made on January 1, 1980. For the next two years, $540 is transferred monthly into the stock market (represented by the S&P 500). The total investment, given this strategy, would have grown to $139,695 in 1995. In contrast, had the principal not been transferred, the fixed investment would have grown to $62,379. See "Notes" below.

                                   CHART 6

$139,695 with Principal Transfer

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PROSPECTUS]

          Market Value    Market Value
Month     of S&P 500      If 100% in
Ending    & Fixed Acct    3 Mo. T-Bil

1980 J      20540          20160
     F      20702          20339
     M      20770          20586
     A      21068          20845
     M      21425          21014
     J      21659          21142
     J      22000          21254
     A      22149          21390
     S      22394          21550
     O      22623          21755
     N      23446          21964
     D      23372          22252
1981 J      23246          22483
     F      23569          22724
     M      24053          22999
     A      24031          23247
     M      24246          23514
     J      24324          23832
     J      24514          24127
     A      24051          24436
     S      23651          24739
     O      24397          25039
     N      25087          25306
     D      24857          25527
1982 J      24193          25731
     F      23594          25968
     M      23618          26222
     A      24248          26518
     M      23995          26799
     J      23892          27057
     J      23731          27341
     A      25407          27549
     S      25647          27689
     O      27281          27852
     N      28031          28028
     D      28386          28216
1983 J      29041          28410
     F      29568          28587
     M      30282          28767
     A      31737          28971
     M      31721          29171
     J      32549          29366
     J      32000          29584
     A      32424          29808
     S      32790          30035
     O      32616          30263
     N      33176          30475
     D      33142          30698
1984 J      33104          30931
     F      32544          31150
     M      32969          31378
     A      33202          31632
     M      32246          31879
     J      32767          32118
     J      32593          32381
     A      34841          32650
     S      34959          32931
     O      35133          33260
     N      35058          33503
     D      35692          33717



1985 J      37434          33936
     F      37844          34133
     M      37970          34345
     A      37984          34592
     M      39531          34820
     J      40023          35012
     J      40038          35229
     A      39976          35423
     S      39254          35635
     O      40428          35867
     N      42341          36086
     D      43701          36320
1986 J      43926          36524
     F      46184          36717
     M      47968          36938
     A      47659          37130
     M      49498          37312
     J      50136          37506
     J      48265          37701
     A      50769          37874
     S      47982          38045
     O      49830          38220
     N      50767          38369
     D      49918          38557
1987 J      54519          38719
     F      56165          38885
     M      57317          39068
     A      57035          39240
     M      57525          39389
     J      59630          39578
     J      61849          39760
     A      63662          39947
     S      62711          40127
     O      52932          40367
     N      50090          40509
     D      52585          40667
1988 J      54165          40785
     F      55951          40972
     M      54862          41152
     A      55344          41342
     M      55720          41553
     J      57582          41756
     J      57509          41969
     A      56280          42217
     S      58018          42478
     O      59225          42738
     N      58749          42981
     D      59588          43252
1989 J      62695          43490
     F      61691          43755
     M      62824          44048
     A      65234          44343
     M      67232          44694
     J      67118          45011
     J      71581          45326
     A      72728          45662
     S      72661          45958
     O      71544          46271
     N      72760          46590
     D      74150          46874
1990 J      70617          47142
     F      71385          47410
     M      72851          47714
     A      71676          48043
     M      76833          48370
     J      76576          48674
     J      76526          49005
     A      71611          49329
     S      69246          49625
     O      69192          49962
     N      72438          50247
     D      73964          50548
1991 J      76420          50811
     F      80470          51055
     M      81977          51280
     A      82241          51552
     M      84947          51794
     J      82165          52011
     J      85076          52266
     A      86666          52507
     S      85709          52748
     O      86662          52970
     N      84157          53176
     D      91300          53378



1992 J      90106          53560
     F      91047          53710
     M      89770          53892
     A      91798          54065
     M      92244          54216
     J      91302          54390
     J      94130          54558
     A      92765          54700
     S      93626          54842
     O      93940          54969
     N      96377          55095
     D      97388          55249
1993 J      97994          55376
     F      99055          55498
     M     100732          55637
     A      98899          55770
     M     100989          55893
     J     101297          56033
     J     100991          56167
     A     103992          56308
     S     103458          56454
     O     105136          56578
     N     104425          56720
     D     105474          56850
1994 J     108259          56992
     F     106046          57112
     M     102533          57266
     A     103617          57421
     M     104976          57605
     J     103062          57783
     J     105741          57945
     A     109118          58159
     S     107170          58375
     O     109151          58596
     N     106146          58813
     D     107426          59072
1995 J     109681          59320
     F     113071          59557
     M     115775          59831
     A     118526          60095
     M     122319          60419
     J     124733          60703
     J     128155          60976
     A     128547          61263
     S     132973          61526
     O     132710          61816
     N     137525          62075
     D     139695          62379


$62,379 Without Principal Transfer

[END OF GRAPHICALLY REPRESENTED DATA]

NOTES

1. Common Stocks: Standard & Poor's (S&P) Composite Index is an unmanaged weighted index of the stock performance of 500 industrial, transportation, utility and financial companies. Results shown assume reinvestment of dividends. Both market value and return on common stock will vary.

2. U.S. Government Securities: Long-term Government Bonds are measured using a one-bond portfolio constructed each year containing a bond with approximately a 20-year maturity and a reasonably current coupon. U.S. Treasury Bills are measured by rolling over each month a one-bill portfolio containing, at the beginning of each month, the bill having the shortest maturity not less than one month. U.S. Government securities are guaranteed as to principal and interest, and if held to maturity, offer a fixed rate of return. However, market value and return on such securities will fluctuate prior to maturity.

The Accumulator can be an effective program for diversifying ongoing investments between various asset categories. In addition, the Accumulator offers special features which help address the risk associated with timing the equity markets, such as dollar cost averaging. By transferring the same dollar amount each month from the Money Market Fund to other Investment Funds, dollar cost averaging attempts to shield your investment from short term price fluctuations. This, however, does not assure a profit or protect against a loss in declining markets.

THE BENEFIT OF ANNUITIZATION

An individual may shift the risk of outliving his or her principal by electing a lifetime income annuity. See "Income Annuity Options," in Part 5. Chart 7 below shows the monthly income that can be generated under various forms of life annuities, as compared to receiving level payments of interest only or principal and interest from the investment. Calculations in the Chart are based on the following assumption: a $100,000 contribution was made at one of the ages shown, annuity payments begin immediately, and a 5% annuitization interest rate is used. For purposes of this example, principal and interest are paid out on a level basis over 15 years. In the case of the interest only scenario, the principal is always available and may be left to other individuals at death. Under the principal and interest scenario, a portion of the principal will be left at death, assuming the individual dies within the 15 year period. In contrast, under the life annuity scenarios, there is no residual amount left.

                                   CHART 7
                                MONTHLY INCOME
                           ($100,000 CONTRIBUTION)

                                                            JOINT AND SURVIVOR*
                                                   -----------------------------------
               INTEREST   PRINCIPAL AND
               ONLY FOR    INTEREST FOR    SINGLE     50% TO     66.67% TO    100% TO
 ANNUITANT       LIFE        15 YEARS       LIFE     SURVIVOR    SURVIVOR     SURVIVOR
-----------  ----------  --------------  --------  ----------  -----------  ----------
Male 65          $401          $785        $  617      $560        $544         $513
Male 70           401           785           685       609         588          549
Male 75           401           785           771       674         646          598
Male 80           401           785           888       760         726          665
Male 85           401           785         1,045       878         834          757

------------

   The numbers are based on 5% interest compounded annually and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. Annuity purchase rates available at annuitization may vary, depending primarily on the annuitization interest rate, which may not be less than an annual rate of 2.5%.

    * The Joint and Survivor Annuity Forms are based on male and female Annuitants of the same age.

-----------------------------------------------------------------------------
                       PART 10: INDEPENDENT ACCOUNTANTS
-----------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospec tus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................   $144,048    $119,487
(2) Guaranteed Period Amount ...............    131,080     131,080
(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)
February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)]     $  4,501    $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........     45,499      54,851
(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229
(7) Maturity Value .........................    120,032     106,915
(8) Present Value of (7), also
    Annuity Account Value ..................     94,048      69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB) EXAMPLE
-----------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the sum of:
 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB (see "GMDB" in Part 5); and

 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 4).

The following is an example illustrating the calculation of the GMDB. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Money Market Fund), no subsequent contributions, no transfers and no withdrawals, the GMDB for an Annuitant age 45 would be calculated as follows:

   END OF
 CONTRACT    ANNUITY ACCOUNT   NON-NEW YORK
    YEAR          VALUE          GMDB(1)      NEW YORK GMDB
----------  ---------------  --------------  -------------
     1          $105,000         $106,000      $105,000(2)
     2          $108,675         $112,360      $108,675(2)
     3          $124,976         $119,102      $119,102(3)
     4          $135,912         $126,248      $126,248(3)
     5          $149,503         $133,823      $133,823(3)
     6          $149,503         $141,852      $141,852(3)
     7          $161,463         $150,363      $161,463(3)
     8          $161,463         $159,385      $161,463(2)

The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 3.50%, 15.00%, 8.75%, 10.00%, 0.00%, 8.00% and 0.00%, respectively.

NON-NEW YORK

  (1) For Contract Years 1 through 8, the GMDB equals the initial contribution increased by 6%.

NEW YORK

  (2) At the end of Contract Years 1 and 2, and again at the end of Contract Year 8, the GMDB is equal to the Annuity Account Value.

  (3) At the end of Contract Years 3 through 6, the GMDB is equal to the contribution increased by 6% instead of the Annuity Account Value, since the GMDB cannot be greater than this amount. However, at the end of the seventh Contract Year the GMDB is equal to the Annuity Account Value of $161,463 even though it is greater than the contribution increased at 6% ($150,363) because the cap does not apply on the seventh Processing Date.

                         APPENDIX III: GMIB EXAMPLES
-----------------------------------------------------------------------------

The GMIB is equal to:

   (A)     the greater of

       (i) the Annuity Account Value in the Investment Funds, and

       (ii) an amount equal to the GMDB (reduced by any remaining withdrawal charges);
        divided by

   (B)     the guaranteed maximum annuity purchase rates.

The examples below assume a male age 60 has purchased an Accumulator Certificate with an initial contribution of $100,000 that is allocated 100% to the Investment Funds (excluding the Money Market Fund). The GMDB in the 10th Contract Year is $179,085 at 6% interest. Assuming hypothetical rates of return (after deduction of charges) in the Investment Funds of 0% in Example 1 and 8% in Example 2 during the 10 Contract Years, the GMIB in the 10th Contract Year (assuming level payments under the Assured Payment Plan) would be as follows:


                                       EXAMPLE 1    EXAMPLE 2
                                     -----------  -----------
(1) Hypothetical Rate of Return  ....      0%           8%
(2) Annuity Account Value as of the
    Contract Date ...................   $100,000     $100,000
(3) The greater of (i) the GMDB and
    (ii) the Annuity Account Value
    as of the 10th Contract Date
    anniversary .....................   $179,085     $215,892
(4) Guaranteed Maximum Annuity
    Purchase Rates for level
    payments under the Assured
    Payment Plan ....................   $  14.73     $  14.73
(5) GMIB as of 10th Contract Date
    anniversary ((3)/(4)) ...........   $ 12,160     $ 14,659



In Example 1, the GMDB which is higher than the Annuity Account Value would provide a GMIB of $12,160. In Example 2, the Annuity Account Value, which at this point is higher than the GMDB, would provide a GMIB of $14,659.


The rates of return discussed above are for illustrative purposes only and are not intended to represent an expected or guaranteed rate or return. Your investment results will vary. The level of GMIB under the Assured Payment Plan will also depend on the guaranteed maximum annuity purchase rates as of the Transaction Date and the type of payments selected. The examples assume no transfers or withdrawals, which would affect the GMDB and, thus, the GMIB.

------------------------------------------------------------------------------
                     STATEMENT OF ADDITIONAL INFORMATION
                              TABLE OF CONTENTS
------------------------------------------------------------------------------

                                                        PAGE
                                                        --------
Part 1:      Accumulation Unit Values                   2
Part 2:      Annuity Unit Values                        2
Part 3:      Custodian and Independent Accountants      3
Part 4:      Money Market Fund Yield Information        3
Part 5:      Long-Term Market Trends                    3
Part 6:      Financial Statements                       5

                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49
                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547
                     Please send me an Accumulator SAI:

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                                  MVA ANNUITY
                                 (IRA AND NQ)
                         PROSPECTUS DATED MAY 1, 1997


                             ANNUITY CERTIFICATES
                                  Issued By:
           The Equitable Life Assurance Society of the United States
-------------------------------------------------------------------------------

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under an annuity contract (MVA ANNUITY) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Certificates can be issued as individual retirement annuities (IRA) or non-qualified annuities for after-tax contributions only
(NQ). Under IRA Certificates, we will accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum single contribution of $5,000 is required to put a Certificate into effect. No subsequent contributions are permitted; however, you may apply for more than one Certificate.

The Certificates are designed to provide retirement income at a future date. The Owner (CERTIFICATE OWNER, YOU and YOUR) selects one of the available GUARANTEE PERIODS in which amounts will accumulate interest on a tax-deferred basis. Interest is credited at a rate we set for your class of Certificate (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we set Guaranteed Rates for new Certificates. A market value adjustment (positive or negative) will be made for withdrawals, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). The market value adjustment will be based on the difference between the Guaranteed Rate for your Certificate and the Guaranteed Rate for the Guarantee Period having the same Expiration Date under new Certificates. The Guarantee Periods currently available are those maturing in calendar years 1998 through 2007.

When you are ready to start receiving income, you may choose from a variety of payout options, including the Income Manager and other fixed annuities.

Assets supporting our obligations under the Certificates will be held in a "nonunitized" separate account of Equitable Life, which provides an additional measure of assurance that the full payment of the amount due will be made. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit.

This prospectus provides information about the Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference.

A registration statement relating to interests under the Guarantee Periods has been filed with the Securities and Exchange Commission (SEC).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

                                Copyright 1997
          The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
                             All Rights Reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.


   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

                         PROSPECTUS TABLE OF CONTENTS


GENERAL TERMS                                  PAGE 4
PART 1: SUMMARY                                PAGE 5
What is the MVA Annuity?                         5
Guarantee Periods                                5
Contributions                                    5
Withdrawals                                      5
Death Benefit                                    5
Withdrawal Charge                                5
Free Look Period                                 5
Services We Provide                              5
Surrendering the Certificates                    6
Income Annuity Options                           6
Taxes                                            6
Charges for State Premium and Other
  Applicable Taxes                               6
Equitable Life                                   6
PART 2: THE GUARANTEED PERIOD
        ACCOUNT                                PAGE 7
Guarantee Periods                                7
Market Value Adjustment for
  Withdrawals or Surrender Prior to the
  Expiration Date                                7
Investments                                      8
PART 3:PROVISIONS OF THE
       CERTIFICATES AND SERVICES
       WE PROVIDE                             PAGE 10
Availability of the Certificates                10
Contributions Under the Certificates            10
Methods of Payment                              10
Allocation of Contribution                      10
Free Look Period                                10
Annuity Account Value                           11
Options at Expiration Date of a
  Guarantee Period                              11
Withdrawals                                     11
Death Benefit                                   12
When the NQ Certificate Owner Dies
  Before the Annuitant                          12
Cash Value                                      13
Surrendering the Certificates to Receive
  the Cash Value                                13
Income Annuity Options                          13
When Payments Are Made                          14
Assignment                                      14
Distribution of the Certificates                14
Withdrawal Charge                               15
Charges for State Premium and Other
  Applicable Taxes                              15
Group or Sponsored Arrangements                 15
Other Distribution Arrangements                 15
PART 4: TAX ASPECTS OF THE CERTIFICATES       PAGE 16
Tax Changes                                     16
Federal and State Income Tax
  Withholding                                   16
Other Withholding                               16
Transfers to a Guarantee Period                 17
Taxation of Non-Qualified Annuities             17
Special Rules for NQ Certificates Issued
  in Puerto Rico                                18
IRA Tax Information                             18
Tax-Qualified Individual Retirement
  Annuities (IRAs)                              18
Penalty Tax on Early Distributions              21
Tax Penalty for Insufficient
  Distributions                                 21
Tax Penalty for Excess Distributions
  or Accumulation                               21
PART 5:INDEPENDENT ACCOUNTANTS                PAGE 22
APPENDIX I: MARKET VALUE
  ADJUSTMENT EXAMPLE                          PAGE 23

                                 GENERAL TERMS


ANNUITANT--The individual who is the measuring life for determining benefits under the Certificate. Under NQ Certificates the Annuitant can be different from the Certificate Owner; under IRA Certificates, the Annuitant and the Certificate Owner must be the same individual.


ANNUITY ACCOUNT VALUE--The present value of the Maturity Value. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE--The date on which amounts will be applied to provide an annuity benefit.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER--The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates the Certificate Owner can be different from the Annuitant. Under IRA
Certificates, the Certificate Owner must also be the Annuitant.


CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which the Annuitant is enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.


GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificate. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROs) or Guaranteed Fixed Interest Accounts.


GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods.

GUARANTEED PERIOD AMOUNT--The term used to refer to the amount accumulated in a Guarantee Period.

GUARANTEED RATE--The annual interest rate established daily for a Guarantee Period.

IRA--An individual retirement annuity, as defined in Section 408(b) of the Code.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

NQ--A non-qualified annuity under which after tax dollars are contributed by or on behalf of an individual.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

                                PART 1: SUMMARY

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE MVA ANNUITY?

The MVA Annuity is a deferred annuity designed to provide retirement income at a future date. Your contribution is allocated to one of a series of Guarantee Periods providing guaranteed interest. The Certificate may not be available in all states.


Amounts accumulate on a tax-deferred basis generally until withdrawn or distributions become payable. You can decide when and if to apply amounts to the Income Manager annuity or to elect a fixed income annuity option.


GUARANTEE PERIODS

Guarantee Periods maturing on February 15th in each of calendar years 1998 through 2007 are initially available.

CONTRIBUTIONS


To put a Certificate into effect, you must make a contribution of at least $5,000. Under IRA Certificates your contribution must be in the form of either a rollover contribution or a direct custodian-to-custodian transfer from one or more other individual retirement arrangements. You may not make subsequent contributions, but you may apply for more than one Certificate. Under certain circumstances, multiple Certificates must be linked together for federal income tax purposes. See Part 4: "Tax Aspects of the Certificates."


WITHDRAWALS

o Lump Sum Withdrawals--After the first Contract Year, before the Annuity Commencement Date while the Certificate is in effect, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year at any time during such Contract Year. The minimum withdrawal amount is $1,000.

o Systematic Withdrawals--You may also withdraw funds under our Systematic Withdrawal option, where the minimum withdrawal amount is $250.

Withdrawals may be subject to a withdrawal charge and may result in a market value adjustment. Withdrawals may also be taxable and if you are under age 59 1/2, subject to tax penalty.

DEATH BENEFIT

If the Annuitant and successor Annuitant, if any, die before the Annuity Commencement Date, the Certificate provides a death benefit. The beneficiary will be paid the death benefit which is equal to the Annuity Account Value or if greater, your contribution minus any withdrawals and withdrawal charges.

WITHDRAWAL CHARGE

A withdrawal charge is imposed as a percentage of your contribution to the extent that a withdrawal exceeds the 10% free corridor amount, or if the Certificate is surrendered to receive its Cash Value.

The withdrawal charge percentage initially equals the number of years to maturity of the Guarantee Period you select. A partial year will be considered a full year for this purpose, however, in no event will a withdrawal charge percentage exceed 7% nor will the withdrawal charge period exceed 7 years. The percentage is subsequently reduced by 1% on each Contract Date anniversary.

FREE LOOK PERIOD


You have the right to examine the MVA Annuity Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value reflect ing any positive or negative market value adjustment, through the date we receive your Certificate for cancellation at our Processing Office.


SERVICES WE PROVIDE

O     REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o      Three additional reports of your Certificate values each year;

 o      Written confirmation of financial transactions.

O     TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O     PROCESSING OFFICE

  O     FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

        Equitable Life
        Income Management Group
        Post Office Box 13014
        Newark, NJ 07188-0014

  O     FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

        Equitable Life
        c/o First Chicago National Processing Center
        300 Harmon Meadow Boulevard, 3rd Floor
        Attn: Box 13014
        Secaucus, NJ 07094

  o     FOR ALL OTHER COMMUNICATIONS (E.G.,
        REQUESTS FOR WITHDRAWALS) SENT BY
        REGULAR MAIL:

        Equitable Life
        Income Management Group
        P.O. Box 1547
        Secaucus, NJ 07096-1547

  o     FOR ALL OTHER COMMUNICATIONS (E.G.,
        REQUEST FOR WITHDRAWALS) SENT BY
        EXPRESS MAIL:

        Equitable Life
        Income Management Group
        200 Plaza Drive
        Secaucus, NJ 07096

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS


The Certificates provide access to the Income Manager immediate annuities and income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options, and the Income Manager, are offered on a fixed basis. Income Manager Plan Certificates are described in another prospectus which may be obtained from your registered representative.


TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES


Generally, we deduct a charge for premium or other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for IRA Certificates and from 0 to 3.5% for NQ Certificates (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996, AXA beneficially owned approximately 63.8% of the outstanding shares of common stock of the Holding Company assuming conversion of convertible preferred stock held by AXA. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is a holding company for an international group of insurance and related financial service companies.

                     PART 2: THE GUARANTEED PERIOD ACCOUNT

GUARANTEE PERIODS


Your contribution is allocated to a Guarantee Period and accumulates interest at the Guaranteed Rate applicable to your class of Certificate, if held in that Guarantee Period to its Expiration Date. Guaranteed Rates for new Certificates of the same class (current Guaranteed Rate) are set daily. We may establish different Guaranteed Rates under different classes of Certificates. We use the term Guaranteed Period Amount to refer to the amount accumulated in a Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals and withdrawal charges (see below).


We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value to reflect any market value adjustment that would apply if the entire Guaranteed Period Amount were withdrawn as of the calculation date. The Annuity Account Value on any Business Day, therefore, will be the present value of the Maturity Value, using the current Guaranteed Rate in effect on such date.

Guarantee Periods and Expiration Dates


We currently offer initial Guarantee Periods ending on February 15th for each of the maturity years 1998 through 2007. We also currently offer a Guarantee Period ending on May 15th, 2007. Each year we expect to add a new Guarantee Period maturing in 10 years on the 15th of February. We also expect to periodically add additional Guarantee Periods maturing in 10 years on the 15th in months other than February.


We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.
o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the earliest available Expiration Date immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no withdrawals are made). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates as of April 15, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

    GUARANTEE
  PERIODS WITH
EXPIRATION DATE
 FEBRUARY 15TH
    EXCEPT AS     GUARANTEED
    OTHERWISE     RATE AS OF      PRICE
    STATED OF     APRIL 15,    PER $100 OF
 MATURITY YEAR       1997     MATURITY VALUE
--------------- ------------  --------------
      1998           4.93%        $96.05
      1999           5.40          90.78
      2000           5.64          85.58
      2001           5.76          80.65
      2002           5.86          75.91
      2003           5.94          71.39
      2004           6.03          66.99
      2005           6.09          62.89
      2006           6.17          58.89
  May 15, 2007       6.23          55.16


MARKET VALUE ADJUSTMENT FOR
WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including withdrawal charges and surrender of your Certificate) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to your Certificate and the current Guaranteed Rate on the Transaction Date for the same Guarantee Period, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds. This percentage is determined by (i) dividing the amount of the withdrawal by (ii) the Annuity Account Value prior to the withdrawal. See the Appendix I for an example.

The Guaranteed Rate for new Certificates of the same class is the rate we have in effect for this purpose even if contributions to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that the full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portions of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 Act), nor is the general account an investment company under the Investment Company Act of 1940, as amended, (1940 Act). Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

        PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE

The provisions of your Certificate may be restricted by applicable laws and regulations.

AVAILABILITY OF THE CERTIFICATES


The Certificates are available for Annuitant issue ages 20 to 80. Any amount contributed to an IRA Certificate after you attain age 70 l/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Part 4: Tax Aspects of the IRA Certificates." The Certificates may not be available in all states. IRA Certificates are not available in Puerto Rico.


CONTRIBUTIONS UNDER THE CERTIFICATES


Your single contribution must be at least $5,000. Under IRA Certificates, we will accept only single contributions which are either rollover contributions under Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or
direct custodian-to-custodian transfers from other individual retirement arrangements. See "Appendix II: IRA Tax Information."

You may not make subsequent contributions, but you may apply for more than one Certificate. Under certain circumstances, multiple Certificates must be linked together for federal income tax purposes. See Part 4: "Tax Aspects of the Certificates."


We may refuse to accept any contribution if the sum of all contributions received under Certificates with the same Annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity accumulation certificates/ contracts that you own would then total more than $2,500,000.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Contributions are credited as of the Transaction Date.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the contribution, the amount of the contribution will be returned to the applicant with immediate notification to the broker-dealer.

ALLOCATION OF CONTRIBUTION

Your single contribution is allocated to the Guarantee Period you select. However, in no event may you select a Guarantee Period with a maturity beyond the earliest available Expiration Date immediately following the Annuity Commencement Date.

FREE LOOK PERIOD

You have the right to examine a Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Certificate.

Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the date we receive your Certificate for cancellation at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 4: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

Your Annuity Account Value on any Business Day will be the present value of the Maturity Value, using the current Guaranteed Rate in effect for such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contribution (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

OPTIONS AT EXPIRATION DATE OF A
GUARANTEE PERIOD

We will notify you on or before December 31st prior to the Expiration Date of your Guarantee Period. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 2:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering; or

  (b)    to withdraw the Maturity Value.

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the same duration as the expired Guarantee Period.

WITHDRAWALS

The Certificates are annuity contracts, even though you may elect to receive your benefits in a non-annuity form. You may withdraw funds from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. You may withdraw an amount equal to the 10% free corridor amount without incurring a withdrawal charge.


IRA Certificates are subject to the Code's minimum distribution requirements. Generally, distributions from these Certificates must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. Subsequent distributions must be made by December 31st of each calendar year. If you do not commence minimum distributions in the calendar year in which you attain age 70 1/2, and wait until the three month period (January 1 to April 1) in the next calendar year to commence minimum distributions, then you must take two required minimum distributions in that calendar year. If the required minimum distribution is not made, a penalty tax in an amount equal to 50% of the difference between the amount required to be withdrawn and the amount actually withdrawn may apply. See "Part 4: IRA Tax Information" for a discussion of various special rules concerning the minimum distribution requirements.


The IRA Certificate offered under this prospectus may not be an appropriate vehicle for minimum distributions. Before purchasing a Certificate, you should consider your ability to meet minimum distribution requirements by taking minimum distributions from other IRA funds that you may have.

Amounts withdrawn from a Guarantee Period, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Withdrawals may be taxable and subject to tax penalty (as a deterrent to early withdrawal, generally prior to age 59 1/2). We may also be required to withhold income taxes from the amount distributed. See "Part 4: Tax Aspects of the Certificates."

The methods for withdrawing funds under the Certificates are listed below.

o LUMP SUM WITHDRAWALS--After the first Contract Year, you may take one Lump Sum Withdrawal per Contract Year at any time during such Contract Year in an amount of at least $1,000.

      A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" below.

      To make a Lump Sum Withdrawal, you must submit a request in a form satisfactory to us. If we have received the information we require, the

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
      requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described below in "When Payments Are Made." If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.


o SYSTEMATIC WITHDRAWALS--Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 0.8% monthly, 2.5% quarterly and 10.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

      You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

      You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawals option described above.


DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death before the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment. See "How Payment is Made" below.

The death benefit is equal to the Annuity Account Value, or if greater, your contribution minus any withdrawals and withdrawal charges.

How Payment is Made


We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one of our Income Manager or to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" below. Such an election when made on a timely basis, can defer otherwise taxable income. See "Death Benefits" in Part 4. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.


Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be the sole primary beneficiary and to be the successor
Annuitant/Certificate Owner, then no death benefit is payable until your surviving spouse's death.

WHEN THE NQ CERTIFICATE OWNER DIES
BEFORE THE ANNUITANT

If you are the Certificate Owner under an NQ Certificate but not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as successor Owner in a written form acceptable to us and send it to our Processing Office). The NQ Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an income annuity option is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an income annuity option has not been elected, as described above, on the fifth anniversary of your death we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.

CASH VALUE

The Cash Value under the Certificate reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." On any date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Surrendering the Certificates to Receive the Cash Value," and "Withdrawal Charge" below.

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date. You may receive the Cash Value in a single sum payment or apply it under one or more income annuity options. See "Income Annuity Options" below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 4: Tax Aspects of the Certificates." The 10% free corridor amount is not applicable to a surrender.

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuitization payments are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, no Annuity Commencement Date will be later than the earliest available Expiration Date which follows the Contract Date anniversary following the Annuitant's 90th birthday.

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits may be elected. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.

The Certificates offer the income annuity options outlined above in fixed form. Fixed annuity payments are guaranteed by us and will be based on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

INCOME MANAGER

The Income Manager is one of the series of immediate annuities which offers both income and access to a Cash Value. You may at any time apply your Annuity Account Value to purchase the Income Manager (Life Annuity with a Period Certain), provided the Annuitant meets the issue age and payment restrictions for an Income Manager. If the Annuity Account Value is applied from a Certificate to purchase the Income Manager at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the Income Manager. If the Annuity Account Value is applied from your Certificate when the dollar amount of the withdrawal charge is 2% or less, there will be no withdrawal charge schedule under the Income Manager. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Income Manager. No subsequent contributions will be permitted under the Income Manager.

You may also apply your Annuity Account Value to purchase the Income Manager (Period Certain) once withdrawal charges under your Certificate are no longer in effect. This version of the Income Manager provides for annual payments for a specified period. No withdrawal charges will apply under the Income Manager Certificate.

The Income Manager (Life Annuity with a Period Certain) and Income Manager (Period Certain) are described in our Prospectus for the Income Manager, dated May 1, 1997. Copies are available from your registered representative.

To purchase an Income Manager we require the return of your Certificate. An Income Manager Certificate will be issued putting the Income Manager into effect.


Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

WHEN PAYMENTS ARE MADE

We can defer payment of any portion of the Annuity Account Value (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

NQ Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 4: Tax Aspects of the Certificates."

DISTRIBUTION OF THE CERTIFICATES

Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions and may be deemed to be the distributor of the Certificates. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995, for its services under its "Distribution Agreement" with Equitable Life.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation (including for EDI and its affiliates) will not
                                      14
exceed five percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

WITHDRAWAL CHARGE

A withdrawal charge will be imposed as a percentage of your contribution to the extent that a withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value.

The withdrawal charge percentage initially equals the number of years to maturity of the Guarantee Period you select. A partial year will be considered a full year for this purpose, however, in no event will a withdrawal charge percentage exceed 7% nor will the withdrawal charge period exceed 7 years. The percentage is subsequently reduced by 1% on each Contract Date anniversary.

  Free Corridor Amount
  The free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

The 10% free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, for purposes of calculating taxable income the Federal income tax law treats earnings as withdrawn first. See "Part 4: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses. This charge will not be increased for the life of the Certificates. We may reduce this charge under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for IRA Certificates and from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands) for NQ Certificates.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum single contribution requirements. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis. IRA Certificates are only available for sponsored arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

                   PART 4: TAX ASPECTS OF THE CERTIFICATES


This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to NQ and IRA Certificates.


This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.


FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax from IRA distributions and the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that annuity income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

TRANSFERS TO A GUARANTEE PERIOD

A Transfer to a new Guarantee Period is not taxable.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the NQ Certificates to qualify as an "annuity" for purposes of Federal income tax law. This part of the prospectus contains our understanding of the current Federal income tax rules applicable to NQ Certificates. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (2) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (3) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution. Therefore, you should discuss the potential tax consequences with your tax adviser before you purchase more than one NQ MVA Certificate in the same calendar year.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.


Annuity contract payments are taxable as ordinary income and are subject to income tax withholding. See "Federal and State Income Tax Withholding" above.

Withdrawals

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.

If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a life annuity, after the total investment in the contract has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2, (2) made on or after your death, (3) attributable to your disability, (4) is part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange, or (6) payments under an immediate annuity. An immediate annuity is generally an annuity which commences payments within one year from purchase and provides for a series of substantially equal periodic payments made at least annually.

Payments as a Result of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you. If the beneficiary takes the death benefit in a single sum, the beneficiary is treated as if the Certificate had been surrendered. The tax computation will reflect your investment in the Certificate.
                                      17

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a single sum death benefit first becomes payable and before any benefit is actually paid. The taxable income that would otherwise occur on a deemed surrender of the Certificate, will be deferred, and payments will be taxed as described above under "Annuity Payments." Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a contract where the owner and Annuitant are different, even though the annuity contract could continue because the Annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take distribution of the contract within a specified period of time.


SPECIAL RULES FOR NQ CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.


Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION

TAX-QUALIFIED INDIVIDUAL RETIREMENT ANNUITIES (IRAS)

Introduction

This Prospectus contains the information which the Internal Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.

The IRA Certificate is designed to qualify as an IRA under Section 408(b) of the Code. Your rights under the IRA cannot be forfeited.

This Prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This Prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the IRA Certificates.

Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity, does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the IRA Certificates.

Cancellation

You can cancel a Certificate issued as an IRA by following the directions in
Part 3 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to IRAs

Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").

The contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers," discussed below. You may not make subsequent contributions under these IRA Certificates. Therefore, the discussion below pertains only to rollover or direct custodian-to-custodian transfers and not "regular" IRA contributions which have different limits and restrictions.

Excess Contributions

Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax. Annuity contract payments are taxable as ordinary income and are subject to income tax withholding. See "Federal and State Income Tax Withholding" below.

Tax-Free Transfers and Rollovers

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax-free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Distributions from IRA Certificates

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by the individual in gross income.

If the individual has made non-deductible IRA contributions, those contributions are recovered tax-free when distributions are received. The individual must keep records of all nondeductible contributions. At the end of each tax year in which the individual has received a distribution, the individual determines a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all IRAs held by the individual at the end of the tax year (including rollover IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Required Minimum Distributions

The IRA Certificate offered under this prospectus may not be an appropriate vehicle for minimum distributions. Before purchasing an IRA Certificate, you should consider your ability to take minimum distributions from other IRA funds that you may have.

The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year by year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions--"account based" or "annuity based"--and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age 70 1/2).

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

Taxation of Death Benefits

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

Prohibited Transaction

An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or
(4) at least annually in the form of a substantially equal periodic payout over your life or life expectancy (or joint and survivor lives or life expectancies). Also not subject to penalty tax are IRA distributions used to pay certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals.

TAX PENALTY FOR INSUFFICIENT
DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION

A 15% excise tax is imposed on an individual's aggregate excess distributions from all tax-favored retirement plans. The excise tax is in addition to the ordinary income tax due, but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. This tax is temporarily suspended for distributions to the individual for the years 1997, 1998 and 1999. However, the excise tax continues to apply for estate tax purposes. In certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in tax-favored retirement plans is excessive. The aggregate accumulations will be subject to excise tax in 1997 if they exceed the present value of a hypothetical life annuity paying $160,000 a year.

                        PART 5: INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1998 to a Guarantee Period with an Expiration Date of February 15, 2007 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2002.

                                                    ASSUMED
                                              GUARANTEED RATE ON
                                              FEBRUARY 15, 2002
                                            ---------------------
                                               5.00%      9.00%
                                            ---------- ----------
As of February 15, 2002 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................  $144,048   $119,487
(2) Guaranteed Period Amount................   131,080    131,080
(3) Market Value Adjustment: (1)-(2) .......    12,968    (11,593)

February 15, 2002 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000
    (divided by) (1)] ......................  $  4,501   $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........    45,499     54,851
(6) Guaranteed Period Amount: (2)-(5) ......    85,581     76,229
(7) Maturity Value..........................   120,032    106,915
(8) Present Value of (7), also
    Annuity Account Value ..................    94,048     69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

                                INCOME MANAGERSM
                                  (IRA AND NQ)
                          PROSPECTUS DATED MAY 1, 1997

                          PAYOUT ANNUITY CERTIFICATES
                                   Issued By:
           The Equitable Life Assurance Society of the United States

------------------------------------------------------------------------------

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a payout annuity contract (INCOME MANAGER) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Income Manager Certificates can be issued as individual retirement annuities (IRA), or non-qualified annuities for after-tax contributions only (NQ). A minimum contribution of $10,000 is required to put a Certificate into effect. Under IRA Certificates, we will accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus.

The Owner (CERTIFICATE OWNER, YOU and YOUR) may choose to receive guaranteed periodic payments under one of our Income Manager payout annuities. You may choose to receive level guaranteed payments payable for a specified period (PERIOD CERTAIN) with payments generally starting one payment mode from the CONTRACT DATE. Or, you may choose to receive lifetime income payable for at least a specified period (LIFE WITH A PERIOD CERTAIN) where the annuity payments are level, or under NQ Certificates only payments may also increase. You also choose whether payments are made for your life (SINGLE LIFE) or for your life and the life of a joint Annuitant (JOINT AND SURVIVOR) you designate.

Amounts are allocated to the GUARANTEED PERIOD ACCOUNT to provide payments during the period certain. Amounts allocated to a GUARANTEE PERIOD in the Guaranteed Period Account accumulate on a fixed basis and are credited with interest at a rate we set for your class of Certificate (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). The Guarantee Periods currently available are those maturing in calendar years 1998 through 2012. Each Guarantee Period has its own Guaranteed Rates.

This prospectus provides information about the Certificates that prospective investors should know before investing. You should read it carefully and retain it for future reference.


A registration statement relating to interests under the Guarantee Periods has been filed with the Securities and Exchange Commission (SEC).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

------------------------------------------------------------------------------

                                 Copyright 1997
          The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
                              All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.


   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

------------------------------------------------------------------------------
                          PROSPECTUS TABLE OF CONTENTS
------------------------------------------------------------------------------


GENERAL TERMS                                 PAGE 4
PART 1: SUMMARY                               PAGE 5
What is the Income Manager?                        5
Income Manager (Life Annuity with a
  Period Certain)                                  5
Income Manager (Period Certain)                    6
Other Provisions of the Certificates               6
Withdrawal Charge                                  6
Free Look Period                                   6
Services We Provide                                7
Surrendering the Certificates                      7
Annuity Benefits                                   7
Taxes                                              7
Charges for State Premium and Other
  Applicable Taxes                                 7
Equitable Life                                     7
PART 2: THE GUARANTEED PERIOD
        ACCOUNT                               PAGE 8
Guarantee Periods                                  8
Market Value Adjustment for
  Withdrawals or Surrender Prior to the
  Expiration Date                                  8
Modal Payment Portion                              9
Investments                                        9
PART 3:PROVISIONS OF THE
       CERTIFICATES                          PAGE 11
Income Manager (Life Annuity with
a Period Certain)                                 11
  Lump Sum Withdrawals                            13
 Allocation of Lump Sum Withdrawals               13
 Death Benefit                                    14
 Surrendering the Certificates                    15
Income Manager (Period Certain)                   15
  Lump Sum Withdrawals                            16
  Allocation of Lump Sum Withdrawals              16
  Death Benefit                                   16
PART 4: OTHER PROVISIONS OF THE
        CERTIFICATES AND SERVICES
        WE PROVIDE                           PAGE 17
Methods of Payment                                17
Free Look Period                                  17
Beneficiary                                       17
Cash Value                                        17
Surrendering the Certificates to
  Receive the Cash Value                          18
Annuity Benefits                                  18
When Payments are Made                            18
Assignment                                        18
Distribution of the Certificates                  18
Withdrawal Charge                                 19
 Amounts Applied from Other Income
  Manager Certificates                            19
Charges for State Premium and Other
  Applicable Taxes                                19
Group or Sponsored Arrangements                   20
Other Distribution Arrangements                   20
PART 5: TAX ASPECTS OF THE CERTIFICATES      PAGE 21
Tax Changes                                       21
Taxation of Non-Qualified Annuities               21
Special Rules for NQ Certificates
  Issued in Puerto Rico                           22
IRA Tax Information                               23
Federal and State Income Tax
  Withholding                                     28
Other Withholding                                 29
PART 6:INDEPENDENT ACCOUNTANTS               PAGE 30
APPENDIX I: MARKET VALUE  ADJUSTMENT
  EXAMPLE                                    PAGE 31
APPENDIX II: IRA CHART -- ESTIMATED
  DEDUCTION TABLE                            PAGE 32

------------------------------------------------------------------------------
                                GENERAL TERMS
------------------------------------------------------------------------------


ANNUITANT--The individual who is the measuring life for determining benefits under the Certificates. Under NQ Certificates the Annuitant can be different from the Certificate Owner; under IRA Certificates, the Annuitant and Certificate Owner must be the same individual.


ANNUITY ACCOUNT VALUE--The sum of the present value of the Maturity Value in each Guarantee Period plus any amount in the Modal Payment Portion of the Guaranteed Period Account.

ANNUITY COMMENCEMENT DATE--The date on which annuity payments are to commence.


INCOME MANAGER (PERIOD CERTAIN)--An annuity under which you elect to receive a level stream of periodic payments for a period certain.

INCOME MANAGER (LIFE ANNUITY WITH A PERIOD CERTAIN)--An annuity which provides guaranteed periodic payments during a period certain and for your lifetime thereafter or for your lifetime and the lifetime of a joint Annuitant you designate.


BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.


CERTIFICATE OWNER--The person who owns a Certificate and has the right to exercise all rights under the Certificate. Under NQ Certificates the Certificate Owner can be different from the Annuitants; under IRA
Certificates, the Certificate Owner must be the same individual as the Annuitant.


CODE--The Internal Revenue Code of 1986, as amended.


CONTRACT DATE-- The effective date of the Certificates. This is usually the Business Day we receive the initial contribution at our Processing Office.


CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.


GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificate. Guarantee Periods may also be referred to as Guaranteed Interest Rate Options (GIROs) or Guaranteed Interest Rate Accounts.


GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED PERIOD AMOUNT--The term used to refer to the amount allocated to and accumulated in each Guarantee Period.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

IRA--An individual retirement annuity, as defined in Section 408(b) of the Code.


JOINT AND SURVIVOR--The form of the Income Manager (Life Annuity with a Period Certain) under which after the death of an Annuitant payments continue to the surviving Annuitant. Payments are made as long as at least one Annuitant is living. Under IRA Certificates, the joint Annuitant must be your spouse.

LIFE CONTINGENT ANNUITY--The component of the payout annuity Certificates that provides guaranteed lifetime income after a period certain.


MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

MODAL PAYMENT PORTION--The portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.


NQ--An annuity contract which may be purchased only with after tax dollars.


PROCESSING OFFICE--The address to which all contributions, written requests (e.g., withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.


SINGLE LIFE--The form of the Income Manager (Life Annuity with a Period Certain) under which payments are made to you for your lifetime.


TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

------------------------------------------------------------------------------
                               PART 1: SUMMARY
------------------------------------------------------------------------------

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").


WHAT IS THE INCOME MANAGER?

The Income Manager is a family of Payout annuities designed to provide retirement income. Income Manager Payout Annuities feature a series of Guarantee Periods which provides the source of a Cash Value.

INCOME MANAGER
(LIFE ANNUITY WITH A PERIOD CERTAIN)

This version of the payout annuities provides level or increasing payments for a period certain and continuing for the lifetime of the Annuitant and any joint Annuitant. Increasing payments are not available under IRA
Certificates. You may elect to receive payments on a monthly, quarterly or annual mode.


Payments will generally start one payment mode from the Contract Date. You can also elect to delay the date payments will start. You may elect to defer the date payments will start generally for a period of up to 72 months. The ability to defer the payment start date may not be available in all states.


Based on information you provide, your contribution (less any charge for applicable taxes) is allocated among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. This allocation will not be changed (unless a Lump Sum Withdrawal is made). Payments during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.

Under NQ Certificates a portion of each payment will generally be excludable from taxable income until you have received a tax-free recovery of your investment in your Certificate. Under IRA Certificates all amounts are generally fully taxable.


The Life Contingent Annuity continues lifetime payments if the Annuitant or a joint Annuitant is living at the end of the period certain. Payments continue while the Annuitant or joint Annuitant, if applicable is alive. The portion of your contribution that is applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for withdrawals.


o     Contributions

      To put a Certificate into effect, you must make a contribution of at least $10,000. You may make subsequent contributions of at least $1,000 at any time up until 15 days before the Annuity Commencement Date. However, subsequent contributions are not permitted after you attain age 78 except for contributions made within the first Contract Year. Also, if you apply amounts to an Income Manager payout annuity from another annuity Certificate issued by us, no subsequent contributions are permitted.

      Under IRA Certificates your initial contribution must be in the form of either a rollover contribution or a direct custodian-to-custodian transfer from one or more other individual retirement arrangements. Subsequent contributions must not exceed $2,000 for any taxable year, except for additional rollover contributions or direct transfers, both of which are unlimited.


o     Lump Sum Withdrawals

      After the first Contract Year and during the period certain, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year at any time during such Contract Year. You may request such Lump Sum Withdrawal, which must be at least $1,000, by submitting a written request in a form satisfactory to us. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its cash value. Lump Sum Withdrawals may result in a market value adjustment.

      Lump Sum Withdrawals may be subject to a withdrawal charge to the extent that a Lump Sum Withdrawal exceeds the 10% free corridor amount. Lump Sum Withdrawals will reduce the amount of your future payments.

o     Death Benefit

      If the Annuitant dies before the Annuity Commencement Date, the beneficiary will be paid a death benefit equal to the greater of (i) the Annuity Account Value and (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amount in the Modal Payment Portion of the Guaranteed Period Account. However, if the Annuitant's spouse is the designated beneficiary under the Certificate and no delay in the payment start date has been elected, or if payments are scheduled to start within one year under a deferral schedule, such beneficiary may elect to receive the payments for the period certain starting on the scheduled Annuity Commencement Date, in lieu of taking the death benefit. Unless you have elected a Joint and Survivor form, after the Annuitant dies no payment will be made under the Life Contingent Annuity.

      If death occurs after the Annuity Commencement Date, payments will continue to be made during the period certain to the designated beneficiary on the same payment basis that was in effect prior to the death. If you have elected a Joint and Survivor form, payments will be made as long as either the Annuitant or the joint Annuitant is living after the end of the period certain. In lieu of continuing payments during the period certain, the beneficiary may elect to receive a single sum.


o     Surrendering Your Certificate

      During the period certain, you may surrender your Certificate for its Cash Value, and thereafter receive the lifetime income provided by the Life Contingent Annuity. You cannot surrender the Life Contingent Annuity.

INCOME MANAGER (Period Certain)

Under this version of the payout annuities, you will receive a level stream of payments which are fully guaranteed for a period certain which you select. The period certain may be for a duration of from 7 to 15 years. You may elect to receive payments on a monthly, quarterly or annual mode. Payments will generally start one payment mode from the Contract Date. Based on information you provide, your contribution is allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable. This allocation will not be changed (unless a Lump Sum Withdrawal is made). Payments during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or, distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.

Under NQ Certificate a portion of each payment will be excludable from taxable income. Under IRA Certificates amounts are generally taxable.


o     Contributions

      To put the Certificate into effect, you must make a single contribution of at least $10,000. Under IRA Certificates your contribution must be in the form of either a rollover contribution or a direct custodian-to-custodian transfer from one or more other individual retirement arrangements. Subsequent contributions are not permitted.

o     Lump Sum Withdrawals

      After the first Contract Year and during the period certain, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year . Such Lump Sum Withdrawal must be in a minimum amount of the greater of $2,000 or 25% of the Cash Value, and requested in writing in a form satisfactory to us. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its cash value. Lump Sum Withdrawals may result in a market value adjustment and may be subject to a withdrawal charge. There is no free corridor amount for Lump Sum Withdrawals. Lump Sum Withdrawals will reduce the amount of your future annual payments.

o     Death Benefit

      If the Annuitant dies before the Annuity Commencement Date, the beneficiary will be paid the death benefit equal to the greater of the
      (i) Annuity Account Value and (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amount in the Modal Payment Portion of the Guaranteed Period Account.

      If the Annuitant dies after the Annuity Commencement Date, payments will continue to be made for the remainder of the period certain to the designated beneficiary on the same payment basis that was in effect at the time of death, or the beneficiary may elect to receive a single sum.


OTHER PROVISIONS OF THE CERTIFICATES


WITHDRAWAL CHARGE


A withdrawal charge is imposed as a percentage of the portion of each contribution (or the single contribution) allocated to the Guaranteed Period Account, for a Lump Sum Withdrawal as discussed above, or if the Certificate is surrendered. The withdrawal charge is determined separately for each contribution in accordance with the table below.

                                     CONTRACT YEAR
                   1      2      3      4      5      6      7     8+
                ------------------------------------------------------
Percentage of
 Contribution     7.0%   6.0%   5.0%   4.0%   3.0%   2.0%   1.0%  0.0%


The applicable withdrawal charge percentage is determined by the Contract Year in which the Lump Sum Withdrawal is made or the Certificate is surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."


FREE LOOK PERIOD


You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the Transaction Date we receive your Certificate for cancellation at our Processing Office. If you elected the Income Manager (Life Annuity with a Period Certain), your refund will also include any amount applied to the Life Contingent Annuity.


SERVICES WE PROVIDE

o     REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o      Three additional reports of your Certificate values each year;

 o      Written confirmation of financial transactions.

o     TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

o     PROCESSING OFFICE

  o     FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

        Equitable Life
        Income Management Group
        Post Office Box 13014
        Newark, NJ 07188-0014

  o     FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

        Equitable Life
        c/o First Chicago National Processing Center
        300 Harmon Meadow Boulevard, 3rd Floor
        Attn: Box 13014
        Secaucus, NJ 07094

  o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS) SENT BY REGULAR MAIL:

        Equitable Life
        Income Management Group
        P.O. Box 1547
        Secaucus, NJ 07096-1547

  o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS) SENT BY EXPRESS MAIL:

        Equitable Life
        Income Management Group
        200 Plaza Drive
        Secaucus, NJ 07096

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.


ANNUITY BENEFITS

The Certificates provide annuity benefits to which the beneficiary may have amounts applied if the Annuitant dies before the Annuity Commencement Date. The annuity benefits are offered on a fixed basis.


TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES


Generally, we deduct a charge for premium and other applicable taxes from your contribution(s). The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for IRA Certificates and from 0 to 3.5% for NQ Certificates (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Our home office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest shareholder of the Holding Company is AXA-UAP (AXA). As of December 31, 1996, AXA beneficially owned 63.8% of the outstanding shares of common stock of the Holding Company (assuming conversion of convertible preferred stock held by AXA). Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

------------------------------------------------------------------------------
                     PART 2: THE GUARANTEED PERIOD ACCOUNT
------------------------------------------------------------------------------

GUARANTEE PERIODS


Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. We may establish different Guaranteed Rates under different classes of Certificates. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We use the term Guaranteed Period Amount to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals or charges (see below).


Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates


We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1998 through 2012. As Guarantee Periods expire, we expect to add maturity years so that generally 15 are available.


Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no withdrawals are made). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.


Guaranteed Rates for new allocations as of April 15, 1997 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:



    GUARANTEE
  PERIODS WITH
 EXPIRATION DATE    GUARANTEED        PRICE
FEBRUARY 15TH OF    RATE AS OF     PER $100 OF
  MATURITY YEAR    APRIL  , 1997  MATURITY VALUE
---------------- --------------- --------------
       1998            4.93%          $96.05
       1999            5.40            90.78
       2000            5.64            85.58
       2001            5.76            80.65
       2002            5.86            75.91
       2003            5.94            71.39
       2004            6.03            66.99
       2005            6.09            62.89
       2006            6.17            58.89
       2007            6.23            55.16
       2008            6.20            52.08
       2009            6.20            49.04
       2010            6.20            46.17
       2011            6.20            43.48
       2012            6.20            40.94


Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which would need to be allocated to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, to have $100 mature on February 15th of each of years 1998 through 2002, according to the above table the lump sum contribution that would have to be made as of April 15, 1997 would be $428.97 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1998 through
2002).


The above table is provided to illustrate the use of present value calculations. It does not take into account withdrawals and withdrawal charges. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

MARKET VALUE ADJUSTMENT FOR
WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including surrender and deductions) from a Guarantee Period prior to its Expira-tion Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal (including any withdrawal charges) of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

MODAL PAYMENT PORTION

A portion of your contributions is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.

Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the

Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of our general account. For a discussion of the Life Contingent Annuity see "Payments After the Period Certain," in Part 3.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933, as amended (1933 Act), nor is the general account an investment company under the Investment Company Act of 1940, as amended (1940 Act). Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

------------------------------------------------------------------------------
                     PART 3: PROVISIONS OF THE CERTIFICATES
------------------------------------------------------------------------------

We offer two forms of the Income Manager payout annuity Certificates from which you may choose to receive your retirement income. The Income Manager (Life Annuity with a Period Certain) and the Income Manager (Period Certain) Certificates. Both forms are described below. The payout annuity Certificate may not be available in all states, and IRA Certificates are not available in Puerto Rico.

INCOME MANAGER
(Life Annuity with a Period Certain)

This payout annuity provides guaranteed lifetime payments, with payments continuing during a "period certain," even if the Annuitant has died. Guaranteed payments may be provided on a Single Life basis or a Joint and 100% to Survivor basis. Payments may also be provided on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

This payout annuity with level or increasing payments is available at issue ages 59 1/2 through 83 except as described below, and Certificate owner age 59 1/2 and over. Increasing payments are not available under IRA Certificates. The payout annuity with level payments is also available at issue ages as young as 45 subject to restrictions described below under "Purchase Restrictions for Joint & Survivors." However, there are tax considerations that should be taken into account before purchasing a Certificate if you are under age 59 1/2. See "Penalty Tax" in Part 5. NQ Certificate increasing payments (described below) are available at ages as young as 53 1/2, provided payments do not start prior to your age 59 1/2.


Payments during the period certain are designed to pay out the entire Annuity Account Value by the end of the period certain. All payments committed to be paid out must be paid out as the Guarantee Periods serially mature and amounts are due to be paid from the Modal Payment Portion of the Guaranteed Period Account. Once commenced, these payments occur automatically through income payments to you and may not be stopped. The period certain may be referred to as a "liquidity period," as unlike traditional life annuities that provide periodic payments, you will be able to make Lump Sum Withdrawals prior to the end of the period certain, while continuing lifetime income in reduced amounts or to surrender the Certificate for its Cash Value.

Contributions

Your initial contribution must be at least $10,000. If your Annuity Commencement Date is February 15, 1998 or later, you may make subsequent contributions of at least $1,000 at any time up until 15 days before the Annuity Commencement Date. However, subsequent contributions are not permitted after you attain age 78 except for contributions made within the first Contract Year.


Under IRA Certificates, we will only accept initial contributions which are either rollover contributions under Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfer from other individual retirement arrangements. Subsequent contributions may be made at any time until 15 days before the Annuity Commencement Date, subject to age restrictions discussed here. Subsequent contributions may be any of regular rollover or direct transfers. Subsequent "regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. If you make a direct transfer or rollover contribution in the year or turn age 70 1/2 or later you must have taken the required minimum distribution for the year before the funds are apply to this Certificate. See "IRA Tax Information in Part 5."

If your Certificate resulted from application of proceeds from another certificate issued by us, no subsequent contributions are permitted. For applications received under certain types of transactions, we may offer the opportunity to lock in Guaranteed Rates on contributions.


We may refuse to accept any contribution if the sum of all contributions under a Certificate would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity distribution certificates/contracts that you own would then total more than $2,500,000.

Allocation of Contributions

Based on the amount of your contribution, your age and sex (and the age and sex of the joint Annuitant, if the Joint and Survivor is elected), the mode of payment, the form of annuity and the period certain you select, your contribution is allocated by us among the Guarantee Periods, and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied to the Life Contingent Annuity. This allocation may not be changed by you.

------------------------------------------------------------------------------
INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
------------------------------------------------------------------------------

Any subsequent contributions will be allocated by us to the Guarantee Periods and the Life Contingent Annuity so as to increase the level of all payments.

Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. The payments to be made on an Expiration Date during the period certain you select represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.


You may elect to receive level payments during the period certain and under the Life Contingent Annuity. Under NQ Certificates, you may elect to receive payments that increase. If you elect the increasing payments during the period certain, the amounts and dates of the increase will be set forth in your Certificate.

After the end of the period certain, payments continue under the Life Contingent Annuity. Your first payment under the Life Contingent Annuity will generally be equal to or greater than the final payment under the period certain. See "Payments After the Period Certain" below. Under NQ Certificates a portion of each payment is excluded from taxable income until the total amount of your investment in the contract has been recovered. Under IRA Certificate all amounts are generally taxable.

Payments generally start one payment mode from the Contract Date. However, you may elect to defer the date payments will start generally for a period of up to 72 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had purchased a Certificate at a later date. Deferral of the payment start date is not available above age 80. The ability to defer the payment start date may not be available in all states. Under IRA Certificates if your deferred payment start date is the year you turn 70 1/2 or later you should consider the effect that deferral may have on the requirement to take minimum distribution from IRAs.


If your initial contribution will come from multiple sources, the payment start date must be deferred until at least the February 15th next following the date the last amount of the initial contribution is received.

Period Certain


If you elect level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the Annuitant at issue of the Certificate is as follows:


             NQ CERTIFICATES
---------------------------------------
     ANNUITANT            MAXIMUM
    ISSUE AGE*        PERIOD CERTAIN
----------------- ---------------------
  45 through 70          15 years
  71 through 75      85 less issue age
  76 through 80          10 years
  81 through 83      90 less issue age

            IRA CERTIFICATES
---------------------------------------
     ANNUITANT            MAXIMUM
       AGE*           PERIOD CERTAIN
----------------- ---------------------
  45 through 70          15 years
  71 through 78      85 less issue age
  79 through 83           7 years

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start.

Under NQ Certificates if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the Annuitant at issue of the Certificate, your period certain will be as follows:

    ISSUE AGE*       PERIOD CERTAIN
----------------- ------------------
59 1/2 through 70       15 years
  71 through 75         12 years
  76 through 80         9 years
  81 through 83         6 years

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

                         PERIOD CERTAIN BASED ON
                             DEFERRAL PERIOD
                  ------------------------------------
                       1-36        37-60       61-72
    ISSUE AGE*        MONTHS      MONTHS      MONTHS
----------------- ------------ ----------- -----------
53 1/2 through 70    12 years     9 years     9 years
  71 through 75      9 years      9 years       N/A
  76 through 80      6 years      6 years       N/A
  81 through 83        N/A          N/A         N/A

* For joint and survivor, the period certain is based on the age of the younger Annuitant.

------------------------------------------------------------------------------
INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
------------------------------------------------------------------------------

Purchase Restrictions for Joint & Survivors

Under the Joint and Survivor forms: (i) the joint Annuitant must also be the beneficiary under the Certificate. Under IRA Certificates the joint Annuitant must be your spouse; (ii) for purposes of the above limitations, we use the age of the younger Annuitant; (iii) neither you nor the joint Annuitant can be over age 83; (iv) under level payments the Joint and 100% to Survivor form is only available for the longest period certain permitted; and (v) if either you or the joint Annuitant is under age 59 1/2, only the Joint and 100% to Survivor form is permitted.

Payments After the Period Certain

The Life Contingent Annuity continues lifetime payments if you are living at the end of the period certain. Payments continue during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the period certain. The portion of your contribution applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for withdrawals.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide level or increasing (NQ Certificates) payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments under NQ Certificates, your first payment under the Life Contingent Annuity will generally be equal to or greater than the final payment under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity, based on the annual increase in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-third to Survivor basis.

Example of Payments


The chart below illustrates level payments for a male, age 70 who purchases the Income Manager (Life Annuity with a Period Certain) on a single life basis, with a single contribution of $100,000. The example also assumes a period certain of 15 years. Based on Guaranteed Rates in effect on the Contract Date of April 15, 1997, an election of either monthly, quarterly or annual payments with payments starting one payment mode from the Contract Date, the following level payments would be provided:



     MODE      MONTHLY   QUARTERLY    ANNUAL
------------ --------- ----------- -----------
Start Date     6/15/97    8/15/97     5/15/98
Payment       $ 722.74   $2,186.05   $9,013.72



LUMP SUM WITHDRAWALS


After the first Contract Year, you may take a Lump Sum Withdrawal once per Contract Year at any time during such Contract Year. You may request such withdrawal, in an amount of at least $1,000, by submitting a written request on a form satisfactory to us. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates" below. Amounts withdrawn from the Guarantee Periods, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Withdrawals or Surrender Prior to the Expiration Date" in Part 2. If you take a Lump Sum Withdrawal under an NQ Certificate, a portion of such Lump Sum Withdrawal may be excludable from taxable income, only if payments have commenced. If you have a deferred payment start date and you are under age 59 1/2, withdrawals may be taxable and subject to a 10% additional Federal income tax penalty.


A withdrawal charge will be imposed as a percentage of the portion of each contribution allocated to the Guarantee Period Account to the extent that a Lump Sum Withdrawal exceeds the free corridor amount.

   Free Corridor Amount

   The free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

See "Withdrawal Charge" in Part 4.

ALLOCATION OF LUMP SUM WITHDRAWALS

Lump Sum Withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment

------------------------------------------------------------------------------
INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
------------------------------------------------------------------------------

Portion of the Guaranteed Period Account such that the amount of the payments and the length of the period certain will be reduced, and the date payments under the Life Contingent Annuity are to start will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.

Example


The example below illustrates the effect of a Lump Sum Withdrawal. This example assumes a single contribution of $100,000 is paid on April 15, 1997, which purchases level annual payments of $8,539.87 to be made on February 15th each year, for a male and female, both age 70, on a Joint and two-thirds to Survivor basis with a period certain of 15 years. It assumes a Lump Sum Withdrawal at the beginning of the fourth Contract Year of 25% of an Annuity Account Value of $71,539.43 at which time the Annuitants are age 73.

The requested withdrawal amount would be $17,884.86 ($71,539.43 x .25). In this case, $7,153.94 ($71,539.43 x .10) would be the free corridor amount and could be withdrawn without the imposition of a withdrawal charge. The balance $10,730.91 ($17,884.86-$7,153.94) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $429.24 ($10,730.91 x .04). The Annuity Account Value after the withdrawal is $53,225.33 ($71,539.43-$17,884.86-$429.24). The
payments would be reduced to $6,978.43 and the remaining period certain would be reduced to 10 years from 12.


DEATH BENEFIT

Before the Annuity Commencement Date

Upon receipt of proof satisfactory to us of the Annuitant's death before the Annuity Commencement Date the death benefit will be paid to the beneficiary named in your Certificate. See "Beneficiary" in Part 4. The death benefit is the greater of (i) the Annuity Account Value and (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. However, if you are the Annuitant and your spouse is the designated beneficiary under the Certificate and you have not elected to defer the date payments are to start, or if payments are scheduled to start within one year under a deferral schedule, such beneficiary may elect to receive the payments for the period certain starting on the scheduled Annuity Commencement Date in lieu of taking the death benefit. If you have elected to defer the date payments will start, your spouse also has to have been named successor Annuitant/Certificate Owner in order to elect the payments in lieu of the death benefit. Unless you have elected a Joint and Survivor form, after the Annuitant dies no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guaranteed Period Account; a death benefit is never payable under the Life Contingent Annuity.

How Payment is Made


We will pay the death benefit to the beneficiary in the form of the annuity benefit you have chosen under your Certificate. If no income annuity benefit has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more annuity benefits offered by Equitable Life. See "Annuity Benefits" in Part 4. Such an election when made on a timely basis, can defer otherwise taxable income. See "Death Benefits" in
Part 5. Note that if you are both the Certificate Owner and the Annuitant only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.


When the NQ Certificate Owner Dies Before the
Annuitant


When you are the Certificate Owner under an NQ Certificate but not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). The NQ Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an annuity benefit is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not

------------------------------------------------------------------------------
INCOME MANAGER (Life Annuity with a Period Certain) (CONTINUED)
------------------------------------------------------------------------------


to exceed the beneficiary's life expectancy). If an annuity benefit has not been elected, as described above, on the fifth anniversary of your death, we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.


After the Annuity Commencement Date

If death occurs after the Annuity Commencement Date, payments will continue to be made during the period certain to the designated beneficiary (who effectively becomes the Certificate Owner) on the same payment basis that was in effect prior to the death. If you have elected a Joint and Survivor form, payments will be made as long as either you or the joint Annuitant is living after the end of the period certain. The designated beneficiary and the joint Annuitant must be the same person. In lieu of continuing payments during the period certain, the beneficiary may elect to receive a single sum. If a single sum is elected within one year from the date of death, the single sum will be equal to the Annuity Account Value, or if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amount in the Modal Payment Portion of the Guaranteed Period Account. After one year, the beneficiary may surrender the Certificate and receive the Cash Value. If a single sum is elected and there is a joint Annuitant, the date payments are to start under the Life Contingent Annuity will be accelerated so that payments will be made in reduced amounts.

SURRENDERING THE CERTIFICATES

You may surrender the Certificate for its Cash Value at any time during the period certain, and thereafter receive the lifetime income provided by the Life Contingent Annuity. See "Cash Value," in Part 4.

Once the Certificate is surrendered, the date payments are to start under the Life Contingent Annuity will be accelerated to the date when the next payment was to be received under the period certain and such payments will be made in reduced amounts. Once your Certificate has been surrendered, it will be returned to you with a notation that the Life Contingent Annuity is still in effect. The Life Contingent Annuity cannot be surrendered.


INCOME MANAGER
(Period Certain)

This version of the payout annuities (available at issue ages 59 1/2 through 78) provides a level stream of guaranteed payments for a period certain of not less than 7 years nor more than 15 years. At issue ages over 70, the maximum period certain is age 85 less the issue age.


You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments will start one payment mode from the Contract Date. The level payments to be made on Expiration Dates during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.


Under NQ Certificates, a portion of each payment will be excluded from taxable income. Under IRA Certificates, all amounts are generally fully taxable.


During the period certain (which may also be referred to as the "liquidity period") you have access to your Cash Value through Lump Sum Withdrawals or surrender of the Certificate.

Contribution


Under this Certificate the minimum single contributions $10,000. You may not make subsequent contributions under this plan. For applications received under certain types of transactions, we may offer the opportunity to lock in Guaranteed Rates on contributions.

Under IRA Certificates, we will only accept single contributions which are either rollover contributions under Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other individual retirement arrangements. If you are age 70 1/2 or over when you purchase a Certificate, the amount contributed must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See " IRA Tax Information in Part 5."


We may refuse to accept a contribution in excess of $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity distribution certificates/contracts that you own would then total more than $2,500,000.

Allocation of Contribution

Based on the amount of your contribution and the period certain you select, your contribution is allo-

------------------------------------------------------------------------------
INCOME MANAGER (Period Certain) (CONTINUED)
------------------------------------------------------------------------------

cated by us among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and may not be changed by you, such that you are assured a level stream of periodic payments.


The following example illustrates a ten year level stream of annual payments, each in the amount of $10,000, purchased on April 15, 1997 with the first payment on February 15, 1998. To achieve this result, a single contribution of $74,428.68 is required, and is allocated among the Guarantee Periods as indicated below.



   FEBRUARY
     15TH,
 OF CALENDAR              PRICE PER $100    ALLOCATION OF
     YEAR       PAYMENT  OF MATURITY VALUE  CONTRIBUTION
------------- --------- ----------------- ---------------
     1998       10,000        $96.05         $ 9,604.59
     1999       10,000         90.78           9,078.43
     2000       10,000         85.58           8,557.89
     2001       10,000         80.65           8,064.53
     2002       10,000         75.91           7,590.50
     2003       10,000         71.39           7,138.75
     2004       10,000         66.99           6,699.45
     2005       10,000         62.89           6,289.47
     2006       10,000         58.89           5,889.04
     2007       10,000         55.16           5,516.04
                               Total         $74,428.68


LUMP SUM WITHDRAWALS


After the first Contract Year, you may take a Lump Sum Withdrawal once per Contract Year at any time during such Contract Year. You may request such withdrawal by submitting a written request on a form satisfactory to us. The minimum amount of a Lump Sum Withdrawal is the greater of $2,000 and 25% of the Cash Value. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" below. Amounts withdrawn from the Guarantee Periods other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Lump Sum Withdrawals may be subject to a withdrawal charge. See "Withdrawal Charge" in
Part 4. There is no free corridor amount. Under NQ Certificates if you take a Lump Sum Withdrawal a portion of such Lump Sum Withdrawal may be excludable from taxable income. Under IRA Certificate all amounts are generally fully taxable.


ALLOCATION OF LUMP SUM WITHDRAWALS

Lump Sum Withdrawals will be taken pro rata from all unmatured Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account so that periodic payments will continue in reduced level amounts over the remaining term of the period certain.

DEATH BENEFIT

Before the Annuity Commencement Date


Upon receipt of proof satisfactory to us of the Annuitant's death before the Annuity Commencement Date, we will pay the death benefit described under Income Manager "(Life Annuity with a Period Certain)," "Death Benefit" above.


When the NQ Certificate Owner Dies Before the Annuitant


When you are not the Annuitant and you die before the Annuity Commencement Date, the beneficiary will automatically succeed as Certificate Owner as described under "Income Manager (Life Annuity with a Period Certain)--Death Benefit" above.

After the Annuity Commencement Date

If death occurs after the Annuity Commencement Date, payments will continue to be made to the designated beneficiary on the same payment basis that was in effect prior to the Annuitant's death. See "Beneficiary" in Part 4. At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year of the Annuitant's death, the single sum will be equal to the Annuity Account Value, or if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. After the one year period, the beneficiary may surrender the Certificate and receive the Cash Value.

------------------------------------------------------------------------------
PART 4: OTHER PROVISIONS OF THE CERTIFICATES AND SERVICES
        WE PROVIDE
------------------------------------------------------------------------------

The provisions of your Certificate may be restricted by applicable laws or regulations.

METHODS OF PAYMENT


Except as indicated below, all contributions must be made by check drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. Contributions must be sent to Equitable Life at our Processing Office address designated for contributions. Your initial or single contribution must be accompanied by a completed application which is acceptable to us. In the event the application information or the application is otherwise not acceptable, we may retain your contribution for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.


Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.


Contributions accepted by wire order will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the Business Day contributions are received. Wire orders not accompanied by complete information may be retained as described above.


Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the initial contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the initial contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the initial contribution, the amount of the initial contribution will be returned to the applicant with immediate notification to the broker-dealer.


After your Certificate has been issued, subsequent contributions under the Income Manager (Life Annuity with a Period Certain) may be transmitted by wire.


FREE LOOK PERIOD


You have the right to examine your Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the date we receive your Certificate for cancellation at our Processing Office. Under the Income Manager (Life Annuity with a Period Certain) your refund will also include any amount applied to the Life Contingent Annuity. Some states or Federal income tax regulations may require that we calculate the refund differently. If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

We follow these same procedures if you change your mind before you receive your Certificate, but after a contribution has been made. See "Part 5: Tax Aspects of the Certificates" for possible tax consequences of canceling your Certificate during the free look period.


BENEFICIARY

You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed.

CASH VALUE

The Cash Value under the Certificate reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." On any date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Withdrawal Charge" below.

SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. See "Cash Value," above.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate (other than Life Contingent Annuity benefits) will be terminated as of that date. See "Surrendering the Certificates" in Part 3. We will usually pay the Cash Value in a single sum payment within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 5: Tax Aspects of the Certificates."


ANNUITY BENEFITS

If you die before the Annuity Commencement Date, the beneficiary may elect to apply the death benefit to an annuity benefit.


Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.


The Certificates offer the annuity benefits outlined above in fixed form. Fixed annuity payments are guaranteed by us and will be based on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant.

For each annuity benefit, we will issue a separate written agreement putting the benefit into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity form, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an annuity form is chosen and payments have commenced, no change can be made.

If, at the time an annuity form is elected, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the death benefit in a single sum rather than as payments under the annuity form chosen.


WHEN PAYMENTS ARE MADE

We can defer payment of any portion of the Annuity Account Value for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

IRA Certificates are not assignable or transferable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.


NQ Certificates may not be assigned.


DISTRIBUTION OF THE CERTIFICATES

Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibil-ity for sales and marketing functions and may be deemed to be the distributor of the Certificates. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. EDI was paid a fee of $1,204,370 for 1996 and $126,914 for 1995 for its services under its "Distribution Agreement" with Equitable Life.


The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation (including for EDI and its affiliates) will not exceed five percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

WITHDRAWAL CHARGE

A withdrawal charge for Lump Sum Withdrawals will be imposed as a percentage of the portion of each contribution allocated to the Guaranteed Period Account as discussed under "Lump Sum Withdrawals" in Part 3, or if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                     CONTRACT YEAR
                   1      2      3      4      5      6      7     8+
                ------------------------------------------------------
 Percentage of
  Contribution    7.0%   6.0%   5.0%   4.0%   3.0%   2.0%   1.0%  0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the Lump Sum Withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Guaranteed Period Account in proportion to the amount being withdrawn from each Guarantee Period and the Modal Payment Portion of the Guaranteed Period Account.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 5: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses. This charge will not be increased for the life of the Certificates. We may reduce this charge under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.


AMOUNTS APPLIED FROM OTHER INCOME MANAGER CERTIFICATES


Life Annuity with a Period Certain


A Certificate Owner of certain other Income Manager certificates issued by us may apply the Annuity Account Value to purchase the Income Manager (Life Annuity with a Period Certain) provided the issue age and payment restrictions for the Income Manager are met. If the Annuity Account Value is applied from another Certificate issued by us to purchase the Income Manager at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the new certificate . For purposes of the withdrawal charge schedule, the year in which your Annuity Account Value is applied under the new certificate will be "Contract Year 1." If the Annuity Account Value is applied from such other certificate when the dollar amount of the withdrawal charge is 2% or less, there will be no withdrawal charge schedule under the Income Manager. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Income Manager.


Period Certain


A Certificate Owner of certain other Income Manager certificates issued by us may apply the Annuity Account Value to purchase this Income Manager (Period Certain) once withdrawal charges are no longer in effect under such other Income Manager certificates. No withdrawal charges will apply under the Income Manager.

To purchase an Income Manager, we require the return of the original certificate. New Income Manager Certificate will be issued putting this annuity form into effect.


CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES

Generally, we deduct a charge for applicable taxes, such as state or local premium taxes, from your contribution(s). The current tax charge that might be imposed varies by state and ranges from 0% to 2.25% for IRA Certificates and from 0% to 3.5% for NQ Certificates (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum contribution requirements. We may increase Guaranteed Rates for the Guarantee Periods and reduce purchase rates for the Life Contingent Annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis. IRA Certificates are only available for sponsored arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

------------------------------------------------------------------------------
                    PART 5: TAX ASPECTS OF THE CERTIFICATES
------------------------------------------------------------------------------


This Part of the prospectus generally covers our understanding of the current Federal income tax rules that apply to IRA and NQ Certificates.

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Certificates.


TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES


This section generally covers our understanding of the current Federal income tax laws that apply to a non-qualified annuity purchased with only after-tax dollars.

Equitable Life has designed the NQ Certificates to qualify as an "annuity" for purposes of Federal income tax law. Annuity contract payments are taxable as ordinary income and are subject to income tax withholding. See "Federal and State Income Tax Withholding" below. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule for transactions occuring before the annuity commencement date: (1) an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (2) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (3) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution. The Income Manager (Life Annuity with a Period Certain) will be treated as a non-qualified deferred annuity if annuity payments start after 12 months of the Contract Date.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies. There is an exception for immediate annuities. Discuss with your tax adviser if this exception may apply in your case.


Withdrawals


Prior to the Annuity Commencement Date, any withdrawals (withdrawals which do not terminate your total interest in the Certificate) are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you must notify us prior to such an exchange.


If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.


You should discuss with your tax adviser the effect of any surrender or withdrawal under an Income Manager.

Annuity Payments


Once annuity payments begin (whether under one of the Income Manager immediate annuities or under an income annuity option), a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a life annuity, after the total investment in the contract has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Taxation of Lump Sum Withdrawals Made After Payments Have Commenced


If your Lump Sum Withdrawal terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a Lump Sum Withdrawal under one of the Income Manager payout annuities which does not terminate all periodic payments due, then a portion of the remaining reduced payments will be eligible for tax-free recovery of investment. Also, a portion of such Lump Sum Withdrawal may be excludable from taxable income. You should discuss with your tax adviser the taxation of any surrender or withdrawal of Cash Value.

Early Distribution Penalty Tax


In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2, (2) made on or after your death, (3) attributable to your disability, (4) is part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange, or (6) payments under an immediate annuity. An immediate annuity is generally an annuity which commences payments within one year from purchase and provides for a series of substantially equal periodic payments made at least annually.


Periodic annuity payments made to an individual under age 59 1/2 from the Income Manager (Life Annuity with a Period Certain) should qualify for the "substantially equal periodic payments for life" exception under (4) above. However, this exception may not apply if the individual takes a Lump Sum Withdrawal, surrenders the Certificate or changes the payment pattern in any way. Once you begin receiving Income Manager payments and you are under age 59 1/2, the payments should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first payment, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply. Also, it is possible that the IRS could view any additional withdrawal you take from your Certificate as changing the pattern of substantially equal payments for purposes of determining whether the penalty applies.


If a taxpayer under age 59 1/2 purchases a joint life-contingent annuity certificate with a reduced payment to the survivor (e.g., joint and 50% to survivor), a question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code annuity payments from such a certificate as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering a change of payments on account of death. As there is no direct authority on point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.


Payments as a of Death


If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you. If the beneficiary takes the death benefit in a single sum, the beneficiary is treated as if the Certificate had been surrendered. The tax computation will reflect your investment in the Certificate.

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a single sum death benefit first becomes payable and before any benefit is actually paid. The taxable income that would otherwise occur, will be deferred, and payments will be taxed as described above under "Annuity Payments."


Special distribution requirements apply upon the death of the owner of a non-qualified annuity before annuity payments have begun. That is, in the case of a Certificate where the owner and annuitant are different, even though the annuity contract could continue because that annuitant has not died, Federal tax law requires that the person who succeeds as owner of the contract take distribution of the contract within a specified period of time.

SPECIAL RULES FOR NQ CERTIFICATES
ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from NQ Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IRA TAX INFORMATION

TAX-QUALIFIED INDIVIDUAL RETIREMENT
ANNUITIES (IRAS)

This prospectus contains the information which the Internal Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.


Introduction


The IRA Certificate is designed to qualify as an IRA under Section 408(b) of the Code. Your rights under the IRA Certificates cannot be forfeited.

This prospectus covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.


This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the IRA Certificates.

Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.


The IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment, and may not address certain features under the IRA Certificates, and may not address certain features under the IRA Certificates.


Cancellation


You can cancel a Certificate issued as an IRA by following the directions in
Part 4 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.


Contributions to IRAs

Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").


The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers," discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" IRA contributions. See "Contributions Under the Certificates" in Part 4. The immediately following discussion relates to "regular" IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to an IRA which is intended to serve as a "conduit" IRA. This vehicle may not be appropriate for a conduit IRA.


Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into an IRA.


The amount of IRA contributions for a tax year that an individual can deduct depends on whether the individual (or the individual's spouse, if a joint return is filed) is covered by an employer-sponsored tax-favored retirement plan. If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $4,000 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement). The non-working spouse owns his or her individual retirement arrangements, even if the working spouse makes contributions to purchase the spousal individual retirement arrangements.

If neither the individual nor the individual's spouse is covered during any part of the taxable year by an employer-sponsored tax-favored retirement plan (including a qualified plan, a tax sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan), then regardless of adjusted gross income (AGI), each working spouse may make deductible contributions to an IRA for each tax year (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) up to the lesser of $2,000 or 100% of compensation. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $25,000 and $35,000. If the individual is married and files a joint return, and either the individual or the spouse is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $40,000 and $50,000. If the individual is married, files a separate return and is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $0 and $10,000. Married individuals filing separate returns must take into account the retirement plan coverage of the other spouse, unless the couple has lived apart for the entire taxable year. If AGI is below the phase-out range, an individual is entitled to the Maximum Permissible Dollar Deduction. In computing the partial deduction for IRA contributions the individual must round the amount of the deduction to the nearest $10. The permissible deduction for IRA contributions is a minimum of $200 if AGI is less than the amount at which the deduction entirely phases out.

If the individual (or the individual's spouse, unless the couple has lived apart the entire taxable year and their filing status is married, filing separately) is covered by a tax-favored retirement plan, the deduction for IRA contributions must be computed using one of two methods. Under the first method, the individual determines AGI and subtracts $25,000 if the individual is a single person, $40,000 if the individual is married and files a joint return with the spouse, or $0 if the individual is married and files a separate return. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for IRA contributions using the following formula:

                                  Maximum             Adjusted
$10,000-Excess AGI              Permissible            Dollar
         $10,000          x       Dollar         =    Deduction
                                 Deduction              Limit


Under the second method, the individual determines his or her Excess AGI and then refers to the table in Appendix II originally prepared by the IRS to determine the deduction.


Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.


An individual not eligible to deduct part or all of the IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's IRA (or the non-working spouse's IRA) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or any individual who has made nondeductible contributions to an IRA in prior years and is receiving amounts from any IRA must file the required information with the IRS. Moreover, individuals making nondeductible IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in all IRAs are fully distributed.


Excess Contributions

Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution," (without regard to the deductibility or nondeductibility of IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after tax contributions to a qualified plan or minimum distributions required to be made after age

70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.


If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

Tax-Free Transfers and Rollovers

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax-free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more.


Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits. Because this is intended to be a payout vehicle, this may not be an appropriate Certificate if you intend to use it as a conduit IRA.


Under the conditions and limitations of the Code, an individual may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Distributions from IRA Certificates

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by the individual in gross income.

If the individual has made non-deductible IRA contributions to any IRA, those contributions are recovered tax-free when any IRA distributions are received. The individual must keep records of all nondeductible contributions. At the end of each tax year in which the individual has received a distribution, the individual determines a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all IRAs held by the individual at the end of the tax year (including rollover IRAs and payout IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.


In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Required Minimum Distributions

The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year by year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions--"account based" or "annuity based"--and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age 70 1/2).

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

Tax Considerations for the IRA Certificates


Although the Life Contingent Annuity portion of the Income Manager (Life with a Period Certain) does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount before the Annuity Commencement Date of account based required minimum distributions from your IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, you should consult with your tax adviser to determine the impact of purchasing the Income Manager after age 70 1/2 in view of your own particular situation.

You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Income Manager will not be available if you have previously made a different election with the funds used to purchase the Certificates. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.


If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other IRA funds you may have. Alternatively you may convert your IRA Life Contingent Annuity under the IRA Certificates to a non-qualifed Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of an IRA, its value would not have to be taken into account in determining future required minimum distributions.


If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Income Manager will not be available if you have previously made a different election for the funds used to purchase the Certificates. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.


Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" IRA treatment. See "Tax-Free Transfers and Rollovers" above.


Taxation of Death Benefits

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

Prohibited Transaction

An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.


PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or
(4) in accordance with the exception outlined below if you are under 59 1/2. Also not subject to penalty tax are IRA distributions used to pay certain extraordinary medical expenses or medical insurance premiums for defined unemployed individuals.

A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. An Income Manager (Life Annuity with a Period Certain), with no deferral of the payment start date, should fit this payout exception. One Income Manager (Life Annuity with a Period Certain) payments begin, the distributions should not be changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all withdrawals. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Income Manager payments for purposes of determining whether the penalty applies.

Where a taxpayer under age 59 1/2 purchases an individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.


TAX PENALTY FOR INSUFFICIENT
DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.


TAX PENALTY FOR EXCESS DISTRIBUTIONS OR
ACCUMULATION

A 15% excise tax applies to an individual's aggregate excess distributions from all tax-favored retirement plans. The excise tax is in addition to the ordinary income tax due but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. This tax is temporarily suspended for distributions to the individual for the years 1997, 1998 and 1999. However, the excise tax continues to apply for estate tax purposes. In certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individ ual's interest in tax-favored retirement plans is excessive. The aggregate accumulation will be subject to excise tax in 1997 if they exceed the present value of a hypothetical life annuity paying $160,000 a year.


FEDERAL AND STATE INCOME TAX
WITHHOLDING


Equitable Life is required to withhold Federal income tax IRA distributions and the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that annuity income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.


Periodic payments such as Income Manager payments after the Annuity Commencement Date are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1997, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution for example a Lump Sum Withdrawal or death benefit before the Annuity Commencement Date will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.


All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING


As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

------------------------------------------------------------------------------
                        PART 6: INDEPENDENT ACCOUNTANTS
------------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

------------------------------------------------------------------------------
                  APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1998 to a Guarantee Period with an Expiration Date of February 15, 2007 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2002.

                                                                  ASSUMED
                                                            GUARANTEED RATE ON
                                                             FEBRUARY 15, 2002
                                                          ---------------------
                                                             5.00%      9.00%
                                                          ---------- ----------
As of February 15, 2002 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also Annuity
      Account Value ...................................... $144,048   $119,487
(2) Guaranteed Period Amount..............................  131,080    131,080
(3) Market Value Adjustment: (1)-(2)......................   12,968    (11,593)

February 15, 2002 (After Withdrawal)
------------------------------------
(4) Portion of (3) Associated with Withdrawal:
      (3) x [$50,000/(1)]................................. $  4,501   $ (4,851)
(5) Reduction in Guaranteed Period Amount: [$50,000-(4)] .   45,499     54,851
(6) Guaranteed Period Amount: (2)-(5).....................   85,581     76,229
(7) Maturity Value........................................  120,032    106,915
(8) Present Value of (7), also Annuity Account Value......   94,048     69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

------------------------------------------------------------------------------
               APPENDIX II: IRS CHART--ESTIMATED DEDUCTION TABLE
-----------------------------------------------------------------------------


If your Maximum Permissible Dollar Deduction is $2,000, use this table to estimate the amount of your contribution which will be deductible.

EXCESS               EXCESS               EXCESS             EXCESS
 AGI     DEDUCTION    AGI     DEDUCTION    AGI    DEDUCTION   AGI     DEDUCTION
------   ---------   ------   ---------   ------  ---------  ------   ---------
 $    0   $2,000    $2,550     $1,490     $5,050     $990    $ 7,550    $490
     50    1,990     2,600      1,480      5,100      980      7,600     480
    100    1,980     2,650      1,470      5,150      970      7,650     470
    150    1,970     2,700      1,460      5,200      960      7,700     460
    200    1,960     2,750      1,450      5,250      950      7,750     450
    250    1,950     2,800      1,440      5,300      940      7,800     440
    300    1,940     2,850      1,430      5,350      930      7,850     430
    350    1,930     2,900      1,420      5,400      920      7,900     420
    400    1,920     2,950      1,410      5,450      910      7,950     410
    450    1,910     3,000      1,400      5,500      900      8,000     400
    500    1,900     3,050      1,390      5,550      890      8,050     390
    550    1,890     3,100      1,380      5,600      880      8,100     380
    600    1,880     3,150      1,370      5,650      870      8,150     370
    650    1,870     3,200      1,360      5,700      860      8,200     360
    700    1,860     3,250      1,350      5,750      850      8,250     350
    750    1,850     3,300      1,340      5,800      840      8,300     340
    800    1,840     3,350      1,330      5,850      830      8,350     330
    850    1,830     3,400      1,320      5,900      820      8,400     320
    900    1,820     3,450      1,310      5,950      810      8,450     310
    950    1,810     3,500      1,300      6,000      800      8,500     300
  1,000    1,800     3,550      1,290      6,050      790      8,550     290
  1,050    1,790     3,600      1,280      6,100      780      8,600     280
  1,100    1,780     3,650      1,270      6,150      770      8,650     270
  1,150    1,770     3,700      1,260      6,200      760      8,700     260
  1,200    1,760     3,750      1,250      6,250      750      8,750     250
  1,250    1,750     3,800      1,240      6,300      740      8,800     240
  1,300    1,740     3,850      1,230      6,350      730      8,850     230
  1,350    1,730     3,900      1,220      6,400      720      8,900     220
  1,400    1,720     3,950      1,210      6,450      710      8,950     210
  1,450    1,710     4,000      1,200      6,500      700      9,000     200
  1,500    1,700     4,050      1,190      6,550      690      9,050     200
  1,550    1,690     4,100      1,180      6,600      680      9,100     200
  1,600    1,680     4,150      1,170      6,650      670      9,150     200
  1,650    1,670     4,200      1,160      6,700      660      9,200     200
  1,700    1,660     4,250      1,150      6,750      650      9,250     200
  1,750    1,650     4,300      1,140      6,800      640      9,300     200
  1,800    1,640     4,350      1,130      6,850      630      9,350     200
  1,850    1,630     4,400      1,120      6,900      620      9,400     200
  1,900    1,620     4,450      1,110      6,950      610      9,450     200
  1,950    1,610     4,500      1,100      7,000      600      9,500     200
  2,000    1,600     4,550      1,090      7,050      590      9,550     200
  2,050    1,590     4,600      1,080      7,100      580      9,600     200
  2,100    1,580     4,650      1,070      7,150      570      9,650     200
  2,150    1,570     4,700      1,060      7,200      560      9,700     200
  2,200    1,560     4,750      1,050      7,250      550      9,750     200
  2,250    1,550     4,800      1,040      7,300      540      9,800     200
  2,300    1,540     4,850      1,030      7,350      530      9,850     200
  2,350    1,530     4,900      1,020      7,400      520      9,900     200
  2,400    1,520     4,950      1,010      7,450      510      9,950     200
  2,450    1,510     5,000      1,000      7,500      500     10,000       0
  2,500    1,500

[FN]
------------
Excess AGI = Your AGI minus your THRESHOLD LEVEL:
             If you are single, your Threshold Level is $25,000.
             If you are married, your Threshold Level is $40,000.
             If you are married and file a separate tax return, your Excess AGI = your AGI.

                               INCOME MANAGERSM
                                PROSPECTUS FOR
                             ASSURED PAYMENT PLAN

                              DATED MAY 1, 1996
                              -----------------
                             ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States
-------------------------------------------------------------------------------
This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under an annuity contract (ASSURED PAYMENT PLAN) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Assured Payment Plan Certificates are used for after-tax contributions to a non-qualified annuity. A minimum contribution of $10,000 is required to put a Certificate into effect.


The Owner (CERTIFICATE OWNER, YOU and YOUR) may choose to receive guaranteed periodic payments under one of our Assured Payment Plans. You may choose to receive level guaranteed payments payable for a specified period (PERIOD CERTAIN) with payments generally starting one payment mode from the CONTRACT DATE. Or, you may choose to receive level or increasing guaranteed payments for a specified period of time, and continuing for life thereafter (LIFE ANNUITY WITH A PERIOD CERTAIN). Under this plan you choose whether to receive payments for your life (SINGLE LIFE) or for your life and the life of a joint Annuitant (JOINT AND SURVIVOR) you designate.


Amounts are allocated to the GUARANTEED PERIOD ACCOUNT to provide payments during the period certain. Amounts allocated to a GUARANTEE PERIOD in the Guaranteed Period Account accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). The Guarantee Periods currently available are those maturing in calendar years 1997 through 2011. Each Guarantee Period has its own Guaranteed Rates.

This prospectus provides information about the Assured Payment Plan that prospective investors should know before investing. You should read it carefully and retain it for future reference.

A registration statement relating to interests under the Guarantee Periods has been filed with the Securities and Exchange Commission (SEC).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE
NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED.
THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.
-------------------------------------------------------------------------------
                                Copyright 1996
The Equitable Life Assurance Society of the United States, New York, New York
                                    10019.
                             All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.


   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.


   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

PROSPECTUS TABLE OF CONTENTS

GENERAL TERMS                               PAGE 4

PART 1: SUMMARY                             PAGE 5
What is the INCOME MANAGER?                    5
Assured Payment Plan (Life Annuity with a
  Period Certain)                              5
Assured Payment Plan (Period Certain)          6
Other Provisions of the Assured Payment
  Plan                                         6
Withdrawal Charge                              6
Free Look Period                               7
Services We Provide                            7
Surrendering the Certificates                  7
Income Annuity Options                         7
Taxes                                          7
Charges for State Premium and Other
  Applicable Taxes                             7
Equitable Life                                 7

PART 2: THE GUARANTEED PERIOD ACCOUNT       PAGE 8
Guarantee Periods                              8
Market Value Adjustment for
  Withdrawals or Surrender Prior to the
  Expiration Date                              9
Modal Payment Portion                          9
Investments                                    9

PART 3:PROVISIONS OF THE ASSURED PAYMENT
       PLAN                                 PAGE 11
Assured Payment Plan (Life Annuity  with
  a Period Certain)                           11
  Lump Sum Withdrawals                        13
  Allocation of Lump Sum Withdrawals          13
  Death Benefit                               14
  Surrendering the Certificates               14
Assured Payment Plan (Period Certain)         14
  Lump Sum Withdrawals                        15
  Allocation of Lump Sum Withdrawals          15
  Death Benefit                               15

PART 4: OTHER PROVISIONS OF THE CERTIFICATES
        AND SERVICES WE PROVIDE             PAGE 16
Methods of Payment                            16
Free Look Period                              16
Beneficiary                                   16
Cash Value                                    16
Surrendering the Certificates to Receive
  the Cash Value                              17
Income Annuity Options                        17
When Payments are Made                        17
Assignment                                    17
Distribution of the Certificates              17
Withdrawal Charge                             18
  Amounts Applied from Other INCOME
  MANAGER Certificates                        18
Charges for State Premium and Other
  Applicable Taxes                            18
Group or Sponsored Arrangements               19
Other Distribution Arrangements               19

PART 5: TAX ASPECTS OF THE CERTIFICATES     PAGE 20
Tax Changes                                   20
Taxation of Non-Qualified Annuities           20
Federal and State Income Tax
  Withholding                                 21
Other Withholding                             22
Special Rules for Certificates Issued in
  Puerto Rico                                 22

PART 6:INDEPENDENT ACCOUNTANTS              PAGE 23

APPENDIX: MARKET VALUE  ADJUSTMENT
  EXAMPLE                                   PAGE 24

                                GENERAL TERMS

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the present value of the Maturity Value in each Guarantee Period plus any amount in the Modal Payment Portion of the Guaranteed Period Account.

ANNUITY COMMENCEMENT DATE--The date on which annuity payments are to commence.


ASSURED PAYMENT PLAN (Period Certain)-- An annuity under which you elect to receive a level stream of periodic payments for a period certain.


ASSURED PAYMENT PLAN (Life Annuity with a Period Certain)--An annuity which provides guaranteed periodic payments during a period certain and for your lifetime thereafter or for your lifetime and the lifetime of a joint Annuitant you designate.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns an Assured Payment Plan Certificate and has the right to exercise all rights under the Certificate. The Certificate Owner must also be the Annuitant.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which the Annuitant is enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificate.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED PERIOD AMOUNT--The term used to refer to the amount allocated to and accumulated in each Guarantee Period.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

JOINT AND SURVIVOR--The form of Assured Payment Plan (Life Annuity with a Period Certain) under which after the death of an Annuitant payments continue to the surviving Annuitant. Payments are made as long as at least one Annuitant is living.

LIFE CONTINGENT ANNUITY--Provides guaranteed lifetime income beginning at a future date under the Assured Payment Plan (Life Annuity with a Period Certain).

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

MODAL PAYMENT PORTION--The portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SINGLE LIFE--The form of Assured Payment Plan (Life Annuity with a Period Certain) under which payments are made to you for your lifetime.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

                               PART 1: SUMMARY

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE INCOME MANAGER?

The INCOME MANAGER is a family of annuities designed to provide retirement income. The Assured Payment Plan annuities provide for the investment of funds on an after-tax basis. They feature a series of Guarantee Periods providing guaranteed interest. The Assured Payment Plan may not be available in all states.

O     GUARANTEE PERIODS

      Guarantee Periods maturing on February 15th in each of calendar years 1997 through 2011 are available.

ASSURED PAYMENT PLAN
(Life Annuity with a Period Certain)

This version of the Assured Payment Plan provides you with level or increasing payments for a period certain and continuing for your lifetime or for your lifetime and the lifetime of a joint Annuitant under the Life Contingent Annuity. You may elect to receive payments on a monthly, quarterly or annual mode. Payments will generally start one payment mode from the Contract Date. You can also elect to delay the date payments will start. You may elect to defer the date payments will start generally for a period of up to 60 months. The ability to defer the payment start date may not be available in all states.

Based on certain information you provide, your contribution is allocated among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. This allocation will not be changed (unless a Lump Sum Withdrawal is made). Payments during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or, distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.

A portion of each payment under the Assured Payment Plan will generally be excludable from taxable income until you have received a tax-free recovery of your investment in your Certificate.

The Life Contingent Annuity continues lifetime payments if you are living at the end of the period certain. Payments continue during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same date(s) as the payments that were made during the period certain. The portion of your contribution applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for withdrawals.

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis.

o     Contributions

      To put a Certificate into effect, you must make a contribution of at least $10,000. You may make subsequent contributions of at least $1,000 at any time up until 15 days before the Annuity Commencement Date. However, subsequent contributions are not permitted after you attain age 78 except for contributions made within the first Contract Year. Also, if you chose to apply amounts to the Assured Payment Plan from another INCOME MANAGER Annuity Certificate, no subsequent contributions are permitted.

o     Lump Sum Withdrawals

      After the first Contract Year and while the Certificate is in effect, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year at any time during such Contract Year. You may request such Lump Sum Withdrawal, which must be at least $1,000, by submitting a written request in a form satisfactory to us. Lump Sum Withdrawals may result in a market value adjustment.
      Lump Sum Withdrawals may be subject to a withdrawal charge to the extent that a Lump Sum Withdrawal exceeds the 10% free corridor amount. Lump Sum Withdrawals will reduce the amount of your future payments.

o     Death Benefit

      If the Annuitant dies before the Annuity Commencement Date, the Certificate provides a death benefit. The beneficiary will be paid the death benefit, which is the greater of (i) the Annuity Account Value and
      (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amount in the Modal Payment Portion of the Guaranteed Period Account. However, if your spouse is the designated beneficiary under the Certificate and you have not elected to delay the payment start date, or if payments are scheduled to start within one year under a deferral schedule, such beneficiary may elect to receive the payments for the period certain starting on the scheduled Annuity Commencement Date, in lieu of taking the death benefit. Unless you have elected a Joint and Survivor form, no payment will be made under the Life Contingent Annuity.

      If death occurs after the Annuity Commencement Date, payments will continue to be made during the period certain to the designated beneficiary on the same payment basis that was in effect prior to the death. If you have elected a Joint and Survivor form, payments will be made as long as either you or the joint Annuitant is living after the end of the period certain. In lieu of continuing payments during the period certain, the beneficiary may elect to receive a single sum.

o     Surrendering Your Certificate

      You may surrender your Certificate for its Cash Value, and thereafter receive the lifetime income provided by the Life Contingent Annuity.

ASSURED PAYMENT PLAN (Period Certain)

Under this version of the Assured Payment Plan, you will receive a level stream of payments which are fully guaranteed for a period certain which you select. The period certain may be for a duration of from 7 to 15 years. You may elect to receive payments on a monthly, quarterly or annual mode. Payments will generally start one payment mode from the Contract Date. Based on information you provide, your contribution is allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable. This allocation will not be changed (unless a Lump Sum Withdrawal is made). Payments during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or, distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis.

A portion of each payment under this Assured Payment Plan will be excludable from taxable income.

o     Contributions

      To put the Certificate into effect, you must make a single contribution of at least $10,000. Subsequent contributions are not permitted.

o     Lump Sum Withdrawals

      After the first Contract Year and while the Certificate is in effect, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year at any time during such Contract Year. You may request such Lump Sum Withdrawal, which must be in a minimum amount of the greater of $2,000 or 25% of the Cash Value, by submitting a written request in a form satisfactory to us. Lump Sum Withdrawals may result in a market value adjustment and may be subject to a withdrawal charge. There is no free corridor amount for Lump Sum Withdrawals. Lump Sum Withdrawals will reduce the amount of your future annual payments.

o     Death Benefit

      If the Annuitant dies before the Annuity Commencement Date, the Certificate provides a death benefit. The beneficiary will be paid the death benefit, which is the greater of the (i) Annuity Account Value and (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amount in the Modal Payment Portion of the Guaranteed Period Account.

      If the Annuitant dies after the Annuity Commencement Date, payments will continue to be made for the remainder of the period certain to the designated beneficiary on the same payment basis that was in effect at the time of death, or the beneficiary may elect to receive a single sum.

OTHER PROVISIONS OF THE ASSURED
PAYMENT PLAN

WITHDRAWAL CHARGE

A withdrawal charge is imposed as a percentage of the portion of each contribution allocated to the Guaranteed Period Account, for a Lump Sum Withdrawal as discussed above, or if the Certificate is surrendered. The withdrawal charge is determined separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                 1       2       3       4       5       6       7         8+
Percentage of
 Contribution    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%     0.0%

The applicable withdrawal charge percentage is determined by the Contact Year in which the Lump Sum Withdrawal is made or the Certificate is surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

FREE LOOK PERIOD

You have the right to examine the Assured Payment Plan Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. If you elected the Assured Payment Plan (Life Annuity with a Period Certain), your refund will also include any amount applied to the Life Contingent Annuity.

SERVICES WE PROVIDE

O     REGULAR REPORTS

     o Statement of your Certificate values as of the last day of the calendar year;

     o    Three additional reports of your Certificate values each year;

     o    Written confirmation of financial transactions.

O     TOLL-FREE TELEPHONE SERVICES

     o Call 1-800-789-7771 for a recording of daily Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O     PROCESSING OFFICE

O     FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

          Equitable Life
          Income Management Group
          Post Office Box 13014
          Newark, NJ 07188-0014

     o    FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

          Equitable Life
          c/o First Chicago National Processing Center
          300 Harmon Meadow Boulevard, 3rd Floor
          Attn: Box 13014
          Secaucus, NJ 07094

     o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS) SENT BY REGULAR MAIL:

          Equitable Life
          Income Management Group
          P.O. Box 1547
          Secaucus, NJ 07096-1547

     o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS) SENT BY EXPRESS MAIL:

          Equitable Life
          Income Management Group
          200 Plaza Drive
          Secaucus, NJ 07096

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates provide income annuity options to which the beneficiary may have amounts applied if you die before the Annuity Commencement Date. The income annuity options, are offered on a fixed basis.

TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES

Generally, we deduct a charge for premium and other applicable taxes from your contribution(s). The current tax charge that might be imposed varies by state and ranges from 0 to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding shares of common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

                    PART 2: THE GUARANTEED PERIOD ACCOUNT

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. We may establish different Guaranteed Rates under different classes of Certificates. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We use the term Guaranteed Period Amount to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2011. As Guarantee Periods expire, we expect to add maturity years so that generally 15 are available.

We will not allocate amounts to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no withdrawals are made). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of May 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:


    GUARANTEE
  PERIODS WITH
 EXPIRATION DATE    GUARANTEED    PRICE PER $100
FEBRUARY 15TH OF    RATE AS OF     OF MATURITY
  MATURITY YEAR     MAY 1, 1996       VALUE
----------------    -----------   --------------
       1997            4.54%          $96.53
       1998            5.16            91.37
       1999            5.37            86.40
       2000            5.51            81.59
       2001            5.62            76.93
       2002            5.75            72.32
       2003            5.88            67.82
       2004            5.85            64.19
       2005            5.98            59.98
       2006            6.08            56.08
       2007            6.03            53.13
       2008            6.03            50.11
       2009            6.03            47.25
       2010            6.03            44.57
       2011            6.03            42.03


Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which would need to be allocated to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, to have $100 mature on February 15th of each of years 1997 through 2001, according to the above table the lump sum contribution that would have to be made as of May 1, 1996 would be $432.82 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through
2001).


The above table is provided to illustrate the use of present value calculations. It does not take into account withdrawals and withdrawal charges. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

MARKET VALUE ADJUSTMENT FOR
WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE


Any withdrawal (including surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors:
(a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value related to longer term Guarantee Periods.


The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

     (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal. See the Appendix for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.


MODAL PAYMENT PORTION

A portion of your contributions is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.

Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of our general account. For a discussion of the Life Contingent Annuity see "Payments After the Period Certain," in Part 3.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

               PART 3:  PROVISIONS OF THE ASSURED PAYMENT PLAN

We offer two forms of the Assured Payment Plan from which you may choose to receive your retirement income. The Assured Payment Plan (Life Annuity with a Period Certain) and the Assured Payment Plan (Period Certain). Both plans are described below. The Assured Payment Plan may not be available in all states.

ASSURED PAYMENT PLAN
(Life Annuity with a Period Certain)

This Assured Payment Plan is an annuity designed to provide guaranteed lifetime payments, with a period certain. Guaranteed payments may be provided on a Single Life basis or a Joint and 100% to Survivor basis. Payments may also be provided on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

This Assured Payment Plan is available at issue ages 59 1/2 through 83. The Assured Payment Plan with level payments is available at issue ages as young as 45 subject to restrictions described below under "Purchase Restrictions for Joint & Survivors." Also, there are tax considerations that should be taken into account before purchasing the Assured Payment Plan if you are under age 59 1/2 . See "Penalty Tax" in Part 5. Increasing payments (described below) are available at ages as young as 53 1/2 , provided payments do not start prior to age 59 1/2 .

Payments during the period certain are designed to pay out the entire Annuity Account Value by the end of the period certain. All payments committed to be paid out must be paid out as the Guarantee Periods serially mature and amounts are due to be paid from the Modal Payment Portion of the Guaranteed Period Account. Once commenced, these payments occur automatically through income payments to you and may not be stopped. The period certain may be referred to as a "liquidity period" as unlike traditional life annuities that provide periodic payments, you will be able to make Lump Sum Withdrawals or surrender the Certificate for its Cash Value prior to the end of the period certain, while continuing lifetime income in reduced amounts.

Contributions

Your initial contribution must be at least $10,000. If your Annuity Commencement Date is February 15, 1997 or later, you may make subsequent contributions of at least $1,000 at any time up until 15 days before the Annuity Commencement Date. However, subsequent contributions are not permitted after you attain age 78 except for contributions made within the first Contract Year. Also, if your Assured Payment Plan resulted from application of proceeds from another INCOME MANAGER Certificate, no subsequent contributions are permitted. For applications received under certain types of transactions, we may offer the opportunity to lock in Guaranteed Rates on contributions.

We may refuse to accept any contribution if the sum of all contributions under a Certificate would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity distribution certificates/contracts that you own would then total more than $2,500,000.

Allocation of Contributions


Based on the amount of your contribution, your age and sex (and the age and sex of the joint Annuitant, if the Joint and Survivor is elected), the mode of payment, the form of annuity and the period certain you select, your contribution is allocated by us among the Guarantee Periods, and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied to the Life Contingent Annuity. This allocation may not be changed by you. Any subsequent contributions will be allocated by us to the Guarantee Periods and the Life Contingent Annuity.


Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. The payments to be made on an Expiration Date during the period certain you select represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account.

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis during the period certain and under the Life Contingent Annuity.

You may elect to receive level payments during the period certain and under the Life Contingent Annuity. Or, you may elect to receive payments that increase. If you elect the increasing payments, during the period certain, payments increase by 10% every three years on each third anniversary of the Annuity Commencement Date. After the end of the period certain, payments continue under the Life

Contingent Annuity. Your first payment under the Life Contingent Annuity will be 10% greater than the final payment under the period certain. See "Payments After the Period Certain" below. A portion of each payment is excluded from taxable income until the total amount of your investment in the contract has been recovered.

Payments generally start one payment mode from the Contract Date. However, you may elect to defer the date payments will start generally for a period of up to 60 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had purchased the Assured Payment Plan at a later date. Deferral of the payment start date is not available above age 80. The ability to defer the payment start date may not be available in all states.

If your initial contribution will come from multiple sources, the payment start date must be deferred until at least the February 15th next following the date the last amount of the initial contribution is received.

Period Certain

If you elect level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on your age at issue of the Certificate is as follows:

     ISSUE AGE        MAXIMUM PERIOD CERTAIN
     ---------        ----------------------
45 through 70                15 years
71 through 75         85 less your issue age
76 through 80                10 years
81 through 83         90 less your issue age

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start.

If you elect increasing payments, you do not have a choice as to the period certain. Based on your age at issue of the Certificate, your period certain will be as follows:

     ISSUE AGE        PERIOD CERTAIN
     ---------        --------------
59 1/2 through 70        15 years
71 through 75            12 years
76 through 80            9 years
81 through 83            6 years

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

                      PERIOD CERTAIN BASED ON
                          DEFERRAL PERIOD
                      -----------------------
                         1-36         37-60
     ISSUE AGE          MONTHS       MONTHS
     ---------          ------       ------
53 1/2 through 70     12 years      9 years
  71 through 75       9 years       9 years
  76 through 80       6 years       6 years
  81 through 83         N/A           N/A

Purchase Restrictions for Joint & Survivors

Under the Joint and Survivor forms: (i) the joint Annuitant must also be the beneficiary under the Certificate (ii) for purposes of the above limitations, we use the age of the younger Annuitant; (iii) neither you nor the joint Annuitant can be over age 83; (iv) under level payments the Joint and 100% to Survivor form is only available for the longest period certain permitted; and
(v) if either you or the joint Annuitant is under age 59 1/2 , only the Joint and 100% to Survivor form is permitted.

Payments After the Period Certain

The Life Contingent Annuity continues lifetime payments if you are living at the end of the period certain. Payments continue during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the period certain. The portion of your contribution applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for withdrawals.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide level or increasing payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments, your first payment under the Life Contingent Annuity will be 10% greater than the final payment under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity, based on the annual increase in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-third to Survivor basis.

Example of Payments

The chart below illustrates level payments for a male, age 70 who purchases the Assured Payment Plan (Life Annuity with a Period Certain) on a single life basis, with a single contribution of $100,000. The example also assumes a period certain of 15 years. Based on Guaranteed Rates in effect on the Contract Date of May 1, 1996, an election of either monthly, quarterly or annual payments with payments starting one payment mode from the Contract Date, the following level payments would be provided:

     MODE       MONTHLY    QUARTERLY     ANNUAL
     ----       -------    ---------     ------
Start Date      6/15/96     8/15/96      5/15/97
Payment        $ 709.01    $2,145.66    $8,833.22


LUMP SUM WITHDRAWALS

After the first Contract Year, you may take a Lump Sum Withdrawal once per Contract Year at any time during such Contract Year. You may request such withdrawal, in an amount of at least $1,000, by submitting a written request on a form satisfactory to us. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates" below. Amounts withdrawn from the Guarantee Periods, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Withdrawals or Surrender Prior to the Expiration Date" in Part 2. If you take a Lump Sum Withdrawal a portion of such Lump Sum Withdrawal may be excludable from taxable income.

A withdrawal charge will be imposed as a percentage of the portion of each contribution allocated to the Guarantee Period Account to the extent that a Lump Sum Withdrawal exceeds the free corridor amount.

   Free Corridor Amount

   The free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

See "Withdrawal Charge" in Part 4.

ALLOCATION OF LUMP SUM WITHDRAWALS

Lump Sum Withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account such that the amount of the payments and the length of the period certain will be reduced, and the date payments under the Life Contingent Annuity are to start will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.

Example

The example below illustrates the effect of a Lump Sum Withdrawal. This example assumes a single contribution of $100,000 is paid on May 1, 1996, which purchases level annual payments of $8,192.98 to be made on February 15th each year, for a male and female, both age 70, on a Joint and two-thirds to Survivor basis with a period certain of 15 years. It assumes a Lump Sum Withdrawal at the beginning of the fourth Contract Year of 25% of an Annuity Account Value of $70,160.74 at which time the Annuitants are age 73.

The requested withdrawal amount would be $17,540.18 ($70,160.74 x .25). In this case, $7,016.07 ($70,160.74 x .10) would be the free corridor amount and could be withdrawn without the imposition of a withdrawal charge. The balance $10,524.11 ($17,540.18-$7,016.07) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $420.96 ($10,524.11 x .04). The Annuity Account Value after the withdrawal is $52,199.59 ($70,160.74-$17,540.18-$420.96). The
payments would be reduced to $6,716.15 and the remaining period certain would be reduced to 10 years from 12.

DEATH BENEFIT

Before the Annuity Commencement Date


Upon receipt of proof satisfactory to us of your death before the Annuity Commencement Date the death benefit will be paid to the beneficiary named in your Certificate. See "Beneficiary" in Part 4. The death benefit is the greater of (i) the Annuity Account Value and (ii) the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. However, if your spouse is the designated beneficiary under the Certificate and you have not elected to defer the date payments are to start, or if payments are scheduled to start within one year under a deferral schedule, such beneficiary may elect to receive the payments for the period certain starting on the scheduled Annuity Commencement Date in lieu of taking the death benefit. If you have elected to defer the date payments will start, your spouse also has to have been named successor Annuitant/Certificate Owner in order to elect the payments in lieu of the death benefit. Unless you have elected a Joint and Survivor form, no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guaranteed Period Account; a death benefit is never payable under the Life Contingent Annuity.


How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" in Part 4. Such an election when made on a timely basis, can defer otherwise taxable income. See "Death Benefits" in Part 5. Note that only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

After the Annuity Commencement Date

If death occurs after the Annuity Commencement Date, payments will continue to be made during the period certain to the designated beneficiary on the same payment basis that was in effect prior to the death. If you have elected a Joint and Survivor form, payments will be made as long as either you or the joint Annuitant is living after the end of the period certain. The designated beneficiary and the joint Annuitant must be the same person. In lieu of continuing payments during the period certain, the beneficiary may elect to receive a single sum. If a single sum is elected within one year from the date of death, the single sum will be equal to the Annuity Account Value, or if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amount in the Modal Payment Portion of the Guaranteed Period Account. After one year, the beneficiary may surrender the Certificate and receive the Cash Value. If a single sum is elected and there is a joint Annuitant, the date payments are to start under the Life Contingent Annuity will be accelerated so that payments will be made in reduced amounts.

SURRENDERING THE CERTIFICATES

You may surrender the Certificate for its Cash Value at any time while it is in effect, and thereafter receive the lifetime income provided by the Life Contingent Annuity. See "Cash Value," in Part 4.

Once the Certificate is surrendered, the date payments are to start under the Life Contingent Annuity will be accelerated to the date when the next payment was to be received under the period certain and such payments will be made in reduced amounts. Once your Certificate has been surrendered, it will be returned to you with a notation that the Life Contingent Annuity is still in effect. The Life Contingent Annuity cannot be surrendered.

ASSURED PAYMENT PLAN (Period Certain)

This version of the Assured Payment Plan is an annuity (available at issue ages 59 1/2 through 78) which is designed to provide a level stream of guaranteed payments for a period certain of not less than 7 years nor more than 15 years. At issue ages over 70, the maximum period certain is age 85 less the issue age.

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments will start one payment mode from the Contract Date. The level payments to be made on Expiration Dates during the period certain represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis.

A portion of each payment will be excluded from taxable income.

During the period certain (which may also be referred to as the "liquidity period") you have access to your Cash Value through Lump Sum Withdrawals or surrender of the Certificate.

Contribution

Under this Assured Payment Plan your single contribution must be at least $10,000. You may not make subsequent contributions under this plan. For applications received under certain types of transactions, we may offer the opportunity to lock in Guaranteed Rates on contributions.

We may refuse to accept a contribution in excess of $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity distribution certificates/contracts that you own would then total more than $2,500,000.

Allocation of Contribution

Based on the amount of your contribution and the period certain you select, your contribution is allocated by us among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and may not be changed by you, such that you are assured a level stream of periodic payments.


The following example illustrates a ten year level stream of annual payments, each in the amount of $10,000, purchased on May 1, 1996 with the first payment on February 15, 1997. To achieve this result, a single contribution of $75,320.04 is required, and is allocated among the Guarantee Periods as indicated below.



   FEBRUARY
     15TH,
 OF CALENDAR               PRICE PER $100 OF   ALLOCATION OF
     YEAR        PAYMENT    MATURITY VALUE     CONTRIBUTION
     ----        -------    --------------     ------------
     1997        10,000         $96.53          $ 9,653.39
     1998        10,000          91.37            9,136.69
     1999        10,000          86.40            8,640.06
     2000        10,000          81.59            8,158.53
     2001        10,000          76.93            7,692.78
     2002        10,000          72.32            7,231.70
     2003        10,000          67.82            6,781.62
     2004        10,000          64.19            6,419.17
     2005        10,000          59.98            5,998.32
     2006        10,000          56.08            5,607.79
                                 Total          $75,320.04


LUMP SUM WITHDRAWALS

After the first Contract Year, you may take a Lump Sum Withdrawal once per Contract Year at any time during such Contract Year. You may request such withdrawal by submitting a written request on a form satisfactory to us. The minimum amount of a Lump Sum Withdrawal is the greater of $2,000 and 25% of the Cash Value. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" below. Amounts withdrawn from the Guarantee Periods other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Withdrawals or Surrender Prior to the Expiration Date" in Part 2. Lump Sum Withdrawals may be subject to a withdrawal charge. See "Withdrawal Charge" in
Part 4. There is no free corridor amount. If you take a Lump Sum Withdrawal a portion of such Lump Sum Withdrawal may be excludable from taxable income.

ALLOCATION OF LUMP SUM WITHDRAWALS

Lump Sum Withdrawals will be taken pro rata from all unmatured Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account so that periodic payments will continue in reduced level amounts over the remaining term of the period certain.

DEATH BENEFIT

Before the Annuity Commencement Date

Upon receipt of proof satisfactory to us of your death before the Annuity Commencement Date, we will pay the death benefit described under "Assured Payment Plan (Life Annuity with a Period Certain)," "Death Benefit" above.

After the Annuity Commencement Date

If death occurs after the Annuity Commencement Date, payments will continue to be made to the designated beneficiary on the same payment basis that was in effect prior to your death. See "Beneficiary" in Part 4. At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year of your death, the single sum will be equal to the Annuity Account Value, or if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. After the one year period, the beneficiary may surrender the Certificate and receive the Cash Value.

          PART 4: OTHER PROVISIONS OF THE CERTIFICATES AND SERVICES
                                  WE PROVIDE

The provisions of your Certificate may be restricted by applicable laws or regulations.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Contributions are credited as of the Transaction Date.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the initial contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the initial contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the initial contribution, the amount of the initial contribution will be returned to the applicant with immediate notification to the broker-dealer.

After your Certificate has been issued, subsequent contributions under the Assured Payment Plan (Life Annuity with a Period Certain) may be transmitted by wire.

FREE LOOK PERIOD

You have the right to examine the Assured Payment Plan Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Certificate.

Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Under the Assured Payment Plan (Life Annuity with a Period Certain) your refund will also include any amount applied to the Life Contingent Annuity. Some states may require that we calculate the refund differently.

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 5: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

BENEFICIARY

You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed.

CASH VALUE

The Cash Value under the Certificate reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." On any date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Withdrawal Charge" below.

SURRENDERING THE CERTIFICATES TO RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. See "Cash Value," above.


For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate (other than Life Contingent Annuity benefits) will be terminated as of that date. See "Surrendering the Certificates" in Part 3. We will usually pay the Cash Value in a single sum payment within seven calendar days, but we may delay payment as described in "When Payments are Made" below.


For the tax consequences of surrenders, see "Part 5: Tax Aspects of the Certificates."

INCOME ANNUITY OPTIONS

If you die before the Annuity Commencement Date, the beneficiary may elect to apply the death benefit to an income annuity option.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.


o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered.


o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity- refund certain are available on either a single life or joint and survivor life basis.

The Certificate offers the income annuity options outlined above in fixed form. Fixed annuity payments are guaranteed by us and will be based on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time an income annuity option is elected, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the death benefit in a single sum rather than as payments under the annuity form chosen.


WHEN PAYMENTS ARE MADE

We can defer payment of any portion of the Annuity Account Value for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

Certificates purchased under the Assured Payment Plan may not be assigned.

DISTRIBUTION OF THE CERTIFICATES

Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions and may be deemed to be the distributor of the Certificates. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019. For 1995, EDI was paid a fee of $126,914 for its services under its "Distribution Agreement" with Equitable Life.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation (including for EDI and its affiliates) will not exceed five percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

WITHDRAWAL CHARGE

A withdrawal charge for Lump Sum Withdrawals will be imposed as a percentage of the portion of each contribution allocated to the Guaranteed Period Account as discussed under "Lump Sum Withdrawals" in Part 3, or if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                   ----------------------------------------------------------
 Percentage of
  Contribution     7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the Lump Sum Withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Guaranteed Period Account in proportion to the amount being withdrawn from each Guarantee Period and the Modal Payment Portion of the Guaranteed Period Account.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 5: Tax Aspects of the Certificates."


The withdrawal charge is to help cover sales expenses. This charge will not be increased for the life of the Certificates. We may reduce this charge under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.


AMOUNTS APPLIED FROM OTHER
INCOME MANAGER CERTIFICATES

Life Annuity with a Period Certain

A Certificate Owner of certain other INCOME MANAGER Certificates that we offer may apply the Annuity Account Value to purchase the Assured Payment Plan (Life Annuity with a Period Certain) provided the issue age and payment restrictions for the Assured Payment Plan are met. If the Annuity Account Value is applied from another INCOME MANAGER Certificate to purchase the Assured Payment Plan at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the Assured Payment Plan. For purposes of the Assured Payment Plan withdrawal charge schedule, the year in which your Annuity Account Value is applied under the Assured Payment Plan will be "Contract Year 1." If the Annuity Account Value is applied from such other Certificate when the dollar amount of the withdrawal charge is 2% or less, there will be no withdrawal charge schedule under the Assured Payment Plan. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Assured Payment Plan.


Period Certain

A Certificate Owner of certain other INCOME MANAGER Certificates may apply the Annuity Account Value to purchase this Assured Payment Plan once withdrawal charges are no longer in effect under such other INCOME MANAGER Certificates. No withdrawal charges will apply under the Assured Payment Plan Certificate.

To purchase an Assured Payment Plan, we require the return of the original Certificate. An Assured Payment Plan Certificate will be issued putting this annuity form into effect.

CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES

Generally, we deduct a charge for applicable taxes, such as state or local premium taxes, from your contribution(s). The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum contribution requirements. We may increase Guaranteed Rates for the Guarantee Periods and reduce purchase rates for the Life Contingent Annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

                   PART 5: TAX ASPECTS OF THE CERTIFICATES

This prospectus generally covers our understanding of the current Federal income tax rules that apply to an annuity purchased with after-tax dollars (non- qualified annuity).

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Assured Payment Plan Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the Assured Payment Plan Certificates to qualify as an "annuity" for purposes of Federal income tax law. Annuity contract payments are taxable as ordinary income and are subject to income tax withholding. See "Federal and State Income Tax Withholding" below. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (2) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (3) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution. The Assured Payment Plan (Life Annuity with a Period Certain) will be treated as a non-qualified deferred annuity if annuity payments start after 12 months of the Contract Date.

Corporations, partnerships, trusts and other non- natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals

Prior to the Annuity Commencement Date, any withdrawals (withdrawals which do not terminate your total interest in the Certificate) are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you should notify us prior to such an exchange.

If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.

You should discuss with your tax adviser the effect of any surrender or withdrawal under an Assured Payment Plan.

Annuity Payments

Once annuity payments begin (whether under one of the Assured Payment Plans or under an income annuity option), a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a life annuity, after the total investment in the contract has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Taxation of Lump Sum Withdrawals Made After Payments Have Commenced

If your Lump Sum Withdrawal terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a Lump Sum Withdrawal under one of the Assured Payment Plans which does not terminate all periodic payments due, then a portion of the remaining reduced payments will be eligible for tax-free recovery of investment. Also, a portion of such Lump Sum Withdrawal may be excludable from taxable income. You should discuss with your tax adviser the taxation of any surrender or withdrawal of Cash Value.

Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2 , (2) made on or after your death, (3) attributable to your disability, (4) is part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange, or (6) payments under an immediate annuity. An immediate annuity is generally an annuity which commences payments within one year from purchase and provides for a series of substantially equal periodic payments made at least annually.

Periodic annuity payments made to an individual under age 59 1/2 from the Assured Payment Plan (Life Annuity with a Period Certain) should qualify for the "substantially equal periodic payments for life" exception under (4) above. However, this exception may not apply if the individual takes a Lump Sum Withdrawal, surrenders the Certificate or changes the payment pattern in any way. Once you begin receiving Assured Payment Plan payments and you are under age 59 1/2 , the payments should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first payment, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply. Also, it is possible that the IRS could view any additional withdrawal you take from your Certificate as changing the pattern of substantially equal payments for purposes of determining whether the penalty applies.

Death Benefits

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you. If the beneficiary takes the death benefit in a single sum, the beneficiary is treated as if the Certificate had been surrendered. The tax computation will reflect your investment in the Certificate.

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a single sum death benefit first becomes payable and before any benefit is actually paid. The taxable income that would otherwise occur, will be deferred, and payments will be taxed as described above under "Annuity Payments."

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax on the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that annuity income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage- bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Assured Payment Plan Certificates as U.S.- source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from Assured Payment Plan Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

                       PART 6: INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life for the years ended December 31, 1995 and 1994 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                  APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................   $144,048    $119,487

(2) Guaranteed Period Amount ...............    131,080     131,080

(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)

February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)] .   $  4,501    $ (4,851)

(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........     45,499      54,851

(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229

(7) Maturity Value .........................    120,032     106,915

(8) Present Value of (7), also
    Annuity Account Value ..................     94,048      69,487


You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

                               INCOME MANAGERSM
                                PROSPECTUS FOR
                             ASSURED GROWTH PLAN
                              DATED MAY 1, 1996
                              -----------------
                             ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States
-------------------------------------------------------------------------------
This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under an annuity contract (ASSURED GROWTH PLAN) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Assured Growth Plan Certificates are used for after-tax contributions to a non-qualified annuity. A minimum contribution of $10,000 is required to put a Certificate into effect.

The Assured Growth Plan is designed to provide retirement income at a future date. The Owner (CERTIFICATE OWNER, YOU and YOUR) can choose to have amounts accumulate on a tax-deferred basis until a later date, by investing in any or all of the available GUARANTEE PERIODS.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). The Guarantee Periods currently available are those maturing in calendar years 1997 through 2006.

Under the Assured Growth Plan when you are ready to start receiving income, you may choose from a variety of payout options, including the Assured Payment Plan and other fixed annuities.

This prospectus provides information about the Assured Growth Plan that prospective investors should know before investing. You should read it carefully and retain it for future reference.

A registration statement relating to interests under the Guarantee Periods has been filed with the Securities and Exchange Commission (SEC).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE
NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED.
THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.
-------------------------------------------------------------------------------
                                Copyright 1996
The Equitable Life Assurance Society of the United States, New York, New York
                                    10019.
                             All Rights Reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.


   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.


   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

PROSPECTUS TABLE OF CONTENTS

GENERAL TERMS                                 PAGE 4

PART 1: SUMMARY                               PAGE 5
What is the INCOME MANAGER?                      5
Guarantee Periods                                5
Contributions                                    5
Transfers                                        5
Withdrawals                                      5
Death Benefit                                    5
Withdrawal Charge                                5
Free Look Period                                 5
Services We Provide                              6
Surrendering the Certificates                    6
Income Annuity Options                           6
Taxes                                            6
Charges for State Premium and Other
  Applicable Taxes                               6
Equitable Life                                   6

PART 2: THE GUARANTEED PERIOD ACCOUNT         PAGE 7
Guarantee Periods                                7
Market Value Adjustment for
  Transfers, Withdrawals or Surrender
  Prior to the Expiration Date                   8
Investments                                      8

PART 3:PROVISIONS OF THE CERTIFICATES
       AND SERVICES WE PROVIDE                PAGE 10
Availability of the Certificates                10
Contributions Under the Certificates            10
Methods of Payment                              10
Allocation of Contributions                     10
Free Look Period                                11
Annuity Account Value                           11
Transfers                                       11
Options at Expiration Date of a Guarantee
  Period                                        11
Withdrawals                                     12
Death Benefit                                   13
When the Certificate Owner Dies Before
  the Annuitant                                 13
Cash Value                                      13
Surrendering the Certificates to Receive
  the Cash Value                                13
Income Annuity Options                          13
When Payments Are Made                          15
Assignment                                      15
Distribution of the Certificates                15
Withdrawal Charge                               15
Charges for State Premium and Other
  Applicable Taxes                              16
Group or Sponsored Arrangements                 16
Other Distribution Arrangements                 16

PART 4: TAX ASPECTS OF THE CERTIFICATES       PAGE 17
Tax Changes                                     17
Taxation of Non-Qualified Annuities             17
Federal and State Income Tax
  Withholding                                   18
Other Withholding                               18
Special Rules for Certificates Issued in
  Puerto Rico                                   18
Transfers Among Guarantee Periods               19

PART 5:INDEPENDENT ACCOUNTANTS                PAGE 20

APPENDIX: MARKET VALUE  ADJUSTMENT
          EXAMPLE                             PAGE 21

                                GENERAL TERMS

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the present value of the Maturity Value in each Guarantee Period. See "Annuity Account Value" in Part 3.

ANNUITY COMMENCEMENT DATE--The date on which amounts will be applied to provide an annuity benefit.

BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns an Assured Growth Plan Certificate and has the right to exercise all rights under the Certificate.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which the Annuitant is enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificate.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods.

GUARANTEED PERIOD AMOUNT--The term used to refer to the amount allocated to and accumulated in each Guarantee Period.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

                               PART 1: SUMMARY

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE INCOME MANAGER?

The INCOME MANAGER is a family of annuities designed to provide for retirement income. The Assured Growth Plan is a non-qualified deferred annuity designed to provide retirement income at a future date through the investment of funds on an after-tax basis. The Assured Growth Plan features a series of Guarantee Periods providing guaranteed interest. The Assured Growth Plan may not be available in all states.

You design your own program by selecting one or more of the Guarantee Periods and allocating your contributions among them. Amounts accumulate on a tax-deferred basis until amounts are withdrawn or distributions become payable. You can decide when and if to apply amounts to the INCOME MANAGER Assured Payment Plan annuity or to elect a fixed income annuity option.

GUARANTEE PERIODS

Guarantee Periods maturing on February 15th in each of calendar years 1997 through 2006 are available.

CONTRIBUTIONS

To put a Certificate into effect, you must make a contribution of at least $10,000. You may make subsequent contributions of at least $1,000.

TRANSFERS

Prior to the Annuity Commencement Date, you may transfer funds among the Guarantee Periods once per quarter during each Contract Year. Transfers may result in a market value adjustment. Transfers among Guarantee Periods are not taxable.

WITHDRAWALS

o Lump Sum Withdrawals--After the first Contract Year, before the Annuity Commencement Date while the Certificate is in effect, you may take a Lump Sum Withdrawal from your Certificate once per Contract Year at any time during such Contract Year. The minimum withdrawal amount is $1,000.

o Principal Assurance Withdrawals--Principal Assurance Withdrawals are designed to provide you with (i) level annual withdrawals in the calendar years that you select, plus (ii) a Maturity Value equal to your original contribution in the last calendar year that you select. You select a calendar year in which you wish to receive the last withdrawal. Such year must not be later than ten years nor earlier than seven years after the year of election. You also select the year in which the withdrawals will begin. Such withdrawals must be for a period of at least five consecutive years.

Lump Sum Withdrawals may be subject to a withdrawal charge and may result in a market value adjustment. Both Lump Sum Withdrawals and Principal Assurance Withdrawals may be taxable and if you are under age 59 1/2 , subject to tax penalty.

DEATH BENEFIT

If the Annuitant and successor Annuitant, if any, die before the Annuity Commencement Date, the Certificate provides a death benefit. The beneficiary will be paid the death benefit which is the greater of the Annuity Account Value and the sum of the Guaranteed Period Amounts in each Guarantee Period.

WITHDRAWAL CHARGE

A withdrawal charge is imposed as a percentage of each contribution made to the extent that a Lump Sum Withdrawal exceeds the 10% free corridor amount, or if the Certificate is surrendered to receive its Cash Value. While Principal Assurance Withdrawals are in effect, a withdrawal charge, if any, will apply to all Lump Sum Withdrawals. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                 1       2       3       4       5       6       7         8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%     0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution the Contract Year in which we receive that contribution is "Contract Year 1."

FREE LOOK PERIOD

You have the right to examine the Assured Growth Plan Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value reflect-ing any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.

SERVICES WE PROVIDE

O     REGULAR REPORTS

     o Statement of your Certificate values as of the last day of the calendar year;

     o    Three additional reports of your Certificate values each year;

     o    Written confirmation of financial transactions.

O     TOLL-FREE TELEPHONE SERVICES

     o Call 1-800-789-7771 for a recording of daily Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O     PROCESSING OFFICE

     o    FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

          Equitable Life
          Income Management Group
          Post Office Box 13014
          Newark, NJ 07188-0014

     o    FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

          Equitable Life
          c/o First Chicago National Processing Center
          300 Harmon Meadow Boulevard, 3rd Floor
          Attn: Box 13014
          Secaucus, NJ 07094

     o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

          Equitable Life
          Income Management Group
          P.O. Box 1547
          Secaucus, NJ 07096-1547

     o FOR ALL OTHER COMMUNICATIONS (E.G., REQUEST FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:

          Equitable Life
          Income Management Group
          200 Plaza Drive
          Secaucus, NJ 07096

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time while the Annuitant is living and the Certificate is in effect. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS


The Assured Growth Plan Certificates provide the INCOME MANAGER Assured Payment Plan annuities and income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options, and the Assured Payment Plan, are offered on a fixed basis. The Assured Payment Plan Certificates are described in another prospectus of ours.


TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES


Generally, we deduct a charge for premium or other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

EQUITABLE LIFE


Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding shares of common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is a holding company for an international group of insurance and related financial service companies.

PART 2: THE GUARANTEED PERIOD ACCOUNT

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. We may establish different Guaranteed Rates under different classes of Certificates. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We use the term Guaranteed Period Amount to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2006. As Guarantee Periods expire, we expect to add maturity years so that generally 10 are available at any time.

See "Allocation Restrictions" in Part 3 for limitations on allocation to Guarantee Periods based on Annuitant's age.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of May 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:


    GUARANTEE
  PERIODS WITH
 EXPIRATION DATE    GUARANTEED   PRICE PER $100
FEBRUARY 15TH OF    RATE AS OF    OF MATURITY
  MATURITY YEAR    MAY 1, 1996       VALUE
----------------  ------------  --------------
       1997           4.54%          $96.53
       1998           5.16            91.37
       1999           5.37            86.40
       2000           5.51            81.59
       2001           5.62            76.93
       2002           5.75            72.32
       2003           5.88            67.82
       2004           5.85            64.19
       2005           5.98            59.98
       2006           6.08            56.08

Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of May 1, 1996 would be $432.82 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through 2001).

The above table is provided to illustrate the use of present value calculations. It does not take into account withdrawals and withdrawal charges or transfers among Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

MARKET VALUE ADJUSTMENT FOR
TRANSFERS, WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE


Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value related to longer term Guarantee Periods.


The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

     (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

     (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

     (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

     (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See the Appendix for an example.


The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portions of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

        PART 3: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE

The provisions of your Certificate may be restricted by applicable laws and regulations.

AVAILABILITY OF THE CERTIFICATES

The Certificates are available for Annuitant issue ages 20 to 78. The Certificates may not be available in all states.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $10,000. You may make subsequent contributions in an amount of at least $1,000. Subsequent contributions may no longer be made once the Annuitant reaches age 78.

We may refuse to accept any contribution if the sum of all contributions received under a Certificate would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Contributions are credited as of the Transaction Date.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate will not be issued until the receipt and acceptance of a properly completed application. During the time from receipt of the initial contribution until a signed application is received from the Certificate Owner, no other financial transactions may be requested.

If an application is not received within ten days of receipt of the initial contribution via wire order, or if an incomplete application is received and cannot be completed within ten days of receipt of the initial contribution, the amount of the initial contribution will be returned to the applicant with immediate notification to the broker-dealer.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance Withdrawals Allocation.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Guarantee Periods in any way you choose. We allocate your initial contribution among the Guarantee Periods according to your instructions. You must provide allocation instructions for each subsequent contribution. If we do not receive subsequent instructions from you, your entire subsequent contribution will be allocated to the Guarantee Period with the earliest Expiration Date. You may choose to invest in one or up to all available Guarantee Periods at the same time. Allocations must be in whole percentages, and are subject to the restrictions under "Guarantee Periods and Expiration Dates" in Part 2 and other restrictions described below.

Principal Assurance Withdrawals Allocation

If you elect this option, we will allocate your initial contribution for you among serially maturing Guarantee Periods based on selections that you make. See "Principal Assurance Withdrawals" below.

Allocation Restrictions

Allocations to Guarantee Periods are limited for Annuitants ages 71 and above as follows: For ages 71 through 74, allocations may not be made to a Guarantee Period with a maturity year that would exceed the year in which the Annuitant will attain age 80. For Annuitants ages 75 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

FREE LOOK PERIOD

You have the right to examine the Assured Growth Plan Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Certificate.

Your refund will equal the Annuity Account Value reflecting any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states may require that we calculate the refund differently.

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 4: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 2: The Guaranteed Period Account."

TRANSFERS

Prior to the Annuity Commencement Date, you may transfer funds among the Guarantee Periods once per quarter during each Contract Year. Such transfers may be made at any time during each quarter. Transfers are subject to the restrictions above and as set forth under "Guarantee Periods and Expiration Dates" in Part 2.

A transfer request will be effective on the Transaction Date and transfers from a Guarantee Period, other than on the Expiration Date, will result in a market value adjustment (either positive or negative) as of the Transaction Date. All transfers among the Guarantee Periods will be confirmed in writing.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Guarantee Period(s) to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

OPTIONS AT EXPIRATION DATE OF A
GUARANTEE PERIOD

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 2 and "Allocation Restrictions" above:

(a) to transfer the Maturity Value into any Guarantee Period we are then offering; or

(b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired

Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

WITHDRAWALS

The Assured Growth Plan is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may withdraw funds from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. You may withdraw an amount equal to the 10% free corridor amount without incurring a withdrawal charge.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Withdrawals may be taxable and subject to tax penalty (as a deterrent to early withdrawal, generally prior to age 59 1/2 ). We may also be required to withhold income taxes from the amount distributed. See "Part 4: Tax Aspects of the Certificates."

The methods for withdrawing funds under the Assured Growth Plan are listed below.


o LUMP SUM WITHDRAWALS--After the first Contract Year, you may take one Lump Sum Withdrawal per Contract Year at any time during such Contract Year in an amount of at least $1,000.


  A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value" below.

  To make a Lump Sum Withdrawal, you must submit a request in a form satisfactory to us which specifies the Guarantee Periods from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described below in "When Payments Are Made." If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

o PRINCIPAL ASSURANCE WITHDRAWALS--This option is designed to provide you with (i) level annual withdrawals for calendar years that you select, plus (ii) a Maturity Value equal to your original contribution in the last calendar year that you select. To achieve this result, you select a calendar year in which you wish to receive the last withdrawal. Such year must not be later than ten years nor earlier than seven years from the year of your election. You also select the year in which the withdrawals will begin. However, such withdrawals must be for a period of at least five consecutive years. Principal Assurance Withdrawals are not available where the Annuitant's age is 74 or above.

  If Principal Assurance Withdrawals are elected at issue of the Certificate, based on the above information and the amount of your initial contribution, your entire contribution will be allocated by us. A portion of such contribution will be allocated among Guarantee Periods serially maturing in the years you select, including the last year. The level annual withdrawals represent distributions of the Maturity Values of these serially maturing Guarantee Periods on their Expiration Dates. An additional amount is allocated to the Guarantee Period with an Expiration Date in the last calendar year. This represents the balance of your initial contribution. The Maturity Value in this Guarantee Period on the Expiration Date will equal your initial contribution plus your final level annual withdrawal. You have the option of withdrawing or transferring the amount which is equal to your initial contribution to another Guarantee Period available at that time.

  If Principal Assurance Withdrawals are elected at any time after issue of the Certificate, based on the information you provide as described above, your entire Annuity Account Value will be allocated by us among the Guarantee Periods.

  You may elect Principal Assurance Withdrawals at any time by submitting a request satisfactory to us. Principal Assurance Withdrawals will be terminated if: (i) you cancel these withdrawals at any time by sending a written request satisfactory to us; (ii) you request a transfer of your Annuity Account Value which was allocated under the Principal Assurance Withdrawals option; or (iii) you make a Lump Sum Withdrawal.

  Any subsequent contributions you make while under Principal Assurance Withdrawals will be allocated to the Guarantee Period with the latest Expiration Date you have elected. Alternatively, you may elect to have your subsequent contributions allocated to any one or more Guarantee Periods with Expiration Dates beyond the last calendar year you selected for your Principal Assurance Withdrawals. For any subsequent contribution equal to $10,000 or more, you may request to have your Principal Assurance Withdrawals redesigned.

  Principal Assurance Withdrawals are not subject to a withdrawal charge.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death before the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment. See "How Payment is Made" below.

The death benefit is equal to the Annuity Account Value, or if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Guarantee Periods" in Part 2.

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one of our Assured Payment Plans or to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" below. Such an election when made on a timely basis, can defer otherwise taxable income. See "Death Benefits" in Part 4. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be the sole primary beneficiary and to be the successor
Annuitant/Certificate Owner, then no death benefit is payable until your surviving spouse's death.

WHEN THE CERTIFICATE OWNER DIES
BEFORE THE ANNUITANT

If you are the Certificate Owner but not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as successor Owner in a written form acceptable to us and send it to our Processing Office). The Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an income annuity option is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an income annuity option has not been elected, as described above, on the fifth anniversary of your death we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.

CASH VALUE

The Cash Value under the Certificate reflects any upward or downward market value adjustment. See "Part 2: The Guaranteed Period Account." On any date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Surrendering the Certificates to Receive the Cash Value," and "Withdrawal Charge" below.


SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date. You may receive the Cash Value in a single sum payment or apply it under one or more income annuity options. See "Income Annuity Options" below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 4: Tax Aspects of the Certificates." The 10% free corridor amount is not applicable to a surrender.

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuitization payments are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, no Annuity Commencement Date will be later than the February 15th which follows the Contract Date anniversary following the Annuitant's 85th birthday.

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits may be elected. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 2.

Annuity Forms

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.


o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered.


o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity- refund certain are available on either a single life or joint and survivor life basis.

The Certificate offers the income annuity options outlined above in fixed form. Fixed annuity payments are guaranteed by us and will be based on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

ASSURED PAYMENT PLAN

The Assured Payment is one of the series of INCOME MANAGER annuities which offers both income and access to the Cash Value. If you are the Owner and Annuitant of an Assured Growth Plan Certificate, you may at any time apply your Annuity Account Value to purchase the Assured Payment Plan (Life Annuity with a Period Certain), provided you meet the issue age and payment restrictions for an Assured Payment Plan. If the Annuity Account Value is applied from an Assured Growth Plan Certificate to purchase the Assured Payment Plan at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the Assured Payment Plan. For purposes of the Assured Payment Plan withdrawal charge schedule, the year in which your Annuity Account Value is applied under the Assured Payment Plan will be "Contract Year 1." If the Annuity Account Value is applied from the Assured Growth Plan when the dollar amount of the withdrawal charge is 2% or less, there will be no withdrawal charge schedule under the Assured Payment Plan. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Assured Payment Plan. No subsequent contributions will be permitted under the Assured Payment Plan Certificate.

You may also apply your Annuity Account Value to purchase the Assured Payment Plan (Period Certain) once withdrawal charges under the Assured Growth Plan are no longer in effect. This version of the Assured Payment Plan provides for annual payments for a specified period. No withdrawal charges will apply under the Assured Payment Plan Certificate.

The Assured Payment Plan (Life Annuity with a Period Certain) and Assured Payment Plan (Period Certain) are described in our Prospectus for the Assured Payment Plan, dated May 1, 1996. Copies are available from your registered representative.


To purchase an Assured Payment Plan we require the return of your Assured Growth Plan Certificate. An Assured Payment Plan Certificate will be issued putting the Assured Payment Plan into effect.


Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

WHEN PAYMENTS ARE MADE

We can defer payment of any portion of the Annuity Account Value (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 4: Tax Aspects of the Certificates."

DISTRIBUTION OF THE CERTIFICATES

Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions and may be deemed to be the distributor of the Certificates. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019. For 1995, EDI was paid a fee of $126,914 for its services under its "Distribution Agreement" with Equitable Life.

The Certificates will be sold by registered representatives of EDI and its affiliates, who are also our licensed insurance agents, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation (including for EDI and its affiliates) will not exceed five percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

WITHDRAWAL CHARGE

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that a Lump Sum Withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value. While Principal Assurance Withdrawals are in effect, a withdrawal charge, if any, will apply to all Lump Sum Withdrawals. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
  Contribution     7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the Lump Sum Withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Guarantee Periods from which each such withdrawal is made in proportion to the amount being withdrawn from each Guarantee Period.

  Free Corridor Amount
  The free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

The 10% free corridor amount is not applicable to a surrender. Principal Assurance Withdrawals are not subject to a withdrawal charge.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, for purposes of calculating taxable income the Federal income tax law treats earnings as withdrawn first. See "Part 4: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses. This charge will not be increased for the life of the Certificates. We may reduce this charge under group or sponsored arrangements. See "Group or Sponsored Arrangements" below.

CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES


We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

                   PART 4: TAX ASPECTS OF THE CERTIFICATES

This prospectus generally covers our understanding of the current Federal income tax rules that apply to an annuity purchased with after-tax dollars (non- qualified annuity).

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Assured Growth Plan Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the Assured Growth Plan Certificates to qualify as an "annuity" for purposes of Federal income tax law. Annuity contract payments are taxable as ordinary income and are subject to income tax withholding. See "Federal and State Income Tax Withholding" below. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (2) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (3) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non- natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Withdrawals

Prior to the Annuity Commencement Date, any withdrawals (withdrawals which do not terminate your total interest in the Certificate) are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you should notify us prior to such an exchange.

If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.

Annuity Payments

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a life annuity, after the total investment in the contract has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date you attain age 59 1/2 , (2) made on or after your death, (3) attributable to your disability, (4) is part of a series of substantially equal installments as an annuity for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary, (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange, or (6) payments under an immediate annuity. An immediate annuity is generally an annuity which commences payments within one year from purchase and provides for a series of substantially equal periodic payments made at least annually.

Death Benefits

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 3, the beneficiary is generally subject to the same tax treatment as would apply to you. If the beneficiary takes the death benefit in a single sum, the beneficiary is treated as if the Certificate had been surrendered. The tax computation will reflect your investment in the Certificate.

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a single sum death benefit first becomes payable and before any benefit is actually paid. The taxable income that would otherwise occur on a deemed surrender of the Certificate, will be deferred, and payments will be taxed as described above under "Annuity Payments."

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax on the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that annuity income tax withholding will apply to payments from the Certificates made to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage- bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Assured Growth Plan Certificates as U.S.- source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is ex-cludable from U.S. taxation. Income from Assured Growth Plan Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

TRANSFERS AMONG GUARANTEE PERIODS

Transfers among the Guarantee Periods are not taxable.

                       PART 5: INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life for the years ended December 31, 1995 and 1994 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                  APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................   $144,048    $119,487

(2) Guaranteed Period Amount ...............    131,080     131,080

(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)

   February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)] .   $  4,501    $ (4,851)

(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........     45,499      54,851

(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229

(7) Maturity Value .........................    120,032     106,915

(8) Present Value of (7), also
    Annuity Account Value ..................     94,048      69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses of issuance and distribution of the certificates are as follows:


                                                                 Amount
                                                                 ------
            Securities and Exchange Commission Registration Fee  $60,606.06
            Printing Expenses                                    $200,000
            Accounting Fees and Expenses                         $100,000
            Legal Fees and Expenses                              $10,000
            Miscellaneous Expenses                               $35,000
                     Total Expenses                              $405,606.06



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

         7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

         (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

         (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

         (iii) the related expenses of any such person in any of said categories may be advanced by the Company

         (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation
Law (sections) 721 -726; Insurance Law (section) 1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

         Exhibits No.
         ------------

         (1)      (a)      Form of Distribution Agreement by and among
                           Equitable Distributors, Inc., Separate Account Nos.
                           45 and 49 of Equitable Life and Equitable Life
                           Assurance Society of the United States,
                           incorporated by reference to Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-
                           88456).

                  (b) Form of Sales Agreement among Equitable Distributors, Inc. as Distributor, a Broker-Dealer (to be named) and a General Agent (to be named), incorporated by reference to Exhibit 1(b) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (c) Form of The Hudson River Trust Sales Agreement by and among Equico Securities, Inc., The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and Separate Account No. 49 of The Equitable Life Assurance Society of the United States, incorporated by reference to
                           Exhibit 1(c) to the Registration Statement on Form S-3 (File No. 33-88456).

         (4)      (a)      Form of group annuity contract no. 1050-94IC,
                           incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No.
                           33-88456).

                  (b) Form of group annuity certificate nos. 94ICA and 94ICB, incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan
                           B), incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (d) Forms of application used with the IRA, NQ and Fixed Annuity Markets, incorporated by reference to
                           Exhibit 4(d) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (e) Form of endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (f) Forms of data pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456).

         Exhibits No.
         ------------

                  (g) Forms of data pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (h) Form of Separate Account Insulation Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to
                           Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover
                           IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to
                           Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (k) Forms of data pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (l) Forms of data pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (m) Forms of data pages for the Accumulator and Rollover IRA, incorporated by reference to Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (n) Forms of data pages for Accumulator and Rollover IRA, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456).

                  (o) Forms of data pages for the Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ).




                  (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ).


         (5)      (a)      Opinion and Consent of Jonathan E. Gaines, Esq.,
                           Vice President and Associate General Counsel of
                           Equitable, as to the legality of the securities being registered.

                  (b) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456).

         Exhibits No.
         ------------


         (10) Form of Participation Agreement among EQ Advisors Trust, Equitable, Equitable Distributors, Inc. and EQ Financial Consultants, Inc., incorporated by reference to the Registration Statement of EQ Advisors Trust on Form N-1A (File Nos. 333-17217 and 811-07953).


         (23)     Consent of Price Waterhouse LLP.


         (24) Powers of Attorney, previously filed with this Registration Statement No. 333-24009 on March 26, 1997.

ITEM 17. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 29, 1997.


                                    THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                                    UNITED STATES
                                                     (Registrant)

                                     By: /s/ Jerome S. Golden
                                        Jerome S. Golden
                                        President
                                     Income Management Group
                                     A Division of The Equitable Life Assurance
                                     Society of the United States

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:


James M. Benson                President and Director


William T. McCaffrey           Senior Executive Vice President, Chief Operating
                               Officer and Director

Joseph J. Melone               Chairman of the Board, Chief Executive Officer
                               and Director

PRINCIPAL FINANCIAL OFFICER:

Stanley B. Tulin               Senior Executive Vice President and Chief
                               Financial Officer

PRINCIPAL ACCOUNTING OFFICER:


/s/ Alvin H. Fenichel          Senior Vice President and Controller
---------------------------
Alvin H. Fenichel
April 29, 1997


DIRECTORS:

Claude Bebear            Jean-Rene Foutou           Winthrop Knowlton
James M. Benson          Norman C. Francis          Arthur L. Liman
Christopher Brocksom     Donald J. Greene           George T. Lowy
Francoise Colloc'h       John T. Hartley            William T. McCaffrey
Henri de Castries        John H.F. Haskell, Jr.     Joseph J. Melone
Joseph L. Dionne         W. Edwin Jarmain           Didier Pineau-Valencienne
William T. Esrey         G. Donald Johnston, Jr.    George J. Sella, Jr.
                                                    Dave H. Williams


By: /s/Jerome S. Golden
   --------------------------
       Jerome S. Golden
       Attorney-in-Fact
       April 29, 1997

                                 EXHIBIT INDEX


Exhibit No.                                                               Page
-----------                                                               ----
4(o) Forms of data pages for the Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income
         Manager (IRA and NQ) and MVA Annuity (IRA and NQ).

4(p)     Forms of Enrollment Form/Application for Income Manager
         Accumulator, Income Manager Rollover IRA, Equitable
         Accumulator, Income Manager (IRA and NQ) and MVA Annuity
         (IRA and NQ).

5(a)     Opinion and Consent of Jonathan E. Gaines, Esq., Vice
         President and Associate General Counsel of Equitable, as to the legality of the securities being registered.

(23)     Consent of Price Waterhouse LLP.